Exhibit 99.1

THIS IS NOT A SOLICITATION OF ACCEPTANCE OR REJECTION OF THE PLAN.  ACCEPTANCES OR REJECTIONS MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT. THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN APPROVED BY THE BANKRUPTCY COURT.

UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF NEW YORK

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:
In re:	:	Chapter 11 Case No.
:
LEHMAN BROTHERS HOLDINGS INC., et al.	:	08-13555 (JMP)
:
Debtors.	:	(Jointly Administered)
:
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DEBTORS’ DISCLOSURE STATEMENT FOR JOINT CHAPTER 11
PLAN OF LEHMAN BROTHERS HOLDINGS INC. AND ITS AFFILIATED
DEBTORS PURSUANT TO SECTION 1125 OF THE BANKRUPTCY CODE

WEIL, GOTSHAL & MANGES LLP
Attorneys for Debtors and
Debtors in Possession
767 Fifth Avenue
New York, New York 10153
(212) 310-8000

Dated: April 14, 2010
New York, New York

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v

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Exhibits
Exhibit 1	Chapter 11 Plan
Exhibit 2A	Balance Sheets of Each Debtor, as of September 14, 2008
Exhibit 2B	Balance Sheets of Each Debtor, as of the Applicable Commencement Date
Exhibit 2C	Balance Sheets of Each Debtor, as of June 30, 2009
Exhibit 2D	Balance Sheets of Each Debtor, as of December 31, 2009 (To Be Provided When Issued)
Exhibit 3	Balance Sheets of Aurora Bank and Woodlands, as of December 31, 2009
Exhibit 4	Recovery Analysis for Each Debtor
Exhibit 5	Liquidation Analysis for Each Debtor
Exhibit 6	Debtors’ Estimates of Claims and Claims Data
Exhibit 7	Five-Year Cash Flow Estimates
Exhibit 8	Corporate Structure Charts of LBHI and its Subsidiaries
Exhibit 9	Significant Intercompany Balances
Exhibit 10	Third-Party Guarantee Class Maximum (Schedule 6 to the Plan)
Exhibit 11	Affiliate Third Derivative Liabilities
Exhibit 12	Foreign Administrators (Schedule 2 to the Plan)
Exhibit 13	Foreign Proceedings (Schedule 3 to the Plan)
Exhibit 14	Primary Obligors (Schedule 4 to the Plan)
Exhibit 15	Schedule 5 Affiliates (Schedule 5 to the Plan)

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I.              INTRODUCTION

Lehman Brothers Holdings Inc. (“LBHI”) and certain of its direct and indirect subsidiaries, as debtors (collectively, the “Debtors”), submit this Disclosure Statement pursuant to section 1125 of title 11 of the United States Code (the “Bankruptcy Code”) to holders of Claims against and Equity Interests in the Debtors for (i) the solicitation of acceptances of each of the Debtors’ plans under Chapter 11 of the Bankruptcy Code, dated April 14, 2010, as the same may be amended (the “Plan”), filed by the Debtors with the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) and (ii) the hearing to consider confirmation of the Plan (“Confirmation Hearing”) scheduled for [            ].  Unless otherwise defined herein, all capitalized terms contained herein have the meanings ascribed to them on Schedule A attached hereto.

The key Exhibits attached to this Disclosure Statement include:

•      The Chapter 11 Plan (Exhibit 1)

•      The Balance Sheets of each Debtor (i) as of September 14, 2008; (ii) as of the applicable Commencement Date for Each Debtor; (iii) as of June 30, 2009; and (iv) as of December 31, 2009, to be provided when issued (Exhibits 2A, 2B, 2C and 2D)

•      The Recovery Analysis for Each Debtor (Exhibit 4)

•      The Liquidation Analysis for Each Debtor (Exhibit 5)

•      Debtors’ Estimates of Claims and Claims Data (Exhibit 6)

•      Five-Year Cash Flow Estimates (Exhibit 7)

A Ballot for the acceptance or rejection of the Plan is enclosed with the Disclosure Statement mailed to the holders of Claims that the Debtors believe may be entitled to vote to accept or reject the Plan.

On     , 2010, after notice and a hearing, the Bankruptcy Court approved this Disclosure Statement as containing adequate information of a kind and in sufficient detail to enable a hypothetical investor of the relevant classes to make an informed judgment whether to accept or reject the Plan (the “Disclosure Statement Order”).  APPROVAL OF THIS DISCLOSURE STATEMENT DOES NOT, HOWEVER, CONSTITUTE A DETERMINATION BY THE BANKRUPTCY COURT AS TO THE FAIRNESS OR MERITS OF THE PLAN.

The Disclosure Statement Order sets forth in detail, among other things, the deadlines, procedures and instructions for voting to accept or reject the Plan and for filing objections to confirmation of the Plan, the record date for voting purposes and the applicable standards for tabulating Ballots.  In addition, detailed voting instructions accompany each Ballot.  Each holder of a Claim entitled to vote on the Plan should read the Disclosure Statement, the Plan, the Disclosure Statement Order and the instructions accompanying the Ballots in their entirety before voting on the Plan.  These documents contain important information concerning the classification of Claims and Equity Interests for voting purposes and how the votes will be tabulated.  No solicitation of votes to accept or reject the Plan may be made except pursuant to section 1125 of the Bankruptcy Code.

II.            OVERVIEW OF THE PLAN

For a more detailed description of the Plan, refer to section X—“Summary of the Chapter 11 Plan.”  In addition, the Plan is attached hereto as Exhibit 1.

A.            Summary of the Plan

Prior to the commencement of the Chapter 11 Case by LBHI on September 15, 2008, Lehman constituted the fourth largest investment banking firm in the United States, which operated as a single globally integrated economic unit with its center of main interest at its New York City headquarters.  The Plan proposes an economic resolution of the Claims of creditors of all of the Debtors and incorporates resolutions of various inter-Debtor, Debtor-creditor and inter-creditor disputes designed to achieve a global and efficient resolution of the Claims and interests asserted in the Chapter 11 Cases.  The proposed Plan will expedite the administration of the Debtors’ Chapter 11 Cases, accelerate recoveries to creditors and avoid the potential enormous costs and extended time that would otherwise be incurred in connection with litigation of multifaceted and complex issues associated with these extraordinary cases.

The Plan separately applies to each of the Debtors and constitutes 23 distinct chapter 11 plans.  The Plan recognizes the corporate integrity of each Debtor and, therefore, Allowed Claims against a particular Debtor will be satisfied from the assets of that Debtor.

In developing the Plan, the Debtors considered whether substantive consolidation was appropriate for the resolution of the Debtors’ Chapter 11 Cases at this time.  Substantive consolidation of debtors’ estates is a judicially created equitable remedy pursuant to which the assets and liabilities of two or more entities are pooled, and the pooled assets are aggregated and used to satisfy the Claims of creditors of all the consolidated debtors as if only one debtor existed.  Substantive consolidation eliminates intercompany Claims, guarantee Claims against any consolidated entity that guaranteed the obligations of another consolidated entity, and any issues concerning the ownership of assets among the consolidated entities.  The Debtors’ management considered the manner in which the Debtors operated and interacted with each other and their Affiliates prior to the Commencement Date, the financial book-keeping for each Debtor and creditor reliance on the credit of a particular Debtor as opposed to Lehman as a single entity, among other relevant factors.  Substantive consolidation is dependent upon mixed questions of fact and law.  There are facts relating to the manner in which the Debtors operated their businesses that strongly support a finding that certain of the Debtors are susceptible to being substantively consolidated.  The Debtors’ management is also cognizant that (i) certain significant Affiliates are currently in insolvency proceedings in foreign jurisdictions, (ii) other significant Affiliates are regulated entities, and (iii) there exist potential difficulties in implementing a plan that substantively consolidated the Debtors with all or some of their Affiliates.  As a result, the

Debtors have elected, at this time, to propose the Plan which will treat claimants/creditors in an economic and fair manner.  Acceptance of the Plan will allow the avoidance of substantial, expensive and time consuming proceedings that may result from the pursuit of substantive consolidation.  However, if it appears that the Plan may not be accepted, the Debtors may elect to amend the Plan to provide for the substantive consolidation of all or certain of the Debtors and their Affiliates.  The Debtors’ management believes that any plan to substantively consolidate all or certain of the Debtors’ Chapter 11 Cases would be vigorously contested and would result in expensive and lengthy litigation that would delay any distributions to creditors for years.

The Plan strikes a balance between competing interests by recognizing the corporate integrity of each Debtor while including certain resolutions to alleviate the potential negative implications that may result from the indiscriminate enforcement of asserted Guarantee Claims.  The proposed Plan will expedite the administration of the Debtors’ Chapter 11 Cases and accelerate and expedite recoveries to creditors and avoid the potential enormous costs that would otherwise be incurred in connection with litigation of the numerous complex issues raised by these Chapter 11 Cases.

B.            Classification, Treatment and Estimated Recovery for Each Class Under the Plan

The Claims asserted against each Debtor and Equity Interests in each Debtor are separated into Classes.  Generally, the classification structure of the Plan applicable to each of the Debtors is identical other than for LBHI, which includes additional Classes for senior and subordinated unsecured debt and Guarantee Claims filed by third-parties as well as Affiliates.  As it relates to LBHI (as set forth in detail below and in Section X.C.2.a— “Treatment of Classified Claims Against and Equity Interests in LBHI” of this Disclosure Statement), after payment in full in cash of administrative and priority creditors and the satisfaction in full of secured creditors in the manner provided in the Plan, the Plan proposes to distribute Cash to holders of Senior Unsecured Claims, General Unsecured Claims, Intercompany Claims and Guarantee Claims filed by Third-Parties and Affiliates in the amount of their Pro Rata Share, provided that the aggregate Allowed amount of Third-Party and Affiliate Guarantee Claims against LBHI for distribution purposes does not exceed $115,324 million.

To implement a cap on Guarantee Claims, the Plan distinguishes between Guarantee Claims filed directly by third-party creditors and Guarantee Claims filed by Affiliates.  Third-Party Guarantee Claims are separately classified on the basis of the identity of the Primary Obligor of the underlying Guarantee Claim.  The Plan incorporates a formula in the definition of “Permitted Third-Party Guarantee Claim” which is used to calculate a claimant’s Pro Rata Share of the maximum aggregate class Allowed amount.  The Permitted Third-Party Guarantee Claim will be calculated after the Allowed amount of such holder’s Guarantee Claim has been determined under the ordinary Claims reconciliation process.

Holders of Affiliate Guarantee Claims will have an aggregate Allowed Claim in the amount of $21,186 million.  The individual allocation for each Affiliate that has asserted a Guarantee Claim on any basis is not set forth in the Plan.  Rather, holders of Affiliate Guarantee Claims, by voting in favor of the Plan, will be voting in favor of the Plan’s proposed aggregate Allowed Claim, and the process for allocating the Allowed Claim at a later date, as set forth below.  The Debtors intend to allocate the $21,186 million to holders of Affiliate Guarantee Claims on a pro rata basis based on the amount of each Affiliate’s Allowed Affiliate Guarantee Claim after evaluating the enforceability of the Claims.

An allocation will be proposed by the Plan Administrator within six months after the Effective Date.  The allocation will be subject to a vote of holders of Allowed Affiliate Guarantee Claims and will be binding on all such holders if the proposed allocation is accepted by holders of at least two-thirds in amount of Allowed Affiliate Guarantee Claims and more than one-half in number of holders of such Affiliate Guarantee Claims.  The Debtors will solicit votes to accept or reject the allocation by distributing ballots to the Affiliates.  Each Affiliate entitled to vote will be permitted to vote to accept or reject the allocation based on its Allowed Affiliate Guarantee Claim amount.  If such proposed allocation is not accepted in accordance with the foregoing, the allocation of the total $21,186 million shall be determined by the Bankruptcy Court.

As to each of the Subsidiary Debtors, the Plan adopts a common classification scheme.  The Plan proposes, after payment in full, in Cash of administrative and priority creditors and the satisfaction of secured creditors in full in the manner provided in the Plan, to distribute Cash to holders of General Unsecured Claims and Intercompany Claims in the amount of their Pro Rata Share.

Solely for illustrative purposes, the Debtors have analyzed estimated recoveries under the Plan based on a range of discount rates. This range was applied to the Debtors’ cash flow estimates for the recovery of distributable assets under the Plan.

Based on this analysis, estimated Plan recoveries for General Unsecured Claims against the following Debtors (whose estimated distributable assets on an undiscounted basis under the Plan collectively amount to approximately 75% of the total estimated undiscounted directly held assets1 of all Debtors and Debtor-Controlled Entities under the Plan), are as follows.2

Illustrative Plan Recoveries Under Different Discount Rates for Selected Debtors

	Discount Rate
	Undiscounted	6%	12%	18%
LBHI
General Unsecured Claims (Class 4)	14.7%	12.9%	11.5%	10.4%

LCPI
General Unsecured Claims (Class 3)	44.2%	37.5%	32.4%	28.6%

LBCS
General Unsecured Claims (Class 3)	26.8%	26.4%	26.1%	25.8%

LBSF
General Unsecured Claims (Class 3)	24.1%	23.3%	22.5%	21.9%

The Debtors have also estimated recoveries under both the Plan and a hypothetical liquidation at various discount rates. Based on this analysis, which incorporates the multitude of projections and assumptions used to project the total distributable assets available and the total Allowed Claims under the Plan and in a hypothetical liquidation, the Debtors estimate that at discount rates up to 25% the Plan is preferable for all Creditor classes in comparison to a hypothetical liquidation.

The following schedules detail recoveries to each class of creditors for each Debtor on an undiscounted cash flow basis.

(1) Includes all assets (Cash, Restricted Cash, real estate, loans, investments and derivatives) and excludes recoveries on Intercompany Claims, equity in affiliates and recoveries on Guarantee Claims from Lehman Brothers Holdings Inc.

(2) Recovery percentages shown represent the Debtors’ estimates of recoveries under the Plan divided by the Debtors’ estimate of Allowed Claims in each Class.

SUMMARY OF CLASSIFICATION, TREATMENT AND ESTIMATED RECOVERY OF CLAIMS AND EQUITY INTERESTS UNDER THE PLAN

Lehman Brothers Holdings Inc. (“LBHI”)

Class	Type of Claim or Equity Interest	Treatment of Allowed Claims Under the Plan	Estimated Recovery[3]	Impairment; Entitlement to Vote

1	Priority Non-Tax Claims against LBHI	Payment in full, in Cash. Claims in Class 1 shall not receive post petition interest.	100%	Impaired, Entitled to Vote

2	Secured Claims against LBHI

At the option of LBHI: (i) payment in Cash in an amount equal to the Allowed amount of such Secured Claim on the later of the Effective Date and the date such Secured Claim becomes an Allowed Secured Claim; (ii) the sale or disposition proceeds of the Collateral securing such Allowed Secured Claim to the extent of the value of the Collateral securing such Allowed Secured Claim; (iii) surrender to the holder of such Allowed Secured Claim of the Collateral securing such Allowed Secured Claim; or (iv) such treatment that leaves unaltered the legal, equitable, and contractual rights to which the holder of the Allowed Secured Claim is entitled.

			100%	Impaired, Entitled to Vote

3	Senior Unsecured Claims against LBHI	Payment in Cash in the amount of (i) its Pro Rata Share of Available Cash from LBHI, and (ii) its Pro Rata Senior Unsecured Claim Share of Reallocated Distributions.	17.4%	Impaired, Entitled to Vote

4	General Unsecured Claims against LBHI	Payment in Cash of its Pro Rata Share of Available Cash from LBHI.	14.7%	Impaired, Entitled to Vote

5	Subordinated Unsecured Claims against LBHI	No Distribution (because such Distributions are automatically reallocated to Senior Unsecured Claims in accordance with the underlying agreements).	0%	Impaired, Not Entitled to Vote, Deemed to Reject

6	Intercompany Claims against LBHI	Payment in Cash of its Pro Rata Share of Available Cash from LBHI.	14.7%	Impaired, Entitled to Vote

7A	Third-Party Guarantee Claims for which LBSF is the Primary Obligor on the corresponding Primary Claims	Each holder of a Claim in Class 7A will participate in recoveries under the Plan on the basis of its Permitted Third-Party Guarantee Claim. Each Permitted Third-Party Guarantee Claim will receive a Pro Rata Share of Available Cash.	14.7%	Impaired, Entitled to Vote

7B	Third-Party Guarantee Claims for which LBCS is the Primary Obligor on the corresponding Primary Claims	Each holder of a Claim in Class 7B will participate in recoveries under the Plan on the basis of its Permitted Third-Party Guarantee Claim. Each Permitted Third-Party Guarantee Claim will receive a Pro Rata Share of Available Cash.	14.7%	Impaired, Entitled to Vote

(3) With respect to all Debtors: (i) where the recovery percentage is shown as “N/A,” the amount of estimated Claims in such Class is $0 and (ii) where 0% is shown, the Allowed Claims for such Class is less than $500,000.

Class	Type of Claim or Equity Interest	Treatment of Allowed Claims Under the Plan	Estimated Recovery3	Impairment; Entitlement to Vote

7C	Third-Party Guarantee Claims for which LBCC is the Primary Obligor on the corresponding Primary Claims	Each holder of a Claim in Class 7C will participate in recoveries under the Plan on the basis of its Permitted Third-Party Guarantee Claim. Each Permitted Third-Party Guarantee Claim will receive a Pro Rata Share of Available Cash.	14.7%	Impaired, Entitled to Vote

7D	Third-Party Guarantee Claims for which LOTC is the Primary Obligor on the corresponding Primary Claims	Each holder of a Claim in Class 7D will participate in recoveries under the Plan on the basis of its Permitted Third-Party Guarantee Claim. Each Permitted Third-Party Guarantee Claim will receive a Pro Rata Share of Available Cash.	14.7%	Impaired, Entitled to Vote

7E	Third-Party Guarantee Claims for which LBDP is the Primary Obligor on the corresponding Primary Claims

Each holder of a Claim in Class 7E will participate in recoveries under the Plan on the basis of its Permitted Third-Party Guarantee Claim. Each Permitted Third-Party Guarantee Claim will receive a Pro Rata Share of Available Cash.

The Debtors estimate that the Clams in this Class will recover 100% of their Allowed Claim amounts from LBDP

			N/A	Impaired, Entitled to Vote

7F	Third-Party Guarantee Claims for which LCPI is the Primary Obligor on the corresponding Primary Claims	Each holder of a Claim in Class 7F will participate in recoveries under the Plan on the basis of its Permitted Third-Party Guarantee Claim. Each Permitted Third-Party Guarantee Claim will receive a Pro Rata Share of Available Cash.	14.7%	Impaired, Entitled to Vote

7G	Third-Party Guarantee Claims for which LBIE is the Primary Obligor on the corresponding Primary Claims	Each holder of a Claim in Class 7G will participate in recoveries under the Plan on the basis of its Permitted Third-Party Guarantee Claim. Each Permitted Third-Party Guarantee Claim will receive a Pro Rata Share of Available Cash.	14.7%	Impaired, Entitled to Vote

7H	Third-Party Guarantee Claims for which LBL is the Primary Obligor on the corresponding Primary Claims	Each holder of a Claim in Class 7H will participate in recoveries under the Plan on the basis of its Permitted Third-Party Guarantee Claim. Each Permitted Third-Party Guarantee Claim will receive a Pro Rata Share of Available Cash.	14.7%	Impaired, Entitled to Vote

7I	Third-Party Guarantee Claims for which LBT is the Primary Obligor on the corresponding Primary Claims	Each holder of a Claim in Class 7I will participate in recoveries under the Plan on the basis of its Permitted Third-Party Guarantee Claim. Each Permitted Third-Party Guarantee Claim will receive a Pro Rata Share of Available Cash.	14.7%	Impaired, Entitled to Vote

7J	Third-Party Guarantee Claims for which Bankhaus is the Primary Obligor on the corresponding Primary Claims	Each holder of a Claim in Class 7J will participate in recoveries under the Plan on the basis of its Permitted Third-Party Guarantee Claim. Each Permitted Third-Party Guarantee Claim will receive a Pro Rata Share of Available Cash.	14.7%	Impaired, Entitled to Vote

Class	Type of Claim or Equity Interest	Treatment of Allowed Claims Under the Plan	Estimated Recovery3	Impairment; Entitlement to Vote

7K	Third-Party Guarantee Claims for which LB Finance is the Primary Obligor on the corresponding Primary Claims	Each holder of a Claim in Class 7K will participate in recoveries under the Plan on the basis of its Permitted Third-Party Guarantee Claim. Each Permitted Third-Party Guarantee Claim will receive a Pro Rata Share of Available Cash.	14.7%	Impaired, Entitled to Vote

7L	Third-Party Guarantee Claims for which LB Securities is the Primary Obligor on the corresponding Primary Claims	Each holder of a Claim in Class 7L will participate in recoveries under the Plan on the basis of its Permitted Third-Party Guarantee Claim. Each Permitted Third-Party Guarantee Claim will receive a Pro Rata Share of Available Cash.	14.7%	Impaired, Entitled to Vote

7M	Third-Party Guarantee Claims for which LBJ is the Primary Obligor on the corresponding Primary Claims	Each holder of a Claim in Class 7M will participate in recoveries under the Plan on the basis of its Permitted Third-Party Guarantee Claim. Each Permitted Third-Party Guarantee Claim will receive a Pro Rata Share of Available Cash.	14.7%	Impaired, Entitled to Vote

7N	Third-Party Guarantee Claims for which LBHJ is the Primary Obligor on the corresponding Primary Claims	Each holder of a Claim in Class 7N will participate in recoveries under the Plan on the basis of its Permitted Third-Party Guarantee Claim. Each Permitted Third-Party Guarantee Claim will receive a Pro Rata Share of Available Cash.	14.7%	Impaired, Entitled to Vote

7O	Third-Party Guarantee Claims for which Sunrise is the Primary Obligor on the corresponding Primary Claims	Each holder of a Claim in Class 7O will participate in recoveries under the Plan on the basis of its Permitted Third-Party Guarantee Claim. Each Permitted Third-Party Guarantee Claim will receive a Pro Rata Share of Available Cash.	14.7%	Impaired, Entitled to Vote

7P	Third-Party Guarantee Claims for which LBCCA is the Primary Obligor on the corresponding Primary Claims	Each holder of a Claim in Class 7P will participate in recoveries under the Plan on the basis of its Permitted Third-Party Guarantee Claim. Each Permitted Third-Party Guarantee Claim will receive a Pro Rata Share of Available Cash.	14.7%	Impaired, Entitled to Vote

7Q	Third-Party Guarantee Claims for which LBI is the Primary Obligor on the corresponding Primary Claims	Each holder of a Claim in Class 7Q will participate in recoveries under the Plan on the basis of its Permitted Third-Party Guarantee Claim. Each Permitted Third-Party Guarantee Claim will receive a Pro Rata Share of Available Cash.	14.7%	Impaired, Entitled to Vote

7R	Third-Party Guarantee Claims for which a Schedule 5 Affiliate is the Primary Obligor on the corresponding Primary Claims	Each holder of a Claim in Class 7R will participate in recoveries under the Plan on the basis of its Permitted Third-Party Guarantee Claim. Each Permitted Third-Party Guarantee Claim will receive a Pro Rata Share of Available Cash.	14.7%	Impaired, Entitled to Vote

Class	Type of Claim or Equity Interest	Treatment of Allowed Claims Under the Plan	Estimated Recovery3	Impairment; Entitlement to Vote

8	Affiliate Guarantee Claims against LBHI

Allowed Affiliate Guarantee Claims shall be Allowed in the aggregate amount of $21,186 million. Within a period of six months after the Effective Date, the Plan Administrator shall review and consult with holders of Affiliate Guarantee Claims as necessary and propose an allocation of $21,186 million to each holder of an Affiliate Guarantee Claim. If the proposed allocation is accepted by holders of at least two-thirds in amount of Allowed Affiliate Guarantee Claims and more than one-half in number of holders of such Allowed Claims within 30 days of the solicitation of such vote, such allocation shall be binding on all holders of Allowed Affiliate Guarantee Claims. If such proposal is not accepted, the allocation of the total $21,186 million among the holders of Allowed Affiliate Guarantee Claim shall be determined by the Bankruptcy Court. Each holder of an Allowed Affiliate Guarantee Claim against LBHI shall receive its Pro Rata Share of Available Cash.

			14.7%	Impaired, Entitled to Vote

9	Equity Interests in LBHI

No Distributions (unless all other creditors have been paid in full). All Equity Interests will be cancelled and one new share of LBHI common stock will be issued to the Plan Administrator which will hold such share for the benefit of the holders of the former Equity Interests consistent with their former economic entitlement.

			N/A	Impaired, Not Entitled to Vote, Deemed to Reject

Lehman Commercial Paper Inc. (“LCPI”)

Class	Type of Claim or Equity Interest	Treatment of Allowed Claims Under the Plan	Estimated Recovery	Impairment; Entitlement to Vote

1	Priority Non-Tax Claims against LCPI	Payment in full, in Cash Claims in Class 1 shall not receive post petition interest.	100%	Impaired, Entitled to Vote

2	Secured Claims against LCPI

At the option of LCPI: (i) payment in Cash in an amount equal to the Allowed amount of such Secured Claim on the later of the Effective Date and the date such Secured Claim becomes an Allowed Secured Claim; (ii) the sale or disposition proceeds of the Collateral securing such Allowed Secured Claim to the extent of the value of the Collateral securing such Allowed Secured Claim; (iii) surrender to the holder of such Allowed Secured Claim of the Collateral securing such Allowed Secured Claim; or (iv) such treatment that leaves unaltered the legal, equitable, and contractual rights to which the holder of the Allowed Secured Claim is entitled.

			100%	Impaired, Entitled to Vote

3	General Unsecured Claims against LCPI	Payment in Cash of its Pro Rata Share of Available Cash from LCPI.	44.2%	Impaired, Entitled to Vote

Class	Type of Claim or Equity Interest	Treatment of Allowed Claims Under the Plan	Estimated Recovery	Impairment; Entitlement to Vote

4	Intercompany Claims against LCPI	Payment in Cash of its Pro Rata Share of Available Cash from LCPI.	44.2%	Impaired, Entitled to Vote

5	Equity Interests in LCPI	No Distributions (unless all other holders of Allowed Claims against LCPI have been paid in full). Equity Interest shall remain in place until LCPI is dissolved.	N/A	Impaired, Not Entitled to Vote, Deemed to Reject

Lehman Brothers Commodity Services Inc. (“LBCS”)

Class	Type of Claim or Equity Interest	Treatment of Allowed Claims Under the Plan	Estimated Recovery	Impairment; Entitlement to Vote

1	Priority Non-Tax Claims against LBCS	Payment in full, in Cash Claims in Class 1 shall not receive post petition interest.	100%	Impaired, Entitled to Vote

2	Secured Claims against LBCS

At the option of LBCS: (i) payment in Cash in an amount equal to the Allowed amount of such Secured Claim on the later of the Effective Date and the date such Secured Claim becomes an Allowed Secured Claim; (ii) the sale or disposition proceeds of the Collateral securing such Allowed Secured Claim to the extent of the value of the Collateral securing such Allowed Secured Claim; (iii) surrender to the holder of such Allowed Secured Claim of the Collateral securing such Allowed Secured Claim; or (iv) such treatment that leaves unaltered the legal, equitable, and contractual rights to which the holder of the Allowed Secured Claim is entitled.

			100%	Impaired, Entitled to Vote

3	General Unsecured Claims against LBCS	Payment in Cash of its Pro Rata Share of Available Cash from LBCS.	26.8%	Impaired, Entitled to Vote

4	Intercompany Claims against LBCS	Payment in Cash of its Pro Rata Share of Available Cash from LBCS.	26.8%	Impaired, Entitled to Vote

5	Equity Interests in LBCS	No Distributions (unless all other holders of Allowed Claims against LBCS have been paid in full). Equity Interest shall remain in place until LBCS is dissolved.	N/A	Impaired, Not Entitled to Vote, Deemed to Reject

Lehman Brothers Special Financing Inc. (“LBSF”)

Class	Type of Claim or Equity Interest	Treatment of Allowed Claims Under the Plan	Estimated Recovery	Impairment; Entitlement to Vote

1	Priority Non-Tax Claims against LBSF	Payment in full, in Cash Claims in Class 1 shall not receive post petition interest.	100%	Impaired, Entitled to Vote

Class	Type of Claim or Equity Interest	Treatment of Allowed Claims Under the Plan	Estimated Recovery	Impairment; Entitlement to Vote

2	Secured Claims against LBSF

At the option of LBSF: (i) payment in Cash in an amount equal to the Allowed amount of such Secured Claim on the later of the Effective Date and the date such Secured Claim becomes an Allowed Secured Claim; (ii) the sale or disposition proceeds of the Collateral securing such Allowed Secured Claim to the extent of the value of the Collateral securing such Allowed Secured Claim; (iii) surrender to the holder of such Allowed Secured Claim of the Collateral securing such Allowed Secured Claim; or (iv) such treatment that leaves unaltered the legal, equitable, and contractual rights to which the holder of the Allowed Secured Claim is entitled.

			100%	Impaired, Entitled to Vote

3	General Unsecured Claims against LBSF	Payment in Cash of its Pro Rata Share of Available Cash from LBSF.	24.1%	Impaired, Entitled to Vote

4	Intercompany Claims against LBSF	Payment in Cash of its Pro Rata Share of Available Cash from LBSF.	24.1%	Impaired, Entitled to Vote

5	Equity Interests in LBSF	No Distributions (unless all other holders of Allowed Claims against LBSF have been paid in full). Equity Interest shall remain in place until LBSF is dissolved.	N/A	Impaired, Not Entitled to Vote, Deemed to Reject

Lehman Brothers OTC Derivatives Inc. (“LOTC”)

Class	Type of Claim or Equity Interest	Treatment of Allowed Claims Under the Plan	Estimated Recovery	Impairment; Entitlement to Vote

1	Priority Non-Tax Claims against LOTC	Payment in full, in Cash Claims in Class 1 shall not receive post petition interest.	100%	Impaired, Entitled to Vote

2	Secured Claims against LOTC

At the option of LOTC: (i) payment in Cash in an amount equal to the Allowed amount of such Secured Claim on the later of the Effective Date and the date such Secured Claim becomes an Allowed Secured Claim; (ii) the sale or disposition proceeds of the Collateral securing such Allowed Secured Claim to the extent of the value of the Collateral securing such Allowed Secured Claim; (iii) surrender to the holder of such Allowed Secured Claim of the Collateral securing such Allowed Secured Claim; or (iv) such treatment that leaves unaltered the legal, equitable, and contractual rights to which the holder of the Allowed Secured Claim is entitled.

			100%	Impaired, Entitled to Vote

3	General Unsecured Claims against LOTC	Payment in Cash of its Pro Rata Share of Available Cash from LOTC.	18.3%	Impaired, Entitled to Vote

4	Intercompany Claims against LOTC	Payment in Cash of its Pro Rata Share of Available Cash from LOTC.	18.3%	Impaired, Entitled to Vote

5	Equity Interests in LOTC	No Distributions (unless all other holders of Allowed Claims against LOTC have been paid in full). Equity Interest shall remain in place until LOTC is dissolved.	N/A	Impaired, Not Entitled to Vote, Deemed to Reject

Lehman Brothers Commercial Corporation (“LBCC”)

Class	Type of Claim or Equity Interest	Treatment of Allowed Claims Under the Plan	Estimated Recovery	Impairment; Entitlement to Vote

1	Priority Non-Tax Claims against LBCC	Payment in full, in Cash Claims in Class 1 shall not receive post petition interest.	100%	Impaired, Entitled to Vote

2	Secured Claims against LBCC

At the option of LBCC: (i) payment in Cash in an amount equal to the Allowed amount of such Secured Claim on the later of the Effective Date and the date such Secured Claim becomes an Allowed Secured Claim; (ii) the sale or disposition proceeds of the Collateral securing such Allowed Secured Claim to the extent of the value of the Collateral securing such Allowed Secured Claim; (iii) surrender to the holder of such Allowed Secured Claim of the Collateral securing such Allowed Secured Claim; or (iv) such treatment that leaves unaltered the legal, equitable, and contractual rights to which the holder of the Allowed Secured Claim is entitled.

			100%	Impaired, Entitled to Vote

3	General Unsecured Claims against LBCC	Payment in Cash of its Pro Rata Share of Available Cash from LBCC.	30.8%	Impaired, Entitled to Vote

4	Intercompany Claims against LBCC	Payment in Cash of its Pro Rata Share of Available Cash from LBCC.	30.8%	Impaired, Entitled to Vote

5	Equity Interests in LBCC	No Distributions (unless all other holders of Allowed Claims against LBCC have been paid in full). Equity Interest shall remain in place until LBCC is dissolved.	N/A	Impaired, Not Entitled to Vote, Deemed to Reject

Lehman Brothers Derivatives Products Inc. (“LBDP”)

Class	Type of Claim or Equity Interest	Treatment of Allowed Claims Under the Plan	Estimated Recovery	Impairment; Entitlement to Vote

1	Priority Non-Tax Claims against LBDP	Payment in full, in Cash Claims in Class 1 shall not receive post petition interest.	100%	Impaired, Entitled to Vote

2	Secured Claims against LBDP

At the option of LBDP: (i) payment in Cash in an amount equal to the Allowed amount of such Secured Claim on the later of the Effective Date and the date such Secured Claim becomes an Allowed Secured Claim; (ii) the sale or disposition proceeds of the Collateral securing such Allowed Secured Claim to the extent of the value of the Collateral securing such Allowed Secured Claim; (iii) surrender to the holder of such Allowed Secured Claim of the Collateral securing such Allowed Secured Claim; or (iv) such treatment that leaves unaltered the legal, equitable, and contractual rights to which the holder of the Allowed Secured Claim is entitled.

			100%	Impaired, Entitled to Vote

3	General Unsecured Claims against LBDP	Payment in Cash of its Pro Rata Share of Available Cash from LBDP.	100%	Impaired, Entitled to Vote

Class	Type of Claim or Equity Interest	Treatment of Allowed Claims Under the Plan	Estimated Recovery	Impairment; Entitlement to Vote

4	Intercompany Claims against LBDP	Payment in Cash of its Pro Rata Share of Available Cash from LBDP.	100%	Impaired, Entitled to Vote

5	Equity Interests in LBDP	No Distributions (unless all other holders of Allowed Claims against LBDP have been paid in full). Equity Interest shall remain in place until LBDP is dissolved.	N/A	Impaired, Not Entitled to Vote, Deemed to Reject

Lehman Brothers Financial Products Inc. (“LBFP”)

Class	Type of Claim or Equity Interest	Treatment of Allowed Claims Under the Plan	Estimated Recovery	Impairment; Entitlement to Vote

1	Priority Non-Tax Claims against LBFP	Payment in full, in Cash Claims in Class 1 shall not receive post petition interest.	100%	Impaired, Entitled to Vote

2	Secured Claims against LBFP

At the option of LBFP: (i) payment in Cash in an amount equal to the Allowed amount of such Secured Claim on the later of the Effective Date and the date such Secured Claim becomes an Allowed Secured Claim; (ii) the sale or disposition proceeds of the Collateral securing such Allowed Secured Claim to the extent of the value of the Collateral securing such Allowed Secured Claim; (iii) surrender to the holder of such Allowed Secured Claim of the Collateral securing such Allowed Secured Claim; or (iv) such treatment that leaves unaltered the legal, equitable, and contractual rights to which the holder of the Allowed Secured Claim is entitled.

			100%	Impaired, Entitled to Vote

3	General Unsecured Claims against LBFP	Payment in Cash of its Pro Rata Share of Available Cash from LBFP.	100%	Impaired, Entitled to Vote

4	Intercompany Claims against LBFP	Payment in Cash of its Pro Rata Share of Available Cash from LBFP.	100%	Impaired, Entitled to Vote

5	Equity Interests in LBFP	No Distributions (unless all other holders of Allowed Claims against LBFP have been paid in full). Equity Interest shall remain in place until LBFP is dissolved.	N/A	Impaired, Not Entitled to Vote, Deemed to Reject

LB 745 LLC (“LB 745”)

Class	Type of Claim or Equity Interest	Treatment of Allowed Claims Under the Plan	Estimated Recovery	Impairment; Entitlement to Vote

1	Priority Non-Tax Claims against LB 745	Payment in full, in Cash Claims in Class 1 shall not receive post petition interest.	100%	Impaired, Entitled to Vote

Class	Type of Claim or Equity Interest	Treatment of Allowed Claims Under the Plan	Estimated Recovery	Impairment; Entitlement to Vote

2	Secured Claims against LB 745

At the option of LB 745: (i) payment in Cash in an amount equal to the Allowed amount of such Secured Claim on the later of the Effective Date and the date such Secured Claim becomes an Allowed Secured Claim; (ii) the sale or disposition proceeds of the Collateral securing such Allowed Secured Claim to the extent of the value of the Collateral securing such Allowed Secured Claim; (iii) surrender to the holder of such Allowed Secured Claim of the Collateral securing such Allowed Secured Claim; or (iv) such treatment that leaves unaltered the legal, equitable, and contractual rights to which the holder of the Allowed Secured Claim is entitled.

			100%	Impaired, Entitled to Vote

3	General Unsecured Claims against LB 745	Payment in Cash of its Pro Rata Share of Available Cash from LB 745	100%	Impaired, Entitled to Vote

4	Intercompany Claims against LB 745	Payment in Cash of its Pro Rata Share of Available Cash from LB 745.	N/A	Impaired, Entitled to Vote

5	Equity Interests in LB 745	No Distributions (unless all other holders of Allowed Claims against LB 745 have been paid in full). Equity Interest shall remain in place until LB 745 is dissolved.	N/A	Impaired, Not Entitled to Vote, Deemed to Reject

PAMI Statler Arms LLC (“PAMI”)

Class	Type of Claim or Equity Interest	Treatment of Allowed Claims Under the Plan	Estimated Recovery	Impairment; Entitlement to Vote

1	Priority Non-Tax Claims against PAMI	Payment in full, in Cash Claims in Class 1 shall not receive post petition interest.	100%	Impaired, Entitled to Vote

2	Secured Claims against PAMI

At the option of PAMI: (i) payment in Cash in an amount equal to the Allowed amount of such Secured Claim on the later of the Effective Date and the date such Secured Claim becomes an Allowed Secured Claim; (ii) the sale or disposition proceeds of the Collateral securing such Allowed Secured Claim to the extent of the value of the Collateral securing such Allowed Secured Claim; (iii) surrender to the holder of such Allowed Secured Claim of the Collateral securing such Allowed Secured Claim; or (iv) such treatment that leaves unaltered the legal, equitable, and contractual rights to which the holder of the Allowed Secured Claim is entitled.

			100%	Impaired, Entitled to Vote

3	General Unsecured Claims against PAMI	Payment in Cash of its Pro Rata Share of Available Cash from PAMI.	N/A	Impaired, Entitled to Vote

4	Intercompany Claims against PAMI	Payment in Cash of its Pro Rata Share of Available Cash from PAMI.	N/A	Impaired, Entitled to Vote

5	Equity Interests in PAMI	No Distributions (unless all other holders of Allowed Claims against PAMI have been paid in full). Equity Interest shall remain in place until PAMI is dissolved.	N/A	Impaired, Not Entitled to Vote, Deemed to Reject

CES Aviation LLC (“CES”)

Class	Type of Claim or Equity Interest	Treatment of Allowed Claims Under the Plan	Estimated Recovery	Impairment; Entitlement to Vote

1	Priority Non-Tax Claims against CES	Payment in full, in Cash Claims in Class 1 shall not receive post petition interest.	100%	Impaired, Entitled to Vote

2	Secured Claims against CES

At the option of CES: (i) payment in Cash in an amount equal to the Allowed amount of such Secured Claim on the later of the Effective Date and the date such Secured Claim becomes an Allowed Secured Claim; (ii) the sale or disposition proceeds of the Collateral securing such Allowed Secured Claim to the extent of the value of the Collateral securing such Allowed Secured Claim; (iii) surrender to the holder of such Allowed Secured Claim of the Collateral securing such Allowed Secured Claim; or (iv) such treatment that leaves unaltered the legal, equitable, and contractual rights to which the holder of the Allowed Secured Claim is entitled.

			100%	Impaired, Entitled to Vote

3	General Unsecured Claims against CES	Payment in Cash of its Pro Rata Share of Available Cash from CES.	100%	Impaired, Entitled to Vote

4	Intercompany Claims against CES	Payment in Cash of its Pro Rata Share of Available Cash from CES.	100%	Impaired, Entitled to Vote

5	Equity Interests in CES	No Distributions (unless all other holders of Allowed Claims against CES have been paid in full). Equity Interest shall remain in place until CES is dissolved.	N/A	Impaired, Not Entitled to Vote, Deemed to Reject

CES Aviation V LLC (“CES V”)

Class	Type of Claim or Equity Interest	Treatment of Allowed Claims Under the Plan	Estimated Recovery	Impairment; Entitlement to Vote

1	Priority Non-Tax Claims against CES V	Payment in full, in Cash Claims in Class 1 shall not receive post petition interest.	100%	Impaired, Entitled to Vote

2	Secured Claims against CES V

At the option of CES V: (i) payment in Cash in an amount equal to the Allowed amount of such Secured Claim on the later of the Effective Date and the date such Secured Claim becomes an Allowed Secured Claim; (ii) the sale or disposition proceeds of the Collateral securing such Allowed Secured Claim to the extent of the value of the Collateral securing such Allowed Secured Claim; (iii) surrender to the holder of such Allowed Secured Claim of the Collateral securing such Allowed Secured Claim; or (iv) such treatment that leaves unaltered the legal, equitable, and contractual rights to which the holder of the Allowed Secured Claim is entitled.

			100%	Impaired, Entitled to Vote

3	General Unsecured Claims against CES V	Payment in Cash of its Pro Rata Share of Available Cash from CES V.	42.1%	Impaired, Entitled to Vote

Class	Type of Claim or Equity Interest	Treatment of Allowed Claims Under the Plan	Estimated Recovery	Impairment; Entitlement to Vote

4	Intercompany Claims against CES V	Payment in Cash of its Pro Rata Share of Available Cash from CES V.	42.1%	Impaired, Entitled to Vote

5	Equity Interests in CES V	No Distributions (unless all other holders of Allowed Claims against CES V have been paid in full). Equity Interest shall remain in place until CES V is dissolved.	N/A	Impaired, Not Entitled to Vote, Deemed to Reject

CES Aviation IX LLC (“CES IX”)

Class	Type of Claim or Equity Interest	Treatment of Allowed Claims Under the Plan	Estimated Recovery	Impairment; Entitlement to Vote

1	Priority Non-Tax Claims against CES IX	Payment in full, in Cash Claims in Class 1 shall not receive post petition interest.	100%	Impaired, Entitled to Vote

2	Secured Claims against CES IX

At the option of CES IX: (i) payment in Cash in an amount equal to the Allowed amount of such Secured Claim on the later of the Effective Date and the date such Secured Claim becomes an Allowed Secured Claim; (ii) the sale or disposition proceeds of the Collateral securing such Allowed Secured Claim to the extent of the value of the Collateral securing such Allowed Secured Claim; (iii) surrender to the holder of such Allowed Secured Claim of the Collateral securing such Allowed Secured Claim; or (iv) such treatment that leaves unaltered the legal, equitable, and contractual rights to which the holder of the Allowed Secured Claim is entitled.

			100%	Impaired, Entitled to Vote

3	General Unsecured Claims against CES IX	Payment in Cash of its Pro Rata Share of Available Cash from CES IX.	61.2%	Impaired, Entitled to Vote

4	Intercompany Claims against CES IX	Payment in Cash of its Pro Rata Share of Available Cash from CES IX.	61.2%	Impaired, Entitled to Vote

5	Equity Interests in CES IX	No Distributions (unless all other holders of Allowed Claims against CES IX have been paid in full). Equity Interest shall remain in place until CES IX is dissolved.	N/A	Impaired, Not Entitled to Vote, Deemed to Reject

East Dover Limited (“East Dover”)

Class	Type of Claim or Equity Interest	Treatment of Allowed Claims Under the Plan	Estimated Recovery	Impairment; Entitlement to Vote

1	Priority Non-Tax Claims against East Dover	Payment in full, in Cash Claims in Class 1 shall not receive post petition interest.	100%	Impaired, Entitled to Vote

Class	Type of Claim or Equity Interest	Treatment of Allowed Claims Under the Plan	Estimated Recovery	Impairment; Entitlement to Vote

2	Secured Claims against East Dover

At the option of East Dover: (i) payment in Cash in an amount equal to the Allowed amount of such Secured Claim on the later of the Effective Date and the date such Secured Claim becomes an Allowed Secured Claim; (ii) the sale or disposition proceeds of the Collateral securing such Allowed Secured Claim to the extent of the value of the Collateral securing such Allowed Secured Claim; (iii) surrender to the holder of such Allowed Secured Claim of the Collateral securing such Allowed Secured Claim; or (iv) such treatment that leaves unaltered the legal, equitable, and contractual rights to which the holder of the Allowed Secured Claim is entitled.

			100%	Impaired, Entitled to Vote

3	General Unsecured Claims against East Dover	Payment in Cash of its Pro Rata Share of Available Cash from East Dover.	N/A	Impaired, Entitled to Vote

4	Intercompany Claims against East Dover	Payment in Cash of its Pro Rata Share of Available Cash from East Dover.	100%	Impaired, Entitled to Vote

5	Equity Interests in East Dover	No Distributions (unless all other holders of Allowed Claims against East Dover have been paid in full). Equity Interest shall remain in place until East Dover is dissolved.	N/A	Impaired, Not Entitled to Vote, Deemed to Reject

Lehman Scottish Finance L.P. (“LS Finance”)

Class	Type of Claim or Equity Interest	Treatment of Allowed Claims Under the Plan	Estimated Recovery	Impairment; Entitlement to Vote

1	Priority Non-Tax Claims against LS Finance	Payment in full, in Cash Claims in Class 1 shall not receive post petition interest.	100%	Impaired, Entitled to Vote

2	Secured Claims against LS Finance

At the option of LS Finance: (i) payment in Cash in an amount equal to the Allowed amount of such Secured Claim on the later of the Effective Date and the date such Secured Claim becomes an Allowed Secured Claim; (ii) the sale or disposition proceeds of the Collateral securing such Allowed Secured Claim to the extent of the value of the Collateral securing such Allowed Secured Claim; (iii) surrender to the holder of such Allowed Secured Claim of the Collateral securing such Allowed Secured Claim; or (iv) such treatment that leaves unaltered the legal, equitable, and contractual rights to which the holder of the Allowed Secured Claim is entitled.

			100%	Impaired, Entitled to Vote

3	General Unsecured Claims against LS Finance	Payment in Cash of its Pro Rata Share of Available Cash from LS Finance.	N/A	Impaired, Entitled to Vote

4	Intercompany Claims against LS Finance	Payment in Cash of its Pro Rata Share of Available Cash from LS Finance.	N/A	Impaired, Entitled to Vote

Class	Type of Claim or Equity Interest	Treatment of Allowed Claims Under the Plan	Estimated Recovery	Impairment; Entitlement to Vote

5	Equity Interests in LS Finance	No Distributions (unless all other holders of Allowed Claims against LS Finance have been paid in full). Equity Interest shall remain in place until LS Finance is dissolved.	N/A	Impaired, Not Entitled to Vote, Deemed to Reject

Luxembourg Residential Properties Loan Finance S.a.r.l. (“LUXCO”)

Class	Type of Claim or Equity Interest	Treatment of Allowed Claims Under the Plan	Estimated Recovery	Impairment; Entitlement to Vote

1	Priority Non-Tax Claims against LUXCO	Payment in full, in Cash Claims in Class 1 shall not receive post petition interest.	100%	Impaired, Entitled to Vote

2	Secured Claims against LUXCO

At the option of LUXCO: (i) payment in Cash in an amount equal to the Allowed amount of such Secured Claim on the later of the Effective Date and the date such Secured Claim becomes an Allowed Secured Claim; (ii) the sale or disposition proceeds of the Collateral securing such Allowed Secured Claim to the extent of the value of the Collateral securing such Allowed Secured Claim; (iii) surrender to the holder of such Allowed Secured Claim of the Collateral securing such Allowed Secured Claim; or (iv) such treatment that leaves unaltered the legal, equitable, and contractual rights to which the holder of the Allowed Secured Claim is entitled.

			100%	Impaired, Entitled to Vote

3	General Unsecured Claims against LUXCO	Payment in Cash of its Pro Rata Share of Available Cash from LUXCO.	N/A	Impaired, Entitled to Vote

4	Intercompany Claims against LUXCO	Payment in Cash of its Pro Rata Share of Available Cash from LUXCO.	51.7%	Impaired, Entitled to Vote

5	Equity Interests in LUXCO	No Distributions (unless all other holders of Allowed Claims against LUXCO have been paid in full). Equity Interest shall remain in place until LUXCO is dissolved.	N/A	Impaired, Not Entitled to Vote, Deemed to Reject

BNC Mortgage LLC (“BNC”)

Class	Type of Claim or Equity Interest	Treatment of Allowed Claims Under the Plan	Estimated Recovery	Impairment; Entitlement to Vote

1	Priority Non-Tax Claims against BNC	Payment in full, in Cash Claims in Class 1 shall not receive post petition interest.	100%	Impaired, Entitled to Vote

Class	Type of Claim or Equity Interest	Treatment of Allowed Claims Under the Plan	Estimated Recovery	Impairment; Entitlement to Vote

2	Secured Claims against BNC

At the option of BNC: (i) payment in Cash in an amount equal to the Allowed amount of such Secured Claim on the later of the Effective Date and the date such Secured Claim becomes an Allowed Secured Claim; (ii) the sale or disposition proceeds of the Collateral securing such Allowed Secured Claim to the extent of the value of the Collateral securing such Allowed Secured Claim; (iii) surrender to the holder of such Allowed Secured Claim of the Collateral securing such Allowed Secured Claim; or (iv) such treatment that leaves unaltered the legal, equitable, and contractual rights to which the holder of the Allowed Secured Claim is entitled.

			100%	Impaired, Entitled to Vote

3	General Unsecured Claims against BNC	Payment in Cash of its Pro Rata Share of Available Cash from BNC.	0%	Impaired, Entitled to Vote

4	Intercompany Claims against BNC	Payment in Cash of its Pro Rata Share of Available Cash from BNC.	0%	Impaired, Entitled to Vote

5	Equity Interests in BNC	No Distributions (unless all other holders of Allowed Claims against BNC have been paid in full). Equity Interest shall remain in place until BNC is dissolved.	N/A	Impaired, Not Entitled to Vote, Deemed to Reject

LB Rose Ranch LLC (“LB Rose Ranch”)

Class	Type of Claim or Equity Interest	Treatment of Allowed Claims Under the Plan	Estimated Recovery	Impairment; Entitlement to Vote

1	Priority Non-Tax Claims against LB Rose Ranch	Payment in full, in Cash Claims in Class 1 shall not receive post petition interest.	100%	Impaired, Entitled to Vote

2	Secured Claims against LB Rose Ranch

At the option of LB Rose Ranch: (i) payment in Cash in an amount equal to the Allowed amount of such Secured Claim on the later of the Effective Date and the date such Secured Claim becomes an Allowed Secured Claim; (ii) the sale or disposition proceeds of the Collateral securing such Allowed Secured Claim to the extent of the value of the Collateral securing such Allowed Secured Claim; (iii) surrender to the holder of such Allowed Secured Claim of the Collateral securing such Allowed Secured Claim; or (iv) such treatment that leaves unaltered the legal, equitable, and contractual rights to which the holder of the Allowed Secured Claim is entitled.

			100%	Impaired, Entitled to Vote

3	General Unsecured Claims against LB Rose Ranch	Payment in Cash of its Pro Rata Share of Available Cash from LB Rose Ranch.	100%	Impaired, Entitled to Vote

4	Intercompany Claims against LB Rose Ranch	Payment in Cash of its Pro Rata Share of Available Cash from LB Rose Ranch.	N/A	Impaired, Entitled to Vote

Class	Type of Claim or Equity Interest	Treatment of Allowed Claims Under the Plan	Estimated Recovery	Impairment; Entitlement to Vote

5	Equity Interests in LB Rose Ranch	No Distributions (unless all other holders of Allowed Claims against LB Rose Ranch have been paid in full). Equity Interest shall remain in place until LB Rose Ranch is dissolved.	N/A	Impaired, Not Entitled to Vote, Deemed to Reject

Structured Asset Securities Corporation (“SASCO”)

Class	Type of Claim or Equity Interest	Treatment of Allowed Claims Under the Plan	Estimated Recovery	Impairment; Entitlement to Vote

1	Priority Non-Tax Claims against SASCO	Payment in full, in Cash Claims in Class 1 shall not receive post petition interest.	100%	Impaired, Entitled to Vote

2	Secured Claims against SASCO

At the option of SASCO: (i) payment in Cash in an amount equal to the Allowed amount of such Secured Claim on the later of the Effective Date and the date such Secured Claim becomes an Allowed Secured Claim; (ii) the sale or disposition proceeds of the Collateral securing such Allowed Secured Claim to the extent of the value of the Collateral securing such Allowed Secured Claim; (iii) surrender to the holder of such Allowed Secured Claim of the Collateral securing such Allowed Secured Claim; or (iv) such treatment that leaves unaltered the legal, equitable, and contractual rights to which the holder of the Allowed Secured Claim is entitled.

			100%	Impaired, Entitled to Vote

3	General Unsecured Claims against SASCO	Payment in Cash of its Pro Rata Share of Available Cash from SASCO.	N/A	Impaired, Entitled to Vote

4	Intercompany Claims against SASCO	Payment in Cash of its Pro Rata Share of Available Cash from SASCO.	46.1%	Impaired, Entitled to Vote

5	Equity Interests in SASCO	No Distributions (unless all other holders of Allowed Claims against SASCO have been paid in full). Equity Interest shall remain in place until SASCO is dissolved.	N/A	Impaired, Not Entitled to Vote, Deemed to Reject

LB 2080 Kalakaua Owners LLC (“LB 2080”)

Class	Type of Claim or Equity Interest	Treatment of Allowed Claims Under the Plan	Estimated Recovery	Impairment; Entitlement to Vote

1	Priority Non-Tax Claims against LB 2080	Payment in full, in Cash Claims in Class 1 shall not receive post petition interest.	100%	Impaired, Entitled to Vote

Class	Type of Claim or Equity Interest	Treatment of Allowed Claims Under the Plan	Estimated Recovery	Impairment; Entitlement to Vote

2	Secured Claims against LB 2080

At the option of LB 2080: (i) payment in Cash in an amount equal to the Allowed amount of such Secured Claim on the later of the Effective Date and the date such Secured Claim becomes an Allowed Secured Claim; (ii) the sale or disposition proceeds of the Collateral securing such Allowed Secured Claim to the extent of the value of the Collateral securing such Allowed Secured Claim; (iii) surrender to the holder of such Allowed Secured Claim of the Collateral securing such Allowed Secured Claim; or (iv) such treatment that leaves unaltered the legal, equitable, and contractual rights to which the holder of the Allowed Secured Claim is entitled.

			100%	Impaired, Entitled to Vote

3	General Unsecured Claims against LB 2080	Payment in Cash of its Pro Rata Share of Available Cash from LB 2080.	0%	Impaired, Entitled to Vote

4	Intercompany Claims against LB 2080	Payment in Cash of its Pro Rata Share of Available Cash from LB 2080.	0%	Impaired, Entitled to Vote

5	Equity Interests in LB 2080	No Distributions (unless all other holders of Allowed Claims against LB 2080 have been paid in full). Equity Interest shall remain in place until LB 2080 is dissolved.	N/A	Impaired, Not Entitled to Vote, Deemed to Reject

Merit LLC (“Merit”)

Class	Type of Claim or Equity Interest	Treatment of Allowed Claims Under the Plan	Estimated Recovery	Impairment; Entitlement to Vote

1	Priority Non-Tax Claims against Merit	Payment in full, in Cash Claims in Class 1 shall not receive post petition interest.	100%	Impaired, Entitled to Vote

2	Secured Claims against Merit

At the option of Merit: (i) payment in Cash in an amount equal to the Allowed amount of such Secured Claim on the later of the Effective Date and the date such Secured Claim becomes an Allowed Secured Claim; (ii) the sale or disposition proceeds of the Collateral securing such Allowed Secured Claim to the extent of the value of the Collateral securing such Allowed Secured Claim; (iii) surrender to the holder of such Allowed Secured Claim of the Collateral securing such Allowed Secured Claim; or (iv) such treatment that leaves unaltered the legal, equitable, and contractual rights to which the holder of the Allowed Secured Claim is entitled.

			100%	Impaired, Entitled to Vote

3	General Unsecured Claims against Merit	Payment in Cash of its Pro Rata Share of Available Cash from Merit.	N/A	Impaired, Entitled to Vote

4	Intercompany Claims against Merit	Payment in Cash of its Pro Rata Share of Available Cash from Merit.	9.0%	Impaired, Entitled to Vote

5	Equity Interests in Merit	No Distributions (unless all other holders of Allowed Claims against Merit have been paid in full). Equity Interest shall remain in place until Merit is dissolved.	N/A	Impaired, Not Entitled to Vote, Deemed to Reject

LB Preferred Somerset LLC (“Preferred Somerset”)

Class	Type of Claim or Equity Interest	Treatment of Allowed Claims Under the Plan	Estimated Recovery	Impairment; Entitlement to Vote

1	Priority Non-Tax Claims against Preferred Somerset	Payment in full, in Cash Claims in Class 1 shall not receive post petition interest.	100%	Impaired, Entitled to Vote

2	Secured Claims against Preferred Somerset

At the option of Preferred Somerset: (i) payment in Cash in an amount equal to the Allowed amount of such Secured Claim on the later of the Effective Date and the date such Secured Claim becomes an Allowed Secured Claim; (ii) the sale or disposition proceeds of the Collateral securing such Allowed Secured Claim to the extent of the value of the Collateral securing such Allowed Secured Claim; (iii) surrender to the holder of such Allowed Secured Claim of the Collateral securing such Allowed Secured Claim; or (iv) such treatment that leaves unaltered the legal, equitable, and contractual rights to which the holder of the Allowed Secured Claim is entitled.

			100%	Impaired, Entitled to Vote

3	General Unsecured Claims against Preferred Somerset	Payment in Cash of its Pro Rata Share of Available Cash from Preferred Somerset.	0%	Impaired, Entitled to Vote

4	Intercompany Claims against Preferred Somerset	Payment in Cash of its Pro Rata Share of Available Cash from Preferred Somerset.	0%	Impaired, Entitled to Vote

5	Equity Interests in Preferred Somerset	No Distributions (unless all other holders of Allowed Claims against Preferred Somerset have been paid in full). Equity Interest shall remain in place until Preferred Somerset is dissolved.	N/A	Impaired, Not Entitled to Vote, Deemed to Reject

LB Somerset LLC (“Somerset”)

Class	Type of Claim or Equity Interest	Treatment of Allowed Claims Under the Plan	Estimated Recovery	Impairment; Entitlement to Vote

1	Priority Non-Tax Claims against Somerset	Payment in full, in Cash Claims in Class 1 shall not receive post petition interest.	100%	Impaired, Entitled to Vote

Class	Type of Claim or Equity Interest	Treatment of Allowed Claims Under the Plan	Estimated Recovery	Impairment; Entitlement to Vote

2	Secured Claims against Somerset

At the option of Somerset: (i) payment in Cash in an amount equal to the Allowed amount of such Secured Claim on the later of the Effective Date and the date such Secured Claim becomes an Allowed Secured Claim; (ii) the sale or disposition proceeds of the Collateral securing such Allowed Secured Claim to the extent of the value of the Collateral securing such Allowed Secured Claim; (iii) surrender to the holder of such Allowed Secured Claim of the Collateral securing such Allowed Secured Claim; or (iv) such treatment that leaves unaltered the legal, equitable, and contractual rights to which the holder of the Allowed Secured Claim is entitled.

			100%	Impaired, Entitled to Vote

3	General Unsecured Claims against Somerset	Payment in Cash of its Pro Rata Share of Available Cash from Somerset.	0%	Impaired, Entitled to Vote

4	Intercompany Claims against Somerset	Payment in Cash of its Pro Rata Share of Available Cash from Somerset.	0%	Impaired, Entitled to Vote

5	Equity Interests in Somerset	No Distributions (unless all other holders of Allowed Claims against Somerset have been paid in full). Equity Interest shall remain in place until Somerset is dissolved.	N/A	Impaired, Not Entitled to Vote, Deemed to Reject

C.            Holders of Claims Entitled to Vote

Pursuant to the Bankruptcy Code, only holders of allowed Claims or equity interests in classes of Claims or equity interests that are impaired and that are not deemed to have rejected a proposed plan are entitled to vote to accept or reject a proposed plan.  Classes of Claims or equity interests in which the holders of Claims or equity interests are unimpaired under a chapter 11 plan are deemed to have accepted the plan.  Classes of Claims or equity interests that will not receive or retain property on account of Claims or equity interests are deemed to have rejected the plan.  For a detailed description of the treatment of Claims and Equity Interests under the Plan, see Section X.C— “Classification of Treatment of Claims and Equity Interests” of this Disclosure Statement.

Claims in all Classes under the Plan are impaired and, to the extent Claims in such Classes are Allowed, the holders of such Claims (other than Claims in LBHI Class 5) will receive distributions under the Plan.  As a result, holders of Claims in all Classes (other than Claims in LBHI Class 5) are entitled to vote to accept or reject the Plan.  Holders of Equity Interests in all Debtors are impaired and are deemed to have rejected the Plan.

The Bankruptcy Code defines “acceptance” of a plan by a class of Claims as acceptance by creditors in that class that hold at least two-thirds in dollar amount and more than one-half in number of the Claims that cast ballots for acceptance of the plan.  For a more detailed description of the requirements for confirmation of the Plan, see Section XI— “Confirmation and Consummation of the Plan” of this Disclosure Statement.

If a Class of Claims or Equity Interests entitled to vote on the Plan rejects the Plan or are deemed to have rejected the Plan, the Debtors reserve the right to amend and revise the Plan or request confirmation of the Plan pursuant to section 1129(b) of the Bankruptcy Code or both.  Section 1129(b) of the Bankruptcy Code enables the confirmation of a chapter 11 plan notwithstanding the rejection of a plan by one or more impaired classes of Claims or equity interests.  Under that section, a plan may be confirmed by a bankruptcy court if it does not “discriminate unfairly” and is “fair and equitable” with respect to each rejecting class.  For a more detailed description of the requirements for confirmation of a nonconsensual plan, see Section XI.C.2— “Unfair Discrimination and Fair and Equitable Tests” of this Disclosure Statement.

THE DEBTORS RECOMMEND THAT ALL HOLDERS OF CLAIMS IN ALL CLASSES VOTE TO ACCEPT THE PLAN.

D.            Voting Procedures

If you are entitled to vote to accept or reject the Plan, a Ballot is enclosed for the purpose of voting on the Plan.  If you hold Claims in more than one Class and you are entitled to vote Claims in more than one Class, you will receive Ballots enabling you to vote each separate Class of Claims.  Ballots and master ballots (“Master Ballots”) should be returned to:

If by overnight mail or hand delivery, to: Epiq Bankruptcy Solutions, LLC Attn: Lehman Ballot Processing Center 757 Third Avenue, 3rd Floor New York, New York 10017	If by first-class mail, to: Lehman Ballot Processing Center c/o Epiq Bankruptcy Solutions, LLC FDR Station, P.O. Box 5014 New York, New York 10150-5014

If the return envelope provided with your Ballot was addressed to your bank or brokerage firm, please allow sufficient time for that firm to process your vote on a Master Ballot before the Voting Deadline (4:00 p.m., prevailing Eastern Time,                    , 2010).

Do not return any other documents with your Ballot.

TO BE COUNTED, YOUR BALLOT INDICATING ACCEPTANCE OR REJECTION OF THE PLAN MUST BE RECEIVED BY NO LATER THAN 4:00 P.M. (PREVAILING EASTERN TIME) ON                    , 2010.  ANY EXECUTED BALLOT RECEIVED THAT DOES NOT INDICATE EITHER AN ACCEPTANCE OR A REJECTION OF THE PLAN SHALL NOT BE COUNTED.

Pursuant to the Disclosure Statement Order, the Bankruptcy Court set                    , 2010 as the record date for holders of Claims and Equity Interests entitled to vote on the Plan (the “Voting Record Date”).  Accordingly, only holders of record as of the Voting Record Date that otherwise are entitled to vote under the Plan will receive a Ballot and may vote on the Plan.

If you are a holder of a Claim or Equity Interest entitled to vote on the Plan and you did not receive a Ballot, received a damaged Ballot or lost your Ballot or if you have any questions concerning the Disclosure Statement, the Plan or the procedures for voting on the Plan, please call Epiq Bankruptcy Solutions, LLC (646) 282-1800.

E.             Confirmation Hearing

Pursuant to section 1128 of the Bankruptcy Code, the Confirmation Hearing will be held on     , 2010 at     :       .m. (prevailing Eastern Time) before the Honorable James M. Peck in Room 601, United States Bankruptcy Court for the Southern District of New York, Alexander Hamilton House, One Bowling Green, New York, New York 10004.  The Bankruptcy Court has directed that objections, if any, to confirmation of the Plan must be served and filed so that they are actually filed and received on or before                    , 2010 (prevailing Eastern Time) in the manner described below in Section XI.B— “The Confirmation Hearing” of this Disclosure Statement.  The Confirmation Hearing may be adjourned from time to time without further notice except for the announcement of the adjournment date made at the Confirmation Hearing or at any subsequent adjourned Confirmation Hearing.

THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT ARE MADE AS OF THE DATE HEREOF UNLESS ANOTHER TIME IS SPECIFIED HEREIN, AND THE DELIVERY OF THIS DISCLOSURE STATEMENT SHALL NOT CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION STATED SINCE THE DATE HEREOF.  HOLDERS OF CLAIMS SHOULD CAREFULLY READ THIS DISCLOSURE STATEMENT IN ITS ENTIRETY, INCLUDING THE EXHIBITS, PRIOR TO VOTING ON THE PLAN.

FOR THE CONVENIENCE OF HOLDERS OF CLAIMS AND EQUITY INTERESTS, THIS DISCLOSURE STATEMENT SUMMARIZES THE TERMS OF THE PLAN.  IF ANY INCONSISTENCY EXISTS BETWEEN THE PLAN AND THE DISCLOSURE STATEMENT, THE TERMS OF THE PLAN ARE CONTROLLING.  THE DISCLOSURE STATEMENT MAY NOT BE RELIED ON FOR ANY PURPOSE OTHER THAN TO DETERMINE WHETHER TO VOTE TO ACCEPT OR REJECT THE PLAN, AND NOTHING STATED HEREIN SHALL CONSTITUTE AN ADMISSION OF ANY FACT OR LIABILITY BY ANY PARTY, OR BE ADMISSIBLE IN ANY PROCEEDING INVOLVING THE DEBTORS OR ANY OTHER PARTY, OR BE DEEMED CONCLUSIVE EVIDENCE OF THE TAX OR OTHER LEGAL EFFECTS OF THE PLAN ON THE DEBTORS OR HOLDERS OF CLAIMS OR EQUITY INTERESTS.  CERTAIN OF THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT, BY NATURE, ARE FORWARD-LOOKING AND CONTAIN ESTIMATES AND ASSUMPTIONS.  THERE CAN BE NO ASSURANCE THAT SUCH STATEMENTS WILL BE REFLECTIVE OF ACTUAL OUTCOMES.

ALL HOLDERS OF CLAIMS SHOULD CAREFULLY READ AND CONSIDER FULLY THE RISK FACTORS SET FORTH IN SECTION XIV—”CERTAIN RISK FACTORS” OF THIS DISCLOSURE STATEMENT BEFORE VOTING TO ACCEPT OR REJECT THE PLAN.

SUMMARIES OF CERTAIN PROVISIONS OF AGREEMENTS REFERRED TO IN THIS DISCLOSURE STATEMENT DO NOT PURPORT TO BE COMPLETE AND ARE SUBJECT TO, AND ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO, THE FULL TEXT OF THE APPLICABLE AGREEMENTS, INCLUDING THE DEFINITIONS OF TERMS CONTAINED IN SUCH AGREEMENTS.

THE DEBTORS’ MANAGEMENT BELIEVES THAT THE PLAN WILL ENABLE THEM TO ACCOMPLISH THE OBJECTIVES OF CHAPTER 11 AND THAT ACCEPTANCE OF THE PLAN IS IN THE BEST INTERESTS OF THE DEBTORS AND THEIR CREDITORS.

THE DEBTORS URGE CREDITORS TO VOTE TO ACCEPT THE PLAN.

IRS CIRCULAR 230 NOTICE:  TO ENSURE COMPLIANCE WITH IRS CIRCULAR 230, HOLDERS OF CLAIMS AND EQUITY INTERESTS ARE HEREBY NOTIFIED THAT: (A) ANY DISCUSSION OF FEDERAL TAX ISSUES CONTAINED OR REFERRED TO IN THIS DISCLOSURE STATEMENT IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, BY HOLDERS OF CLAIMS AND EQUITY INTERESTS FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON THEM UNDER THE IRC; (B) SUCH DISCUSSION IS WRITTEN IN CONNECTION WITH THE PROMOTION OR MARKETING BY THE DEBTORS OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN; AND (C) HOLDERS OF CLAIMS AND EQUITY INTERESTS SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

III.           GENERAL INFORMATION

A.            Overview of Chapter 11

Chapter 11 is the business reorganization chapter of the Bankruptcy Code.  Under chapter 11 of the Bankruptcy Code, a debtor may propose to reorganize or liquidate its business and assets for the benefit of itself, its creditors, and its equity interest holders subject to the provisions of the Bankruptcy Code.  One of the goals of chapter 11 is to promote equality of treatment for similarly situated creditors and similarly situated equity interest holders with respect to the distribution of a debtor’s assets or participation in a reorganization of a debtor.

In general, a chapter 11 plan (i) divides Claims and equity interests into separate classes, (ii) specifies the consideration that each class is to receive under the plan, and (iii) contains other provisions necessary to implement the plan.  Under the Bankruptcy Code, “claims” and “equity interests,” rather than “creditors” and “shareholders,” are classified because creditors and shareholders may hold Claims and equity interests in more than one class.  Under section 1124 of the Bankruptcy Code, a class of Claims is “impaired” under a plan unless the plan (i) leaves unaltered the legal, equitable, and contractual rights of each holder of a Claim in that class, or (ii) to the extent defaults exist, provides for the cure of existing defaults, reinstatement of the maturity of Claims in that class, compensates each holder of a Claim for any pecuniary damages incurred as a result of reasonable reliance upon the default, and does not otherwise alter the legal, equitable or contractual rights of each holder of a Claim in that class.

The commencement of a chapter 11 case creates an estate that is comprised of all of the legal, contractual and equitable interests of the debtor as of the commencement date.  The Bankruptcy Code provides that the debtor may continue to manage and operate its business and remain in possession of its property as a “debtor in possession.”

The consummation of a plan is a principal objective of a chapter 11 case.  A chapter 11 plan sets forth the means for satisfying Claims against and interests in a debtor and, if appropriate, the future conduct of the debtor’s business or the liquidation of the debtor’s remaining assets.  Confirmation of a plan by the bankruptcy court binds the debtor, any person acquiring property under the plan, and any creditor or equity interest holder of a debtor to the terms and provisions of the plan.

Certain holders of Claims against and interests in a debtor are permitted to vote to accept or reject the plan.  Prior to soliciting acceptances of the proposed plan, section 1125 of the Bankruptcy Code requires a debtor to prepare a disclosure statement containing adequate information of a kind, and in sufficient detail, to enable a hypothetical reasonable investor to make an informed judgment to accept or reject the plan.  The Debtors are submitting this Disclosure Statement to holders of Claims against the Debtors and the holders of Equity Interests in Debtors that are expected to receive a Distribution under the Plan in satisfaction of the requirements of section 1125 of the Bankruptcy Code.  The Debtors are not submitting this Disclosure Statement to holders of Claims in LBHI Class 5 or Equity Interests in the Debtors, including the holders of Equity Interests in LBHI.  Holders of Claims in LBHI Class 5 and holders of Equity Interests in any of the Debtors may obtain a copy of the Disclosure Statement by contacting Epiq Bankruptcy Solutions, LLC at (646) 282-1800.

B.            Description and History of the Business of Lehman

1.             General Information Regarding Lehman

This section provides a general description of Lehman’s organization and business prior to LBHI’s Commencement Date.  As a result of (i) the commencement of the Chapter 11 Cases, (ii) the commencement of a proceeding under SIPA for LBI, (iii) the commencement of the insolvency proceedings relating to the Foreign Debtors, and (iv) the sale of significant business units and assets after the Commencement Date, the global business of Lehman was terminated and dismembered and no longer resembles the descriptions set forth in this section.

Prior to the Commencement Date, Lehman provided a full array of services in equity and fixed income sales, trading and research, investment banking, asset management, private investment management and private equity to corporations, governments and municipalities, institutional clients and high-net-worth individuals.  In addition to its worldwide headquarters in New York and regional headquarters in London and Tokyo, Lehman had a network of offices in North America, Europe, the Middle East, Latin America and the Asia Pacific region.  Lehman was a global market-maker in all major equity and fixed income products, and was a member of all principal securities and commodities exchanges in the United States, as well as the Financial Industry Regulatory Authority (formed by the consolidation of National Association of Securities Dealers, Inc. and the member regulation, enforcement and arbitration functions of the New York Stock Exchange, Inc. (“NYSE”)), and held memberships or associate memberships on several principal international securities and commodities exchanges, including the London, Tokyo, Hong Kong, Frankfurt, Paris, Milan, Singapore, and Australian stock exchanges.

Lehman generated a majority of its revenues from institutional, corporate, government and high-net-worth clients by, among other things, (i) advising on and structuring transactions; (ii) serving as a market-maker and/or intermediary in the global marketplace, including making securities and other financial instrument products available, as both an issuer and an intermediary, to allow clients to adjust their portfolios and risks across different market cycles; (iii) originating loans for distribution to clients in the securitization or loan trading market; (iv) providing investment management and advisory services; and (v) acting as an underwriter to clients.  As part of, and supplemental to, the services Lehman performed for its clients, Lehman maintained inventory positions of varying amounts across a broad range of financial instruments and actively engaged in proprietary trading and principal investment positions.  Lehman was organized into three business segments: (i) the Capital Markets division, (ii) the Investment Banking division, and (iii) the Investment Management Division, which during Lehman’s 2007 fiscal year accounted for 64%, 20% and 16% of consolidated net revenues, respectively, as recorded on Lehman’s books and records.

2.             Business Segments

a.             Capital Markets Division

The Capital Markets division (“Capital Markets”) primarily engaged in institutional client based activities, secondary trading, financing, mortgage origination and securitization, prime brokerage and research activities in fixed income and equity products.  Lehman was a global market-maker in numerous equity and fixed income products, including U.S., European and Asian equities, government and agency securities, money market products, corporate high-grade, high-yield and emerging market securities, mortgage- and asset-backed securities, preferred stock, municipal securities, government securities, commodities and energy products, bank loans, foreign exchange, financing and derivative products.  Lehman was one of the largest investment banks in terms of U.S. and pan-European listed equities trading volume and maintained a major presence in over-the-counter U.S. stocks, major Asian large capitalization stocks, warrants, convertible debentures and preferred issues.  In addition, the secured financing group managed Lehman’s equity and fixed income matched book activities, supplied secured financing to institutional clients and provided secured funding for its inventory of equity and fixed income products.  Capital Markets also included principal investing and proprietary trading activities, including investments in real estate, private equity and other long-term investments.  As of August 31,

2008,4 Capital Markets had reported assets on Lehman’s books and records in the aggregate amount of approximately $586 billion.  In the nine months ended August 31, 2008, Lehman recorded revenues of approximately $16.2 billion for Capital Markets.

b.             Investment Banking Division

The Investment Banking division (“Investment Banking”) provided advice to corporate, institutional and government clients throughout the world on mergers, acquisitions and other financial matters.  Investment Banking also raised capital for clients by underwriting public and private offerings of debt and equity instruments.  Investment Banking was comprised of the following groups: corporate finance, mergers & acquisitions advisory, restructuring, equity capital markets, debt capital markets, leveraged finance, private capital markets and risk solutions.  Lehman maintained Investment Banking offices in North America, Europe, the Middle East, Latin America and the Asia Pacific region.  In the nine months ended August 31, 2008, Lehman recorded revenues of approximately $2.3 billion for Investment Banking.

c.             Investment Management Division

The Investment Management Division provided strategic investment advice and services to institutional and high-net-worth clients on a global basis, and consisted of the asset management and private investment management businesses.  The asset management group provided proprietary asset management products across traditional and alternative asset classes through a variety of distribution channels to individuals and institutions.  The asset management group included Neuberger Berman Holdings LLC and its subsidiaries (“Neuberger Berman”).  As of May 31, 2008, Lehman reported that the Investment Management Division had $277 billion in assets under management.

Lehman acquired Neuberger Berman in October 2003.  Neuberger Berman’s private asset management business provided discretionary, customized portfolio management across equity and fixed income asset classes for high-net-worth clients.

The Neuberger Berman family of investment funds spanned asset classes, investment styles and capitalization ranges.  Its open-end mutual funds were available directly to investors or through distributors, and its closed-end funds traded on major stock exchanges.  Neuberger Berman was also a sub-advisor of funds for institutional clients, including insurance companies, banks and other financial services firms.  Neuberger Berman served as the investment advisor or sub-advisor for numerous defined contribution plans, and for insurance companies offering variable annuity and variable life insurance products, and provided portfolio management through both mutual fund and other managed products.

(4) Lehman prepared, but did not file with the SEC, a quarterly consolidated financial statement for the period ending August 31, 2008, which is the source of the information provided herein as of such date.

The Investment Management Division also included the Private Investment Management Group.  The Private Investment Management group provided traditional brokerage services and comprehensive investment, wealth advisory, trust and capital markets execution services to both high-net-worth individuals and small and medium size institutional clients.  For high-net-worth clients, Lehman’s investment professionals and strategists worked together to provide asset allocation, portfolio strategy and manager selection, and integrated that advice with its tax, trust and estate planning services.

3.             Corporate Structure

An abridged depiction of Lehman’s organizational structure as of the Commencement Date is set forth below.  This summary does not identify all legal entities within the corporate structure; each of the entities listed is a holding company of direct and indirect affiliates.  The corporate structure chart is also annexed hereto as Exhibit 8.

4.             Description of the Business of Each Debtor

This section contains brief descriptions of the business of each Debtor.  For further information about the assets and liabilities of each Debtor, refer to the balance sheets of each Debtor (i) as of September 14, 2008, (ii) the applicable Commencement Date for each Debtor and (iii) as of June 30, 2009, annexed hereto as Exhibits 2A, 2B and 2C, respectively.

a.             Lehman Brothers Holdings Inc.  LBHI was the ultimate parent and holding company for Lehman’s businesses.  LBHI directly or indirectly held the equity in each of the Debtors as well as all non-debtor Lehman entities.

b.             Lehman Commercial Paper Inc.  Lehman conducted a majority of its commercial loan and mortgage loan origination, lending, trading and servicing activities through LCPI.

c.             Lehman Brothers Commodity Services Inc.  Lehman entered into commodity and energy derivatives products through LBCS.

d.             Lehman Brothers Special Financing Inc., Lehman Brothers Derivative Products Inc. and Lehman Brothers Financial Products Inc.  Lehman’s fixed income derivative products business was principally conducted through LBSF, and its separately capitalized “AAA” rated subsidiaries LBFP and LBDP.

e.             Lehman Brothers OTC Derivatives Inc.  Lehman entered into equity derivative products through LOTC.

f.              Lehman Brothers Commercial Corporation.  LBCC acted as Lehman’s dealer in over-the-counter foreign currency forwards and options and exchange-traded futures and futures options.

g.             LB 745 LLC.  LB 745 was the owner of Lehman’s corporate headquarters located at 745 Seventh Avenue in New York City.

h.             PAMI Statler Arms, LLC.  PAMI was formed to hold title to the Statler Arms Apartments, a 297-suite apartment complex in Cleveland, Ohio.

i.              CES Aviation LLC, CES Aviation V LLC and CES Aviation IX LLC.  CES, CES V, and CES IX acquired and operated aircraft for Lehman.

j.              East Dover Limited.  East Dover was established for the purpose of purchasing, leasing and selling aircraft and related equipment.

k.            Lehman Scottish Finance L.P.  LS Finance was formed for the purpose of holding equity-linked notes issued by other Lehman entities.

l.              Luxembourg Residential Properties Loan Finance S.a.r.l.  LUXCO was an investment vehicle formed to hold commercial loans.

m.            BNC Mortgage LLC.  BNC originated subprime mortgage loans in the United States.

n.             LB Rose Ranch LLC.  LB Rose Ranch owns and operates a housing and golf course development in Colorado.

o.             Structured Asset Securities Corporation.  SASCO was used to acquire, and effectuate the securitization of, residential mortgage loans.

p.             LB 2080 Kalakaua Owners LLC.  LB 2080 owned and operated commercial real property in Honolulu, Hawaii.

q.             Merit LLC.  Merit was a special purpose vehicle created to fund the acquisition of shares of Daewoo Engineering and Construction Co. Ltd.

r.             LB Somerset LLC and LB Preferred Somerset LLC.  Somerset and Preferred Somerset each own a membership interest in an entity called Somerset Associates, LLC, which indirectly owns several office buildings in North Carolina.

5.             Description of Debtors’ Principal Non-Debtor Affiliates

LBHI has thousands of subsidiaries throughout the world.  This section contains a brief summary of the principal Non-Debtor Affiliates of the Debtors.

a.             Lehman Brothers Inc.  LBI was a registered broker/dealer regulated by SIPC.  Lehman’s North American capital markets business was operated out of LBI.

b.             Lehman Brothers Bankhaus AG (in Insolvenz).  Bankhaus is an entity organized in Germany that held a banking license issued by BaFin, Germany’s Federal Supervisory Authority.  Its corporate purpose was to conduct a variety of banking activities.

c.             Lehman Brothers Treasury Co. B.V.  LBT is an entity organized in the Netherlands that issued structured notes primarily to investors in Europe.

d.             Lehman Brothers Finance A.G. a.k.a. Lehman Brothers Finance S.A.  LBF is an entity organized in Switzerland that engaged in the execution of bespoke over the counter equity derivatives contracts for institutional clients, including certain Affiliates.

e.             Lehman Brothers International (Europe).  LBIE was Lehman’s European registered broker/dealer, based in the United Kingdom.  LBIE offered a variety of security brokerage services and was regulated by the Financial Services Authority.

f.              LB I Group.  LB I Group’s primary business/corporate purpose is to invest and manage equity and debt principal investments and to manage private investment funds.

g.             Property Asset Management Inc.  Property Asset Management Inc., directly or indirectly, held a majority of Lehman’s Real Estate Assets.

6.             Directors and Executive Officers of LBHI

a.             Directors

The members of the board of directors of LBHI as of the date of this Disclosure Statement are:

Michael L. Ainslie:  Mr. Ainslie, the non-executive chairman of LBHI’s board of directors, became a director of LBHI in 1996 and is a member of Lehman’s Audit Committee and Executive Committee.  Mr. Ainslie was also a Director of Lehman Brothers Bank FSB (now known as Aurora Bank FSB), which is indirectly owned by LBHI.  Mr. Ainslie was the former President, Chief Executive Officer and a Director of Sotheby’s Holdings.

John F. Akers:  Mr. Akers became a director of LBHI in 1996 and served as the Chairman of Lehman’s Compensation and Benefits Committee and as a member of the Finance and Risk Committee.  He is currently a member of the Executive Committee. Mr. Akers served as Chairman of the Board of Directors and Chief Executive Officer of IBM from 1985 until his retirement in 1993.  He is also a Director of W. R. Grace & Co.

Roger S. Berlind:  Mr. Berlind became a director of LBHI in 1985 and is a member of the Audit Committee and served as a member of the Finance and Risk Committee.  He also previously served as a board member of Lehman Brothers Inc. (until 2003).  Mr. Berlind is also a private investor and has been a theatrical producer and principal of Berlind Productions since 1981.

Thomas H. Cruikshank:  Mr. Cruikshank became a director of LBHI in 1996, and is the Chairman of the Audit Committee and as a member of the Nominating and Corporate Governance Committee.  He also served as a director of Lehman Brothers Inc.  Previously, Mr. Cruikshank served in various roles beginning in 1969, including Chairman and Chief Executive Officer from 1989 to 1995, of Halliburton Company, a major petroleum industry service company.

Marsha Johnson Evans:  Ms. Evans became a director of LBHI in 2004 and served as the Chairman of the Nominating and Corporate Governance Committee and as a member of the Compensation and Benefits Committee and the Finance and Risk Committee.  Ms. Evans was formerly a Rear Admiral in the United States Navy, President and Chief Executive Officer of

the American Red Cross, and National Executive Director of Girl Scouts of the USA.

Sir Christopher Gent:  Sir Christopher Gent became a director of LBHI in 2003 and is a member of the Audit Committee, and served as a member of the Compensation and Benefits Committee.  He also serves as Non-Executive Chairman of GlaxoSmithKline plc, a Director of Ferrari SpA, and a Senior Advisor to Bain & Company, Inc.  Sir Christopher Gent is a former Chief Executive Officer and director of Vodafone Group Plc.

Roland A. Hernandez:  Mr. Hernandez became a director of LBHI in 2005 and served as a member of the Finance and Risk Committee.  Mr. Hernandez is a retired Chairman and Chief Executive Officer of Telemundo Group, Inc., a Spanish-language television station company.  Mr. Hernandez is also a Director of MGM Mirage, The Ryland Group, Inc., Vail Resorts, Inc. and Wal-Mart Stores, Inc.

Henry Kaufman:  Dr. Kaufman became a director of LBHI in 1995 and served as the Chairman of the Finance and Risk Committee.  He is President of Henry Kaufman & Company, Inc., an investment management and economic and financial consulting firm, and was formerly a Managing Director and Member of the Executive Committee of Salomon Brothers Inc., as well as Vice Chairman of the parent company, Salomon Inc., and an economist for the Federal Reserve Bank of New York.

John D. Macomber:  Mr. Macomber became a director of LBHI in 1994 and served as a member of the Compensation and Benefits Committee, the Executive Committee (of which he is still a member) and the Nominating and Corporate Governance Committee.  Mr. Macomber is a principal of JDM Investment Group.  Mr. Macomber is also a director of Collexis Holdings, Inc. and Stewart & Stevenson LLC., and was formerly Chairman and President of the Export-Import Bank of the United States, Chairman and Chief Executive Officer of Celanese Corporation, and a Senior Partner at McKinsey & Company.

b.             Executive Officers

The key executive officers of LBHI as of the date of this Disclosure Statement are:

Bryan Marsal[5]	Chief Executive Officer
John Suckow	President and Chief Operating Officer
William Fox	Executive Vice President and Chief Financial Officer

(5) See section V.A.1—“Retention of A&M and Other Professionals” of this Disclosure Statement for further information regarding the retention of A&M to manage the Debtors and the appointments of Bryan Marsal as chief restructuring officer and, subsequently, as chief executive officer of LBHI.

7.             Capital Structure

As of August 31, 2008, Lehman had recorded assets totaling approximately $598 billion and liabilities totaling approximately $569 billion.  The unaudited consolidating balance sheet prepared as part of Lehman’s “Global Close” on September 14, 2008 reflected recorded assets totaling approximately $634 billion and liabilities totaling approximately $611 billion.  Lehman financed its operations through a combination of short-term and long-term financing as described below.  A material portion of the financing was based on short-term credit.

a.             Prepetition Short Term Borrowings

(i)            Repurchase Agreements and Transactions

Repurchase agreements and transactions are generally a form of short-term secured borrowing, in some instances, such transactions may be determined to be purchases and sales.  Pursuant to repurchase agreements, Lehman sold securities to counterparties under an agreement by Lehman to repurchase such securities at a future specified date.  Lehman would pay the counterparty a fee for entering into such transactions.   Such transactions generally allowed Lehman to obtain short-term financing secured by government or government agency securities or other securities.  As of August 31, 2008, Lehman had recorded obligations to repurchase approximately $157 billion of securities pursuant to such repurchase agreements.

(ii)           Securities Lending

In securities lending transactions, Lehman would lend securities to counterparties in exchange for collateral (Cash or otherwise) sufficient to secure the lending of the securities.  Upon the termination of a securities lending arrangement, Lehman would be obligated to return the collateral to the counterparty and the subject securities would be returned to Lehman.  Lehman would pay interest and or fees to the party borrowing the securities.  These transactions allowed Lehman to obtain additional short-term secured financing.  As of August 31, 2008, Lehman had recorded obligations under securities lending contracts of approximately $35 billion.

(iii)         Commercial Paper

Commercial paper consists of short-term, promissory notes with maturity dates not longer than 270 days.  As of August 31, 2008, Lehman had recorded commercial paper debt obligations of approximately $4 billion.

(iv)          Hybrid Instruments

Lehman had recorded obligations under certain financial instruments with maturities of less than one year and zero-strike price warrants of approximately $3 billion as of August 31, 2008.

b.             Prepetition Long-Term Borrowings

As of August 31, 2008, Lehman had recorded approximately $136 billion of notes outstanding (including notes issued pursuant to the EMTN Program described below).  The long term borrowings include approximately $97 billion of senior notes, approximately $12 billion of subordinated notes, and approximately $5 billion of junior subordinated notes.  The weighted-average maturity of long-term borrowings was 7.9 years as of August 31, 2008.  As of August 31, 2008, 55% of Lehman’s long-term debt was issued by the Lehman Affiliates located outside the United States.

A portion of the capital Lehman raised was through the issuance of notes through the European Medium Term Note Program (the “EMTN Program”).  The EMTN Program was a financing program arranged by LBIE under which LBT, Bankhaus, LBHI and other entities (the “EMTN Issuers”) issued structured notes (the “Structured Notes”) to individuals and financial institutions.  Some Structured Notes were relatively simple fixed or floating rate securities; others were highly complex and uniquely tailored to the interests of specific investors.  In the case of many of the Structured Notes, the principal amount as well as the amount and payment of interest are linked to the performance of an underlying security, foreign exchange rate, commodity price, index or basket of securities or indices (the “Underlying”).  LBIE, with the assistance of LBL, acted as the arranger, dealer, and calculation agent with respect to the EMTN Program.  More than 4,000 series of Structured Notes (the “Series”) were outstanding as of the Commencement Date.  The entities other than LBHI that issued the Structured Notes would typically lend the proceeds received from such issuance to LBHI.

With the exception of approximately 56 Series of notes that were issued by LBHI under the EMTN Program, LBHI’s sole involvement in the EMTN Program was the issuance of a purported blanket guarantee of all notes issued pursuant to the EMTN Program.  Since the Debtors did not directly issue a large majority of the notes pursuant to the EMTN Program, the Debtors do not have complete records indicating the aggregate amount of all securities outstanding under the EMTN Program.  It is the Debtors’ understanding that LBIE as the arranger of the program has many of the records relating to these notes.

For the purposes of determining and allowing claims against LBHI based on LBHI’s guarantee of the Structured Notes, LBHI has determined that the Structured Notes fall into three general categories:

Interest Bearing Notes:  These Structured Notes closely resemble ordinary interest bearing notes, involving periodic interest payments and, in most cases, a principal portion paid at maturity.  In LBHI’s view, claims based on LBHI’s guarantee of such notes should be determined by disallowing all unmatured interest, and allowing both matured interest and the entire principal amount.

“Zero Coupon” Notes:  Certain of the Structured Notes were purchased by noteholders at less than par or face value, on the expectation that such noteholders would receive par or face value at maturity.  Based on the resemblance of such notes to zero-coupon notes, or notes containing “original issue discount,” claims based on the guarantee of these notes should be determined by allowing the sum of the issue price and any accreted “interest” up to the Commencement Date.

Single Future Liability:  Many of the Structured Notes do not provide for periodic payments, but rather, offer the noteholders a final redemption amount that is keyed to an Underlying.  The allowed portion of claims based on the guarantees of these notes should be determined such that the noteholders receive a claim for the fair market value of the note at the Commencement Date, consistent with the principles underlying section 502 of the Bankruptcy Code.  A claim in this amount would provide the noteholders with a claim for the replacement cost of their investment, i.e., what the noteholders would have received at maturity, but appropriately discounted.  Because a portion of such claims will be keyed to an Underlying, and therefore contingent and unliquidated, the Bankruptcy Court will need to estimate the entire claim pursuant to section 502(c) of the Bankruptcy Code.  It is LBHI’s position that determining the fair market value of such notes at the petition date is the estimation methodology best suited to the circumstances because (i) a majority of the issuing documents contemplate this treatment upon the event of bankruptcy, (ii) this methodology is the economically realistic way the market would value these instruments, and (iii) this methodology is an administrable process that coincides with certain Debtors’ valuation methodology for the intercompany derivative contracts into which LBT entered to offset the risk of these instruments.  The fair market value methodology therefore assists the Debtors in reconciling their intercompany books and records, and prevents the need for multiple valuations.

c.             Prepetition Credit Facilities

Lehman used both committed and uncommitted bilateral and syndicated long-term bank facilities to complement its long-term debt issuances.  In particular, Lehman maintained a $2 billion unsecured, committed revolving credit agreement with a syndicate of banks.  In March 2008, Lehman amended and restated this credit facility to extend the term through February 2011.  As of August 31, 2008 and as of the Commencement Date, there were no outstanding borrowings against this credit facility.

In addition, Lehman maintained a $2.5 billion multi-currency unsecured, committed revolving credit facility with a syndicate of banks for Bankhaus and LBT which would have expired in April 2010.  Bankhaus and LBT drew on both of these facilities from time to time in the ordinary course of conducting business.  As of August 31, 2008 and as of the Commencement Date, there were no outstanding borrowings against this credit facility.

d.             Other Secured Borrowings

In the ordinary course of business Lehman sold loans (or participations in loans) to off-balance sheet securitization vehicles that would issue securities secured by such loans.  Lehman often transferred the loans to such vehicles through participations in the loan syndications, whereby Lehman would remain the lender of record for loans but would be obligated to pass through to the securitization vehicle all proceeds Lehman received as interest, principal or fees as to such loans.  These transactions allowed Lehman to monetize all or a portion of its interests in the loans it had originated.  As of August 31, 2008, Lehman had recorded obligations under such transactions of approximately $22 billion.

e.             Bank Platforms

Aurora Bank (formerly known as Lehman Brothers Bank, FSB and Woodlands Bank (formerly known as Lehman Brothers Commercial Bank provided Lehman with additional financing flexibility.  Aurora Bank and Woodlands were able to raise funds through accepting deposits and then use the deposits to buy assets (or participations in assets) from certain Lehman entities.  For further information regarding Aurora Bank and Woodlands, see Section V.E.4— “Bank Platforms” of this Disclosure Statement.

f.              Preferred Stock

LBHI had several classes of preferred stock (the “Preferred Stock”) outstanding as of the Commencement Date.  At November 30, 2007, LBHI was authorized to issue a total of 24,999,000 shares of Preferred Stock and had issued and outstanding 798,000 shares of various series as described below.  All Preferred Stock had a dividend preference over LBHI’s shares of common stock (the “Common Stock”) in the payment of dividends and a preference in the liquidation of assets.

The following table summarizes LBHI’s outstanding Preferred Stock at November 30, 2007:6

Series	Depositary Shares	Shares Issued and Outstanding	Dividend Rate	Earliest Redemption Date	Redemption Value
C	5,000,000	500,000	5.94%	May 31, 2008	250,000,000
D	4,000,000	40,000	5.67%	August 31, 2008	200,000,000
F	13,800,000	138,000	6.50%	August 31, 2008	345,000,000
G	12,000,000	120,000	one-month LIBOR + 0.75%(1)	February 15, 2009	300,000,000

(1) Subject to a floor of 3.0% per annum.

The series C, D, F, and G Preferred Stock ranked equally as to dividends and upon liquidation, dissolution, or winding up and had no voting rights except as provided below or as otherwise from time to time required by law.  If dividends payable on any of the series C, D, F or G Preferred Stock or on any other equally-ranked series of Preferred Stock were not paid for six or more quarters, whether or not consecutive, the authorized number of directors of LBHI would have automatically increased by two.  The holders of the series C, D, F or G Preferred Stock had the right, with holders of any other equally-ranked series of Preferred Stock, to elect two directors to fill such newly created directorships until the dividends in arrears were paid.

In March 2008, LBHI issued $4 billion aggregate liquidation preference of 7.25% Non-Cumulative Perpetual Convertible Preferred Stock, series P.  On June 12, 2008, LBHI issued two million shares ($2 billion aggregate liquidation preference) of 8.75% Non-Cumulative Mandatory Convertible Preferred Stock, series Q.

(6)           Information regarding LBHI’s outstanding preferred stock was included in LBHI’s 10-K, which provided information as of November 30, 2007.  LBHI’s 10-K for the year ending 2007 lists a number of classes of Preferred Stock and notes as having been registered but does not discuss how many shares were outstanding as of the reporting date, including the (i) 5.857% Mandatory Capital Advantaged Preferred Securities of Subsidiary Trust (and LBHI’s guarantee thereof); (ii) Floating Rate Mandatory Capital Advantaged Preferred Securities of Subsidiary Trust (and LBHI’s guarantee thereof); (iii) 6.375 Trust Preferred Securities, Series K, of Subsidiary Trust (and LBHI’s guarantee thereof); (iv) 6.375% Trust Preferred Securities, Series L, of Subsidiary Trust (and LBHI’s guarantee thereof); (v) 6.00% Trust Preferred Securities, Series M, of Subsidiary Trust (and LBHI’s guarantee thereof); (vi) 6.24% Trust Preferred Securities, Series N, of Subsidiary Trust (and LBHI’s guarantee thereof);(vii) 2.00% Medium Term Notes, Series H, Due March 3, 2009 Performance Linked to the Common Stock of Morgan Stanley (MS); (viii) 0.25% Medium Term Notes, Series I, Due February 16, 2012 Performance Linked to a Basket of Two Stocks; (ix) 0.00% Medium Term Notes, Series I, Due May 15, 2010 Performance Linked to the Common Stock of General Electric Company (GE); (x) Absolute Buffer Notes Due July 29, 2008, Linked to the Dow Jones EURO STOXX 50® Index (SX5E); (xi) Absolute Buffer Notes Due July 7, 2008, Linked to the Dow Jones EURO STOXX 50® Index (SX5E); (xii) Currency Basket Warrants Expiring February 13, 2008; (xiii) Dow Jones Global Titans 50 Index SM SUNS® Stock Upside Note Securities Due February 9, 2010; (xiv) Dow Jones Industrial Average SUNS ® Stock Upside Note Securities Due April 29, 2010; (xv) Index-Plus Notes Due December 23, 2009, Performance Linked to the Russell 2000® INDEX (RTY); (xvi) Index-Plus Notes Due March 3, 2010, Linked to the S&P 500® Index (SPX); (xvii) Index-Plus Notes Due November 15, 2009, Linked to the Dow Jones STOXX 50® Index (SX5P); (xviii) Index-Plus Notes Due September 28, 2009, Performance Linked to S&P 500® Index (SPX); (xix) Japanese Yen Linked Warrants Expiring June 20, 2008; (xx) Nasdaq-100® Index RANGERSSM Rebound Risk AdjustiNG Equity Range Securities Notes Due June 7, 2008; (xxi) Nikkei 225SM Index SUNS® Stock Upside Note Securities Due June 10, 2010; (xxiii) S&P 500® Index Callable SUNS® Stock Upside Note Securities Due November 6, 2009; and (xxiv) S&P 500® Index SUNS® Stock Upside Note Securities Due August 5, 2008.

g.             Common Stock

As of August 31, 2008, LBHI had 689,030,169 shares of Common Stock outstanding.  As of the Commencement Date, the largest holders of LBHI Common Stock were (i) AXA and related parties owning 40,094,986 shares, or 7.25%; (ii) ClearBridge Advisors, LLC and related parties owning 34,980,989 shares, or 6.33%, and (iii) FMR LLC and related parties owning 32,441,882 shares, or 5.87%.

In 1997, LBHI established an irrevocable grantor trust (the “RSU Trust”) to provide Common Stock voting rights to employees who held outstanding restricted stock units (“RSUs”).  In 2007, 2006 and 2005, LBHI transferred 24.5 million, 21.0 million and 22.0 million treasury shares, respectively, into the RSU Trust.  At November 30, 2007, approximately 72.5 million shares were held in the RSU Trust with a total value of approximately $2.3 billion.

h.             Trust Securities

Lehman formed certain trusts or limited partnerships (collectively, the “Trusts”), which acquired Lehman’s junior subordinated notes and issued trust preferred securities secured by Lehman’s junior subordinated securities.

The following table summarizes the key terms of Trusts with outstanding securities at November 30, 2007:

November 30, 2007	Issuance Date	Mandatory Redemption Date	Redeemable by Issuer on or after
Holdings Capital Trust III, Series K	March 2003	March 15, 2052	March 15, 2008
Holdings Capital Trust IV, Series L	October 2003	October 31, 2052	October 31, 2008
Holdings Capital Trust V, Series M	April 2004	April 22, 2053	April 22, 2009
Holdings Capital Trust VI, Series N	January 2005	January 18, 2054	January 18, 2010
Holdings Capital Trust VII	May 2007	June 1, 2043(1)	May 31, 2012
Holdings Capital Trust VIII	May 2007	June 1, 2043(1)	May 31, 2012
U.K. Capital Funding LP	March 2005	Perpetual	March 30, 2010
U.K. Capital Funding II LP	September 2005	Perpetual	September 21, 2009
Holdings E-Capital Trust I	August 2005	August 19, 2065	August 19, 2010
U.K. Capital Funding III LP	February 2006	February 22, 2036	February 22, 2011
U.K. Capital Funding IV LP	January 2007	Perpetual	April 25, 2012
U.K. Capital Funding V LP	May 2007	Perpetual	June 1, 2012

(1) Or on such earlier date as Lehman may have elected in connection with a remarketing.

The trust preferred securities issued by Holdings Capital Trust VII and Holdings Capital Trust VIII were issued together with contracts to purchase depositary shares representing Lehman’s Non-Cumulative Perpetual Preferred Stock, series H and Series I, respectively, with an aggregate redemption value of $1.5 billion.

8.             Liquidity Pool

To protect against any temporary market events limiting its ability to borrow, Lehman maintained a pool of assets that it believed were highly liquid and saleable.  Lehman’s liquidity pool was intended to cover expected cash outflows for  one year in a stressed liquidity environment.

In assessing the required size of the liquidity pool, Lehman assumed that (a) assets outside the liquidity pool could not be easily sold to generate cash; (b) unsecured debt would not be accessible; and (c) any cash and unencumbered liquid assets outside of the liquidity pool could not be used to support its liquidity.  The liquidity pool was primarily invested in cash instruments, government and agency securities and overnight repurchase agreements collateralized by government and agency securities.

In September 2008, as a result of, among other things, the severe contraction of the credit markets, declining asset values, and requests by Lehman’s lenders for additional collateral to secure Lehman’s obligations, Lehman’s liquidity pool was insufficient to withstand the financial crisis of September 2008.

IV.           EVENTS LEADING UP TO CHAPTER 11

As a financial services firm, with interests in capital markets and investment banking, stock brokerage, and investment management, Lehman was materially affected by conditions in the global financial markets and worldwide economic conditions.  For most of 2008, Lehman operated in an unfavorable global business environment.  Conditions were aggravated by, among other things, a continuing contraction of liquidity in credit markets; significantly depressed volumes in most equity markets; a widening in certain fixed income credit spreads compared to the end of the 2007 fiscal year; declining asset values; and the increasing severity of the “sub-prime” mortgage crisis.

These difficult conditions were compounded by the collapse and forced sale of Bear Stearns & Co. Inc. (“Bear Stearns”) in March 2008, and declining growth in major economies as a result of contracting economic conditions and eroding consumer confidence.  Global inflation increased in that environment.  Commodity prices rose significantly during the second quarter of 2008, with oil and gold reaching record levels, raising costs of industrial production.  Consumer confidence and spending were challenged by a combination of lower wealth from declining housing values; higher commodity prices impacting levels of disposable income; and falling private sector employment.  Central banks’ concerns about exacerbating inflationary conditions limited their ability to implement monetary policies intended to provide liquidity within the financial markets.

The combination of liquidity issues in the markets, contracting credit access and the requirement that financial companies de-lever their balance sheets resulted in downward pressure on financial asset prices.  These global economic conditions, in the aggregate, depressed both the valuations of Lehman’s inventory positions as well as transactional volumes and market activity levels in which Lehman’ capital markets and investment banking business segments operated.

Ultimately, the onset of instability in the financial and credit markets in 2008 created significant problems for Lehman.  Despite infusions of liquidity by central banks into the financial system, broad asset classes, particularly domestic subprime residential mortgages and structured credit products, remained thinly traded throughout the period.  Lehman purchased many of its assets using short-term secured credit obtained under tri-party repurchase agreements.  When the market value of the pledged assets began to deviate (downward) from the pledged value of those assets, secured lenders imposed discounts on Lehman’s assets and/or requested additional collateral.

The depreciation of Lehman’s pledged assets also had an adverse impact on its borrowing availability.  The loss of liquidity in the markets generally created a chain reaction of adverse economic consequences.  With its reliance on short-term credit and its diminished ability to access such markets, Lehman had difficulty funding transactions; major credit rating agencies put Lehman’s credit ratings on negative watch with potential for multiple downgrades.  The downgrades also had a chain reaction, requiring Lehman to post more collateral to its lenders and increasing the cost of borrowing.

In response to Lehman’s deteriorating financial performance, it explored, inter alia, various options to seek strategic partners or buyers, to restructure operations, reduce the overall cost structure, de-lever and improve performance.  In recognition of the concerns caused by Lehman’s concentration of positions in real estate-related assets, it initiated actions to separate those assets from the rest of its operations.  Lehman actively reduced its real estate portfolio in the third quarter of 2008, including a reduction in residential mortgage exposure by 31% to $17.2 billion.  Further, Lehman formally engaged BlackRock Financial Management, Inc. to sell approximately $4 billion of Lehman’s residential-mortgage portfolio in the United Kingdom; however, this effort was unsuccessful and terminated as a result of the commencement of the Chapter 11 Cases.

In an effort to, among other things, minimize the effects of pervasive and negative rumors in the marketplace, on September 10, 2008, Lehman reported an accelerated and preliminary net loss of approximately $3.9 billion, or $5.92 per common share (diluted), for the third quarter ended August 31, 2008, compared to a net loss of $2.8 billion, or $5.14 per common share (diluted), for the second quarter of fiscal 2008, and net income of $887 million, or $1.54 per common share (diluted), for the third quarter of fiscal 2007.  The net loss in the third quarter of 2008 was driven primarily by gross mark-to-market adjustments stemming from writedowns on commercial and residential mortgage and real estate assets.

At the same time, in light of the continuing diminution in the value of Lehman’ assets, its increasing mark-to-market obligations, and its own plummeting market capitalization, Lehman announced two major initiatives.  One initiative involved an effort to sell some or all of the Investment Management Division.  Lehman expected that the sale of the Investment Management Division would generate in excess of $4 billion.  Receipt of expected proceeds would have enhanced the capital position of Lehman and enabled it to operate the other divisions successfully through this difficult period in the market.

The second initiative involved the spin-off of Lehman’s commercial real estate assets to a new company owned by Lehman’s shareholders.  Lehman believed that divorcing the real estate assets from the rest of Lehman would relieve the financial pressure on Lehman, while permitting shareholders to benefit from the full value of such assets when the markets recovered.

The announcement of the initiatives on September 10, 2008 did little to alleviate the concerns as to the continued viability of Lehman.  The uncertainty in that week, particularly among the banks through which Lehman cleared securities trades and used to facilitate and fund its repurchase agreements and intra-day transactions, and resulted in renewed demands for additional collateral by such banks and Lehman’s trading counterparties.  The demands ultimately made it impossible for Lehman to continue to operate its business or implement either of the two initiatives.

Lehman continued to intensify its efforts to seek a purchaser for all or substantially all of Lehman’s businesses and assets.  Since any entity that operates a major broker/dealer business cannot operate without access to federal funds through the Federal Reserve Bank only a limited number of qualified financial institutions, numbering less than 20, were in a position to consider an acquisition of Lehman.  One candidate, Bank of America, that had expressed interest in purchasing Lehman, entered into an alternative transaction with Merrill Lynch which foreclosed any possibility of purchasing Lehman.  Barclays had been negotiating a potential acquisition of Lehman during the week leading up to September 15, 2008.  Barclays was unable to obtain all required regulatory approvals and, Barclays’ final agreement to acquire Lehman prior to September 15, 2008 could not be accomplished.

As a consequence of the deepening concern by the Federal Reserve Bank, the SEC and the United States Department of the Treasury (the “Treasury”) as to the ability of Lehman to continue operations, emergency meetings were held at the Federal Reserve Bank of New York over the weekend of September 12, 2008, among Lehman, officials from the Federal Reserve Bank of New York, senior representatives of major New York based financial institutions, Secretary of the Treasury Henry Paulson, and SEC Chairman Christopher Cox to develop a plan to deal with the Lehman crisis.  Over the period of September 12 to September 15, 2008, officials of the Treasury indicated to Lehman that emergency federal funding of any kind would not be forthcoming to stabilize Lehman and provide the liquidity needed for its continued operations.  Rather on September 14, 2008, the Federal Reserve Bank of New York, the SEC and the Treasury strongly urged Lehman to initiate a bankruptcy case for LBHI before midnight on Monday, September 15, 2008.

Having no viable alternative, at approximately 2:00 a.m. during September 15, 2008, LBHI commenced its Chapter 11 Case to preserve its assets and maximize value for the benefit of all of its economic stakeholders.

V.            THE CHAPTER 11 CASES

Commencing on September 15, 2008, and periodically thereafter, the Debtors commenced voluntary cases under chapter 11 of the Bankruptcy Code.  The Debtors’ Chapter 11 Cases have been consolidated for procedural purposes only and are being jointly administered pursuant to Bankruptcy Rule 1015(b).  The Debtors are authorized to operate their businesses and manage their properties as debtors in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code.

A.            Stabilization of the Business

During the initial stages of the Chapter 11 Cases, the Debtors engaged A&M to provide crisis management and other services necessary to the preservation of asset values and the administration of the Chapter 11 Cases.  Bryan Marsal was appointed the Chief Restructuring Officer.  Since that time, A&M personnel have led the administration of the Chapter 11 Cases.  The Debtors, with the substantial assistance of A&M, have devoted considerable time and effort to gaining control of their assets and operations in an effort to preserve their value in the face of a world wide loss of confidence and a virtual financial panic.  The Debtors’ Chapter 11 Cases are unprecedented in their size and complexity.  They were followed by a period of global turmoil in the financial markets, the effects of which have been persistent and which precipitated massive federal intervention to save the financial system.  In that context, the initial phases of the Chapter 11 Cases were tumultuous, hectic in all respects and extraordinarily demanding.

Of primary concern to the Debtors’ management, prior to the involvement of A&M, was avoiding the loss of thousands of jobs, customer dislocation and the significant loss in value resulting from a liquidation of LBI.  Lehman employed a traditional holding company structure in which one of its primary divisions, LBI, functioned as a broker/dealer registered with and regulated by the SEC.  LBI was the operating entity for the Lehman North American capital markets and investment banking business.  A substantial portion of Lehman’s assets and its customer accounts were held at LBI.  However, as a regulated broker/dealer, LBI did not qualify to be a debtor under chapter 11 of the Bankruptcy Code.  Rather, LBI was subject to potential proceedings under the Securities Investor Protection Act of 1970.

Pursuant to arrangements with the Federal Reserve Bank of New York, LBI was allowed to continue to function on Monday, September 15, 2008.  Commencing with the early morning hours of September 15, 2008, Barclays contacted Lehman to express a continuance of interest in acquiring Lehman’s North American capital markets and investment banking businesses operated by LBI.  As a result, huge efforts were dedicated by Lehman to new negotiations with Barclays.  At that time, A&M was just beginning to organize its management team.  As a consequence, A&M did not participate in the Barclays negotiations or the finalization of the transaction (other than with respect to the Transition Services Agreement).  The contemplated sale posed a number of problems.  Barclays would not agree to a sale without the protection of a court order because it did not want to expose itself to the risk of potential fraudulent transfer and other claims.  Thus, one of the major problems was how to effect the transfer of the broker/dealer’s assets to Barclays in a court-sanctioned sale that ran parallel to the sale in LBHI’s Chapter 11 Case.  It was necessary to orchestrate a coordinated sale process whereby the broker/dealer’s assets could be included in the sale of LBHI’s assets to Barclays.

Another problem was time.  LBHI’s management, prior to the involvement of A&M, believed that as a financial organization, the businesses of Lehman and, in particular, LBI, were extremely sensitive to market forces and potentially a severe and sharp drop in value if the sale was not expeditiously consummated.  Barclays, as a potential buyer, was concerned about time, and required that the sale be approved within five days.

The cooperation of SIPC was essential so that the timeline of the sale process could be coordinated with the commencement of LBI’s broker/dealer liquidation under SIPA.  On Tuesday, September 16, 2008, a motion was filed requesting the Bankruptcy Court approve the sale procedures and set a sale approval hearing for Friday, September 19. 2008.  The Bankruptcy Court acted expeditiously, despite objections, and taking into account the urgency and sensitivity of the situation, approved the sale procedures at a hearing on Wednesday, September 17, 2008.  On September 19, 2008, as the sale approval hearing was commencing, SIPC caused LBI to be placed into a proceeding under SIPA.  The SIPA proceeding was then assigned to the same Bankruptcy Judge overseeing LBHI’s Chapter 11 Case, Honorable James M. Peck, United States Bankruptcy Court Judge, and a coordinated sale was approved in both LBHI’s and LBI’s cases.

Within five days of the Commencement Date, the sale of the North American capital markets and investment banking business to Barclays, together with the real property relating to the corporate headquarters and two data centers, was approved and consummated on September 22, 2008.  The sale preserved a significant number of jobs, enabled customers of LBI access to their accounts, and was the essential first step in establishing the foundation for the Chapter 11 Cases.  It provided the Debtors with immediate access to approximately $1.3 billion to provide capital for the administration and the sound beginning of these extraordinary and atypical Chapter 11 Cases.

The following is a brief description of certain other significant events that have occurred during the Chapter 11 Cases.

1.             Retention of A&M and Other Professionals

Shortly after LBHI’s Commencement Date, the Debtors sought the services of A&M to provide the Debtors with a chief restructuring officer (the “CRO”) and additional personnel to advise the Debtors on the restructuring of their estates.  An engagement letter was signed on Thursday, September 18, 2008 and effective control was transferred to A&M on Monday, September 22, 2008.  As a consequence of the sale to Barclays, which was negotiated prior to A&M receiving executive responsibilities, almost all of the LBI employees were transferred to Barclays, creating a major staffing issue for the Debtors.  The Debtors retained A&M to provide services with respect to, among other things, (i) reviewing and assessing Lehman’s financial information, including its short and long-term estimated cash flows and financial information provided by the Debtors to their creditors, (ii) assisting in asset sales and the identification of cost reduction and operational improvement opportunities, (iii) developing possible restructuring plans or strategic alternatives for maximizing the enterprise value of Lehman’s various business lines, (iv) serving as the principal contact with the Debtors’ creditors with respect to financial and operational matters, and (v) performing such other services in connection with the restructuring process as reasonably requested or directed by LBHI’s Board of Directors and other authorized company personnel.  Since September 22, 2008, A&M has been functioning as the leadership of the Debtors’ management.  The services to be provided by

A&M were necessary to enable the Debtors to maximize the value of their estates and successfully complete their restructuring.  The Debtors’ engagement letter with A&M (the “Engagement Letter”) provided that Bryan Marsal would serve as CRO to assist the Debtors with all phases of the Chapter 11 Cases.  On December 17, 2008, the Bankruptcy Court entered a final order authorizing the retention of A&M and the appointment of a CRO nunc pro tunc to the Commencement Date [Docket No. 2278].  At different times since the Commencement Date, as a result of the Debtors global operations and significant loss of key employees, anywhere from 100 to 150 full time employees (with a approximately 190 full time employees early in the Chapter 11 Cases) from A&M have provided restructuring service to the Debtors.

The Debtors engaged Weil, Gotshal & Manges LLP as their attorneys nunc pro tunc to the Commencement Date and Curtis, Mallet-Prevost, Colt & Mosle LLP as their conflicts attorneys nunc pro tunc to September 26, 2008, pursuant to authority granted by the Bankruptcy Court.

The Debtors engaged Lazard as their investment banker effective as of the Commencement Date.

Other professionals have been engaged to assist the Debtors with, inter alia, tax and audit services, derivative matters, international matters, brokerage services, real estate matters, and general corporate and litigation matters.  To date, approximately 21 professionals have been authorized to perform services for the Debtors by the Bankruptcy Court pursuant to either 327(a) or 327(e) of the Bankruptcy Code.

2.             Creditors’ Committee

On September 17, 2008, the US Trustee, pursuant to section 1102(a)(1) of the Bankruptcy Code, appointed the Creditors’ Committee to represent the interests of the creditors of the Debtors.  The original committee consisted of Wilmington Trust Company, as Indenture Trustee, The Bank of NY Mellon, Mizuho Corporate Bank, Ltd., as Agent, Metropolitan Life Insurance Co., Shinsei Bank, Limited, The Royal Bank of Scotland, PLC, and RR Donnelley & Sons.  The Creditors’ Committee’s composition was amended on October 3, 2008, at which time The Royal Bank of Scotland, PLC and RR Donnelley & Sons were replaced with The Vanguard Group and Aegon USA Investment Management, respectively.  The Creditors’ Committee composition was reduced to five members on December 15, 2009, when Shinsei Bank, Limited and Aegon USA Investment Management resigned.  On February 9, 2010, the Creditors’ Committee was expanded to seven members with the appointment of U.S. Bank, N.A., as Indenture Trustee, and Elliott Management Corp.  The current members of the Creditors’ Committee are:

Wilmington Trust Company, as Indenture Trustee	The Bank of New York Mellon
Mizuho Corporate Bank, Ltd., as Agent	Metropolitan Life Insurance Company
The Vanguard Group Inc.	U.S. Bank, N.A., as Indenture Trustee
Elliott Management Corp.

Since the appointment of the Creditors’ Committee, the Debtors have regularly consulted with the Creditors’ Committee and its professionals concerning the administration of the Chapter 11 Cases.  The Debtors have kept the Creditors’ Committee and its professionals informed with respect to their operations and have obtained the concurrence of the Creditors’ Committee for actions and transactions outside of the ordinary course of the Debtors’ business.  The Debtors have met with the Creditors’ Committee and its advisors on at least a monthly basis, and have participated in many meetings with sub-committees of the Creditors’ Committee focused on specific asset classes and related issues on a regular and frequent basis.  The Creditors’ Committee and its professionals have participated actively, together with the Debtors’ management and professionals, in, among other things, reviewing the Debtors’ business operations across all of the Debtors’ business lines as well as to all matters relating to the administration of the Chapter 11 Cases and the formulation of the Plan.  These meetings occur on an almost daily basis.

The Creditors’ Committee has engaged Milbank, Tweed, Hadley & McCloy LLP as its general attorneys, Quinn Emanuel Urquhart & Sullivan, LLP as special counsel, and FTI Consulting Inc. and Houlihan Lokey Howard & Zukin Capital, Inc. as its financial advisors.  The expenses of members of the Creditors’ Committee and the fees and expenses of the Creditors’ Committee’s professionals are administrative expenses of the Debtors in the Chapter 11 Cases, subject to approval by the Bankruptcy Court.

The Debtors on a more limited basis have met and conferred with certain non-statutory groups of claimants that have identified themselves as ad hoc committees or so-called alliances of creditors.

B.            Lehman Brothers Inc.’s SIPA Proceeding; Lehman ALI

On the Commencement Date, LBI was a wholly-owned direct subsidiary of LBHI and a broker/dealer registered with the SEC.

Following the Commencement Date, LBHI negotiated and agreed to the sale of substantially all of Lehman’s North American capital markets and investment banking business to Barclays.  Barclays declined to acquire certain businesses and assets of LBI, including those relating to derivative products or real estate investments because of the nature of such assets.  The SIPA Trustee agreed that the value of the assets could better be protected as part of the Chapter 11 Cases.  Therefore, on September 19, 2008, prior to the commencement of LBI’s proceeding under the SIPA, LBI transferred to Lehman ALI, a wholly-owned direct subsidiary of LBHI, all of LBI’s interests in the shares of various entities that were subsidiaries of LBI.  The transfers were intended to preserve the value of the assets and enhance potential recoveries by LBHI’s creditors.

Pursuant to such transaction, Lehman ALI acquired the all of: LBI’s interest in the shares of:  LCPI, LBSF, LBDP, LBFP, Blue Jay Realty Corporation, FRAH Special Services Inc., LB I Group Inc., LBI India Holdings Mauritius III Limited, LB Leasing Inc., Lehman Brothers (Israel) Inc., Lehman Brothers (Spain) S.A., Lehman Brothers de Venezuela C.A., Lehman Brothers Europe Inc., Lehman Brothers Finance (Japan) Inc., Lehman Brothers Investment Holding Company Inc., Lehman Brothers

International Services, Inc., Lehman Brothers Holdings International Inc., Lehman Brothers Investment Management Asia Limited, Lehman Brothers Overseas Inc., Lehman Brothers Securities Taiwan Limited, Lehman Brothers South Asia Limited (inactive), Lehman Realty & Development Corp., MBR/GP Corp., RIBCO LLC and RIBCO SPC, Inc.

In exchange for the transfer of the shares of these entities, Lehman ALI provided a note (the “PIK Note”) to LBI in an amount equal to the fair market value of the shares of such entities as of September 19, 2008, with such amount to be determined pursuant to a methodology to be agreed to by LBI and Lazard.  As security for the payments due under the PIK Note, Lehman ALI granted LBI a security interest in the stock of the acquired entities and the proceeds of any sale of such shares.

LBI also transferred to Lehman ALI certain patents and trademarks that were owned by LBI but used in the Investment Management Division.  In consideration for the transfer of such intellectual property, Lehman ALI issued another note (the “IP PIK Note”) to LBI.  The amount of the IP PIK Note is equal to the fair market value of the transferred intellectual property as of September 19, 2008, with such amount to be determined pursuant to a methodology to be agreed to by LBI and Lazard.  The IP PIK Note is secured by a security interest in the transferred intellectual property.

Based on the Debtors’ calculations, the fair market value of the shares of such entities as of September 19, 2008, is zero.  The Debtors also believe that the intellectual property acquired from LBI did not have any value as of September 19, 2008.  Accordingly, no liability has been recognized by Lehman ALI.  The SIPA Trustee does not concur with the conclusion of the Debtors and has reserved all of his rights with respect to such PIK Notes.  As of the date hereof, neither the value, nor the methodology for determining the value of the PIK Note and the IP PIK Note has been finally determined by Lazard.

C.            Sale of the North American Capital Markets and Investment Banking Business to Barclays Capital Inc.

On September 16, 2008, one day after the Commencement Date, the Debtors and Barclays entered into an asset purchase agreement (the “Barclays Purchase Agreement”) with respect to the sale of the Debtors’ North American capital markets and investment banking business, including the fixed income and equities cash trading, brokerage, dealing, trading and advisory businesses, investment banking operations, LBI’s business as a futures commission merchant and LBI’s commodities business, government securities trading operations and mortgage-backed securities trading operations of LBI, and its private investment management business (the “Barclays Purchased Assets”).  The Barclays Purchased Assets were a highly sensitive asset and their value was greatly dependent upon Lehman’s ability to assure its clients and customers of its financial and operational integrity, a major problem during the market conditions of September 2008.  The value of a financial service business is inherently tied to the skills and knowledge of its employees and the employees’ relationships with clients.  It was determined by Debtors’ management, prior to the appointment of A&M, that an expeditious sale of the Barclays Purchased Assets was critical to the stabilization of its value, in order to avoid rapid value depreciation and a mass exodus of employees.  On September 17, 2008, the Debtors filed a motion seeking approval of the sale of the Barclays Purchased Assets purchased pursuant to the Barclays Purchase Agreement, free and clear of all liens, claims, encumbrances or interests and the assumption and assignment of certain prepetition executory contracts and unexpired leases and non-residential real property [Docket No. 60].  Lazard, the Debtors’ investment banker which had assisted in a search for purchasers before the Commencement Date, later testified during the Bankruptcy Court sale hearing on September 19, 2008, that no other purchasers had emerged for the Barclays Purchased Assets since the Commencement Date.  The sale of the Barclays Purchased Assets was consummated pursuant to an Order of the Bankruptcy Court dated September 19, 2008, and the Barclays Purchase Agreement, as amended on September 19, 2008, and a clarification letter (the “Clarification Letter”) dated as of September 20, 2008, and executed on September 22, 2008 [Docket No. 258].

In response to the rapidly depreciating value of the Debtors’ assets, the Barclays Purchase Agreement as part of the sale required the closing to occur on or before September 22, 2008, unless otherwise agreed by the parties.  In consideration for the transfer of the Barclays Purchased Assets, Barclays (i) paid approximately $1.3 billion for Lehman’s corporate headquarters building and two data centers, (ii) paid $250 million for the goodwill of LBI, (iii) agreed to assume approximately $2.5 billion in liabilities relating to compensation to LBI’s employees, transfer taxes and accounts payable in the ordinary course of business, and (iv) agreed to be responsible for approximately $1.5 billion in cure costs as to assumed executory contracts and liabilities under assigned leases.  Significant to the agreement was the condition precedent that all domestic employees of LBI, totaling approximately 10,000, had the opportunity to continue their employment on the same terms they had with Lehman through December 31, 2008.  In addition, the transfer of the private investment management businesses to Barclays provided an expeditious transfer of thousands of customer accounts to Barclays which enabled such holders to continue to access their accounts.  Another prerequisite to effectuating the Barclays Purchase Agreement was the commencement of a proceeding against LBI under SIPA.

On September 19, 2008, based on the record before it, the Bankruptcy Court approved the sale to Barclays (the “Barclays Sale Order”).

Currently, certain aspects of the sale of the Barclays Purchased Assets pursuant to the Barclays Purchase Agreement and Clarification Letter are the subject of litigation commenced by LBHI, the Creditors’ Committee and the LBI SIPA Trustee against Barclays.  LBHI filed a motion on September 15, 2009, seeking an Order pursuant to Federal Rules of Civil Procedure 60(b) (“Rule 60(b)”), (i) modifying the Barclays Sale Order to remove certain assets totaling up to approximately $13 billion from the definition of “Purchased Assets,” (ii) amending other provisions of the Barclays Sale Order, (iii) authorizing further discovery to assess the transaction on an accurate and complete record and (iv) granting other relief, including the insertion of a provision in the Barclays Sale Order that would permit LBHI and other interested parties to pursue Claims arising from the sale transaction, notwithstanding any findings of fact or conclusions of law contained in the Barclays Sale Order [Docket No. 5148].  In the motion, LBHI asserts, among other things, that it was not disclosed to the Bankruptcy Court, or the attorneys for LBHI, that the sale was structured to provide Barclays a substantial first day gain. LBHI asserts that such a gain was contrary to representations and disclosures made to the

Bankruptcy Court regarding the transaction, in part because certain Lehman executives agreed to give Barclays an undisclosed $5 billion discount off the book value of the securities transferred to Barclays, and later agreed to give billions more in additional value, without informing the Debtors’ attorneys or the Bankruptcy Court.

LBHI also commenced a related adversary proceeding against Barclays on November 16, 2009 [Adv. Proc. 09-1731 Docket No. 1].  The complaint seeks declaratory relief, compensatory and punitive damages, disgorgement and return of all excess assets received by Barclays and any profits derived from them, post (and if appropriate pre-) judgment interest, avoidance of the transfer of excess assets pursuant to the Bankruptcy Code, attorneys fees, and disallowance of Barclays’ Claims against LBHI.

The SIPA Trustee joined LBHI’s Rule 60(b) motion and filed a separate motion in the SIPA proceeding seeking relief under Rule 60(b) on the grounds that Barclays obtained excess value as a result of the $5 billion alleged “discount”.7  The SIPA Trustee seeks declaratory relief or modification of the Barclays Sale Order and an accounting to remove certain assets totaling at least $6.7 billion, and requests further discovery to assess the transaction on an accurate and complete record.  The motion asserts that (i) the terms of the Clarification Letter were modified by a side letter amongst the Depositary Trust & Clearing Corporation (“DTCC”), Barclays and the Trustee (“DTCC Letter”) so as to exclude certain assets; (ii) the condition precedent for the transfer of the assets from the Rule 15c3-3 account (a required broker/dealer special account to be maintained for the benefit of customers of a broker/dealer) was not met; and (iii) the terms of the sale documents did not authorize the transfer of other assets held at derivatives exchanges.  The SIPA Trustee is requesting the return of the value allegedly received in excess of what the Bankruptcy Court authorized.

The Creditors Committee joined in LBHI’s Rule 60(b) motion and filed a separate Rule 60(b) motion that makes similar factual and legal arguments as the Debtors’ Rule 60 motion.  The Creditors’ Committee also requests that Barclays provide an accounting and reconciliation as to the sale and that the Barclays Sale Order be modified to remove certain assets from the definition of “Purchased Assets” so that “Purchased Assets” are no greater than a maximum of $47.4 billion and to remove approval of the Clarification Letter to the extent it materially modified the transaction.  The Creditors Committee consummated a separate adversary proceeding on November 16, 2009 [Adv. Proc. 09-1733 Docket No. 1] based upon the same allegations.

(7)           In the Rule 60(b) motions, LBHI contends that the disclosed Barclays Purchase Agreement structure was essentially abandoned by September 19, 2008, the day of the hearing to approve the sale to Barclays because, among other reasons, an executory securities repurchase agreement (the “Repurchase Agreement”), entered into on September 18, 2008 between LBI and Barclays (who replaced the Federal Reserve Bank in this role), was terminated without disclosure. The Debtors further contend that the Repurchase Agreement was used as a mechanism to deliver the undisclosed discount.  Pursuant to the Repurchase Agreement, Barclays transferred $45 billion cash to LBI on September 18, 2008 in exchange for approximately $50 billion in securities.  The Repurchase Agreement was terminated on September 19, 2008 and Barclays kept all of the collateral giving Barclays a $5 billion undisclosed discount.

Barclays has opposed the Rule 60(b) motions and filed a motion seeking an order from the Bankruptcy Court enforcing the Barclays Sale Order, and asserting that the LBHI and the SIPA Trustee have not delivered assets due to Barclays.  Barclays requests the delivery of: (i) remaining DTCC “clearance box assets” valued at $707 million; (ii) $769 million of Rule 15c3-3 securities; and (iii) substantial amounts of exchange-traded derivative margin accounts.

In its opposition brief to the Rule 60(b) motions, Barclays principally argues that (i) all material facts underlying the sale transaction were disclosed, including that it expected to record a gain, (ii) no formal valuation was put on the deal because of the illiquid and volatile financial assets transferred during extraordinary circumstances, and (iii) all parties understood the process and substance of the Clarification Letter.

On April 9, 2010, the Bankruptcy Court heard opening arguments of the parties as to the Rule 60(b) motions.  The Bankruptcy Court has decided that an evidentiary hearing is necessary to determine the issues.  The evidentiary hearing is scheduled to commence on April 26, 2010.

D.            Significant Developments During the Chapter 11 Case

During the Chapter 11 Cases, the Debtors commenced a process to evaluate their businesses and provide for the disposition of their assets.  The Debtors are continuously reviewing their businesses, owned properties, contracts and loans to determine if it is appropriate and timely to sell or monetize such assets.

1.             Significant Asset Dispositions

Due to the crisis in the financial markets and the credit markets that permeated the initial phases of these Chapter 11 Cases, the Debtors determined that it would not be in the best interests of their estates to attempt to dispose of their assets in the current market conditions.  The depressed market value of many of the Debtors’ assets was the result of a crisis of confidence in financial markets and financial institutions rather than the underlying values of the assets.  Many of its financial and real estate assets have intrinsic value significantly greater than the current market prices.  In certain circumstances where the Debtors decided that that the prices offered for their assets were fair, or that certain assets were too burdensome or costly to retain, the Debtors sold the assets after consultation with the Creditors’ Committee and where appropriate with the approval of the Bankruptcy Court.

a.             Sale of Investment Management Division

Prior to the Commencement Date, LBHI had attempted to sell a significant portion of its Investment Management Division, including Neuberger Berman, the fixed income business and the alternative asset management business (collectively, the “IMD Business”).  The Investment Management Division, and in particular the IMD Business, provided customized investment management services for mutual funds, high net worth clients and other investors, serving as the general partner for private equity and other alternative investment partnerships, and also holding minority stake investments in certain alternative investment managers.

The deteriorating financial markets and pressure from the Lehman name resulted in the Investment Management Division losing clients and assets under management.

In an effort to preserve and maximize the value of the IMD Business, the Debtors’ management determined that a sale of the IMD Business was in its best interests.  It was imperative for the transaction to be completed expeditiously, as the value of the IMD Business was influenced by the ebbs and flows of the marketplace, the impact of the Chapter 11 Cases, and the public speculation that additional Lehman entities may seek bankruptcy protection and further diminish the value of the IMD Business.

On September 29, 2008, LBHI and certain affiliates entered into a purchase agreement with an entity co-sponsored by Bain Capital Fund X, L.P. and Hellman & Friedman Capital Partners VI, L.P. (“BHF Purchaser”), whereby BHF Purchaser would purchase the IMD Business for $2.15 billion in cash (subject to certain adjustments) and assumed liabilities, and act as a stalking horse purchaser for the purpose of an auction sale of the IMD Business.  On October 22, 2008, the Bankruptcy Court approved bidding procedures for the sale of the IMD Business, including a break-up fee of $52.5 million, as well as expense reimbursement, to BHF Purchaser if such entity was not the purchaser as a result of the auction sale.  Following an auction conducted on December 3, 2008, a group comprised of certain members of the management team, senior professionals and portfolio managers of the Investment Management Division (the “IMD Management Team”) was selected as the winning bidder.  After the transaction, LBHI retained (i) 93% of the preferred equity interests in Neuberger Berman Group (as defined below) with an aggregate liquidation preference of $875 million and (ii) 49% of the common equity interests in Neuberger Berman Group.

As part of the transaction, a new company, Neuberger Berman Group LLC (“Neuberger Berman Group”) was created to hold the IMD Business, which through its affiliates managed approximately $160 billion of assets as of November 30, 2008.  The IMD Management Team controls 51% of the common equity of Neuberger Berman Group.  The transaction resulted in approximately 1645 employees of the Investment Management Division becoming employees of Neuberger Berman Group or one of its affiliates.

As of December 31, 2009, Neuberger Berman Group and its affiliates had approximately $173 billion in assets under management, and had estimated revenues of approximately $820 million for the year ended December 31, 2009.

b.             Sale of European and Asian Assets and Businesses to Nomura

Nomura International Plc (“Nomura”) purchased various Investment Banking assets, largely representing Lehman’s European and Asian operations, from Lehman Brothers Holdings Plc, LBIE, Lehman Brothers Europe Limited, and LBL, under agreements, dated September 22, 2008 and September 29, 2008 (the “Nomura Purchase Agreements”).  Although LBHI was not one of the primary sellers of the assets in these transactions, LBHI did receive approximately $60 million from the sale of back office operations in India to Nomura.  Pursuant to the Nomura Purchase Agreements, Nomura and LBHI entered into a transition services agreement (the “TSA”), whereby Nomura agreed to provide, certain services, use of facilities and other assistance on a transitional basis to the Debtors.  In exchange for Nomura’s transition services, LBHI agreed to continue to provide those services that were being provided by LBHI (or the Debtor-Controlled Entities) prior to acquisition by Nomura under the Nomura Purchase Agreements.  The transaction resulted in approximately 7,000 former Lehman employees obtaining employment with Nomura.

c.             De Minimis Sale Order

In order to liquidate some of the Debtors’ less valuable assets in an efficient manner, the Debtors sought approval of procedures that would enable the Debtors to sell de minimis assets without seeking further approval of the Bankruptcy Court.  On June 17, 2009, the Bankruptcy Court, inter alia, established procedures for the Debtors’ sale or abandonment of certain property and interests in property free and clear of all liens, claims, and encumbrances without further court approval.  Pursuant to the de minimis sales procedures, through the latest monthly filing as of March 15, 2010, the Debtors have sold personal property and real property and related assets for approximately $7 million.

2.             Significant Settlements and Transactions

a.             Settlement with the Pension Benefit Guaranty Corporation (“PBGC”)

Prior to and during these Chapter 11 Cases, LBHI sponsored a defined benefit plan (the “Lehman Pension Plan”) that provided pension benefits for approximately 22,000 then-current and former Lehman employees and their beneficiaries.  On December 12, 2008, in response to concern that the Lehman Pension Plan was underfunded by approximately $200 million, the PBGC commenced an action in the United States District Court for the Southern District of New York (the “PBGC District Court Action”), Civ. No. 08 CIV 10792 (HB), to terminate the pension plan, take over the plan’s assets and set a plan termination date of December 12, 2008.  Arm’s-length negotiations aimed at resolving the PBGC’s Claims commenced shortly thereafter, and resulted in a settlement agreement between the Debtors and the PBGC (the “PBGC Settlement Agreement”), which was approved by the Bankruptcy Court on June 3, 2009.  The PBGC Settlement Agreement provides, among other things, for termination of the Lehman Pension Plan and a payment of $128 million to the PBGC in respect of pension benefits as statutory trustee to administer the Lehman Pension Plan’s assets.  On August 11, 2009, a joint stipulation of dismissal between the PBGC and LBHI’s employee benefit plans committee, dated June 18, 2009, was entered on the PBGC District Court Action’s docket.

b.             Settlement with Lehman Brothers Bankhaus AG

Prior to the Commencement Date, with respect to commercial and real estate loans, LBHI, LCPI, and Lehman ALI (collectively, the “Lehman Parties”) and Bankhaus often entered into transactions with one another, or their wholly owned subsidiaries, whereby one of the parties acted as the lender of record and/or agent (the  “Lender”) for certain loans, and the other party or parties would acquire interests in those loans through a participation (the “Participant”).  Following the Commencement Date,

a dispute arose among the Lehman Parties and Dr. Michael C. Frege, the Foreign Administrator of Bankhaus, over the ownership of certain of the loans.  Specifically, the dispute centered on whether Bankhaus, as the Participant, had an ownership interest in certain of the loans, or just an unsecured claim against the Lender.  Following nearly a year of extensive, arm’s length negotiations between the Lehman Parties and Dr. Frege, the parties agreed to the terms of a settlement agreement (the “Bankhaus Agreement”),  which was approved by the Bankruptcy Court on January 14, 2010.  Pursuant to the Bankhaus Agreement, the Lehman Parties acquired 86 loans with a total outstanding balance due of approximately $2.9 billion, for a purchase price of approximately $1 billion, which amount accounts for (i) litigation risks associated with the dispute, and (ii) commercial risks attendant to collections.  Other loans that were not a part of the dispute were also included in the transaction, and were acquired by the Lehman Parties at a discount.  As a result of their efficient administration of the loans, the Lehman Parties expect to recover substantial value.  The Lehman Parties also agreed that certain Claims of Bankhaus with respect to other participations will be Allowed as general unsecured Claims against LCPI, in the amount of $1,015,000,000, and against LBHI, in the amount of $1,380,900,000 (subject to certain adjustments).  Additional information regarding the Bankhaus Agreement is contained in the Debtors’ Motion Pursuant to Sections 105 and 363 of the Bankruptcy Code and Federal Rule of Bankruptcy Procedure 9019 for Authorization and Approval of a Settlement Agreement with the Insolvency Administrator of Lehman Brothers Bankhaus AG (In Insolvenz) [Docket No. 6303].

c.             Transaction with JPMorgan

Prior to the commencement of the Chapter 11 Cases, JPMorgan served as Lehman’s primary bank, providing clearing services to Lehman’s primary broker/dealer, LBI, pursuant to a clearance agreement, whereby JPMorgan executed trades and transactions with third parties on behalf of Lehman.  In connection with such clearance agreement, Lehman was required to pledge collateral to JPMorgan to secure Lehman’s obligations with respect to such trades or transactions.  During the course of that relationship, and particularly in September, 2008, JPMorgan required LBI to deposit substantial collateral as security for clearing and settlement services performed by JPMorgan and its affiliates.  In addition, JPMorgan required LBHI to execute a series of guaranties, security agreements, and amendments to the clearance agreement, which purportedly enlarged the obligations of various Debtors and together required LBHI to provide collaterally secured guaranties of the obligations of all Lehman entities to JPMorgan and all of its affiliates.  In connection therewith, LBHI pledged over $14 billion as collateral security to JPMorgan through September 2008.

JPMorgan and its affiliates have filed proofs of Claim against the Debtors and LBI asserting Claims exceeding $29 billion in the aggregate (the “JPMorgan Claims”) and asserting that the JPMorgan Claims are secured primarily by the collateral deposited by LBI and LBHI in connection with the agreements described above.  JPMorgan also advised the Debtors that, after September 15, 2008, it setoff against the JPMorgan Claims certain collateral deposited by certain of the Debtors.  In addition, from time to time, JPMorgan liquidated portions of the collateral and applied the proceeds to reduce the amount of the outstanding JPMorgan Claims.  After giving effect to the application of collateral, in March 2010, JPMorgan claimed an outstanding balance of $7.68 billion, against which it continued to hold collateral security.

After months of extensive arm’s-length negotiation, JPMorgan and certain of its affiliates, and LBHI, with other Debtors, entered into a Collateral Disposition Agreement (the “CDA”).  The CDA provided the Debtors with a means of administering certain remaining unapplied and potentially illiquid collateral then held by JPMorgan in a manner more conducive to enhancing recoveries and maximizing value for the benefit of the Debtors.  Pursuant to the CDA, among other things:

•      JPMorgan and its affiliates reduced the remaining aggregate JPMorgan Claim balance from approximately $7.68 billion to approximately $524 million through application of collateral consisting of certain cash, cash proceeds and principal and income payments received in respect of certain securities and money market funds that JPMorgan has asserted had been pledged by LBHI and LBI to secure such Claims.

•      JPMorgan transferred the remaining collateral to LBHI either as direct owner or as subrogee.

•      LBHI made a one-time cash payment to JPMorgan in an amount of approximately $524 million, equal to the aggregate unpaid balance of the provisionally allowed JPMorgan Claims.

•      JPMorgan had been charging a net interest rate of approximately 2% annually on the outstanding alleged deficit.  Based on the approximately $7.7 billion deficit just before implementing the CDA, interest was purportedly accruing at the rate of over $12 million per month.  The CDA eliminates any further interest accruals.

•      LBHI was subrogated to JPMorgan’s secured Claim against LBI and certain other Debtors.

Each Lehman entity reserved all rights and remedies under applicable law, contract or otherwise that it might have against JPMorgan and its affiliates and JPMorgan reserved all rights and defenses to such Claims.  The CDA did not prejudice rights and claims of the Debtors, the SIPA Trustee, and the Creditors’ Committee to challenge the JPMorgan Claims.  It is the intent of the Debtors to vigorously pursue claims against JPMorgan and challenge the amount and validity of certain of JPMorgan’s Claims.  The transactions contemplated by the CDA were consummated on March 31, 2010.  Additional information regarding the CDA is contained in the Debtors’ Motion Pursuant To Section 363 of The Bankruptcy Code And Bankruptcy Rule 6004 For Approval of Collateral Disposition Agreement With JPMorgan Chase Bank, N.A., Et Al. [Docket No. 7269].

3.             Cross Border Insolvency Protocol

Nearly eighty of the Foreign Debtors have commenced, or in some cases, had initiated against them, a variety of Foreign Proceedings across sixteen foreign jurisdictions and before different courts and governmental, regulatory, or administrative bodies (collectively, with the Bankruptcy Court, the “Tribunals”).  In all but the Japanese Foreign Proceedings (where the Foreign Debtors are debtors in possession), liquidators, administrators, trustees, custodians, supervisors, or curators, including the Foreign Administrators, have been appointed to manage the Foreign Debtors’ affairs and represent their insolvent estates.  In certain

Foreign Proceedings, committees of creditors have been formed.

Given the integrated and global nature of Lehman’s businesses, the Debtors recognized as early as October 2008 that the efficient administration of the Chapter 11 Cases would benefit from cooperation among the Debtors, the Foreign Debtors and Foreign Administrators, and that cooperation and communication among Tribunals would enable effective case management and consistency of judgments.  Therefore, on February 10, 2009, the Debtors proposed to the Foreign Debtors and Foreign Administrators a draft of a multilateral protocol.  Over the subsequent three months, the Debtors worked with various Foreign Administrators to modify and agree on the scope and terms of the protocol.

On May 12, 2009, the Debtors and Foreign Administrators from Hong Kong, Singapore, Australia, and Germany executed the Cross-Border Insolvency Protocol for the Lehman Brothers Group of Companies (the “Protocol”).  Periodically thereafter, the following additional parties have been added as signatories to the Protocol:  the Foreign Administrators from the Netherlands, the Netherlands-Antilles, Switzerland, and Luxembourg, as well as the SIPA Trustee (collectively, the “Signatories”).  The group of Foreign Debtors in Japan and the Foreign Administrator of Lehman Re Ltd. (the “Participating Affiliates”) have not signed the Protocol, but have participated in the Protocol’s process of collaboration and information sharing and worked towards a global settlement of intercompany Claims along with the Signatories.

a.             Summary of Material Terms of the Protocol

Notice, Communication, and Data Sharing:  Signatories will communicate freely and frequently, keep each other generally informed about each other’s cases, share information and data, and cooperate in the gathering and analysis thereof (unless such information and data is subject to litigation).  In particular, if one Signatory is in possession of the other’s books and records, such materials should be made available as expeditiously as possible.

Communication Among Tribunals:  The Protocol provides for court-to-court communication through the adoption, by each Tribunal (in whole or in part) of the American Law Institute Guidelines Applicable to Court-to-Court Communication in Cross-Border Cases.

Asset Preservation:  Signatories should (i) cooperate by notifying each other if they learn that the assets of the other Signatories are at risk, and cooperate in the preservation of such assets; (ii) cooperate in establishing ownership of property that may have been inadvertently transferred or received; and (iii) cooperate in maximizing the realizable value of assets in which multiple Signatories have an interest.

Claims:  The Signatories should coordinate Claims administration in instances where they share common creditors (such as where a Foreign Administrator commences a chapter 15 case in the United States, and intends to make distributions in more than one case).

Special Procedures for Intercompany Claims:  This section is the heart of the Protocol.  The Protocol acknowledges that the intercompany balances among the Debtors and their Affiliates were documented and managed, for the most part, through electronic journal entries in Lehman’s integrated systems so as to allow Lehman to operate its global business seamlessly, quickly, and efficiently.  To attempt to reconcile Intercompany Claims with the procedural and evidentiary rigors of court proceedings under a multiplicity of local insolvency laws and rules of evidence would be a protracted and expensive labor that could take many years to complete.  The Protocol therefore provides for the establishment of a “Procedures Committee” to propose the methods and elements of proof that should apply in calculating and resolving Intercompany Claims, and to consensually resolve differences in the accounting of Intercompany Claims under the differing legal regimes.

b.             Meetings and Benefits of the Protocol

The Signatories and Participating Affiliates have conducted three meetings since the execution of the Protocol, on July 17, 2009 in London, on October 15 and 16, 2009, in Amsterdam and on January 13, 2010, in New York, to implement the Protocol.

At the first meeting in London, the Debtors proposed that the most efficient and reliable methodology for the Debtors and their Affiliates to begin reconciling intercompany balances would be for the Procedures Committee to use Lehman’s books and records as a starting point.  However, the last month-end close for the consolidated Lehman group was as of August 31, 2008 — two weeks before the Commencement Date.  Fortunately, in the months that followed the Commencement Date, a global effort was undertaken by a global team of personnel at LBHI, Barclays, Nomura, and LBIE, to perform a full accounting close as of September 14, 2008 (the “Global Close”), i.e., the last trading day prior to the Commencement Date.  The Debtors therefore proposed that the Global Close be used as a starting point and evidentiary basis for the reconciliation of Intercompany Claims.  To evidence the reliability of the Global Close,  LBHI provided a White Paper in September 2009 which explains the mechanics of the Global Close.

After discussing the Debtors’ proposal over a period of months and at subsequent meetings, the Signatories have begun working on reconciling their intercompany balances on the non-binding premise that the Global Close would be used to determine non-trading intercompany balances in each of their respective Foreign Proceedings and in the Debtors’ chapter 11 cases, and that the Global Close would be subject to (i) further analysis of any material breaks, and (ii) approvals, where required, of creditors’ committees and/or Tribunals, as defined in the Protocol.  The SIPA Trustee has informed the Debtors that at this time it does not rely on the Global Close and is conducting an ongoing analysis of the matter.

The Signatories and Participating Affiliates have also had productive discussions regarding the reconciliation of their trading balances.  LBHI has proposed a coordinated approach and recommended certain valuation methodologies for derivative contracts and other structured transactions.  The Signatories and Participating Affiliates have also discussed a legal framework for data-sharing and a coordinated approach for unwinding derivative contracts.  The Debtors will continue to work with the Signatories and Participating Affiliates on procedures to efficiently administer their respective estates.

4.             Appointment of Examiner

On October 20, 2008, a motion was made for the appointment of an examiner pursuant to section 1104(c)(2) of the Bankruptcy Code.  The Debtors, other creditors and the US Trustee joined the motion.  The SIPA Trustee and Barclays opposed the motion to the extent that it would provide the examiner with any authority to investigate matters relating to LBI, the Barclays Purchase Agreement and related transactions.  On November 4, 2008, the New York State Comptroller moved for the appointment of a trustee, or, in the alternative, an examiner with expanded powers.

On January 16, 2009, the Bankruptcy Court directed the US Trustee to appoint an examiner as soon as practicable.  The Bankruptcy Court directed that the examiner shall perform the duties specified in sections 1106(a)(3) and (4) of the Bankruptcy Code and as otherwise directed, and conduct an investigation into various matters, including (i) whether any Affiliate has colorable claims against LBHI or any other Affiliate for potentially voidable transfers or incurrences of debt; (ii) whether there are colorable claims for breach of fiduciary duties and/or aiding or abetting such breaches against officers and directors of the Debtors in connection with the financial condition of Lehman prior to the Commencement Date; (iii) whether assets of any Affiliates were transferred to Barclays Capital as a result of the Barclays sale creating colorable claims that inure to the benefit of such Affiliates; (iv) the intercompany accounts and transfers among the Debtors and Affiliates during the 30-day period preceding the Commencement Date; (v) the transactions and transfers among the Debtors and prepetition lenders, including JPMorgan, Citigroup, Inc., Bank of America, and the Federal Reserve Bank of New York; (vi) the transfer of the capital stock of certain subsidiaries of LBI to Lehman ALI on or about September 19, 2008; and (vii) the events that occurred from September 4, 2008 though September 15, 2008, or prior thereto that may have resulted in the commencement of the Chapter 11 Cases.

On January 19, 2009, the US Trustee appointed Anton R. Valukas, the managing partner of the Chicago-based law firm Jenner & Block LLP, as the Examiner in the Chapter 11 Cases.  On January 20, 2009, the Bankruptcy Court approved the appointment of the Examiner.  The Examiner engaged Jenner & Block LLP, as his attorneys, and Duff & Phelps, LLC as his financial advisor.

On February 8, 2010, the Examiner filed the Examiner’s Report under seal (due to confidentiality concerns of third parties).  The Examiner’s Report was unsealed on March 11, 2010 (although certain parts of the Examiner’s Report remain under seal or redacted pending resolution of remaining confidentiality issues).  The Examiner’s Report consists of more than 2200 pages, excluding exhibits and appendices.  It is on file in the Bankruptcy Court [Docket No. 7531] and may be accessed by all parties in interest as to its content.

5.             Employee Retention Programs

a.             Retention and Recruitment Program

Pursuant to Bankruptcy Court authority, the Debtors implemented a retention and recruitment program (the “Retention and Recruitment Program”) in order to retain approximately 140 of the Debtors’ employees that remained at the Debtors following the Barclays sale and recruit approximately 480, substantially all of whom were former Lehman employees, to aid in the administration of the Chapter 11 Cases and the wind-down of Lehman’s businesses.  The employees that the Debtors sought to recruit and retain were divided into asset divestiture and operational teams.  The asset divestiture team was broken up into smaller teams overseeing the administration and wind-down of the Debtors’ (i) loan book; (ii) derivatives book; (iii) private equity/proprietary portfolios; (iv) international operations; (v) domestic banks; (vi) real estate portfolios; and (vii) other assets.  The operational team was divided into smaller teams overseeing (i) audits and claims; (ii) treasury, accounting, and finance; (iii) wind-down and transition; (iv) data preservation; (v) forensic analysis and review; and (vi) information technology.  The complex nature of the Debtors’ businesses and the scale and volume of transactions involved necessitated the employment of individuals with very specific skill sets, particularly former Lehman employees who possessed the expertise and experience necessary to administer and wind-down the Debtors’ businesses and transactions efficiently.  The Debtors received authority to compensate such employees in salary and bonuses in specified amounts determined by the Debtors to be necessary to attract and retain qualified employees.

b.             Derivatives Group Employees Incentive Plan

On December 17, 2009, the Bankruptcy Court approved an incentive program (the “Derivatives Incentive Plan”) for the approximately 230 full-time employees working to wind down the Debtors’ portfolio of Derivatives Contracts (the “Derivatives Workforce”).  The Debtors determined that a targeted incentive plan was necessary to maximize the value of the Debtors’ derivatives portfolio.  The Derivatives Incentive Plan directly aligned the interests of the Derivatives Workforce with the interests of the Debtors by offering a performance-based incentive pool of up to $50 million in the aggregate.  The incentive pool was designed to motivate and reward members of the Derivatives Workforce based on the value they created for the Debtors’ estates through recovery on, or preservation of, the Debtors’ Derivatives Contracts and mitigation of Claims against the Debtors based on Derivative Contracts.  Each member of the Derivatives Workforce was eligible for a pro rata share of 85% of the incentive pool, with the other 15% constituting a separate discretionary incentive.  The $50 million incentive pool was a relatively minor cost as compared to the potential $10 billion recovery value of the Derivative Contracts, which would inure to the benefit of creditors.  The Debtors addressed the US Trustee’s concerns by applying the factors courts have used to evaluate similar programs, while still noting the unique circumstances of the Debtors, whose Derivative Contracts were very substantial in volume and complexity.

E.             Administration of the Debtors’ Assets During the Chapter 11 Cases

1.             Derivatives Contracts

Lehman entered into derivative transactions both in a trading capacity and as an end-user, conducting its derivative activities through a number of wholly-owned subsidiaries.  Its fixed income derivative products business was principally conducted through its subsidiary LBSF and its separately capitalized “AAA” rated subsidiaries, including LBFP and LBDP.  Lehman’s equity derivative products business was conducted through LBF, LOTC and LBIE, and its commodity and energy derivatives product business was conducted through LBCS.  Lehman conducted a significant amount of its spot, forward and option foreign exchange business through LBCC.

The Debtors’ derivative assets represent amounts due from counterparties under contracts in which the contractual obligations and values are keyed to one or more underlying assets or indices of asset values and are subject to movements in the financial markets (the “Derivative Contracts”).  As of the Commencement Date, the Debtors were party to approximately 1.2 million derivative transactions, with approximately 6,500 counterparties.

The Debtors have sought to (i) preserve the value of the Derivative Contracts and collect payments on Derivative Contracts in which amounts were owed to the Debtors, and prevent erosion based on movements in the value of the underlying asset or index of live contracts and (ii) enter into termination and settlement agreements with respect to Derivative Contracts on which the Debtors owed money to counterparties.  Recoveries in respect of Derivative Contracts presented a number of challenges, including (a) determining whether counterparties validly terminated the contracts and the proper termination date, (b) abnormally wide bid-offer spreads and extreme liquidity adjustments resulting from irregular market conditions and (c) certain legal provisions in the contract that purport to penalize the defaulting party in the valuation mechanics.  As described below the Bankruptcy Court authorized the establishment of procedures to enable the Debtors to resolve disputes regarding Derivatives Contracts.

a.             Derivatives Protocols

(i)            Settlement of Derivative Contracts

The Bankruptcy Court approved procedures pursuant to which the Debtors may assume and assign “in the money” Derivative Contracts, and enter into compromises and settlements with counterparties in connection with Derivative Contracts.  The procedures provided that the counterparty to a Derivative Contract that the Debtors seek to assume and assign would receive notice of any such proposed assumption and assignment and have an opportunity to object.  The Debtors obtain the written consent of the Creditors’ Committee prior to assuming and assigning or entering into a settlement agreement with respect to Derivative Contracts.

As of December 31, 2009, the Debtors have entered into settlement agreements with respect to 1,358 Derivative Contracts, and collected an aggregate amount of approximately $8.8 billion in respect thereof.

(ii)           Consensual Assumption and Assignment of Derivative Contracts

On January 28, 2009, the Bankruptcy Court authorized the Debtors to assume and assign Derivative Contracts with the consent of the counterparty to such contract, or in accordance with the terms of the Derivative Contract.

As of December 31, 2010, the Debtors have assumed and consensually assigned 37 Derivative Contacts and received proceeds in the amount of approximately $646 million.

(iii)         Debtors’ Hedging Transactions

The Debtors are party to a myriad of Derivative Contracts and other financial assets that have long maturities, as well as securities with limited current marketability.  While the Debtors pursue strategies to collect, sell, or otherwise monetize these assets, it is clear that hedging to protect the value of these portfolios is a prudent strategy.  The main goal of the hedging program is to lock in the value of the Derivative Contracts and other financial assets.

The Bankruptcy Court authorized the Debtors to enter into hedging transactions and to post collateral as necessary in connection with hedging transactions.  The Debtors’ status as debtor in possession and prevailing market terms require that the Debtors post collateral with counterparties to hedging agreements or broker/dealers in order to secure the Debtors’ obligations.

As of March 31, 2010, the Debtors have executed 12 derivative hedging transactions and one currency hedging transaction at LBHI.  The Creditors’ Committee reviewed and approved each transaction prior to the execution.  As of March 31, 2010, the current value of the collateral posted by the Debtors was approximately $299 million in connection with these transactions.  The hedging transactions correspond to 77 non-terminated Derivative Contracts and financial assets with an estimated value equal to $927 million.  The hedging transactions relate to assets of the Debtors in the following manner:

Debtor	Value of Collateral in Connection with Hedging Transactions[8]	Estimated Recovery Value of Derivative Contracts/ Financial Assets Being Hedged
LBHI	$12,000,000	$178,000,000
LBSF	$275,800,000	$737,000,000
LBDP	$10,800,000	$12,000,000

It may be necessary for the Debtors to post additional collateral in connection with hedging transactions in the future.  If market movements cause the value of the Debtors’ Derivative Contracts or financial assets to increase, the Debtors may incur offsetting losses on the hedging transactions.  The Debtors estimate that in order to maintain appropriate hedges on its portfolio of Derivative Contracts and financial assets, the Debtors obligations to post collateral in connection with hedging transaction may grow by an additional $800 million in 2010, but would decrease by approximately $200 million by the end of 2012 as Derivative Contracts mature and/or the Debtors execute other monetization strategies.

(iv)          Derivative ADR Procedures

The Debtors often are unable to agree with counterparties on the amount due to the Debtors in connection with the Debtors’ “in the money” Derivative Contracts and in collecting such amounts.  The difficulty is caused in part by the wide spreads in the values of illiquid securities in the markets.  Such spreads result in parties valuing the payments due under certain Derivative Contracts differently. Also, certain counterparties to Derivative Contracts contend that due to the Debtors’ bankruptcy and consequent default under the Derivative Contracts, counterparties are not required to make payments to the Debtors on contracts that are “in the money” to the Debtors.

To resolve the impasse, on September 17, 2009, the Bankruptcy Court authorized the Debtors’ to establish procedures requiring counterparties to participate in alternative dispute resolution (“ADR”) to seek to settle on a consensual basis Derivative Contracts that are “in the money” to the Debtors.  These ADR procedures were intended to avoid (i) expensive and time intensive litigation with respect to such Derivative Contracts, (ii) undue delay to the administration of the Chapter 11 Cases and (iii) erosion of the embedded value in the Derivative Contracts.

As of December 31, 2010, the Debtors had issued notices to 16 counterparties commencing ADR procedures and had not settled any of those Derivative Contracts as of that date.

(8) The value of collateral represents cash collateral posted, net of any gains or losses on hedging transactions.  This presentation differs from disclosure in previously filed quarterly hedging updates where only the total amount of cash posted was reported.

b.             Key Litigation Relating to Derivative Contracts

(i)            Metavante Corporation

On May 29, 2009, LBSF filed a motion (the “Metavante Motion”), pursuant to sections 105(a), 362 and 365 of the Bankruptcy Code, to compel performance of the obligations of Metavante Corporation (“Metavante”) under an interest rate swap agreement with LBSF.  Metavante objected to the Metavante Motion and asserted that it had a legal right to withhold performance of its obligations under its Derivative Contract pursuant to section 2(a)(iii) of its Derivative Contract.  Metavante also asserted that any amounts it would otherwise owe under its Derivative Contract must be reduced by at least an alleged $9 million Claim for alleged costs incurred in entering into a replacement swap.  Metavante also filed proofs of claim against LBSF and LBHI related to the interest rate swap agreement for the alleged costs incurred in entering into a replacement swap (the “Metavante Proofs of Claim”).  On September 17, 2009, the Bankruptcy Court entered an Order granting the relief requested in the Metavante Motion and held that Metavante was required to perform its obligations under the Derivative Contracts, notwithstanding section 2(a)(iii).  The Bankruptcy Court’s ruling in this matter has had a significant beneficial effect on the Debtors’ negotiations with counterparties to Derivative Contracts.  Metavante appealed that Order to the District Court, Case No. 09-CIV. 09839 (JSR) (the “Appeal”).  While on appeal, LBSF entered into a settlement agreement that would resolve all disputes between the parties, including the appeal and the Metavante Proofs of Claim.  As a result, on March 17, 2010, the matter was remanded to the Bankruptcy Court for approval of the settlement agreement.

(ii)           Lehman Brothers Special Financing Inc. v. BNY Corporate Trustee Services Limited (“Perpetual”)

LBSF filed a complaint against BNY Corporate Trustee Services Limited and a motion for summary judgment seeking a declaratory judgment that (i) provisions in certain transaction documents modifying LBSF’s payment priority as a result of its bankruptcy filing are unenforceable ipso facto clauses; and (ii) such clauses violate the automatic stay.  On January 25, 2010, the Bankruptcy Court granted LBSF’s motion for summary judgment in its entirety.   The Bankruptcy Court has yet to enter an Order giving effect to its decision pending further communication with the English High Court of Justice, which held that the English common-law anti-deprivation principle did not invalidate modification of the priority of payments.  See Perpetual Trustee Co. Ltd. v. BNY Corporate Trustee Services Ltd., Nos. HC09C01612, HC09C01931, in the High Court of Justice, England.  The Supreme Court of the United Kingdom has granted LBSF’s application for permission to appeal the English High Court of Justice’s decision.  The prosecution of the appeal is being actively pursued.

(iii)         Litigation with Libra CDO Ltd.

This adversary proceeding was consolidated with Libra CDO Ltd., by Bank of America, N.A., as successor by merger to LaSalle Bank National Association, as Trustee, and Societe Generale, New York Branch v. Lehman Brothers Special Financing Inc., Case No. 09-01178.  LBSF entered into a Credit Default Swap Agreement (“CDSA”) with Libra CDO Ltd.

(“Libra”), which is a Collateralized Debt Obligation issuer managed by Lehman Brothers Asset Management, for which Bank of America acts as Trustee.  Societe Generale entered into a senior swap agreement with Libra pursuant to which Societe Generale would provide liquidity to Libra in the event a payment was due to LBSF under the CDSA.  LBSF and LBHI have sought a declaratory judgment that (i) the CDSA was not validly terminated, (ii) the CDSA is an executory contract that may be assumed and assigned, and (iii) in the alternative, even if the CDSA was validly terminated, certain provisions in the relevant documents that effectuate a change in the priority of payments upon termination are not enforceable.  Libra, the Trustee, and Societe Generale have sought a contrary declaratory judgment.  Cross motions for summary judgment, on the issue of whether the CDSA was properly terminated, were argued on August 26, 2009, and the Bankruptcy Court has reserved judgment.

(iv)          Ka-Kin Wong, et al. v. HSBC USA, Inc., et al., Case No. 09-01120, Bankruptcy Appeal No. 10-CV-00096-WHP

Ka-Kin Wong, et al. (the “Wong Plaintiffs”) filed this putative class action on behalf of all purchasers of “Minibonds,” a series of 28 allegedly “virtually identical” structured finance notes secured by certain collateral and issued by Pacific International Finance Limited, allegedly totaling approximately $1.6 billion.  With respect to LBSF, the Wong Plaintiffs seek (i) a declaratory judgment that LBSF has no rights in the collateral underlying the notes; (ii) a temporary restraining order, preliminary and permanent injunctive relief prohibiting LBSF (and others) from asserting claims against or otherwise impairing the collateral; and (iii) a constructive trust over the collateral in favor of the Wong Plaintiffs and the class they purport to represent.  LBSF’s motion to dismiss was granted on November 18, 2009, and the Wong Plaintiffs filed a notice of appeal on December 3, 2009, which has been assigned to Judge William H. Pauley in the United States District Court for the Southern District of New York.  The appeal has been fully briefed, and oral argument is scheduled for April 23, 2010.

c.             Updated Information Regarding Derivative Contracts

Through March 31, 2010, the Debtors have collected more than $9 billion from counterparties to Derivative Contacts, and expect to collect another $4.5 billion from counterparties to Derivative Contracts that are “in the money” to the Debtors and are still outstanding.

Prior to entering into a settlement agreement in connection with any Derivative Contract, the Debtors must (i) reconcile the universe of all trades between the Debtors and a particular counterparty, (ii) value each of the transactions under the Derivative Contracts, and (iii) negotiate settlement amount with the counterparty.  Due to the number and complexities of the Derivative Contracts, each step is a particularly arduous process.  As of March 31, 2010, the Debtors have reconciled 86% of its Derivative Contracts, valued 73% of its Derivative Contracts and finally settled 25% of its Derivative Contacts.

For further information about the Derivative Contracts held by each of the Debtors, balance sheets, dated as of June 30, 2009, of each of the Debtors are annexed hereto as Exhibit 2C.

2.             Real Estate Assets

As of August 31, 2008, Lehman’s records reflected that it held and managed approximately $17.2 billion in residential mortgage loans, equity interests or related investments therein, approximately $24.0 billion in commercial mortgage loans, equity interests or related interests therein, approximately $4.6 billion in other asset backed securities and approximately $8.6 billion in real estate held for sale by Lehman with respect to which Lehman sold participations in such loans and therefore does not have any remaining economic exposure (the “Real Estate Assets”).  As of August 31, 2008, Lehman’s records reflect that it also had approximately $2.5 billion in commitments to fund loans related to Real Estate Assets.

The Debtors have made substantial efforts to develop and implement the best course of action to maximize the value of their Real Estate Assets.  Due to a downturn in the global real estate markets, many of the borrowers and sponsors of real estate projects have requested additional cash infusions or required significant restructurings of the terms of loans in order to continue to operate or complete construction.  In certain cases, the Debtors have agreed to restructure loans to provide liquidity and allow the borrowers to implement new or revised business plans and ultimately repay their lenders, including various Debtors and their Affiliates and subsidiaries.  Restructurings of real estate loans were intended to avoid diminished recoveries, by preserving the value of the Debtors’ sizeable investments for the benefit of creditors.

a.             Real Estate Protocols Established by the Debtors

To manage and administer the Debtors’ Real Estate Assets in an efficient manner, upon Orders of the Bankruptcy Court, the Debtors established protocols by which they may take certain actions with respect to Real Estate Assets consistent with practices prior to the Commencement Date, without having to seek Court approval for each action.  The protocols, generally, permit the Debtors to enter into transactions (i) without the consent of any other party, (ii) following notice and/or consent of the Creditors’ Committee or (iii) only upon a further Court order.  The required notice and or consent of the Creditors’ Committee and the Bankruptcy Court are determined in accordance with tiered thresholds based on the outstanding amount or value of the Real Estate Assets.

The Debtors’ established protocols to (i) modify and restructure the terms of Real Estate Assets, (ii) compromise amounts due and payable to the Debtors in respect of Real Estate Assets, (iii) transfer mortgage loans to wholly-owned special purpose entities for the purpose of foreclosing on such loans, (iv) make new or additional debt or equity investments in Real Estate Assets and (v) compromise and settle claims that Debtors hold against third parties relating to the origination or sale of residential mortgage loans.

b.             Significant Transactions/Restructurings/Sales

This section contains summary descriptions of two of the Debtors’ Real Estate Assets and transactions and events that have occurred during the Chapter 11 Cases.

(i)            Restructuring of Archstone Investment

Prior to the Commencement Date, LBHI’s and LCPI’s investments in Archstone Smith Operating Trust (“Archstone”) represented Lehman’s single largest Real Estate Asset.  In 2007, certain Debtor and non-Debtor Affiliates loaned and made investments in Archstone in connection with the approximately $22 billion leveraged buyout of Archstone by Lehman and Tishman Speyer.  By March 2008, such Debtor and non-Debtor Affiliates reduced their total exposure to this transaction to approximately $5.5 billion.  Archstone owns roughly 300 apartment communities that contain approximately 70,000 residential units.  Archstone specializes in multi-family residential property ownership, development and management.

Due to a decline in the real estate market, Archstone experienced difficulty in late 2008 in generating the revenues or property sales necessary to make required payments on the debt held by LBHI and the other lenders.  As a result, in 2009, LBHI, LCPI and other lenders agreed to lend an additional $485 million in senior-secured financing to Archstone with LCPI funding approximately 47% of the additional funds and beneficially owning approximately 47% of the equity in the deal.  The new liquidity was provided to protect LBHI’s and LCPI’s substantial investment in Archstone.  The new loan facility has priority with respect to both payment and collateral over the existing term and revolving loan facilities in which Lehman beneficially holds an interest.  The maturity dates of most of the loans were extended for approximately one additional year.  This restructuring was approved by the Bankruptcy Court on January 28, 2009.

(ii)           SunCal and Bankruptcy Cases

Prior to 2008, LCPI and certain non-Debtor affiliates (collectively, the “Lehman Lenders”) made various loans in an aggregate amount of over $2 billion (collectively, the “SunCal Loans”) to certain affiliates of SCC Acquisitions, Inc. (collectively, the “SunCal Debtors”) to finance the SunCal Debtors’ acquisition and development of real property located throughout the State of California (the “SunCal Projects”).  Through various entities, Lehman had also invested millions of dollars as equity in certain of the SunCal Debtors.  All of the financing provided by the Lehman Lenders went into default, and in November, 2008, the SunCal Debtors became debtors in various chapter 11 cases (collectively, the “SunCal Cases”) which are currently pending in the United States Bankruptcy Court for the Central District of California (the “California Bankruptcy Court”) under jointly administered Case No. 8:08-bk-17206-ES.  In January, 2009, a trustee was appointed for each of the SunCal Debtors in which an affiliate of Lehman was a direct or indirect member.

Shortly after the commencement of the SunCal Cases, the SunCal Debtors initiated an adversary proceeding against certain of the Lehman Lenders seeking, among other things, to equitably subordinate such Lehman Lenders’ claims against the applicable SunCal Debtors.  Numerous motions and other pleadings have been filed in the adversary proceeding over the past year, and many issues have been raised and argued before the California Bankruptcy Court including issues relating to the applicability of LCPI’s automatic stay to the SunCal Debtors’ efforts to equitably subordinate LCPI’s claims in respect of certain of the SunCal Loans.  Among the most significant motions that have been filed are:  (a) a motion filed by certain of the SunCal Debtors seeking the approval of certain sales procedures in connection with the sale of substantially all of the assets of such SunCal Debtors and disallowing the credit bid rights of the applicable Lehman Lenders, (b) a motion filed by certain of the SunCal Debtors seeking to substantively consolidate the estates of the SunCal Debtors, and (c) a motion filed by certain of the SunCal Debtors to strike several of the Lehman Lenders’ proofs of claim based on arguments by such SunCal Debtors that the applicable Lehman Lenders were not creditors or agents under the applicable SunCal Loans because such loans had been transferred to Fenway Capital, LLC (“Fenway”) pursuant to a repurchase agreement.  The ownership of the SunCal Loans that were transferred to Fenway as well as the nature of such transfers has been the subject of extensive litigation in the SunCal Cases.  Recently, the SunCal Debtors filed their Fourth Amended Complaint with respect to the adversary proceeding, and the Lehman Lenders and Fenway have filed their respective answers thereto.

Since the commencement of the SunCal Cases, certain of the Lehman Lenders have provided debtor-in-possession financing to various SunCal Debtors to fund certain agreed-upon expenses with respect to the SunCal Projects and, in certain instances, certain of the Lehman Lenders have consented to the use of cash collateral for similar purposes.

Although the SunCal Debtors have filed a plan of reorganization, following the expiration of the SunCal Debtors’ exclusive periods, the Lehman Lenders filed a disclosure statement for a competing plan of reorganization.  The SunCal Debtors and the Lehman Lenders have amended their respective plans and disclosure statements.  The hearings on the SunCal Debtors’ and Lehman Lenders’ respective disclosure statements have not yet occurred

Among the most significant issues that have been litigated among the parties is the applicability of the automatic stay of LCPI.  The SunCal Debtors initially sought blanket relief from the automatic stay in LCPI’s bankruptcy case to allow the SunCal Debtors to generally administer the SunCal Cases without having to seek additional relief from the Bankruptcy Court.  The Bankruptcy Court denied the SunCal Debtors’ motion without prejudice.  The Lehman Lenders filed motions seeking relief from the automatic stay in certain of the SunCal Cases to foreclose on certain collateral securing the SunCal Loans.  The California Bankruptcy Court denied these motions ruling, among other things, that LCPI’s automatic stay was inapplicable to certain proceedings brought under the Bankruptcy Code and that the SunCal Debtors could bring such proceedings against LCPI without violating LCPI’s automatic stay.  LCPI appealed these orders of the California Bankruptcy Court to the United States Bankruptcy Appellate Panel of the Ninth Circuit (the “BAP”), and on December 15, 2009, the BAP ruled that SunCal Debtors may not initiate an action or proceeding against LCPI that seeks affirmative relief, such as a counterclaim, without violating LCPI’s automatic stay and that the adjudication of SunCal Debtors’ equitable subordination action against LCPI violated LCPI’s automatic stay.  The applicable SunCal Debtors appealed the BAP’s opinion to the United States Court of Appeals for the Ninth Circuit, but did not dismiss the adversary proceeding against LCPI.  In March 2010, acknowledging that the BAP’s opinion was binding authority, the California Bankruptcy Court dismissed the equitable subordination claims as to LCPI.

c.             Updated Information Regarding the Debtors’ Real Estate Assets

The Debtors intend to manage and dispose of the Real Estate Assets in a manner that will maximize the value of such assets for the Debtors’ estates.  The Debtors estimate that, over the expected wind-down period, their estates will recover approximately $12.1 billion from its Real Estate Assets.  As of December 31, 2009, the Debtors have terminated unfunded commitments on Real Estate Assets in the aggregate amount of $1.5 billion.

The Real Estate Assets consist of both commercial and residential Real Estate Assets.  These Real Estate Assts include debt, joint-venture equity and real-estate owned (“REO”), located in various markets throughout the United States, Canada, and Europe.  The commercial Real Estate Assets comprise nearly 1,000 positions across a broad array of product types (office, condo & multi-family unit apartments, hospitality, and raw land for development).  The residential Real Estate Assets are comprised of approximately 7,000 mortgages, securities and REO positions located predominantly in the United States.

For further information about the Real Estate Assets held by each of the Debtors, balance sheets, dated as of June 30, 2009, of each of the Debtors are annexed hereto as Exhibit 2C.

3.             Commercial Loans

Lehman was a significant participant in the commercial lending industry prior to the Commencement Date.  As of August 31, 2008, Lehman’s records indicated that it held funded loans in the amount of $41.7 billion and commitments to fund additional amounts on loans in the amount of approximately $32 billion (“Loans”).

The Debtors primary focus has been to reduce the unfunded commitments, settle open loan trades and efficiently manage and collect on the funded Loans.  The Debtors have established procedures to enable them to manage and liquidate their portfolio of Loans efficiently.

a.             Termination of Unfunded Commitment and Restructurings

On June 3, 2009, the Bankruptcy Court authorized the Debtors to establish procedures to terminate unfunded commitments on Loans and to restructure and modify the terms of Loans.  The Debtors are authorized to terminate commitments, and when necessary, to make payments to the borrowers to terminate such commitments.  The Debtors are authorized to modify the terms of Loans in the same manner in which the Debtor would have modified the terms of Loans in the ordinary course of their businesses prior to the Commencement Date.

As of December 31, 2009, the Debtors have terminated unfunded commitments on Loans in the aggregate amount of $7.8 billion.  The Debtors have paid $14 million in the aggregate to certain borrowers to effect the termination of these unfunded commitments.

(i)            Committee Approval Protocol

The Debtors entered into a protocol with the Creditors’ Committee to enable the Creditors’ Committee to monitor and participate in the decisions to take certain actions with respect to the Debtors’ Loan portfolio.  The protocol provides that, depending on the outstanding amount of the loan, the Debtors will either provide the Creditors’ Committee with notice or obtain the consent of the Creditors’ Committee prior to taking the any of the following actions: (i) settlement of prepetition loan obligations, (ii) elevation of participations to assignments, (iii) transfer of agency responsibilities, (iv) amendments, debt for equity conversions, debt forgiveness or write-offs with respect to Loans, (v) sales of Loans, (vi) commencing or participating in any litigation related to Loans, (vii) funding of any Loan and (viii) spin-off or transfer of any ownership interest in a Loan.

b.             Settlements of Prepetition Open Trades

Prior to the Commencement Date, the Debtors were also active in the secondary loan market.  In this capacity, the Debtors purchased and sold both par and distressed commercial loans.  The Debtors’ prepetition trades were reflected in various oral and written trade confirmations (the “Trade Confirmations”).  Generally, each Trade Confirmation represented a binding agreement to purchase or sell positions in par or distressed loans, participations in par or distressed loans, or claims against third parties at an agreed upon price.  Such transactions were generally consummated and settled over the next several weeks upon execution by both parties of formal transfer documentation and payment by the purchaser of the applicable purchase price.

As of the Commencement Date, the Debtors had entered into, but had not yet consummated and settled, hundreds of prepetition Trade Confirmations, many of which remained pending (the “Open Trade Confirmations”).  The Open Trade Confirmations are executory contracts subject to assumption or rejection under section 365 of the Bankruptcy Code.  The Debtors received authority of the Bankruptcy Court to assume certain Open Trade Confirmations and reject certain other Open Trade Confirmations in accordance with Section 365 of the Bankruptcy Code.

The Debtors generally elected, in their business judgment, to assume Open Trade Confirmations for which the Debtors were the sellers of the Loan.  The price of loans in the market had significantly decreased following the Commencement Date, therefore the Debtors were able to assume the Open Trade Confirmations and sell the Loans at prices in excess of the market price for such Loan at the time of the Debtors’ assumption.  The Debtors generally elected to reject Open Trade Confirmations for which the Debtors were the buyers of loans since the Debtors would have immediately recognized a loss if they had acquired the Loans.  In certain cases, the Debtors and the applicable counterparty negotiated a decreased purchase price at which the Debtors decided to assume the Loan.  In addition to considering the price of a trade as compared to the market price for such loan at the time of the assumption, the Debtors considered whether they needed particular loans to satisfy other Open Trade Confirmations in which the Debtors were the sellers, and the amount of damages that would result from the rejection of such Open Trade Confirmation.

As of LBHI’s Commencement Date, there were 1,061 prepetition Open Trade Confirmations.  As of March 31, 2010, all prepetition Open Trade Confirmations have been assumed or rejected, and only 8 of the assumed positions have not closed.

c.             Updated Information Regarding the Debtors’ Commercial Loan Portfolio

The Debtors estimate that that recoveries from its portfolio of Loans will be approximately $7.2 billion.  The Debtors also hold Loans which include the commitment of the Debtors to fund additional amount of up to $5.6 billion in the aggregate.

The Debtors have concluded a comprehensive credit review process of their entire portfolio of loans, and rated each loan according to the Debtors internal methodology.  As of December 31, 2009, 26% of the funded loans in the Debtors’ portfolio were rated “high grade,” 74% of the loans in the portfolio were rated “high yield.”9

For further information about the Loans held by each of the Debtors, balance sheets, dated as of June 30, 2009, of each of the Debtors are annexed hereto as Exhibit 2C.

4.             Bank Platforms

LBHI owns two non-debtor domestic banks: Woodlands Commercial Bank and Aurora Bank FSB.  Both Woodlands and Aurora Bank are wholly-owned by Lehman Brothers Bancorp Inc. (“Bancorp”), which is a wholly-owned non-debtor subsidiary of LBHI.

As of December 31, 2009, Aurora Bank and Woodlands have terminated unfunded commitments on loans in the aggregate amount of $11.3 billion at a cost of $19 million.

a.             Transactions with Woodlands Commercial Bank

Woodlands is a Utah chartered industrial bank with operations in Salt Lake City, Utah.  Woodlands has been engaged in the business of issuing commercial and real estate loans to major corporations, short-term secured warehouse loans to borrowers, and interest rate products, such as swap or derivatives contracts.  Woodlands is funded primarily by brokered certificates of deposit, which mature over time on a scheduled basis.  Woodlands is subject to the regulatory authority of the Federal Deposit Insurance Corporation (“FDIC”) and the Department of Financial Institutions of the State of Utah (the “Utah Department”).  If Woodlands is not “adequately capitalized” the FDIC and the Utah Department may take regulatory actions to restrict Woodlands’ activities, including if Woodlands is “undercapitalized” or “critically undercapitalized,” as defined in the applicable regulations, to appoint the FDIC as a receiver to seize and liquidate Woodlands’ assets.

(9) Certain claims against other chapter 11 debtors or interests in distressed debt, held by the Debtors are included in the Debtors’ Loan portfolio, but are not rated by the Debtors.

LBHI believes that Woodlands is a valuable asset.  As of September 30, 2008, LBHI’s equity interest in Woodlands was $1 billion, and Woodlands’ total risk-based capital ratio was 10.81%, well within compliance of the FDIC and Utah Department regulations.  During the quarter from October 1, 2008, through December 31, 2008, LBHI’s equity interest in Woodlands declined precipitously to $432 million as of December 31, 2008, resulting in a total risk-based capital ratio of 5.4%, well below the 8% ratio considered adequate under applicable regulations.

In response to Woodlands’ diminished capital position, on January 30, 2009, the FDIC presented Woodlands with a Cease and Desist Order requiring Woodlands to obtain sufficient capital to achieve an “adequately capitalized” level under applicable regulations not later than February 20, 2009, and to adopt a capital plan to maintain such level.  Based upon discussions with the FDIC, Woodlands and LBHI concluded that the failure to agree to the entry of the proposed Cease and Desist Order would shortly lead to the FDIC’s seizure of Woodlands.  Accordingly, Woodlands consented to the entry of a Cease and Desist Order, dated February 4, 2009.  In addition to Woodlands’ obtaining and maintaining sufficient capital to reach the required minimum level of adequate capitalization under applicable regulations and Woodlands’ submission of a capital plan, the Cease and Desist Order required that LBHI provide assurances to the FDIC of Woodlands’ performance of the plan.

Seizure of Woodlands followed by an immediate liquidation of Woodlands’ assets would have resulted in the loss of significant value to LBHI’s estate that could have otherwise inured to the benefit of its creditors and also could result in the seizure of Aurora Bank pursuant to a statutory cross-liability provision.  In addition, if Woodlands were to be seized, LBHI could receive guarantee Claims against its estate and could also be exposed to potentially significant Claims under section 365(o) of the Bankruptcy Code that would precipitate significant litigation and attendant costs.  If the regulators successfully prosecute a Claim under section 365(o) of the Bankruptcy Code, it would have to be paid in full ahead of all allowed general unsecured Claims.

To preserve the value of Woodlands and avoid the risks associated with a seizure of Woodlands, LBHI sought and obtained authority to fund a capital contribution of up to $272 million in cash (beginning with an initial contribution of $200 million in cash) to Woodlands in exchange for a first right of recovery on Woodlands’ Claim against LBI or other parties related to the seizure of the municipal securities.  The Bankruptcy Court’s February 17, 2009 Order also authorized LCPI to terminate certain unfunded loan participation agreements of Woodlands.  On or about September 1, 2009, LBI informed Woodlands that its claim for the municipal securities would be allowed as a customer claim in the amount of $532,125,668.38.

b.             Transactions with Aurora Bank

Aurora Bank also operates a multi-asset loan origination, purchasing, and servicing business, with the loan origination business involving the issuance of residential and commercial mortgage, small business, large corporate, and consumer loans.  Like Woodlands, Aurora Bank is funded primarily by brokered certificates of deposit, which mature over time on a scheduled basis.  Aurora Bank wholly owns Aurora Loan Services, LLC (“Aurora Loan Services”), one of the nation’s largest residential loan servicing operations.  Aurora Bank is a federally chartered thrift institution subject to the regulatory authority of the Office of Thrift

Supervision (the “OTS”) and, thus, subject to the capital adequacy requirements of the OTS and the FDIC.  Failure to maintain required minimum capital levels would make Aurora Bank susceptible to appointment of the FDIC as receiver to seize and liquidate its assets.

As of September 30, 2008, LBHI’s net book equity interest in Aurora Bank was approximately $1.5 billion, and Aurora Bank’s total risk-based capital ratio was 10.57%, well within compliance of the OTS and FDIC regulations.  During the quarter from October 1, 2008 through December 31, 2008, LBHI’s net book equity interest in Aurora Bank declined precipitously to $467 million as of December 31, 2008, leaving Aurora Bank with a total risk-based capital ratio of 5.94%, below the 8% ratio considered adequate under applicable regulations.  The decline in Aurora Bank’s financial position was caused primarily by the application of fair value accounting to Aurora Bank’s loan receivables during that quarter, depreciating the value of Aurora Bank’s loan portfolio by approximately $640 million despite the substantially unchanged composition of the portfolio, which consisted of loans that are generally not traded and thus difficult to value.  Additionally, LBHI and Aurora Bank were parties to a Master Forward Agreement (the “MFA”), under which Aurora Bank could require LBHI to purchase certain of Aurora Bank’s loans at cost.  LBHI did not perform under the MFA following the Commencement Date, and Aurora Bank filed a proof of claim against LBHI in the approximate amount of at least $2.2 billion.

Seizure of Aurora Bank followed by a firesale liquidation of its assets would impose significant losses on LBHI and would also likely draw guarantee Claims.  Additionally, just like Woodlands, the seizure of Aurora Bank could expose LBHI to potentially significant Claims under section 365(o) of the Bankruptcy Code.  The OTS has already asserted such a Claim.  Moreover, if Aurora Bank is seized, there is also the risk that Woodlands could be seized pursuant to a statutory cross-liability provision.  See 12 U.S.C. § 1215(e)(1)(A).  Therefore, to preserve the value of both banks and avoid the aforementioned consequences, LBHI has from time to time provided financial support to Aurora Bank.  Specifically, LBHI obtained court-approval to take the following actions to support Aurora Bank since the commencement of its chapter 11 case.

•      LBHI has entered into two settlement agreements with Aurora Bank that has transferred to Aurora Bank and Aurora Loan Services ownership of approximately $99 million in excess servicing fees;

•      LBHI has made capital contributions to Aurora Bank of $9.838 million on February 27, 2009, $15 million on March 31, 2009, $50 million on June 30, 2009, and $100 million on December 28, 2009;

•      LBHI has transferred master servicing rights to Aurora Bank and Aurora Loan Services valued at approximately $171 million;

•      LBHI has provided services to assist in the termination of certain loan commitments of Aurora Bank totaling $1.357 billion;

•      LBHI entered into an amendment to the master repurchase agreement that has made $450 million in short-term financing available to Aurora Bank; and

•      LBHI entered into a short-term bridge financing facility with Aurora Loan Services that has made up to $500 million in financing available to Aurora Loan Services

c.             Updated Information Regarding the Debtors’ Interest in the Banks

LBHI intends to continue to take steps as necessary to stabilize the operations of Aurora Bank and Woodlands.  LBHI is currently in discussions with the FDIC regarding the adequacy of the capitalization of Aurora Bank and Woodlands.  Accordingly, LBHI will seek an orderly sale or other disposition of Aurora Bank and Woodlands over the 18 month period following final approval of the Bankruptcy Court and regulators and the ultimate consummation of the transaction.  The condensed balance sheet for each of Aurora Bank and Woodlands, as of December 31, 2009, is included in Exhibit 3 annexed hereto.

5.             Private Equity/Principal Investments

Private Equity and Principal Investments include equity and fixed-income direct investments in corporations and general partner and limited partner interests in asset managers and related funds (“Private Equity/ Principal Investments”).  Lehman’s Private Equity business operated in six major asset classes:  merchant banking, real estate, venture capital, credit-related investments, private funds investments and infrastructure.  Lehman raised privately-placed funds in these asset classes, for which it acted as a general partner and in which it had general and, in many cases, limited partner interests.  In addition, Lehman generally co-invested in the investments made by its funds and made other non-fund-related direct investments.

Lehman had formed various private equity or other alternative investment funds with third-party investors that were typically organized as limited partnerships.  Lehman typically acted as general partner for these funds and did not consolidate the funds into its results of operations when the third-party investors to the funds had (i) rights to either remove the general partner without cause or to liquidate the partnership; or (ii) substantive participation rights.

a.             Significant Transactions/Sales

This section includes descriptions of certain significant transactions or dispositions of the Debtors’ Private Equity/ Principal Investments.

(i)            Transaction with Wilton Re

Wilton Re Holdings Limited (“Wilton Re”) is a reinsurance holding company engaged in the acquisition of U.S. life insurance risks.  Pursuant to the Amended and Restated Subscription Agreement, dated as of October 20, 2006 (the “Wilton Subscription Agreement”), LBHI committed up to $300 million to purchase Wilton Re’s securities, and warrants representing a 22% stake in Wilton Re.  The Agreements provided that if LBHI fails to fund under the terms of the Agreements, then LBHI would forfeit

(i) 90% of the securities held by LBHI, (ii) 90% of the warrants held by LBHI, and (iii) any seats held by LBHI appointees on Wilton Re’s board of directors.  Approximately $180 million of the LBHI commitment was funded prior to the Commencement Date.

In January 2009, in order to preserve the value of its investment in Wilton Re and prevent the risk that it might forfeit its interest if it failed to fund under the terms of the Wilton Subscription Agreement, LBHI entered into Amendment No. 1 to Wilton Subscription Agreement (the “Wilton Amendment”), which provided that LBHI would assume the Wilton Subscription Agreement and fund the remaining amount of its commitment in the first quarter of 2009.  In connection the Wilton Amendment, LBHI was able to negotiate more favorable terms as to the number and price of shares and warrants LBHI would receive in exchange for funding its commitment.  The Bankruptcy Court approved this transaction on January 21, 2009.

(ii)           Disposition of Other Private Equity/Principal Investments

The Debtors have completed, or are in the process of completing, sales of certain indirect interests that it holds in respect of certain affiliated Private Equity/Principal Investments.  In each of the sales, the interests that have been sold have involved a combination of the interests that the Debtors indirectly held.  Below are summaries of certain of the sales of Private Equity/ Principal Investments:

•      The Debtors disposed of certain of their interests in the Lehman Brothers Merchant Banking funds to affiliates of certain members of the management team and Reinet Investments S.C.A. for approximately $20 million.

•      The Debtors disposed of certain of their interests in the Lehman Brothers Real Estate Mezzanine funds to affiliates of PCCP, LLC for approximately $6 million.

•      The Debtors entered into a letter agreement with affiliates of certain members of the management team of the European Mezzanine funds, pursuant to which upon the satisfaction of certain conditions affiliates of the Debtors and the management team of the European Mezzanine funds will sign an already-negotiated transaction agreement that would allow for the transfer of the management of such funds to such Affiliates.

•      The Debtors disposed of various general and limited partnership interests in venture capital funds as well as portfolio company shares held directly by certain Debtors or their subsidiaries for an aggregate amount of approximately $57 million.

b.             Updated Information Regarding the Debtors’ Private Equity/Principal Investments

The Debtors estimate that their estates will recover approximately $10.1 billion from their portfolio of Private Equity/ Principal Investments.

Certain Private Equity/ Principal Investments are held as partnership interests that were uniquely structured for particular investments.  Therefore these investments are not always liquid and the Debtors may ultimately to sell their interests in such investments at a discount.

For further information about the Private Equity/ Principal Investments held by each of the Debtors, balance sheets, dated as of June 30, 2009, of each of the Debtors are annexed hereto as Exhibit 2C.

F.             Adversary Proceedings

During the Chapter 11 Cases, 38 adversary proceedings (the “Adversary Proceedings”) have been commenced by the Debtors and 13 Adversary Proceedings have been commenced against the Debtors.  The Adversary Proceedings involve, among other issues, extraordinarily complex financial securities, the scope of the Bankruptcy Code’s safe harbor provisions, the automatic stay, the rights of parties with respect to certain posted collateral, the rights of setoff, claims filed by former employees, claims relating to certain funding commitments, and various other causes of action.

Of particular significance is Bank of America, N.A. v. Lehman Brothers Special Financing Inc. & Lehman Brothers Holdings Inc., Case No. 08-01753, in which Bank of America, N.A. (“BofA”) commenced an adversary proceeding against LBHI and LBSF seeking a judgment that it is entitled to exercise its right to partially set off amounts owed to it by LBSF and LBHI against approximately $509 million deposited by LBHI in several accounts at BofA.  BofA asserts that such setoff was not in violation of the automatic stay.  LBHI and LBSF claim that BofA did not have a legal right to setoff $509 million of the funds under any circumstances, on the grounds that the funds were deposited as collateral for the specific, restricted purpose of securing LBHI and LBSF’s intraday overdraft limits.  In addition, Lehman argues that the safe harbor provision of 362(b)(17) does not apply to any of the setoffs, and therefore BofA’s actions were in violation of the automatic stay.  This matter is currently pending before the Bankruptcy Court.

VI.           CLAIMS PROCESS AND BAR DATE

A.            Schedules and Statements

Due to the unprecedented size of the Chapter 11 Cases and the complexity of the Debtors’ businesses, composing the Schedules of Assets and Liabilities (the “Schedules”), Schedules of Current Income and Expenditure, Schedules of Executory Contracts and Leases, and Statements of Financial Affairs (collectively, the “Schedules and Statements”) was an enormous task.  The Schedules reflect all of the Debtors’ known liabilities at the time of preparation based on the books and records available at that time.  The Debtors initially filed their Schedules and Statements on March 12, 2009 (the Schedules and Statements of certain later filed Debtors were filed initially filed on later dates).10  The Debtors amended the Schedules on June 15, 2009.  The Debtors reserve the right to amend their Schedules and Statements during the remaining pendency of the Chapter 11 Cases.

B.            Claims Bar Date

On July 2, 2009, the Court entered an order (the “Bar Date Order”), establishing September 22, 2009 as the deadline (the “Bar Date”) for filing proofs of claim against any of the Debtors in the Chapter 11 Cases.11 Due to the anticipated large volume, amount and the complicated nature of the claims that would be filed, the Debtors determined that modified and/or supplementary claim filing procedures were required in certain circumstances.  Therefore, the Debtors (i) created a detailed questionnaire for claims based on Derivative Contracts, and (ii) created a separate detailed questionnaire for claims based on guarantees.  Claimants filing claims based on derivatives or guarantees were required to complete and submit the applicable questionnaires pursuant to the procedures established in the Bar Date Order on a dedicated website.  The Bar Date Order established October 22, 2009 as the deadline (the “Questionnaire Deadline”) for the filing of derivative questionnaires and guarantee questionnaires.

Furthermore, as an accommodation to holders of certain securities issued by LBHI and its Affiliates, the Debtors established alternative and streamlined claim filing procedures. The Bar Date Order established November 2, 2009 as the deadline (the “Securities Programs Bar Date”) for filing proofs of claim against any of the Debtors in the Chapter 11 Cases based on certain notes (i) issued by LBHI and its affiliates to retail investors located outside of the United States and (ii) included on a list published on www.lehman-docket.com on July 17, 2009 (the “Lehman Programs Securities”).

In compliance with the Bar Date Order, the Debtors, through Epiq Bankruptcy Solutions, LLC (the “Solicitation Agent” and the “Claims Agent”) Solicitation Agent, acting as the Claims Agent, provided a proof of claim form and notice of the Bar Date by mail on or about July 8, 2009.  The Debtors published notice of the Bar Date in The New York Times (International Edition), The Wall Street Journal (International Edition) and The Financial Times.  On or about July 27, 2009, the Debtors, through the Solicitation Agent, acting as the Claims Agent, provided a modified proof of claim form and notice of the Securities Programs Bar Date by mail.  The Debtors published notice of the Securities Programs Bar Date in 10 languages (plus 7 translations for local dialects) in 26 newspapers in 18 countries.

Nearly 66,000 proofs of claim asserting Claims against the Debtors have been filed with the Claims Agent appointed by the Bankruptcy Court.  The aggregate amount of

(10) Merit LLC, LB Somerset LLC and LB Preferred Somerset LLC filed their petitions on December 14, 2009 and December 22, 2009 respectively.  Statements and Schedules for these Debtors were filed on February 12, 2010.

(11) Merit LLC, LB Somerset LLC and LB Preferred Somerset LLC have motions pending before the court whereby they seek to set May 28, 2010 as the applicable claims bar date in their respective cases.

Claims filed and scheduled exceeds $873 billion, including duplication, but excluding any estimated amounts for unliquidated Claims.  The Debtors currently are reviewing, analyzing, and reconciling the filed Claims.

To date, the Debtors have filed nine omnibus objections to proofs of claim, seeking the disallowance and expungement of over 3,200 proofs of claim.  The Debtors anticipate filing additional objections addressing many of the remaining filed proofs of claim.  If the Debtors do not object to a proof of claim by the deadline established in the Plan, the Claim asserted therein will be deemed Allowed and will be treated pursuant to the Plan.

As appropriate, the Debtors may seek to negotiate and settle disputes as to proofs of claim as an alternative to filing objections to the proofs of claim.  To that end, pursuant to the authority granted by the Bankruptcy Court, the Debtors have established alternative dispute resolution procedures to facilitate the negotiations and settlement of Claims.  Such proposed procedures are intended to avoid (i) expensive and time intensive litigation of Claims and (ii) undue delay in the administration of the Chapter 11 Cases.

In order to provide information to all creditors regarding certain Claims filed against the Debtors, and assist creditors in understanding and evaluating the Plan, on March 29, 2010, the Debtors filed an 8-K with the SEC providing information regarding the amount of Guarantee Claims and Intercompany Claims filed against LBHI.  The 8-K provided detailed information regarding the amount of Third-Party Guarantee Claims asserted relating to obligations of the various Primary Obligors, as well as the amount of Affiliate Guarantee Claims asserted by LBHI’s Affiliates.

Annexed hereto as Exhibit 6 is additional information regarding the Claims filed against the Debtors.  Exhibit 6 includes information regarding the Debtors’ Claims review process and data regarding the number and amount of Claims filed against the Debtors, adjustments made to the aggregate Claim amounts by the Debtors, and the Debtors’ estimates of Allowed Claim amounts.  To assist creditors in understanding the Claims data, the Debtors have sorted the data in the following ways: (i) total number and amount of Claims filed against LBHI by third parties, sorted by the type of obligation underlying the Claim, (ii) Third-Party Guarantee Claims filed against LBHI, (iii) Affiliate Guarantee Claims filed against LBHI, (iv) total number and amount of Claims filed against each Debtor, (v) total number and amount of Claims filed against all of the Debtors, sorted by the type of obligation underlying the Claim, (vi) total number and amount of Claims filed against all Debtors other than LBHI by third parties, sorted by type of obligation underlying the Claim, (vii) total amount of Claims filed against each Debtor by Affiliates, (viii) Claims filed against all Debtors by Affiliates, sorted by type of obligation underlying the Claim, (ix) Claims filed against LBHI by Affiliates, sorted by type of obligation underlying the Claim, and (x) Claims filed against all Debtors other than LBHI by Affiliates, sorted by type of obligation underlying the Claim.

The Debtors estimate that the face amount of the Claims in the Chapter 11 Cases will ultimately exceed $1 trillion.  The Debtors’ estimate of Allowed Claims against each Debtor is set forth on Exhibit 6 annexed hereto.  However, the Debtors are only in the initial stages of the review, reconciliation and objection process, and in excess of 21,000 Claims were filed with an unliquidated

Claim amount (or portion thereof), and therefore the estimates of Allowed Claims are subject to change.  In addition, rejection damages Claims associated with executory contracts and unexpired leases that are pending rejection have not yet been asserted or required to be asserted.  It is possible that when such process is completed, including resolution of rejection damages Claims, the amount of Allowed Claims could exceed such estimated amount.

VII.         DEBTORS’ RELATIONSHIP WITH LEHMAN BROTHERS INC.

Due to the intertwined nature of the Debtors’ businesses and LBI’s business prior to the Commencement Date, the Debtors and LBI have asserted significant Claims against each other.  The Debtors filed Claims against LBI (i) as “customers” as such term is defined in SIPA and (ii) as general unsecured creditors of LBI.  LBI is still reviewing its Claims, and therefore, the Debtors are not able to estimate the recoveries on these Claims.  Certain of the Debtors’ Claims against LBI may be subject to subordination agreements entered into prior to the Commencement Date with LBI, therefore, on certain of the Claims, the Debtors will likely only receive a minimal recovery, if any.

On October 5, 2009, LBI filed a motion seeking to allocate up to $4.9 billion of assets to customer property to be used to pay customer Claims pursuant to section 16 of SIPA to remedy shortfalls in LBI’s reserve account resulting from errors by LBI.  Absent such allocation, such property would be available for distribution to general unsecured creditors of LBI.  The Debtors and the Creditors’ Committee met with LBI’s advisors and reviewed documents allegedly supporting the alleged errors.  As a result of such diligence and meetings, the Debtors and the Creditors’ Committee agreed not to object to LBI’s allocation of approximately $2.4 billion to the pool of customer property at that time.  The SIPA Trustee agreed that he would seek further approval of the Bankruptcy Court for any further allocations pursuant to section 16 of SIPA.

LBI has filed Claims against the Debtors with unliquidated amounts.  The Debtors estimate that these Claims will ultimately be in excess of $30 billion.

VIII.        INTERCOMPANY CLAIMS

Prior to the Commencement Date, in the ordinary course of business, LBHI and its Affiliates entered into transactions with one another and made loans to one another.  Such transactions were entered into for a variety of reasons including, the management of risk on a firm-wide basis, funding subsidiaries’ operations, lending funds to Affiliates or entering into transactions with Affiliates.  Other than a minimal amount that remained in each subsidiary of LBHI, the Debtors intended to be repaid and as such, the balances of such intercompany payables and receivables generally fluctuated as amounts were borrowed and repaid to LBHI. Significant Intercompany Claims among the Debtors and certain significant Intercompany Claims of non-Debtor Affiliates are included on Exhibit 9 annexed hereto.

The Debtors have analyzed a sampling of Intercompany Claims to determine whether the Intercompany Claims should be recharacterized as equity contributions in accordance with the applicable standards in this jurisdiction.  The Debtors’ analysis included the consideration of the following factors (i) the names given to the instruments, if any, evidencing indebtedness,

(ii) the presence or absence of a fixed maturity date and schedule of payments, (iii) the presence or absence of a fixed rate of interest and interest payments, (iv) the source of repayments, (v) the identity of interest between the borrower and the lender, (vi) the adequacy of the capitalization of the borrower, (vii) the security, if any, for the advances, (viii) the ability of the borrower to obtain financing from outside lending arrangements, (ix) the extent to which the advances were contractually subordinated to the claims of outside creditors, (x) the extent to which advances were used to acquire capital assets, and (xi) the presence or absence of a sinking fund to provide for repayment.

As discussed above, the intercompany transactions varied in function and therefore had different characteristics and terms.  For most of the Intercompany Claims, consideration of the above factors does not yield a clear-cut conclusion.  In such cases, some of the above factors support the conclusion that the Intercompany Claim was indebtedness or a valid obligation pursuant to a transaction, while others support the conclusion that such Intercompany Claim should be recharacterized as an equity contribution.  The determination of whether Intercompany Claims should be recharacterized as equity contributions is a fact intensive and costly analysis.  In order to avoid the attendant litigation and expense, the Debtors have proposed in the Plan to treat the Intercompany Claims as Claims.  If the Plan is not approved, the Debtors may be compelled to review and analyze all Intercompany Claims and it is possible that such review and analysis would result in certain Intercompany Claims being recharacterized as equity contributions.

IX.           LAMCO

During the Chapter 11 Cases, LBHI has developed a team of approximately 450 individuals (including 70 A&M employees), spread across LBHI’s information technology infrastructure and five distinct asset classes (commercial real estate, residential mortgages, private equity and principal investments, corporate loans and derivatives) to manage and wind-down the Debtors’ assets effectively.  LBHI developed, by necessity, an infrastructure for the long-term management of the Debtors’ long-term investments and assets and LBHI’s asset management teams developed the skills required, and an expertise and knowledge base specifically geared to, the management of such long-term investments and distressed assets.

The Debtors have determined that the capabilities of LBHI’s asset management team are scalable and thus easily transferable to the management of other long-term investment assets for third parties as well.  In the course of managing and administering such assets, LBHI has built a going-concern asset management business that may be of substantial value, with capabilities that may endure beyond the administration of the Chapter 11 Cases, and generate revenues.  In order to maximize the value of the asset management business, LBHI intends to organize a new separate but wholly owned subsidiary to provide management services to the Debtors and, potentially, to third parties.  LBHI has therefore established LAMCO Holdings LLC, and its wholly owned subsidiary, LAMCO LLC (together, “LAMCO”) to provide legacy asset management and administration services to the Debtors and, subject to certain restrictions and approvals, third parties.  Upon Bankruptcy Court approval, the Debtors intend to transfer to LAMCO a majority of LBHI’s asset management employees and certain infrastructure.

In addition to maximizing the value of LBHI’s asset management business, LAMCO will aid the Debtors’ employee retention efforts – especially to the extent that LAMCO is able to attract third party business – by offering the potential for long-term employment to the individuals whose skills and knowledge are essential to the successful management of the Debtors’ assets.  In turn, the direct costs of recruiting and training new employees should be reduced, and indirect costs and investment losses associated with turnover and loss of asset- and portfolio-specific knowledge should also be stemmed.

LAMCO will serve as a centralized asset management platform for a significant portion of the Debtors’ assets.  Although LAMCO Holdings and LAMCO LLC will be non-debtor entities, they will be subject to certain restrictions that will afford the Bankruptcy Court and the Debtors’ creditors a substantial degree of oversight and control.  First, LAMCO Holdings will be required to seek Bankruptcy Court or Creditors’ Committee approval of any acts for which LBHI would currently require Bankruptcy Court or Creditors’ Committee approval, as applicable.  Second, LAMCO Holdings and LBHI have agreed to be governed by certain restrictions, and to grant the Creditors’ Committee certain rights, over their going-forward operations and key corporate decisions, including compensation of directors, officers, and employees, the nature and extent of any third party contracts and the issuance of any equity or equity-derivative interest in LAMCO.

The Debtors expect that LAMCO will be able to enter into agreements to manage assets of third parties for a profit that would inure to LBHI’s benefit, as an equity holder of LAMCO, and ultimately to the benefit of all of the stakeholders in the Debtors.  In addition, LBHI, with the assistance of Lazard, is in the process of exploring a strategic relationship with a third party with respect to LAMCO, including the possibility of selling an equity stake in LAMCO to a potential partner, or otherwise entering into mutually beneficial ventures and arrangements with third parties.

The Debtors have not yet received authority from the Bankruptcy Court to permit LAMCO to manage their assets.  The Debtors filed a motion with the Bankruptcy Court on March 15, 2010, seeking approval to enter into an asset management agreement (and related agreements) with LAMCO for the purposes discussed in this section.  The motion is scheduled for a hearing before the Bankruptcy Court on April 15, 2010.

X.            SUMMARY OF THE CHAPTER 11 PLAN

The Debtors’ management believes that through the Plan, holders of Allowed Claims will obtain a recovery from the estates of the Debtors that is greater than the recovery they would receive if the assets of the Debtors were liquidated under chapter 7 of the Bankruptcy Code.

The Plan, as modified for clarification, is annexed hereto as Exhibit 1 and forms a part of this Disclosure Statement.  The summary of the Plan set forth below is qualified in its entirety by reference to the provisions of the Plan.

A.            Considerations Regarding the Chapter 11 Plan

The terms of the Plan are the result of substantial analysis and discussions by the Debtors and their advisors concerning various issues including, without limitation, the enforceability of Guarantee Claims, Intercompany Claims and substantive consolidation.  The Plan proposes an economic resolution with respect to Guarantee Claims and Intercompany Claims and such matters are discussed below in section B—“Rationale Underlying Plan Treatment of Claims.”  With respect to substantive consolidation, the Debtors and the Creditors’ Committee undertook a diligence process to ascertain whether substantive consolidation would be an appropriate remedy for some or all of the Debtors in these Chapter 11 Cases and certain of their Affiliates.  While an argument asserting that the Debtors and certain Affiliates should be substantively consolidated has merit, in light of the substantial effort, time, and expense that would be required to fully prosecute substantive consolidation, as well as the risks inherent in such litigation, the Debtors propose an economic resolution which fairly allocates the Debtors’ assets and value to all of the economic stakeholders.

1.             Substantive Consolidation

Substantive consolidation is an equitable remedy that a bankruptcy court may be asked to apply in chapter 11 cases of affiliated debtors.  Substantive consolidation involves the pooling of the assets and liabilities of the affected debtors and distributions on allowed Claims is made from a common fund.  All of the debtors in the substantively consolidated group are treated as if they were a single corporate and economic entity and intercompany Claims, subsidiary equity or ownership interests, joint and several liability Claims and Guarantee Claims are disregarded.  Consequently, a creditor of one of the substantively consolidated debtors is treated as a creditor of the substantively consolidated group of debtors, and issues of individual corporate ownership of property and individual corporate liability on obligations are ignored.

If the Debtors in these Chapter 11 Cases were substantively consolidated, the Third-Party Guarantee Claims, Affiliate Guarantee Claims and Intercompany Claims would be disregarded.  The assets of each of the Debtors and any non-Debtor Affiliates that are substantively consolidated would be pooled together and used to make distributions to the holders of Allowed Claims against each of the Debtors pro rata.  Hypothetically, if certain Debtors purport to hold more assets, or assets with greater value than the other Debtors, holders of Allowed Claims against such Debtors would receive a smaller distribution as a result of substantive consolidation as all assets would be commingled.  Conversely, holders of Allowed Claims against Debtors with purportedly greater liabilities and fewer assets than other Debtors would receive a larger distribution as a result of substantive consolidation.  The net effect of substantive consolidation would be to enhance recoveries to creditors holding LBHI only Claims.

2.             Non-Substantive Consolidation of the Debtors

A plan that does not substantively consolidate the Debtors and their Affiliates but instead strictly recognizes the corporate integrity of each of the Debtors would yield a very divergent result from a plan based on substantive consolidation.  In a plan that strictly recognizes the corporate integrity of the Debtors, all Allowed Guarantee Claims and Intercompany Claims would be recognized and receive distributions based on their full amount.  Holders of Allowed Claims of a particular Debtor would be entitled to receive a Distribution only from the assets of that particular Debtor.

As the ultimate parent company for Lehman, LBHI issued various guarantees and has significant intercompany liabilities.  As compared to Distributions under the Plan, distributions by LBHI in a plan that strictly recognized the corporate integrity of each Debtor would be greatly diluted and spread across a large group of holders of Allowed Claims based on direct obligations of LBHI, Guarantees Claims and Intercompany Claims.  A plan that strictly recognizes the corporate integrity of each Debtor, and all Guarantee Claims and Intercompany Claims, would invite protracted litigation with respect to the extent and validity of such Claims that may take years to resolve.  Any additional distributions received by a particular Class under such plan would be diminished by the time value of money and administrative costs.

3.             The Plan is a Fair Proposal to the Economic Stakeholders

As part of the Debtors’ analysis of whether substantive consolidation is appropriate in these Chapter 11 Cases, the Debtors’ management and the Creditors’ Committee each reviewed and considered the Debtors’ books and records, public filings, operational relationships among the Debtors, the record keeping of intercompany transactions, whether creditors relied on its particular Lehman counterparty to a transaction or the enterprise as a whole, and other documents and facts underlying the various inter-Debtor issues.  The Debtors’ management and the Creditors’ Committee conducted numerous interviews of current and former employees of Lehman and analyzed the relevant legal standards.

Prior to the Commencement Date, (i) Lehman operated as one company organized by business division, not necessarily by legal entity, (ii) LBHI’s board of directors and executive committee had responsibility for Lehman’s firm-wide strategy, risk, funding, liquidity, operations and products, (iii) Foreign Debtors and non-Debtor Affiliates were utilized to raise capital in foreign currencies to enable Lehman to manage the risk in movements in foreign currencies exchange rates, (iv) one investment committee existed for all Lehman’s transactions, (v) the Debtors shared administrative and back-office functions, (vi) certain Debtors had certain overlapping directors and officers, (vii) certain subsidiaries had no employees or physical locations, (viii) Lehman’s cash-management systems were centralized and managed on a firm-wide basis through LBHI, (ix) tax returns were filed with the IRS on a consolidated basis, (x) creditors transacted with Lehman as one economic enterprise and did not rely on the separate identity or credit of any single subsidiary, (xi) creditors did not have access to financial statements of most of the subsidiaries, (xii) LBHI purportedly guaranteed all obligations of certain of its subsidiaries and (xiii) Lehman maintained detailed books and records on the assets and liabilities of its parent and subsidiaries on an entity by entity basis.  As set forth above, there are relevant facts weighing both for and against substantive consolidation.

In connection with its analysis of Lehman’s operations prior to the Commencement Date, the Debtors’ management also considered the impact of substantively consolidating the Debtors and non-Debtor Affiliates, including the Foreign Debtors.  In the case of the Debtors, substantive consolidation poses several difficulties.  First, the Foreign Debtors and Foreign Administrators may not be willing or able to recognize the Bankruptcy Court’s jurisdiction and order substantively consolidating such entities and therefore may be unwilling or unable to contribute assets to the pool of assets for distribution in connection with a Plan that substantively consolidated such entities.  Second, two of LBHI’s significant subsidiaries, LBI and LBIE, were regulated broker/dealers and therefore are currently in a SIPA proceeding and an insolvency proceeding in the U.K, respectively.  In addition, as described above, LBHI owns two banks in the United States regulated by the FDIC and Bankhaus in Germany which is regulated by German Federal Financial Supervisory Authority (BaFin).  Entities subject to regulation have insolvency and liquidation procedures which may not make substantive consolidation of the Debtors with such entities efficient, logical or possible.  Third, due to the number of creditors in the Chapter 11 Cases and the large Claim amounts and interest of certain creditors, it is likely that any decision to substantively consolidate the Debtors would result in protracted litigation which would take years to conclude, substantially delaying and distributions to all creditors.  The Debtors’ estates would incur significant expense, even in the context of these Chapter 11 Cases, defending such determination.  Notwithstanding such potential hurdles, the Debtors may seek an alternative plan that substantively consolidates the Debtors and certain foreign Affiliates.  To the extent a Foreign Debtor is unable or unwilling to contribute assets to a general pool or otherwise participate in a Plan based on substantive consolidation, the Claims of such Affiliates against the Debtors may be disregarded and expunged.

Giving due consideration to all relevant factors and legal theories, the Debtors propose the Plan as a fair economic resolution for their Affiliates and holders of Allowed Claims.  The Plan recognizes the corporate integrity of the various Debtors, and includes an economic solution to issues of enforceability and proof inherent in the Guarantee Claims asserted by creditors and Affiliates, and in Intercompany Claims.  The Debtors’ management believes that the Plan represents an equitable distribution of their assets among the holders of Allowed Claims of the various Debtors.

B.            Rationale Underlying Plan Treatment of Claims

The Debtors’ management believes that the Plan represents a fair economic solution for all of the Debtors’ claimants that will expedite the administration of the Debtors’ Chapter 11 Cases and accelerate recoveries to creditors.  Although litigation regarding a plethora of issues could produce somewhat different absolute and relative recoveries from those included in the Plan, such litigation would be extraordinarily expensive and would not be finally resolved for years, thus delaying and potentially materially reducing Distributions to all creditors.

1.             Economic Solutions With Respect To Third-Party Guarantee Claims and Affiliate Guarantee Claims

The Plan proposes an economic solution with respect to Allowed Claims against LBHI based on LBHI’s purported guarantee of the liabilities of certain of its Affiliates.  LBHI frequently guaranteed the obligations of certain of its Affiliates in connection with derivative transactions, the issuances of securities and other commitments pursuant to guarantees executed for the benefit of a particular counterparty or in respect of a particular obligation (each a “Transaction Guarantee”).  In addition, on June 9,

2005, LBHI enacted a Unanimous Written Consent of the Executive Committee of the Board of Directors of Lehman Brothers Holdings Inc. (the “Guarantee Resolutions”), which provided that LBHI fully guaranteed all liabilities, obligations and commitments of 18 specified subsidiaries of LBHI.  The Executive Committee of the Board of Directors of Lehman Brothers Holdings enacted additional resolutions subsequent to June 9, 2005, which resolutions add 4 additional subsidiaries to the list of guaranteed subsidiaries (such 22 subsidiaries, the “Guaranteed Subsidiaries”).

In the aggregate $142.5 billion of the Third-Party Guarantee Claims against LBHI are based on Transaction Guarantees issued by LBHI.  In the aggregate $154.1 billion of Affiliate Guarantee Claims filed against LBHI are based on the Guarantee Resolutions and $69.8 billion of the Affiliate Guarantee Claims against LBHI are based on Transaction Guarantees issued by LBHI.

a.             Third Party Guarantee Claims

With respect to Third-Party Guarantee Claims, the economic solution embedded in the Plan is based on the principle that LBHI’s liabilities pursuant to Transaction Guarantees and Guarantee Resolutions should be limited to the aggregate liabilities included on the balance sheets of each Primary Obligor on the Commencement Date, as such amounts are adjusted by the Debtors, as described below.  Prior to the Commencement Date, LBHI guaranteed the liabilities of various of its domestic and foreign subsidiaries. Therefore, allowing Claims against LBHI in the amounts included on the balance sheets of such Affiliates allocates funds in a fair and proportionate manner among creditors of LBHI’s Guaranteed Subsidiaries.  The Debtors’ proposal with respect to the Guarantee Claims only directly affects the Distributions by LBHI and not Distributions by any other Debtor.  By imposing an Aggregate Class Maximum on the Third-Party Guarantee Claims and the Affiliate Guarantee Claims, holders of all Claims will receive an accelerated Distribution since the Debtors will only have to reserve up to the Aggregate Maximum Amount for distributions on Third-Party Guarantee Claims and Affiliate Claims.

The Plan provides that Allowed Third-Party Guarantee Claims will be separated into 18 separate Classes based on the Primary Obligor.  Each Class of Third-Party Guarantee Claims is subject to an aggregate class allowed Claim maximum (the “Aggregate Class Maximum”) that will be used to limit the distributions that LBHI will make to each Class in respect of Third-Party Guarantee Claims.  The Aggregate Class Maximum for each Class of Third-Party Guarantee Claims is set forth on Schedule 6 to the Plan and on Exhibit 10 annexed hereto.  This Aggregate Class Maximum for each Class is implemented through the definition of Permitted Third-Party Guarantee Claim and will reduce each Allowed Third-Party Guarantee Claim for a Class pro rata if the total Allowed Third-Party Guarantee Claims for a particular Class exceeds the applicable Aggregate Class Maximum for such Class.

The Aggregate Class Maximum for Third-Party Guarantee Claims, with respect to any Class, represents the lesser of (i) the aggregate liabilities set forth on the books and records of the particular Primary Obligor as of the Commencement Date and

(ii) the aggregate amount of the Claims filed against LBHI as to the Primary Obligor, in each case, as adjusted by the Debtors as described in the following five paragraphs.

To account for the fact that the methodologies used by the Debtors prior to the Commencement Date to prepare the financial statements did not take into account certain liabilities, for the purposes of the calculation of the Aggregate Class Maximum, the Debtors adjusted the aggregate liabilities accordingly.  The Debtors’ most significant adjustment to the liabilities on the balance sheets of the Primary Obligors is that each liability on the balance sheet of any Debtor related to a Derivative Contract was increased by 100% of the amount of such recorded liability.  On and prior to the Commencement Date, Derivative Contracts were included on the Debtors’ balance sheets at the value that is the mid-point between the market bid and the ask for the purchase of such contract or entry into an identical contract.  In consideration of (i) the fact that the termination payments due (or that may come due) in respect of Derivative Contacts is likely to be in excess of the corresponding liabilities included on the Debtors’ books and records and (ii) the safe-harbor provisions of the Bankruptcy Code, for the purpose of calculating the Aggregate Class Maximum, the Debtors have increased the recorded amounts as described.  The escalation of the liability for Derivative Contracts, for the purposes of the calculation of the Aggregate Class Maximum on Third-Party Guarantee Claims, more accurately reflects the liabilities if calculated in accordance with the terms of the Derivative Contracts for the termination and settlement of the Derivative Contracts upon an event of default or termination event.  Exhibit 11 includes information that the Debtors utilized to calculate the Aggregate Class Maximums to take into account liabilities based on Derivative Contracts.

As to Claims where Bankhaus is the Primary Obligor, the Aggregate Class Maximum of Third-Party Guarantee Claims reflects the agreements set forth in the Bankhaus Agreement described above in section V.D.2.b— “Settlement with Lehman Brothers Bankhaus AG.”

For the purposes of calculating the Aggregate Class Maximum of the Third-Party Guarantee Claims, the Debtors adjusted the Claims filed against LBHI in respect of the obligations of a particular Primary Obligor to eliminate duplicate Claims, amended and superseded Claims, and reduced Claim amounts that appear to be overstated.  Third-Party Guarantee Claims were filed in the aggregate amount of approximately $254,976 million.  The adjustments made resulted in a reduced amount of aggregate Third-Party Guarantee Claims to approximately $142,535 million.  As a result, the economic solutions proposed by the Plan yield an allowed aggregate Claim amount of approximately $94,138 million as to Third-Party Guarantee Claims.  A detailed description of adjustments to the Claim amounts and the adjustments for each Debtor is reflected on Exhibit 6 annexed hereto.

The Plan also provides that, to the extent that Allowed Third-Party Guarantee Claims as to any Class are less than the applicable Aggregate Class Maximum for such Class, the resulting difference will be allocated to the holders of Allowed Third-Party Guarantee Claims of other Classes in which the aggregate amount of Allowed Claims in such Class exceed the Aggregate Class Maximum for such Class in accordance with their Pro Rata Share.

The Plan treats each holder of an Allowed Third-Party Guarantee Claim in each Class equally, as holders will each receive their Pro Rata Share of Distributions made by LBHI in respect of all Allowed Third-Party Guarantee Claims in the Class.  The Plan uses the same methodology to determine the Aggregate Class Maximum for Allowed Third-Party Guarantee Claims for each Class.

The Debtors reserve the right to challenge the validity of various Guarantee Claims and the enforceability of the underlying Transaction Guarantee or Guarantee Resolution.  A determination regarding the enforceability of the Guarantee Resolutions and the validity of a Claim asserted by a third party creditor necessitates engaging in an extensive factual and legal analysis.  Litigation with respect to the enforceability of guarantees will require the Court to determine, among other matters, (1) whether the Guarantee Resolutions constitute contracts between LBHI and the Guaranteed Subsidiaries and/or a third party creditor, (2) whether a third party creditor was an intended third-party beneficiary of such contract, (3) whether a third party creditor had actual knowledge of the Guarantee Resolutions and relied upon them at the point in time that such creditor transacted business with a Guaranteed Subsidiary and (4) whether the Guarantee Resolutions were intended to protect other Affiliates of LBHI.  Each of these issues present underlying issues that would be a precondition to their determination.  With respect to Transaction Guarantees, the Court would be required to review each Transaction Guarantee and the circumstances surrounding the entry into the underlying contract or obligation and determine whether (i) the guarantees are valid and enforceable contracts, (ii) the guarantees were properly executed and (iii) whether the counterparty actually relied upon the Transaction Guarantee at the time that it transacted business.  LBHI’s rights to challenge the enforceability of Guarantee Claims are reserved in all respects and each Guarantee will be reviewed and Allowed or disallowed in accordance with the Claims reconciliation process.

b.             Affiliate Guarantee Claims

The Plan proposes an economic solution for Affiliate Guarantee Claims and limits the Allowed amount of Affiliate Guarantee Claims.  The Plan proposes that Distributions to holders of Affiliate Guarantee Claims should be limited because of the nature of such Claims.  The Guarantee Claims asserted by Affiliates consist largely of (i) Claims asserted against LBHI based on a Transaction Guarantee related to a transaction that an Affiliate entered into with another Affiliate, (ii) Claims asserted against LBHI by an Affiliate based on a transaction between two Affiliates and LBHI’s guarantee of the obligations of those Affiliates pursuant to the Guarantee Resolutions and, in some cases, (iii) Claims asserted by an Affiliate against LBHI relating to all liabilities of such Affiliate on the grounds that such Affiliate was a Guaranteed Subsidiary pursuant to the Guarantee Resolutions.  In many cases, Affiliates transacted with each other for the purposes of managing risk on a firm wide basis, or for regulatory, accounting or tax purposes.  The transactions between Affiliates often mirrored transactions that such Affiliates entered into with third parties, and as a result moving the economic risk among Lehman entities.  The Debtors’ management believes that their Affiliates in connection with inter-Affiliate transactions were not intended to be the direct beneficiaries of the Guarantee Resolutions.  The Chapter 11 Cases and Foreign Proceedings have in effect created Claims among the Debtors and their Affiliates that did not exist prior to the Commencement Date.  As previously mentioned, the Guarantee Resolutions were not intended to provide an Affiliate with a Claim against LBHI for an intercompany transaction, but rather were enacted to enable the Guaranteed Subsidiaries to transact business with third-parties.

In addition, since the Plan provides for a Distribution to holders of Allowed Third-Party Guarantee Claims from LBHI, any Distribution by LBHI to the Primary Obligors should be limited.  Otherwise to the extent that LBHI makes Distributions to Affiliates, and such Affiliates pass through such distributions to their respective creditors, such creditors would receive multiple distributions from LBHI (once directly, and once indirectly) in respect of the same obligation.

The Plan proposes to Allow Affiliate Guarantee Claims in the aggregate amount of $21,186 million.  Within a period of six months after the Effective Date, the Plan Administrator will review and consult with holders of Affiliate Guarantee Claims as necessary and propose an allocation of the $21,186 million to each holder of an Allowed Affiliate Guarantee Claim.  The Debtors intend to allocate the $21,186 million to Affiliates pro rata based on the amount of their Allowed Affiliate Guarantee Claim after evaluating the enforceability of Claims.  If the proposed allocation is accepted by holders of at least two-thirds in amount of Allowed Affiliate Guarantee Claims and more than one-half in number of holders of such Allowed Claims within a 30 day period from the solicitation of votes, then such allocation will be binding on all holders of Allowed Affiliate Guarantee Claims.  The Debtors will solicit votes to accept or reject the allocation by distributing ballots to the Affiliates.  Each Affiliate entitled to vote will be permitted to vote to accept or reject the allocation based on its Allowed Affiliate Guarantee Claim amount.

The individual allocation for each Affiliate that has asserted a Guarantee Claim on any basis is not set forth in the Plan.  Rather, holders of Affiliate Guarantee Claims, by voting in favor of the Plan, will be voting in favor of the Plan’s proposed aggregate Allowed Claim, and the process for allocating the Allowed Claim at a later date, as set forth below.  If such proposal is not accepted, the allocation of the total $21,186 million among the holders of Allowed Affiliate Guarantee Claim will be determined by the Bankruptcy Court.  Certain of the Debtors’ Affiliates filed Claims against the Debtors on behalf of their creditors.  To avoid potential duplication, no allocation will be made as to Affiliate Guarantee Claims in respect of such Claims.

The $21,186 million that will be allocated among the Affiliate Guarantee Claims represents the difference between (i) the sum of liabilities set forth on the books and records of the Primary Obligors (approximately $115,324 million) and (ii) the sum of the Aggregate Class Maximums for all of the Primary Obligors (approximately $94,138 million, i.e. the amount of Third-Party Guarantee Claims that will participate in the Plan).  For the purposes of this calculation, the same adjustments have been made to the liabilities and the Claims as were made to calculate the Aggregate Class Maximum described above in Section X.B.1.(i)— “Third-Party Guarantee Claims.”  As creditors of the Affiliates have asserted Guarantee Claims against LBHI and such Claims are recognized and treated under the Plan as described above, the Debtors’ management believes it is fair to limit the recoveries by the Affiliates pursuant to Guarantee Claims as described.

For the same reasons stated relating to potential challenges to the enforceability of Transaction Guarantees or the Guarantee Resolutions, the Debtors reserve all rights to challenge Affiliate Guarantee Claims.

2.             Treatment of Intercompany Claims

The Debtors’ books and records indicate that substantial Intercompany payables and receivables existed between the Debtors and their non-Debtor Affiliates as of the Commencement Date.  The significant Intercompany Claims asserted by and against the Debtors are reflected on Exhibit 9 annexed hereto.

The Plan proposes an economic resolution of the Intercompany Claims.  To the extent that an Intercompany Claim held by any Debtor (or Debtor-controlled entity) against a Foreign Debtor is treated as equivalent to a general unsecured Claim in the Foreign Proceeding, the Intercompany Claim asserted by such Affiliate against the Debtors will be Allowed.  If any Debtor’s (or Debtor-controlled entity’s) Intercompany Claim is statutorily or otherwise subordinated under the law of a foreign jurisdiction, or a Foreign Administrator or Affiliate attempts to recharacterize any Debtor’s (or Debtor-Controlled Entity’s) Intercompany Claim as a subordinated Claim or Equity Interest, then such Affiliate’s Intercompany Claim will be disallowed as against the Debtors.  If any of Debtors’ (or Debtor-Controlled Entity’s) Claims against an Affiliate are disallowed or subordinated in the Foreign Proceeding in any manner, such Affiliate’s Claims will be disallowed in these Chapter 11 Cases.

As part of the resolution of Intercompany Claims, Affiliates may not seek to setoff their Affiliate Guarantee Claims against LBHI’s or any other Debtor’s (or Debtor-Controlled Entity’s) Claims against such Affiliate.

The Debtors propose that Intercompany Claims among the Debtors and their Affiliates be honored in the amounts of recorded Intercompany Claims set forth on the Debtors’ books and records as of applicable Commencement Date.  Included on Exhibit 9 annexed hereto are the recorded Intercompany Claims among the Debtors as of September 14, 2008 and June 30, 2009.  With respect to LBHI’s liabilities to LBT, the Debtors propose to Allow LBT’s Intercompany Claims against LBHI at 50% of the amount of such liabilities set forth on the books and records of LBHI and LBT as of September 14, 2008.

The Debtors’ books and records recorded a substantial amount of intercompany payables and receivables among the Debtors and the Debtor-Controlled Entities as of the Commencement Date.  The Bar Date Order did not require Debtors or Debtor-Controlled Entities to file Claims.  The Allowed Intercompany Claims that each Debtor (and any Debtor-Controlled Entity) holds against another Debtor will be determined based on the books and records of the Debtors as of the applicable Commencement Date.  The Debtors’ significant Intercompany Claims are reflected in Exhibit 9 annexed hereto.

C.            Classification and Treatment of Claims and Equity Interests

The following summarizes the classification and treatment of Claims and Equity Interests under the Plan.

1.             Treatment of Unclassified Claims

a.             Administrative Expense Claims

Administrative Expense Claims are Claims constituting a cost or expense of administration of the Chapter 11 Cases allowed under sections 503(b) and 507(a)(1) of the Bankruptcy Code.  Such Claims include all actual and necessary costs and expenses of preserving the estates of the Debtors, all actual and necessary costs and expenses of operating the business of the Debtors in Possession, any indebtedness or obligations incurred or assumed by the Debtors in Possession in connection with the conduct of their business, all cure amounts owed in respect of leases and contracts assumed by the Debtors in Possession, all compensation and reimbursement of expenses to the extent Allowed by the Bankruptcy Court under section 330 or 503 of the Bankruptcy Code.  Any fees or charges assessed against the estates of the Debtors under section 1930 of chapter 123 of title 28 of the United States Code shall be excluded from the definition of Administrative Expense Claim and shall be paid in accordance with Section 13.05 of the Plan.  Certain creditors may have super-priority claims against the Debtors which are Administrative Expense Claims with priority over other Administrative Expense Claims.  For example, the purchasers of Neuberger Berman in the acquisition described in section V.D.a—“Sale of Investment Management Division” of this Disclosure Statement were granted an allowed super-priority administrative expense claim for any claims against LBHI based on LBHI’s agreement to indemnify such purchasers pursuant to the applicable purchase agreements.

Except as provided in the next sentence with respect to ordinary course obligations and in Section X.C.1.b— “Compensation and Reimbursement Claims” of this Disclosure Statement with respect to professional compensation and reimbursement Claims, and to the extent a holder agrees to less favorable treatment, Administrative Expense Claims will be paid in full, in Cash, on the later of the Effective Date and the date the Administrative Expense Claim becomes an Allowed Claim, or as soon thereafter as is practicable by the Debtor obligated for the payment of such Administrative Claim.  The Debtors estimate that Allowed Administrative Expense Claims payable on the Effective Date, including compensation and reimbursement of expenses payable to professionals retained in the Chapter 11 Cases, will be approximately $4.7 billion.  The Debtors may pay amounts in respect of reconciled cure payments under executory contracts and unexpired leases assumed pursuant to the Plan.  The estimated amount of Allowed Administrative Expense Claims does not include amounts subject to asserted rights of setoff held by the Debtors.  In the event such asserted setoff rights are not valid, the aggregate amount of Allowed Administrative Expense Claims may increase.

b.             Compensation and Reimbursement Claims

Compensation and Reimbursement Claims are Administrative Expense Claims for the compensation of professionals and reimbursement of expenses incurred by such professionals pursuant to sections 105(a), 363(b) 503(b)(2), 503(b)(3), 503(b)(4) and 503(b)(5) of the Bankruptcy Code (the “Compensation and Reimbursement Claims”).  All payments to professionals for Compensation and Reimbursement Claims will be made in accordance with the procedures established by the Bankruptcy Code, the Bankruptcy Rules and the Bankruptcy Court relating to the payment of interim and final compensation for services rendered and reimbursement of expenses.  All applications for compensation for services rendered and reimbursement of expenses are subject to approval of the Bankruptcy Court after review by the Fee Committee appointed in the Chapter 11 Cases.

Section 503(b) of the Bankruptcy Code provides for payment of compensation to creditors, indenture trustees and other entities making a “substantial contribution” to a reorganization case and to attorneys for and other professional advisors to such entities.  The amounts, if any, which may be sought by entities for such compensation are not known by the Debtors at this time.  Requests for compensation must be approved by the Bankruptcy Court after a hearing on notice at which the Debtors and other parties in interest may participate and object to the allowance of any Claims for compensation and reimbursement of expenses.

Pursuant to the Plan, each holder of a Compensation and Reimbursement Claim will (i) file its final application for the allowance of compensation for services rendered and reimbursement of expenses incurred by no later than the date that is one hundred twenty (120) days after the Effective Date or such other date as may be fixed by the Bankruptcy Court and (ii) if granted such an award by the Bankruptcy Court, be paid in full in such amounts as are Allowed by the Bankruptcy Court (a) on the date such Compensation and Reimbursement Claim becomes an Allowed Claim, or as soon thereafter as is practicable or (b) upon such other terms as may be mutually agreed upon between such holder of a Compensation and Reimbursement Claim and the Debtors.

c.             Priority Tax Claims

Except to the extent that a holder of an Allowed Priority Tax Claim has been paid by a Debtor prior to the Effective Date or agrees to less favorable treatment, each holder of an Allowed Priority Tax Claim will receive Cash from the Debtor obligated for the payment of such Allowed Priority Tax Claim in an amount equal to the Allowed amount of such Priority Tax Claim on the later of the Effective Date and the date such Priority Tax Claim becomes an Allowed Priority Tax Claim, or as soon thereafter as is practicable.

Because certain taxes carry joint and/or several liability, taxing authorities may file duplicative Priority Tax Claims against multiple Debtors.  However, because the taxing authorities do not collect more than once for a particular joint and/or several tax liability, the amount of any actual payments in respect of duplicative Allowed Priority Tax Claims would be far less than the aggregate total of such duplicative claims.  In addition, LBHI may have a claim against LBI for a portion of any Allowed Priority Tax Claim.

LBHI is currently engaged in dispute resolution processes with respect to its federal, state and local disputed tax issues, as described in more detail below.  Because the parties have not yet completed the dispute resolution processes, it is difficult at this stage to precisely predict the expected amount of Allowed Priority Tax Claims.  However, LBHI has estimated for the purposes of this Disclosure Statement that the aggregate amount of Allowed Priority Tax Claims by federal, state and local taxing authorities is estimated to be approximately $2 billion.

(i)            Federal

The Internal Revenue Service (“IRS”) has not yet filed any Priority Tax Claims against the Debtors as the bar date for federal tax claims has been extended until June 30, 2010, and will likely be extended further.  LBHI’s 2001 through 2008 tax years are still open and subject to assessment.  The Debtors expect that any federal Priority Tax Claims relating to the consolidated federal income tax returns of the Debtors for these years would be filed at the end of 2010 after the completion of a jointly developed process designed to facilitate the resolution of the outstanding tax disputes.  This dispute resolution process involves an effort by LBHI and the IRS to settle the outstanding disputed tax issues, including the use of mediation for the significant issues, and is described more fully in LBHI’s Motion Pursuant to Federal Rule of Bankruptcy Procedure 9019 for Authorization and Approval of Certain Settlements with the Internal Revenue Service and accompanying Declaration [Docket Nos. 7734, 7735].  By engaging in the dispute resolution process, the Debtors expect to reduce the dollar amount of any Priority Tax Claims that may be filed by the IRS.

The LBHI consolidated group is due a refund of several hundred million dollars from the IRS for the tax years 1997 through 2000 and 2006 that the IRS has indicated it will apply as offsets against any of its claims, although the amount of that refund has not yet been determined.  Use of the dispute resolution process over the last year has resulted in the settlement of six of the eight disputed issues that remained from the IRS examination of the 1997 through 2000 consolidated federal income tax returns.  LBHI has initiated a lawsuit in bankruptcy court with respect to one of the unresolved issues from the 1997 through 2000 tax years, and LBHI continues to attempt to resolve the other remaining issue, as well as the issues for the 2006 tax year.

LBHI also expects to make an election to carry back its 2008 net operating loss for up to five years, which would significantly reduce any potential federal tax deficiency and mitigate any potential Priority Tax Claims the IRS may have against the Debtors.  The Debtors will seek to further mitigate any Priority Tax Claims filed by the IRS through the claims objection process and, if necessary, litigation.

Notwithstanding the jointly developed dispute resolution process and the five year net operating loss carryback, there is a possibility that the IRS’s Priority Tax Claims could be material.

(ii)           Other Priority Tax Claims

Approximately 120 state, city, and municipality Priority Tax Claims have been filed against LBHI and its affiliated debtors.  Because the bar dates for filing state, city, and other municipality claims have passed, additional claims are not expected.  Although the number of Claims from states, cities, and municipalities is expected to remain at approximately 120, certain claimed amounts might still be adjusted by state and local jurisdictions.  As of this date, the Priority Tax Claims filed by states, cities, and municipalities approximate $1.9 billion.  Of this amount, approximately $1.2 billion or 63% is attributable to New York State and approximately $627 million or 33% is attributable to New York City for a combined total of $1.827 billion.  The remaining $73 million or 4% is attributable to the remaining claims.

The Debtors are actively engaged in a resolution process with both the State and City of New York.  To this end, the Debtors believe that the New York State and City Priority Tax Claims will ultimately be settled for less than the $1.827 billion claimed amounts.

2.             Summary of Classes

The Plan places all Claims and Equity Interests, except Administrative Expense Claims and Priority Tax Claims, in the classes listed below for all purposes including voting and Distributions.  A Claim or Equity Interest is placed in a particular Class only to the extent that it falls within the description of that Class, and is classified in any other Class to the extent that any portion thereof falls within the description of such other Class.

Unless otherwise specified below, holders of Claims in each Class of Notes will receive a Pro Rata Share of Available Cash from the Debtor against which they hold an Allowed Claim.  For further detail regarding the classification and treatment of the Claims and Equity Interests, see section X.C.— “Classification and Treatment of Claims and Equity Interests” of this Disclosure Statement or the Plan annexed hereto as Exhibit 1.

a.             Treatment of Classified Claims Against and Equity Interests in LBHI

(i)            LBHI Class 1- Priority Non-Tax Claims Against LBHI

Priority Non-Tax Claims against LBHI include any Claim against LBHI, other than an Administrative Expense Claim or a Priority Tax Claim, entitled to priority in payment under section 507(a) of the Bankruptcy Code.

Holders of Priority Non-Tax Claims against LBHI will be paid in cash in the full amount of their Allowed Claim under the Plan.

(ii)           LBHI Class 2- Secured Claims against LBHI

Holders of Allowed Secured Claims against LBHI will receive a Distribution of, at the option of LBHI, any of (i) payment in Cash by LBHI in an amount equal to the Allowed amount of such Secured Claim on the later of the Effective Date and the date such Secured Claim becomes an Allowed Secured Claim; (ii) the sale or disposition proceeds of the Collateral securing such

Allowed Secured Claim to the extent of the value of the Collateral securing such Allowed Secured Claim; (iii) surrender to the holder of such Allowed Secured Claim of the Collateral securing such Allowed Secured Claim; or (iv) such treatment that leaves unaltered the legal, equitable, and contractual rights to which the holder of the Allowed Secured Claim is entitled.

(iii)         LBHI Class 3- Senior Unsecured Claims against LBHI

In addition to the Distribution of their Pro Rata Share of Available Cash, holders of Allowed Senior Unsecured Claims against LBHI will receive amounts that, if not for certain contractual subordination language, would have been Distributed to holders of Allowed Subordinated Unsecured Claims against LBHI.

The underlying agreements for each Subordinated Note provide that upon the bankruptcy of LBHI, no payments will be made to holders of Subordinated Unsecured Claims in respect of the Subordinated Notes until all senior obligations of LBHI have been satisfied in full.  To give effect to these provisions included in the documents underlying the Subordinated Notes, all Distributions under the Plan made by LBHI will be calculated as if each holder of an Allowed Subordinated Unsecured Claims based on a Subordinated Note were to receive its Pro Rata Share of a Distribution from LBHI; provided, however, that amounts that would have been Distributed to holders of Allowed Subordinated Unsecured Claims will be automatically Distributed to holders of Allowed Senior Unsecured Claims.  The Plan does not propose to include holders of Third-Party Guarantee Claims, Affiliate Guarantee Claims or Intercompany Claims against LBHI as entitled to share in the redistribution described above.

(iv)          LBHI Class 4- General Unsecured Claims

General Unsecured Claims against LBHI include any Claim other than an Administrative Expense Claim, a Priority Tax Claim, a Priority Non-Tax Claim, a Secured Claim, a Senior Unsecured Claim, a Subordinated Unsecured Claim, an Intercompany Claim, a Third-Party Guarantee Claim and an Affiliate Guarantee Claim.

Each holder of an Allowed General Unsecured Claim in LBHI Class 4 shall receive its Pro Rata Share of Available Cash from LBHI.

(v)            LBHI Class 5- Subordinated Unsecured Claims against LBHI

Subordinated Unsecured Claims include any Claim against LBHI arising under the Subordinated Notes.

Holders of Allowed Subordinated Unsecured Claims against LBHI are not expected to receive any Distributions on account of such their Claims.  Any Distributions that would have been paid to such Claims are automatically reallocated to holders of Senior Unsecured Claims against LBHI pursuant to provisions of the documents underlying the Subordinated Notes.

(vi)          LBHI Class 6- Intercompany Claims

Intercompany Claims are recognized under the Plan.  All Intercompany Claims (other than the LBT’s Intercomany Claim against LBHI) will be Allowed or disallowed under the Plan under the ordinary Claims reconciliation process.  LBT’s Intercompany Claims against LBHI will be Allowed at 50% of the amount of such liabilities set forth on the books and records of LBHI and LBT as of September 14, 2008.  Thus, an Intercompany Claim that has been timely filed will be treated as presumptively valid, subject to objection by the Debtors.  If an Intercompany Claim held by any of the Debtors (or Debtor-Controlled Entities) against a Foreign Debtor will be treated equivalent to a general unsecured Claim in the Foreign Proceeding, then the Intercompany Claim asserted by an Affiliate will be Allowed.  If any of the Debtors’ (or any of the Debtor-Controlled Entities’) Intercompany Claims are automatically subordinated under the law of a foreign jurisdiction or a Foreign Administrator or Affiliate attempts to recharacterize a Debtors’ (or any of the Debtor-Controlled Entities’) Intercompany Claim as a subordinated Claim, then such Affiliate’s Intercompany Claim will not be Allowed under the Plan.  The Debtor Allocation Agreement which will be attached to the Plan Supplement will address Intercompany Claims among the Debtors.

(vii)         LBHI Class 7A-7R Third Party Guarantee Claims against LBHI

Third-Party Guarantee Claims include any Claim against LBHI asserted on the basis of a Guarantee by a party that is not an Affiliate of the Debtors.  For example, a holder of a Claim against LBSF that filed a corresponding Guarantee Claim against LBHI will participate in recoveries under the Plan in Class 7A.

Each subclass in classes 7A through 7R has a different Aggregate Class Maximum applicable to such Class.  To the extent that the Allowed Third-Party Guarantee Claims in any given Class are greater than the Aggregate Class Maximum the Plan incorporates a formula in the definition of “Permitted Third-Party Guarantee Claim” to limit the participation of the holders of such Claims in the Plan and calculate the Pro Rata Share of the Aggregate Class Maximum for each holder of an Allowed Third-Party Guarantee Claim.

For example, if a creditor holds an Allowed Third-Party Guarantee Claim against LBHI in the amount of $1,000 based on a primary Claim against LBSF, and the total amount of Allowed Third-Party Guarantee Claims in Class 7A is exactly twice the amount of the Aggregate Class Maximum applicable to LBSF, then such holder will have a Permitted Third-Party Guarantee Claim of $500 and will participate in Distributions under the Plan as if its Allowed Claim was $500.  Since the Permitted Third-Party Guarantee Claim amount is dependent on the aggregate amount Allowed Third-Party Guarantee Claims, such amount may fluctuate during the Claims reconciliation process as Claims are Allowed and disallowed.

To the extent that the Allowed Third-Party Guarantee Claims in any given Class are less than the Aggregate Class Maximum, each holder of such Allowed Claims participate in the Plan on the basis of its Allowed Claim Amount.

(viii)        LBHI Class 8- Affiliate Guarantee Claims against LBHI

The aggregate amount of all Allowed Affiliate Guarantee Claims shall be equal to $21,186 million which will be allocated among the Affiliate Guarantee Claims by the Debtors upon the agreement of holders of Affiliate Guarantee Claims.

(ix)          LBHI Class 9- Equity Interests in LBHI

Equity Interests in LBHI includes any shares of common, preferred stock, other form of ownership interest, or any interest or right to convert into such an equity or ownership interest or acquire any equity or ownership interest, including, without limitation, vested and/or unvested restricted stock units, contingent stock awards, contingent equity awards, performance stock units, and stock options or restricted stock awards granted under management ownership plans, that was in existence immediately prior to or on LBHI’s Commencement Date.  Holders of Equity Interests in LBHI are not expected to receive any Distributions under the Plan.

On the Effective Date, all Equity Interests in LBHI shall be cancelled and one new share of LBHI’s common stock shall be issued to the Plan Administrator which will hold such share for the benefit of the holders of such former Equity Interests consistent with their former economic entitlements.  Each holder of an Equity Interest in LBHI shall neither receive nor retain any property or interest in property on account of such Equity Interests; provided, however, that in the event that all Allowed Claims in LBHI Classes 1 through 8 have been satisfied in full in accordance with the Bankruptcy Code and the Plan, each holder of an Equity Interest in LBHI may receive its Pro Rata Equity Share of any remaining assets of LBHI consistent with such holder’s rights of priority of payment existing immediately prior to the Commencement Date.  The rights of the holders of former Equity Interests in LBHI shall be nontransferable.  On or promptly after the Effective Date, the Plan Administrator shall file with the Securities and Exchange Commission a Form 15 for the purpose of terminating the registration of any of its publicly traded securities.  Unless otherwise determined by the Plan Administrator, on the date that LBHI’s Chapter 11 Case is closed in accordance with Section 6.6 of the Plan, all such former Equity Interests in LBHI shall be deemed cancelled and of no force and effect provided that such cancellation does not adversely impact the Debtors’ estates.

b.             Treatment of Classified Claims Against and Equity Interests in the Subsidiary Debtors

As to each of the Subsidiary Debtors, the Plan adopts a common scheme for the classification and treatment of Claims.  The following classification and treatment applies with respect to each Subsidiary Debtor in its individual capacity.

(i)            Priority Non-Tax Claims

Priority Non-Tax Claims include any Claim, other than an Administrative Expense Claim or a Priority Tax Claim, entitled to priority in payment under section 507(a) of the Bankruptcy Code.

Holders of Priority Non-Tax Claims will be paid in cash in the full amount of their Allowed Claim under the Plan.

(ii)           Class 2- Secured Claims

Holders of Allowed Secured Claims will receive a Distribution of, at the option of the applicable Subsidiary Debtor, any of (i) payment in Cash in an amount equal to the Allowed amount of such Secured Claim on the later of the Effective Date and the date such Secured Claim becomes an Allowed Secured Claim; (ii) the sale or disposition proceeds of the Collateral securing such Allowed Secured Claim to the extent of the value of the Collateral securing such Allowed Secured Claim; (iii) surrender to the holder of such Allowed Secured Claim of the Collateral securing such Allowed Secured Claim; or (iv) such treatment that leaves unaltered the legal, equitable, and contractual rights to which the holder of the Allowed Secured Claim is entitled.

(iii)         Class 3- General Unsecured Claims

General Unsecured Claims include any Claim other than an Administrative Expense Claim, a Priority Tax Claim, a Priority Non-Tax Claim, a Secured Claim and an Intercompany Claim.

Each holder of an Allowed General Unsecured Claim shall receive its Pro Rata Share of Available Cash from such Guaranteed Subsidiaries.

(iv)          Class 4- Intercompany Claims

Intercompany Claims are recognized under the Plan.  All Intercompany Claims will be Allowed or disallowed under the Plan under the ordinary Claims reconciliation process.  Thus, an Intercompany Claim that has been timely filed will be treated as presumptively valid, subject to objection by the Debtors.  If an Intercompany Claim held by any of the Debtors (or Debtor-controlled entities) against a Foreign Debtor will be treated equivalent to a general unsecured Claim in the Foreign Proceeding, then the Intercompany Claim asserted by an Affiliate will be Allowed.  If any of the Debtors’ (or any of the Debtor-controlled entities’) Intercompany Claims are automatically subordinated under the law of a foreign jurisdiction or a Foreign Administrator or Affiliate attempts to recharacterize a Debtors’ (or any of the Debtor-controlled entities’) Intercompany Claim as a subordinated Claim, then such Affiliate’s Intercompany Claim will not be Allowed under the Plan.  The Debtor Allocation Agreement which will be attached to the Plan Supplement will address Intercompany Claims among the Debtors.

(v)            Class 5- Equity Interests

Equity Interests includes any shares of common, preferred stock, other form of ownership interest, or any interest or right to convert into such an equity or ownership interest or acquire any equity or ownership interest, including, without limitation, vested and/or unvested restricted stock units, contingent stock awards, contingent equity awards, performance stock units, and stock options or restricted stock awards granted under management ownership plans, in any Debtor that was in existence immediately prior to or on the Commencement Date for such Debtor.  Holders of Equity Interests in Debtors (other than LBDP, LBFP, LB 745, CES, East Dover, LS Finance, LB Rose Ranch and PAMI) are not expected to receive any Distributions under the Plan.  The holder of the Equity Interest in each Debtor will receive any amounts remaining for Distribution after all Claims against such entities have been satisfied in full in accordance with the Plan.

D.            Means for Implementation of the Plan

1.             Continued Corporate Existence of Debtors

On the Effective Date, the Debtors will each maintain their current corporate forms.  After the Effective Date, LBHI may decide, in its sole discretion, to (a) maintain each Debtor as a corporation in good standing until such time as all aspects of the Plan pertaining to such Debtor have been completed, or (b) at such time as the LBHI considers appropriate and consistent with the implementation of the Plan pertaining to such Debtor, dissolve such Debtor and complete the winding up of such Debtor in accordance with applicable law (including, without limitation, the transfer of all or part of the assets of such Debtor to a liquidating trust), or (c) dissolve any Debtor-Controlled Entity and complete the winding up of such Debtor-Controlled Entity in accordance with applicable law.

2.             Revesting of Assets

On the Effective Date, pursuant to section 1141(b) and (c) of the Bankruptcy Code, all property of the Debtors’ estates will vest in the respective Debtor free and clear of all Claims, Liens, encumbrances, charges and other interests, except as provided in the Plan.  From and after the Effective Date, the Debtors may take any action, including, without limitation, the operation of their businesses, the use, acquisition, sale, lease and disposition of property, and the entry into transactions, agreements, understandings or arrangements, whether in or other than in the ordinary course of business, and execute, deliver, implement, and fully perform any and all obligations, instruments, documents and papers or otherwise in connection with any of the foregoing, free of any restrictions of the Bankruptcy Code or the Bankruptcy Rules and in all respects as if there were no pending cases under any chapter or provision of the Bankruptcy Code, except as explicitly provided in the Plan.

3.             Plan Administrator

a.             Authority of the Plan Administrator

Pursuant to the Plan, LBHI is appointed as the Plan Administrator for each of the Debtors.

The Plan Administrator will have the authority and right on behalf of each of the Debtors, without the need for Bankruptcy Court approval (unless otherwise indicated), but in consultation with the Creditors’ Committee to carry out and implement all provisions of the Plan, including, without limitation, to:

(i)            control and effectuate the Claims reconciliation process, including objecting to, seeking to subordinate, compromise or settling any and all Claims against the Debtors;

(ii)           make Distributions to holders of Allowed Claims in accordance with the Plan;

(iii)          exercise its reasonable business judgment to direct and control the wind down, liquidation and/or abandonment of the assets of the Debtors;

(iv)          prosecute all Litigation Claims, including Avoidance Actions, on behalf of the Debtors, and to compromise, settle, abandon, dismiss, or otherwise dispose of any Litigation Claims, as the Plan Administrator may determine is in the best interests of the implementation of the Plan.

(v)           make payments of compensation and expenses to professionals who will continue to perform services in their current capacities;

(vi)          engage professionals as necessary to assist in performing its duties under the Plan;

(vii)         maintain the books and records and accounts of the Debtors;

(viii)        invest Cash of the Debtors, including any Cash proceeds realized from any assets of the Debtors, including any Litigation Claims, and any income earned thereon;

(ix)           incur and pay reasonable and necessary expenses of the administration and implementation of the Plan;

(x)            manage each Debtor’s tax obligations, including (i) filing and paying tax returns, (ii) request, if necessary, an expedited determination of any unpaid tax liability of each Debtor or its estate under Bankruptcy Code section 505(b) for all taxable periods of such Debtor ending after the Commencement Date through the liquidation of such Debtor as determined under applicable tax laws and (iii) represent the interest and account of each Debtor or its estate before any taxing authority in all matters including, without limitation, any action, suit, proceeding or audit; and

(xi)           prepare and file any and all informational returns, reports, statements, returns or disclosures relating to the Debtors that are required by any Governmental Unit or applicable law.

(xii)          perform such other duties and functions that are consistent with the implementation of the Plan.

b.             Liability of Plan Administrator

The Plan Administrator will have no liability whatsoever for any acts or omissions in its capacity as Plan Administrator to the Debtors or holders of Claims against or Equity Interests in the Debtors other than for gross negligence or willful misconduct of the Plan Administrator.  LBHI, solely in its capacity as the Plan Administrator will be indemnified and held harmless by each of the Debtors for any losses incurred in such capacity, except to the extent such losses were the result of the Plan Administrator’s gross negligence or willful misconduct.

c.             Indenture Trustee and Creditors’ Committee Members Fees

Subject to the occurrence of the Effective Date, the reasonable fees and expenses (including attorneys fees) of (i) the indenture trustees with respect to the Senior Notes and (ii) the individual members of the Creditors’ Committee, in each case, incurred in their capacities as indenture trustees or members of the Creditors’ Committee, respectively, shall be Allowed as Administrative Expense Claims and shall be paid by the Debtors in accordance with the Debtor Allocation Agreement.

4.             Treatment of Disputed Claims

On or after the Effective Date, the Plan Administrator, after consultation with the Creditors’ Committee, will have the exclusive right to file and prosecute objections to Claims or request estimation hearings.  The Plan Administrator will consult with the applicable Debtor and the Creditors’ Committee with respect to objections to Claims.  On and after the Effective Date, the Plan Administrator will have the authority to compromise, settle, otherwise resolve or withdraw any objections to Claims and compromise, settle or otherwise resolve Disputed Claims without approval of the Bankruptcy Court.  Unless otherwise ordered by the Bankruptcy Court, on and after the Effective Date, the Debtors will file all objections to Claims that are the subject of proofs of Claim or requests for payment filed with the Bankruptcy Court (other than applications for allowances of Compensation and Reimbursement Claims) and serve such objections upon the holder of the Claim as to which the objection is made as soon as is practicable, but in no event later than (i) two (2) years after the Effective Date or (ii) such later date as may be approved by the Bankruptcy Court for cause shown, after notice and a hearing.

If any portion of a Claim is a Disputed Claim, no payment or distribution will be made on account of such Claim unless and until such Disputed Claim becomes an Allowed Claim.

After such time as a Disputed Claim becomes an Allowed Claim, the Debtors shall distribute to the holder thereof the distributions, if any, to which such holder is then entitled under the Plan.  Such distributions to holders of Allowed Claims shall be made on or before the date that is sixty (60) days after the order or judgment of the Bankruptcy Court allowing such Disputed Claim becomes a Final Order, without any post-Effective Date interest thereon.

Holders of Disputed Claims shall not be entitled to interest if such Disputed Claim becomes an Allowed Claim unless the holder of such Allowed Claim is entitled to postpetition interest on such Claim under the Bankruptcy Code and the Plan.

E.             Provisions Governing Distributions

1.             Obligations to Make Distributions

All distributions to be made to the holders of Allowed Claims pursuant to the Plan will receive such distributions from the Plan Administrator (as agent for the Debtors), which will have sole liability with respect thereto.

2.             Post Petition Interest

In accordance with section 502(b)(2) of the Bankruptcy Code (except as otherwise provided by sections 562 and 502(g)(2) of the Bankruptcy Code), the amount of all Unsecured Claims against the Debtors will be calculated as of the Commencement Date.  Except as otherwise explicitly provided in the Plan, no holder of a Claim will be entitled to or will receive Postpetition Interest on their Claim.

3.             Method of Distributions Under the Plan

a.             In General

All distributions under the Plan will be made by the Plan Administrator.  Subject to Bankruptcy Rule 9010, all distributions under the Plan to holders of Claims will be made to the holder of each Allowed Claim at the address of such holder as listed on the Schedules, unless such address has been superseded by a new address as set forth (a) on a proof of claim filed by a holder of an Allowed Claim or (b) in another writing notifying the Plan Administrator (at the addresses set forth in Section 14.8 of the Plan) of a change of address.  In the event that any distribution to any such holder is returned as undeliverable, the Plan Administrator shall use reasonable efforts to determine the current address of such holder, but no distribution to such holder shall be made unless and until the Plan Administrator has determined the then current address of such holder, at which time such distribution shall be made to such holder without interest.

b.             Distributions of Cash

Any payment of Cash under the Plan will, at the Plan Administrator’s option, be made by check drawn on a domestic bank or wire transfer.  No payment of Cash less than one-hundred dollars ($100) will be made by the Debtors to any holder of an Allowed Claim unless a request therefor is made in writing to the Debtors.

4.             Timing of Distributions

a.             Distributions of Available Cash

Payments and distributions to holders of Claims that are Allowed Claims on the Effective Date will be made on the Effective Date, or as soon thereafter as is practicable following the satisfaction of Allowed Administrative Expense Claims, Allowed Priority Tax Claims, Allowed Priority Non-Tax Claims and Allowed Secured Claims (to the extent the Debtors determine to pay such Allowed Secured Claims in Cash).

After the initial Distribution, each Debtor shall make Distributions of Available Cash in accordance with the Plan to holders of Allowed Claims against such Debtor semi-annually on March 30 and September 30 of each year, provided that each such Distribution in the aggregate is not less than $10,000,000 of such Debtor’s Available Cash.

Any payment or distribution required to be made under the Plan on a day other than a Business Day will be made on the next succeeding Business Day.

b.             Distributions on Claims After Allowance

The Plan Administrator may determine, in its sole discretion, (a) to make a Distribution that is less than $10,000,000 in the aggregate of a Debtor’s Available Cash, or (b) not to make a Distribution to the holder of an Allowed Claim on the basis that it has not yet determined whether to object to such Claim and such Claim shall be treated as a Disputed Claim for purposes of Distributions under the Plan until the Plan Administrator determines not to object to such Claim (or the time to object to Claims expires), agrees with the holder of such Claim to allow such Claim in an agreed upon amount or objects to such Claim and such Claim is Allowed by a Final Order.

c.             Distribution Record Date

As of the close of business on the Distribution Record Date, the Claims register shall be closed, and there shall be no further changes in the record holder of any Claim.  The Debtors and the Plan Administrator shall have no obligation to recognize any transfer of any Claim occurring on the Distribution Record Date or any time thereafter.

d.             Time Bar to Cash Payment Rights

Checks issued in respect of Allowed Claims shall be null and void if not negotiated within ninety (90) days after the date of issuance thereof.  Requests for reissuance of any check shall be made to the Plan Administrator by the holder of the Allowed Claim to whom such check originally was issued.  Any claim in respect of such a voided check shall be made on or before ninety (90) days after the expiration of the ninety (90) day period following the date of issuance of such check.  Thereafter, the amount represented by such voided check shall irrevocably revert to the Debtor and any Claim in respect of such voided check shall be discharged and forever barred from assertion against such Debtor and its property.

5.             Unclaimed Distributions

All distributions under the Plan that are unclaimed for a period of six (6) months after distribution thereof will be deemed unclaimed property under section 347(b) of the Bankruptcy Code and revested in the Debtors and any entitlement of any holder of any Claim to such distributions will be discharged and forever barred from assertion against such Debtor or its respective property

6.             Withholding and Reporting Requirements

In connection with the Plan and all instruments issued in connection therewith and distributed thereon, the Plan Administrator shall comply with all applicable withholding and reporting requirements imposed by any federal, state, or local taxing authority, and all Distributions under the Plan shall be subject to any such withholding or reporting requirements. Notwithstanding the above, each holder of an Allowed Claim that is to receive a Distribution under the Plan shall have the sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed by any Governmental Unit, including income, withholding and other tax obligations, on account of such Distribution.  The Plan Administrator has the right, but not the obligation, not to make a Distribution until such holder has made arrangements satisfactory to such issuing or disbursing party for payment of any such tax obligations.  The Plan Administrator may require, as a condition to receipt of a Distribution, that the holder of an Allowed Claim complete and return a Form W-8 or W-9, as applicable to each such holder.  If the Plan Administrator makes such a request and the holder fails to comply before the date that is 180 days after the request is made, the amount of such Distribution shall irrevocably revert to the applicable Debtor and any Claim in respect of such Distribution shall be discharged and forever barred from assertion against such Debtor or its respective property.

7.             Setoff and Recoupment

The Debtors may setoff against or recoup from any Claim and the payments to be made pursuant to the Plan in respect of such Claim, any Claims of any nature whatsoever that the Debtors may have against the claimant.  Neither the failure of the Debtors to setoff or recoup from any Claim, nor the allowance of any Claim will constitute a waiver or release by the Debtors of any such Claim the Debtors may have against such claimant.

F.              Treatment of Executory Contracts and Unexpired Leases

The Bankruptcy Code grants the Debtors the power, subject to the approval of the Bankruptcy Court, to assume or reject executory contracts and unexpired leases.  If an executory contract or unexpired lease is rejected, the counterparty to such contract or lease agreement may file a Claim for damages incurred by reason of the rejection.  In the case of rejection of leases of real property, such damage Claims are subject to certain limitations imposed by the Bankruptcy Code.

1.             Rejected Contracts and Leases of the Debtors

Pursuant to sections 365(a) and 1123(b)(2) of the Bankruptcy Code, all executory contracts and unexpired leases that exist between a Debtor and any person or entity shall be deemed rejected by such Debtor, as of the Effective Date, except for any executory contract or unexpired lease (i) that has been assumed pursuant to an Order of the Bankruptcy Court entered prior to the Effective Date and for which the motion was filed prior to the Confirmation Date, (ii) as to which a motion for approval of the assumption or rejection of such executory contract or unexpired lease has been filed prior to the Confirmation Date, or (iii) that is specifically designated in the Plan Supplement as a contract or lease to be assumed by the Debtor.

2.             Assumed Contracts and Leases of the Debtors

Entry of the Confirmation Order shall, subject to and upon the occurrence of the Effective Date, constitute (i) the approval, pursuant to sections 365(a) and 1123(b)(2) of the Bankruptcy Code, of the assumption of the executory contracts and unexpired leases assumed or assumed and assigned pursuant to the Plan and (ii) the approval, pursuant to sections 365(a) and 1123(b)(2) of the Bankruptcy Code, of the rejection of the executory contracts and unexpired leases rejected pursuant to the Plan.  To the extent any provision of an executory contract or unexpired lease to be assumed by any of the Debtors under the Plan limits such Debtor’s ability to assign such executory contract or unexpired lease, the effectiveness of such provision shall be limited or nullified to the full extent provided in section 365(f) of the Bankruptcy Code.

3.             Right to Modify Schedules of Assumed Contracts

The Debtors reserve the right, on or prior to the Confirmation Date, to amend the Plan Supplement to remove any executory contract or unexpired lease therefrom or add any executory contract or unexpired lease thereto, in which event such executory contract(s) or unexpired lease(s) will be deemed to be, respectively, rejected or assumed.  The Debtors will provide notice of any amendments to the Plan Supplement to the parties to the executory contracts and unexpired leases affected thereby.  The listing of a document in the Plan Supplement will not constitute an admission by the Debtors that such document is an executory contract or an unexpired lease or that the Debtors have any liability thereunder.

4.             Insurance Policies

Pursuant to the Plan, all of the Debtors’ insurance policies and any agreements, documents or instruments relating thereto are treated as executory contracts and shall be deemed assumed under the Plan.  The treatment of the Debtors’ insurance policies and any agreements, documents or instruments relating thereto as executory contracts under the Plan will not constitute or be deemed a waiver of any Litigation Claim that the Debtors may hold against any entity, including, without limitation, the insurer under any of the Debtors’ policies of insurance.

5.             Cure of Defaults

Except as may otherwise be agreed to by the parties, within thirty (30) days after the Effective Date, the Debtors will cure any and all undisputed defaults under any executory contract or unexpired lease assumed by the Debtors pursuant to the Plan, in accordance with section 365(b) of the Bankruptcy Code.  All disputed defaults that are required to be cured will be cured either within thirty (30) days of the entry of a Final Order determining the amount, if any, of the Debtor’s liability with respect thereto or as may otherwise be agreed to by the parties.

6.             Bar Date for Filing Proofs of Claim Relating to Executory Contracts and Unexpired Leases Rejected Pursuant to the Plan

Claims arising out of the rejection of an executory contract or unexpired lease pursuant to the Plan must be filed with the Bankruptcy Court and served upon the Debtors or, on and after the Effective Date, the Debtors, no later than forty-five (45) days after the later of (i) notice of entry of an order approving the rejection of such executory contract or unexpired lease, (ii) notice of entry of the Confirmation Order, and (iii) notice of an amendment to the Plan Supplement relating to such executory contract or unexpired lease.  Except as set forth in the preceding sentence, all such Claims must otherwise comply with the provisions of the Bar Date Order, including, without limitation, the Derivatives Questionnaire and the Guarantee Questionnaire.  All such Claims not filed in accordance with the foregoing and within such time will be forever barred from assertion against the Debtors and their estates.

G.            Conditions Precedent to Plan’s Confirmation and Effective Date

1.             Conditions to Confirmation of the Plan

A condition precedent to the confirmation of each Plan is that the Bankruptcy Court shall have entered a Confirmation Order with respect to such Plan in form and substance satisfactory to the respective Debtor and the Creditors’ Committee.

2.             Conditions to Effective Date

The Plan will not become effective unless and until the following conditions will have been satisfied pursuant to the Plan:

(a)           the Confirmation Order, in form and substance acceptable to the Debtors and the Creditors’ Committee shall have been signed by the judge presiding over the Chapter 11 Cases, and there shall not be a stay or injunction in effect with respect thereto;

(b)           all actions and all agreements, instruments or other documents necessary to implement the terms and provisions of the Plan shall have been effected or executed and delivered, as applicable, in form and substance satisfactory to the Debtors;

(c)           the Debtors shall have received all authorizations, consents and regulatory approvals, if any, required by the Debtors in connection with the consummation of the Plan are obtained and not revoked; and

(d)           the certificate of incorporation and by-laws of the Debtors shall have been amended to the extent necessary to effectuate the Plan.

3.             Waiver of Conditions

The Debtors, with the consent of the Creditors’ Committee, and to the extent not prohibited by applicable law, may waive the occurrence of the conditions precedent to the effectiveness of the Plan set forth above.  Any such waiver may be effected at any time, without notice, without leave or order of the Bankruptcy Court, and without any formal action other than proceeding to consummate the Plan.

H.            Effect of Confirmation of the Plan

1.             Release, Exculpation and Limitation of Liability

On and after the Effective Date, the Debtors and all entities who have held, hold or may hold Claims against or Equity Interests in any or all of the Debtors (whether proof of such Claims or Equity Interests has been filed or not), along with their respective present or former employees, agents, officers, directors or principals, shall be deemed to have released the Released Parties from, and none of the Released Parties shall have or incur any liability for, any Claim, Cause of Action or other assertion of liability for any act taken or omitted to be taken during the Chapter 11 Cases in connection with, or arising out of, the Chapter 11 Cases, the formulation, dissemination, confirmation, consummation or administration of the Plan, property to be distributed under the Plan or any other act or omission in connection with the Chapter 11 Cases, the Plan, the Disclosure Statement or any contract, instrument, document or other agreement related thereto; provided, however, that (i) in no event shall any Litigation Claim, Cause of Action or other Claim or assertion of liability against any Released Party for any act taken or omitted to be taken prior to the Commencement Date be released by the Plan, and (ii) nothing in the Plan shall affect the liability of any person that otherwise would result from any such act or omission to the extent such act or omission is determined by a Final Order to have constituted willful misconduct or gross negligence; provided, further, that nothing in this Plan shall limit the liability of the professionals of the Debtors or the Creditors’ Committee to their respective clients pursuant to DR 6-102 of the Model Code of Professional Responsibility.

2.             Injunction

Except as expressly provided in the Plan, the Confirmation Order, or a separate order of the Bankruptcy Court, all entities who have held, hold or may hold Claims against or Equity Interests in any or all of the Debtors and other parties in interest (whether proof of such Claims or Equity Interests has been filed or not), along with their respective present or former employees, agents, officers, directors or principals, are permanently enjoined, on and after the Effective Date, with respect to any Claims and Causes of Action which are extinguished or released pursuant to the Plan from (i) commencing, conducting, or continuing in any manner, directly or indirectly, any suit, action, or other proceeding of any kind (including, without limitation, any proceeding in a judicial, arbitral, administrative or other forum) against or affecting the Released Parties or the property of any of the Released Parties, (ii) enforcing, levying, attaching (including, without limitation, any prejudgment attachment), collecting, or otherwise recovering by any manner or means, whether directly or indirectly, any judgment, award, decree, or order against the Released Parties or the property of any of the Released Parties, (iii) creating, perfecting, or otherwise enforcing in any manner, directly or indirectly, any encumbrance of any kind against the Released Parties or the property of any of the Released Parties, (iv) asserting any right of setoff, directly or indirectly, against any obligation due the Released Parties or the property of any of the Released Parties, except as contemplated or allowed by the Plan; (v) acting or proceeding in any manner, in any place whatsoever, that does not conform to or comply with the provisions of the Plan; and (vi) taking any actions to interfere with the implementation or consummation of the Plan.

3.             Retention of Litigation Claims and Reservation of Rights

Except as otherwise expressly provided in the Plan, nothing contained in the Plan or the Confirmation Order shall be deemed to be a waiver or the relinquishment of any rights or Litigation Claims that the Debtors may have or choose to assert on behalf of their respective estates under any provision of the Bankruptcy Code or any applicable nonbankruptcy law, including, without limitation, (i) any and all Claims against any person or entity, to the extent such person or entity asserts a crossclaim, counterclaim, and/or Claim for setoff which seeks affirmative relief against the Debtors, their officers, directors, or representatives, (ii) any and all Claims or rights arising under any tax sharing agreement among the Debtors and their Affiliates (including the tax sharing agreement among the Debtors and LBI based on their regular and consistent course of conduct over many years), (iii) any and all Claims for reimbursement of costs incurred for the benefit of any Affiliate, including in connection with the disposition of an Affiliate’s assets; and (iv) any and all Avoidance Actions.

Except as expressly provided in the Plan, the Plan Administrator, will, after the Effective Date, retain the rights of each Debtor, to prosecute any Litigation Claims, on behalf of the applicable Debtor, that could have been brought by such Debtor at any time, including, but not limited to, avoidance or equitable subordination actions, recovery causes of action and objections to Claims under sections 105, 502, 510, 542 through 551, and 553 of the Bankruptcy Code that belong to the Debtors.

The Plan Administrator shall prosecute all such retained Litigation Claims in coordination with the Debtors and the Creditors’ Committee.  If the Plan Administrator declines to prosecute any Litigation Claim on behalf of any Debtor, the Creditors’ Committee shall have the right and standing to prosecute such Litigation Claim on behalf of such Debtor.

4.             Terms of Injunctions or Stays

Unless otherwise provided in the Plan, the Confirmation Order, or a separate order of the Bankruptcy Court, all injunctions or stays arising under or entered during the Chapter 11 Cases under section 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the closing of all of the Chapter 11 Cases.

I.               Summary of Other Provisions of Plan

The following subsections summarize certain other significant provisions of the Plan.  The Plan should be referred to for the complete text of these and other provisions of the Plan.

1.             Amendment or Modification of the Plan

Alterations, amendments or modifications of or to the Plan may be proposed in writing by the Debtors at any time prior to the Confirmation Date, provided that the Plan, as altered, amended or modified, satisfies the conditions of sections 1122 and 1123 of the Bankruptcy Code, and the Debtors shall have complied with section 1125 of the Bankruptcy Code. The Plan may be altered, amended or modified at any time after the Confirmation Date and before substantial consummation, provided that the Plan, as altered, amended or modified, satisfies the requirements of sections 1122 and 1123 of the Bankruptcy Code and the Bankruptcy Court, after notice and a hearing, confirms the Plan, as altered, amended or modified, under section 1129 of the Bankruptcy Code.  A holder of a Claim that has accepted the Plan shall be deemed to have accepted the Plan, as altered, amended or modified, if the proposed alteration, amendment or modification does not materially and adversely change the treatment of the Claim of such holder.

2.             Survival of Debtors’ Reimbursement Obligations of Officers and Directors

The obligations of each Debtor to indemnify, defend, reimburse or limit the liability of (i) directors, officers and any other employee who is held responsible for obligations of the Debtor incurred after the Commencement Date who are directors, officers or employees of such Debtor or a Debtor-Controlled Entity on or after the Commencement Date and (ii) Released Parties, respectively, against any Claims or Causes of Action as provided in the Debtor’s articles of organization, certificates of incorporation, bylaws, other organizational documents or applicable law, will survive confirmation of the Plan, will be assumed by such Debtor and will remain in effect after the Effective Date.  Any such assumed obligations owed in connection with an event occurring after the Commencement Date shall be paid as an Administrative Expense under the Plan.  Any such assumed obligation owed in connection with an event occurring before the Commencement Date shall be treated as General Unsecured Claims under the Plan.  Nothing in the Plan shall in any way limit, modify, alter, or amend the Debtors’ limitation of liability of the Independent Directors set forth in section 10.1 of the Restated Certificate of Incorporation.

3.             Allocation of Plan Distributions Between Principal and Interest

Pursuant to the Plan, to the extent that any Allowed Claim entitled to a distribution under the Plan is comprised of indebtedness and accrued but unpaid interest thereon, such distribution shall be allocated first to the principal amount of the Claim (as determined for federal income tax purposes) and then, to the extent the consideration exceeds the principal amount of the Claim, to accrued but unpaid interest.

4.             Maximum Distribution

In no event shall any holder of any Allowed Claim receive Distributions under the Plan in excess of the Allowed amount of such Claim.

5.             Revocation or Withdrawal of the Plan

The Debtors reserve the right to revoke or withdraw the Plan prior to the Confirmation Date.  If the Debtors revoke or withdraw the Plan prior to the Confirmation Date, then the Plan shall be deemed null and void.  In such event, nothing contained in the Plan shall constitute or be deemed a waiver or release of any Claims by or against the Debtors or any other person or to prejudice in any manner the rights of the Debtors or any person in any further proceedings involving the Debtors.

6.             Dissolution of the Creditors’ Committee

Pursuant to the Plan, the Creditors’ Committee shall dissolve on the Closing Date.  Upon such dissolution, the members thereof will be released and discharged of and from all further authority, duties, responsibilities, and obligations related to and arising from and in connection with the Chapter 11 Cases, and the retention or employment of the Creditors’ Committee’s attorneys, accountants, and other agents will terminate.

7.             Exemption from Transfer Taxes

Pursuant to section 1146(a) of the Bankruptcy Code, (a) the issuance, transfer, or exchange of notes or equity securities, (b) the creation of any mortgage, deed of trust, lien, pledge, or other security interest, (c) the making or assignment of or surrender of any lease or sublease, or (d) the making of or delivery of any deed or other instrument of transfer under, in furtherance of, or in connection with the Plan, and any merger agreements, agreements of restructuring, disposition, liquidation or dissolution, any deeds, bills of sale, transfers of tangible property, or assignments executed in connection with any disposition of assets contemplated by the Plan, shall not be subject to any stamp, real estate transfer, mortgage recording, sales, use or other similar tax.

8.             Effectuating Documents and Further Transactions

Pursuant to the Plan, each of the Debtors and the Debtors is authorized to execute, deliver, file or record such contracts, instruments, releases, indentures and other agreements or documents and take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan and any securities issued pursuant to the Plan.

9.             Retention of Jurisdiction

Following the Confirmation Date, the Bankruptcy Court will retain exclusive jurisdiction of all matters arising under, arising out of, or related to, the Chapter 11 Cases and the Plan pursuant to, and for the purposes of, sections 105(a) and 1142 of the Bankruptcy Code and for, among other things, the following purposes:

(a)           To hear and determine any motions for the assumption, assumption and assignment or rejection of executory contracts or unexpired leases and the allowance of any Claims resulting therefrom;

(b)           To determine any and all pending adversary proceedings, applications and contested matters relating to the Chapter 11 Cases;

(c)           To hear and determine any objection to Claims;

(d)           To enter and implement such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, revoked, modified, or vacated;

(e)           To issue such orders in aid of execution of the Plan to the extent authorized by section 1142 of the Bankruptcy Code;

(f)            To consider any modifications of the Plan, to cure any defect or omission or reconcile any inconsistency in any order of the Bankruptcy Court, including, without limitation, the Confirmation Order;

(g)           To hear and determine all applications for compensation and reimbursement of expenses of professionals under sections 330, 331 and 503(b) of the Bankruptcy Code;

(h)           To hear and determine disputes arising in connection with the interpretation, implementation, or enforcement of the Plan, including any agreements or documents contemplated by the Plan;

(i)            To issue injunctions, enter and implement other orders, and take such other actions as may be necessary or appropriate to restrain interference by any person with the consummation, implementation or enforcement of the Plan, the Confirmation Order, or any other order of the Bankruptcy Court;

(j)            To hear and determine any actions brought against the Plan Administrator in connection with the Plan;

(k)           To hear and determine any actions brought to recover all assets of the Debtors and property of the estates, wherever located;

(l)            To hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505 and 1146 of the Bankruptcy Code, including any requests for expedited determinations under section 505(b) of the Bankruptcy Code filed, or to be filed, with respect to tax returns for any and all taxable periods ending after the Commencement Date;

(m)          To hear all matters relating to Article XII of the Plan, including, without limitation, all matters relating to the releases, exculpation, and injunction granted thereunder;

(n)           To hear any other matter consistent with the provisions of the Bankruptcy Code; and

(o)           To enter a final decree closing the Chapter 11 Cases.

10.          Plan Supplement

The Debtor Allocation Agreement, the amended certificate and by-laws of the Debtors (if any) in accordance with Section 7.6 of the Plan and a list of any contracts or leases to be assumed or assumed and assigned by the Debtors in accordance with Section 10.1 of the Plan, will be contained in the Plan Supplement that is filed with the Clerk of the Bankruptcy Court at least ten (10) days prior to the last day upon which holders of Claims may vote to accept or reject the Plan.  Upon its filing with the Bankruptcy

 Court, the Plan Supplement may be obtained on the Debtors’ independent website at www.lehman-docket.com or by request to the Debtors in accordance with Section 14.8 of the Plan.

J.              Summary of Recovery Analysis Under the Plan

The Recovery Analysis setting forth the estimated Claim and estimated recoveries for each Class is annexed hereto as Exhibit 4.

The Debtors indicated on Exhibit “A” to LBHI’s Voluntary Petition for chapter 11 that as of May 31, 2008, LBHI had approximately $639 billion of assets and approximately $613 billion of liabilities.  As indicated on the Exhibit 4 annexed hereto, the estimated aggregate gross recovery (before the payment of any Claims or expenses) following an orderly liquidation of the Debtors’ assets is approximately $57 billion.  The substantial decrease in the aggregate value of the assets is a result of (i) the exclusion of assets of the Foreign Debtors and entities not under the control of LBHI, (ii) the termination of secured financings, such as repurchase agreements, pursuant to which Lehman retained the subject securities on its balance sheet and also included the sale proceeds and the obligation to repurchase the securities and (iii) alternate valuation methodologies which more accurately reflect the liquidation value of the assets.

The Debtors’ estimates of Claims asserted against each Debtor are set forth on Exhibit 6 annexed hereto.  The Debtors estimate that ultimately, the Claims against each Debtor will be less than the amount of Claims filed.  The assumptions made by the Debtors in determining the estimated Allowed Claims against each Debtor are set forth on Exhibit 6.

XI.           CONFIRMATION AND CONSUMMATION OF THE PLAN

Under the Bankruptcy Code, the following steps must be taken to confirm the Plan:

A.            Solicitation of Votes

In accordance with sections 1126 and 1129 of the Bankruptcy Code, the Claims in all Classes of the Plan are impaired, and the holders of Allowed Claims in each of these Classes other than LBHI Class 5 are entitled to vote to accept or reject the Plan.   The holders of Claims in LBHI Class 5 will not receive any distributions under the Plan and are conclusively presumed to have rejected the Plan.  The holder of the Equity Interest in each of the Debtors is impaired and is conclusively presumed to have rejected the Plan.

As to the classes of Claims entitled to vote on a plan, the Bankruptcy Code defines acceptance of a plan by a class of creditors as acceptance by holders of at least two-thirds in dollar amount and more than one-half in number of the Claims of that class that have timely voted to accept or reject a plan.

A vote may be disregarded if the Bankruptcy Court determines, after notice and a hearing, that acceptance or rejection was not solicited or procured in good faith or in accordance with the provisions of the Bankruptcy Code.

Any creditor in an impaired Class (i) whose Claim has been listed by the Debtors in the Schedules filed with the Bankruptcy Court (provided that such Claim has not been scheduled as disputed, contingent or unliquidated) or (ii) who filed a proof of claim on or before the Bar Date or Securities Programs Bar Date, as applicable, or any proof of claim filed within any other applicable period of limitations or with leave of the Bankruptcy Court, which Claim is not the subject of an objection or request for estimation, is entitled to vote on the Plan.

B.            The Confirmation Hearing

The Bankruptcy Code requires the Bankruptcy Court, after notice, to hold a confirmation hearing.  The Confirmation Hearing in respect of the Plan has been scheduled for [                            ], commencing at [             .m.] Eastern Time, before the Honorable James M. Peck, United States Bankruptcy Judge, at the United States District Court for the Southern District of New York, Room 601, Alexander Hamilton Customs House, One Bowling Green, New York, New York 10004.  The Confirmation Hearing may be adjourned from time to time by the Bankruptcy Court without further notice except for an announcement of the adjourned date made at the Confirmation Hearing.  Any objection to confirmation must be made in writing and specify in detail the name and address of the objector, all grounds for the objection and the amount of the Claim or amount and description of the Equity Interest held by the objector.  Any such objection must be filed with the Bankruptcy Court and served in accordance with the Disclosure Statement Order and the amended Case Management Order, dated February 13, 2009, on or before [                  ] at [   :       .m], Eastern Time.  Objections to confirmation of the Plan are governed by Bankruptcy Rule 9014.

C.            Confirmation

At the Confirmation Hearing, the Bankruptcy Court will confirm the Plan only if all of the requirements of section 1129 of the Bankruptcy Code are met.  Among the requirements for confirmation of a plan are that the plan is (i) accepted by all impaired classes of Claims and equity interests or, if rejected by an impaired class, that the plan “does not discriminate unfairly” and is “fair and equitable” as to such class, (ii) feasible and (iii) in the “best interests” of creditors and stockholders that are impaired under the plan.

1.             Acceptance

The Claims in all Classes of the Plan are impaired under the Plan and, other than Claims in LBHI Class 5, are entitled to vote to accept or reject the Plan.  Claims in LBHI Class 5 and Equity Interests in each Debtor are receiving no distributions under the Plan and, therefore, are conclusively presumed to have voted to reject the Plan.  Equity Interests in each Debtor are impaired under the Plan and are conclusively presumed to have voted to reject the Plan.

If any impaired Class of Claims entitled to vote does not accept the Plan by the requisite statutory majority provided in section 1126(c) of the Bankruptcy Code, the Debtors reserve the right to amend the Plan in accordance with Section 8.2 of the Plan or undertake to have the Bankruptcy Court confirm the Plan under section 1129(b) of the Bankruptcy Code or both.  With respect to impaired Classes of Claims that are deemed to reject the Plan, the Debtors shall request that the Bankruptcy Court confirm the Plan under section 1129(b) of the Bankruptcy Code.  The determination as to whether to seek confirmation of the Plan under such circumstances will be announced before or at the Confirmation Hearing.

2.             Unfair Discrimination and Fair and Equitable Tests

To obtain nonconsensual confirmation of the Plan, it must be demonstrated to the Bankruptcy Court that the Plan “does not discriminate unfairly” and is “fair and equitable” with respect to each impaired, nonaccepting Class.  The Bankruptcy Code provides a non-exclusive definition of the phrase “fair and equitable.”  The Bankruptcy Code establishes “cram down” tests for secured creditors, unsecured creditors and equity holders, as follows:

Secured Creditors.  Either (i) each impaired secured creditor retains its liens securing its secured Claim and receives on account of its secured Claim deferred cash payments having a present value equal to the amount of its allowed secured Claim, (ii) each impaired secured creditor realizes the “indubitable equivalent” of its allowed secured Claim or (iii) the property securing the Claim is sold free and clear of liens with such liens to attach to the proceeds of the sale and the treatment of such liens on proceeds to be as provided in clause (i) or (ii) above.

Unsecured Creditors.  Either (i) each impaired unsecured creditor receives or retains under the plan property of a value equal to the amount of its allowed Claim or (ii) the holders of Claims and interests that are junior to the Claims of the dissenting class will not receive any property under the plan.

Equity Interests.  Either (i) each holder of an equity interest will receive or retain under the plan property of a value equal to the greater of the fixed liquidation preference to which such holder is entitled, or the fixed redemption price to which such holder is entitled or the value of the interest or (ii) the holder of an interest that is junior to the nonaccepting class will not receive or retain any property under the plan.

A plan of reorganization does not “discriminate unfairly” with respect to a nonaccepting class if the value of the cash and/or securities to be distributed to the nonaccepting class is equal to, or otherwise fair when compared to, the value of the distributions to other classes whose legal rights are the same as those of the nonaccepting class.

3.             Feasibility

The Bankruptcy Code permits a plan to be confirmed if it is not likely to be followed by liquidation or the need for further financial reorganization.  This is the so-called “feasibility” test.

Since the Debtors’ Plan contemplates a liquidation, for purposes of determining whether the Plan meets this requirement, the Debtors have analyzed their ability to meet their obligations under the Plan over the expected period of liquidation.  As part of this analysis, the Debtors have prepared cash flow estimates for each of the Debtors for the five year period ending

December, 31 2013 (the “Projection Period”) and liquidation analyses for each Debtor.  These cash flow estimates, and the assumptions on which they are based are included in Exhibit 7 annexed hereto.  Based upon such estimates, the Debtors believe that they will be able to make all payments required pursuant to the Plan and, therefore, after confirmation of the Plan they will be able to liquidate their assets and make Distributions as contemplated.  The Debtors expect that the liquidation of their assets and Claims reconciliation will take longer than the five year period for which the Debtors have provided cash flow estimates.

The Debtors’ management has prepared these cash flow estimates, based upon certain assumptions that they believe to be reasonable under the circumstances.  Those assumptions considered to be significant are described in the cash flow estimates, which are annexed as Exhibit 7.  The cash flow estimates have not been examined or compiled by independent accountants.  The Debtors make no representation as to the accuracy of the cash flow estimates or their ability to achieve the results.  Many of the assumptions on which the cash flow estimates are based are subject to significant uncertainties.  Inevitably, some assumptions will not materialize and unanticipated events and circumstances may affect the actual financial results.  Therefore, the actual results achieved throughout the Projection Period may vary from the estimated results and the variations may be material.  All holders of Claims that are entitled to vote to accept or reject the Plan are urged to examine carefully all of the assumptions on which the cash flow estimates are based in connection with their evaluation of the Plan.

4.             Best Interests Test

Even if the Plan is accepted by all holders of Claims entitled to vote on the Plan, the Bankruptcy Code requires that the Bankruptcy Court, as a condition to confirming the Plan, find that the Plan is in the best interests of all holders of Claims and Equity Interests that are Impaired by the Plan and that have not accepted the Plan.  The “best interests” test, as set forth in section 1129(a)(7) of the Bankruptcy Code, requires the Bankruptcy Court to find either that all members of an Impaired Class of Claims or Equity Interests have accepted the Plan or that the Plan will provide a member who has not accepted the Plan with a recovery of property of a value, as of the Effective Date of the Plan, that is not less than the amount that such holder would receive or retain if the Debtors were liquidated under chapter 7 of the Bankruptcy Code on such date.

To calculate the probable distribution to members of each Impaired Class of Claims and Equity Interests if the Debtors were liquidated under chapter 7, the Bankruptcy Court must first determine the aggregate dollar amount that would be generated from the disposition of the Debtors’ assets if their Chapter 11 Cases were converted to chapter 7 cases under the Bankruptcy Code.  This “liquidation value” would consist primarily of the proceeds from liquidating the Debtors’ assets by a chapter 7 trustee.

The amount of liquidation value available to creditors would be reduced by the costs and expenses of liquidation, as well as by other administrative expenses and costs of both the Chapter 7 cases and the Chapter 11 Cases.  Costs of a liquidation of the Debtors under chapter 7 of the Bankruptcy Code would include the compensation of a chapter 7 trustee, as well as of counsel and other professionals retained by the trustee, asset disposition expenses, all unpaid expenses incurred by the Debtors in the Chapter 11

Cases (such as compensation of attorneys, financial advisors, and accountants) that are allowed in the chapter 7 cases, litigation costs and Claims arising from the operations of the Debtors during the pendency of the Chapter 11 Cases.  The liquidation itself would trigger certain priority payments that otherwise would be due in the ordinary course of business.  Those priority Claims would be paid in full from the liquidation proceeds before the balance would be made available to pay other Claims or to make any distribution in respect of Equity Interests.  The liquidation under chapter 7 would also prompt the rejection of executory contracts and unexpired leases and thereby create a significantly greater amount of Unsecured Claims.

As of March 31, 2010, the Debtors have post petition employment agreements with approximately 450 employees, who spent a significant amount of time analyzing and reviewing the Debtors’ assets and have built infrastructures to manage such assets.  A chapter 7 trustee would have the option of either retaining current employees of the Debtors or rejecting the contracts of some or all of the Debtors’ employees.  If the chapter 7 trustee decides that only a fraction of such employees are required to liquidate the assets, and therefore rejects such employment contracts, the Debtors would incur additional administrative expenses from the rejection of post petition contracts which would be prior to Classes of Claims.  Furthermore, due to the complexity and size of the Debtors’ assets it would take the chapter 7 trustee months to analyze and review the assets, incurring additional expenses on the estate.

The additional Claims and expenses that would be incurred during a chapter 7 liquidation, the recoveries that the Debtors would receive from the expeditious liquidation of their assets is likely to be substantially less than the recoveries if the Debtors hold such assets and dispose of them over a longer period of time.  While the financial markets have improved since the period immediately following the Commencement Date, in the Debtors’ business judgment, the liquidation of the assets under the current market conditions would result in the Debtors’ taking a substantial discount on the value of their assets.

In a chapter 7 liquidation, no junior class of Claims or Equity Interests may be paid unless all classes of Claims or Equity Interests senior to such junior class are paid in full.  Section 510(a) of the Bankruptcy Code provides that subordination agreements are enforceable in a bankruptcy case to the same extent that such subordination agreements are enforceable under applicable non-bankruptcy law.  Therefore, no class of Claims or Equity Interests that is contractually subordinated to another class would receive any payment on account of its Claims or Equity Interests, unless and until such senior class were paid in full.

Once the Bankruptcy Court ascertains the recoveries in liquidation of the Debtors’ secured and priority creditors, it would then determine the probable distribution to unsecured creditors from the remaining available proceeds of the liquidation.  If this probable distribution has a value greater than the value of distributions to be received by the unsecured creditors under the Plan, then the Plan is not in the best interests of creditors and cannot be confirmed by the Bankruptcy Court.

After considering the effects that a chapter 7 liquidation would have on the ultimate proceeds available for distribution to creditors in the Chapter 11 Cases, including (i) the costs and expenses of a liquidation under chapter 7 arising from fees payable to a trustee in bankruptcy and professional advisors to such trustee, (ii) the erosion in value of assets in a chapter 7 case in the context of the expeditious liquidation required under chapter 7 and the “forced sale” atmosphere that would prevail and (iii) the substantial increases in Claims that would be satisfied on a priority basis or on parity with creditors in the Chapter 11 Cases, the Debtors have determined that, other than with respect to LBHI Class 8 (Affiliate Guarantee Claims against LBHI), confirmation of the Plan will provide each holder of an Allowed Claim with a recovery that is greater than such holder would receive pursuant to the liquidation of the Debtors under chapter 7.

With respect to Claims included in LBHI Class 8 (Affiliate Guarantee Claims against LBHI), the Plan, and the Recovery Analysis under the Plan, take into account a maximum Allowed amount of Affiliate Guarantee Claims of $32,858 million.  The Liquidation Analysis includes Affiliate Guarantee Claims in the aggregate amount of approximately $224 billion representing less than the amount of such Claims as filed.  The Debtors’ management believes that the Affiliate Guarantee Claims were filed in overstated amounts, and if the Debtors were to challenge the Affiliate Guarantee Claims, the resultant Allowed Claim amount referenced above results in the Best Interest Test being satisfied.

The Liquidation Analysis is annexed hereto as Exhibit 5.  The information set forth in Exhibit 5 provides a summary of the liquidation values of the Debtors’ assets, assuming a chapter 7 liquidation in which a trustee appointed by the Bankruptcy Court would liquidate the assets of the Debtors’ estates.  Reference should be made to the Liquidation Analysis for a complete discussion and presentation of the Liquidation Analysis.

Underlying the Liquidation Analysis are a number of estimates and assumptions that, although developed and considered reasonable by the Debtors’ management, are inherently subject to significant economic and competitive uncertainties and contingencies beyond the control of the Debtors and their management.  The Liquidation Analysis also is based on assumptions with regard to liquidation decisions that are subject to change.  Accordingly, the values reflected might not be realized if the Debtors were, in fact, to undergo such a liquidation.

D.            Consummation

The Plan will be consummated on the Effective Date.  The Effective Date of the Plan will occur on the first Business Day on which the conditions precedent to the effectiveness of the Plan, as set forth in Section 11.2 of the Plan, have been satisfied or waived by the Debtors pursuant to Section 11.3 of the Plan.  For a more detailed discussion of the conditions precedent to the Plan and the consequences of the failure to meet such conditions, see Section X.G— “Conditions Precedent to the Plan’s Confirmation and Effective Date” of the Disclosure Statement.

The Plan is to be implemented pursuant to its terms, consistent with the provisions of the Bankruptcy Code.

XII.                            CORPORATE GOVERNANCE AND MANAGEMENT OF THE DEBTORS ON THE EFFECTIVE DATE

Pursuant to the Plan, on the Effective Date, the management, control, and operation of the Debtors will be the general responsibility of their respective Boards of Directors.

A.            Board of Directors and Management

1.             Board of Directors

On the Effective Date, the board of directors of LBHI will consist of 9 persons selected by LBHI, with the consent of the Creditors’ Committee (such consent not to be unreasonably withheld).  The board of directors and managers, as applicable for each of the Subsidiary Debtors will be selected by the post-Effective Date board of directors of LBHI on the Effective Date.  Three of the initial directors shall have initial terms of one year.  Three of the initial directors shall have initial terms of two years.  Three of the initial directors shall have initial terms of the three years.  Thereafter, all directors shall serve for three-year terms.

2.             Management of the Debtors

The officers and managers of the Debtors immediately prior to the Effective Date will serve as the initial officers and managers of the Debtors on and after the Effective Date.  Such officers and managers will serve in accordance with applicable nonbankruptcy law, any employment agreements entered into after the Commencement Date, and the applicable Debtor’s Certificate of Incorporation and by-laws, as the same may be amended from time to time, through the closing of the applicable Chapter 11 Case, unless such office resigns or is removed.

3.             Holders of the Stock of Debtors On Effective Date

On the Effective Date, LBHI will issue one new share of common stock to the Plan Administrator and the Plan Administrator shall hold such common stock in furtherance of its performance of its obligations in connection with its winding up of the businesses, assets, properties and affairs of the Debtors.  Such shares of common stock of LBHI will be held in trust by the Plan Administrator for the benefit of holders of Claims against the Debtors; provided that the Plan Administrator may not exercise any voting rights appurtenant thereto in conflict with Article VII of the Plan.

On the Effective Date, LBHI will continue to own the outstanding Equity Interests in each of the Subsidiary Debtors.  The Subsidiary Debtors will continue to exist after the Effective Date for the limited purpose of winding up their affairs and assisting the Plan Administrator.

4.             Plan Administrator

The Plan Administrator will have the rights and powers of a debtor-in-possession under section 1107 of the Bankruptcy Code, and such other rights, powers and duties incident to causing the performance of the Debtors’ obligations under the Plan, including, without limitation, the duty to assess the merits of Claims and object to those Claims that the Plan Administrator determines to be, in whole or in part, without merit, to prosecute such objections and defend Claims and counterclaims asserted in connection therewith, to prosecute such causes of action, to liquidate assets of the Debtors’ Estates, to wind up the businesses, assets, properties and affairs of the Debtors, to make distributions under the Plan and such other duties as are necessary to effectuate the terms and provisions of the Plan.  The Plan Administrator shall continue to exist until entry of a Final Order by the Bankruptcy Court closing the Chapter 11 Cases pursuant to section 350(a) of the Bankruptcy Code.

5.             Corporate Existence

After the Effective Date, the Plan Administrator may decide, in consultation with the Creditors’ Committee, to (a) maintain each Debtor as a corporation in good standing until such time as all aspects of the Plan pertaining to such Debtor have been completed, or (b) at such time as the Plan Administrator considers appropriate and consistent with the implementation of the Plan pertaining to such Debtor, dissolve such Debtor and complete the winding up of such Debtor without the necessity for any other or further actions to be taken by or on behalf of such dissolving Debtor or its shareholder or any payments to be made in connection therewith subject to the filing of a certificate of dissolution with the appropriate governmental authorities (including, without limitation, the transfer of all or part of the assets of such Debtor to a liquidating trust), or (c) dissolve any Debtor-Controlled Entity and complete the winding up of such Debtor-Controlled Entity in accordance with applicable law; provided, however, that the foregoing does not limit the Plan Administrator’s ability to otherwise abandon an interest in a Debtor-Controlled Entity.

6.             Certificates of Incorporation and By-laws

The certificate of incorporation and by-laws of each Debtor will be amended as of the Effective Date to the extent necessary to carry out the provisions of the Plan.  The proposed forms of the Debtors Certificate of Incorporation and the Debtors By-laws will be included in the Plan Supplement.

7.             Wind-Down

The wind-down and liquidation of each of the Debtors’ assets (as determined for federal income tax purposes) shall occur over a period of 3 years after the Effective Date, subject to receiving a private letter or other equivalent guidance from the IRS permitting a longer period of time without adversely impacting the status of the Plan for federal income tax purposes (it being understood that such liquidation may include the transfer of all or part of the assets of the Debtors to one or more liquidating trusts within the meaning of Treas. Reg. § 301.7701-4).  See section XV— “Certain Federal Income Tax Consequences of the Plan” for further information.

8.             Other Corporate Governance Matters

The Debtors and the Creditors’ Committee shall agree upon other post-Effective Date corporate governance matters

XIII.                        SECURITIES LAWS MATTERS

On the Effective Date all existing Equity Interests in LBHI shall be cancelled and one new share of LBHI’s commons stock shall be issued to the Plan Administrator which will hold such share for the benefit of the holders of such former Equity Interests consistent with their former economic entitlements.  On the Effective Date all existing Equity Interests in each of the Debtors other than LBHI shall be retained by such holder and only cancelled if and when such Debtor is dissolved in accordance with the Plan.  In the event that all Allowed Claims against such Debtor have been satisfied in full in accordance with the Plan, each holder of an Equity Interest in such Debtor may receive its Pro Rata Equity Share of any remaining assets of such Debtor.

Accordingly, other than as set forth above, no new securities will be issued under the Plan.  Holders of Equity Interests should consult their own advisors regarding any securities law consequences of the treatment of their Equity Interest under the Plan.

XIV.                       CERTAIN RISK FACTORS TO BE CONSIDERED

HOLDERS OF CLAIMS AGAINST THE DEBTORS SHOULD READ AND CONSIDER CAREFULLY THE FACTORS SET FORTH BELOW, AS WELL AS THE OTHER INFORMATION SET FORTH IN THIS DISCLOSURE STATEMENT (AND THE DOCUMENTS DELIVERED TOGETHER HEREWITH AND/OR INCORPORATED BY REFERENCE HEREIN), PRIOR TO VOTING TO ACCEPT OR REJECT THE PLAN.  THESE RISK FACTORS SHOULD NOT, HOWEVER, BE REGARDED AS CONSTITUTING THE ONLY RISKS INVOLVED IN CONNECTION WITH THE PLAN AND ITS IMPLEMENTATION.

NO REPRESENTATIONS CONCERNING OR RELATED TO THE DEBTORS, THE CHAPTER 11 CASES, OR THE PLAN ARE AUTHORIZED BY THE BANKRUPTCY COURT OR THE BANKRUPTCY CODE, OTHER THAN AS SET FORTH IN THIS DISCLOSURE STATEMENT. ANY REPRESENTATIONS OR INDUCEMENTS MADE TO SECURE YOUR ACCEPTANCE OR REJECTION OF THE PLAN THAT ARE OTHER THAN AS CONTAINED IN, OR INCLUDED WITH, THIS DISCLOSURE STATEMENT SHOULD NOT BE RELIED UPON BY YOU IN ARRIVING AT YOUR DECISION.

A.            Certain Bankruptcy Law Considerations

It is not possible to predict with certainty the length of the Chapter 11 Cases or to assure that the Plan will be confirmed.  Even if all voting Classes vote in favor of the Plan and the requirements for “cramdown” are met with respect to any Class deemed to have rejected the Plan, the Bankruptcy Court, which may exercise substantial discretion as a court of equity, may choose not to confirm the Plan.  As discussed in Section XI— “Confirmation and Consummation of the Plan” of the Disclosure Statement, section 1129 of the Bankruptcy Code requires, among other things, a showing that the value of distributions to dissenting holders of Claims and Equity Interests will not be less than the value such holders would receive if the Debtors were liquidated under chapter 7 of the Bankruptcy Code.  Although the Debtors’ management believes that the Plan will meet such test with respect to all Classes for each Debtor, there can be no assurance that the Bankruptcy Court will reach the same conclusion.

Even if the Plan is confirmed, the continued prolongation of the Chapter 11 Cases may have an adverse effect on the Debtors’ businesses and ultimate recovery on the Debtors’ assets.  Prolonged Chapter 11 Cases will result in the Debtors’ incurrence of substantial additional Administrative Expense Claims and Professional Fee Claims and will require the Debtors’ management to continue to devote substantial time and energy which would otherwise be directed at efficiently operating the Debtors’ distribution process and marketing the Debtors’ assets to augment the value of the Debtors’ Estates.

B.            Conditions Precedent to Consummation of the Plan

The Plan provides for certain conditions that must be satisfied (or waived) prior to Confirmation of the Plan and for certain other conditions that must be satisfied (or waived) prior to the Effective Date.  As of the date of this Disclosure Statement, there can be no assurance that any or all of the conditions in the Plan will be satisfied (or waived).  Accordingly, there can be no assurance that the Plan will be confirmed by the Bankruptcy Court, and if the Plan is confirmed, there can be no assurance that the Plan will be consummated and the restructuring completed.

C.            Asset Sales

Under the Plan, distributions to holders of Allowed Claims will be funded substantially by the liquidation of the Debtors’ assets.  Although the Debtors will seek to maximize the price they receive for their assets, it is impossible to predict with certainty the value that the Debtors will receive and the resulting distributions.

D.            Estimation of Allowed Claims

There can be no assurance that the estimated amounts of Claims set forth in this Disclosure Statement are correct, and the actual Allowed amounts of Claims may differ from estimates.  Because the estimated amounts are based solely upon (i) a review of the Debtors’ books and records, (ii) a review of the Claims, (iii) the Debtors’ estimates as to additional Claims that may be filed in the Chapter 11 Cases or that would arise in the event of a conversion of the cases from chapter 11 to chapter 7 and (iv) the Debtors’ estimates of Claims that will be Allowed following the objections to Claims by the Debtors, such estimated amounts are subject to certain risks, uncertainties and assumptions.  Should one or more of these risks or uncertainties materialize or should underlying assumptions prove incorrect, the actual Allowed amounts of Claims may vary from those estimated therein.

E.             Certain Tax Considerations

There are a number of material income tax considerations, risks and uncertainties associated with consummation of the Plan.  Holders of Eligible Claims and other interested parties should read carefully the discussion set forth in Article XV — “Certain Federal Income Tax Consequences of the Plan” for a discussion of certain federal income tax consequences of the transactions contemplated under the Plan.

XV.                           CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN

The following discussion summarizes certain material federal income tax consequences of the implementation of the Plan to the Debtors and to certain holders of Allowed Claims.  This summary does not address the federal income tax consequences to holders of Claims who are deemed to have rejected the Plan in accordance with the provisions of section 1126(g) of the Bankruptcy Code, or holders whose Claims are entitled to payment in full in Cash.

This summary is based on the Internal Revenue Code (“IRC”), existing and proposed Treasury Regulations, judicial decisions, and published administrative rules and pronouncements of the IRS as in effect on the date hereof, all of which are subject to change, possibly on a retroactive basis.  Any such change could significantly affect the federal income tax consequences described below.

The federal income tax consequences of the Plan are complex and are subject to significant uncertainties at this time.  The Debtors have not requested an opinion of counsel with respect to any of the tax aspects of the Plan.  While the Debtors might seek a ruling from the IRS concerning certain, but not all, of the federal income tax consequences of the Plan, there is no assurance that a favorable ruling will be obtained, and the consummation of the Plan is not conditioned upon the issuance of such a ruling.  This summary does not address state, local or foreign income or other tax consequences of the Plan, nor does it purport to address the federal income tax consequences of the Plan to special classes of taxpayers (such as non-U.S. persons, broker/dealers, banks, mutual funds, insurance companies, financial institutions, thrifts, small business investment companies, regulated investment companies, tax-exempt organizations, or any other Debtor entity as part of a hedging, straddle, conversion or constructive sale transaction or other integrated investments, traders in securities that elect to use a mark-to-market method of accounting for their security holding, certain expatriates, or former long term residents of the United States, persons who received Common Stock of LBHI as compensation, or pass-through entities or investors in pass-through entities).

The following discussion generally assumes that the Plan will be treated as a plan of liquidation of the Debtors for U.S. federal income tax purposes, and that all distributions to holders of Claims will be taxed accordingly.

THE FOLLOWING SUMMARY IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING AND ADVICE BASED UPON THE PARTICULAR CIRCUMSTANCES PERTAINING TO A HOLDER OF A CLAIM.  EACH HOLDER OF A CLAIM OR EQUITY INTEREST IS URGED TO CONSULT ITS OWN TAX ADVISORS FOR THE FEDERAL, STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES APPLICABLE TO IT UNDER THE PLAN.

IRS Circular 230 Notice:  To ensure compliance with IRS Circular 230, holders of Claims and Equity Interests are hereby notified that: (a) any discussion of federal tax issues contained or referred to in this Disclosure Statement is not intended or written to be used, and cannot be used, by holders of Claims and Equity Interests for the purpose of avoiding penalties that may be imposed on them under the IRC; (b) such discussion is written in connection with the promotion or marketing by the Debtors of the transactions or matters addressed herein; and (c) holders of Claims and Equity Interests should seek advice based on their particular circumstances from an independent tax advisor.

A.            Consequences to LBHI and Subsidiary Debtors

1.             Tax Filing Status; Tax Attributes

LBHI and LBI also own a significant number of non-economic residual REMIC (real estate mortgage investment conduit) interests.  The REMIC interests currently generate net excess inclusion income (“EII”).  EII represents phantom taxable income to holders of residual REMIC interests, which in later tax years will be offset by phantom losses to LBHI’s consolidated group.  Under the IRC, this EII may not be offset by other deductions, including an NOL.  As a result, LBHI Tax Group currently incurs a federal income tax liability, despite its significant current and carryforward NOL.  LBHI is considering various approaches to reduce the impact such REMIC income has on the estate, including the potential disposal of the REMIC interests.  LBHI is currently negotiating a transaction (subject to various contingencies) to dispose of the REMIC interests.  The estimated recoveries to holders of Claims assume the continued ownership of the REMIC interests and a continued tax liability relating thereto.

If the LBHI Tax Group disposes of the REMIC interests or the REMIC interests provide for losses (e.g., periods with no EII), then the LBHI Tax Group will be able to utilize its NOL to offset regular taxable income in tax periods after such events have occurred.  In general, regular taxable income can be offset by available NOLs.  However, due to the limitation on the utilization of the alternative minimum tax (“AMT”) NOL deduction (currently limited to 90% of AMT income), it is possible that the Debtors may be subject to an AMT cash tax payment in future tax periods. The LBHI Tax Group marks a substantial portion of its assets to market for U.S. tax accounting purposes. This tax accounting method and recent market conditions have contributed to both carryforward and current year net operating losses.  Improved future market conditions would result in the mark up of assets, annual taxable income amounts, use of carryforward losses, and, therefore, potentially significant amounts of cash AMT payments.

If the LBHI Tax Group disposes of the REMIC securities or the REMIC interests provide for losses (e.g., periods with no EII), then the LBHI Tax Group will be able to utilize its NOL to offset regular taxable income in tax periods after such events have occurred.  In general, regular taxable income can be offset by available NOLs.  However, due to the limitation on the utilization of the AMT NOL deduction (currently limited to 90% of AMT income), it is possible that the Debtors may be subject to an AMT cash tax payment in future tax periods. The LBHI Tax Group marks a substantial portion of its assets to market for U.S. tax accounting purposes. This tax accounting method and recent market conditions have contributed to both carryforward and current year net operating losses.  Improved future market conditions would result in the mark up of assets, annual taxable income amounts, use of carryforward losses, and, therefore, potentially significant amounts of cash AMT payments.

LBI, currently a member of the LBHI Tax Group, and certain other significant foreign subsidiaries that were owned by LBHI prior to bankruptcy and continue to be owned by LBHI now, are in separate bankruptcy administrations or liquidation proceedings that are not under the Debtors’ control.  The proceedings in those various administrations might result in the LBHI Tax Group having to recognize taxable income or having to relinquish foreign tax credits, among other things.  Given the Debtors’ lack of visibility and control into these various administrations, the Debtors do not have the ability to predict or manage the tax consequences to them associated with these various administrations.   The impact of these and other tax events could be material to the Debtors.

2.             General Discussion of Plan

The Plan of LBHI and its Subsidiary Debtors sets forth a plan for resolution of the outstanding Claims against and Equity Interests in the Debtors.  The Plan recognizes the corporate existence and integrity of each Debtor and Allowed Claims against a Debtor will be satisfied from the assets of such Debtor.

a.             Asset Dispositions

The Plan does not specify the manner in which assets will be disposed of in order to satisfy Claims.   However, that notwithstanding, certain assets may be disposed of over time during the pendency of the Plan that may produce taxable income.  LBHI’s NOL carryforward should generally be available to offset any tax gains or operating income that might be realized over time as LAMCO manages the Debtor’s business operations and disposes of certain Debtor’s assets, subject to the potential application of section 382 of the IRC, as discussed below.  See Section A.3.b.ii— “Internal Revenue Code Section 382 Limitations—Possible Application to the LBHI Tax Group.”

b.             Plan Distributions

For each Subsidiary Debtor, the Plan provides for a distribution of Cash or a Pro Rata Share of Available Cash to each of the following Allowed Claims against such Debtor:  Priority Non-Tax Claims, Secured Claims (or alternatively, its collateral), General Unsecured Claims, and Intercompany Claims.  In the event that all Allowed Claims against a Subsidiary Debtor have been satisfied in full in accordance with the Bankruptcy Code and the Plan, each holder of an Equity Interest in such Subsidiary Debtor may receive its Pro Rata Equity Share of any remaining assets in such Subsidiary Debtor.

For LBHI, the Plan provides for the distribution of Cash or a Pro-Rata Share of Available Cash to each of the following LBHI’s claimants:  Priority Non-Tax Claims, Secured Claims, Senior Unsecured Claims, General Unsecured Claims, Intercompany Claims, Third-Party Guarantee Claims, and to Affiliate Guarantee Claims (up to a maximum amount provided in section 4.8 of the Plan).  Under the Section 6.4 of the Plan, distributions for Allowed Claims that would be payable to Subordinated Unsecured Claims shall be reallocated to the holders of Senior Unsecured Claims until all holders of Allowed Senior Unsecured

Claims are fully satisfied in the Allowed amount of such Senior Unsecured Claims.  In the event that all Allowed Claims against LBHI have been satisfied in full in accordance with the Bankruptcy Code and the Plan, each holder of an Equity Interest in LBHI may receive its Pro Rata Equity Share of any remaining assets in LBHI.

3.             Tax Impact of the Plan on the Debtors

a.             Cancellation of Debt

The IRC provides that a debtor in a bankruptcy case must reduce certain of its tax attributes — such as current year NOLs, NOL carryforwards, tax credits, and tax basis in assets — by the amount of any cancellation of debt (“COD”) incurred that arises by reason of the discharge of the debtor’s indebtedness.  Under Treasury Regulations currently in effect, the reduction in certain tax attributes (such as NOL carryforwards) occurs under consolidated return principles, as in the case of the Debtors who are members of the LBHI Tax Group.  COD is the amount by which the adjusted issue price of indebtedness discharged exceeds the sum of the amount of cash, the issue price of any debt instrument and the fair market value of any other property given in exchange therefore, subject to certain statutory or judicial exceptions that can apply to limit the amount of COD (such as where the payment of the cancelled debt would have given rise to a tax deduction).  Settlement of a guarantee should not give rise to COD.  Any reduction in tax attributes under these rules does not occur until the end of the tax year after such attributes have been applied to determine the tax in the year of discharge or, in the case of asset basis reduction, the first day of the taxable year following the tax year in which the COD occurs.

Consistent with the intended treatment of the Plan as a plan of liquidation for federal income tax purposes, the Debtors do not believe that any material amount of COD should be incurred a Debtor prior to the disposition by such Debtor of all or substantially all of its assets.  Accordingly, the Debtors do not believe that the reduction of tax attributes resulting from such COD (which, as indicated above, only occurs as of the end of the tax year in which the COD occurs), should have a material impact on the Debtors.  Nevertheless, there can be no assurance that all or a substantial amount of the COD could be incurred earlier due to, among other things, a lack of direct authoritative guidance as to when COD occurs in the context of a liquidating Chapter 11 plan.

b.             Limitation of NOL Carryforwards and other Tax Attributes

(i)            Internal Revenue Code Section 382 Limitations — General

Under section 382 of the IRC, if a corporation (or consolidated group) undergoes an “ownership change,” the amount of its pre-change losses (including NOL carryforwards from periods before the ownership change and certain losses or deductions which are “built-in” (i.e., economically accrued but unrecognized) as of the date of the ownership change) that may be utilized to offset future taxable income generally is subject to an annual limitation.

In general, the amount of this annual limitation is equal to the product of (i) the fair market value of the stock of the corporation (or, in the case of a consolidated group, the common parent) immediately before the ownership change (with certain adjustments) multiplied by (ii) the “long-term tax-exempt rate” in effect for the month in which the ownership change occurs (for example, 4.03% for ownership changes occurring in March 2010).  For a corporation (or consolidated group) in bankruptcy that undergoes the ownership change pursuant to a confirmed bankruptcy plan, the stock value generally is determined immediately after (rather than before) the ownership change by taking into account the surrender or cancellation of creditors’ claims, also with certain adjustments.  The annual limitation can potentially be increased by the amount of certain recognized built-in gains, as discussed below.  Notwithstanding the general rule, if the corporation (or the consolidated group) does not continue its historic business or use a significant portion of its historic assets in a new business for two years after the ownership change, the annual limitation resulting from the ownership change is zero, thereby precluding any utilization of the corporation’s pre-change losses (absent any increases due to any recognized built-in gains).

As indicated above, section 382 also limits the deduction of certain built-in losses recognized subsequent to the date of the ownership change.  If a loss corporation (or consolidated group) has a net unrealized built-in loss at the time of an ownership change (taking into account most assets and items of “built-in” income and deduction), then any built-in losses recognized during the following five years (up to the amount of the original net unrealized built-in loss) generally will be treated as pre-change losses and similarly will be subject to the annual limitation.  Conversely, if the loss corporation (or consolidated group) has a net unrealized built-in gain at the time of an ownership change, any built-in gains recognized during the following five years (up to the amount of the original net unrealized built-in gain) generally will increase the annual limitation in the year recognized, such that the loss corporation (or consolidated group) would be permitted to use its pre-change losses against such built-in gain income in addition to its regular annual allowance.  In general, a loss corporation’s (or consolidated group’s) net unrealized built-in gain or loss will be deemed to be zero unless it is greater than the lesser of (i) $10 million or (ii) 15% of the fair market value of its assets (with certain adjustments) before the ownership change.

(ii)           Internal Revenue Code Section 382 Limitations — Possible Application to the LBHI Tax Group

In light of the foregoing, the LBHI Tax Group’s ability to utilize certain NOLs (and carryforwards thereof) and certain other tax attributes would be potentially subject to limitation if LBHI were to undergo an “ownership change” within the meaning of section 382 of the IRC by reason of the implementation of the Plan or otherwise.  As indicated above, based on a historic section 382 analysis of the changes in LBHI’s stock ownership, as well as the order entered by the Bankruptcy Court effective November 5, 2008 imposing certain restrictions on the trading of LBHI’s equity, the Debtors believe that no ownership change under section 382 has occurred to date, nor will occur prior to the Effective Date, that would limit the availability the availability of the tax attributes of the LBHI Tax Group to offset such taxable income.  Moreover, pursuant to the Plan, the holders of Equity Interests will maintain their economic interests in any residual assets of the Debtors after the satisfaction of all Allowed Claims, which economic interests will be nontransferable.  Accordingly, consistent with the intended treatment of the Plan as a plan of liquidation for federal income tax purposes, the Debtors do not believe that the Plan should result in an ownership change of LBHI.  Nevertheless, due to a lack of direct authoritative guidance in the context of a liquidating Chapter 11 plan, there is no assurance that the IRS would not take a contrary position (including with respect to the treatment for federal income tax purposes of the holders of Claims as continuing creditors and not as effective equity holders of LBHI throughout the liquidation process).  If, notwithstanding the Debtors’ position, an ownership change were considered to occur, the Debtors could incur a material amount of federal income tax in connection with the liquidation of the Debtors’ assets, unless (1) the Debtors’ assets are distributed pursuant to the Plan on or before the date of such ownership change or (2) the amount of the annual limitation (taking into account the increase therein for certain recognized built- in gains) is large enough to permit the LBHI Tax Group to utilize an amount of NOL carryforwards and other attributes sufficient to offset such income tax.

c.             Non-U.S. Income Tax Matters

Historically, LBHI and its affiliates conducted its business activities on a global basis, with offices located throughout the world, both through non-U.S. entities and non-U.S. branch operations of domestic entities.  At present, the LBHI Tax Group continues to maintain material debt and equity positions in many of these non-U.S. entities, notwithstanding the fact that most of such affiliates are currently under separate legal administration or receivership and uncertain collectability.  Importantly, however, given the current U.S. tax profile of the LBHI Tax Group, any future remittance received from any such separate administration or receivership in satisfaction of historic debt and/or equity positions may be subject to host country, non-U.S. withholding taxes, thereby reducing the amounts available for distribution to creditors by the LBHI and affiliated Debtor estates.

B.            Consequences to Holders of Claims and LBHI Equity Interests

1.             Realization and Recognition of Gain or Loss, In General

The federal income tax consequences of the implementation of the Plan to a holder of a Claim or LBHI Equity Interest will depend, among other things, upon the origin of the holder’s Claim, when the holder receives payment in respect of such Claim or Equity Interest, whether the holder reports income using the accrual or cash method of accounting, whether the holder acquired its Claim at a discount, whether the holder has taken a bad debt deduction or worthless security deduction with respect to such Claim or Equity Interest, and whether (as intended and herein assumed) the Plan is treated as a plan of liquidation for federal income tax purposes.  A holder of an LBHI Equity Interest should consult its tax advisor regarding the timing and amount of any potential worthless stock loss.

Generally, a holder of an Allowed Claim will realize gain or loss on the exchange under the Plan of its Allowed Claim for Cash or other property, in an amount equal to the difference between (i) the sum of the amount of any Cash and the fair market value on the date of the exchange of any other property received by the holder (other than any consideration attributable to a Claim for accrued but unpaid interest) and (ii) the adjusted tax basis of the Allowed Claim exchanged therefor (other than basis attributable to accrued but unpaid interest previously included in the holder’s taxable income).  With respect to the treatment of accrued but unpaid interest and amounts allocable thereto, see Section B.3.—“Allocation of Consideration of Interest.”

When gain or loss is recognized as discussed below, such gain or loss may be long-term capital gain or loss if the Claim or Equity Interest disposed of is a capital asset in the hands of the holder and is held for more than one year.  Each holder of an Allowed Claim or Equity Interest should consult its own tax advisor to determine whether gain or loss recognized by such holder will be long-term capital gain or loss and the specific tax effect thereof on such holder.

2.             Holders of Allowed General Unsecured Claims (for LBHI, Classes 3, 4, 6, 7 and 8; for all other Debtors, Classes 3 and 4)

Pursuant to the Plan, a holder of an Allowed General Unsecured Claim will receive its Pro Rata Share of the respective Class distribution, as distributed from time to time (not to exceed the amount of its Allowed Claim).  The holder of an Allowed General Unsecured Claim generally will realize gain or loss in an amount equal to the difference, if any, between (a) the amount of Cash received in the exchange in excess of amounts allocable to accrued but unpaid interest and (b) the holder’s basis in the Claim (other than in respect of accrued but unpaid interest).  It is possible that any loss, or a portion of any gain, realized by a holder may have to be deferred until all of the distributions to such holder are received.

As discussed in the next section, the amount of Cash received in respect of Claims for accrued but unpaid interest will be taxed as ordinary income, except to the extent previously included in income by a holder under his method of accounting.

3.             Allocation of Consideration to Interest

Pursuant to the Section 8.11 of the Plan, all distributions in respect of Allowed Claims will be allocated first to the principal amount of the Allowed Claim (as determined for federal income tax purposes), with any excess allocated to accrued but unpaid interest.  However, there is no assurance that such allocation would be respected by the IRS for federal income tax purposes.  In general, to the extent any amount received (whether stock, cash, or other property) by a holder of a debt is received in satisfaction of accrued interest during its holding period, such amount will be taxable to the holder as interest income (if not previously included in the holder’s gross income).  Conversely, a holder generally recognizes a deductible loss to the extent any accrued interest claimed was previously included in its gross income and is not paid in full.  Each holder of an Allowed Claim is urged to consult its own tax advisor regarding the allocation of consideration and the deductibility of unpaid interest for tax purposes.

4.             Withholding on Distributions, and Information Reporting

All distributions to holders of Allowed Claims under the Plan are subject to any applicable tax withholding, including employment tax withholding.  Under federal income tax law, interest, dividends, and other reportable payments may, under certain circumstances, be subject to “backup withholding” at the then applicable withholding rate (currently 28%).  Backup withholding generally applies if the holder (a) fails to furnish its social security number or other taxpayer identification number, (b) furnishes an incorrect taxpayer identification number, (c) fails properly to report interest or dividends, or (d) under certain circumstances, fails to provide a certified statement, signed under penalty of perjury, that the tax identification number provided is its correct number and that it is not subject to backup withholding.  Backup withholding is not an additional tax but merely an advance payment, which may be refunded to the extent it results in an overpayment of tax.  Certain persons are exempt from backup withholding, including, in certain circumstances, corporations and financial institutions.  These categories are very broad; however, there are numerous exceptions.  Holders of Allowed Claims are urged to consult their tax advisors regarding these regulations and whether the transactions contemplated by the Plan would be subject to these regulations and require disclosure on the holders’ tax returns.

In addition, Treasury Regulations generally require disclosure by a taxpayer on its U.S. federal income tax return of certain types of transactions in which the taxpayer participated, including, among other types of transactions, certain transactions that result in the taxpayer’s claiming a loss in excess of specified thresholds.  Holders are urged to consult their tax advisors regarding these regulations and whether the transactions contemplated by the Plan would be subject to these regulations and require disclosure on the holder’s tax returns.

XVI.        ALTERNATIVES TO CONFIRMATION AND CONSUMMATION OF THE PLAN

The Debtors’ believe that the Plan affords holders of Allowed Claims the potential for the greatest realization on the Debtors’ assets and, therefore, is in the best interests of such holders.  If, however, the requisite acceptances are not received, or the requisite acceptances are received but the Plan is not subsequently confirmed and consummated, the theoretical alternatives include: (i) formulation of an alternative plan or plans of reorganization or (ii) liquidation of all of the Debtors under chapter 7 of the Bankruptcy Code.

A.            Alternative Plan(s)

The Debtors have evaluated numerous alternatives in connection with the Plan.  After evaluating these alternatives the Debtors concluded that the Plan, assuming confirmation and successful implementation, is the best alternative to maximize recoveries by holders of Claims.  If the Plan is not confirmed, alternative plans proposed by the Debtors or any other party (as a result of the expiration of the Debtors’ exclusive period for filing and soliciting on a plan) may contemplate global substantive consolidation of the Debtors, strict recognition of the Debtors as separate corporate entities, or compromises and settlements that differ from the economic proposal embodied by the Plan.

An alternative plan that seeks to substantively consolidate the Debtors’ estates generally would result in (i) the deemed consolidation of the assets and liabilities of the Debtors; (ii) the deemed elimination of Intercompany Claims, subsidiary equity or ownership interests, multiple and duplicative creditor Claims, joint and several liability Claims and guarantees; and (iii) the payment of allowed Claims from a common fund.  Specifically related to the Debtors’ Chapter 11 Cases and Claims, it is likely that

Intercompany Claims would be disregarded and the Debtors would not make any distributions in respect thereof.  In addition, all Third-Party Guarantee Claims and Affiliate Guarantee Claims would likely be eliminated and holders of such Claims would not receive any distributions in respect of such Guarantee Claims.

An alternative plan that does not substantively consolidate the Debtors and their Affiliates but instead strictly recognizes the corporate integrity of each of the Debtors would yield a very divergent result from the plan based on substantive consolidation.  In a plan that strictly recognizes the corporate integrity of the Debtors, all Allowed Guarantee Claims and Intercompany Claims would be recognized in full and receive distributions based on their full amount.  Holders of Allowed Claims of a particular Debtor would be entitled to receive a Distribution only from the assets of that particular Debtor.  In the Debtors’ Chapter 11 Cases, in a plan that strictly recognizes the corporate integrity of each Debtor, the holders of Allowed Claims of the different Debtors would receive disparate Distributions, as certain Debtors have more assets or liabilities than others.  As the ultimate parent company for Lehman, LBHI issued various guarantees and had significant Intercompany liabilities.  As compared to Distributions under the Plan, distributions by LBHI would be greatly diluted and spread across a large group of holders of Allowed Claims based on direct obligations of LBHI, Guarantees Claims and Intercompany Claims.

A plan (i) based on substantive consolidation or (ii) that that strictly recognizes the corporate integrity of each Debtor, would both invite protracted litigation with respect to such determination and the Claims which would take years to resolve.  Any additional distributions received by a particular Class under such plan would be diminished by the time value of money from having waited years to receive such payments.

If the Plan is not confirmed, the Debtors may remain in chapter 11 for an extended period of time and incur significant additional expenses in the management of their assets.  Undoubtedly, as a result of the termination of exclusivity, there will be multiple plan proposals with attendant litigation as to such proposals that may further extend the length of the Chapter 11 Cases and materially increase the costs of administration.  The Debtors’ management believes that the Plan enables holders of Allowed Claims to realize a fair and equitable recovery and value under the circumstances, and the best opportunity for an expeditious conclusion of these atypical Chapter 11 Cases.

B.            Liquidation under Chapter 7

If no plan is confirmed, the Chapter 11 Cases may be converted to cases under chapter 7 of the Bankruptcy Code, pursuant to which a trustee would be elected or appointed to liquidate all of the Debtors’ assets for distribution to creditors in accordance with the priorities established by the Bankruptcy Code.  It is impossible to predict precisely how the proceeds of the liquidation would be distributed to the respective holders of Claims against or Equity Interests in the Debtors.

The Debtors’ management believes that in liquidation under Chapter 7, before creditors received any distribution, additional administrative expenses involved in the appointment of a trustee or trustees and attorneys, accountants and other

Professionals to assist such trustees would cause a substantial diminution in the value of the Debtors’ assets.  The assets available for distribution to creditors would be sold at distressed prices and reduced by such additional expenses and by Claims, some of which would be entitled to priority, which would arise by reason of the liquidation and from the rejection of leases and other executory contracts in connection with the cessation of operations and the failure to realize the greater orderly liquidation value of the Debtors’ assets.

In a liquidation under chapter 11, the Debtors’ assets could be sold in an orderly fashion over a more extended period of time than in a liquidation under chapter 7.  Thus, Debtors’ management believes that a Chapter 11 liquidation is likely to result in greater recoveries than in a chapter 7 liquidation for all Classes.  The Debtors further believe that the Plan provides for distributions from the liquidation of the Debtors that could be made in a time frame that would be similar to any such distributions that could be made in a liquidation of such Debtors under chapter 7.  Notwithstanding the foregoing, any distribution to the holders of Claims and Equity Interests under a chapter 11 liquidation plan may be substantially delayed.

THE DEBTORS BELIEVE THAT THE PLAN AFFORDS SUBSTANTIALLY GREATER BENEFITS TO HOLDERS OF IMPAIRED CLAIMS THAN WOULD ANY OTHER REASONABLY CONFIRMABLE REORGANIZATION PLAN OR LIQUIDATION UNDER ANY CHAPTER OF THE BANKRUPTCY CODE.

The Liquidation Analysis, prepared by the Debtors with their financial advisors and attached hereto as Exhibit 5, is premised upon a liquidation in a chapter 7 case.  In the analysis, the Debtors have taken into account the nature, status, and underlying value of the assets of the Debtors, the ultimate realizable value of such assets, and the extent to which the assets are subject to liens and security interests.

THE DEBTORS BELIEVE THE RECOVERIES ESTIMATED TO BE AVAILABLE IN LIQUIDATION ARE NOT LIKELY TO AFFORD HOLDERS OF CLAIMS AS GREAT A REALIZATION POTENTIAL AS DOES THE PLAN.

XVII.      VOTING PROCEDURES AND REQUIREMENTS

A.            Ballots and Voting Deadline

A Ballot for the acceptance or rejection of the Plan is enclosed with the Disclosure Statement mailed to the holders of Claims that the Debtors believe may be entitled to vote to accept or reject the Plan.  BEFORE COMPLETING YOUR BALLOT, PLEASE READ CAREFULLY THE VOTING INSTRUCTION SHEET THAT ACCOMPANIES THE BALLOT.

If you are entitled to vote to accept or reject the Plan, a Ballot is enclosed for the purpose of voting on the Plan.  If you hold Claims in more than one Class and you are entitled to vote Claims in more than one Class, you will receive separate Ballots, which must be used for each separate Class of Claims.  Ballots and master ballots (“Master Ballots”) should be returned to:

If by overnight mail or hand delivery, to:	If by first-class mail, to:
Epiq Bankruptcy Solutions, LLC	Lehman Ballot Processing Center
Attn: Lehman Ballot Processing Center	c/o Epiq Bankruptcy Solutions, LLC
757 Third Avenue, 3rd Floor	FDR Station, P.O. Box 5014
New York, New York 10017	New York, New York 10150-5014

If the return envelope provided with your Ballot was addressed to your bank or brokerage firm, please allow sufficient time for that firm to process your vote on a Master Ballot before the Voting Deadline (4:00 p.m., prevailing Eastern Time,                    , 2010).

TO BE COUNTED, YOUR BALLOT INDICATING ACCEPTANCE OR REJECTION OF THE PLAN MUST BE RECEIVED BY NO LATER THAN 4:00 P.M. (PREVAILING EASTERN TIME) ON                    , 2010.  ANY EXECUTED BALLOT RECEIVED THAT DOES NOT INDICATE EITHER AN ACCEPTANCE OR A REJECTION OF THE PLAN SHALL NOT BE COUNTED

Pursuant to the Disclosure Statement Order, the Bankruptcy Court set                    , 2010 as the record date for holders of Claims and Equity Interests entitled to vote on the Plan (the “Voting Record Date”).  Accordingly, only holders of record as of the Voting Record Date that otherwise are entitled to vote under the Plan will receive a Ballot and may vote on the Plan

YOU WILL NOTE THAT YOUR BALLOT SETS FORTH A CLAIM AMOUNT THAT IS BASED EITHER ON YOUR PROOF OF CLAIM OR DEBTORS’ SCHEDULES OF LIABILITIES.  BY INCLUDING SUCH CLAIM AMOUNT, DEBTORS ARE NOT ADMITTING THAT YOU HAVE A CLAIM IN THE STATED AMOUNT AND ARE NOT WAIVING ANY RIGHTS THEY MAY HAVE TO OBJECT TO YOUR VOTING OF THE CLAIM IN SUCH AMOUNT OR YOUR RECOVERY UNDER THE PLAN BASED ON SUCH AMOUNT.

B.            Voting Procedures

Under the Bankruptcy Code, for purposes of determining whether the requisite acceptances have been received, only holders of Impaired Claims who actually vote will be counted.  The failure of a holder to deliver a duly executed Ballot will be deemed to constitute an abstention by such holder with respect to voting on the Plan and such abstentions will not be counted as votes for or against the Plan.

The Debtors are providing the solicitation materials to holders of Claims and Equity Interests that are entitled to vote (“Eligible Claims”) whose names (or the names of whose Nominees) appear as of the Voting Record Date in the records maintained by the Debtors, the securityholders list maintained by the indenture trustee and the list of participants provided by the Depository Trust Company, Euroclear Bank, Clearstream Bank, or other applicable depository.  Nominees should provide copies of the solicitation materials to the beneficial owners of the Eligible Claims.  Any beneficial owner of Eligible Claims who has not received a Ballot should contact his/her or its Nominee or the Solicitation Agent.

Holders of Eligible Claims should provide all of the information requested by the Ballots they receive.  Holders of Eligible Claims should complete and return all Ballots that they receive in the return envelope provided with each such Ballot.

C.            Special Note for Holders of Notes Issued Directly by LBHI

For purposes of the notes issued directly by LBHI (the “LBHI Issued Notes”), only holders of the LBHI Issued Notes as of the Voting Record Date are entitled to vote on the Plan.  The indenture trustee will not vote on behalf of the holders of such notes.  Holders must submit their own Ballots.

1.             Beneficial Owners

A beneficial owner holding LBHI Issued Notes as record holder in its own name should vote on the Plan by completing and signing the enclosed Ballot and returning it directly to the Solicitation Agent on or before the Voting Deadline using the enclosed self-addressed, postage-paid envelope.

Any beneficial owner holding LBHI Issued Notes in “street name” through a Nominee may vote on the Plan by one of the following two methods (as selected by such beneficial owner’s Nominee).

•      Complete and sign the enclosed beneficial owner Ballot.  Return the Ballot to your Nominee as promptly as possible and in sufficient time to allow such Nominee to process the Ballot and return it to the Solicitation Agent by the Voting Deadline.  If no self-addressed, postage-paid envelope was enclosed for this purpose, contact the Solicitation Agent for instructions.

•      Complete and sign the pre-validated Ballot (as described below) provided to you by your Nominee.  Return the pre-validated Ballot to the Solicitation Agent by the Voting Deadline using the enclosed self-addressed, postage-paid envelope.

Any Ballot returned to a Nominee by a beneficial owner will not be counted for purposes of acceptance or rejection of the Plan until such Nominee properly completes and delivers to the Solicitation Agent that Ballot or a Master Ballot that reflects the vote of such beneficial owner.  The Plan Proponents are not responsible for a Nominees failure to timely and accurately transmit to the Solicitation Agent a beneficial holder’s Ballot or Master Ballot.

2.             Nominees

A Nominee that is the registered holder of LBHI Issued Notes for a beneficial owner on the Voting Record Date should obtain the votes of the beneficial owners of such LBHI Issued Notes, consistent with customary practices for obtaining the votes of securities held in “street name,” in one of the following two ways:

a.             Pre-Validated Ballots

A Nominee may pre-validate a Ballot by: (i) signing the Ballot; (ii) indicating on the Ballot the name of the registered holder and the amount of LBHI Issued Notes held by the Nominee; and (iii) forwarding such Ballot together with the solicitation materials and other materials requested to be forwarded, to the beneficial owner for voting.  The beneficial owner must then complete the information requested in the Ballot, review the certifications contained in the Ballot, and return the Ballot directly to the Solicitation Agent in the pre-addressed, postage paid envelope so that it is received by the Solicitation Agent before the Voting Deadline.  A list of the beneficial owners to whom “pre-validated” Ballots were delivered should be maintained by the Nominee for inspection for at least one year from the Voting Deadline.

b.             Master Ballots

A Nominee may obtain the votes of beneficial owners by forwarding to the beneficial owners the unsigned Ballots, together with the Disclosure Statement, a return envelope provided by, and addressed to, the Nominee, and other materials requested to be forwarded.  Each such beneficial owner must then indicate his/her or its vote on the Ballot, complete the information requested in the Ballot, review the certifications contained in the Ballot, execute the Ballot, and return the Ballot to the Nominee.  After collecting the Ballots, the Nominee should, in turn, complete a Master Ballot compiling the votes and other information from the Ballot, execute the Master Ballot, and deliver the Master Ballot to the Solicitation Agent so that it is received by the Solicitation Agent before the Voting Deadline.  All Ballots returned by beneficial owners should either be forwarded to the Solicitation Agent (along with the Master Ballot) or retained by Nominees for inspection for at least one year from the Voting Deadline.

EACH NOMINEE SHOULD ADVISE ITS BENEFICIAL OWNERS TO RETURN THEIR BALLOTS TO THE NOMINEE BY A DATE CALCULATED BY THE NOMINEE TO ALLOW IT TO PREPARE AND RETURN THE MASTER BALLOT TO THE SOLICITATION AGENT SO THAT IT IS RECEIVED BY THE SOLICITATION AGENT BEFORE THE VOTING DEADLINE.

3.                                      Securities Clearing Agencies

The Debtors expect that The Depository Trust Company, Euroclear Bank, Clearstream Bank, and each other applicable depository, as a Nominee holder of securities issued or guaranteed by the Debtors, will arrange for its participants to vote by providing a record date listing of participants entitled to vote.  Such participants will be authorized to vote their Voting Record Date positions held in the name of such securities clearing agencies.

4.                                      Miscellaneous

For purposes of voting to accept or reject the Plan, the beneficial owners of LBHI Issued Notes will be deemed to be the “holders” of the Claims represented by such LBHI Issued Notes.  Unless otherwise ordered by the Bankruptcy Court, Ballots that are signed, dated and timely received, but on which a vote to accept or reject the Plan has not been indicated, will not be counted.

The Debtors, in their sole discretion, may request that the Solicitation Agent attempt to contact such voters to cure any such defects in the Ballots.

Except as provided below, unless the Ballot is timely submitted to the Solicitation Agent before the Voting Deadline together with any other documents required by such Ballot, the Debtors may, in their sole discretion, reject such Ballot as invalid, and therefore decline to utilize it in connection with seeking Confirmation of the Plan.

In the event of a dispute with respect to any LBHI Issued Note Claim, any vote to accept or reject the Plan cast with respect to such Claim will not be counted for purposes of determining whether the Plan has been accepted or rejected, unless the Bankruptcy Court orders otherwise.

D.                                    Fiduciaries and other Representatives

If a Ballot is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or another acting in a fiduciary or representative capacity, such Person should indicate such capacity when signing and, unless otherwise determined by the Debtors, must submit proper evidence satisfactory to the Debtors of authority to so act.  Authorized signatories should submit the separate Ballot of each beneficial owner for whom they are voting.

UNLESS THE BALLOT BEING FURNISHED IS TIMELY SUBMITTED TO THE SOLICITATION AGENT ON OR PRIOR TO THE VOTING DEADLINE, SUCH BALLOT WILL BE REJECTED AS INVALID AND WILL NOT BE COUNTED AS AN ACCEPTANCE OR REJECTION OF THE PLAN; PROVIDED, HOWEVER, THAT THE DEBTORS RESERVE THE RIGHT, IN THEIR SOLE DISCRETION, TO REQUEST OF THE BANKRUPTCY COURT THAT ANY SUCH BALLOT BE COUNTED.  IN NO CASE SHOULD A BALLOT BE DELIVERED TO ANY ENTITY OTHER THAN THE NOMINEE OR THE SOLICITATION AGENT.

E.                                    Parties Entitled to Vote

Generally, any holder of an Allowed Claim against or Equity Interest in any of the Debtors at the date on which the order approving this Disclosure Statement is entered by the clerk of the Bankruptcy Court whose Claim or Equity Interest has not previously been disallowed by the Bankruptcy Court is entitled to vote to accept or reject the Plan if such Claim or Equity Interest is Impaired under the Plan.  Under section 1124 of the Bankruptcy Code, a class of Claims or Equity Interests is deemed to be “Impaired” under a plan unless (i) the plan leaves unaltered the legal, equitable and contractual rights to which such Claim or Equity Interest entitles the holder thereof or (ii) notwithstanding any legal right to an accelerated payment of such Claim or Equity Interest, the plan cures all existing defaults (other than defaults resulting from the occurrence of events of bankruptcy) and reinstates the maturity of such Claim or Equity Interest as it existed before the default.

A holder of a Claim or Equity Interest may vote to accept or reject a plan if the Claim or Equity Interest is “allowed,” which means generally that no party-in-interest has objected to such Claim or Equity Interest, and the Claim or

Equity Interest is Impaired by the plan.  If, however, the holder of an Impaired Claim or Equity Interest will not receive or retain any property under the plan on account of such Claim or Equity Interest, the Bankruptcy Code deems such holder to have rejected the plan, and, accordingly, holders of such Claims and Equity Interests do not actually vote on the plan.  If a Claim or Equity Interest is not Impaired by the plan, the Bankruptcy Code deems the holder of such Claim or Equity Interest to have accepted the plan and, accordingly, holders of such Claims and Equity Interests are not entitled to vote on the plan.

The Plan does not include any Classes or Equity Interests that are not Impaired.

Holders of Claims in LBHI Class 5 are Impaired but will not receive or retain any property under the Plan on account of their Claims.  All Holders of Equity Interests in the Debtors are impaired.  Accordingly, under section 1126(g) of the Bankruptcy Code, Classes LBHI Class 5 and Equity Interests in all Debtors are deemed to have rejected the Plan and are not entitled to vote in respect of the Plan.

Therefore, in accordance with sections 1126 and 1129 of the Bankruptcy Code, the Debtors are only soliciting acceptances from holders of Claims in all Classes.

Any Claim or Equity Interest as to which an objection has been filed is not entitled to vote, unless the Bankruptcy Court, upon application of the holder to whose Claim or Equity Interest an objection has been made temporarily allows such Claim or Equity Interest to the extent that it deems proper for the purpose of accepting or rejecting the Plan.

A vote may be disregarded if the Bankruptcy Court determines, pursuant to section 1126(e) of the Bankruptcy Code, that it was not solicited or procured in good faith or in accordance with the provisions of the Bankruptcy Code.

F.                                     Agreements Upon Furnishing Ballots

The delivery of an accepting Ballot to the Solicitation Agent by a holder of Eligible Claims pursuant to one of the procedures set forth above will constitute the agreement of such holder to accept (i) all of the terms of, and conditions to the Solicitation and (ii) the terms of the Plan; provided, however, all parties in interest retain their right to object to Confirmation of the Plan pursuant to section 1128 of the Bankruptcy Code.

G.                                   Waivers of Defects, Irregularities, Etc.

Unless otherwise directed by the Bankruptcy Court, all questions as to the validity, form, eligibility (including time of receipt), acceptance and revocation or withdrawal of Ballots will be determined by the Solicitation Agent and the Debtors in their sole discretion, which determination will be final and binding.  As indicated in Section XVII—“Voting Procedures and Requirements,” effective withdrawals of Ballots must be delivered to the Solicitation Agent prior to the Voting Deadline.  The Debtors reserve the absolute right to contest the validity of any such withdrawal.  The Debtors also reserve the right to reject any and all Ballots not in proper form, the acceptance of which would, in the opinion of the Debtors or their counsel, be unlawful.  The

Debtors further reserve the right to waive any defects or irregularities or conditions of delivery as to any particular Ballot.  The interpretation (including the Ballot and the respective instructions thereto) by the Debtors, unless otherwise directed by the Bankruptcy Court, will be final and binding on all parties.  Unless waived, any defects or irregularities in connection with deliveries of Ballots must be cured within such time as the Debtors (or the Bankruptcy Court) determine.  Neither the Debtors nor any other Person will be under any duty to provide notification of defects or irregularities with respect to deliveries of Ballots nor will any of them incur any liabilities for failure to provide such notification.  Unless otherwise directed by the Bankruptcy Court, delivery of such Ballots will not be deemed to have been made until such irregularities have been cured or waived.  Ballots previously furnished (and as to which any irregularities have not theretofore been cured or waived) will be invalidated.

H.                                   Withdrawal of Ballots; Revocation

Any party who has delivered a valid Ballot for the acceptance or rejection of the Plan may withdraw such acceptance or rejection by delivering a written notice of withdrawal to the Solicitation Agent at any time prior to the Voting Deadline.  A notice of withdrawal, to be valid, must (i) contain the description of the Claim(s) to which it relates and the aggregate principal amount represented by such Claim(s), (ii) be signed by the withdrawing party in the same manner as the Ballot being withdrawn, (iii) contain a certification that the withdrawing party owns the Claim(s) and possesses the right to withdraw the vote sought to be withdrawn and (iv) be received by the Solicitation Agent in a timely manner at the address set forth in Section XVII— “Voting Procedures and Requirements.”  Prior to the filing of the Plan, the Debtors intend to consult with the Solicitation Agent to determine whether any withdrawals of Ballots were received and whether the Requisite Acceptances of the Plan have been received.  As stated above, the Debtors expressly reserve the absolute right to contest the validity of any such withdrawals of Ballots.

Unless otherwise directed by the Bankruptcy Court, a purported notice of withdrawal of Ballots which is not received in a timely manner by the Solicitation Agent will not be effective to withdraw a previously cast Ballot.

Any party who has previously submitted to the Solicitation Agent prior to the Voting Deadline a properly completed Ballot may revoke such Ballot and change his or its vote by submitting to the Solicitation Agent prior to the Voting Deadline a subsequent properly completed Ballot for acceptance or rejection of the Plan.  In the case where more than one timely, properly completed Ballot is received, only the Ballot which bears the latest date will be counted for purposes of determining whether the Requisite Acceptances have been received.

The Debtors will pay all costs, fees and expenses relating to the Solicitation.

I.                                        Further Information; Additional Copies

If you have any questions or require further information about the voting procedure for voting your Claim or about the solicitation materials, or if you wish to obtain an additional copy of the Plan, this Disclosure Statement, or any exhibits to such documents (at your own expense, unless otherwise specifically required by Federal Rule of Bankruptcy Procedure 3017(d)), please contact the Solicitation Agent:

Epiq Bankruptcy Solutions, LLC

Attn: Lehman Ballot Processing Center

757 Third Avenue, 3rd Floor

New York, New York 10017

(646) 282-1800

XVIII.           CONCLUSION AND RECOMMENDATION

The Debtors believe that confirmation and implementation of the Plan is preferable to any of the alternatives described above because it will provide the greatest recoveries to holders of Claims.  Other alternatives would involve significant delay, uncertainty and substantial additional administrative costs.  The Debtors urge holders of impaired Claims entitled to vote on the Plan to accept the Plan and to evidence such acceptance by returning their Ballots so that they will be received no later than [  :        ].m., Eastern Time, on [                    ,           ].

Dated:	New York, New York
April 14, 2010

LEHMAN BROTHERS HOLDINGS INC., a Delaware corporation

By:
Name:
Title:

LEHMAN COMMERCIAL PAPER INC., a New York corporation

By:
Name:
Title:

LEHMAN BROTHERS COMMODITY SERVICES INC., a Delaware corporation

By:
Name:
Title:

LEHMAN BROTHERS SPECIAL FINANCING INC., a Delaware corporation

By:
Name:
Title:

LEHMAN BROTHERS OTC DERIVATIVES INC., a Delaware corporation

By:
Name:
Title:

LEHMAN BROTHERS COMMERCIAL CORPORATION, a Delaware corporation

By:
Name:
Title:

LEHMAN BROTHERS DERIVATIVE PRODUCTS INC., a Delaware corporation

By:
Name:
Title:

LEHMAN BROTHERS FINANCIAL PRODUCTS INC., a Delaware corporation

By:
Name:
Title:

LB 745 LLC, a Delaware limited liability company

By:
Name:
Title:

PAMI STATLER ARMS LLC., a Delaware limited liability company

By:
Name:
Title:

CES AVIATION LLC, a Delaware limited liability company

By:
Name:
Title:

CES AVIATION V LLC, a Delaware limited liability company

By:
Name:
Title:

CES AVIATION IX LLC, a Delaware limited liability company

By:
Name:
Title:

EAST DOVER LIMITED., a limited liability company organized under the laws of Ireland

By:
Name:
Title:

LUXEMBOURG RESIDENTIAL PROPERTIES LOAN FINANCE S.A.R.L., a Luxembourg private limited liability company

By:
Name:
Title:

BNC MORTGAGE LLC a Delaware limited liability company

By:
Name:
Title:

STRUCTURED ASSET SECURITIES CORPORATION., a Delaware corporation

By:
Name:
Title:

LB ROSE RANCH LLC., a Delaware limited liability company

By:
Name:
Title:

LB 2080 KALAKAUA LLC., by its managing member PAMI LLC, a Delaware limited liability company

By:
Name:
Title:

MERIT LLC., a Delaware limited liability company

By:
Name:
Title:

LB PREFERRED SOMERSET LLC., a Delaware limited liability company

By:
Name:
Title:

LB SOMERSET LLC., a Delaware limited liability company

By:
Name:
Title:

Schedule A

Definitions

A&M means Alvarez & Marsal North America LLC.

Administrative Expense Claim means any right to payment constituting a cost or expense of administration of any of the Chapter 11 Cases under sections 503(b) and 507(a)(2) of the Bankruptcy Code, including, without limitation, any actual and necessary expenses of preserving the estates of the Debtors, any actual and necessary expenses of operating the businesses of the Debtors, any indebtedness or obligations incurred or assumed by the Debtors in connection with the conduct of their business from and after the Commencement Date, all compensation and reimbursement of expenses to the extent Allowed by the Bankruptcy Court under sections 330 or 503 of the Bankruptcy Code, and any fees and charges assessed against the estates of the Debtors under section 1930 of chapter 123 of title 28 of the United States Code.

Aggregate Subordinated Unsecured Claims Distribution means the total Distribution that would have been made to holders of Subordinated Unsecured Claims but for the reallocation of such Distribution to holders of Allowed Senior Unsecured Claims pursuant to Section 6.4 of the Plan.

Affiliate shall have the meaning assigned to such term in section 101(2) of the Bankruptcy Code.

Affiliate Guarantee Claim means any Claim against LBHI asserted by an Affiliate of the Debtors on the basis of a Guarantee.

Allowed means, with reference to any Claim against the Debtors, (a) any Claim that has been listed by the Debtors in their Schedules, as such Schedules may be amended by the Debtors from time to time in accordance with Bankruptcy Rule 1009, as liquidated in amount and not disputed or contingent and for which no contrary proof of claim has been filed, (b) any Claim allowed under the Plan, (c) any Claim that is not Disputed, (d) any Claim that is compromised, settled, or otherwise resolved pursuant to the authority granted to the Debtors pursuant to a Final Order of the Bankruptcy Court or under Section 9.4 of the Plan, or (e) any Claim that, if Disputed, has been Allowed by Final Order; provided, however, that Claims allowed solely for the purpose of voting to accept or reject the Plan pursuant to an Order of the Bankruptcy Court shall not be considered “Allowed Claims” under the Plan.  Unless otherwise specified in the Plan or by Order of the Bankruptcy Court, “Allowed Administrative Expense Claim” or “Allowed Claim” shall not, for any purpose under the Plan, include interest on such Administrative Expense Claim or Claim from and after the Commencement Date.  For purposes of a Foreign Proceeding, an “Allowed Claim” includes a Claim that has been Allowed in a Foreign Proceeding by settlement with a Foreign Administrator or Final Order of a court of competent jurisdiction.

Aurora Bank means Aurora Bank FSB, formerly known as Lehman Brothers Bank, FSB.

Available Cash means (a) all Cash of a Debtor realized from its business operations, the sale or other disposition of its assets, the interest earned on invested funds, recoveries from Litigation Claims or from any other source or otherwise less (b) the amount of Cash estimated and reserved by such Debtor to (i) adequately fund the reasonable and necessary projected costs to carry out the provisions of the Plan with respect to such Debtor on and after the Effective Date, (ii) pay holders of all Disputed Claims against such Debtor the amount such holders would be entitled to receive under the Plan if all such Disputed Claims against such Debtor were to become Allowed Claims, (iii) pay all fees payable under section 1930 of chapter 123 of title 28 of the United States Code and (iv) pay all other amounts required to be paid to manage and/or liquidate such Debtor’s assets on and after the Effective Date.

Avoidance Actions means any actions commenced or that may be commenced before or after the Effective Date pursuant to sections 544, 545, 547, 548, 549, 550 or 551 of the Bankruptcy Code.

Bankhaus means Lehman Brothers Bankhaus AG (in Insolvenz).

Bankruptcy Code means title 11 of the United States Code, as amended from time to time, as applicable to the Chapter 11 Cases.

Bankruptcy Court means the United States Bankruptcy Court for the Southern District of New York having jurisdiction over the Chapter 11 Cases.

Bankruptcy Rules means the Federal Rules of Bankruptcy Procedure, as promulgated by the United States Supreme Court under section 2072 of title 28 of the United States Code, and any Local Rules of the Bankruptcy Court.

Barclays means Barclays Capital, Inc. or Barclays Bank PLC.

Bar Date Order means the Order Pursuant to Section 502(b)(9) of the Bankruptcy Code and Bankruptcy Rule 3003(c)(3) Establishing the Deadline for Filing Proofs of Claim, Approving the Form and Manner of Notice thereof and Approving the Proof of Claim Form approved and entered by the Bankruptcy Court on July 2, 2009 [Docket No. 4271], as the same may be amended from time to time.

BNC means BNC Mortgage LLC.

Board of Directors means the board of directors of LBHI.

Business Day means any day other than a Saturday, a Sunday, and any other day on which commercial banks in New York, New York are required or authorized to close by law or executive order.

Capital Markets means Lehman’s capital markets division.

Cash means legal tender of the United States of America.

Causes of Action means, without limitation, any and all actions, causes of action, controversies, liabilities, obligations, rights, suits, damages, judgments, Claims, and demands whatsoever, whether known or unknown, reduced to judgment, liquidated or unliquidated, fixed or contingent, matured or unmatured, disputed or undisputed, secured or unsecured, assertable directly or derivatively, existing or hereafter arising, in law, equity, or otherwise, based in whole or in part upon any act or omission or other event occurring prior to the Commencement Date or during the course of the Chapter 11 Cases through the Effective Date.

CES means CES Aviation LLC.

CES V means CES Aviation V LLC.

CES IX means CES Aviation IX LLC.

Chapter 11 Cases means the voluntary cases commenced by the Debtors under chapter 11 of the Bankruptcy Code, which are being jointly administered and are currently pending before the Bankruptcy Court, styled In re Lehman Brothers Holdings Inc., et al., Chapter 11 Case No. 08-13555 (JMP).

Citibank means Citibank, N.A.

Claim shall have the meaning assigned to such term in section 101(5) of the Bankruptcy Code.

Class means a category of holders of Claims or Equity Interests as set forth in Article III of the Plan.

Closing Date means the date upon which all of the Chapter 11 Cases have been closed in accordance with Section 6.6 of the Plan.

Collateral means any property or interest in property of the estates of the Debtors subject to a Lien to secure the payment of a Claim, which Lien is not subject to avoidance or otherwise invalid and unenforceable under the Bankruptcy Code or applicable non-bankruptcy law.

Commencement Date means (a) September 15, 2008, with respect to LBHI, (b) September 16, 2008, with respect to LB 745, (c) September 23, 2008, with respect to PAMI, (d) October 3, 2008, with respect to LBCS, LBSF and LOTC, (d) October 5, 2008, with respect to LBDP, LCPI, LBCC, LBFP, CES, CES V, CES IX, East Dover and LS Finance, (e) January 7, 2009, with respect to LUXCO, (f) January 9, 2009, with respect to BNC, (g) February 9, 2009, with respect to SASCO and LB Rose Ranch, (h) April 23, 2009, with respect to LB 2080, (i) December 14, 2009, with respect to Merit, and (j) December 22, 2009, with respect to Somerset and Preferred Somerset.

Confirmation Date means the date upon which the Bankruptcy Court enters a Confirmation Order on the docket of the Chapter 11 Cases as applicable to each Debtor.

Confirmation Order means an Order of the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code as applicable to each Debtor.

Court means the United States Bankruptcy Court for the Southern District of New York.

Creditors’ Committee means the statutory committee of unsecured creditors appointed in the Chapter 11 Cases pursuant to section 1102 of the Bankruptcy Code.

Debtor means each of the entities in its individual capacity as debtor and debtor in possession in its Chapter 11 Case pursuant to sections 101, 1107(a) and 1108 of the Bankruptcy Code.

Debtor Allocation Agreement means the agreement among two or more of the Debtors that identifies, allocates and sets forth other agreed rights and obligations with respect to (a) the costs and benefits of Jointly Owned Litigation Claims, (b) commonly held tax benefits and obligations, (c) expenses of administration of the Chapter 11 Cases, (d) Intercompany Claims among the Debtors or among the Debtors and Debtor-Controlled Entities, and (e) other inter-Debtor related issues.

Debtor-Controlled Entities means those Affiliates of the Debtors that currently are managed and controlled by the Debtors.

Derivatives Questionnaire shall have the meaning assigned to such term in the Bar Date Order.

Disclosure Statement means that certain disclosure statement relating to this Plan, including, without limitation, all exhibits and schedules thereto, as approved by the Bankruptcy Court pursuant to section 1125 of the Bankruptcy Code.

Disputed means, with reference to any Claim, (a) any Claim proof of which was timely and properly filed that is disputed under the Plan or as to which the Debtors have interposed a timely objection and/or request for estimation in accordance with section 502(c) of the Bankruptcy Code and Bankruptcy Rule 3018, which objection and/or request for estimation has not been withdrawn or determined by a Final Order, or (b) any Claim, proof of which was required to be filed by a Final Order of the Bankruptcy Court in a form and manner proscribed in such Final Order, but as to which a proof of claim was not timely or properly filed.

Distribution means any payment or transfer made under the Plan.

Distribution Record Date means the date that is five Business Days from and after the Effective Date.

East Dover means East Dover Limited.

Effective Date means the first Business Day on which the conditions to effectiveness of the Plan set forth in Article XI of the Plan have been satisfied or waived and on which the Plan shall become effective with respect to a Debtor.

Eligible Class means each Class in LBHI Classes 7A through 7R for which the aggregate amount of Allowed Third-Party Guarantee Claims exceeds the amount set forth on Schedule 6 to the Plan and annexed hereto as Exhibit 10, as applicable to such Class.

Equity Interest means shares of common, preferred stock, other form of ownership interest, or any interest or right to convert into such an equity or ownership interest or acquire any equity or ownership interest, including, without limitation, vested and/or unvested restricted stock units, contingent stock awards, contingent equity awards, performance stock units, and stock options or restricted stock awards granted under management ownership plans, the LBHI 2005 stock incentive plan or the LBHI employee incentive plan, in any Debtor that was in existence immediately prior to or on the Commencement Date for such Debtor.

Examiner means the examiner appointed pursuant to 1104(c)(2) of the Bankruptcy Code in the Chapter 11 Cases.

Examiner’s Report means the unsealed report filed by the Examiner on March 11, 2010.

FDIC means Federal Deposit Insurance Corporation.

Final Order means an order of the Bankruptcy Court or any other court of competent jurisdiction as to which the time to appeal, petition for certiorari, or move for reargument or rehearing has expired and as to which no appeal, petition for certiorari, or other proceedings for reargument or rehearing shall then be pending or as to which any right to appeal, petition for certiorari, reargue, or rehear shall have been waived in writing in form and substance satisfactory to the Debtors or, in the event that an appeal, writ of certiorari, or reargument or rehearing thereof has been sought, such order of the Bankruptcy Court or other court of competent jurisdiction shall have been determined by the highest court to which such order was appealed, or certiorari, reargument, or rehearing shall have been denied and the time to take any further appeal, petition for certiorari, or move for reargument or rehearing shall have expired; provided, however, that the possibility that a motion under Rule 59 or Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules or applicable law, may be filed with respect to such order shall not cause such order not to be a Final Order.

Foreign Administrator means each of the persons or entities identified on Exhibit 12 that is managing the affairs and representing the insolvency estate of an Affiliate of the Debtors subject to a Foreign Proceeding.

Foreign Debtors means Lehman’s foreign direct and indirect subsidiaries that have commenced, or had initiated against them, Foreign Proceedings.

Foreign Proceeding means each of the insolvency, administration, liquidation, rehabilitation, receivership or like proceedings identified on Exhibit 13.

General Unsecured Claim means, (i) in the case of LBHI, any Claim other than an Administrative Expense Claim, a Priority Tax Claim, a Priority Non-Tax Claim, a Secured Claim, a Senior Unsecured Claim, a Subordinated Unsecured Claim, an Intercompany Claim, a Third-Party Guarantee Claim and an Affiliate Guarantee Claim, or, (ii) in the case of each Subsidiary Debtor, any Claim other than an Administrative Expense Claim, a Priority Tax Claim, a Priority Non-Tax Claim, a Secured Claim and an Intercompany Claim.

Global Close means the full accounting close conducted for Lehman as of September 14, 2008 by a limited number of legal entity controllers, product controllers and operational personnel who were at Lehman’s offices in New York, London, and in Asia, and who had left Lehman but were still available through transition services agreements at Barclays and Nomura.

Governmental Unit shall have the meaning assigned to such term in section 101(27) of the Bankruptcy Code.

Guarantee means a guarantee by LBHI of an obligation of an Affiliate of the Debtors, including, without limitation, (a) a guarantee issued pursuant to an ISDA Master Agreement in connection with a derivatives transaction, (b) any other guarantee issued in connection with a transaction or (c) a board or corporate resolution guaranteeing the debts of an Affiliate.

Guarantee Claims means Affiliate Guarantee Claims and Third-Party Guarantee Claims.

Guarantee Questionnaire shall have the meaning assigned to such term in the Bar Date Order.

Independent Directors means Michael L. Ainslie, John F. Akers, Roger S. Berlind, Thomas H. Cruikshank, Marsha Johnson Evans, Sir Christopher Gent, Jerry A. Grundhofer, Roland A. Hernandez, Henry Kaufman and John D. Macomber.

Intercompany Claim means any Claim against a Debtor asserted by an Affiliate of the Debtor other than an Administrative Expense Claim, a Priority Non-Tax Claim, a Secured Claim, a General Unsecured Claim or an Affiliate Guarantee Claim.

Investment Banking means Lehman’s investment banking division.

Investment Management Division means Lehman’s investment management division.

IRS means the Internal Revenue Service.

ISDA means the International Swap Dealers Association.

ISDA Master Agreement means the 1992 or 2002 ISDA Master Agreement form.

Joint Administrators of LBIE means Anthony Victor Lomas, Steven Anthony Pearson, Dan Yoram Schwarzmann, and Michael John Andrew Jervis of PricewaterhouseCoopers LLP.

Jointly Owned Litigation Claims means any Litigation Claims that may be, are or are asserted to be owned, either jointly or individually, by one or more of the Debtors.

JPMorgan means JPMorgan Chase Bank, N.A.

LAMCO means the asset management company that will manage certain assets of the Debtors.

Lazard means Lazard Ltd.

LB 745 means LB 745 LLC.

LB 2080 means LB 2080 Kalakaua Owners LLC.

LBCC means Lehman Brothers Commercial Corporation.

LBCCA means Lehman Brothers Commercial Corporation Asia Limited (in Liquidation).

LBCS means Lehman Brothers Commodities Services Inc.

LBDP means Lehman Brothers Derivatives Products Inc.

LB Finance means Lehman Brothers Finance AG (in liquidation) a/k/a/ Lehman Brothers Finance S.A. (in liquidation).

LBFP means Lehman Brothers Financial Products Inc.

LBHI means Lehman Brothers Holdings Inc.

LBHJ means Lehman Brothers Holdings Japan Inc.

LBI means Lehman Brothers Inc.

LBIE means Lehman Brothers International (Europe) (in Administration).

LBJ means Lehman Brothers Japan Inc.

LBL means Lehman Brothers Limited (in Administration)

LB Rose Ranch means LB Rose Ranch LLC.

LB Securities means Lehman Brothers Securities N.V.

LBSF means Lehman Brothers Special Financing Inc.

LBT means Lehman Brothers Treasury Co. B.V.

LCPI means Lehman Commercial Paper Inc.

Lehman means LBHI and all of its subsidiaries world-wide prior to the Commencement Date.

Lehman ALI means Lehman ALI Inc.

LS Finance means Lehman Scottish Finance L.P.

LOTC means Lehman Brothers OTC Derivatives Inc.

Lien shall have the meaning assigned to such term in section 101(37) of the Bankruptcy Code.

Litigation Claims means any and all Causes of Action held by a Debtor.

LUXCO means Luxembourg Residential Properties Loan Finance S.a.r.l.

Merit means Merit LLC.

Neuberger Berman means Neuberger Berman Holdings LLC.

PAMI means PAMI Statler Arms LLC.

PBGC means Pension Benefit Guaranty Corporation.

Permitted Third-Party Guarantee Claim means an Allowed Third-Party Guarantee Claim reduced to an amount equal to the product of (a) the amount of such Allowed Third-Party Guarantee Claim divided by the aggregate amount of all Allowed Third-Party Guarantee Claims corresponding to the Primary Obligor obligated for the Primary Claim and (b) the lesser of (i) the aggregate amount of all Allowed Third-Party Guarantee Claims corresponding to such Primary Obligor and (ii) the Third-Party Guarantee Class Maximum applicable to such Allowed Third-Party Guarantee Claim.

Plan Administrator means LBHI pursuant to the authority granted in Section 6.1 of the Plan.

Plan means the chapter 11 plans of the Debtors collectively, and (where specified in the Plan) as to each of the Debtors, the chapter 11 plan for such Debtor, including, without limitation, the Plan Supplement and all exhibits, supplements, appendices, and schedules thereto, either in its present form or as the same may be altered, amended or modified from time to time.

Plan Supplement means the document containing the forms of documents specified in Section 14.3 of the Plan.

Preferred Somerset means LB Preferred Somerset LLC.

Primary Claim means a Claim against a Primary Obligor for which a corresponding Third-Party Guarantee Claim has been asserted against LBHI.

Primary Obligor means an Affiliate of the Debtors that is identified on Exhibit 14 annexed hereto.

Priority Non-Tax Claim means any Claim, other than an Administrative Expense Claim or a Priority Tax Claim, entitled to priority in payment under section 507(a) of the Bankruptcy Code.

Priority Tax Claim means any Claim of a Governmental Unit of the kind entitled to priority in payment as specified in sections 502(i) and 507(a)(8) of the Bankruptcy Code.

Pro Rata Equity Share means the ratio (expressed as a percentage) of an Equity Interest in a Debtor to the aggregate amount of Equity Interests in such Debtor.

Pro Rata Senior Unsecured Claim Share means the ratio (expressed as a percentage) of (a) an Allowed Senior Unsecured Claim against LBHI to (b) the sum of the aggregated amounts of Allowed Senior Unsecured Claims and Disputed Senior Unsecured Claims.

Pro Rata Share means:

(a) in the case of LBHI, the ratio (expressed as a percentage) of (i) the amount of an Allowed Senior Unsecured Claim, Allowed General Unsecured Claim, Allowed Subordinated Unsecured Claim, Allowed Intercompany Claim, Permitted Third-Party Guarantee Claim or Allowed Affiliate Guarantee Claim against LBHI to (ii) the sum of (1) the aggregate amounts of Allowed Senior Unsecured Claims, Allowed General Unsecured Claims, Allowed Subordinated Unsecured Claims, Allowed Intercompany Claims, Permitted Third-Party Guarantee Claims, Allowed Affiliate Guarantee Claims, Disputed Senior Unsecured Claims, Disputed General Unsecured Claims, Disputed Subordinated Unsecured Claims and Disputed Intercompany Claims against LBHI and (2) the Third-Party Guarantee Class Maximum Balance, or

(b) in the case of each Subsidiary Debtor, the ratio (expressed as a percentage) of (i) the amount of an Allowed General Unsecured Claim or an Allowed Intercompany Claim against such Subsidiary Debtor to (ii) the sum of the aggregate amounts of Allowed General Unsecured Claims, Allowed Intercompany Claims, Disputed General Unsecured Claims and Disputed Intercompany Claims against such Subsidiary Debtor.

Reallocated Distribution means each Aggregate Subordinated Unsecured Claims Distribution that shall be distributed to holders of Allowed Senior Unsecured Claims against LBHI in accordance with Section 6.4 of the Plan.

Released Parties means, collectively, the Debtors, the Independent Directors, the Plan Administrator, the Creditors’ Committee, each current and former member of the Creditors’ Committee and, with respect to each of the foregoing, its respective officers, directors, managers, members, accountants, financial advisors, investment bankers, agents, restructuring advisors, attorneys, representatives or other professionals serving during the pendency of the Chapter 11 Cases (solely in their capacity as officers, directors, managers, members, accountants, financial advisors, investment bankers, agents, restructuring advisors, attorneys, representatives or other professionals serving during the pendency of the Chapter 11 Cases).

SASCO means Structured Asset Securities Corporation.

Schedule 5 Affiliates means the Primary Obligors that are identified on Schedule 5 to the Plan which is annexed hereto as Exhibit 15 and shall be treated as a single Primary Obligor for all purposes under the Plan.

Schedules means the schedules of assets and liabilities and the statements of financial affairs filed by the Debtors as required by section 521 of the Bankruptcy Code and Bankruptcy Rule 1007, including any supplements or amendments thereto through the Confirmation Date.

SEC means the Securities and Exchange Commission.

Secured Claim means any Claim (a) to the extent reflected in the Schedules or upon a proof of claim as a Secured Claim, which is secured by a Lien on Collateral to the extent of the value of such Collateral, as determined in accordance with section 506(a) of the Bankruptcy Code or (b) that is subject to a valid right of setoff pursuant to section 553 of the Bankruptcy Code.

Senior Notes means, collectively, the various notes issued by LBHI as to which Bank of New York and Wilmington Trust Co. serve as indenture trustees.

Senior Unsecured Claim means any Claim against LBHI that has a right of priority in payment to Subordinated Unsecured Claims under the Subordinated Notes other than a Third-Party Guarantee Claim, an Affiliate Guarantee Claim and an Intercompany Claim against LBHI.

SIPA means the Securities Investors Protection Act of 1970.

SIPA Trustee means the trustee appointed to liquidate LBI under SIPA.

Somerset means LB Somerset LLC.

Stock Trading Restrictions Order means the Order Pursuant to Sections 105(a) and 362 of the Bankruptcy Code Approving Restrictions on Certain Transfers of Interests in the Debtors’ Estates and Establishing Notification Procedures Relating Thereto [Docket No. 1386], as the same may be amended from time to time.

Subordinated Notes means, collectively, (i) the 6.375% subordinated Deferrable Interest Debentures due 2052, issued pursuant to the Fourth Supplemental Indenture, dated as of March 17, 2003, between LBHI and JPMorgan, as trustee; (ii) the 6.375% Subordinated Deferrable Interest Debentures due October 2052, issued pursuant to the Fifth Supplemental Indenture, dated as of October 31, 2003, between LBHI and JPMorgan, as trustee; (iii) the 6.00% Subordinated Deferrable Interest Debentures due 2053, issued pursuant to the Sixth Supplemental Indenture, dated as of April 22, 2004, between LBHI and JPMorgan, as trustee; (iv) the 6.24% Subordinated Deferrable Interest Debentures due 2054, issued pursuant to the Seventh Supplemental Indenture, dated as of January 18, 2005, between LBHI and JPMorgan, as trustee; (v) the Floating Rate Junior Subordinated Deferrable Interest Debentures due 2035, issued pursuant to the Eighth Supplemental Indenture, dated as of August 19, 2005, between LBHI and JPMorgan, as trustee; (vi) the 5.75% Subordinated Notes due 2017, issued pursuant to the Ninth Supplemental Indenture, dated as of October 24, 2006, between LBHI and JPMorgan, as trustee; (vii)  the Fixed and Floating Rate Subordinated Notes Due 2032, issued pursuant to the Tenth Supplemental Indenture, dated as of May 1, 2007, between LBHI and JPMorgan, as trustee; (viii) the 5.707% Remarketable Junior Subordinated Debentures due 2043, issued pursuant to the Eleventh Supplemental Indenture, dated as of May 17, 2007, between LBHI and U.S. Bank National Association, as trustee; (ix) the Floating Rate Remarketable Junior Subordinated Debentures due 2043, issued pursuant to the Twelfth Supplemental Indenture, dated as of May 17, 2007, between LBHI and U.S. Bank National Association, as trustee; (x) the 6.50% Subordinated Notes Due 2017, issued pursuant to the Thirteenth Supplemental Indenture, dated as of July 19, 2007, between LBHI and The Bank of New York, as trustee; (xi) the 6.875% Subordinated Notes Due 2037, issued pursuant to the Fourteenth Supplemental Indenture, dated as of July 19, 2007, between LBHI and The Bank of New York, as trustee; (xii) the 6.75% Subordinated Notes Due 2017, issued pursuant to the Fifteenth Supplemental Indenture, dated as of December 21, 2007, between LBHI and The Bank of New York, as trustee; (xiii) the 7.50% Subordinated Notes Due 2038, issued pursuant to the Sixteenth Supplemental Indenture, dated as of May 9, 2008, between LBHI and The Bank of New York, as trustee; (xiv) the Fixed/Floating Rate Subordinated Notes due 2016 Series 5065, issued pursuant to a final term sheet dated as of September 26, 2006 under the Euro Medium-Term Note Program; (xv) the Floating Rate Subordinated Notes due 2037 Series EB17, issued pursuant to a final term sheet dated as of January 23, 2007 under the Euro Medium-Term Note Program; (xvi) the Fixed/Floating Rate Subordinated Notes due 2019 Series 6222, issued pursuant to the final term sheet dated as of February 14, 2007 under the Euro Medium-Term Note Program; and (xvii) the Fixed Rate Subordinated Notes, issued by LBHI on June 1, 2007, as described in the Lehman Brothers UK Capital Funding V LP Prospectus, dated as of May 30, 2007.

Subordinated Unsecured Claim means any Claim against LBHI arising under the Subordinated Notes.

Subsidiary Debtor means each of the Debtors other than LBHI.

Sunrise means Sunrise Finance Co., Ltd.

Third-Party Guarantee Claim means any Claim against LBHI asserted by a third-party that is not an Affiliate of the Debtors on the basis of a Guarantee.

Third-Party Guarantee Class Maximum means an amount equal to the sum of (a) the amounts set forth on Schedule 6 to the Plan which is annexed hereto as Exhibit 10, as applicable to each Class of Third-Party Guarantee Claims and (b) for each Eligible Class, an amount equal to the product of (i) the Third-Party Guarantee Class Maximum Balance and (ii) an amount equal to the quotient of (1) the difference between the aggregate amount of Allowed Third-Party Guarantee Claims in such Eligible Class less the amount set forth on Schedule 6 to the Plan for such Eligible Class and (2) the difference between the aggregate amount of Allowed Third-Party Guarantee Claims in all Eligible Classes less the amount set forth on Schedule 6 to the Plan for all such Eligible Classes.

Third-Party Guarantee Class Maximum Balance means the difference between $94,138 million less the aggregate amount of all Permitted Third-Party Guarantee Claims, if such difference is greater than zero.

US Trustee means United Trustee for the Southern District of New York.

White Paper means the paper prepared by LBHI and entitled “Lehman Brothers — Historical Control Process and The 9/12/08 Global Close,” that documents and explains the Global Close.

Woodlands means Woodlands Commercial Bank, formerly known as Lehman Brothers Commercial Bank.

Rules of Construction.  Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include both the singular and the plural and pronouns stated in the masculine, feminine, or neuter gender shall include the masculine, feminine, and neuter.  The words “herein,” “hereof,” “hereto,” “hereunder,” and other words of similar import refer to the Disclosure Statement as a whole and not to any particular section, subsection, or clause contained in the Disclosure Statement.  The rules of construction contained in section 102 of the Bankruptcy Code shall apply to the construction of the Disclosure Statement.  The headings in the Disclosure Statement are for convenience of reference only and shall not limit or otherwise affect the provisions of the Disclosure Statement.

Exhibit 11

Chapter 11 Plan

(1)           All capitalized terms not otherwise defined in the Exhibits shall have the meaning ascribed to them in the Plan and Disclosure Statement.

UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF NEW YORK

x :

In re	:	Chapter 11 Case No.
:
LEHMAN BROTHERS HOLDINGS INC., et al.,	:	08-13555 (JMP)
:
Debtors.	:	(Jointly Administered)
:
x

JOINT CHAPTER 11 PLAN OF

LEHMAN BROTHERS HOLDINGS INC. AND ITS AFFILIATED DEBTORS

WEIL, GOTSHAL & MANGES LLP 767 Fifth Avenue New York, New York 10153 Tel: (212) 310-8000
Fax: (212) 310-8007

Attorneys for Debtors and
Debtors in Possession

Dated:	New York, New York April 14, 2010

(continued)

2

(continued)

3

(continued)

4

(continued)

5

(continued)

6

(continued)

7

(continued)

Schedules

Debtors	Schedule 1

Foreign Administrators	Schedule 2

Foreign Proceedings	Schedule 3

Primary Obligors	Schedule 4

Schedule 5 Affiliates	Schedule 5

Third-Party Guarantee Class Maximum	Schedule 6

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Preamble

The Debtors propose the following Plan for resolution of their outstanding Claims against, and Equity Interests in, the Debtors pursuant to the Bankruptcy Code.  Capitalized terms used herein have the meanings ascribed to such terms in Article I of the Plan or, to the extent not defined therein, as such terms are defined in the Bankruptcy Code.  Except as otherwise indicated herein, the Plan applies to all of the Debtors and constitutes 23 distinct chapter 11 plans.

The Plan proposes an economic resolution of the claims of creditors of all of the Debtors and incorporates various inter-Debtor, Debtor-creditor and inter-creditor resolutions designed to achieve a global and efficient resolution of the Chapter 11 Cases.  The Debtors believe that the proposed Plan represents a fair economic resolution for all of the Debtors’ claimants that will expedite the administration of the Debtors’ chapter 11 cases and accelerate recoveries to creditors.  The Plan enables the avoidance of the potential enormous costs and extended time that would otherwise be incurred in connection with litigation of the multifaceted and complex issues associated with these extraordinary cases.  The Plan recognizes the corporate integrity of each Debtor.  Allowed Claims against a Debtor will be satisfied from the assets of that Debtor.

Concurrently with the filing of the Plan, LBHI has filed a motion for authorization  to establish LAMCO.  In the course of managing and administering the Debtors’ assets, LBHI has developed an asset management business specializing in the management of commercial real estate, residential mortgages, principal investments and private equity, corporate debt and derivatives assets.  While its capabilities are designed for the administration of assets of the Debtors, LAMCO is well-suited for management of similar third party assets, and the production of revenues that will benefit the stakeholders of that entity.  LAMCO, a newly created subsidiary of LBHI, will provide management services to the Debtors and will undertake the administration of the Debtors’ assets.  LAMCO will enable the Debtors to capitalize on existing infrastructure for the management of long-term investments and illiquid assets and will also provide long-term employment opportunities for the Debtors’ employees.

[The remainder of this page is intentionally left blank.]

ARTICLE I

Definitions and Construction of Terms

Definitions.  As used in the Plan, the following terms shall have the respective meanings specified below:

1.1           A&M means Alvarez & Marsal North America LLC.

1.2           Administrative Expense Claim means any right to payment constituting a cost or expense of administration of any of the Chapter 11 Cases under sections 503(b) and 507(a)(2) of the Bankruptcy Code, including, without limitation, any actual and necessary expenses of preserving the estates of the Debtors, any actual and necessary expenses of operating the businesses of the Debtors, any indebtedness or obligations incurred or assumed by the Debtors in connection with the conduct of their business from and after the Commencement Date, all compensation and reimbursement of expenses to the extent Allowed by the Bankruptcy Court under sections 330 or 503 of the Bankruptcy Code, and any fees and charges assessed against the estates of the Debtors under section 1930 of chapter 123 of title 28 of the United States Code.

1.3           Aggregate Subordinated Unsecured Claims Distribution means the total Distribution that would have been made to holders of Subordinated Unsecured Claims but for the reallocation of such Distribution to holders of Allowed Senior Unsecured Claims pursuant to Section 6.4 of the Plan.

1.4           Affiliate shall have the meaning assigned to such term in section 101(2) of the Bankruptcy Code.

1.5           Affiliate Guarantee Claim means any Claim against LBHI asserted by an Affiliate of the Debtors on the basis of a Guarantee.

1.6           Allowed means, with reference to any Claim against the Debtors, (a) any Claim that has been listed by the Debtors in their Schedules, as such Schedules may be amended by the Debtors from time to time in accordance with Bankruptcy Rule 1009, as liquidated in amount and not disputed or contingent and for which no contrary proof of claim has been filed, (b) any Claim allowed hereunder, (c) any Claim that is not Disputed, (d) any Claim that is compromised, settled, or otherwise resolved pursuant to the authority granted to the Debtors pursuant to a Final Order of the Bankruptcy Court or under Section 9.4 of the Plan, or (e) any Claim that, if Disputed, has been Allowed by Final Order; provided, however, that Claims allowed solely for the purpose of voting to accept or reject the Plan pursuant to an order of the Bankruptcy Court shall not be considered “Allowed Claims” hereunder.  Unless otherwise specified herein or by order of the Bankruptcy Court, “Allowed Administrative Expense Claim” or “Allowed Claim” shall not, for any purpose under the Plan, include interest on such Administrative Expense Claim or Claim from and after the Commencement Date.  For purposes of a Foreign Proceeding, an “Allowed Claim” includes a Claim that has been Allowed in a Foreign Proceeding by settlement with a Foreign Administrator or Final Order of a court of competent jurisdiction.

1.7           Available Cash means (a) all Cash of a Debtor realized from its business operations, the sale or other disposition of its assets, the interest earned on invested funds, recoveries from Litigation Claims or from any other source or otherwise less (b) the amount of Cash estimated and reserved by such Debtor to (i) adequately fund the reasonable and necessary projected costs to carry out the provisions of the Plan with respect to such Debtor on and after the Effective Date, (ii) pay holders of all Disputed Claims against such Debtor the amount such holders would be entitled to receive under the Plan if all such Disputed Claims against such Debtor were to become Allowed Claims, (iii) pay all fees payable under section 1930 of chapter 123 of title 28 of the United States Code and (iv) pay all other amounts required to be paid to manage and/or liquidate such Debtor’s assets on and after the Effective Date.

1.8           Avoidance Actions means any actions commenced or that may be commenced before or after the Effective Date pursuant to sections 544, 545, 547, 548, 549, 550 or 551 of the Bankruptcy Code.

1.9           Bankruptcy Code means title 11 of the United States Code, as amended from time to time, as applicable to the Chapter 11 Cases.

1.10         Bankruptcy Court means the United States Bankruptcy Court for the Southern District of New York having jurisdiction over the Chapter 11 Cases.

1.11         Bankruptcy Rules means the Federal Rules of Bankruptcy Procedure, as promulgated by the United States Supreme Court under section 2072 of title 28 of the United States Code, and any Local Rules of the Bankruptcy Court.

1.12         Bar Date Order means the Order Pursuant to Section 502(b)(9) of the Bankruptcy Code and Bankruptcy Rule 3003(c)(3) Establishing the Deadline for Filing Proofs of Claim, Approving the Form and Manner of Notice thereof and Approving the Proof of Claim Form approved and entered by the Bankruptcy Court on July 2, 2009 [Docket No. 4271], as the same may be amended from time to time.

1.13         BNC means BNC Mortgage LLC.

1.14         Business Day means any day other than a Saturday, a Sunday, and any other day on which commercial banks in New York, New York are required or authorized to close by law or executive order.

1.15         Cash means legal tender of the United States of America.

1.16         Causes of Action means, without limitation, any and all actions, causes of action, controversies, liabilities, obligations, rights, suits, damages, judgments, Claims, and demands whatsoever, whether known or unknown, reduced to judgment, liquidated or unliquidated, fixed or contingent, matured or unmatured, disputed or undisputed, secured or unsecured, assertable directly or derivatively, existing or hereafter arising, in law, equity, or otherwise, based in whole or in part upon any act or omission or other event occurring prior to the Commencement Date or during the course of the Chapter 11 Cases through the Effective Date.

1.17         CES means CES Aviation LLC.

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1.18         CES V means CES Aviation V LLC.

1.19         CES IX means CES Aviation IX LLC.

1.20         Chapter 11 Cases means the voluntary cases commenced by the Debtors under chapter 11 of the Bankruptcy Code, which are being jointly administered and are currently pending before the Bankruptcy Court, styled In re Lehman Brothers Holdings Inc., et al., Chapter 11 Case No. 08-13555 (JMP).

1.21         Claim shall have the meaning assigned to such term in section 101(5) of the Bankruptcy Code.

1.22         Class means a category of holders of Claims or Equity Interests as set forth in Article III of the Plan.

1.23         Closing Date means the date upon which all of the Chapter 11 Cases have been closed in accordance with Section 6.6 of the Plan.

1.24         Collateral means any property or interest in property of the estates of the Debtors subject to a Lien to secure the payment of a Claim, which Lien is not subject to avoidance or otherwise invalid and unenforceable under the Bankruptcy Code or applicable non-bankruptcy law.

1.25         Commencement Date means (a) September 15, 2008 with respect to LBHI, (b) September 16, 2008 with respect to LB 745, (c) September 23, 2008 with respect to PAMI, (d) October 3, 2008 with respect to LBCS, LBSF and LOTC, (d) October 5, 2008 with respect to LBDP, LCPI, LBCC, LBFP, CES, CES V, CES IX, East Dover and LS Finance, (e) January 7, 2009 with respect to LUXCO, (f) January 9, 2009 with respect to BNC, (g) February 9, 2009 with respect to SASCO and LB Rose Ranch, (h) April 23, 2009 with respect to LB 2080, (i) December 14, 2009 with respect to Merit, and (j) December 22, 2009 with respect to Somerset and Preferred Somerset.

1.26         Confirmation Date means the date upon which the Bankruptcy Court enters a Confirmation Order on the docket of the Chapter 11 Cases as applicable to each Debtor.

1.27         Confirmation Order means an order of the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code as applicable to each Debtor.

1.28         Creditors’ Committee means the statutory committee of unsecured creditors appointed in the Chapter 11 Cases pursuant to section 1102 of the Bankruptcy Code.

1.29         Debtor means each of the entities identified on Schedule 1 in its individual capacity as debtor and debtor in possession in its Chapter 11 Case pursuant to sections 101, 1107(a) and 1108 of the Bankruptcy Code.

1.30         Debtor Allocation Agreement means the agreement among two or more of the Debtors that identifies, allocates and sets forth other agreed rights and obligations with respect to (a) the costs and benefits of Jointly Owned Litigation Claims, (b)

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commonly held tax benefits and obligations, (c) expenses of administration of the Chapter 11 Cases, (d) Intercompany Claims among the Debtors or among the Debtors and Debtor-Controlled Entities, and (e) other inter-Debtor related issues.

1.31         Debtor-Controlled Entities means those Affiliates of the Debtors that currently are managed and controlled by the Debtors.

1.32         Derivatives Questionnaire shall have the meaning assigned to such term in the Bar Date Order.

1.33         Disclosure Statement means that certain disclosure statement relating to this Plan, including, without limitation, all exhibits and schedules thereto, as approved by the Bankruptcy Court pursuant to section 1125 of the Bankruptcy Code.

1.34         Disputed means, with reference to any Claim, (a) any Claim proof of which was timely and properly filed that is disputed under the Plan or as to which the Debtors have interposed a timely objection and/or request for estimation in accordance with section 502(c) of the Bankruptcy Code and Bankruptcy Rule 3018, which objection and/or request for estimation has not been withdrawn or determined by a Final Order, or (b) any Claim, proof of which was required to be filed by a Final Order of the Bankruptcy Court in a form and manner proscribed in such Final Order, but as to which a proof of claim was not timely or properly filed.

1.35         Distribution means any payment or transfer made under the Plan.

1.36         Distribution Record Date means the date that is five Business Days from and after the Effective Date.

1.37         East Dover means East Dover Limited.

1.38         Effective Date means the first Business Day on which the conditions to effectiveness of the Plan set forth in Article XI have been satisfied or waived and on which the Plan shall become effective with respect to a Debtor.

1.39         Eligible Class means each Class in LBHI Classes 7A through 7R for which the aggregate amount of Allowed Third-Party Guarantee Claims exceeds the amount set forth on Schedule 6, as applicable to such Class.

1.40         Equity Interest means shares of common, preferred stock, other form of ownership interest, or any interest or right to convert into such an equity or ownership interest or acquire any equity or ownership interest, including, without limitation, vested and/or unvested restricted stock units, contingent stock awards, contingent equity awards, performance stock units, and stock options or restricted stock awards granted under management ownership plans, the LBHI 2005 stock incentive plan or the LBHI employee incentive plan, in any Debtor that was in existence immediately prior to or on the Commencement Date for such Debtor.

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1.41         Final Order means an order of the Bankruptcy Court or any other court of competent jurisdiction as to which the time to appeal, petition for certiorari, or move for reargument or rehearing has expired and as to which no appeal, petition for certiorari, or other proceedings for reargument or rehearing shall then be pending or as to which any right to appeal, petition for certiorari, reargue, or rehear shall have been waived in writing in form and substance satisfactory to the Debtors or, in the event that an appeal, writ of certiorari, or reargument or rehearing thereof has been sought, such order of the Bankruptcy Court or other court of competent jurisdiction shall have been determined by the highest court to which such order was appealed, or certiorari, reargument, or rehearing shall have been denied and the time to take any further appeal, petition for certiorari, or move for reargument or rehearing shall have expired; provided, however, that the possibility that a motion under Rule 59 or Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules or applicable law, may be filed with respect to such order shall not cause such order not to be a Final Order.

1.42         Foreign Administrator means each of the persons or entities identified on Schedule 2 that is managing the affairs and representing the insolvency estate of an Affiliate of the Debtors subject to a Foreign Proceeding.

1.43         Foreign Proceeding means each of the proceedings identified on Schedule 3.

1.44         General Unsecured Claim means, (i) in the case of LBHI, any Claim other than an Administrative Expense Claim, a Priority Tax Claim, a Priority Non-Tax Claim, a Secured Claim, a Senior Unsecured Claim, a Subordinated Unsecured Claim, an Intercompany Claim, a Third-Party Guarantee Claim and an Affiliate Guarantee Claim, or, (ii) in the case of each Subsidiary Debtor, any Claim other than an Administrative Expense Claim, a Priority Tax Claim, a Priority Non-Tax Claim, a Secured Claim and an Intercompany Claim.

1.45         Governmental Unit shall have the meaning assigned to such term in section 101(27) of the Bankruptcy Code.

1.46         Guarantee means a guarantee by LBHI of an obligation of an Affiliate of the Debtors, including, without limitation, (a) a guarantee issued pursuant to an ISDA Master Agreement in connection with a derivatives transaction, (b) any other guarantee issued in connection with a transaction or (c) a board or corporate resolution guaranteeing the debts of an Affiliate.

1.47         Guarantee Questionnaire shall have the meaning assigned to such term in the Bar Date Order.

1.48         Independent Directors means Michael L. Ainslie, John F. Akers, Roger S. Berlind, Thomas H. Cruikshank, Marsha Johnson Evans, Sir Christopher Gent, Jerry A. Grundhofer, Roland A. Hernandez, Henry Kaufman and John D. Macomber.

1.49         Intercompany Claim means any Claim against a Debtor asserted by an Affiliate of the Debtor other than an Administrative Expense Claim, a Priority Non-Tax Claim, a Secured Claim, a General Unsecured Claim or an Affiliate Guarantee Claim.

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1.50         IRS means the Internal Revenue Service.

1.51         ISDA means the International Swap Dealers Association.

1.52         ISDA Master Agreement means the 1992 or 2002 ISDA Master Agreement form.

1.53         Jointly Owned Litigation Claims means any Litigation Claims that may be, are or are asserted to be owned, either jointly or individually, by one or more of the Debtors.

1.54         LAMCO means the asset management company that will manage certain assets of the Debtors.

1.55         LB 745 means LB 745 LLC.

1.56         LB 2080 means LB 2080 Kalakaua Owners LLC.

1.57         LBB means Lehman Brothers Bankhaus AG (in Insolvenz).

1.58         LBCC means Lehman Brothers Commercial Corporation.

1.59         LBCCA means Lehman Brothers Commercial Corporation Asia Limited (in Liquidation).

1.60         LBCS means Lehman Brothers Commodities Services Inc.

1.61         LBDP means Lehman Brothers Derivatives Products Inc.

1.62         LB Finance means Lehman Brothers Finance AG (in liquidation) a/k/a/ Lehman Brothers Finance S.A. (in liquidation).

1.63         LBFP means Lehman Brothers Financial Products Inc.

1.64         LBHI means Lehman Brothers Holdings Inc.

1.65         LBHJ means Lehman Brothers Holdings Japan Inc.

1.66         LBI means Lehman Brothers Inc.

1.67         LBIE means Lehman Brothers International (Europe) (in Administration).

1.68         LBJ means Lehman Brothers Japan Inc.

1.69         LBL means Lehman Brothers Limited (in Administration)

1.70         LB Rose Ranch means LB Rose Ranch LLC.

1.71         LB Securities means Lehman Brothers Securities N.V.

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1.72         LBSF means Lehman Brothers Special Financing Inc.

1.73         LBT means Lehman Brothers Treasury Co. B.V.

1.74         LCPI means Lehman Commercial Paper Inc.

1.75         LS Finance means Lehman Scottish Finance L.P.

1.76         LOTC means Lehman Brothers OTC Derivatives Inc.

1.77         Lien shall have the meaning assigned to such term in section 101(37) of the Bankruptcy Code.

1.78         Litigation Claims means any and all Causes of Action held by a Debtor.

1.79         LUXCO means Luxembourg Residential Properties Loan Finance S.a.r.l.

1.80         Merit means Merit, LLC.

1.81         Ordinary Course Professional Order means the Order Pursuant to Sections 105(a), 327, 328, and 330 of the Bankruptcy Code Authorizing the Debtors to Employ Professionals Utilized in the Ordinary Course of Business, approved and entered by the Bankruptcy Court on November 5, 2008 [Docket No. 1394], as the same may be amended from time to time.

1.82         PAMI means PAMI Statler Arms LLC.

1.83         Permitted Third-Party Guarantee Claim means an Allowed Third-Party Guarantee Claim reduced to an amount equal to the product of (a) the amount of such Allowed Third-Party Guarantee Claim divided by the aggregate amount of all Allowed Third-Party Guarantee Claims corresponding to the Primary Obligor obligated for the Primary Claim and (b) the lesser of (i) the aggregate amount of all Allowed Third-Party Guarantee Claims corresponding to such Primary Obligor and (ii) the Third-Party Guarantee Class Maximum applicable to such Allowed Third-Party Guarantee Claim.

1.84         Plan Administrator means LBHI pursuant to the authority granted in Section 6.1 of the Plan.

1.85         Plan means the chapter 11 plans of the Debtors collectively, and (where specified herein) as to each of the Debtors, the chapter 11 plan for such Debtor, including, without limitation, the Plan Supplement and all exhibits, supplements, appendices, and schedules hereto, either in its present form or as the same may be altered, amended or modified from time to time.

1.86         Plan Supplement means the document containing the forms of documents specified in Section 14.3 of the Plan.

1.87         Preferred Somerset means LB Preferred Somerset LLC.

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1.88         Primary Claim means a Claim against a Primary Obligor for which a corresponding Third-Party Guarantee Claim has been asserted against LBHI.

1.89         Primary Obligor means an Affiliate of the Debtors that is identified on Schedule 4 to the Plan.

1.90         Priority Non-Tax Claim means any Claim, other than an Administrative Expense Claim or a Priority Tax Claim, entitled to priority in payment under section 507(a) of the Bankruptcy Code.

1.91         Priority Tax Claim means any Claim of a Governmental Unit of the kind entitled to priority in payment as specified in sections 502(i) and 507(a)(8) of the Bankruptcy Code.

1.92         Pro Rata Equity Share means the ratio (expressed as a percentage) of an Equity Interest in a Debtor to the aggregate amount of Equity Interests in such Debtor.

1.93         Pro Rata Senior Unsecured Claim Share means the ratio (expressed as a percentage) of (a) an Allowed Senior Unsecured Claim against LBHI to (b) the sum of the aggregated amounts of Allowed Senior Unsecured Claims and Disputed Senior Unsecured Claims.

1.94         Pro Rata Share means:

(a) in the case of LBHI, the ratio (expressed as a percentage) of (i) the amount of an Allowed Senior Unsecured Claim, Allowed General Unsecured Claim, Allowed Subordinated Unsecured Claim, Allowed Intercompany Claim, Permitted Third-Party Guarantee Claim or Allowed Affiliate Guarantee Claim against LBHI to (ii) the sum of (1) the aggregate amounts of Allowed Senior Unsecured Claims, Allowed General Unsecured Claims, Allowed Subordinated Unsecured Claims, Allowed Intercompany Claims, Permitted Third-Party Guarantee Claims, Allowed Affiliate Guarantee Claims, Disputed Senior Unsecured Claims, Disputed General Unsecured Claims, Disputed Subordinated Unsecured Claims and Disputed Intercompany Claims against LBHI and (2) the Third-Party Guarantee Class Maximum Balance, or

(b) in the case of each Subsidiary Debtor, the ratio (expressed as a percentage) of (i) the amount of an Allowed General Unsecured Claim or an Allowed Intercompany Claim against such Subsidiary Debtor to (ii) the sum of the aggregate amounts of Allowed General Unsecured Claims, Allowed Intercompany Claims, Disputed General Unsecured Claims and Disputed Intercompany Claims against such Subsidiary Debtor.

1.95         Reallocated Distribution means each Aggregate Subordinated Unsecured Claims Distribution that shall be distributed to holders of Allowed Senior Unsecured Claims against LBHI in accordance with Section 6.4.

1.96         Released Parties means, collectively, the Debtors, the Independent Directors, the Plan Administrator, the Creditors’ Committee, each current and former member of the Creditors’ Committee and, with respect to each of the foregoing, its respective officers, directors, managers, members, accountants, financial advisors, investment bankers, agents, restructuring advisors, attorneys,

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representatives or other professionals serving during the pendency of the Chapter 11 Cases (solely in their capacity as officers, directors, managers, members, accountants, financial advisors, investment bankers, agents, restructuring advisors, attorneys, representatives or other professionals serving during the pendency of the Chapter 11 Cases).

1.97         SASCO means Structured Asset Securities Corporation.

1.98         Schedule 5 Affiliates means the Primary Obligors that are identified on Schedule 5 to the Plan and shall be treated as a single Primary Obligor for all purposes under the Plan.

1.99         Schedules means the schedules of assets and liabilities and the statements of financial affairs filed by the Debtors as required by section 521 of the Bankruptcy Code and Bankruptcy Rule 1007, including any supplements or amendments thereto through the Confirmation Date.

1.100       Secured Claim means any Claim (a) to the extent reflected in the Schedules or upon a proof of claim as a Secured Claim, which is secured by a Lien on Collateral to the extent of the value of such Collateral, as determined in accordance with section 506(a) of the Bankruptcy Code or (b) that is subject to a valid right of setoff pursuant to section 553 of the Bankruptcy Code.

1.101       Senior Notes means, collectively, the various notes issued by LBHI as to which Bank of New York and Wilmington Trust Co. serve as indenture trustees.

1.102       Senior Unsecured Claim means any Claim against LBHI that has a right of priority in payment to Subordinated Unsecured Claims under the Subordinated Notes other than a Third-Party Guarantee Claim, an Affiliate Guarantee Claim and an Intercompany Claim against LBHI.

1.103       Somerset means LB Somerset LLC.

1.104       Stock Trading Restrictions Order means the Order Pursuant to Sections 105(a) and 362 of the Bankruptcy Code Approving Restrictions on Certain Transfers of Interests in the Debtors’ Estates and Establishing Notification Procedures Relating Thereto [Docket No. 1386], as the same may be amended from time to time.

1.105       Subordinated Notes means, collectively, (i) the 6.375% subordinated Deferrable Interest Debentures due 2052, issued pursuant to the Fourth Supplemental Indenture, dated as of March 17, 2003, between LBHI and JPMorgan Chase Bank, as trustee; (ii) the 6.375% Subordinated Deferrable Interest Debentures due October 2052, issued pursuant to the Fifth Supplemental Indenture, dated as of October 31, 2003, between LBHI and JPMorgan Chase Bank, as trustee; (iii) the 6.00% Subordinated Deferrable Interest Debentures due 2053, issued pursuant to the Sixth Supplemental Indenture, dated as of April 22, 2004, between LBHI and JPMorgan Chase Bank, as trustee; (iv) the 6.24% Subordinated Deferrable Interest Debentures due 2054, issued pursuant to the Seventh Supplemental Indenture, dated as of January 18, 2005, between LBHI and JPMorgan Chase Bank, as trustee; (v) the Floating Rate Junior Subordinated Deferrable Interest Debentures due 2035, issued pursuant to the Eighth Supplemental Indenture,

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dated as of August 19, 2005, between LBHI and JPMorgan Chase Bank, as trustee; (vi) the 5.75% Subordinated Notes due 2017, issued pursuant to the Ninth Supplemental Indenture, dated as of October 24, 2006, between LBHI and JPMorgan Chase Bank, as trustee; (vii)  the Fixed and Floating Rate Subordinated Notes Due 2032, issued pursuant to the Tenth Supplemental Indenture, dated as of May 1, 2007, between LBHI and JPMorgan Chase Bank, as trustee; (viii) the 5.707% Remarketable Junior Subordinated Debentures due 2043, issued pursuant to the Eleventh Supplemental Indenture, dated as of May 17, 2007, between LBHI and U.S. Bank National Association, as trustee; (ix) the Floating Rate Remarketable Junior Subordinated Debentures due 2043, issued pursuant to the Twelfth Supplemental Indenture, dated as of May 17, 2007, between LBHI and U.S. Bank National Association, as trustee; (x) the 6.50% Subordinated Notes Due 2017, issued pursuant to the Thirteenth Supplemental Indenture, dated as of July 19, 2007, between LBHI and The Bank of New York, as trustee; (xi) the 6.875% Subordinated Notes Due 2037, issued pursuant to the Fourteenth Supplemental Indenture, dated as of July 19, 2007, between LBHI and The Bank of New York, as trustee; (xii) the 6.75% Subordinated Notes Due 2017, issued pursuant to the Fifteenth Supplemental Indenture, dated as of December 21, 2007, between LBHI and The Bank of New York, as trustee; (xiii) the  7.50% Subordinated Notes Due 2038, issued pursuant to the Sixteenth Supplemental Indenture, dated as of May 9, 2008, between LBHI and The Bank of New York, as trustee; (xiv) the Fixed/Floating Rate Subordinated Notes due 2016 Series 5065, issued pursuant to a final term sheet dated as of September 26, 2006 under the Euro Medium-Term Note Program; (xv) the Floating Rate Subordinated Notes due 2037 Series EB17, issued pursuant to a final term sheet dated as of January 23, 2007 under the Euro Medium-Term Note Program; (xvi) the Fixed/Floating Rate Subordinated Notes due 2019 Series 6222, issued pursuant to the final term sheet dated as of February 14, 2007 under the Euro Medium-Term Note Program; and (xvii) the Fixed Rate Subordinated Notes, issued by LBHI on June 1, 2007, as described in the Lehman Brothers UK Capital Funding V LP Prospectus, dated as of May 30, 2007.

1.106       Subordinated Unsecured Claim means any Claim against LBHI arising under the Subordinated Notes.

1.107       Subsidiary Debtor means each of the Debtors other than LBHI.

1.108       Sunrise means Sunrise Finance Co., Ltd.

1.109       Third-Party Guarantee Claim means any Claim against LBHI asserted by a third-party that is not an Affiliate of the Debtors on the basis of a Guarantee.

1.110       Third-Party Guarantee Class Maximum means an amount equal to the sum of (a) the amounts set forth on Schedule 6, as applicable to each Class of Third-Party Guarantee Claims and (b) for each Eligible Class, an amount equal to the product of (i) the Third-Party Guarantee Class Maximum Balance and (ii) an amount equal to the quotient of (1) the difference between the aggregate amount of Allowed Third-Party Guarantee Claims in such Eligible Class less the amount set forth on Schedule 6 for such Eligible Class and (2) the difference between the aggregate amount of Allowed Third-Party Guarantee Claims in all Eligible Classes less the amount set forth on Schedule 6 for all such Eligible Classes.

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1.111       Third-Party Guarantee Class Maximum Balance means the difference between $94,138,000,000 less the aggregate amount of all Permitted Third-Party Guarantee Claims, if such difference is greater than zero.

Rules of Construction.  Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include both the singular and the plural and pronouns stated in the masculine, feminine, or neuter gender shall include the masculine, feminine, and neuter.  Unless otherwise specified, all section, article, schedule, or exhibit references in the Plan are to the respective Section in, Article of, Schedule to, or Exhibit to, the Plan.  The words “herein,” “hereof,” “hereto,” “hereunder,” and other words of similar import refer to the Plan as a whole and not to any particular section, subsection, or clause contained in the Plan.  The rules of construction contained in section 102 of the Bankruptcy Code shall apply to the construction of the Plan.  The headings in the Plan are for convenience of reference only and shall not limit or otherwise affect the provisions of the Plan.

ARTICLE II

Treatment of Administrative

Expense Claims and Priority Tax Claims

2.1           Administrative Expense Claims.  Except to the extent that a holder of an Allowed Administrative Expense Claim agrees to a less favorable treatment, each holder of an Allowed Administrative Expense Claim shall receive Cash from the Debtor obligated for the payment of such Allowed Administrative Expense Claim in an amount equal to the Allowed amount of such Administrative Expense Claim on the later of the Effective Date and the date such Administrative Expense Claim becomes an Allowed Administrative Expense Claim, or as soon thereafter as is practicable; provided, however, that Allowed Administrative Expense Claims representing liabilities incurred in the ordinary course of business by a Debtor or other obligations incurred by such Debtor shall be paid in full and performed by such Debtor in the ordinary course of business in accordance with the terms and subject to the conditions of any agreements governing, instruments evidencing, or other documents relating to such transactions.

2.2           Professional Compensation and Reimbursement Claims.  Other than a professional retained by the Debtors pursuant to the Ordinary Course Professional Order, any entity seeking an award of the Bankruptcy Court of compensation for services rendered and/or reimbursement of expenses incurred through and including the Effective Date under section 105(a), 363(b), 503(b)(2), 503(b)(3), 503(b)(4) or 503(b)(5) of the Bankruptcy Code shall (a) file its final application for allowance of such compensation and/or reimbursement by no later than the date that is 120 days after the Effective Date or such other date as may be fixed by the Bankruptcy Court, and (b) be paid by or on behalf of the Debtor in full and in Cash in the amounts Allowed upon (i) the date the order granting such award becomes a Final Order, or as soon thereafter as practicable, or (ii) such other terms as may be mutually agreed upon by the claimant and the Debtor obligated for the payment of such Allowed Claim.  The Debtors are authorized to pay compensation for professional services rendered and reimburse expenses incurred after the Effective Date in the ordinary course and without Bankruptcy Court approval.

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2.3           Priority Tax Claims.  Except to the extent that a holder of an Allowed Priority Tax Claim has been paid by a Debtor prior to the Effective Date or agrees to less favorable treatment, each holder of an Allowed Priority Tax Claim shall receive Cash from the Debtor obligated for the payment of such Allowed Priority Tax Claim in an amount equal to the Allowed amount of such Priority Tax Claim on the later of the Effective Date and the date such Priority Tax Claim becomes an Allowed Priority Tax Claim, or as soon thereafter as is practicable.

ARTICLE III

Classification Of Claims And Equity Interests

Claims against the Debtors, other than Administrative Expense Claims and Priority Tax Claims, and Equity Interests are classified for all purposes (unless otherwise specified), including voting and Distribution pursuant to the Plan, as follows:

3.1           LBHI

Class	Designation	Impairment	Entitlement to Vote

1	Priority Non-Tax Claims against LBHI	Impaired	Yes

2	Secured Claims against LBHI	Impaired	Yes

3	Senior Unsecured Claims	Impaired	Yes

4	General Unsecured Claims against LBHI	Impaired	Yes

5	Subordinated Unsecured Claims	Impaired	No (deemed to reject)

6	Intercompany Claims against LBHI	Impaired	Yes

7A	Third-Party Guarantee Claims for which LBSF is the Primary Obligor on the corresponding Primary Claims	Impaired	Yes

7B	Third-Party Guarantee Claims for which LBCS is the Primary Obligor on the corresponding Primary Claims	Impaired	Yes

7C	Third-Party Guarantee Claims for which LBCC is the Primary Obligor on the corresponding Primary Claims	Impaired	Yes

7D	Third-Party Guarantee Claims for which LOTC is the Primary Obligor on the corresponding Primary Claims	Impaired	Yes

7E	Third-Party Guarantee Claims for which LBDP is the Primary Obligor on the corresponding Primary Claims	Impaired	Yes

7F	Third-Party Guarantee Claims for which LCPI is the Primary Obligor on the corresponding Primary Claims	Impaired	Yes

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Class	Designation	Impairment	Entitlement to Vote

7G	Third-Party Guarantee Claims for which LBIE is the Primary Obligor on the corresponding Primary Claims	Impaired	Yes

7H	Third-Party Guarantee Claims for which LBL is the Primary Obligor on the corresponding Primary Claims	Impaired	Yes

7I	Third-Party Guarantee Claims for which LBT is the Primary Obligor on the corresponding Primary Claims	Impaired	Yes

7J	Third-Party Guarantee Claims for which LBB is the Primary Obligor on the corresponding Primary Claims	Impaired	Yes

7K	Third-Party Guarantee Claims for which LB Finance is the Primary Obligor on the corresponding Primary Claims	Impaired	Yes

7L	Third-Party Guarantee Claims for which LB Securities is the Primary Obligor on the corresponding Primary Claims	Impaired	Yes

7M	Third-Party Guarantee Claims for which LBJ is the Primary Obligor on the corresponding Primary Claims	Impaired	Yes

7N	Third-Party Guarantee Claims for which LBHJ is the Primary Obligor on the corresponding Primary Claims	Impaired	Yes

7O	Third-Party Guarantee Claims for which Sunrise is the Primary Obligor on the corresponding Primary Claims	Impaired	Yes

7P	Third-Party Guarantee Claims for which LBCCA is the Primary Obligor on the corresponding Primary Claims	Impaired	Yes

7Q	Third-Party Guarantee Claims for which LBI is the Primary Obligor on the corresponding Primary Claims	Impaired	Yes

7R	Third-Party Guarantee Claims for which a Schedule 5 Affiliate is the Primary Obligor on the corresponding Primary Claims	Impaired	Yes

8	Affiliate Guarantee Claims against LBHI	Impaired	Yes

9	Equity Interests in LBHI	Impaired	No (deemed to reject)

3.2           LCPI

Class	Designation	Impairment	Entitlement to Vote

1	Priority Non-Tax Claims against LCPI	Impaired	Yes

2	Secured Claims against LCPI	Impaired	Yes

3	General Unsecured Claims against LCPI	Impaired	Yes

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Class	Designation	Impairment	Entitlement to Vote

4	Intercompany Claims against LCPI	Impaired	Yes

5	Equity Interests in LCPI	Impaired	No (deemed to reject)

3.3           LBCS

Class	Designation	Impairment	Entitlement to Vote

1	Priority Non-Tax Claims against LBCS	Impaired	Yes

2	Secured Claims against LBCS	Impaired	Yes

3	General Unsecured Claims against LBCS	Impaired	Yes

4	Intercompany Claims against LBCS	Impaired	Yes

5	Equity Interests in LBCS	Impaired	No (deemed to reject)

3.4           LBSF

Class	Designation	Impairment	Entitlement to Vote

1	Priority Non-Tax Claims against LBSF	Impaired	Yes

2	Secured Claims against LBSF	Impaired	Yes

3	General Unsecured Claims against LBSF	Impaired	Yes

4	Intercompany Claims against LBSF	Impaired	Yes

5	Equity Interests in LBSF	Impaired	No (deemed to reject)

3.5           LOTC

Class	Designation	Impairment	Entitlement to Vote

1	Priority Non-Tax Claims against LOTC	Impaired	Yes

2	Secured Claims against LOTC	Impaired	Yes

3	General Unsecured Claims against LOTC	Impaired	Yes

4	Intercompany Claims against LOTC	Impaired	Yes

5	Equity Interests in LOTC	Impaired	No (deemed to reject)

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3.6           LBCC

Class	Designation	Impairment	Entitlement to Vote

1	Priority Non-Tax Claims against LBCC	Impaired	Yes

2	Secured Claims against LBCC	Impaired	Yes

3	General Unsecured Claims against LBCC	Impaired	Yes

4	Intercompany Claims against LBCC	Impaired	Yes

5	Equity Interests in LBCC	Impaired	No (deemed to reject)

3.7           LBDP

Class	Designation	Impairment	Entitlement to Vote

1	Priority Non-Tax Claims against LBDP	Impaired	Yes

2	Secured Claims against LBDP	Impaired	Yes

3	General Unsecured Claims against LBDP	Impaired	Yes

4	Intercompany Claims against LBDP	Impaired	Yes

5	Equity Interests in LBDP	Impaired	No (deemed to reject)

3.8           LBFP

Class	Designation	Impairment	Entitlement to Vote

1	Priority Non-Tax Claims against LBFP	Impaired	Yes

2	Secured Claims against LBFP	Impaired	Yes

3	General Unsecured Claims against LBFP	Impaired	Yes

4	Intercompany Claims against LBFP	Impaired	Yes

5	Equity Interests in LBFP	Impaired	No (deemed to reject)

3.9           LB 745

Class	Designation	Impairment	Entitlement to Vote

1	Priority Non-Tax Claims against LB 745	Impaired	Yes

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Class	Designation	Impairment	Entitlement to Vote

2	Secured Claims against LB 745	Impaired	Yes

3	General Unsecured Claims against LB 745	Impaired	Yes

4	Intercompany Claims against LB 745	Impaired	Yes

5	Equity Interests in LB 745	Impaired	No (deemed to reject)

3.10         PAMI

Class	Designation	Impairment	Entitlement to Vote

1	Priority Non-Tax Claims against PAMI	Impaired	Yes

2	Secured Claims against PAMI	Impaired	Yes

3	General Unsecured Claims against PAMI	Impaired	Yes

4	Intercompany Claims against PAMI	Impaired	Yes

5	Equity Interests in PAMI	Impaired	No (deemed to reject)

3.11         CES

Class	Designation	Impairment	Entitlement to Vote

1	Priority Non-Tax Claims against CES	Impaired	Yes

2	Secured Claims against CES	Impaired	Yes

3	General Unsecured Claims against CES	Impaired	Yes

4	Intercompany Claims against CES	Impaired	Yes

5	Equity Interests in CES	Impaired	No (deemed to reject)

3.12         CES V

Class	Designation	Impairment	Entitlement to Vote

1	Priority Non-Tax Claims against CES V	Impaired	Yes

2	Secured Claims against CES V	Impaired	Yes

3	General Unsecured Claims against CES V	Impaired	Yes

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Class	Designation	Impairment	Entitlement to Vote

4	Intercompany Claims against CES V	Impaired	Yes

5	Equity Interests in CES V	Impaired	No (deemed to reject)

3.13         CES IX

Class	Designation	Impairment	Entitlement to Vote

1	Priority Non-Tax Claims against CES IX	Impaired	Yes

2	Secured Claims against CES IX	Impaired	Yes

3	General Unsecured Claims against CES IX	Impaired	Yes

4	Intercompany Claims against CES IX	Impaired	Yes

5	Equity Interests in CES IX	Impaired	No (deemed to reject)

3.14         East Dover

Class	Designation	Impairment	Entitlement to Vote

1	Priority Non-Tax Claims against East Dover	Impaired	Yes

2	Secured Claims against East Dover	Impaired	Yes

3	General Unsecured Claims against East Dover	Impaired	Yes

4	Intercompany Claims against East Dover	Impaired	Yes

5	Equity Interests in East Dover	Impaired	No (deemed to reject)

3.15         LS Finance

Class	Designation	Impairment	Entitlement to Vote

1	Priority Non-Tax Claims against LS Finance	Impaired	Yes

2	Secured Claims against LS Finance	Impaired	Yes

3	General Unsecured Claims against LS Finance	Impaired	Yes

4	Intercompany Claims against LS Finance	Impaired	Yes

5	Equity Interests in LS Finance	Impaired	No (deemed to reject)

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3.16         LUXCO

Class	Designation	Impairment	Entitlement to Vote

1	Priority Non-Tax Claims against LUXCO	Impaired	Yes

2	Secured Claims against LUXCO	Impaired	Yes

3	General Unsecured Claims against LUXCO	Impaired	Yes

4	Intercompany Claims against LUXCO	Impaired	Yes

5	Equity Interests in LUXCO	Impaired	No (deemed to reject)

3.17         BNC

Class	Designation	Impairment	Entitlement to Vote

1	Priority Non-Tax Claims against BNC	Impaired	Yes

2	Secured Claims against BNC	Impaired	Yes

3	General Unsecured Claims against BNC	Impaired	Yes

4	Intercompany Claims against BNC	Impaired	Yes

5	Equity Interests in BNC	Impaired	No (deemed to reject)

3.18         LB Rose Ranch

Class	Designation	Impairment	Entitlement to Vote

1	Priority Non-Tax Claims against LB Rose Ranch	Impaired	Yes

2	Secured Claims against LB Rose Ranch	Impaired	Yes

3	General Unsecured Claims against LB Rose Ranch	Impaired	Yes

4	Intercompany Claims against LB Rose Ranch	Impaired	Yes

5	Equity Interests in LB Rose Ranch	Impaired	No (deemed to reject)

3.19         SASCO

Class	Designation	Impairment	Entitlement to Vote

1	Priority Non-Tax Claims against SASCO	Impaired	Yes

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Class	Designation	Impairment	Entitlement to Vote

2	Secured Claims against SASCO	Impaired	Yes

3	General Unsecured Claims against SASCO	Impaired	Yes

4	Intercompany Claims against SASCO	Impaired	Yes

5	Equity Interests in SASCO	Impaired	No (deemed to reject)

3.20         LB 2080

Class	Designation	Impairment	Entitlement to Vote

1	Priority Non-Tax Claims against LB 2080	Impaired	Yes

2	Secured Claims against LB 2080	Impaired	Yes

3	General Unsecured Claims against LB 2080	Impaired	Yes

4	Intercompany Claims against LB 2080	Impaired	Yes

5	Equity Interests in LB 2080	Impaired	No (deemed to reject)

3.21         Merit

Class	Designation	Impairment	Entitlement to Vote

1	Priority Non-Tax Claims against Merit	Impaired	Yes

2	Secured Claims against Merit	Impaired	Yes

3	General Unsecured Claims against Merit	Impaired	Yes

4	Intercompany Claims against Merit	Impaired	Yes

5	Equity Interests in Merit	Impaired	No (deemed to reject)

3.22         Preferred Somerset

Class	Designation	Impairment	Entitlement to Vote

1	Priority Non-Tax Claims against Preferred Somerset	Impaired	Yes

2	Secured Claims against Preferred Somerset	Impaired	Yes

3	General Unsecured Claims against Preferred Somerset	Impaired	Yes

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Class	Designation	Impairment	Entitlement to Vote

4	Intercompany Claims against Preferred Somerset	Impaired	Yes

5	Equity Interests in Preferred Somerset	Impaired	No (deemed to reject)

3.23      Somerset

Class	Designation	Impairment	Entitlement to Vote

1	Priority Non-Tax Claims against Somerset	Impaired	Yes

2	Secured Claims against Somerset	Impaired	Yes

3	General Unsecured Claims against Somerset	Impaired	Yes

4	Intercompany Claims against Somerset	Impaired	Yes

5	Equity Interests in Somerset	Impaired	No (deemed to reject)

ARTICLE IV

Treatment of Claims Against and Equity Interests in LBHI

4.1           LBHI Class 1 — Priority Non-Tax Claims against LBHI.

(a)   Impairment and Voting.  LBHI Class 1 is impaired by the Plan.  Each holder of an Allowed Priority Non-Tax Claim in LBHI Class 1 is entitled to vote to accept or reject the Plan.

(b)   Distributions.  Except to the extent that the holder of an Allowed Priority Non-Tax Claim in LBHI Class 1 agrees to less favorable treatment or has been paid by or on behalf of LBHI on account of such Priority Non-Tax Claim prior to the Effective Date, on the later of the Effective Date and the date such Priority Non-Tax Claim becomes an Allowed Priority Non-Tax Claim, or as soon thereafter as is practicable, each holder of an Allowed Priority Non-Tax Claim in LBHI Class 1 shall be paid by LBHI in Cash in an amount equal to the Allowed amount of such Priority Non-Tax Claim.

4.2           LBHI Class 2 — Secured Claims against LBHI.

(a)   Impairment and Voting.  LBHI Class 2 is impaired by the Plan.  Each holder of an Allowed Secured Claim in LBHI Class 2 is entitled to vote to accept or reject the Plan.

(b)   Distributions.  Except to the extent that the holder of an Allowed Secured Claim agrees to less favorable treatment, each holder of an Allowed Secured Claim in LBHI Class 2 shall be satisfied by, at the option of LBHI: (i) payment in Cash by LBHI in an amount equal to the Allowed amount of such Secured Claim on the later of the Effective Date and the date such Secured Claim becomes an Allowed Secured Claim; (ii) the sale or disposition proceeds of the Collateral securing such Allowed

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Secured Claim to the extent of the value of the Collateral securing such Allowed Secured Claim; (iii) surrender to the holder of such Allowed Secured Claim of the Collateral securing such Allowed Secured Claim; or (iv) such treatment that leaves unaltered the legal, equitable, and contractual rights to which the holder of the Allowed Secured Claim is entitled.  In the event an Allowed Secured Claim is treated under clause (i) or (ii) above, the Liens securing such Claim shall be deemed released and extinguished without further order of the Bankruptcy Court.

4.3           LBHI Class 3 — Senior Unsecured Claims against LBHI.

(a)   Impairment and Voting.  LBHI Class 3 is impaired by the Plan.  Each holder of an Allowed Senior Unsecured Claim in LBHI Class 3 is entitled to vote to accept or reject the Plan.

(b)   Distributions.  Each holder of an Allowed Senior Unsecured Claim in LBHI Class 3 shall receive (i) its Pro Rata Share of Available Cash from LBHI, and (ii) its Pro Rata Senior Unsecured Claim Share of Reallocated Distributions.

4.4           LBHI Class 4 — General Unsecured Claims against LBHI.

(a)   Impairment and Voting.  LBHI Class 4 is impaired by the Plan.  Each holder of an Allowed General Unsecured Claim in LBHI Class 4 is entitled to vote to accept or reject the Plan.

(b)   Distributions.  Each holder of an Allowed General Unsecured Claim in LBHI Class 4 shall receive its Pro Rata Share of Available Cash from LBHI.

4.5           LBHI Class 5 — Subordinated Unsecured Claims against LBHI.

(a)   Impairment and Voting.  LBHI Class 5 is impaired by the Plan.  Each holder of an Allowed Subordinated Unsecured Claim in LBHI Class 5 is deemed to have rejected the Plan and is not entitled to vote to accept or reject the Plan.

(b)   Distributions.  Holders of Allowed Subordinated Unsecured Claims against LBHI shall not receive any Distributions on account of such Subordinated Unsecured Claims unless and until all holders of Allowed Senior Unsecured Claims are fully satisfied in the Allowed amount of such Senior Unsecured Claims, in which case each holder of an Allowed Subordinated Unsecured Claim shall receive its Pro Rata Share of Available Cash from LBHI.

4.6           LBHI Class 6 — Intercompany Claims against LBHI.

(a)   Impairment and Voting.  LBHI Class 6 is impaired by the Plan.  Each holder of an Allowed Intercompany Claim in LBHI Class 6 is entitled to vote to accept or reject the Plan.

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(b)   LBT Intercompany Claims.  The Intercompany Claim against LBHI held by LBT shall be Allowed in an aggregate amount equal to 50% of the net amount owed by LBHI to LBT as recorded on the books and records of LBHI and LBT as of September 14, 2008.

(c)   Distributions.  Each holder of an Allowed Intercompany Claim in LBHI Class 6 shall receive its Pro Rata Share of Available Cash from LBHI.

4.7           LBHI Classes 7A through 7R — Third-Party Guarantee Claims against LBHI.

(a)   Separate Classes and Treatment.  LBHI Classes 7A through 7R are separate independent Classes, as set forth in Article III of the Plan, but are described together in this Section 4.7 of the Plan.

(b)   Impairment and Voting.  LBHI Classes 7A through 7R are impaired by the Plan.  Each holder of an Allowed Third-Party Guarantee Claim in LBHI Classes 7A through 7R is entitled to vote to accept or reject the Plan in its respective Class.

(c)   Participation in Distributions.  Each holder of an Allowed Third-Party Guarantee Claim in LBHI Classes 7A through 7R shall participate in all Distributions under the Plan solely on the basis of its Permitted Third-Party Guarantee Claim.

(d)   Distributions.  Each holder of a Permitted Third-Party Guarantee Claim in LBHI Classes 7A through 7R shall receive its Pro Rata Share of Available Cash from LBHI; provided, however, that in no event shall a holder of an Allowed Third-Party Guarantee Claim be entitled to a total recovery on such Allowed Third-Party Guarantee Claim and Primary Claim of more than 100% of the Allowed amount of such Primary Claim.

4.8           LBHI Class 8 —Affiliate Guarantee Claims against LBHI.

(a)   Impairment and Voting.  LBHI Class 8 is impaired by the Plan.  Each holder of an Allowed Affiliate Guarantee Claim in LBHI Class 8 is entitled to vote to accept or reject the Plan.

(b)   Allowance.  The aggregate amount of all Allowed Affiliate Guarantee Claims shall be equal to $21,186,000,000.  Within a period of 6 months after the Effective Date, the Plan Administrator shall review and consult with holders of Affiliate Guarantee Claims as necessary and propose an allocation of $21,186,000,000 to each holder of an Affiliate Guarantee Claim.  If the proposed allocation is accepted by holders of at least two-thirds in amount of Allowed Affiliate Guarantee Claims and more than one-half in number of holders of such Allowed Claims within 30 days, such allocation shall be binding on all holders of Allowed Affiliate Guarantee Claims.  If such proposal is not accepted, the allocation of the total $21,186,000,000 among the holders of Allowed Affiliate Guarantee Claim shall be determined by the Bankruptcy Court.

(c)   Distributions. Subject to subsection (b) above, each holder of an Allowed Affiliate Guarantee Claim in LBHI Class 8 shall receive its Pro Rata Share of Available Cash from LBHI.

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4.9           LBHI Class 9 — Equity Interests in LBHI.

(a)   Impairment and Voting.  LBHI Class 9 is impaired by the Plan.  Each holder of an Equity Interest in LBHI Class 9 is not entitled to vote to accept or reject the Plan and is conclusively deemed to have rejected the Plan.

(b)   Distributions.  On the Effective Date, all Equity Interests in LBHI shall be cancelled and one new share of LBHI’s common stock shall be issued to the Plan Administrator which will hold such share for the benefit of the holders of such former Equity Interests consistent with their former economic entitlements; provided, however, that the Plan Administrator may not exercise any voting rights appurtenant thereto in conflict with Article VII of the Plan.  Each holder of an Equity Interest in LBHI shall neither receive nor retain any property or interest in property on account of such Equity Interests; provided, however, that in the event that all Allowed Claims in LBHI Classes 1 through 8 have been satisfied in full in accordance with the Bankruptcy Code and the Plan, each holder of an Equity Interest in LBHI may receive its Pro Rata Equity Share of any remaining assets of LBHI consistent with such holder’s rights of priority of payment existing immediately prior to the Commencement Date.  The rights of the holders of former Equity Interests in LBHI shall be nontransferable.  On or promptly after the Effective Date, the Plan Administrator shall file with the Securities and Exchange Commission a Form 15 for the purpose of terminating the registration of any of its publicly traded securities.  Unless otherwise determined by the Plan Administrator, on the date that LBHI’s Chapter 11 Case is closed in accordance with Section 6.6 of the Plan, all such former Equity Interests in LBHI shall be deemed cancelled and of no force and effect provided that such cancellation does not adversely impact the Debtors’ estates.

ARTICLE V

Treatment of Claims Against and Equity Interests in Subsidiary Debtors

5.1           LCPI Class 1 — Priority Non-Tax Claims against LCPI.

(a)   Impairment and Voting.  LCPI Class 1 is impaired by the Plan.  Each holder of an Allowed Priority Non-Tax Claim in LCPI Class 1 is entitled to vote to accept or reject the Plan.

(b)   Distributions.  Except to the extent that the holder of an Allowed Priority Non-Tax Claim in LCPI Class 1 agrees to less favorable treatment or has been paid by or on behalf of LCPI on account of such Allowed Priority Non-Tax Claim prior to the Effective Date, on the later of the Effective Date and the date such Priority Non-Tax Claim becomes an Allowed Priority Non-Tax Claim, or as soon thereafter as is practicable, each holder of an Allowed Priority Non-Tax Claim shall be paid by LCPI in Cash in an amount equal to the Allowed amount of such Priority Non-Tax Claim.

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5.2           LCPI Class 2 — Secured Claims against LCPI.

(a)   Impairment and Voting.  LCPI Class 2 is impaired by the Plan.  Each holder of an Allowed Secured Claim in LCPI Class 2 is entitled to vote to accept or reject the Plan.

(b)   Distributions.  Except to the extent that the holder of an Allowed Secured Claim agrees to less favorable treatment, each holder of an Allowed Secured Claim in LCPI Class 2 shall be satisfied by, at the option of LCPI: (i) payment in Cash by LCPI in an amount equal to the Allowed amount of such Secured Claim on the later of the Effective Date and the date such Secured Claim becomes an Allowed Secured Claim; (ii) the sale or disposition proceeds of the Collateral securing such Allowed Secured Claim to the extent of the value of the Collateral securing such Allowed Secured Claim; (iii) surrender to the holder of such Allowed Secured Claim of the Collateral securing such Allowed Secured Claim; or (iv) such treatment that leaves unaltered the legal, equitable, and contractual rights to which the holder of the Allowed Secured Claim is entitled.  In the event an Allowed Secured Claim is treated under clause (i) or (ii) above, the Liens securing such Claim shall be deemed released and extinguished without further order of the Bankruptcy Court.

5.3           LCPI Class 3 — General Unsecured Claims against LCPI.

(a)   Impairment and Voting.  LCPI Class 3 is impaired by the Plan.  Each holder of an Allowed General Unsecured Claim in LCPI Class 3 is entitled to vote to accept or reject the Plan.

(b)   Distributions.  Each holder of an Allowed General Unsecured Claim in LCPI Class 3 shall receive its Pro Rata Share of Available Cash from LCPI.

5.4           LCPI Class 4 — Intercompany Claims against LCPI.

(a)   Impairment and Voting.  LCPI Class 4 is impaired by the Plan.  Each holder of an Allowed Intercompany Claim in LCPI Class 4 is entitled to vote to accept or reject the Plan.

(b)   Distributions.  Each holder of an Allowed Intercompany Claim in LCPI Class 4 shall receive its Pro Rata Share of Available Cash from LCPI.

5.5           LCPI Class 5 — Equity Interests in LCPI.

(a)   Impairment and Voting.  LCPI Class 5 is impaired by the Plan.  Each holder of an Equity Interest in LCPI Class 5 is not entitled to vote to accept or reject the Plan and is conclusively deemed to have rejected the Plan.

(b)   Distributions.  Equity Interests in LCPI shall be cancelled if and when LCPI is dissolved in accordance with Section 7.4 of the Plan. Each holder of an Equity Interest in LCPI shall neither receive nor retain any property or interest in property on account of such Equity Interests thereafter; provided, however, that in the event that all Allowed Claims against LCPI have been satisfied in full in accordance with the Bankruptcy Code and the Plan, each holder of an Equity Interest in LCPI may receive its

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Pro Rata Equity Share of any remaining assets in LCPI.

5.6           LBCS Class 1 — Priority Non-Tax Claims against LBCS.

(a)   Impairment and Voting.  LBCS Class 1 is impaired by the Plan.  Each holder of an Allowed Priority Non-Tax Claim in LBCS Class 1 is entitled to vote to accept or reject the Plan.

(b)   Distributions.  Except to the extent that the holder of an Allowed Priority Non-Tax Claim in LBCS Class 1 agrees to less favorable treatment or has been paid by or on behalf of LBCS on account of such Allowed Priority Non-Tax Claim prior to the Effective Date, on the later of the Effective Date and the date such Priority Non-Tax Claim becomes an Allowed Priority Non-Tax Claim, or as soon thereafter as is practicable, each holder of an Allowed Priority Non-Tax Claim shall be paid by LBCS in Cash in an amount equal to the Allowed amount of such Priority Non-Tax Claim.

5.7           LBCS Class 2 — Secured Claims against LBCS.

(a)   Impairment and Voting.  LBCS Class 2 is impaired by the Plan.  Each holder of an Allowed Secured Claim in LBCS Class 2 is entitled to vote to accept or reject the Plan.

(b)   Distributions.  Except to the extent that the holder of an Allowed Secured Claim agrees to less favorable treatment, each holder of an Allowed Secured Claim in LBCS Class 2 shall be satisfied by, at the option of LBCS: (i) payment in Cash by LBCS in an amount equal to the Allowed amount of such Secured Claim on the later of the Effective Date and the date such Secured Claim becomes an Allowed Secured Claim; (ii) the sale or disposition proceeds of the Collateral securing such Allowed Secured Claim to the extent of the value of the Collateral securing such Allowed Secured Claim; (iii) surrender to the holder of such Allowed Secured Claim of the Collateral securing such Allowed Secured Claim; or (iv) such treatment that leaves unaltered the legal, equitable, and contractual rights to which the holder of the Allowed Secured Claim is entitled.  In the event an Allowed Secured Claim is treated under clause (i) or (ii) above, the Liens securing such Claim shall be deemed released and extinguished without further order of the Bankruptcy Court.

5.8           LBCS Class 3 — General Unsecured Claims against LBCS.

(a)   Impairment and Voting.  LBCS Class 3 is impaired by the Plan.  Each holder of an Allowed General Unsecured Claim in LBCS Class 3 is entitled to vote to accept or reject the Plan.

(b)   Distributions.  Each holder of an Allowed General Unsecured Claim in LBCS Class 3 shall receive its Pro Rata Share of Available Cash from LBCS.

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5.9           LBCS Class 4 — Intercompany Claims against LBCS.

(a)   Impairment and Voting.  LBCS Class 4 is impaired by the Plan.  Each holder of an Allowed Intercompany Claim in LBCS Class 4 is entitled to vote to accept or reject the Plan.

(b)   Distributions.  Each holder of an Allowed Intercompany Claim in LBCS Class 4 shall receive its Pro Rata Share of Available Cash from LBCS.

5.10         LBCS Class 5 — Equity Interests in LBCS.

(a)   Impairment and Voting.  LBCS Class 5 is impaired by the Plan.  Each holder of an Equity Interest in LBCS Class 5 is not entitled to vote to accept or reject the Plan and is conclusively deemed to have rejected the Plan.

(b)   Distributions.  Equity Interests in LBCS shall be cancelled if and when LBCS is dissolved in accordance with Section 7.4 of the Plan. Each holder of an Equity Interest in LBCS shall neither receive nor retain any property or interest in property on account of such Equity Interests thereafter; provided, however, that in the event that all Allowed Claims against LBCS have been satisfied in full in accordance with the Bankruptcy Code and the Plan, each holder of an Equity Interest in LBCS may receive its Pro Rata Equity Share of any remaining assets in LBCS.

5.11         LBSF Class 1 — Priority Non-Tax Claims against LBSF.

(a)   Impairment and Voting.  LBSF Class 1 is impaired by the Plan.  Each holder of an Allowed Priority Non-Tax Claim in LBSF Class 1 is entitled to vote to accept or reject the Plan.

(b)   Distributions.  Except to the extent that the holder of an Allowed Priority Non-Tax Claim in LBSF Class 1 agrees to less favorable treatment or has been paid by or on behalf of LBSF on account of such Allowed Priority Non-Tax Claim prior to the Effective Date, on the later of the Effective Date and the date such Priority Non-Tax Claim becomes an Allowed Priority Non-Tax Claim, or as soon thereafter as is practicable, each holder of an Allowed Priority Non-Tax Claim shall be paid by LBSF in Cash in an amount equal to the Allowed amount of such Priority Non-Tax Claim.

5.12         LBSF Class 2 — Secured Claims against LBSF.

(a)   Impairment and Voting.  LBSF Class 2 is impaired by the Plan.  Each holder of an Allowed Secured Claim in LBSF Class 2 is entitled to vote to accept or reject the Plan.

(b)   Distributions.  Except to the extent that the holder of an Allowed Secured Claim agrees to less favorable treatment, each holder of an Allowed Secured Claim in LBSF Class 2 shall be satisfied by, at the option of LBSF: (i) payment in Cash by LBSF in an amount equal to the Allowed amount of such Secured Claim on the later of the Effective Date and the date such Secured Claim becomes an Allowed Secured Claim; (ii) the sale or disposition proceeds of the Collateral securing such Allowed

26

Secured Claim to the extent of the value of the Collateral securing such Allowed Secured Claim; (iii) surrender to the holder of such Allowed Secured Claim of the Collateral securing such Allowed Secured Claim; or (iv) such treatment that leaves unaltered the legal, equitable, and contractual rights to which the holder of the Allowed Secured Claim is entitled.  In the event an Allowed Secured Claim is treated under clause (i) or (ii) above, the Liens securing such Claim shall be deemed released and extinguished without further order of the Bankruptcy Court.

5.13         LBSF Class 3 — General Unsecured Claims against LBSF.

(a)   Impairment and Voting.  LBSF Class 3 is impaired by the Plan.  Each holder of an Allowed General Unsecured Claim in LBSF Class 3 is entitled to vote to accept or reject the Plan.

(b)   Distributions.  Each holder of an Allowed General Unsecured Claim in LBSF Class 3 shall receive its Pro Rata Share of Available Cash from LBSF.

5.14         LBSF Class 4 — Intercompany Claims against LBSF.

(a)   Impairment and Voting.  LBSF Class 4 is impaired by the Plan.  Each holder of an Allowed Intercompany Claim in LBSF Class 4 is entitled to vote to accept or reject the Plan.

(b)   Distributions.  Each holder of an Allowed Intercompany Claim in LBSF Class 4 shall receive its Pro Rata Share of Available Cash from LBSF.

5.15         LBSF Class 5 — Equity Interests in LBSF.

(a)   Impairment and Voting.  LBSF Class 5 is impaired by the Plan.  Each holder of an Equity Interest in LBSF Class 5 is not entitled to vote to accept or reject the Plan and is conclusively deemed to have rejected the Plan.

(b)   Distributions.  Equity Interests in LBSF shall be cancelled if and when LBSF is dissolved in accordance with Section 7.4 of the Plan. Each holder of an Equity Interest in LBSF shall neither receive nor retain any property or interest in property on account of such Equity Interests thereafter; provided, however, that in the event that all Allowed Claims against LBSF have been satisfied in full in accordance with the Bankruptcy Code and the Plan, each holder of an Equity Interest in LBSF may receive its Pro Rata Equity Share of any remaining assets in LBSF.

5.16         LOTC Class 1 — Priority Non-Tax Claims against LOTC.

(a)   Impairment and Voting.  LOTC Class 1 is impaired by the Plan.  Each holder of an Allowed Priority Non-Tax Claim in LOTC Class 1 is entitled to vote to accept or reject the Plan.

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(b)   Distributions.  Except to the extent that the holder of an Allowed Priority Non-Tax Claim in LOTC Class 1 agrees to less favorable treatment or has been paid by or on behalf of LOTC on account of such Allowed Priority Non-Tax Claim prior to the Effective Date, on the later of the Effective Date and the date such Priority Non-Tax Claim becomes an Allowed Priority Non-Tax Claim, or as soon thereafter as is practicable, each holder of an Allowed Priority Non-Tax Claim shall be paid by LOTC in Cash in an amount equal to the Allowed amount of such Priority Non-Tax Claim.

5.17         LOTC Class 2 — Secured Claims against LOTC.

(a)   Impairment and Voting.  LOTC Class 2 is impaired by the Plan.  Each holder of an Allowed Secured Claim in LOTC Class 2 is entitled to vote to accept or reject the Plan.

(b)   Distributions.  Except to the extent that the holder of an Allowed Secured Claim agrees to less favorable treatment, each holder of an Allowed Secured Claim in LOTC Class 2 shall be satisfied by, at the option of LOTC: (i) payment in Cash by LOTC in an amount equal to the Allowed amount of such Secured Claim on the later of the Effective Date and the date such Secured Claim becomes an Allowed Secured Claim; (ii) the sale or disposition proceeds of the Collateral securing such Allowed Secured Claim to the extent of the value of the Collateral securing such Allowed Secured Claim; (iii) surrender to the holder of such Allowed Secured Claim of the Collateral securing such Allowed Secured Claim; or (iv) such treatment that leaves unaltered the legal, equitable, and contractual rights to which the holder of the Allowed Secured Claim is entitled.  In the event an Allowed Secured Claim is treated under clause (i) or (ii) above, the Liens securing such Claim shall be deemed released and extinguished without further order of the Bankruptcy Court.

5.18         LOTC Class 3 — General Unsecured Claims against LOTC.

(a)   Impairment and Voting.  LOTC Class 3 is impaired by the Plan.  Each holder of an Allowed General Unsecured Claim in LOTC Class 3 is entitled to vote to accept or reject the Plan.

(b)   Distributions.  Each holder of an Allowed General Unsecured Claim in LOTC Class 3 shall receive its Pro Rata Share of Available Cash from LOTC.

5.19         LOTC Class 4 — Intercompany Claims against LOTC.

(a)   Impairment and Voting.  LOTC Class 4 is impaired by the Plan.  Each holder of an Allowed Intercompany Claim in LOTC Class 4 is entitled to vote to accept or reject the Plan.

(b)   Distributions.  Each holder of an Allowed Intercompany Claim in LOTC Class 4 shall receive its Pro Rata Share of Available Cash from LOTC.

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5.20         LOTC Class 5 — Equity Interests in LOTC.

(a)   Impairment and Voting.  LOTC Class 5 is impaired by the Plan.  Each holder of an Equity Interest in LOTC Class 5 is not entitled to vote to accept or reject the Plan and is conclusively deemed to have rejected the Plan.

(b)   Distributions.  Equity Interests in LOTC shall be cancelled if and when LOTC is dissolved in accordance with Section 7.4 of the Plan. Each holder of an Equity Interest in LOTC shall neither receive nor retain any property or interest in property on account of such Equity Interests thereafter; provided, however, that in the event that all Allowed Claims against LOTC have been satisfied in full in accordance with the Bankruptcy Code and the Plan, each holder of an Equity Interest in LOTC may receive its Pro Rata Equity Share of any remaining assets in LOTC.

5.21         LBCC Class 1 — Priority Non-Tax Claims against LBCC.

(a)   Impairment and Voting.  LBCC Class 1 is impaired by the Plan.  Each holder of an Allowed Priority Non-Tax Claim in LBCC Class 1 is entitled to vote to accept or reject the Plan.

(b)   Distributions.  Except to the extent that the holder of an Allowed Priority Non-Tax Claim in LBCC Class 1 agrees to less favorable treatment or has been paid by or on behalf of LBCC on account of such Allowed Priority Non-Tax Claim prior to the Effective Date, on the later of the Effective Date and the date such Priority Non-Tax Claim becomes an Allowed Priority Non-Tax Claim, or as soon thereafter as is practicable, each holder of an Allowed Priority Non-Tax Claim shall be paid by LBCC in Cash in an amount equal to the Allowed amount of such Priority Non-Tax Claim.

5.22         LBCC Class 2 — Secured Claims against LBCC.

(a)   Impairment and Voting.  LBCC Class 2 is impaired by the Plan.  Each holder of an Allowed Secured Claim in LBCC Class 2 is entitled to vote to accept or reject the Plan.

(b)   Distributions.  Except to the extent that the holder of an Allowed Secured Claim agrees to less favorable treatment, each holder of an Allowed Secured Claim in LBCC Class 2 shall be satisfied by, at the option of LBCC: (i) payment in Cash by LBCC in an amount equal to the Allowed amount of such Secured Claim on the later of the Effective Date and the date such Secured Claim becomes an Allowed Secured Claim; (ii) the sale or disposition proceeds of the Collateral securing such Allowed Secured Claim to the extent of the value of the Collateral securing such Allowed Secured Claim; (iii) surrender to the holder of such Allowed Secured Claim of the Collateral securing such Allowed Secured Claim; or (iv) such treatment that leaves unaltered the legal, equitable, and contractual rights to which the holder of the Allowed Secured Claim is entitled.  In the event an Allowed Secured Claim is treated under clause (i) or (ii) above, the Liens securing such Claim shall be deemed released and extinguished without further order of the Bankruptcy Court.

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5.23         LBCC Class 3 — General Unsecured Claims against LBCC.

(a)   Impairment and Voting.  LBCC Class 3 is impaired by the Plan.  Each holder of an Allowed General Unsecured Claim in LBCC Class 3 is entitled to vote to accept or reject the Plan.

(b)   Distributions.  Each holder of an Allowed General Unsecured Claim in LBCC Class 3 shall receive its Pro Rata Share of Available Cash from LBCC.

5.24         LBCC Class 4 — Intercompany Claims against LBCC.

(a)   Impairment and Voting.  LBCC Class 4 is impaired by the Plan.  Each holder of an Allowed Intercompany Claim in LBCC Class 4 is entitled to vote to accept or reject the Plan.

(b)   Distributions.  Each holder of an Allowed Intercompany Claim in LBCC Class 4 shall receive its Pro Rata Share of Available Cash from LBCC.

5.25         LBCC Class 5 — Equity Interests in LBCC.

(a)   Impairment and Voting.  LBCC Class 5 is impaired by the Plan.  Each holder of an Equity Interest in LBCC Class 5 is not entitled to vote to accept or reject the Plan and is conclusively deemed to have rejected the Plan.

(b)   Distributions.  Equity Interests in LBCC shall be cancelled if and when LBCC is dissolved in accordance with Section 7.4 of the Plan. Each holder of an Equity Interest in LBCC shall neither receive nor retain any property or interest in property on account of such Equity Interests thereafter; provided, however, that in the event that all Allowed Claims against LBCC have been satisfied in full in accordance with the Bankruptcy Code and the Plan, each holder of an Equity Interest in LBCC may receive its Pro Rata Equity Share of any remaining assets in LBCC.

5.26         LBDP Class 1 — Priority Non-Tax Claims against LBDP.

(a)   Impairment and Voting.  LBDP Class 1 is impaired by the Plan.  Each holder of an Allowed Priority Non-Tax Claim in LBDP Class 1 is entitled to vote to accept or reject the Plan.

(b)   Distributions.  Except to the extent that the holder of an Allowed Priority Non-Tax Claim in LBDP Class 1 agrees to less favorable treatment or has been paid by or on behalf of LBDP on account of such Allowed Priority Non-Tax Claim prior to the Effective Date, on the later of the Effective Date and the date such Priority Non-Tax Claim becomes an Allowed Priority Non-Tax Claim, or as soon thereafter as is practicable, each holder of an Allowed Priority Non-Tax Claim shall be paid by LBDP in Cash in an amount equal to the Allowed amount of such Priority Non-Tax Claim.

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5.27         LBDP Class 2 — Secured Claims against LBDP.

(a)   Impairment and Voting.  LBDP Class 2 is impaired by the Plan.  Each holder of an Allowed Secured Claim in LBDP Class 2 is entitled to vote to accept or reject the Plan.

(b)   Distributions.  Except to the extent that the holder of an Allowed Secured Claim agrees to less favorable treatment, each holder of an Allowed Secured Claim in LBDP Class 2 shall be satisfied by, at the option of LBDP: (i) payment in Cash by LBDP in an amount equal to the Allowed amount of such Secured Claim on the later of the Effective Date and the date such Secured Claim becomes an Allowed Secured Claim; (ii) the sale or disposition proceeds of the Collateral securing such Allowed Secured Claim to the extent of the value of the Collateral securing such Allowed Secured Claim; (iii) surrender to the holder of such Allowed Secured Claim of the Collateral securing such Allowed Secured Claim; or (iv) such treatment that leaves unaltered the legal, equitable, and contractual rights to which the holder of the Allowed Secured Claim is entitled.  In the event an Allowed Secured Claim is treated under clause (i) or (ii) above, the Liens securing such Claim shall be deemed released and extinguished without further order of the Bankruptcy Court.

5.28         LBDP Class 3 — General Unsecured Claims against LBDP.

(a)   Impairment and Voting.  LBDP Class 3 is impaired by the Plan.  Each holder of an Allowed General Unsecured Claim in LBDP Class 3 is entitled to vote to accept or reject the Plan.

(b)   Distributions.  Each holder of an Allowed General Unsecured Claim in LBDP Class 3 shall receive its Pro Rata Share of Available Cash from LBDP.

5.29         LBDP Class 4 — Intercompany Claims against LBDP.

(a)   Impairment and Voting.  LBDP Class 4 is impaired by the Plan.  Each holder of an Allowed Intercompany Claim in LBDP Class 4 is entitled to vote to accept or reject the Plan.

(b)   Distributions.  Each holder of an Allowed Intercompany Claim in LBDP Class 4 shall receive its Pro Rata Share of Available Cash from LBDP.

5.30         LBDP Class 5 — Equity Interests in LBDP.

(a)   Impairment and Voting.  LBDP Class 5 is impaired by the Plan.  Each holder of an Equity Interest in LBDP Class 5 is not entitled to vote to accept or reject the Plan and is conclusively deemed to have rejected the Plan.

(b)   Distributions.  Equity Interests in LBDP shall be cancelled if and when LBDP is dissolved in accordance with Section 7.4 of the Plan. Each holder of an Equity Interest in LBDP shall neither receive nor retain any property or interest in property on account of such Equity Interests thereafter; provided, however, that in the event that all Allowed Claims against LBDP have been satisfied in full in accordance with the Bankruptcy Code and the Plan, each holder of an Equity Interest in LBDP may receive its Pro

31

Rata Equity Share of any remaining assets in LBDP.

5.31         LBFP Class 1 — Priority Non-Tax Claims against LBFP.

(a)   Impairment and Voting.  LBFP Class 1 is impaired by the Plan.  Each holder of an Allowed Priority Non-Tax Claim in LBFP Class 1 is entitled to vote to accept or reject the Plan.

(b)   Distributions.  Except to the extent that the holder of an Allowed Priority Non-Tax Claim in LBFP Class 1 agrees to less favorable treatment or has been paid by or on behalf of LBFP on account of such Allowed Priority Non-Tax Claim prior to the Effective Date, on the later of the Effective Date and the date such Priority Non-Tax Claim becomes an Allowed Priority Non-Tax Claim, or as soon thereafter as is practicable, each holder of an Allowed Priority Non-Tax Claim shall be paid by LBFP in Cash in an amount equal to the Allowed amount of such Priority Non-Tax Claim.

5.32         LBFP Class 2 — Secured Claims against LBFP.

(a)   Impairment and Voting.  LBFP Class 2 is impaired by the Plan.  Each holder of an Allowed Secured Claim in LBFP Class 2 is entitled to vote to accept or reject the Plan.

(b)   Distributions.  Except to the extent that the holder of an Allowed Secured Claim agrees to less favorable treatment, each holder of an Allowed Secured Claim in LBFP Class 2 shall be satisfied by, at the option of LBFP: (i) payment in Cash by LBFP in an amount equal to the Allowed amount of such Secured Claim on the later of the Effective Date and the date such Secured Claim becomes an Allowed Secured Claim; (ii) the sale or disposition proceeds of the Collateral securing such Allowed Secured Claim to the extent of the value of the Collateral securing such Allowed Secured Claim; (iii) surrender to the holder of such Allowed Secured Claim of the Collateral securing such Allowed Secured Claim; or (iv) such treatment that leaves unaltered the legal, equitable, and contractual rights to which the holder of the Allowed Secured Claim is entitled.  In the event an Allowed Secured Claim is treated under clause (i) or (ii) above, the Liens securing such Claim shall be deemed released and extinguished without further order of the Bankruptcy Court.

5.33         LBFP Class 3 — General Unsecured Claims against LBFP.

(a)   Impairment and Voting.  LBFP Class 3 is impaired by the Plan.  Each holder of an Allowed General Unsecured Claim in LBFP Class 3 is entitled to vote to accept or reject the Plan.

(b)   Distributions.  Each holder of an Allowed General Unsecured Claim in LBFP Class 3 shall receive its Pro Rata Share of Available Cash from LBFP.

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5.34         LBFP Class 4 — Intercompany Claims against LBFP.

(a)   Impairment and Voting.  LBFP Class 4 is impaired by the Plan.  Each holder of an Allowed Intercompany Claim in LBFP Class 4 is entitled to vote to accept or reject the Plan.

(b)   Distributions.  Each holder of an Allowed Intercompany Claim in LBFP Class 4 shall receive its Pro Rata Share of Available Cash from LBFP.

5.35         LBFP Class 5 — Equity Interests in LBFP.

(a)   Impairment and Voting.  LBFP Class 5 is impaired by the Plan.  Each holder of an Equity Interest in LBFP Class 5 is not entitled to vote to accept or reject the Plan and is conclusively deemed to have rejected the Plan.

(b)   Distributions.  Equity Interests in LBFP shall be cancelled if and when LBFP is dissolved in accordance with Section 7.4 of the Plan. Each holder of an Equity Interest in LBFP shall neither receive nor retain any property or interest in property on account of such Equity Interests thereafter; provided, however, that in the event that all Allowed Claims against LBFP have been satisfied in full in accordance with the Bankruptcy Code and the Plan, each holder of an Equity Interest in LBFP may receive its Pro Rata Equity Share of any remaining assets in LBFP.

5.36         LB 745 Class 1 — Priority Non-Tax Claims against LB 745.

(a)   Impairment and Voting.  LB 745 Class 1 is impaired by the Plan.  Each holder of an Allowed Priority Non-Tax Claim in LB 745 Class 1 is entitled to vote to accept or reject the Plan.

(b)   Distributions.  Except to the extent that the holder of an Allowed Priority Non-Tax Claim in LB 745 Class 1 agrees to less favorable treatment or has been paid by or on behalf of LB 745 on account of such Allowed Priority Non-Tax Claim prior to the Effective Date, on the later of the Effective Date and the date such Priority Non-Tax Claim becomes an Allowed Priority Non-Tax Claim, or as soon thereafter as is practicable, each holder of an Allowed Priority Non-Tax Claim shall be paid by LB 745 in Cash in an amount equal to the Allowed amount of such Priority Non-Tax Claim.

5.37         LB 745 Class 2 — Secured Claims against LB 745.

(a)   Impairment and Voting.  LB 745 Class 2 is impaired by the Plan.  Each holder of an Allowed Secured Claim in LB 745 Class 2 is entitled to vote to accept or reject the Plan.

(b)   Distributions.  Except to the extent that the holder of an Allowed Secured Claim agrees to less favorable treatment, each holder of an Allowed Secured Claim in LB 745 Class 2 shall be satisfied by, at the option of LB 745: (i) payment in Cash by LB 745 in an amount equal to the Allowed amount of such Secured Claim on the later of the Effective Date and the date such

33

Secured Claim becomes an Allowed Secured Claim; (ii) the sale or disposition proceeds of the Collateral securing such Allowed Secured Claim to the extent of the value of the Collateral securing such Allowed Secured Claim; (iii) surrender to the holder of such Allowed Secured Claim of the Collateral securing such Allowed Secured Claim; or (iv) such treatment that leaves unaltered the legal, equitable, and contractual rights to which the holder of the Allowed Secured Claim is entitled.  In the event an Allowed Secured Claim is treated under clause (i) or (ii) above, the Liens securing such Claim shall be deemed released and extinguished without further order of the Bankruptcy Court.

5.38         LB 745 Class 3 — General Unsecured Claims against LB 745.

(a)   Impairment and Voting.  LB 745 Class 3 is impaired by the Plan.  Each holder of an Allowed General Unsecured Claim in LB 745 Class 3 is entitled to vote to accept or reject the Plan.

(b)   Distributions.  Each holder of an Allowed General Unsecured Claim in LB 745 Class 3 shall receive its Pro Rata Share of Available Cash from LB 745.

5.39         LB 745 Class 4 — Intercompany Claims against LB 745.

(a)   Impairment and Voting.  LB 745 Class 4 is impaired by the Plan.  Each holder of an Allowed Intercompany Claim in LB 745 Class 4 is entitled to vote to accept or reject the Plan.

(b)   Distributions.  Each holder of an Allowed Intercompany Claim in LB 745 Class 4 shall receive its Pro Rata Share of Available Cash from LB 745.

5.40         LB 745 Class 5 — Equity Interests in LB 745.

(a)   Impairment and Voting.  LB 745 Class 5 is impaired by the Plan.  Each holder of an Equity Interest in LB 745 Class 5 is not entitled to vote to accept or reject the Plan and is conclusively deemed to have rejected the Plan.

(b)   Distributions.  Equity Interests in LB 745 shall be cancelled if and when LB 745 is dissolved in accordance with Section 7.4 of the Plan. Each holder of an Equity Interest in LB 745 shall neither receive nor retain any property or interest in property on account of such Equity Interests thereafter; provided, however, that in the event that all Allowed Claims against LB 745 have been satisfied in full in accordance with the Bankruptcy Code and the Plan, each holder of an Equity Interest in LB 745 may receive its Pro Rata Equity Share of any remaining assets in LB 745.

5.41         PAMI Class 1 — Priority Non-Tax Claims against PAMI.

(a)   Impairment and Voting.  PAMI Class 1 is impaired by the Plan.  Each holder of an Allowed Priority Non-Tax Claim in PAMI Class 1 is entitled to vote to accept or reject the Plan.

34

(b)   Distributions.  Except to the extent that the holder of an Allowed Priority Non-Tax Claim in PAMI Class 1 agrees to less favorable treatment or has been paid by or on behalf of PAMI on account of such Allowed Priority Non-Tax Claim prior to the Effective Date, on the later of the Effective Date and the date such Priority Non-Tax Claim becomes an Allowed Priority Non-Tax Claim, or as soon thereafter as is practicable, each holder of an Allowed Priority Non-Tax Claim shall be paid by PAMI in Cash in an amount equal to the Allowed amount of such Priority Non-Tax Claim.

5.42         PAMI Class 2 — Secured Claims against PAMI.

(a)   Impairment and Voting.  PAMI Class 2 is impaired by the Plan.  Each holder of an Allowed Secured Claim in PAMI Class 2 is entitled to vote to accept or reject the Plan.

(b)   Distributions.  Except to the extent that the holder of an Allowed Secured Claim agrees to less favorable treatment, each holder of an Allowed Secured Claim in PAMI Class 2 shall be satisfied by, at the option of PAMI: (i) payment in Cash by PAMI in an amount equal to the Allowed amount of such Secured Claim on the later of the Effective Date and the date such Secured Claim becomes an Allowed Secured Claim; (ii) the sale or disposition proceeds of the Collateral securing such Allowed Secured Claim to the extent of the value of the Collateral securing such Allowed Secured Claim; (iii) surrender to the holder of such Allowed Secured Claim of the Collateral securing such Allowed Secured Claim; or (iv) such treatment that leaves unaltered the legal, equitable, and contractual rights to which the holder of the Allowed Secured Claim is entitled.  In the event an Allowed Secured Claim is treated under clause (i) or (ii) above, the Liens securing such Claim shall be deemed released and extinguished without further order of the Bankruptcy Court.

5.43         PAMI Class 3 — General Unsecured Claims against PAMI.

(a)   Impairment and Voting.  PAMI Class 3 is impaired by the Plan.  Each holder of an Allowed General Unsecured Claim in PAMI Class 3 is entitled to vote to accept or reject the Plan.

(b)   Distributions.  Each holder of an Allowed General Unsecured Claim in PAMI Class 3 shall receive its Pro Rata Share of Available Cash from PAMI.

5.44         PAMI Class 4 — Intercompany Claims against PAMI.

(a)   Impairment and Voting.  PAMI Class 4 is impaired by the Plan.  Each holder of an Allowed Intercompany Claim in PAMI Class 4 is entitled to vote to accept or reject the Plan.

(b)   Distributions.  Each holder of an Allowed Intercompany Claim in PAMI Class 4 shall receive its Pro Rata Share of Available Cash from PAMI.

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5.45         PAMI Class 5 — Equity Interests in PAMI.

(a)   Impairment and Voting.  PAMI Class 5 is impaired by the Plan.  Each holder of an Equity Interest in PAMI Class 5 is not entitled to vote to accept or reject the Plan and is conclusively deemed to have rejected the Plan.

(b)   Distributions.  Equity Interests in PAMI shall be cancelled if and when PAMI is dissolved in accordance with Section 7.4 of the Plan. Each holder of an Equity Interest in PAMI shall neither receive nor retain any property or interest in property on account of such Equity Interests thereafter; provided, however, that in the event that all Allowed Claims against PAMI have been satisfied in full in accordance with the Bankruptcy Code and the Plan, each holder of an Equity Interest in PAMI may receive its Pro Rata Equity Share of any remaining assets in PAMI.

5.46         CES Class 1 — Priority Non-Tax Claims against CES.

(a)   Impairment and Voting.  CES Class 1 is impaired by the Plan.  Each holder of an Allowed Priority Non-Tax Claim in CES Class 1 is entitled to vote to accept or reject the Plan.

(b)   Distributions.  Except to the extent that the holder of an Allowed Priority Non-Tax Claim in CES Class 1 agrees to less favorable treatment or has been paid by or on behalf of CES on account of such Allowed Priority Non-Tax Claim prior to the Effective Date, on the later of the Effective Date and the date such Priority Non-Tax Claim becomes an Allowed Priority Non-Tax Claim, or as soon thereafter as is practicable, each holder of an Allowed Priority Non-Tax Claim shall be paid by CES in Cash in an amount equal to the Allowed amount of such Priority Non-Tax Claim.

5.47         CES Class 2 — Secured Claims against CES.

(a)   Impairment and Voting.  CES Class 2 is impaired by the Plan.  Each holder of an Allowed Secured Claim in CES Class 2 is entitled to vote to accept or reject the Plan.

(b)   Distributions.  Except to the extent that the holder of an Allowed Secured Claim agrees to less favorable treatment, each holder of an Allowed Secured Claim in CES Class 2 shall be satisfied by, at the option of CES: (i) payment in Cash by CES in an amount equal to the Allowed amount of such Secured Claim on the later of the Effective Date and the date such Secured Claim becomes an Allowed Secured Claim; (ii) the sale or disposition proceeds of the Collateral securing such Allowed Secured Claim to the extent of the value of the Collateral securing such Allowed Secured Claim; (iii) surrender to the holder of such Allowed Secured Claim of the Collateral securing such Allowed Secured Claim; or (iv) such treatment that leaves unaltered the legal, equitable, and contractual rights to which the holder of the Allowed Secured Claim is entitled.  In the event an Allowed Secured Claim is treated under clause (i) or (ii) above, the Liens securing such Claim shall be deemed released and extinguished without further order of the Bankruptcy Court.

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5.48         CES Class 3 — General Unsecured Claims against CES.

(a)   Impairment and Voting.  CES Class 3 is impaired by the Plan.  Each holder of an Allowed General Unsecured Claim in CES Class 3 is entitled to vote to accept or reject the Plan.

(b)   Distributions.  Each holder of an Allowed General Unsecured Claim in CES Class 3 shall receive its Pro Rata Share of Available Cash from CES.

5.49         CES Class 4 — Intercompany Claims against CES.

(a)   Impairment and Voting.  CES Class 4 is impaired by the Plan.  Each holder of an Allowed Intercompany Claim in CES Class 4 is entitled to vote to accept or reject the Plan.

(b)   Distributions.  Each holder of an Allowed Intercompany Claim in CES Class 4 shall receive its Pro Rata Share of Available Cash from CES.

5.50         CES Class 5 — Equity Interests in CES.

(a)   Impairment and Voting.  CES Class 5 is impaired by the Plan.  Each holder of an Equity Interest in CES Class 5 is not entitled to vote to accept or reject the Plan and is conclusively deemed to have rejected the Plan.

(b)   Distributions.  Equity Interests in CES shall be cancelled if and when CES is dissolved in accordance with Section 7.4 of the Plan. Each holder of an Equity Interest in CES shall neither receive nor retain any property or interest in property on account of such Equity Interests thereafter; provided, however, that in the event that all Allowed Claims against CES have been satisfied in full in accordance with the Bankruptcy Code and the Plan, each holder of an Equity Interest in CES may receive its Pro Rata Equity Share of any remaining assets in CES.

5.51         CES V Class 1 — Priority Non-Tax Claims against CES V.

(a)   Impairment and Voting.  CES V Class 1 is impaired by the Plan.  Each holder of an Allowed Priority Non-Tax Claim in CES V Class 1 is entitled to vote to accept or reject the Plan.

(b)   Distributions.  Except to the extent that the holder of an Allowed Priority Non-Tax Claim in CES V Class 1 agrees to less favorable treatment or has been paid by or on behalf of CES V on account of such Allowed Priority Non-Tax Claim prior to the Effective Date, on the later of the Effective Date and the date such Priority Non-Tax Claim becomes an Allowed Priority Non-Tax Claim, or as soon thereafter as is practicable, each holder of an Allowed Priority Non-Tax Claim shall be paid by CES V in Cash in an amount equal to the Allowed amount of such Priority Non-Tax Claim.

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5.52         CES V Class 2 — Secured Claims against CES V.

(a)   Impairment and Voting.  CES V Class 2 is impaired by the Plan.  Each holder of an Allowed Secured Claim in CES V Class 2 is entitled to vote to accept or reject the Plan.

(b)   Distributions.  Except to the extent that the holder of an Allowed Secured Claim agrees to less favorable treatment, each holder of an Allowed Secured Claim in CES V Class 2 shall be satisfied by, at the option of CES V: (i) payment in Cash by CES V in an amount equal to the Allowed amount of such Secured Claim on the later of the Effective Date and the date such Secured Claim becomes an Allowed Secured Claim; (ii) the sale or disposition proceeds of the Collateral securing such Allowed Secured Claim to the extent of the value of the Collateral securing such Allowed Secured Claim; (iii) surrender to the holder of such Allowed Secured Claim of the Collateral securing such Allowed Secured Claim; or (iv) such treatment that leaves unaltered the legal, equitable, and contractual rights to which the holder of the Allowed Secured Claim is entitled.  In the event an Allowed Secured Claim is treated under clause (i) or (ii) above, the Liens securing such Claim shall be deemed released and extinguished without further order of the Bankruptcy Court.

5.53         CES V Class 3 — General Unsecured Claims against CES V.

(a)   Impairment and Voting.  CES V Class 3 is impaired by the Plan.  Each holder of an Allowed General Unsecured Claim in CES V Class 3 is entitled to vote to accept or reject the Plan.

(b)   Distributions.  Each holder of an Allowed General Unsecured Claim in CES V Class 3 shall receive its Pro Rata Share of Available Cash from CES V.

5.54         CES V Class 4 — Intercompany Claims against CES V.

(a)   Impairment and Voting.  CES V Class 4 is impaired by the Plan.  Each holder of an Allowed Intercompany Claim in CES V Class 4 is entitled to vote to accept or reject the Plan.

(b)   Distributions.  Each holder of an Allowed Intercompany Claim in CES V Class 4 shall receive its Pro Rata Share of Available Cash from CES V.

5.55         CES V Class 5 — Equity Interests in CES V.

(a)   Impairment and Voting.  CES V Class 5 is impaired by the Plan.  Each holder of an Equity Interest in CES V Class 5 is not entitled to vote to accept or reject the Plan and is conclusively deemed to have rejected the Plan.

(b)   Distributions.  Equity Interests in CES V shall be cancelled if and when CES V is dissolved in accordance with Section 7.4 of the Plan. Each holder of an Equity Interest in CES V shall neither receive nor retain any property or interest in property on account of such Equity Interests thereafter; provided, however, that in the event that all Allowed Claims against CES V

38

have been satisfied in full in accordance with the Bankruptcy Code and the Plan, each holder of an Equity Interest in CES V may receive its Pro Rata Equity Share of any remaining assets in CES V.

5.56         CES IX Class 1 — Priority Non-Tax Claims against CES IX.

(a)   Impairment and Voting.  CES IX Class 1 is impaired by the Plan.  Each holder of an Allowed Priority Non-Tax Claim in CES IX Class 1 is entitled to vote to accept or reject the Plan.

(b)   Distributions.  Except to the extent that the holder of an Allowed Priority Non-Tax Claim in CES IX Class 1 agrees to less favorable treatment or has been paid by or on behalf of CES IX on account of such Allowed Priority Non-Tax Claim prior to the Effective Date, on the later of the Effective Date and the date such Priority Non-Tax Claim becomes an Allowed Priority Non-Tax Claim, or as soon thereafter as is practicable, each holder of an Allowed Priority Non-Tax Claim shall be paid by CES IX in Cash in an amount equal to the Allowed amount of such Priority Non-Tax Claim.

5.57         CES IX Class 2 — Secured Claims against CES IX.

(a)   Impairment and Voting.  CES IX Class 2 is impaired by the Plan.  Each holder of an Allowed Secured Claim in CES IX Class 2 is entitled to vote to accept or reject the Plan.

(b)   Distributions.  Except to the extent that the holder of an Allowed Secured Claim agrees to less favorable treatment, each holder of an Allowed Secured Claim in CES IX Class 2 shall be satisfied by, at the option of CES IX: (i) payment in Cash by CES IX in an amount equal to the Allowed amount of such Secured Claim on the later of the Effective Date and the date such Secured Claim becomes an Allowed Secured Claim; (ii) the sale or disposition proceeds of the Collateral securing such Allowed Secured Claim to the extent of the value of the Collateral securing such Allowed Secured Claim; (iii) surrender to the holder of such Allowed Secured Claim of the Collateral securing such Allowed Secured Claim; or (iv) such treatment that leaves unaltered the legal, equitable, and contractual rights to which the holder of the Allowed Secured Claim is entitled.  In the event an Allowed Secured Claim is treated under clause (i) or (ii) above, the Liens securing such Claim shall be deemed released and extinguished without further order of the Bankruptcy Court.

5.58         CES IX Class 3 — General Unsecured Claims against CES IX.

(a)   Impairment and Voting.  CES IX Class 3 is impaired by the Plan.  Each holder of an Allowed General Unsecured Claim in CES IX Class 3 is entitled to vote to accept or reject the Plan.

(b)   Distributions.  Each holder of an Allowed General Unsecured Claim in CES IX Class 3 shall receive its Pro Rata Share of Available Cash from CES IX.

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5.59                           CES IX Class 4 — Intercompany Claims against CES IX.

(a)          Impairment and Voting.  CES IX Class 4 is impaired by the Plan.  Each holder of an Allowed Intercompany Claim in CES IX Class 4 is entitled to vote to accept or reject the Plan.

(b)         Distributions.  Each holder of an Allowed Intercompany Claim in CES IX Class 4 shall receive its Pro Rata Share of Available Cash from CES IX.

5.60                           CES IX Class 5 — Equity Interests in CES IX.

(a)          Impairment and Voting.  CES IX Class 5 is impaired by the Plan.  Each holder of an Equity Interest in CES IX Class 5 is not entitled to vote to accept or reject the Plan and is conclusively deemed to have rejected the Plan.

(b)         Distributions.  Equity Interests in CES IX shall be cancelled if and when CES IX is dissolved in accordance with Section 7.4 of the Plan. Each holder of an Equity Interest in CES IX shall neither receive nor retain any property or interest in property on account of such Equity Interests thereafter; provided, however, that in the event that all Allowed Claims against CES IX have been satisfied in full in accordance with the Bankruptcy Code and the Plan, each holder of an Equity Interest in CES IX may receive its Pro Rata Equity Share of any remaining assets in CES IX.

5.61                           East Dover Class 1 — Priority Non-Tax Claims against East Dover.

(a)          Impairment and Voting.  East Dover Class 1 is impaired by the Plan.  Each holder of an Allowed Priority Non-Tax Claim in East Dover Class 1 is entitled to vote to accept or reject the Plan.

(b)         Distributions.  Except to the extent that the holder of an Allowed Priority Non-Tax Claim in East Dover Class 1 agrees to less favorable treatment or has been paid by or on behalf of East Dover on account of such Allowed Priority Non-Tax Claim prior to the Effective Date, on the later of the Effective Date and the date such Priority Non-Tax Claim becomes an Allowed Priority Non-Tax Claim, or as soon thereafter as is practicable, each holder of an Allowed Priority Non-Tax Claim shall be paid by East Dover in Cash in an amount equal to the Allowed amount of such Priority Non-Tax Claim.

5.62                           East Dover Class 2 — Secured Claims against East Dover.

(a)          Impairment and Voting.  East Dover Class 2 is impaired by the Plan.  Each holder of an Allowed Secured Claim in East Dover Class 2 is entitled to vote to accept or reject the Plan.

(b)         Distributions.  Except to the extent that the holder of an Allowed Secured Claim agrees to less favorable treatment, each holder of an Allowed Secured Claim in East Dover Class 2 shall be satisfied by, at the option of East Dover: (i) payment in Cash by East Dover in an amount equal to the Allowed amount of such Secured Claim on the later of the Effective

40

Date and the date such Secured Claim becomes an Allowed Secured Claim; (ii) the sale or disposition proceeds of the Collateral securing such Allowed Secured Claim to the extent of the value of the Collateral securing such Allowed Secured Claim; (iii) surrender to the holder of such Allowed Secured Claim of the Collateral securing such Allowed Secured Claim; or (iv) such treatment that leaves unaltered the legal, equitable, and contractual rights to which the holder of the Allowed Secured Claim is entitled.  In the event an Allowed Secured Claim is treated under clause (i) or (ii) above, the Liens securing such Claim shall be deemed released and extinguished without further order of the Bankruptcy Court.

5.63                           East Dover Class 3 — General Unsecured Claims against East Dover.

(a)          Impairment and Voting.  East Dover Class 3 is impaired by the Plan.  Each holder of an Allowed General Unsecured Claim in East Dover Class 3 is entitled to vote to accept or reject the Plan.

(b)         Distributions.  Each holder of an Allowed General Unsecured Claim in East Dover Class 3 shall receive its Pro Rata Share of Available Cash from East Dover.

5.64                           East Dover Class 4 — Intercompany Claims against East Dover.

(a)          Impairment and Voting.  East Dover Class 4 is impaired by the Plan.  Each holder of an Allowed Intercompany Claim in East Dover Class 4 is entitled to vote to accept or reject the Plan.

(b)         Distributions.  Each holder of an Allowed Intercompany Claim in East Dover Class 4 shall receive its Pro Rata Share of Available Cash from East Dover.

5.65                           East Dover Class 5 — Equity Interests in East Dover.

(a)          Impairment and Voting.  East Dover Class 5 is impaired by the Plan.  Each holder of an Equity Interest in East Dover Class 5 is not entitled to vote to accept or reject the Plan and is conclusively deemed to have rejected the Plan.

(b)         Distributions.  Equity Interests in East Dover shall be cancelled if and when East Dover is dissolved in accordance with Section 7.4 of the Plan. Each holder of an Equity Interest in East Dover shall neither receive nor retain any property or interest in property on account of such Equity Interests thereafter; provided, however, that in the event that all Allowed Claims against East Dover have been satisfied in full in accordance with the Bankruptcy Code and the Plan, each holder of an Equity Interest in East Dover may receive its Pro Rata Equity Share of any remaining assets in East Dover.

5.66                           LS Finance Class 1 — Priority Non-Tax Claims against LS Finance.

(a)          Impairment and Voting.  LS Finance Class 1 is impaired by the Plan.  Each holder of an Allowed Priority Non-Tax Claim in LS Finance Class 1 is entitled to vote to accept or reject the Plan.

41

(b)         Distributions.  Except to the extent that the holder of an Allowed Priority Non-Tax Claim in LS Finance Class 1 agrees to less favorable treatment or has been paid by or on behalf of LS Finance on account of such Allowed Priority Non-Tax Claim prior to the Effective Date, on the later of the Effective Date and the date such Priority Non-Tax Claim becomes an Allowed Priority Non-Tax Claim, or as soon thereafter as is practicable, each holder of an Allowed Priority Non-Tax Claim shall be paid by LS Finance in Cash in an amount equal to the Allowed amount of such Priority Non-Tax Claim.

5.67                           LS Finance Class 2 — Secured Claims against LS Finance.

(a)          Impairment and Voting.  LS Finance Class 2 is impaired by the Plan.  Each holder of an Allowed Secured Claim in LS Finance Class 2 is entitled to vote to accept or reject the Plan.

(b)         Distributions.  Except to the extent that the holder of an Allowed Secured Claim agrees to less favorable treatment, each holder of an Allowed Secured Claim in LS Finance Class 2 shall be satisfied by, at the option of LS Finance: (i) payment in Cash by LS Finance in an amount equal to the Allowed amount of such Secured Claim on the later of the Effective Date and the date such Secured Claim becomes an Allowed Secured Claim; (ii) the sale or disposition proceeds of the Collateral securing such Allowed Secured Claim to the extent of the value of the Collateral securing such Allowed Secured Claim; (iii) surrender to the holder of such Allowed Secured Claim of the Collateral securing such Allowed Secured Claim; or (iv) such treatment that leaves unaltered the legal, equitable, and contractual rights to which the holder of the Allowed Secured Claim is entitled.  In the event an Allowed Secured Claim is treated under clause (i) or (ii) above, the Liens securing such Claim shall be deemed released and extinguished without further order of the Bankruptcy Court.

5.68                           LS Finance Class 3 — General Unsecured Claims against LS Finance.

(a)          Impairment and Voting.  LS Finance Class 3 is impaired by the Plan.  Each holder of an Allowed General Unsecured Claim in LS Finance Class 3 is entitled to vote to accept or reject the Plan.

(b)         Distributions.  Each holder of an Allowed General Unsecured Claim in LS Finance Class 3 shall receive its Pro Rata Share of Available Cash from LS Finance.

5.69                           LS Finance Class 4 — Intercompany Claims against LS Finance.

(a)          Impairment and Voting.  LS Finance Class 4 is impaired by the Plan.  Each holder of an Allowed Intercompany Claim in LS Finance Class 4 is entitled to vote to accept or reject the Plan.

(b)         Distributions.  Each holder of an Allowed Intercompany Claim in LS Finance Class 4 shall receive its Pro Rata Share of Available Cash from LS Finance.

42

5.70                           LS Finance Class 5 — Equity Interests in LS Finance.

(a)          Impairment and Voting.  LS Finance Class 5 is impaired by the Plan.  Each holder of an Equity Interest in LS Finance Class 5 is not entitled to vote to accept or reject the Plan and is conclusively deemed to have rejected the Plan.

(b)         Distributions.  Equity Interests in LS Finance shall be cancelled if and when LS Finance is dissolved in accordance with Section 7.4 of the Plan. Each holder of an Equity Interest in LS Finance shall neither receive nor retain any property or interest in property on account of such Equity Interests thereafter; provided, however, that in the event that all Allowed Claims against LS Finance have been satisfied in full in accordance with the Bankruptcy Code and the Plan, each holder of an Equity Interest in LS Finance may receive its Pro Rata Equity Share of any remaining assets in LS Finance.

5.71                           LUXCO Class 1 — Priority Non-Tax Claims against LUXCO.

(a)          Impairment and Voting.  LUXCO Class 1 is impaired by the Plan.  Each holder of an Allowed Priority Non-Tax Claim in LUXCO Class 1 is entitled to vote to accept or reject the Plan.

(b)         Distributions.  Except to the extent that the holder of an Allowed Priority Non-Tax Claim in LUXCO Class 1 agrees to less favorable treatment or has been paid by or on behalf of LUXCO on account of such Allowed Priority Non-Tax Claim prior to the Effective Date, on the later of the Effective Date and the date such Priority Non-Tax Claim becomes an Allowed Priority Non-Tax Claim, or as soon thereafter as is practicable, each holder of an Allowed Priority Non-Tax Claim shall be paid by LUXCO in Cash in an amount equal to the Allowed amount of such Priority Non-Tax Claim.

5.72                           LUXCO Class 2 — Secured Claims against LUXCO.

(a)          Impairment and Voting.  LUXCO Class 2 is impaired by the Plan.  Each holder of an Allowed Secured Claim in LUXCO Class 2 is entitled to vote to accept or reject the Plan.

(b)         Distributions.  Except to the extent that the holder of an Allowed Secured Claim agrees to less favorable treatment, each holder of an Allowed Secured Claim in LUXCO Class 2 shall be satisfied by, at the option of LUXCO: (i) payment in Cash by LUXCO in an amount equal to the Allowed amount of such Secured Claim on the later of the Effective Date and the date such Secured Claim becomes an Allowed Secured Claim; (ii) the sale or disposition proceeds of the Collateral securing such Allowed Secured Claim to the extent of the value of the Collateral securing such Allowed Secured Claim; (iii) surrender to the holder of such Allowed Secured Claim of the Collateral securing such Allowed Secured Claim; or (iv) such treatment that leaves unaltered the legal, equitable, and contractual rights to which the holder of the Allowed Secured Claim is entitled.  In the event an Allowed Secured Claim is treated under clause (i) or (ii) above, the Liens securing such Claim shall be deemed released and extinguished without further order of the Bankruptcy Court.

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5.73                           LUXCO Class 3 — General Unsecured Claims against LUXCO.

(a)          Impairment and Voting.  LUXCO Class 3 is impaired by the Plan.  Each holder of an Allowed General Unsecured Claim in LUXCO Class 3 is entitled to vote to accept or reject the Plan.

(b)         Distributions.  Each holder of an Allowed General Unsecured Claim in LUXCO Class 3 shall receive its Pro Rata Share of Available Cash from LUXCO.

5.74                           LUXCO Class 4 — Intercompany Claims against LUXCO.

(a)          Impairment and Voting.  LUXCO Class 4 is impaired by the Plan.  Each holder of an Allowed Intercompany Claim in LUXCO Class 4 is entitled to vote to accept or reject the Plan.

(b)         Distributions.  Each holder of an Allowed Intercompany Claim in LUXCO Class 4 shall receive its Pro Rata Share of Available Cash from LUXCO.

5.75                           LUXCO Class 5 — Equity Interests in LUXCO.

(a)          Impairment and Voting.  LUXCO Class 5 is impaired by the Plan.  Each holder of an Equity Interest in LUXCO Class 5 is not entitled to vote to accept or reject the Plan and is conclusively deemed to have rejected the Plan.

(b)         Distributions.  Equity Interests in LUXCO shall be cancelled if and when LUXCO is dissolved in accordance with Section 7.4 of the Plan. Each holder of an Equity Interest in LUXCO shall neither receive nor retain any property or interest in property on account of such Equity Interests thereafter; provided, however, that in the event that all Allowed Claims against LUXCO have been satisfied in full in accordance with the Bankruptcy Code and the Plan, each holder of an Equity Interest in LUXCO may receive its Pro Rata Equity Share of any remaining assets in LUXCO.

5.76                           BNC Class 1 — Priority Non-Tax Claims against BNC.

(a)          Impairment and Voting.  BNC Class 1 is impaired by the Plan.  Each holder of an Allowed Priority Non-Tax Claim in BNC Class 1 is entitled to vote to accept or reject the Plan.

(b)         Distributions.  Except to the extent that the holder of an Allowed Priority Non-Tax Claim in BNC Class 1 agrees to less favorable treatment or has been paid by or on behalf of BNC on account of such Allowed Priority Non-Tax Claim prior to the Effective Date, on the later of the Effective Date and the date such Priority Non-Tax Claim becomes an Allowed Priority Non-Tax Claim, or as soon thereafter as is practicable, each holder of an Allowed Priority Non-Tax Claim shall be paid by BNC in Cash in an amount equal to the Allowed amount of such Priority Non-Tax Claim.

44

5.77                           BNC Class 2 — Secured Claims against BNC.

(a)          Impairment and Voting.  BNC Class 2 is impaired by the Plan.  Each holder of an Allowed Secured Claim in BNC Class 2 is entitled to vote to accept or reject the Plan.

(b)         Distributions.  Except to the extent that the holder of an Allowed Secured Claim agrees to less favorable treatment, each holder of an Allowed Secured Claim in BNC Class 2 shall be satisfied by, at the option of BNC: (i) payment in Cash by BNC in an amount equal to the Allowed amount of such Secured Claim on the later of the Effective Date and the date such Secured Claim becomes an Allowed Secured Claim; (ii) the sale or disposition proceeds of the Collateral securing such Allowed Secured Claim to the extent of the value of the Collateral securing such Allowed Secured Claim; (iii) surrender to the holder of such Allowed Secured Claim of the Collateral securing such Allowed Secured Claim; or (iv) such treatment that leaves unaltered the legal, equitable, and contractual rights to which the holder of the Allowed Secured Claim is entitled.  In the event an Allowed Secured Claim is treated under clause (i) or (ii) above, the Liens securing such Claim shall be deemed released and extinguished without further order of the Bankruptcy Court.

5.78                           BNC Class 3 — General Unsecured Claims against BNC.

(a)          Impairment and Voting.  BNC Class 3 is impaired by the Plan.  Each holder of an Allowed General Unsecured Claim in BNC Class 3 is entitled to vote to accept or reject the Plan.

(b)         Distributions.  Each holder of an Allowed General Unsecured Claim in BNC Class 3 shall receive its Pro Rata Share of Available Cash from BNC.

5.79                           BNC Class 4 — Intercompany Claims against BNC.

(a)          Impairment and Voting.  BNC Class 4 is impaired by the Plan.  Each holder of an Allowed Intercompany Claim in BNC Class 4 is entitled to vote to accept or reject the Plan.

(b)         Distributions.  Each holder of an Allowed Intercompany Claim in BNC Class 4 shall receive its Pro Rata Share of Available Cash from BNC.

5.80                           BNC Class 5 — Equity Interests in BNC.

(a)          Impairment and Voting.  BNC Class 5 is impaired by the Plan.  Each holder of an Equity Interest in BNC Class 5 is not entitled to vote to accept or reject the Plan and is conclusively deemed to have rejected the Plan.

(b)         Distributions.  Equity Interests in BNC shall be cancelled if and when BNC is dissolved in accordance with Section 7.4 of the Plan. Each holder of an Equity Interest in BNC shall neither receive nor retain any property or interest in property on account of such Equity Interests thereafter; provided, however, that in the event that all Allowed Claims against BNC have been satisfied in full in accordance with the Bankruptcy Code and the Plan, each holder of an Equity Interest in BNC may receive its Pro

45

Rata Equity Share of any remaining assets in BNC.

5.81                           LB Rose Ranch Class 1 — Priority Non-Tax Claims against LB Rose Ranch.

(a)          Impairment and Voting.  LB Rose Ranch Class 1 is impaired by the Plan.  Each holder of an Allowed Priority Non-Tax Claim in LB Rose Ranch Class 1 is entitled to vote to accept or reject the Plan.

(b)         Distributions.  Except to the extent that the holder of an Allowed Priority Non-Tax Claim in LB Rose Ranch Class 1 agrees to less favorable treatment or has been paid by or on behalf of LB Rose Ranch on account of such Allowed Priority Non-Tax Claim prior to the Effective Date, on the later of the Effective Date and the date such Priority Non-Tax Claim becomes an Allowed Priority Non-Tax Claim, or as soon thereafter as is practicable, each holder of an Allowed Priority Non-Tax Claim shall be paid by LB Rose Ranch in Cash in an amount equal to the Allowed amount of such Priority Non-Tax Claim.

5.82                           LB Rose Ranch Class 2 — Secured Claims against LB Rose Ranch.

(a)          Impairment and Voting.  LB Rose Ranch Class 2 is impaired by the Plan.  Each holder of an Allowed Secured Claim in LB Rose Ranch Class 2 is entitled to vote to accept or reject the Plan.

(b)         Distributions.  Except to the extent that the holder of an Allowed Secured Claim agrees to less favorable treatment, each holder of an Allowed Secured Claim in LB Rose Ranch Class 2 shall be satisfied by, at the option of LB Rose Ranch: (i) payment in Cash by LB Rose Ranch in an amount equal to the Allowed amount of such Secured Claim on the later of the Effective Date and the date such Secured Claim becomes an Allowed Secured Claim; (ii) the sale or disposition proceeds of the Collateral securing such Allowed Secured Claim to the extent of the value of the Collateral securing such Allowed Secured Claim; (iii) surrender to the holder of such Allowed Secured Claim of the Collateral securing such Allowed Secured Claim; or (iv) such treatment that leaves unaltered the legal, equitable, and contractual rights to which the holder of the Allowed Secured Claim is entitled.  In the event an Allowed Secured Claim is treated under clause (i) or (ii) above, the Liens securing such Claim shall be deemed released and extinguished without further order of the Bankruptcy Court.

5.83                           LB Rose Ranch Class 3 — General Unsecured Claims against LB Rose Ranch.

(a)          Impairment and Voting.  LB Rose Ranch Class 3 is impaired by the Plan.  Each holder of an Allowed General Unsecured Claim in LB Rose Ranch Class 3 is entitled to vote to accept or reject the Plan.

(b)         Distributions.  Each holder of an Allowed General Unsecured Claim in LB Rose Ranch Class 3 shall receive its Pro Rata Share of Available Cash from LB Rose Ranch.

46

5.84                           LB Rose Ranch Class 4 — Intercompany Claims against LB Rose Ranch.

(a)          Impairment and Voting.  LB Rose Ranch Class 4 is impaired by the Plan.  Each holder of an Allowed Intercompany Claim in LB Rose Ranch Class 4 is entitled to vote to accept or reject the Plan.

(b)         Distributions.  Each holder of an Allowed Intercompany Claim in LB Rose Ranch Class 4 shall receive its Pro Rata Share of Available Cash from LB Rose Ranch.

5.85                           LB Rose Ranch Class 5 — Equity Interests in LB Rose Ranch.

(a)          Impairment and Voting.  LB Rose Ranch Class 5 is impaired by the Plan.  Each holder of an Equity Interest in LB Rose Ranch Class 5 is not entitled to vote to accept or reject the Plan and is conclusively deemed to have rejected the Plan.

(b)         Distributions.  Equity Interests in LB Rose Ranch shall be cancelled if and when LB Rose Ranch is dissolved in accordance with Section 7.4 of the Plan. Each holder of an Equity Interest in LB Rose Ranch shall neither receive nor retain any property or interest in property on account of such Equity Interests thereafter; provided, however, that in the event that all Allowed Claims against LB Rose Ranch have been satisfied in full in accordance with the Bankruptcy Code and the Plan, each holder of an Equity Interest in LB Rose Ranch may receive its Pro Rata Equity Share of any remaining assets in LB Rose Ranch.

5.86                           SASCO Class 1 — Priority Non-Tax Claims against SASCO.

(a)          Impairment and Voting.  SASCO Class 1 is impaired by the Plan.  Each holder of an Allowed Priority Non-Tax Claim in SASCO Class 1 is entitled to vote to accept or reject the Plan.

(b)         Distributions.  Except to the extent that the holder of an Allowed Priority Non-Tax Claim in SASCO Class 1 agrees to less favorable treatment or has been paid by or on behalf of SASCO on account of such Allowed Priority Non-Tax Claim prior to the Effective Date, on the later of the Effective Date and the date such Priority Non-Tax Claim becomes an Allowed Priority Non-Tax Claim, or as soon thereafter as is practicable, each holder of an Allowed Priority Non-Tax Claim shall be paid by SASCO in Cash in an amount equal to the Allowed amount of such Priority Non-Tax Claim.

5.87                           SASCO Class 2 — Secured Claims against SASCO.

(a)          Impairment and Voting.  SASCO Class 2 is impaired by the Plan.  Each holder of an Allowed Secured Claim in SASCO Class 2 is entitled to vote to accept or reject the Plan.

(b)         Distributions.  Except to the extent that the holder of an Allowed Secured Claim agrees to less favorable treatment, each holder of an Allowed Secured Claim in SASCO Class 2 shall be satisfied by, at the option of SASCO: (i) payment in Cash by SASCO in an amount equal to the Allowed amount of such Secured Claim on the later of the Effective Date and the date

47

such Secured Claim becomes an Allowed Secured Claim; (ii) the sale or disposition proceeds of the Collateral securing such Allowed Secured Claim to the extent of the value of the Collateral securing such Allowed Secured Claim; (iii) surrender to the holder of such Allowed Secured Claim of the Collateral securing such Allowed Secured Claim; or (iv) such treatment that leaves unaltered the legal, equitable, and contractual rights to which the holder of the Allowed Secured Claim is entitled.  In the event an Allowed Secured Claim is treated under clause (i) or (ii) above, the Liens securing such Claim shall be deemed released and extinguished without further order of the Bankruptcy Court.

5.88                           SASCO Class 3 — General Unsecured Claims against SASCO.

(a)          Impairment and Voting.  SASCO Class 3 is impaired by the Plan.  Each holder of an Allowed General Unsecured Claim in SASCO Class 3 is entitled to vote to accept or reject the Plan.

(b)         Distributions.  Each holder of an Allowed General Unsecured Claim in SASCO Class 3 shall receive its Pro Rata Share of Available Cash from SASCO.

5.89                           SASCO Class 4 — Intercompany Claims against SASCO.

(a)          Impairment and Voting.  SASCO Class 4 is impaired by the Plan.  Each holder of an Allowed Intercompany Claim in SASCO Class 4 is entitled to vote to accept or reject the Plan.

(b)         Distributions.  Each holder of an Allowed Intercompany Claim in SASCO Class 4 shall receive its Pro Rata Share of Available Cash from SASCO.

5.90                           SASCO Class 5 — Equity Interests in SASCO.

(a)          Impairment and Voting.  SASCO Class 5 is impaired by the Plan.  Each holder of an Equity Interest in SASCO Class 5 is not entitled to vote to accept or reject the Plan and is conclusively deemed to have rejected the Plan.

(b)         Distributions.  Equity Interests in SASCO shall be cancelled if and when SASCO is dissolved in accordance with Section 7.4 of the Plan. Each holder of an Equity Interest in SASCO shall neither receive nor retain any property or interest in property on account of such Equity Interests thereafter; provided, however, that in the event that all Allowed Claims against SASCO have been satisfied in full in accordance with the Bankruptcy Code and the Plan, each holder of an Equity Interest in SASCO may receive its Pro Rata Equity Share of any remaining assets in SASCO.

5.91                           LB 2080 Class 1 — Priority Non-Tax Claims against LB 2080.

(a)          Impairment and Voting.  LB 2080 Class 1 is impaired by the Plan.  Each holder of an Allowed Priority Non-Tax Claim in LB 2080 Class 1 is entitled to vote to accept or reject the Plan.

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(b)         Distributions.  Except to the extent that the holder of an Allowed Priority Non-Tax Claim in LB 2080 Class 1 agrees to less favorable treatment or has been paid by or on behalf of LB 2080 on account of such Allowed Priority Non-Tax Claim prior to the Effective Date, on the later of the Effective Date and the date such Priority Non-Tax Claim becomes an Allowed Priority Non-Tax Claim, or as soon thereafter as is practicable, each holder of an Allowed Priority Non-Tax Claim shall be paid by LB 2080 in Cash in an amount equal to the Allowed amount of such Priority Non-Tax Claim.

5.92                           LB 2080 Class 2 — Secured Claims against LB 2080.

(a)          Impairment and Voting.  LB 2080 Class 2 is impaired by the Plan.  Each holder of an Allowed Secured Claim in LB 2080 Class 2 is entitled to vote to accept or reject the Plan.

(b)         Distributions.  Except to the extent that the holder of an Allowed Secured Claim agrees to less favorable treatment, each holder of an Allowed Secured Claim in LB 2080 Class 2 shall be satisfied by, at the option of LB 2080: (i) payment in Cash by LB 2080 in an amount equal to the Allowed amount of such Secured Claim on the later of the Effective Date and the date such Secured Claim becomes an Allowed Secured Claim; (ii) the sale or disposition proceeds of the Collateral securing such Allowed Secured Claim to the extent of the value of the Collateral securing such Allowed Secured Claim; (iii) surrender to the holder of such Allowed Secured Claim of the Collateral securing such Allowed Secured Claim; or (iv) such treatment that leaves unaltered the legal, equitable, and contractual rights to which the holder of the Allowed Secured Claim is entitled.  In the event an Allowed Secured Claim is treated under clause (i) or (ii) above, the Liens securing such Claim shall be deemed released and extinguished without further order of the Bankruptcy Court.

5.93                           LB 2080 Class 3 — General Unsecured Claims against LB 2080.

(a)          Impairment and Voting.  LB 2080 Class 3 is impaired by the Plan.  Each holder of an Allowed General Unsecured Claim in LB 2080 Class 3 is entitled to vote to accept or reject the Plan.

(b)         Distributions.  Each holder of an Allowed General Unsecured Claim in LB 2080 Class 3 shall receive its Pro Rata Share of Available Cash from LB 2080.

5.94                           LB 2080 Class 4 — Intercompany Claims against LB 2080.

(a)          Impairment and Voting.  LB 2080 Class 4 is impaired by the Plan.  Each holder of an Allowed Intercompany Claim in LB 2080 Class 4 is entitled to vote to accept or reject the Plan.

(b)         Distributions.  Each holder of an Allowed Intercompany Claim in LB 2080 Class 4 shall receive its Pro Rata Share of Available Cash from LB 2080.

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5.95         LB 2080 Class 5 — Equity Interests in LB 2080.

(a)   Impairment and Voting.  LB 2080 Class 5 is impaired by the Plan.  Each holder of an Equity Interest in LB 2080 Class 5 is not entitled to vote to accept or reject the Plan and is conclusively deemed to have rejected the Plan.

(b)   Distributions.  Equity Interests in LB 2080 shall be cancelled if and when LB 2080 is dissolved in accordance with Section 7.4 of the Plan. Each holder of an Equity Interest in LB 2080 shall neither receive nor retain any property or interest in property on account of such Equity Interests thereafter; provided, however, that in the event that all Allowed Claims against LB 2080 have been satisfied in full in accordance with the Bankruptcy Code and the Plan, each holder of an Equity Interest in LB 2080 may receive its Pro Rata Equity Share of any remaining assets in LB 2080.

5.96         Merit Class 1 — Priority Non-Tax Claims against Merit.

(a)   Impairment and Voting.  Merit Class 1 is impaired by the Plan.  Each holder of an Allowed Priority Non-Tax Claim in Merit Class 1 is entitled to vote to accept or reject the Plan.

(b)   Distributions.  Except to the extent that the holder of an Allowed Priority Non-Tax Claim in Merit Class 1 agrees to less favorable treatment or has been paid by or on behalf of Merit on account of such Allowed Priority Non-Tax Claim prior to the Effective Date, on the later of the Effective Date and the date such Priority Non-Tax Claim becomes an Allowed Priority Non-Tax Claim, or as soon thereafter as is practicable, each holder of an Allowed Priority Non-Tax Claim shall be paid by Merit in Cash in an amount equal to the Allowed amount of such Priority Non-Tax Claim.

5.97         Merit Class 2 — Secured Claims against Merit.

(a)   Impairment and Voting.  Merit Class 2 is impaired by the Plan.  Each holder of an Allowed Secured Claim in Merit Class 2 is entitled to vote to accept or reject the Plan.

(b)   Distributions.  Except to the extent that the holder of an Allowed Secured Claim agrees to less favorable treatment, each holder of an Allowed Secured Claim in Merit Class 2 shall be satisfied by, at the option of Merit: (i) payment in Cash by Merit in an amount equal to the Allowed amount of such Secured Claim on the later of the Effective Date and the date such Secured Claim becomes an Allowed Secured Claim; (ii) the sale or disposition proceeds of the Collateral securing such Allowed Secured Claim to the extent of the value of the Collateral securing such Allowed Secured Claim; (iii) surrender to the holder of such Allowed Secured Claim of the Collateral securing such Allowed Secured Claim; or (iv) such treatment that leaves unaltered the legal, equitable, and contractual rights to which the holder of the Allowed Secured Claim is entitled.  In the event an Allowed Secured Claim is treated under clause (i) or (ii) above, the Liens securing such Claim shall be deemed released and extinguished without further order of the Bankruptcy Court.

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5.98         Merit Class 3 — General Unsecured Claims against Merit.

(a)   Impairment and Voting.  Merit Class 3 is impaired by the Plan.  Each holder of an Allowed General Unsecured Claim in Merit Class 3 is entitled to vote to accept or reject the Plan.

(b)   Distributions.  Each holder of an Allowed General Unsecured Claim in Merit Class 3 shall receive its Pro Rata Share of Available Cash from Merit.

5.99         Merit Class 4 — Intercompany Claims against Merit.

(a)   Impairment and Voting.  Merit Class 4 is impaired by the Plan.  Each holder of an Allowed Intercompany Claim in Merit Class 4 is entitled to vote to accept or reject the Plan.

(b)   Distributions.  Each holder of an Allowed Intercompany Claim in Merit Class 4 shall receive its Pro Rata Share of Available Cash from Merit.

5.100       Merit Class 5 — Equity Interests in Merit.

(a)   Impairment and Voting.  Merit Class 5 is impaired by the Plan.  Each holder of an Equity Interest in Merit Class 5 is not entitled to vote to accept or reject the Plan and is conclusively deemed to have rejected the Plan.

(b)   Distributions.  Equity Interests in Merit shall be cancelled if and when Merit is dissolved in accordance with Section 7.4 of the Plan. Each holder of an Equity Interest in Merit shall neither receive nor retain any property or interest in property on account of such Equity Interests thereafter; provided, however, that in the event that all Allowed Claims against Merit have been satisfied in full in accordance with the Bankruptcy Code and the Plan, each holder of an Equity Interest in Merit may receive its Pro Rata Equity Share of any remaining assets in Merit.

5.101       Preferred Somerset Class 1 — Priority Non-Tax Claims against Preferred Somerset.

(a)   Impairment and Voting.  Preferred Somerset Class 1 is impaired by the Plan.  Each holder of an Allowed Priority Non-Tax Claim in Preferred Somerset Class 1 is entitled to vote to accept or reject the Plan.

(b)   Distributions.  Except to the extent that the holder of an Allowed Priority Non-Tax Claim in Preferred Somerset Class 1 agrees to less favorable treatment or has been paid by or on behalf of Preferred Somerset on account of such Allowed Priority Non-Tax Claim prior to the Effective Date, on the later of the Effective Date and the date such Priority Non-Tax Claim becomes an Allowed Priority Non-Tax Claim, or as soon thereafter as is practicable, each holder of an Allowed Priority Non-Tax Claim shall be paid by Preferred Somerset in Cash in an amount equal to the Allowed amount of such Priority Non-Tax Claim.

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5.102       Preferred Somerset Class 2 — Secured Claims against Preferred Somerset.

(a)   Impairment and Voting.  Preferred Somerset Class 2 is impaired by the Plan.  Each holder of an Allowed Secured Claim in Preferred Somerset Class 2 is entitled to vote to accept or reject the Plan.

(b)   Distributions.  Except to the extent that the holder of an Allowed Secured Claim agrees to less favorable treatment, each holder of an Allowed Secured Claim in Preferred Somerset Class 2 shall be satisfied by, at the option of Preferred Somerset: (i) payment in Cash by Preferred Somerset in an amount equal to the Allowed amount of such Secured Claim on the later of the Effective Date and the date such Secured Claim becomes an Allowed Secured Claim; (ii) the sale or disposition proceeds of the Collateral securing such Allowed Secured Claim to the extent of the value of the Collateral securing such Allowed Secured Claim; (iii) surrender to the holder of such Allowed Secured Claim of the Collateral securing such Allowed Secured Claim; or (iv) such treatment that leaves unaltered the legal, equitable, and contractual rights to which the holder of the Allowed Secured Claim is entitled.  In the event an Allowed Secured Claim is treated under clause (i) or (ii) above, the Liens securing such Claim shall be deemed released and extinguished without further order of the Bankruptcy Court.

5.103       Preferred Somerset Class 3 — General Unsecured Claims against Preferred Somerset.

(a)   Impairment and Voting.  Preferred Somerset Class 3 is impaired by the Plan.  Each holder of an Allowed General Unsecured Claim in Preferred Somerset Class 3 is entitled to vote to accept or reject the Plan.

(b)   Distributions.  Each holder of an Allowed General Unsecured Claim in Preferred Somerset Class 3 shall receive its Pro Rata Share of Available Cash from Preferred Somerset.

5.104       Preferred Somerset Class 4 — Intercompany Claims against Preferred Somerset.

(a)   Impairment and Voting.  Preferred Somerset Class 4 is impaired by the Plan.  Each holder of an Allowed Intercompany Claim in Preferred Somerset Class 4 is entitled to vote to accept or reject the Plan.

(b)   Distributions.  Each holder of an Allowed Intercompany Claim in Preferred Somerset Class 4 shall receive its Pro Rata Share of Available Cash from Preferred Somerset.

5.105       Preferred Somerset Class 5 — Equity Interests in Preferred Somerset.

(a)   Impairment and Voting.  Preferred Somerset Class 5 is impaired by the Plan.  Each holder of an Equity Interest in Preferred Somerset Class 5 is not entitled to vote to accept or reject the Plan and is conclusively deemed to have rejected the Plan.

(b)   Distributions.  Equity Interests in Preferred Somerset shall be cancelled if and when Preferred Somerset is dissolved in accordance with Section 7.4 of the Plan. Each holder of an Equity Interest in Preferred Somerset shall neither receive

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nor retain any property or interest in property on account of such Equity Interests thereafter; provided, however, that in the event that all Allowed Claims against Preferred Somerset have been satisfied in full in accordance with the Bankruptcy Code and the Plan, each holder of an Equity Interest in Preferred Somerset may receive its Pro Rata Equity Share of any remaining assets in Preferred Somerset.

5.106       Somerset Class 1 — Priority Non-Tax Claims against Somerset.

(a)   Impairment and Voting.  Somerset Class 1 is impaired by the Plan.  Each holder of an Allowed Priority Non-Tax Claim in Somerset Class 1 is entitled to vote to accept or reject the Plan.

(b)   Distributions.  Except to the extent that the holder of an Allowed Priority Non-Tax Claim in Somerset Class 1 agrees to less favorable treatment or has been paid by or on behalf of Somerset on account of such Allowed Priority Non-Tax Claim prior to the Effective Date, on the later of the Effective Date and the date such Priority Non-Tax Claim becomes an Allowed Priority Non-Tax Claim, or as soon thereafter as is practicable, each holder of an Allowed Priority Non-Tax Claim shall be paid by Somerset in Cash in an amount equal to the Allowed amount of such Priority Non-Tax Claim.

5.107       Somerset Class 2 — Secured Claims against Somerset.

(a)   Impairment and Voting.  Somerset Class 2 is impaired by the Plan.  Each holder of an Allowed Secured Claim in Somerset Class 2 is entitled to vote to accept or reject the Plan.

(b)   Distributions.  Except to the extent that the holder of an Allowed Secured Claim agrees to less favorable treatment, each holder of an Allowed Secured Claim in Somerset Class 2 shall be satisfied by, at the option of Somerset: (i) payment in Cash by Somerset in an amount equal to the Allowed amount of such Secured Claim on the later of the Effective Date and the date such Secured Claim becomes an Allowed Secured Claim; (ii) the sale or disposition proceeds of the Collateral securing such Allowed Secured Claim to the extent of the value of the Collateral securing such Allowed Secured Claim; (iii) surrender to the holder of such Allowed Secured Claim of the Collateral securing such Allowed Secured Claim; or (iv) such treatment that leaves unaltered the legal, equitable, and contractual rights to which the holder of the Allowed Secured Claim is entitled.  In the event an Allowed Secured Claim is treated under clause (i) or (ii) above, the Liens securing such Claim shall be deemed released and extinguished without further order of the Bankruptcy Court.

5.108       Somerset Class 3 — General Unsecured Claims against Somerset.

(a)   Impairment and Voting.  Somerset Class 3 is impaired by the Plan.  Each holder of an Allowed General Unsecured Claim in Somerset Class 3 is entitled to vote to accept or reject the Plan.

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(b)   Distributions.  Each holder of an Allowed General Unsecured Claim in Somerset Class 3 shall receive its Pro Rata Share of Available Cash from Somerset.

5.109       Somerset Class 4 — Intercompany Claims against Somerset.

(a)   Impairment and Voting.  Somerset Class 4 is impaired by the Plan.  Each holder of an Allowed Intercompany Claim in Somerset Class 4 is entitled to vote to accept or reject the Plan.

(b)   Distributions.  Each holder of an Allowed Intercompany Claim in Somerset Class 4 shall receive its Pro Rata Share of Available Cash from Somerset.

5.110       Somerset Class 5 — Equity Interests in Somerset.

(a)   Impairment and Voting.  Somerset Class 5 is impaired by the Plan.  Each holder of an Equity Interest in Somerset Class 5 is not entitled to vote to accept or reject the Plan and is conclusively deemed to have rejected the Plan.

(b)   Distributions.  Equity Interests in Somerset shall be cancelled if and when Somerset is dissolved in accordance with Section 7.4 of the Plan. Each holder of an Equity Interest in Somerset shall neither receive nor retain any property or interest in property on account of such Equity Interests thereafter; provided, however, that in the event that all Allowed Claims against Somerset have been satisfied in full in accordance with the Bankruptcy Code and the Plan, each holder of an Equity Interest in Somerset may receive its Pro Rata Equity Share of any remaining assets in Somerset.

ARTICLE VI

Implementation of the Plan

6.1           Plan Administrator.

(a)   Appointment.  LBHI shall serve as Plan Administrator for each of the Debtors.

(b)   Authority.  The Plan Administrator shall have the authority and right on behalf of each of the Debtors, without the need for Bankruptcy Court approval (unless otherwise indicated), but in consultation with the Creditors’ Committee, to carry out and implement all provisions of the Plan, including, without limitation, to:

(i)            control and effectuate the Claims reconciliation process, including to object to, seek to subordinate, compromise or settle any and all Claims against the Debtors;

(ii)           make Distributions to holders of Allowed Claims in accordance with the Plan;

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(iii)          exercise its reasonable business judgment to direct and control the wind down, liquidation and/or abandoning of the assets of the Debtors;

(iv)          prosecute all Litigation Claims, including Avoidance Actions, on behalf of the Debtors, and to elect not to pursue any Litigation Claims and whether and when to compromise, settle, abandon, dismiss, or otherwise dispose of any such Litigation Claims, as the Plan Administrator may determine is in the best interests of the Debtors;

(v)           make payments to existing professionals who will continue to perform in their current capacities;

(vi)          retain professionals to assist in performing its duties under the Plan;

(vii)         maintain the books and records and accounts of the Debtors;

(viii)        invest Cash of the Debtors, including any Cash proceeds realized from the liquidation of any assets of the Debtors, including any Litigation Claims, and any income earned thereon;

(ix)           incur and pay reasonable and necessary expenses in connection with the performance of duties under the Plan, including the reasonable fees and expenses of professionals retained by the Plan Administrator;

(x)            administer each Debtor’s tax obligations, including (i) filing and paying tax returns, (ii) request, if necessary, an expedited determination of any unpaid tax liability of each Debtor or its estate under Bankruptcy Code section 505(b) for all taxable periods of such Debtor ending after the Commencement Date through the liquidation of such Debtor as determined under applicable tax laws and (iii) represent the interest and account of each Debtor or its estate before any taxing authority in all matters including, without limitation, any action, suit, proceeding or audit; and

(xi)           prepare and file any and all informational returns, reports, statements, returns or disclosures relating to the Debtors that are required by any Governmental Unit or applicable law.

(c)           No liability of Plan Administrator.  The Plan Administrator shall have no liability whatsoever for any acts or omissions in its capacity as Plan Administrator to the Debtors or holders of Claims against or Equity Interests in the Debtors other than for gross negligence or willful misconduct of the Plan Administrator.  Each of the Debtors shall indemnify and hold harmless LBHI solely in its capacity as Plan Administrator for any losses incurred in such capacity, except to the extent such losses were the result of the Plan Administrator’s gross negligence or willful misconduct.

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6.2           LAMCO.  LAMCO will serve as asset manager for certain assets of each of the Debtors under the Plan.  Title and ownership of the assets of the Debtors will not be transferred to LAMCO.  Ownership and ultimate decision making authority with respect to each asset after the Effective Date will be vested in the applicable Debtor.

6.3           Debtor Allocation Agreement.  On or before the Effective Date, the Debtors shall execute the Debtor Allocation Agreement.  The Debtor Allocation Agreement in substantially final form will be included in the Plan Supplement.

6.4           Redistribution of Subordinated Unsecured Claims Recoveries.  To give effect to agreements of holders of Subordinated Unsecured Claims, all Distributions under the Plan made by LBHI shall be calculated as if each holder of an Allowed Subordinated Unsecured Claim in LBHI Class 5 were to receive its Pro Rata Share of a Distribution from LBHI; provided, however, that the Aggregate Subordinated Unsecured Claim Distribution shall automatically be distributed to holders of Allowed Senior Unsecured Claims in LBHI Class 3 in accordance with Section 4.3(b) of the Plan until all holders of Allowed Senior Unsecured Claims are fully satisfied in the Allowed amount of such Senior Unsecured Claims.

6.5           Allowance of Intercompany Claims and Affiliate Guarantee Claims.

(a)   Each holder of an Intercompany Claim shall have an Allowed Intercompany Claim against a Debtor only if such holder recognizes and honors each of the Debtors’ and Debtor-Controlled Entities’ Claims, if any, against such holder.

(b)   Each holder of an Affiliate Guarantee Claim shall have an Allowed Affiliate Guarantee Claim against LBHI only if such holder (i) recognizes and honors each of the Debtors’ and Debtor-Controlled Entities’ Claims, if any, against such holder and (ii) agrees not to setoff such Allowed Affiliate Guarantee Claim against any Claim of a Debtor or Debtor-Controlled Entity against such holder.

6.6           Closing of Chapter 11 Case.  After the Chapter 11 Case of a Debtor has been fully administered, the Plan Administrator shall seek authority from the Bankruptcy Court to close such Debtor’s Chapter 11 Case in accordance with the Bankruptcy Code and the Bankruptcy Rules.

6.7           Indenture Trustee and Creditors’ Committee Members Fees.  Subject to the occurrence of the Effective Date, the reasonable fees and expenses (including attorneys fees) of (i) the indenture trustees with respect to the Senior Notes and (ii) the individual members of the Creditors’ Committee, in each case, incurred in their capacities as indenture trustees or members of the Creditors’ Committee, respectively, shall be Allowed as Administrative Expense Claims and shall be paid by the Debtors in accordance with the Debtor Allocation Agreement.

ARTICLE VII

Corporate Governance

7.1           Corporate Form.  On the Effective Date, the Debtors shall each maintain their current corporate forms.

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7.2           LBHI Board of Directors and Officers.  On the Effective Date, the board of directors of LBHI shall consist of 9 persons selected by LBHI with the consent of the Creditors’ Committee (such consent not to be unreasonably withheld) to serve as the board of directors of LBHI through the closing of LBHI’s Chapter 11 Case in accordance of Section 6.6 of the Plan.  Three of the initial directors shall have initial terms of one year.  Three of the initial directors shall have initial terms of two years.  Three of the initial directors shall have initial terms of the three years.  Thereafter, all directors shall serve for three-year terms.  The current officers of LBHI shall continue to serve as the officers of LBHI in accordance with applicable non-bankruptcy law, any employment agreement with LBHI entered into after the Commencement Date, and LBHI’s by-laws, as the same may be amended from time to time, through the closing of LBHI’s Chapter 11 Case, unless an officer resigns or is removed by the post-Effective Date board of directors of LBHI.

7.3           Subsidiary Debtor Post-Effective Date Management.  On the Effective Date, the board of directors or manager, as applicable, of each Subsidiary Debtor shall be selected by the post-Effective Date board of directors of LBHI.  The current officers and/or managers of each Subsidiary Debtor shall continue to serve in such capacity in accordance with applicable non-bankruptcy law, any employment agreement with such Subsidiary Debtor entered into after the Commencement Date, and such Subsidiary Debtor’s certificate of incorporation or by-laws, as the same may be amended from time to time, through the closing of such Subsidiary Debtor’s Chapter 11 Case, unless a current officer or manager resigns or is removed by the post-Effective Date board of directors or manager, as applicable, of such Subsidiary Debtor.

7.4           Corporate Existence.  After the Effective Date, the Plan Administrator may decide, in consultation with the Creditors’ Committee, to (a) maintain each Debtor as a corporation in good standing until such time as all aspects of the Plan pertaining to such Debtor have been completed, or (b) at such time as the Plan Administrator considers appropriate and consistent with the implementation of the Plan pertaining to such Debtor, dissolve such Debtor and complete the winding up of such Debtor without the necessity for any other or further actions to be taken by or on behalf of such dissolving Debtor or its shareholder or any payments to be made in connection therewith subject to the filing of a certificate of dissolution with the appropriate governmental authorities (including, without limitation, the transfer of all or part of the assets of such Debtor to a liquidating trust), or (c) dissolve any Debtor-Controlled Entity and complete the winding up of such Debtor-Controlled Entity in accordance with applicable law; provided, however, that the foregoing does not limit the Plan Administrator’s ability to otherwise abandon an interest in a Debtor-Controlled Entity.

7.5           Wind-Down.  The wind-down and liquidation of each of the Debtors’ assets (as determined for federal income tax purposes) shall occur over a period of 3 years after the Effective Date, subject to receiving a private letter or other equivalent guidance from the IRS permitting a longer period of time without adversely impacting the status of the Plan for federal income tax purposes (it being understood that such liquidation may include the transfer of all or part of the assets of the Debtors to one or more liquidating trusts within the meaning of Treas. Reg. § 301.7701-4).

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7.6           Certificate of Incorporation and By-Laws.  As of the Effective Date, the certificate of incorporation and by-laws of each Debtor shall be amended to the extent necessary to carry out the provisions of the Plan.  The amended certificate and by-laws of such Debtor (if any) shall be included in the Plan Supplement.

7.7           Other Corporate Governance Matters.  The Debtors and the Creditors’ Committee shall agree upon other post-Effective Date corporate governance matters.

7.8           Stock Trading Restrictions.  The restrictions imposed by the Stock Trading Restrictions Order shall remain effective and binding through the closing of LBHI’s Chapter 11 Case.

ARTICLE VIII

Provisions Regarding Voting and Distributions Under the Plan

8.1           Voting of Claims.  Each holder of an Allowed Claim in an impaired Class of Claims that is entitled to vote on the Plan pursuant to Article III, Article IV and Article V of the Plan shall be entitled to vote separately to accept or reject the Plan as provided in an order as is entered by the Bankruptcy Court establishing procedures with respect to the solicitation and tabulation of votes to accept or reject the Plan, or any other order or orders of the Bankruptcy Court.

8.2           Nonconsensual Confirmation.  If any impaired Class of Claims entitled to vote on the Plan shall not accept the Plan by the requisite majority provided in section 1126(c) of the Bankruptcy Code, the Debtors reserve the right to amend the Plan in accordance with Section 14.4 of the Plan or undertake to have the Bankruptcy Court confirm the Plan under section 1129(b) of the Bankruptcy Code or both.  With respect to impaired Classes of Claims or Equity Interests that are deemed to reject the Plan, the Debtors shall request that the Bankruptcy Code confirm the Plan pursuant to section 1129(b) of the Bankruptcy Code.

8.3           Distributions of Available Cash.  On the Effective Date, or as soon thereafter as practicable, after the satisfaction in full of Allowed Administrative Expense Claims, Allowed Priority Tax Claims, Allowed Priority Non-Tax Claims and Allowed Secured Claims (to the extent the Debtor determines to pay such Allowed Secured Claim in Cash) against a Debtor, each Debtor shall make a Distribution of its Available Cash in accordance with the provisions of the Plan to holders of Allowed Claims against such Debtor.  After the initial Distribution, each Debtor shall make Distributions of Available Cash in accordance with the Plan to holders of Allowed Claims against such Debtor semi-annually on March 30 and September 30 of each year, provided that each such Distribution in the aggregate is not less than $10,000,000 of such Debtor’s Available Cash.  Notwithstanding the foregoing, the Plan Administrator may determine, in its sole discretion (a) to made a Distribution that is less than $10,000,000 in the aggregate of a Debtor’s Available Cash, or (b) not to make a Distribution to the holder of an Allowed Claim on the basis that it has not yet determined whether to object to such Claim and such Claim shall be treated as a Disputed Claim for purposes of Distributions under the Plan until the Plan Administrator determines not to object to such Claim (or the time to object to Claims expires), agrees with the

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holder of such Claim to allow such Claim in an agreed upon amount or objects to such Claim and such Claim is Allowed by a Final Order.

8.4           Minimum Distribution and Manner of Payment.  No payment of Cash of less than $100 shall be made by any Debtor to any holder of an Allowed Claim against such Debtor unless a request therefor is made in writing to the Debtor.  Any payment of Cash made pursuant to the Plan may be made at the option of the Plan Administrator either by check or by wire transfer.

8.5           Distributions Free and Clear.  Except as otherwise provided herein, any Distributions under the Plan shall be free and clear of any Liens, Claims and encumbrances, and no other entity, including the Debtors or the Plan Administrator shall have any interest, legal, beneficial or otherwise, in assets transferred pursuant to the Plan.

8.6           Delivery of Distributions and Undeliverable Distributions.  Distributions to holders of Allowed Claims shall be made at the address of each such holder as set forth on the Schedules filed with the Bankruptcy Court, unless superseded by a new address as set forth (a) on a proof of claim filed by a holder of an Allowed Claim or (b) in another writing notifying the Plan Administrator (at the addresses set forth in Section 14.8) of a change of address.  If any holder’s Distribution is returned as undeliverable, no further Distributions to such holder shall be made unless and until the Plan Administrator is notified of such holder’s then-current address, at which time all missed Distributions shall be made to such holder at its then-current address, without interest.  All demands for undeliverable Distributions shall be made on or before six (6) months after the date such undeliverable Distribution was initially made.  Thereafter, the amount represented by such undeliverable Distribution shall irrevocably revert to the applicable Debtor and any Claim in respect of such undeliverable Distribution shall be discharged and forever barred from assertion against such Debtor or its respective property.

8.7           Withholding and Reporting Requirements.  In connection with the Plan and all instruments issued in connection therewith and distributed thereon, the Plan Administrator shall comply with all applicable withholding and reporting requirements imposed by any federal, state, or local taxing authority, and all Distributions under the Plan shall be subject to any such withholding or reporting requirements. Notwithstanding the above, each holder of an Allowed Claim that is to receive a Distribution under the Plan shall have the sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed by any Governmental Unit, including income, withholding and other tax obligations, on account of such Distribution.  The Plan Administrator has the right, but not the obligation, to not make a Distribution until such holder has made arrangements satisfactory to such issuing or disbursing party for payment of any such tax obligations.  The Plan Administrator may require, as a condition to receipt of a Distribution, that the holder of an Allowed Claim complete and return a Form W-8 or W-9, as applicable to each such holder.  If the Plan Administrator makes such a request and the holder fails to comply before the date that is 180 days after the request is made, the amount of such Distribution shall irrevocably revert to the applicable Debtor and any Claim in respect of such Distribution shall be discharged and forever barred from assertion against such Debtor or its respective property.

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8.8                                 Time Bar to Cash Payment Rights.  Checks issued in respect of Allowed Claims shall be null and void if not negotiated within 90 days after the date of issuance thereof.  Requests for reissuance of any check shall be made to the Plan Administrator by the holder of the Allowed Claim to whom such check originally was issued.  Any claim in respect of such a voided check shall be made on or before 90 days after the expiration of the 90 day period following the date of issuance of such check.  Thereafter, the amount represented by such voided check shall irrevocably revert to the Debtor and any Claim in respect of such voided check shall be discharged and forever barred from assertion against such Debtor and its property.

8.9                                 Setoffs and Recoupment.  The Debtors may, but shall not be required to, setoff against or recoup from any Claim and the payments to be made pursuant to the Plan in respect of such Claim any Claims of any nature whatsoever that the Debtors may have against the claimant, but neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtors of any such Claim the Debtors may have against such claimant.

8.10                           Distribution Record Date.  On the Distribution Record Date, the Claims register shall be closed and any transfer of any Claim therein shall be prohibited.  The Debtors and the Plan Administrator shall have no obligation to recognize any transfer of any such Claims occurring after the close of business on the Distribution Record Date.

8.11                           Allocation of Distributions.  Distributions to any holder of an Allowed Claim shall be allocated first to the principal portion of any such Allowed Claim (as determined for federal income tax purposes), and, only after the principal portion of any such Allowed Claim is satisfied in full, to any portion of such Allowed Claim comprising interest (but solely to the extent that interest is an allowable portion of such Allowed Claim).

8.12                           Maximum Distribution.  In no event shall any holder of any Allowed Claim receive Distributions under the Plan in excess of the Allowed amount of such Claim.

ARTICLE IX

Procedures for Treating Disputed Claims

9.1                                 Objections.  As of the Effective Date, objections to, and requests for estimation of, all Claims against the Debtors may be interposed and prosecuted only by the Plan Administrator, which shall consult with the applicable Debtor and the Creditors’ Committee regarding the same.  Objections to and requests for estimation of Claims shall be filed with the Court and served on the claimant on or before the later of (a) the date that is 2 years after the Effective Date and (b) such later date as may be fixed by the Bankruptcy Court for cause shown.

9.2                                 No Distributions Pending Allowance.  Notwithstanding any other provision hereof, if any portion of a Claim is a Disputed Claim, no Distribution shall be made on account of such Claim unless and until such Disputed Claim becomes an Allowed Claim.

9.3                                 Estimation of Claims.  The Plan Administrator may at any time request on behalf of any Debtor, after consultation with the Creditors’ Committee, that the Bankruptcy Court estimate any contingent, unliquidated, or Disputed Claim pursuant to section 502(c) of the Bankruptcy Code or otherwise regardless of whether such Debtor previously objected to such Claim or whether

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the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court will retain exclusive jurisdiction to estimate any Claim at any time during litigation concerning any objection to any Claim, including, without limitation, during the pendency of any appeal relating to any such objection.  In the event that the Bankruptcy Court estimates any contingent, unliquidated or Disputed Claim, the amount so estimated shall constitute either the Allowed amount of such Claim or a maximum limitation on such Claim, as determined by the Bankruptcy Court.  If the estimated amount constitutes a maximum limitation on the amount of such Claim, such Debtor may pursue supplementary proceedings to object to the allowance of such Claim.  All of the aforementioned objection, estimation, and resolution procedures are intended to be cumulative and not exclusive of one another.  Claims may be estimated and subsequently disallowed, reduced, compromised, settled, withdrawn, or resolved by any mechanism approved by the Bankruptcy Court.

9.4                                 Resolution of Disputed Claims.  On and after the Effective Date, the Plan Administrator shall have the authority, after consultation with the Creditors’ Committee, to compromise, settle or otherwise resolve or withdraw any objections to Claims and to compromise, settle or otherwise resolve any Disputed Claims.  On the date of the first Distribution that is at least sixty (60) days after the date a Disputed Claim becomes an Allowed Claim against a Debtor, such Debtor shall remit to the holder of such Allowed Claim Cash equal to the amount such holder would have received as of that date under the Plan if the Allowed portion of the Disputed Claim had been an Allowed Claim as of the Effective Date.  To the extent that a Disputed Claim against a Debtor is not Allowed or becomes an Allowed Claim in an amount less than the amount of the Disputed Claim set forth in the proof of claim, or as previously estimated by the Bankruptcy Court, the excess of the amount of Cash that would have been distributed to the holder of the Disputed Claim if the Claim had been Allowed in full over the amount of Cash actually distributed on account of such Disputed Claim shall be Available Cash.

9.5                                 No Interest.  Holders of Disputed Claims shall not be entitled to interest if such Disputed Claim becomes an Allowed Claim unless the holder of such Allowed Claim is entitled to postpetition interest on such Claim under the Bankruptcy Code and the Plan.

ARTICLE X

Treatment of Executory Contracts and Unexpired Leases

10.1                           Executory Contracts and Unexpired Leases.  Pursuant to sections 365(a) and 1123(b)(2) of the Bankruptcy Code, all executory contracts and unexpired leases that exist between a Debtor and any person or entity shall be deemed rejected by such Debtor, as of the Effective Date, except for any executory contract or unexpired lease (i) that has been assumed pursuant to an order of the Bankruptcy Court entered prior to the Effective Date and for which the motion was filed prior to the Confirmation Date, (ii) as to which a motion for approval of the assumption or rejection of such executory contract or unexpired lease has been filed prior to the Confirmation Date, or (iii) that is specifically designated in the Plan Supplement as a contract or lease to be assumed by the Debtor; provided, however, that the Debtors reserve the right, on or prior to the Confirmation Date, to amend the Plan Supplement to remove any executory contract or unexpired lease therefrom or add any executory contract or unexpired lease thereto, in which event such

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executory contract(s) or unexpired lease(s) shall be deemed to be, respectively, rejected or assumed.  The Debtors shall provide notice of any amendments to the Plan Supplement to the parties to the executory contracts and unexpired leases affected thereby.  The listing of a document in the Plan Supplement shall not constitute an admission by the Debtors that such document is an executory contract or an unexpired lease or that the Debtors have any liability thereunder.

10.2                           Approval of Assumption and Rejection of Executory Contracts and Unexpired Leases.  Entry of the Confirmation Order shall, subject to and upon the occurrence of the Effective Date, constitute (i) the approval, pursuant to sections 365(a) and 1123(b)(2) of the Bankruptcy Code, of the assumption of the executory contracts and unexpired leases assumed or assumed and assigned pursuant to the Plan and (ii) the approval, pursuant to sections 365(a) and 1123(b)(2) of the Bankruptcy Code, of the rejection of the executory contracts and unexpired leases rejected pursuant to the Plan.  To the extent any provision of an executory contract or unexpired lease to be assumed by any of the Debtors under the Plan limits such Debtor’s ability to assign such executory contract or unexpired lease, the effectiveness of such provision shall be limited or nullified to the full extent provided in section 365(f) of the Bankruptcy Code.

10.3                           Cure of Defaults.  Except as may otherwise be agreed to by the parties, within thirty (30) days after the Effective Date, the Debtor shall cure any and all undisputed defaults under any executory contract or unexpired lease assumed by the Debtor pursuant to the Plan, in accordance with section 365(b) of the Bankruptcy Code.  All disputed defaults that are required to be cured shall be cured either within thirty (30) days of the entry of a Final Order determining the amount, if any, of the Debtor’s liability with respect thereto, or as may otherwise be agreed to by the parties.

10.4                           Bar Date for Filing Proofs of Claim Relating to Executory Contracts and Unexpired Leases Rejected Pursuant to the Plan.  Claims arising out of the rejection of an executory contract or unexpired lease pursuant to the Plan must be filed with the Bankruptcy Court and served upon the relevant Debtor no later than forty-five (45) days after the later of (i) notice of entry of an order approving the rejection of such executory contract or unexpired lease, (ii) notice of entry of the Confirmation Order, and (iii) notice of an amendment to the Plan Supplement relating to such executory contract or unexpired lease.  Except as set forth in the preceding sentence, all such Claims must otherwise comply with the provisions of the Bar Date Order, including, without limitation, the Derivatives Questionnaire and the Guarantee Questionnaire.  All such Claims not filed in accordance with the foregoing and within such time will be forever barred from assertion against the Debtors and their estates. Any Claim arising out of the rejection of an executory contract or unexpired lease pursuant to the Plan shall be classified as a General Unsecured Claim against the Debtor that is a party to such executory contract or unexpired lease.

10.5                           Insurance Policies.  All of the Debtors’ insurance policies and any agreements, documents, or instruments relating thereto, are treated as executory contracts and shall be deemed assumed under the Plan.  Nothing contained herein shall constitute or be deemed a waiver of any Litigation Claims that the Debtors may hold against any entity, including, without limitation, the insurer, under any of the Debtors’ policies of insurance.

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10.6                           Indemnification Obligations.  Subject to the occurrence of the Effective Date, the obligations of each Debtor to indemnify, defend, reimburse or limit the liability of (i) directors, officers and any other employee who is held responsible for obligations of the Debtor incurred after the Commencement Date who are directors, officers or employees of such Debtor or a Debtor-Controlled Entity on or after the Commencement Date and (ii) Released Parties, respectively, against any Claims or Causes of Action as provided in the Debtor’s articles of organization, certificates of incorporation, bylaws, other organizational documents or applicable law, shall survive confirmation of the Plan, shall be assumed by such Debtor and will remain in effect after the Effective Date.  Any such assumed obligations owed in connection with an event occurring after the Commencement Date shall be paid as an Administrative Expense Claim under the Plan.  Any such assumed obligations owed in connection with an even occurring before the Commencement Date shall be treated as General Unsecured Claims under the Plan.  Nothing in the Plan shall in any way limit, modify, alter or amend the Debtor’s limitation of liability of the Independent Directors set forth in Section 10.1 of the Restated Certificate of Incorporation of LBHI.

ARTICLE XI

Effectiveness of the Plan

11.1                           Conditions Precedent to the Confirmation of the Plan.  A condition precedent to the confirmation of each Plan is that the Bankruptcy Court shall have entered a Confirmation Order with respect to such Plan in form and substance satisfactory to the respective Debtor and the Creditors’ Committee.

11.2                           Conditions Precedent to the Effective Date of the Plan.  The following are conditions precedent to the Effective Date of the Plan with respect to each Debtor:

(a)          The Confirmation Order, in form and substance acceptable to the Debtors and the Creditors’ Committee, shall have been entered;

(b)         All actions and all agreements, instruments or other documents necessary to implement the terms and provisions of the Plan are effected or executed and delivered, as applicable, in form and substance satisfactory to the Debtors;

(c)          All authorizations, consents and regulatory approvals, if any, required by the Debtors in connection with the consummation of the Plan are obtained and not revoked; and

(d)         the certificate of incorporation and by-laws of the Debtors shall have been amended to the extent necessary to effectuate the Plan.

11.3                           Waiver of Conditions.  Notwithstanding the foregoing, each Debtor reserves its right, upon obtaining the consent of the Creditors’ Committee, to waive the occurrence of the conditions precedent to the Effective Date set forth in Section 11.2 of the Plan other than Section 11.2(a) of the Plan.  Any such waiver may be effected at any time, without notice, without leave or order of the Bankruptcy Court, and without any formal action other than proceeding to consummate the Plan.  Any actions required to be taken on the Effective Date shall take place and shall be deemed to have occurred simultaneously, and no such action shall be deemed to

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have occurred prior to the taking of any other such action.  If any of the Debtors decide, after consultation with the Creditors’ Committee, that one of the conditions precedent to the Effective Date of its Plan cannot be satisfied and the occurrence of such condition is not waived or cannot be waived, then the Debtor shall file a notice of the inability to satisfy such condition prior to the Effective Date with the Bankruptcy Court.

ARTICLE XII

Effects of Confirmation

12.1                           Vesting of Assets.  Upon the Effective Date, pursuant to section 1141(b) and (c) of the Bankruptcy Code, all property of the Debtors’ estates shall vest in the respective Debtor free and clear of all Claims, Liens, encumbrances, charges and other interests, except as provided herein.  From and after the Effective Date, the Debtors may take any action, including, without limitation, the operation of their businesses, the use, acquisition, sale, lease and disposition of property, and the entry into transactions, agreements, understandings or arrangements, whether in or other than in the ordinary course of business, and execute, deliver, implement, and fully perform any and all obligations, instruments, documents and papers or otherwise in connection with any of the foregoing, free of any restrictions of the Bankruptcy Code or the Bankruptcy Rules and in all respects as if there were no pending cases under any chapter or provision of the Bankruptcy Code, except as explicitly provided herein.

12.2                           Binding Effect.  On and after the Confirmation Date, the provisions of the Plan shall bind any holder of a Claim against, or Equity Interest in, the Debtors and their respective successors and assigns, whether or not the Claim or Equity Interest of such holder is impaired under the Plan and whether or not such holder has accepted the Plan.

12.3                           Release and Exculpation. On and after the Effective Date, the Debtors and all entities who have held, hold or may hold Claims against or Equity Interests in any or all of the Debtors (whether proof of such Claims or Equity Interests has been filed or not), along with their respective present or former employees, agents, officers, directors or principals, shall be deemed to have released the Released Parties from, and none of the Released Parties shall have or incur any liability for, any Claim, Cause of Action or other assertion of liability for any act taken or omitted to be taken during the Chapter 11 Cases in connection with, or arising out of, the Chapter 11 Cases, the formulation, dissemination, confirmation, consummation or administration of the Plan, property to be distributed under the Plan or any other act or omission in connection with the Chapter 11 Cases, the Plan, the Disclosure Statement or any contract, instrument, document or other agreement related thereto; provided, however, that (i) in no event shall any Litigation Claim, Cause of Action or other Claim or assertion of liability against any Released Party for any act taken or omitted to be taken prior to the Commencement Date be released by the Plan, and (ii) nothing herein shall affect the liability of any person that otherwise would result from any such act or omission to the extent such act or omission is determined by a Final Order to have constituted willful misconduct or gross negligence; provided, further, that nothing in this Plan shall limit the liability of the professionals of the Debtors or the Creditors’ Committee to their respective clients pursuant to DR 6-102 of the Model Code of Professional Responsibility.

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12.4                           Injunction.  Except as expressly provided in the Plan, the Confirmation Order, or a separate order of the Bankruptcy Court, all entities who have held, hold or may hold Claims against or Equity Interests in any or all of the Debtors and other parties in interest (whether proof of such Claims or Equity Interests has been filed or not), along with their respective present or former employees, agents, officers, directors or principals, are permanently enjoined, on and after the Effective Date, with respect to any Claims and Causes of Action which are extinguished or released pursuant to the Plan from (i) commencing, conducting, or continuing in any manner, directly or indirectly, any suit, action, or other proceeding of any kind (including, without limitation, any proceeding in a judicial, arbitral, administrative or other forum) against or affecting the Released Parties or the property of any of the Released Parties, (ii) enforcing, levying, attaching (including, without limitation, any prejudgment attachment), collecting, or otherwise recovering by any manner or means, whether directly or indirectly, any judgment, award, decree, or order against the Released Parties or the property of any of the Released Parties, (iii) creating, perfecting, or otherwise enforcing in any manner, directly or indirectly, any encumbrance of any kind against the Released Parties or the property of any of the Released Parties, (iv) asserting any right of setoff, directly or indirectly, against any obligation due the Released Parties or the property of any of the Released Parties, except as contemplated or allowed by the Plan; (v) acting or proceeding in any manner, in any place whatsoever, that does not conform to or comply with the provisions of the Plan; and (vi) taking any actions to interfere with the implementation or consummation of the Plan.

12.5                           Terms of Injunctions or Stays.  Unless otherwise provided in the Plan, the Confirmation Order, or a separate order of the Bankruptcy Court, all injunctions or stays arising under or entered during the Chapter 11 Cases under section 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the closing of all of the Chapter 11 Cases.

12.6                           Retention of Litigation Claims and Reservation of Rights.

(a)          Except as expressly provided in the Plan, nothing contained in the Plan or the Confirmation Order shall be deemed to be a waiver or the relinquishment of any rights or Litigation Claims that the Debtors may have or choose to assert on behalf of their respective estates under any provision of the Bankruptcy Code or any applicable nonbankruptcy law, including, without limitation, (i) any and all Claims against any person or entity, to the extent such person or entity asserts a crossclaim, counterclaim, and/or Claim for setoff which seeks affirmative relief against the Debtors, their officers, directors, or representatives, (ii) any and all Claims or rights arising under any tax sharing agreement among the Debtors and their Affiliates (including the tax sharing agreement among the Debtors and LBI based on their regular and consistent course of conduct over many years), (iii) any and all Claims for reimbursement of costs incurred for the benefit of any Affiliate, including in connection with the disposition of an Affiliate’s assets; and (iv) any and all Avoidance Actions.

(b)         Except as expressly provided in the Plan, nothing contained in the Plan or the Confirmation Order shall be deemed to be a waiver or relinquishment of any Litigation Claim, right of setoff, or other legal or equitable defense which the Debtors had immediately prior to the Commencement Date, against or with respect to any Claim. The Debtors shall have, retain,

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reserve, and be entitled to assert all such Litigation Claims, rights of setoff, and other legal or equitable defenses which they had immediately prior to the Commencement Date fully as if the Chapter 11 Cases had not been commenced, and all of the Debtors’ legal and equitable rights respecting any Claim may be asserted after the Confirmation Date to the same extent as if the Chapter 11 Cases had not been commenced; provided, however, that, for the avoidance of doubt, the foregoing shall not restrict the Debtors’ ability to retain, prosecute or settle any Avoidance Actions.

(c)          Except as expressly provided in the Plan, the Plan Administrator, shall, after the Effective Date, retain the rights of each Debtor, to prosecute any Litigation Claims that could have been brought by such Debtor at any time.  The Plan Administrator shall prosecute all such retained Litigation Claims in coordination with the Debtors and the Creditors’ Committee.  If the Plan Administrator declines to prosecute any Litigation Claim on behalf of any Debtor, the Creditors’ Committee shall have the right and standing to prosecute such Litigation Claim on behalf of such Debtor.

ARTICLE XIII

Retention of Jurisdiction

13.1                           Retention of Jurisdiction.  The Bankruptcy Court shall retain exclusive jurisdiction of all matters arising under, arising out of, or related to, the Chapter 11 Cases and the Plan pursuant to, and for the purposes of, sections 105(a) and 1142 of the Bankruptcy Code and for, among other things, the following purposes:

(a)                                  To hear and determine any motions for the assumption, assumption and assignment or rejection of executory contracts or unexpired leases and the allowance of any Claims resulting therefrom;

(b)                                 To determine any and all pending adversary proceedings, applications and contested matters relating to the Chapter 11 Cases;

(c)                                  To hear and determine any objection to Claims;

(d)                                 To enter and implement such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, revoked, modified, or vacated;

(e)                                  To issue such orders in aid of execution of the Plan to the extent authorized by section 1142 of the Bankruptcy Code;

(f)                                    To consider any modifications of the Plan, to cure any defect or omission or reconcile any inconsistency in any order of the Bankruptcy Court, including, without limitation, the Confirmation Order;

(g)                                 To hear and determine all applications for compensation and reimbursement of expenses of professionals under sections 330, 331 and 503(b) of the Bankruptcy Code;

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(h)                                 To hear and determine disputes arising in connection with the interpretation, implementation, or enforcement of the Plan, including any agreements or documents contemplated by the Plan;

(i)                                     To issue injunctions, enter and implement other orders, and take such other actions as may be necessary or appropriate to restrain interference by any person with the consummation, implementation or enforcement of the Plan, the Confirmation Order, or any other order of the Bankruptcy Court;

(j)                                     To hear and determine any actions brought against the Plan Administrator in connection with the Plan;

(k)                                  To hear and determine any actions brought to recover all assets of the Debtors and property of the estates, wherever located;

(l)                                     To hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505 and 1146 of the Bankruptcy Code, including any requests for expedited determinations under section 505(b) of the Bankruptcy Code filed, or to be filed, with respect to tax returns for any and all taxable periods ending after the Commencement Date;

(m)                               To hear all matters relating to Article XII of the Plan, including, without limitation, all matters relating to the releases, exculpation, and injunction granted thereunder.

(n)                                 To hear any other matter consistent with the provisions of the Bankruptcy Code; and

(o)                                 To enter a final decree closing the Chapter 11 Cases.

ARTICLE XIV

Miscellaneous Provisions

14.1                           Dissolution of the Committee.  On the Closing Date, the Creditors’ Committee shall be dissolved and the members thereof shall be released and discharged of and from all further authority, duties, responsibilities, and obligations related to and arising from and in connection with the Chapter 11 Cases, and the retention or employment of the Creditors’ Committee’s attorneys, accountants, and other agents shall terminate.

14.2                           Exemption from Transfer Taxes.  Pursuant to section 1146(a) of the Bankruptcy Code, (a) the issuance, transfer, or exchange of notes or equity securities, (b) the creation of any mortgage, deed of trust, lien, pledge, or other security interest, (c) the making or assignment of or surrender of any lease or sublease, or (d) the making of or delivery of any deed or other instrument of transfer under, in furtherance of, or in connection with the Plan, and any merger agreements, agreements of restructuring, disposition, liquidation or dissolution, any deeds, bills of sale, transfers of tangible property, or assignments executed in connection with any

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disposition of assets contemplated by the Plan, shall not be subject to any stamp, real estate transfer, mortgage recording, sales, use or other similar tax.

14.3                           Plan Supplement.  The Debtor Allocation Agreement, the amended certificate and by-laws of the Debtors (if any) in accordance with Section 7.6, and a list of any contracts or leases to be assumed or assumed and assigned by the Debtors in accordance with Section 10.1, shall be contained in the Plan Supplement that is filed with the Clerk of the Bankruptcy Court at least ten (10) days prior to the last day upon which holders of Claims may vote to accept or reject the Plan.  Upon its filing with the Bankruptcy Court, the Plan Supplement may be obtained on the Debtors’ independent website at www.lehman-docket.com or by request to the Debtors in accordance with Section 14.8 of the Plan.

14.4                           Amendment or Modification of Plan.  The Debtors reserve the right to propose alterations, amendments, or modifications of or to the Plan in writing at any time prior to the Confirmation Date, provided that the Plan, as altered, amended or modified satisfies the conditions of section 1122 and 1123 of the Bankruptcy Code, and the Debtors shall have complied with section 1125 of the Bankruptcy Code.  The Plan may be altered, amended, or modified at any time after the Confirmation Date and before substantial consummation, provided that the Plan, as altered, amended or modified satisfies the requirements of sections 1122 and 1123 of the Bankruptcy Code and the Bankruptcy Court, after notice and a hearing, confirms the Plan, as altered, modified or amended, under section 1129 of the Bankruptcy Code and the circumstances warrant such alterations, amendments of modifications.  A holder of a Claim that has accepted the plan shall be deemed to have accepted the Plan, as altered, amended or modified, if the proposed alteration, amendment or modification does not materially and adversely change the treatment of the Claims of such holder.

14.5                           Withdrawal or Revocation of the Plan.  The Debtors reserve the right to withdraw or revoke the Plan at any time prior to the Confirmation Date.  If the Debtors revoke or withdraw the Plan prior to the Confirmation Date, or if the Confirmation Date does not occur, then the Plan shall be deemed null and void.  In such event, nothing contained herein shall be deemed to constitute a waiver or release of any Claim by or against the Debtors or any other person or to prejudice in any manner the rights of the Debtors or any other person in any further proceedings involving the Debtors.

14.6                           Courts of Competent Jurisdiction.  If the Bankruptcy Court abstains from exercising, or declines to exercise, jurisdiction or is otherwise without jurisdiction over any matter arising out of the Plan, such abstention, refusal or failure of jurisdiction shall have no effect upon and shall not control, prohibit, or limit the exercise of jurisdiction by any other court having competent jurisdiction with respect to such matter.

14.7                           Transactions on Business Days.  If the Effective Date or any other date on which a transaction may occur under the Plan shall occur on a day that is not a Business Day, any transactions or other actions contemplated by the Plan to occur on such day shall instead occur on the next succeeding Business Day.

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14.8                           Notices.  Any notices to or requests of the Debtors by parties in interest under or in connection with the Plan shall be in writing and served either by (a) certified mail, return receipt requested, postage prepaid, (b) hand delivery, or (c) reputable overnight delivery service, all charges prepaid, and shall be deemed to have been given when received by the following parties:

If to any Debtor:

c/o Lehman Brothers Holdings Inc.
1271 Avenue of the Americas
New York, NY 10020
Attention:	Bryan Marsal
John Suckow

with a copy to:

Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, New York 10153
Re: Lehman Brothers

14.9                           Severability.  In the event that the Bankruptcy Court determines, prior to the Confirmation Date, that any provision of the Plan is invalid, void, or unenforceable, the Bankruptcy Court shall, with the consent of the Debtors, have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision shall then be applicable as altered or interpreted.  Notwithstanding any such holding, alteration, or interpretation, the remainder of the terms and provisions of the Plan shall remain in full force and effect and shall in no way be affected, impaired, or invalidated by such holding, alteration, or interpretation.  The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

14.10                     Governing Law.  Except to the extent the Bankruptcy Code or Bankruptcy Rules are applicable, the rights and obligations arising under the Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of New York without giving effect to the principles of conflicts of law thereof.

14.11                     Headings.  Headings are used in the Plan for convenience and reference only, and shall not constitute a part of the Plan for any other purpose.

14.12                     Exhibits.  All exhibits and schedules to the Plan as well as the Plan Supplement and any exhibits or schedules thereto are incorporated into and are a part of the Plan as if set forth in full herein.

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14.13       Successors and Assigns.  All the rights, benefits, and obligations of any person named or referred to in the Plan shall be binding on, and shall inure to the benefit of, the heirs, executors, administrators, successors, and/or assigns of such person.

Dated:	New York, New York
April 14, 2010

LEHMAN BROTHERS HOLDINGS INC.

		By:	/s/ William J. Fox
Name: William J. Fox
Title: Executive Vice President and Chief Financial Officer

LB 745 LLC

		By:	/s/ William J. Fox
Name: William J. Fox
Title: Executive Vice President and Chief Financial Officer

PAMI STATLER ARMS LLC

		By:	/s/ William J. Fox
Name: William J. Fox
Title: Authorized Signatory

LEHMAN BROTHERS COMMODITY SERVICES INC.

		By:	/s/ William J. Fox
Name: William J. Fox
Title: Executive Vice President and Chief Financial Officer

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LEHMAN BROTHERS SPECIAL FINANCING INC.

By:	/s/ William J. Fox
Name: William J. Fox
Title: Executive Vice President and Chief Financial Officer

LEHMAN BROTHERS OTC DERIVATIVES INC.

By:	/s/ William J. Fox
Name: William J. Fox
Title: Executive Vice President and Chief Financial Officer

LEHMAN BROTHERS DERIVATIVE PRODUCTS INC.

By:	/s/ William J. Fox
Name: William J. Fox
Title: Chief Financial Officer, Controller and Senior Vice-President

LEHMAN COMMERCIAL PAPER INC.

By:	/s/ William J. Fox
Name: William J. Fox
Title: Executive Vice President and Chief Financial Officer

LEHMAN BROTHERS COMMERCIAL CORP.

By:	/s/ William J. Fox
Name: William J. Fox
Title: Executive Vice President and Chief Financial Officer

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LEHMAN BROTHERS FINANCIAL PRODUCTS INC.

By:	/s/ William J. Fox
Name: William J. Fox
Title: Chief Financial Officer, Controller and Senior Vice-President

CES AVIATION LLC

By:	/s/ William J. Fox
Name: William J. Fox
Title: Executive Vice President and Chief Financial Officer

CES AVIATION V LLC

By:	/s/ William J. Fox
Name: William J. Fox
Title: Executive Vice President and Chief Financial Officer

CES AVIATION IX LLC

By:	/s/ William J. Fox
Name: William J. Fox
Title: Executive Vice President and Chief Financial Officer

EAST DOVER LIMITED

By:	/s/ William J. Fox
Name: William J. Fox
Title: Duly Authorized Officer

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LEHMAN SCOTTISH FINANCE L.P., by its general partner Property Asset Management Inc.

By:	/s/ William J. Fox
Name: William J. Fox
Title: Executive Vice President and Chief Financial Officer

LUXEMBOURG RESIDENTIAL PROPERTIES LOAN FINANCE S.A.R.L.

By:	/s/ William J. Fox
Name: William J. Fox
Title: Manager

BNC MORTGAGE LLC

By:	/s/ William J. Fox
Name: William J. Fox
Title: Authorized Signatory

STRUCTURED ASSET SECURITIES CORPORATION

By:	/s/ William J. Fox
Name: William J. Fox
Title: Executive Vice President and Chief Financial Officer

LB ROSE RANCH LLC

By:	/s/ William J. Fox
Name: William J. Fox
Title: Authorized Signatory

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LB 2080 KALAKAUA OWNERS LLC, by its managing member PAMI LLC

By:	/s/ William J. Fox
Name: William J. Fox
Title: Executive Vice President and Chief Financial Officer

MERIT, LLC, by its Manager
LEHMAN COMMERCIAL PAPER INC.

By:	/s/ William J. Fox
Name: William J. Fox
Title: Executive Vice President and Chief Financial Officer

LB SOMERSET LLC, by its managing member
PAMI LLC

By:	/s/ William J. Fox
Name: William J. Fox
Title: Executive Vice President and Chief Financial Officer

LB PREFERRED SOMERSET LLC, by its managing member PAMI LLC

By:	/s/ William J. Fox
Name: William J. Fox
Title: Executive Vice President and Chief Financial Officer

Counsel:

WEIL, GOTSHAL & MANGES LLP

767 Fifth Avenue

New York, New York 10153

Telephone:  (212) 310-8000

Facsimile:  (212) 310-8007

Attorneys for Debtors and

Debtors in Possession

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Schedule 1

(Debtors)

1.	BNC

2.	CES

3.	CES V

4.	CES IX

5.	East Dover

6.	LB 745

7.	LB 2080

8.	LB Rose Ranch

9.	LBCC

10.	LBCS

11.	LBDP

12.	LBFP

13.	LBHI

14.	LBSF

15.	LCPI

16.	LOTC

17.	LS Finance

18.	LUXCO

19.	Merit

20.	PAMI

21.	Preferred Somerset

22.	SASCO

23.	Somerset

Schedule 2
(Foreign Administrators)

1.                                       Rutger Schimmelpenninck and Frédéric Verhoeven, in their capacity as bankruptcy trustees (“curators”) for LBT

2.                                       Anthony Victor Lomas, Steven Anthony Pearson, Dan Yoram Schwarzmann, Michael John Andrew Jervis of PricewaterhouseCoopers LLP as administrators of:

a.               LBL

b.              Lehman Brothers Holdings PLC (in Administration)

c.               LB UK Re Holdings Limited (in Administration)

d.              LBIE

e.               Storm Funding Limited (in Administration)

f.                 Mable Commercial Funding Limited (in Administration)

g.              Lehman Brothers Europe Limited (in Administration)

h.              Lehman Brothers UK Holdings Ltd (in Administration)

i.                  LB UK Financing Ltd (in Administration)

j.                  LB SF No. 1 (in Administration)

k.               Cherry Tree Mortgages Limited (in Administration)

l.                  Lehman Brothers Lease and Financing (No 1) Limited (in Administration)

m.            Zestdew Limited (in Administration)

n.              Monaco NPL (No 1) Limited (in Administration)

o.              Lehman Commercial Mortgage Conduit Limited (in Administration)

p.              LB RE Financing NO. 3 Limited (in Administration)

q.              Lehman Brothers (PTG) Limited (in Administration)

r.                 Eldon Street Holdings Limited (in Administration)

s.               LB Holdings Intermediate 2 Limited (in Administration)

3.                                       Edward Simon Middleton and Patrick Cowley as the Joint and Several Liquidators, without personal liability, of and for and on behalf of:

a.               Lehman Brothers Asia Holdings Limited (In Liquidation)

b.              Lehman Brothers Asia Limited (In Liquidation)

c.               Lehman Brothers Futures Asia Limited (In Liquidation)

d.              Lehman Brothers Securities Asia Limited (in Liquidation)

e.               LBQ Hong Kong Funding Limited (In Liquidation)

f.                 Lehman Brothers Nominees (H.K.) Limited (In Liquidation)

g.              Lehman Brothers Asia Capital Company (In Liquidation)

h.              LBCCA

4.                                       Edward Simon Middleton and Patrick Cowley as Joint Official Liquidators of Lehman Brothers Equity Finance (Cayman) Limited (In Official Liquidation)

5.                                       LBJ (debtor in possession)

6.                                       LBHJ (debtor in possession)

7.                                       Lehman Brothers Commercial Inc. (debtor in possession)

8.                                       Sunrise (debtor in possession)

9.                                       Chay Fook Yuen, Yap Cheng Ghee and Tay Puay Cheng, as Joint and Several Liquidators, without personal liability, of and for and on behalf of:

a.               Lehman Brothers Investments Pte. Ltd. (In Creditors’ Voluntary Liquidation)

b.              Lehman Brothers Finance Asia PTE Ltd. (In Creditors’ Voluntary Liquidation)Lehman Brothers Commodities Pte. Ltd. (In Creditors’ Voluntary Liquidation)

c.               Lehman Brothers Pacific Holdings Pte. Ltd. (In Creditors’ Voluntary Liquidation)

d.              Sail Investors Pte. Ltd. (In Creditors’ Voluntary Liquidation)

e.               Lehman Brothers Asia Pacific Holdings Pte. Ltd. (In Creditors’ Voluntary Liquidation)

10.                                 Dr. Michael C. Frege in his capacity as insolvency administration (“Insolvenzverwalter”) of LBB

11.                                 Neil Singleton and Stephen Parbery, joint and several administrators of:

a.               Lehman Brothers Australia Granica Pty Limited (Subject to Deed of Company Arrangement)

b.              Lehman Brothers Real Estate Australia Commercial Pty Limited (Subject to Deed of Company Arrangement)

c.               Lehman Brothers Australia Real Estate Holdings Pty Limited (Subject to Deed of Company Arrangement)

d.              Lehman Brothers Australia Finance Pty Limited (Subject to Deed of Company Arrangement)

e.               Lehman Brothers Australia Holdings Pty Limited (Subject to Deed of Company Arrangement)

f.                 Lehman Brothers Australia Limited (In Liquidation)

g.              LBHV 1 Pty Limited (Subject to Deed of Company Arrangement)

h.              HV 1 Pty Limited (DOCA)

i.                  HV 2 Pty Limited (DOCA)

12.                                 Mr. Michiel R.B. Gorsira in his capacity of Court appointed receiver (“curator”) of LB Securities

13.                                 PricewaterhouseCoopers Ltd., Zurich, Christiana Suhr-Brunner and Pascal Portmann, appointed bankruptcy administrators of LB Finance

14.                                 Claudia C.E. Jansen, appointed bankruptcy administrator of Lehman Brothers Capital GmbH

15.                                 Maître Jacques Delvaux and Maître Laurent Fisch, court appointed bankruptcy receivers of Lehman Brothers (Luxembourg) Equity Finance S.A. (en faillite), LB Infrastructure Europe Holding S.C.A. (en faillite), and LB Infrastructure Europe GP (en faillite), and court appointed Joint Liquidators of Lehman Brothers (Luxembourg) S.A. (in liquidation).

2

16.                                 Monico V. Jacob, Receiver of Philippine Investment One (SPV-AMC), Inc. and  Philippine Investment Two (SPV-AMC), Inc.

17.                                 D. Geoffrey Hunter, provisional liquidator, PricewaterhouseCoopers, of Lehman Re

3

Schedule 3

(Foreign Proceedings)

The Netherlands

1.                                       LBT, Faillissementsnummer 08.0494-F

The Netherlands-Antilles

2.                                       Bankruptcy of the public company LB Securities (Faillissement van de naamloze vennootschap LB Securities), E.J.F. no. 2/2009

The United Kingdom

3.                                       LBL

4.                                       Lehman Brothers Holdings PLC (in Administration)

5.                                       LB UK Re Holdings Limited (in Administration)

6.                                       LBIE

7.                                       Storm Funding Limited (in Administration)

8.                                       Mable Commercial Funding Limited (in Administration)

9.                                       Lehman Brothers Europe Limited (in Administration)

10.                                 Lehman Brothers UK Holdings Ltd (in Administration)

11.                                 LB UK Financing Ltd (in Administration)

12.                                 LB SF No. 1 (in Administration)

13.                                 Cherry Tree Mortgages Limited (in Administration)

14.                                 Lehman Brothers Lease and Financing (No 1) Limited (in Administration)

15.                                 Zestdew Limited (in Administration)

16.                                 Monaco NPL (No 1) Limited (in Administration)

17.                                 Lehman Commercial Mortgage Conduit Limited (in Administration)

18.                                 LB RE Financing NO. 3 Limited (in Administration)

19.                                 Lehman Brothers (PTG) Limited (in Administration)

20.                                 Eldon Street Holdings Limited (in Administration)

21.                                 LB Holdings Intermediate 2 Limited (in Administration)

Hong Kong

22.                                 Lehman Brothers Asia Holdings Limited (In Liquidation), HCCW 443 of 2008

23.                                 Lehman Brothers Asia Limited (In Liquidation), HCCW 442 of 2008

24.                                 Lehman Brothers Futures Asia Limited (In Liquidation), HCCW 438 of 2008

25.                                 LB Securities, HCCW 437 of 2008

26.                                 LBQ Hong Kong Funding Limited (In Liquidation), HCCW 463 of 2008

27.                                 Lehman Brothers Nominees (H.K.) Limited (In Liquidation), HCCW 464 of 2008

28.                                 Lehman Brothers Asia Capital Company (In Liquidation), HCCW 452 of 2008

29.                                 LBCCA, HCCW 441 of 2008

The Cayman Islands

30.                                 Lehman Brothers Equity Finance (Cayman) Limited (In Official Liquidation), Case No. 374 of 2009

Japan

31.                                 In the Matter of Petition for Commencement of Rehabilitation Proceedings of LBJ, Tokyo District Court, Heisei 20 (2008) (sai) No. 205

32.                                 In the Matter of Petition for Commencement of Rehabilitation Proceedings of LBHJ, Tokyo District Court, Heisei 20 (2008) (sai) No. 206

33.                                 In the Matter of Petition for Commencement of Rehabilitation Proceedings of Lehman Brothers Commercial Inc., Tokyo District Court, Heisei 20 (2008) (sai) No. 207

34.                                 In the Matter of Petition for Commencement of Rehabilitation Proceedings of Sunrise, Tokyo District Court, Heisei 20 (2008) (sai) No. 208

Singapore

35.                                 Lehman Brothers Investments Pte. Ltd. (In Creditors’ Voluntary Liquidation)

36.                                 Lehman Brothers Finance Asia PTE Ltd. (In Creditors’ Voluntary Liquidation)

37.                                 Lehman Brothers Commodities Pte. Ltd. (In Creditors’ Voluntary Liquidation)

38.                                 Lehman Brothers Pacific Holdings Pte. Ltd. (In Creditors’ Voluntary Liquidation)

39.                                 Sail Investors Pte. Ltd. (In Creditors’ Voluntary Liquidation)

40.                                 Lehman Brothers Asia Pacific Holdings Pte. Ltd. (In Creditors’ Voluntary Liquidation)

Germany

41.                                 In dem Insolvenzverfahren LBB, Court Reference: 810 IN 1120/08 L

42.                                 In dem Insolvenzantragsverfahren über dasVermögen der Lehman Brothers Capital GmbH, Court Reference: 810 IN 983/08 L

Australia

43.                                 Lehman Brothers Australia Granica Pty Limited (Subject to Deed of Company Arrangement)

44.                                 Lehman Brothers Real Estate Australia Commercial Pty Limited (Subject to Deed of Company Arrangement)

45.                                 Lehman Brothers Australia Real Estate Holdings Pty Limited (Subject to Deed of Company Arrangement)

46.                                 Lehman Brothers Australia Finance Pty Limited (Subject to Deed of Company Arrangement)

47.                                 Lehman Brothers Australia Holdings Pty Limited (Subject to Deed of Company Arrangement)

48.                                 Lehman Brothers Australia Limited (In Liquidation)

2

49.                                 LBHV 1 Pty Limited (Subject to Deed of Company Arrangement)

50.                                 HV 1 Pty Limited (DOCA)

51.                                 HV 2 Pty Limited (DOCA)

Switzerland

52.                                 LB Finance

Luxembourg

53.                                 Lehman Brothers (Luxembourg) Equity Finance S.A. (en faillite)

54.                                 Lehman Brothers (Luxembourg) S.A. (in liquidation).

55.                                 LB Infrastructure Europe Holding S.C.A. (en faillite)

56.                                 LB Infrastructure Europe GP. (en faillite)

The Philippines

57.                                 In the Matter of: Petition for Rehabilitation with Prayer for Staying All Claims, Actions and Proceedings Against Philippine Investment One (SPV-AMC), Inc., SP Case No. M-6682

58.                                 In the Matter of: Petition for Rehabilitation with Prayer for Staying All Claims, Actions and Proceedings Against Philippine Investment Two (SPV-AMC), Inc., SP Case No. M-6683

Bermuda

59.                                 In the Matter of Lehman Re Ltd., 2008: No. 217

3

Schedule 4

(Primary Obligors)

1.               LBSF

2.               LBCS

3.               LBCC

4.               LOTC

5.               LBDP

6.               LCPI

7.               LBIE

8.               LBL

9.               LBT

10.         LBB

11.         LB Finance

12.         LB Securities

13.         LBJ

14.         LBHJ

15.         Sunrise

16.         LBCCA

17.         LBI

18.         Schedule 5 Affiliates

Schedule 5
(Schedule 5 Affiliates)

1.               Argoman Real Estate Investments Inc.

2.               BNC

3.               Galleon Investments Luxembourg Sarl

4.               Gallipoli Real Estate, Inc.

5.               Gallipoli Two Real Estate, Inc.

6.               GKI Development Inc.

7.               Guadelete Investments Sarl

8.               Lehman Brothers Asia Holdings Limited (In Liquidation)

9.               Lehman Brothers Finance Asia PTE Ltd. (In Creditors’ Voluntary Liquidation)

10.         Lehman Brothers Lease & Finance No. 1 Limited

11.         Lehman Brothers (Luxembourg) S.A. (in liquidation).

12.         Lehman Brothers Securities Asia Limited (in Liquidation)

13.         Lehman Re Ltd.

14.         LB UK RE Holdings Limited

15.         Lobos Real Estate, Inc.

16.         Philippine Investment One (SPV-AMC), Inc.

17.         Philippine Investment Two (SPV-AMC), Inc.

18.         SASCO

19.         Saturn Real Estate, Inc.

20.         Teak Real Estate, Inc.

21.         TL I Asset Management Company Limited

22.         TL III Asset Management Company Limited

23.         Woodlands Commercial Bank f/k/a Lehman Brothers Commercial Bank

Schedule 6
(Third-Party Guarantee Class Maximum)

	Primary Obligor	Third-Party Guarantee Class Maximum
A.	LBSF	$15,861,000,000
B.	LBCS	$2,776,000,000
C.	LBCC	$353,000,000
D.	LOTC	$310,000,000
E.	LBDP	$201,000,000
F.	LCPI	$1,162,000,000
G.	LBIE	$18,203,000,000
H.	LBL	$2,439,000,000
I.	LBT	$26,411,000,000
J.	LBB	$19,410,000,000
K.	LB Finance	$2,763,000,000
L.	LB Securities	$746,000,000
M.	LBJ	$410,000,000
N.	LBHJ	$1,289,000,000
O.	Sunrise	$622,000,000
P.	LBCCA	$142,000,000
Q.	LBI	$748,000,000
R.	Schedule 5 Affiliates	$292,000,000 (in the aggregate)

Exhibit 2A

Balance Sheets as of September 14, 2008

The balance sheets of each Debtor as of September 14, 2008 were contained in the Monthly Operating Report filed with the Bankruptcy Court on January 30, 2009 [Docket No. 2697].  For further information regarding the information included on these balance sheets, see the “Basis of Presentation, Balance Sheet” included in the Monthly Operating Report.  The “Basis of Presentation, Balance Sheet” included in the Monthly Operating Report filed on January 30, 2009 is incorporated by reference herein.

LEHMAN BROTHERS HOLDINGS INC. and Other Debtors and Debtor-Controlled Entities

Consolidating Balance Sheets as of September 14, 2008

(Unaudited)

($ in millions)	Lehman Brothers Holdings Inc.	Lehman Commercial Paper Inc.	LB Special Financing Inc.	Lehman Brothers Commercial Corporation	Lehman Brothers Financial Products Inc.	Lehman Bros. Derivative Products Inc.	CES Aviation LLC	LB 745 LLC	LB OTC Derivatives Inc.	CES Aviation V

Assets

Cash and cash equivalents	$596	$10	$0	$1	$1	$9	$0	$—	$0	$0
Cash and securities restricted, segregated and on deposit	9,607		225		—	—	—	—		—
Financial instruents and other inventory positions owned
Governments & agencies, commercial paper and other money market instruments	5,911	1	19,182	0	311	210	—	—	0	—
Mortgages, asset-backed securities, real estate held for sale and for use	10,794	8,748	386	0	0	0	0	0	0	0
Total corporate debt and other	5,391	1,313	4,233	—	—	—	—	—	717	—
Total corporate equities	858	2	8,725	(0)	—	—	—	—	811	—
Derivatives and other contractual agreements	211	(0)	20,844	357	247	497	—	—	33	—
Total financial instruments and other inventory positions owned	23,165	10,063	53,370	358	558	707	0	0	1,562	0
Collateralized short-term obligations	182	525	(0)	—	—	—	—	—	—	—
Receivables	902	617	2,418	18	—	14	—	—	1,184	—
Other assets	2,016	0	111	(0)	6	1	21	572	0	4
Investment in consolidated subsidiaries:
Other Debtors	496	106	646
Debtor-Controlled Entities	10,275	2,184	6
Non-Debtor Controlled Subsidiaries	15,681
Total Investment in consolidated subsidiaries:	26,452	2,290	652	—	—	—	—	—	—	—
Due from subsidiaries and affiliates	146,518	39,784	51,663	1,615	0	3	—	196	1,084	0

Total assets	$209,439	$53,290	$108,438	$1,991	$565	$734	$22	$768	$3,830	$4

Liabilities and shareholders’ equity
Liabilities
Short-term borrowings and current portion of long-term borrowings	$19,443	$3,038	$225	$—	$—	$—	$—	$—	$487	$—
Financial intruments and other inventory positions sold but not yet purchased:
Governments & agencies, commercial paper and other money market instruments	—	2	16,237	—	—	—	—	—	1	—
Total corporate equities, debt and other	—	21	4,530	54	—	—	—	—	1,049	—
Derivatives and other contractual agreements	242	612	7,387	10	38	71	—	—	759	—
Total financial instruments and other inventory positions sold but not yet purchased	242	635	28,155	64	38	71	—	—	1,810	—
Collateralized financings	402	8,933	103	—	—	—	—	—	—	—
Payables	785	80	2,556	177	25	33	0	4	414	0
Deposits at banks	—	—	—	—	—	—	—	—	—	—
Due to affiliates and subsidiaries	88,163	41,463	74,104	1,444	214	432	22	703	808	8
Long-term borrowings:
Senior notes	64,829	—	—	—	—	—	—	—	—	—
Subordinated notes	15,254	—	—	—	—	—	—	—	—	—
Total long-term borrowings	80,083	—	—	—	—	—	—	—	—	—

Total liabilities	189,118	54,149	105,143	1,684	277	536	22	706	3,520	8

Stockholders’ Equity
Preferred stock	8,993	0	0	—	—	—	—	—	—	—
Common stock and additional paid-in-capital	9,346	2,031	350	11	250	175	7	—	100	—
Retained earnings and other stockholders’ equity, net	1,982	(2,891)	2,945	295	39	23	(7)	61	210	(4)
Total common stockholders’ equity	11,328	(859)	3,295	306	289	198	(0)	61	310	(4)
Total stockholders’ equity	20,320	(859)	3,295	306	289	198	(0)	61	310	(4)
Total liabilities and stockholders’ equity	$209,439	$53,290	$108,438	$1,991	$565	$734	$22	$768	$3,830	$4

Notes:

1  LB Rose Ranch LLC, LB 2080 Kalakana Owners LLC, LB Somerset LLC an LB Preferred Somerset LLC are single purpose real estate entities and are recorded as separate financial instruments at their fair market values. As a result, there are no balance sheets available prior to their bankruptcy filing dates as the total assets and total liabilities for these legal entities were not recorded in the general ledger on an individual legal entity basis.

2  There is no information available for Merit LLC at this time.

3  Totals may not foot due to rounding.

4  Balances do not reflect the elimination of intercompany balances or investments in subsidiaries.

LEHMAN BROTHERS HOLDINGS INC. and Other Debtors and Debtor-Controlled Entities

Consolidating Balance Sheets as of September 14, 2008

(Unaudited)

($ in millions)	LB Commodity Services Inc.	CES Aviation IX	East Dover Ltd	Lehman Scottish Finance LP	Residential Properties Loan Finance S.a.r.l.	BNC Mortgage LLC	Structured Asset Securities Corporation	Total Debtor Entities	Total Debtor- Controlled Entities

Assets

Cash and cash equivalents	$12	$0	$0	$2	$0	$0	$—	$632	$3,726
Cash and securities restricted, segregated and on deposit		—	—	—	—	—	—	9,832	9,963
Financial instruents and other inventory positions owned
Governments & agencies, commercial paper and other money market instruments	(0)	—	—	—	—	—	—	25,615	31,233
Mortgages, asset-backed securities, real estate held for sale and for use	0	0	0	0	0	0	0	19,928	32,577
Total corporate debt and other	322	—	—	—	597	—	—	12,574	22,818
Total corporate equities	—	—	—	(1)	—	—	—	10,394	22,720
Derivatives and other contractual agreements	1,827	—	—	—	—	—	—	24,016	26,050
Total financial instruments and other inventory positions owned	2,149	0	0	(1)	597	0	0	92,528	135,398
Collateralized short-term obligations	4	—	—	—	—	—	—	711	4,695
Receivables	404	—	—	49	—	—	—	5,607	8,272
Other assets	17	8	—	—	—	0	7	2,762	9,571
Investment in consolidated subsidiaries:
Other Debtors								1,248	1,293
Debtor-Controlled Entities	366							12,831	25,392
Non-Debtor Controlled Subsidiaries								15,681	34,309
Total Investment in consolidated subsidiaries:	366	—	—	—	—	—	—	29,760	60,994
Due from subsidiaries and affiliates	2,268	0	109	0	—	20	621	243,882	393,620
								—
Total assets	$5,219	$8	$110	$49	$597	$21	$628	$385,713	$626,240

Liabilities and shareholders’ equity
Liabilities
Short-term borrowings and current portion of long-term borrowings	$0	$—	$0	$—	$—	$—	$—	$23,194	$23,686
Financial intruments and other inventory positions sold but not yet purchased:								—
Governments & agencies, commercial paper and other money market instruments	—	—	—	—	—	—	—	16,240	16,250
Total corporate equities, debt and other	—	—	—	—	—	—	—	5,655	5,713
Derivatives and other contractual agreements	1,609	—	—	—	—	—	—	10,729	12,094
Total financial instruments and other inventory positions sold but not yet purchased	1,609	—	—	—	—	—	—	32,624	34,057
Collateralized financings	—	—	—	—	—	—	—	9,439	10,339
Payables	37	0	0	—	1	8	(1)	4,119	10,623
Deposits at banks	—	—	—	—	—	—	—	—	12,401
Due to affiliates and subsidiaries	2,636	9	4	—	593	2	586	211,193	387,545
Long-term borrowings:
Senior notes	640	—	—	—	—	—	—	65,470	66,491
Subordinated notes	—	—	—	—	—	—	—	15,254	15,254
Total long-term borrowings	640	—	—	—	—	—	—	80,723	81,745
								—
Total liabilities	4,922	9	4	—	594	11	586	361,291	560,396

Stockholders’ Equity								—
Preferred stock	—	—	—	—	—	—	—	8,993	13,077
Common stock and additional paid-in-capital	31	—	76	50	0	67	20	12,514	47,431
Retained earnings and other stockholders’ equity, net	265	(1)	30	(1)	3	(57)	23	2,915	5,337
Total common stockholders’ equity	296	(1)	106	49	3	10	42	15,429	20,390
Total stockholders’ equity	296	(1)	106	49	3	10	42	24,422	65,845
Total liabilities and stockholders’ equity	$5,219	$8	$110	$49	$597	$21	$628	$385,713	$626,240

Notes:

1  LB Rose Ranch LLC, LB 2080 Kalakana Owners LLC, LB Somerset LLC an LB Preferred Somerset LLC are single purpose real estate entities and are recorded as separate financial instruments at their fair market values. As a result, there are no balance sheets available prior to their bankruptcy filing dates as the total assets and total liabilities for these legal entities were not recorded in the general ledger on an individual legal entity basis.

2  There is no information available for Merit LLC at this time.

3  Totals may not foot due to rounding.

4  Balances do not reflect the elimination of intercompany balances or investments in subsidiaries.

Exhibit 2B

Balance Sheets as of the Applicable Commencement Date

The balance sheets of each Debtor as of their applicable Commencement Date are contained in certain of the Monthly Operating Reports filed with the Bankruptcy Court during 2009 and 2010.  For further information regarding the information included on these balance sheets, see the “Notes to the Balance Sheet” included in these Monthly Operating Reports, along with the Debtors’ Schedules and Statements of Financial Affairs as filed with the Bankruptcy Court.  These “Notes to the Balance Sheet,” and the Debtors’ Schedules and Statements of Financial Affairs, are incorporated by reference herein.

LEHMAN BROTHERS HOLDINGS INC. and Other Debtors and Debtor-Controlled Entities

Balance Sheet As of Filing Date

(Unaudited)

	(Restated) 9/14/2008 Lehman Brothers Holdings Inc.	10/2/2008 Lehman Brothers Special Financing Inc.	10/2/2008 Lehman Brothers Commodity Services Inc.	10/4/2008 Lehman Brothers Commercial Corporation	10/4/2008 Lehman Brothers OTC Derivatives Inc.	10/4/2008 Lehman Brothers Financial Products Inc.	10/4/2008 Lehman Brothers Derivative Products Inc.	10/2/2008 Lehman Commercial Paper Inc.	2/8/2009 LB Rose Ranch LLC	Total Other
$ in millions	08-13555	08-13888	08-13885	08-13901	08-13893	08-13902	08-13899	083-13900	09-10560	Debtors

Assets
Cash and investments	$596	$612	$20	$11	$134	$318	$297	$500	$1	$2
Cash and investments pledged or restricted	9,607	—	—	—	—	—	—	—	—	—
Financial instruments and other inventory positions:	—	—	—	—	—	—	—	—	—	—
Real Estate	—	—	—	—	—	—	—	—	6	4
Loans	—	—	—	—	—	—	—	—	—	331
Private equity/Principal investments	—	—	—	—	—	—	—	—	—	—
Derivatives and other contractual agreements	—	21,631	2,735	1,395	297	236	—	—	—	—
Total financial instruments and other inventory positions	23,165	21,631	2,735	1,395	297	236	—		6	335
Receivables and other assets	3,101	752	598	—	—	—	113	5,805	2	606
Investments in Affiliates:									—	—
Other Debtors	496	2,701	—	—	—	—	—	2,861	—	24
Debtor-Controlled Entities	10,275	—	—	—	—	—	—	—	—	—
Non-Debtor-Controlled Entities	15,681	—	—	—	—	—	—	—	—	—
Total Investments in Affiliates	26,452	2,701	—	—	—	—	—	2,861		24
Due from Affiliates:							—
Other Debtors and Debtor-Controlled Entities - post petition	—	—	—	—	—	—	—	15,902	—	—
Other Debtors	—	22,854	2,931	2,887	1,480	0	4	—	—	788
Debtor-Controlled Entities	—	—	—	—	—	—	—	—	—	—
Non-Debtor-Controlled Entities	—	—	—	—	—	—	—	—	—	—
Total due from Affiliates	146,518	22,854	2,931	2,887	1,480	0	4	15,902		984
Total assets	$209,440	$48,550	$6,284	$4,293	$1,911	$554	$414	$25,068	$9	$1,952

Liabilities and stockholders’ equity
Accounts payable and other liabilities:
Payables	$—	$—	$—	$—	$—	$—	$—	$399	$—	$—
Other Debtors and Debtor-Controlled Entities - post petition	—	—	—	—	—	—	—	—	—	—
Total accounts payable and liabilities	—	—	—	—	—	—	—	399	—	—
Liabilities (subject to compromise for Debtor entities only):
Derivatives and other contractual agreements	242	11,932	2,303	778	760	45	—	—	—	—
Borrowings	99,929	—	—	—	—	—	—	—	—	4
Payables	784	340	696	58	33	0	73	—	1	16
Due to Affiliates:						—	—		—	—
Other Debtors	—	34,181	2,510	3,015	860	204	126	25,729	—	1,258
Debtor-Controlled Entities	—	—	—	—	—	—	—	—	—	17
Non-Debtor-Controlled Entities	—	—	—	—	—	—	—	—	—	—
Total due to Affiliates	88,163	34,181	2,510	3,015	860	204	126	25,729	—	1,979
Total liabilities (subject to compromise for Debtor entities only)	189,118	46,453	5,509	3,851	1,653	250	199	25,729	1	1,999
Total liabilities	189,118	46,453	5,509	3,851	1,653	250	199	26,128	1	1,999

Stockholders’ equity
Preferred stock	8,993	—	—	—	—	—	—	—	—	—
Common stock and additional paid-in capital	9,346	—	—	—	—	—	—	—	—	—
Retained earnings and other stockholders’ equity	1,983	—	—	—	—	—	—	—	—	61
Total common stockholders’ equity	11,329	—	—	—	—	—	—	—	—	61
Total stockholders’ equity	20,322	2,097	775	442	258	304	215	(1,060)	9	(48)
Total liabilities and stockholders’ equity	$209,440	$48,550	$6,284	$4,293	$1,911	$554	$414	$25,068	$9	$1,952

Notes

Certain balances for LBHI and LB745 have been reclassified to conform to the current presentation.

Information regarding Merit LLC is not available at this time.

LEHMAN BROTHERS HOLDINGS INC. and Other Debtors and Debtor-Controlled Entities

Balance Sheet As of Filing Date

(Unaudited)

	1/6/2009 Luxembourg Residential Properties Loan Finance S.a.r.l.	(Restated) 9/14/2008 LB 745 LLC (“LB 745”)	10/4/2008 CES Aviation LLC	10/4/2008 CES Aviation V	10/4/2008 CES Aviation IX	2/8/2009 Structured Asset Securities Corporation	10/4/2008 East Dover Ltd	10/4/2008 Lehman Scottish Finance LP	4/22/2009 LB 2080 Kalakaua Owners LLC	1/8/2009 BNC Mortgage LLC	12/22/2009 LB Somerset LLC	12/22/2009 LB Preferred Somerset LLC	Total Other
$ in millions	09-10108	08-13600	08-13905	08-13906	08-13907	09-10558	08-13908	08-13904	09-12516	09-10137	09-17503	09-17505	Debtors

Assets
Cash and investments	$—	$—	$0	$0	$0	$—	$0	$2	$0	$0	$—	$—	$2
Cash and investments pledged or restricted	—	—	—	—	—	—	—	—	—	—	—	—	—
Financial instruments and other inventory positions:			—	—	—		—	—	—	—	—	—	—
Real Estate	—	—	—	—	—	—	—	—	4	—	—	—	4
Loans	331	—	—	—	—	—	—	—	—	—	—	—	331
Private equity/Principal investments	—	—	—	—	—	—	—	—	—	—	—	—	—
Derivatives and other contractual agreements	—	—	—	—	—	—	—	—	—	—	—	—	—
Total financial instruments and other inventory positions	331	—	—	—	—	—	—	—	4	—	—	—	335
Receivables and other assets	—	572	21	3	6	4	—	—	0	0	—	—	606
Investments in Affiliates:			—	—	—				—	—	—	—	—
Other Debtors	—	—	—	—	—	—	0	6	—	18	—	—	24
Debtor-Controlled Entities	—	—	—	—	—	—	—	—	—	—	—	—	—
Non-Debtor Controlled Affiliates	—	—	—	—	—	—	—	—	—	—	—	—	—
Total Investments in Affiliates	—	—	—	—	—	—	0	6	—	18	—	—	24
Due from Affiliates:
Other Debtors & Debtor-Controlled Entities - post petition	—	—	—	—	—	—	—	—	—	—	—	—	—
Other Debtors	7	—	—	—	—	621	106	54	—	—	—	—	788
Debtor-Controlled Entities	—	—	—	—	—	—	—	—	—	—	—	—	—
Non-Debtor Controlled Affiliates	—	—	—	—	—	—	—	—	—	—	—	—	—
Total due from Affiliates	7	196	—	—	—	621	106	54	—	—	—	—	984

Total assets	$338	$768	$22	$3	$6	$625	$106	$62	$4	$18	$—	$—	$1,952

Liabilities and stockholders’ equity
Accounts payable and other liabilities:
Payables	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
Other Debtors and Debtor-Controlled Entities - post petition	—	—	—	—	—	—	—	—	—	—	—	—	—
Total accounts payable and liabilities	—	—	—	—	—	—	—	—	—	—	—	—	—

Liabilities (subject to compromise for Debtor entities only):
Derivatives and other contractual agreements	—	—	—	—	—	—	—	—	—	—	—	—	—
Borrowings	—	4	—	—	—	—	—	—	—	—	—	—	4
Payables	—	—	—	—	—	—	—	—	1	16	0	0	16
Due to Affiliates:									—	—	—	—	—
Other Debtors	594	—	23	8	9	589	—	—	31	3	—	2	1,258
Debtor-Controlled Entities	—	—	—	—	—	—	—	—	—	—	7	10	17
Non-Debtor Affiliates	—	—	—	—	—	—	—	—	—	—	—	—	—
Total due to Affiliates	594	703	23	8	9	589	—	—	31	3	7	12	1,979
Total liabilities (subject to compromise for Debtor entities only)	594	707	23	8	9	589	—	—	32	18	7	12	1,999

Total liabilities	594	707	23	8	9	589	—	—	32	18	7	12	1,999

Stockholders’ equity
Preferred stock	—	—	—	—	—	—	—	—	—	—	—	—	—
Common stock and additional paid-in capital	—	—	—	—	—	—	—	—	—	—	—	—	—
Retained earnings and other stockholders’ equity	—	61	—	—	—	—	—	—	—	—	—	—	61
Total common stockholders’ equity	—	61	—	—	—	36	—	—	—	—	—	—	61
Total stockholders’ equity	(256)	61	(1)	(5)	(3)	36	106	62	(28)	(0)	(8)	(12)	(48)
Total liabilities and stockholders’ equity	$338	$768	$22	$3	$6	$625	$106	$62	$4	$18	$0	$0	$1,952

Notes

Certain balances for LBHI and LB745 have been reclassified to conform to the current presentation.

Information regarding Merit LLC is not available at this time.

Exhibit 2C

Balance Sheets as of June 30, 2009

The balance sheets of each Debtor, as of June 30, 2009, were filed with the Bankruptcy Court as part of the Monthly Operating Report filed on December 14, 2009 [Docket No. 6657].  For further information regarding the information included on these balance sheets, see the “Notes to the Balance Sheet as of June 30, 2009” included in the Monthly Operating Report.  The “Notes to the Balance Sheet as of June 30, 2009” included in the Monthly Operating Report, filed December 14, 2009, are incorporated by reference herein.

LEHMAN BROTHERS HOLDINGS INC. and Other Debtors and Debtor-Controlled Entities

Balance Sheet As of June 30, 2009

(Unaudited)

	DEBTOR ENTITIES
	Lehman Brothers Holdings Inc. (“LBHI”)	Lehman Brothers Special Financing Inc.	Lehman Brothers Commodity Services Inc.	Lehman Brothers Commercial Corporation	Lehman Brothers OTC Derivatives Inc.	Lehman Brothers Financial Products Inc.	Lehman Brothers Derivative Products Inc.	Lehman Commercial Paper Inc.	Luxembourg Residential Properties Loan Finance S.a.r.l.	LB 745 LLC
$ in millions	08-13555	08-13888	08-13885	08-13901	08-13893	08-13902	08-13899	083-13900	09-10108	08-13600
Assets
Cash and investments	$3,084	$3,100	$896	$408	$164	$425	$384	$914	$1	$—
Cash and investments pledged or restricted	11,564	310	34	—	—	—	—	1,370	—	—
Financial instruments and other inventory positions:
Real estate	1,989	—	—	—	—	—	—	1,648	270	—
Loans	1,479	2	—	—	—	—	—	1,789	—	—
Private equity/Principal investments	1,594	—	—	—	—	—	—	475	—	—
Derivatives and other contractual agreements	3	10,475	874	84	165	48	62	327	—	—
Total financial instruments and other inventory positions	5,066	10,477	874	84	165	48	62	4,239	270	—
Receivables and other assets	1,584	509	1	9	—	14	—	316	—	—
Investments in Affiliates:
Other Debtors	1,225	260	—	—	—	—	—	143	—	—
Debtor-Controlled Entities	(26,510)	374	—	—	—	—	—	954	—	—
Non-Debtor Controlled Affiliates	14,838	—	—	—	—	—	—	—	—	—
Total Investments in Affiliates	(10,448)	634	—	—	—	—	—	1,097	—	—
Due from Affiliates:
Other Debtors & Debtor-Controlled Entities - post petition	767	—	233	4	13	—	3	161	—	304
Other Debtors	44,952	1,622	1,118	1,417	—	—	2	4,739	7	33
Debtor-Controlled Entities	43,014	506	0	22	—	—	—	8,583	—	161
Non-Debtor Controlled Affiliates	59,609	8,542	1,881	3,121	1,450	—	—	712	—	2
Total due from Affiliates	148,343	10,670	3,232	4,564	1,463	—	5	14,195	7	500
Total assets	$159,193	$25,701	$5,037	$5,065	$1,792	$486	$451	$22,131	$277	$500

Liabilities and stockholders’ equity
Accounts payable and other liabilities:
Payables	$170							$1,370
Other Debtors & Debtor-Controlled Entities - post petition	778	293	—	—	—	1	—	8	—	—
Total accounts payable and liabilities	948	293	—	—	—	1	—	1,378	—	—

Liabilities (subject to compromise for Debtor entities only):
Derivatives and other contractual agreements	—	9,991	2,214	956	474	53	57	73	—	—
Borrowings	99,007	—	—	—	—	—	—	—	—	—
Payables	2,427	408	10	18	—	4	—	282	—	—
Due to Affiliates:
Other Debtors	6,154	20,351	2,529	1,621	453	204	113	22,167	—	48
Debtor-Controlled Entities	22,852	1,505	—	80	—	—	—	1,839	593	—
Non-Debtor Controlled Affiliates	50,730	785	25	2,088	392	1	10	1,818	—	—
Total due to Affiliates	79,736	22,641	2,553	3,788	844	205	123	25,824	593	48
Total liabilities (subject to compromise for Debtor entities only)	181,170	33,041	4,777	4,762	1,319	261	181	26,178	593	48
Total liabilities	182,118	33,334	4,777	4,762	1,319	262	181	27,556	593	48

Stockholders’ equity
Preferred stock	8,993	—	—	—	—	—	—	—	—	—
Common stock and additional paid-in capital	9,317	350	31	11	100	250	175	2,031	—	—
Retained earnings and other stockholders’ equity	(41,234)	(7,983)	229	291	373	(26)	96	(7,456)	(316)	452
Total common stockholders’ equity	(31,917)	(7,633)	260	302	473	224	271	(5,425)	(316)	452
Total stockholders’ equity	(22,925)	(7,633)	260	302	473	224	271	(5,425)	(316)	452
Total liabilities and stockholders’ equity	$159,193	$25,701	$5,037	$5,065	$1,792	$486	$451	$22,131	$277	$500

No balance sheets are presented for Merit LLC, LB Somerset LLC or LB Preferred Somerset LLC as Entities filed after June 30, 2009.

LEHMAN BROTHERS HOLDINGS INC. and Other Debtors and Debtor-Controlled Entities

Balance Sheet As of June 30, 2009

(Unaudited)

	DEBTOR ENTITIES (CONT’D)
	CES Aviation LLC	CES Aviation V	CES Aviation IX	Structured Asset Securities Corporation	East Dover Ltd	Lehman Scottish Finance LP	LB Rose Ranch LLC	LB 2080 Kalakaua Owners LLC	BNC Mortgage LLC	Total Debtor	Total LBHI Controlled
$ in millions	08-13905	08-13906	08-13907	09-10558	08-13908	08-13904	09-10560	09-12516	09-10137	Entities	Entities
Assets
Cash and investments	$—	$—	$—	$—	$—	$2	$—	$—	$—	$9,377	$11,319
Cash and investments pledged or restricted	—	—	—	—	—	—	2	—	—	13,281	13,421
Financial instruments and other inventory positions:
Real estate	—	—	—	—	—	—	3	—	—	3,910	5,844
Loans	—	—	—	—	—	—	—	—	—	3,270	3,853
Private equity/Principal investments	—	—	—	—	—	—	—	—	—	2,069	8,069
Derivatives and other contractual agreements	—	—	—	—	—	—	—	—	—	12,039	12,138
Total financial instruments and other inventory positions	—	—	—	—	—	—	3	—	—	21,288	29,904
Receivables and other assets	—	—	—	1	—	—	2	—	(8)	2,427	3,384
Investments in Affiliates:
Other Debtors	—	—	—	—	—	—	—	—	—	1,628	(11,210)
Debtor-Controlled Entities	—	—	—	—	—	(8)	—	—	—	(25,190)	(23,987)
Non-Debtor Controlled Affiliates	—	—	—	—	—	—	—	—	—	14,838	23,035
Total Investments in Affiliates	—	—	—	—	—	(8)	—	—	—	(8,724)	(12,162)
Due from Affiliates:
Other Debtors & Debtor-Controlled Entities - post petition	—	3	6	—	—	—	—	—	—	1,493	1,593
Other Debtors	1	—	—	613	100	—	—	—	—	54,604	81,596
Debtor-Controlled Entities	—	—	—	—	—	56	—	—	17	52,360	52,361
Non-Debtor Controlled Affiliates	—	—	—	8	9	—	—	—	—	75,334	90,994
Total due from Affiliates	1	3	6	621	110	56	—	—	17	183,791	226,543
Total assets	$1	$3	$6	$621	$110	$50	$7	$—	$9	$221,439	$272,409

Liabilities and stockholders’ equity
Accounts payable and other liabilities:
Payables	$—	$—	$—	$—	$—	$—	$—	$—	$—	1,540	$1,540
Other Debtors & Debtor-Controlled Entities - post petition	—	—	—	—	—	—	—	—	—	1,080	1,589
Total accounts payable and liabilities	—	—	—	—	—	—	—	—	—	2,620	3,129

Liabilities (subject to compromise for Debtor entities only):
Derivatives and other contractual agreements	—	—	—	—	—	—	—	—	—	13,818	13,835
Borrowings	—	—	—	—	—	—	—	—	—	99,007	99,801
Payables	—	—	—	(4)	—	—	1	1	7	3,155	3,746
Due to Affiliates:
Other Debtors	—	8	9	589	4	—	—	—	1	54,249	107,309
Debtor-Controlled Entities	—	—	—	—	—	—	—	31	—	26,900	26,918
Non-Debtor Controlled Affiliates	1	—	0	—	—	—	—	—	1	55,850	61,376
Total due to Affiliates	1	8	9	589	4	—	—	31	2	136,999	195,603
Total liabilities (subject to compromise for Debtor entities only)	1	8	9	585	4	—	1	33	9	252,978	312,986
Total liabilities	1	8	9	585	4	—	1	33	9	255,598	316,115

Stockholders’ equity
Preferred stock	—	—	—	—	—	—	—	—	—	8,993	11,035
Common stock and additional paid-in capital	7	—	—	20	76	50	47	(17)	67	12,515	25,387
Retained earnings and other stockholders’ equity	(6)	(5)	(3)	17	30	—	(41)	(15)	(68)	(55,666)	(80,127)
Total common stockholders’ equity	1	(5)	(3)	37	106	50	6	(32)	—	(43,151)	(54,740)
Total stockholders’ equity	1	(5)	(3)	37	106	50	6	(32)	—	(34,159)	(43,706)
Total liabilities and stockholders’ equity	$1	$3	$6	$621	$110	$50	$7	$—	$9	$221,439	$272,409

No balance sheets are presented for Merit LLC, LB Somerset LLC or LB Preferred Somerset LLC as these Entities were not Debtors at June 30, 2009.

Exhibit 2D

Balance Sheets as of December 31, 2009

Upon the filing of the Debtors’ Monthly Operating Report with the Bankruptcy Court, the Debtors’ balance sheets as of December 31, 2009 will be included in an amendment to this Disclosure Statement.

Exhibit 3

Condensed Balance Sheets
of Aurora Bank and Woodlands, as of December 31, 2009

Woodlands Commercial Bank

Statement of Financial Condition
(condensed)

As of December 31, 2009

($ in millions)

Unaudited December 31, 2009
Assets
Cash	$23
Securities and other assets	3,479
Total assets	$3,502

Liabilities and stockholders’ equity
Liabilities	$2,746
Stockholders’ equity	756
Total liabilities and stockholders’ equity	$3,502

Total Risk-Based Capital Ratio                 22.02%

This balance sheet is presented for information only. Since it is presented without complete footnote disclosure, this is not in accordance with Generally Accepted Accounting Principles.

1

Aurora Bank FSB and Subsidiaries

Statement of Financial Condition

(Condensed)

As of December 31, 2009

($ in millions)

Unaudited December 31, 2009
Assets
Cash	$959
Securities and other assets	3,874
Total assets	$4,833

Liabilities and stockholders’ equity
Liabilities	$4,274
Stockholders’ equity	559
Total liabilities and stockholders’ equity	$4,833

Total Risk-Based Capital Ratio        14.01%

This balance sheet is presented for information only. Since it is presented without complete footnote disclosure, this is not in accordance with Generally Accepted Accounting Principles.

2

Exhibit 4

Recovery Analysis for Each Debtor

General Assumptions

The information and data included in the Recovery Analysis are estimates derived from sources available to the Debtors.  The Recovery Analysis is based on the estimated financial activity of the Debtors and their Affiliates as of December 31, 2009.  The information is presented on a Debtor by Debtor basis and recoveries include estimated recoveries from non-Debtor Affiliates by way of payment on Intercompany Claims or equity Distributions.  Intercompany Claims among the Debtors and between the Debtors and non-Debtor Affiliates are treated in accordance with the terms of the Plan.  Certain significant events that occurred subsequent to December 31, 2009, including the Bankhaus Settlement, the CDA with JPMorgan, certain transactions with Aurora Bank and Woodlands and the transaction with MetLife (as described below) have been recognized in the Recovery Analysis.  These adjustments are based on available information at the time of the preparation of this analysis.

The recoveries for each Debtor are based on expected undiscounted cash flows, from assets managed in an orderly liquidation over the five-year period ending December 31, 2014.2 For unliquidated assets at the end of the expected recovery period, the Debtors have estimated the assets’ sales value at that time. The Recovery Analysis differs from the presentation of assets in the previously filed Monthly Operating Reports (“MORs”), where assets are generally presented at fair value.  Refer to Notes to the Balance Sheets in these previously filed MORs.

In preparing this Recovery Analysis, the Debtors made various estimates and assumptions based on available information.  Therefore, actual results may differ from estimated recoveries and could have a material effect on the estimated recovery percentages.  As more information becomes available to the Debtors, including the outcome of various negotiations, and litigation, it is expected that estimates included in the Recovery Analysis will change, potentially in a material respect.

Recovery amounts are shown net of estimated Administrative Expense Claims, Priority Tax Claims, and Priority Non-Tax Claims.

The Debtors have previously separated their assets into various classes for their MORs.  Below is a short description of these categories and the treatment accorded to them in the Recovery Analysis.  All descriptions should be read in conjunction with the latest notes provided in the MOR containing the June 30, 2009 balance sheets and the State of the Estate Report, dated November 11, 2009.

2              The Debtors have, for illustrative purposes, analyzed the estimated recoveries based on a range of discount rates.  Please refer to section II.B of the Disclosure Statement.

Cash and Investments

Cash and short term investments include demand deposits, interest-bearing deposits with banks, U.S. government obligations, U.S. government guaranteed securities with maturities of three months to two years and U.S. and foreign money market funds.

At December 31, 2009, the Debtors had an adjusted (see below) balance of approximately $12.9 billion in unrestricted Cash and investments.

The following adjustments to reduce the Cash balance as of December 31, 2009, were made to reflect significant 2010 transactions known at the time of preparation of this analysis, some of which have not been consummated.  For more information regarding certain of these transactions, see sections IV.D.2 and IV.E.4 of the Disclosure Statement.

Bankhaus Settlement Agreement	$1,083 million
JPMorgan CDA	$524 million
MetLife financing repayment	$355 million
Aurora/Woodlands Proposed	$552 million
Settlement (subject to Bankruptcy Court approval)

Cash and Investments Pledged or Restricted

Cash and investments pledged or restricted includes Cash and investments pledged on or prior to September 15, 2008 by the Debtors in connection with certain documents executed by the Debtors and various financial institutions, and collections on assets that secure various borrowing arrangements.

Cash and investments pledged or restricted includes: (i) approximately $1.6 billion by LCPI consisting of Cash collected on loans that collateralize notes held by both Debtor-Controlled Entities and non Debtor-Controlled Entities, (ii) Cash collected on derivatives trades which collateralize notes, (iii) pre-petition balances on administrative hold by certain financial institutions, and (iv) misdirected Cash received from third parties.  The Debtors’ records reflect $4.3 billion in Cash and investments pledged or restricted at December 31, 2009, after adjustments. The significant reduction in the Cash and investments pledged or restricted, as compared to the June 30, 2009 balance sheets, is due to the application of Cash collateral under the JPMorgan CDA and the Bankhaus Settlement.

2

Cash Seized

The Debtors are involved in litigation with Bank of America regarding Bank of America’s application of approximately $509 million to offset its derivative Claim against the Debtors.  Such amount is not taken into account in the Recovery Analysis.

Financial Instruments and Other Inventory Positions

Certain Debtors and non-Debtor Affiliates are parties to repurchase agreements and transactions with third parties.  In certain cases, following a default by a Debtor of its obligation to repurchase the subject securities, the third party seized and liquidated the subject securities to offset its receivable from a Debtor.  In such cases, the Debtors have accounted for such transactions by recording a net payable to, or receivable from such third party after valuing the subject securities as of the default date.

Certain Debtors also entered into repurchase agreements with other Debtors and Debtor-Controlled Entites.  The appropriate accounting and legal treatment for a default on an intercompany repurchase agreement is currently under review by the Debtors and their attorneys.  Recovery amounts may be affected by the ultimate evaluation of these transactions.  Prior to December 31, 2009, the balance sheets reflected securities collateralizing intercompany repurchase agreements (which securities were not pledged to a third-party) on the balance sheet of the seller or borrower under the repurchase agreement, along with the related liability.

Financial instruments include notes (collectively “Securitization Instruments”) held by certain Debtors in securitization structures collateralized by assets (principally corporate and real estate loans) managed by certain Debtors on the Commencement Date.  Recoveries on the Securitization Instruments are based on the undiscounted expected cash flows of the underlying collateral as of December 31, 2009.  As a result of the CDA with JPMorgan these Securitization Instruments are no longer treated as pledged collateral and are included in the Recovery Analysis.

MetLife Secured Financing

In March 2010, LCPI paid $355 million to MetLife to redeem two notes held by MetLife.  In exchange for the payment, pledged collateral, consisting of loans and real estate assets estimated at $915 million was transferred to LCPI.

Other Disclosures

The Recovery Analysis does not account for various legal claims that the Debtors have asserted, or may assert in the future, the impact on the Debtors’ assets which cannot be determined at this time.

Lehman ALI has recorded the PIK Note issued to LBI at a de minimis value.  (See section

3

IV.B. of the Disclosure Statement for further information regarding the PIK Note).

The Recovery Analysis assumes that certain tax structures related to intercompany transactions among LBHI, Bamburg Investments (UK) Ltd., Kenilworth Investments 2 Ltd., and Alnwick Investments (UK) Ltd. have been fully unwound, as approved by the Bankruptcy Court.

Assumptions With Respect to Derivative Contracts

The Debtors’ estimated recovery amounts3 with respect to Derivative Contracts are determined using various internal models, data sources, and certain assumptions regarding contract provisions.  The Derivative Contract recoveries are net of any collection that are alleged to collateralize certain contracts.  The Debtors expect to adjust the amounts recorded for their Derivative Contracts as they obtain additional information.  Such adjustments may be material.

Certain of the Debtors have entered into transactions to hedge their exposure to, and protect the value of, certain outstanding Derivatives Contracts and other assets.

Through December 31, 2009, the Debtors have collected cumulative Cash of $8.8 billion, net of collections on certain Derivative Contracts which may collateralize certain notes.  The Debtors estimate that they will collect, in the aggregate, an additional $5.4 billion in respect of Derivative Contracts subsequent to December 31, 2009.

Assumptions With Respect to Real Estate Assets

Real Estate Assets include residential and commercial whole loans, residential and commercial real estate owned properties, joint venture equity interests in commercial properties, and other real estate related investments.  Recoveries in respect of Real Estate Assets reflect estimates of future undiscounted cash flows over five years plus a terminal value equal to the estimated sale value at the end of 2014.  Estimated cash flows are consistent with the Debtors’ strategy of actively managing core positions until general market conditions normalize, although receipts from certain opportunistic transactions have been included. The Debtors intend to pursue various restructuring options with borrowers, equity partners and third party lenders to protect and improve the value of underperforming positions; any related disbursements have been included in the Recovery Analysis.

The Debtors estimate that they will collect $11 billion from Real Estate Assets.

3 The Debtors’ estimated recovery amounts reflect the amounts that the Debtors believe will be available for Distributions to their creditors.

4

Assumptions With Respect to Loans

The Debtors’ estimated receipts from Loans are presented on an undiscounted cash flow basis with termination values equal to the estimated sale proceeds at December 31, 2014.

The Debtors’ estimates of cash receipts include (i) principal and interest collections, (ii) full repayment of funded amounts at maturity for performing Loans, (iii) discretionary sales of Loans in 2010, representing sales of at, or close to, the par amount of Loans, and (iv) sales of the Asian loan portfolio by December 31, 2012 and (v) sales of remaining Loans at December 31, 2014. The Recovery Analysis does not include the potential of discretionary sales of U.S. Loans, prior to their maturity, after December 31, 2010, although the Debtors expect that certain Loans will be sold during such period if the opportunity arises.

Interest receipts on Loans are calculated on the entire portfolio at the average LIBOR rate for the last 2 years, which is approximately 2%.

The Debtors expect to enter into transactions to restructure non-performing Loans and continue terminating their unfunded commitments.

Assets pledged to the Debtors’ lenders or subject to liens of third parties are excluded from the Recovery Analysis.

The Debtors estimate that they will recover $7.2 billion in respect of Loans.

Assumptions With Respect to Private Equity/ Principal Investments

Private Equity / Principal Investments include equity and fixed-income direct investments in corporations and general partner and limited partner interests in asset managers (including private equity) and in related funds.

The Debtors project that they will recover $9.6 billion, from investments in private equity, exclusive of LBHI’s interest in Neuberger Berman Group, for which the estimated recovery is described below.  Required capital calls are included in the non-operating disbursements in the Debtors’ budgets.

As of December 31, 2009, the Company owned 93% of the Preferred Units and 49% of the aggregate common equity interests of Neuberger Berman.  In an improving economy, the Company has modeled an expected recovery of its investment in two ways, over the next three to four years:

a)                                      a refinancing by Neuberger Berman Group of LBHI’s 93% of preferred stock of Neuberger Berman Group; and

b)                                     a sale of the LBHI’s interest in 49% of common stock of Neuberger Berman Group.

5

The Company estimates to recover on its preferred and common equity interests between $1 to 2 billion.  Based on Neuberger Berman’s performance, market conditions and timing, such recovery could be more or less than the estimate herein.

Assumptions With Respect to the Aurora Bank and Woodlands

Based on significant capital infusions to protect and enhance the values of Aurora Bank and Woodlands, LBHI estimates a recovery of up to double the book equity for Aurora Bank and Woodlands.  The Debtors estimate that there will be a recovery of between $1 to 2 billion from the disposition of its interests in the Aurora Bank and Woodlands within 1 to 2 years.

Assumptions With Respect to Intercompany Receivables

The Recovery Analysis assumes that all intercompany receivables due to Debtors from other Debtors, Debtor-Controlled Entities or non-Debtor-Controlled Entities are deemed valid in accordance with the Plan.  Intercompany balances have been netted to reflect set-off rights based on pre- or post-petition status.  The Recovery Analysis assumes that all Affiliates recognize the balances included on the Debtors’ books and records as of the applicable Commencement Date as a basis for determining the valid Intercompany Claim amount.

Intercompany receivables among the Debtors and Debtor-Controlled Entities consist of (i) intercompany Derivative Contracts recorded on September 14, 2008 at fair value in the Debtors’ records, and (ii) other intercompany receivables derived from financings and normal course activities. Any Commencement Date intercompany transactions are treated as Administrative Claims.

Receivables from Non-Debtor-Controlled Affiliates consist of Derivative Contracts recorded at fair value in the Debtors’ records and other intercompany receivables derived from financings and normal course of business activities recorded as of September 14, 2008, except for certain repurchase and other financing agreements.

The Recovery Analysis includes an estimate of $3 billion as a recovery on net intercompany receivables from non Debtor-Controlled Entities.  However, such amount is an estimate and the actual result could materially vary.

Assumptions With Respect to Claims

Secured Claims

For the purposes of the Recovery Analysis, cash flows from encumbered assets have been excluded but will continue to be collected for the benefit of secured creditors.  Any Cash received from the disposition of assets subject to a security agreement will be subject to the lien of such secured creditor.

6

Administrative Expense Claims

The Debtors have engaged in Cash transfers and transactions following the applicable Commencement Date.  These transfers and transactions are primarily to support activities on behalf of other Debtor-Controlled Entities that may not have adequate liquidity for business operations.  In respect of such transfers to a Debtor, the transferor entity is entitled to Administrative Expense Claim.  In addition, certain Debtor-Controlled Entities have collected Cash on behalf of Securitization Instruments held by other Debtors, foreign Affiliates, and third parties.  Each party has an Administrative Expense Claim against these Debtor-Controlled Entities for such Cash.  Additionally, the Debtors likely will also have certain Super Priority Claims that have not yet been determined.

Compensation and Reimbursement Claims

The Recovery Analysis includes unpaid expenses relating to the compensation of professionals and reimbursement of expenses incurred by such professionals for amounts through December 31, 2009.

Priority Tax Claims

The Recovery Analysis includes an estimate of approximately $_ billion for all Priority Tax Claims.

Priority Non-Tax Claims

The Recovery Analysis includes an estimate of $22 million for employee-related Priority Non-Tax Claims, which are subject to a cap of $10,950 per employee.

General Unsecured

The Debtors estimate that the amount of Allowed Claims (other than Guarantee Claims), will approximately equal the liabilities on books and records of the applicable Debtor as of the applicable Commencement Date.  Certain adjustments were made to include liabilities not reflected on the books and records, including liabilities related to terminated Derivative Contracts, which liabilities resulted in an increase to liabilities based on Derivative Contracts by 100% of the amount of such liability, and liabilities related to certain repurchase agreements.

Subordinated Unsecured

Subordinated Unsecured Claims include Claims against LBHI in respect of notes subordinated to senior bonds in accordance with the terms of the notes and the Plan.  The Recovery Analysis takes into account Claims filed against the Debtors in respect of Subordinated Notes in the amount set forth on LBHI’s balance sheets as of the June 30, 2009.

7

Intercompany Payables

The Recovery Analysis assumes that all intercompany payables owed by the Debtors to other Debtors, Debtor-Controlled Entities or non-Debtor-Controlled Entities are deemed valid in accordance with the Plan.  Intercompany balances have been netted to reflect set-off rights based on pre- or post-petition status.  The Recovery Analysis assumes that all Affiliates recognize the balances included on the Debtors’ books and records as of the applicable Commencement Date as a basis for determining the valid Intercompany Claims amount.

Intercompany payables among the Debtors and Debtor-Controlled Entities consist of (i) intercompany Derivative Contracts recorded on September 14, 2008 at fair value in the Debtors’ records, and (ii) other intercompany payables derived from financings and normal course activities. Any post-petition intercompany transactions are treated as Administrative Expense Claims.

Payables to non Debtor-Controlled Entities by the Debtors consist of Derivative Contracts recorded at fair value in the Debtors’ records and other intercompany payables derived from financings and normal course of business activities recorded as of September 14, 2008, except for certain repurchase and other financing agreements.

With respect to LBT’s Intercompany Claim against LBHI, LBT’s Intercompany Claim was reduced by 50% of the amount stated on the books and records of LBHI and LBT as of the Commencement Date, as described in the Disclosure Statement.

Guarantee Claims

Pursuant to the Plan, Guarantee Claims are subject to the Aggregate Class Maximum as described in the Disclosure Statement.

8

LEHMAN BROTHERS HOLDINGS INC. AND ITS AFFILIATED DEBTORS

Plan Recovery Analysis

The analysis contained herein is based on data, estimates, projections and assumptions provided by the Debtors and their current management. The data, estimates, projections and assumptions underlying this analysis have not been independently verified and actual results may differ materially from those reflected herein.

Exhibit 4: Recovery Analysis for Each Debtor

Lehman Brothers Holdings Inc. and its Affiliated Debtors

($ in millions)

1              LBHI

				Plan	Estimated Plan
			Filed	Estimated	Recovery
Class	Designation		Claims[1]	Claims[2]	Amount	%[3]
1	Priority Non-Tax Claims against LBHI		$5,332	$22	$22	100.0%

2	Secured Claims against LBHI		$32,126	$2,359	$2,359	100.0%

3[4]	Senior Unsecured Claims		$100,476	$83,723	$14,573	17.4%

4	General Unsecured Claims against LBHI		$63,225	$2,598	$382	14.7%

5	Subordinated Unsecured Claims		$18,848	$15,284	—	—
	Initial Recovery Amount	$2,250
	Amount allocated to Class 3 due to subordination	(2,250)
	Net Recovery	$0

6[5]	Intercompany Claims against LBHI		$56,380	$43,239	$6,364	14.7%

7A6	Third-Party Guarantee Claims for which LBSF is the Primary Obligor on the corresponding Primary Claims		$41,552	$15,861	$2,335	14.7%

7B6	Third-Party Guarantee Claims for which LBCS is the Primary Obligor on the corresponding Primary Claims		$2,776	$2,776	$409	14.7%

7C6	Third-Party Guarantee Claims for which LBCC is the Primary Obligor on the corresponding Primary Claims		$353	$353	$52	14.7%

7D6	Third-Party Guarantee Claims for which LOTC is the Primary Obligor on the corresponding Primary Claims		$310	$310	$46	14.7%

7E6	Third-Party Guarantee Claims for which LBDP is the Primary Obligor on the corresponding Primary Claims The total amount of Allowed Claims is $201 million. The claim is reduced to $0 because LBDP creditors already recover 100% from the primary obligor’s assets.		$702	—	—	—

7F6	Third-Party Guarantee Claims for which LCPI is the Primary Obligor on the corresponding Primary Claims		$1,162	$1,162	$171	14.7%

Footnotes
Note:	All values that are exactly zero and all recovery percentages where the corresponding recovery amount is zero are shown as “—”. Values between zero and $500,000 appear as “0”.
[1]	Filed claims, as adjusted to take into account clear errors, duplications and non-controversial corrections that are appropriate, as of March 9, 2010.
[2]

“Plan Estimated Claims” means, for all Classes except LBHI Class 7 and LBHI Class 8, the Debtors’ estimate of Allowed Claims, and for LBHI Class 7, the Permitted Third-Party Guarantee Claims, and for LBHI Class 8, the Allowed Affiliate Guarantee Claims.

[3]	Estimated recovery as a percentage of Plan Estimated Claims.
[4]	Any amounts allocated to LBHI Class 5 are reallocated to LBHI Class 3 in accordance with the Plan.
[5]	Pre-petition Intercompany Claims only. Post-petition Intercompany Claims are Administrative Expense Claims.
[6]	Claim amount is maximum allowed for calculation of Distributions. See Plan Section 4.7 and Plan Schedule 6.

1

Exhibit 4: Recovery Analysis for Each Debtor

Lehman Brothers Holdings Inc. and its Affiliated Debtors

($ in millions)

			Plan	Estimated Plan
		Filed	Estimated	Recovery
Class	Designation	Claims[1]	Claims[2]	Amount	%[3]
7G6	Third-Party Guarantee Claims for which LBIE is the Primary Obligor on the corresponding Primary Claims	$18,203	$18,203	$2,679	14.7%

7H6	Third-Party Guarantee Claims for which LBL is the Primary Obligor on the corresponding Primary Claims	$4,477	$2,439	$359	14.7%

7I6	Third-Party Guarantee Claims for which LBT is the Primary Obligor on the corresponding Primary Claims	$28,159	$26,411	$3,887	14.7%

7J6	Third-Party Guarantee Claims for which LBB is the Primary Obligor on the corresponding Primary Claims	$37,829	$19,410	$2,857	14.7%

7K6	Third-Party Guarantee Claims for which LB Finance is the Primary Obligor on the corresponding Primary Claims	$2,763	$2,763	$407	14.7%

7L6	Third-Party Guarantee Claims for which LB Securities is the Primary Obligor on the corresponding Primary Claims	$746	$746	$110	14.7%

7M6	Third-Party Guarantee Claims for which LBJ is the Primary Obligor on the corresponding Primary Claims	$410	$410	$60	14.7%

7N6	Third-Party Guarantee Claims for which LBHJ is the Primary Obligor on the corresponding Primary Claims	$1,289	$1,289	$190	14.7%

7O6	Third-Party Guarantee Claims for which Sunrise is the Primary Obligor on the corresponding Primary Claims	$622	$622	$92	14.7%

7P6	Third-Party Guarantee Claims for which LBCCA is the Primary Obligor on the corresponding Primary Claims	$142	$142	$21	14.7%

7Q6	Third-Party Guarantee Claims for which LBI is the Primary Obligor on the corresponding Primary Claims	$748	$748	$110	14.7%

7R6	Third-Party Guarantee Claims for which a Schedule 5 Affiliate is the Primary Obligor on the corresponding Primary Claims	$292	$292	$43	14.7%

8	Affiliate Guarantee Claims against LBHI[7]	$223,917	$21,186	$3,118	14.7%

9	Equity Interests in LBHI	—	—	—

Footnotes
Note:	All values that are exactly zero and all recovery percentages where the corresponding recovery amount is zero are shown as “—”. Values between zero and $500,000 appear as “0”.
[1]	Filed claims, as adjusted to take into account clear errors, duplications and non-controversial corrections that are appropriate, as of March 9, 2010.
[2]

“Plan Estimated Claims” means, for all Classes except LBHI Class 7 and LBHI Class 8, the Debtors’ estimate of Allowed Claims, and for LBHI Class 7, the Permitted Third-Party Guarantee Claims, and for LBHI Class 8, the Allowed Affiliate Guarantee Claims.

[3]	Estimated recovery as a percentage of Plan Estimated Claims.
[6]	Claim amount is maximum allowed for calculation of Distributions. See Plan Section 4.7 and Plan Schedule 6.
[7]

For illustrative purposes, some recovery (approximately $161 million in total) has been allocated to Debtor-Controlled Entities based on the Pro Rata Share of Filed Claims in Class 8. Per Plan Section 4.8(b), within six months after the Effective Date, the Plan Administrator will propose an allocation method, which at least 2/3 in amount and more than 1/2 in number of holders of Allowed Affiliate Guarantee Claims, must accept to become binding. If the proposal is not accepted, allocation will be determined by the Bankruptcy Court.

2

Exhibit 4: Recovery Analysis for Each Debtor

Lehman Brothers Holdings Inc. and its Affiliated Debtors

($ in millions)

2              LCPI

			Plan	Estimated Plan
		Filed	Estimated	Recovery
Class	Designation	Claims[1]	Claims[2]	Amount	%[3]
1	Priority Non-Tax Claims against LCPI	$12	—	—	—

2	Secured Claims against LCPI	$18,996	$13	$13	100.0%

3	General Unsecured Claims against LCPI	$8,359	$4,543	$2,010	44.2%

4[5]	Intercompany Claims against LCPI	$20,411	$20,411	$9,029	44.2%

5	Equity Interests in LCPI	—	—	—

3              LBCS

			Plan	Estimated Plan
		Filed	Estimated	Recovery
Class	Designation	Claims[1]	Claims[2]	Amount	%[3]
1	Priority Non-Tax Claims against LBCS	$3	—	—	—

2	Secured Claims against LBCS	$234	$36	$36	100.0%

3	General Unsecured Claims against LBCS	$3,645	$4,134	$1,108	26.8%

4[5]	Intercompany Claims against LBCS	$1,861	$1,861	$499	26.8%

5	Equity Interests in LBCS	—	—	—

4              LBSF

			Plan	Estimated Plan
		Filed	Estimated	Recovery
Class	Designation	Claims[1]	Claims[2]	Amount	%[3]
1	Priority Non-Tax Claims against LBSF	$0	—	—	—

2	Secured Claims against LBSF	$18,765	$311	$311	100.0%

3	General Unsecured Claims against LBSF	$47,291	$15,861	$3,824	24.1%

4[5]	Intercompany Claims against LBSF	$23,983	$23,983	$5,782	24.1%

5	Equity Interests in LBSF	—	—	—

Footnotes
Note:	All values that are exactly zero and all recovery percentages where the corresponding recovery amount is zero are shown as “—”. Values between zero and $500,000 appear as “0”.
[1]	Filed claims, as adjusted to take into account clear errors, duplications and non-controversial corrections that are appropriate, as of March 9, 2010.
[2]	“Plan Estimated Claims” means, for all classes, the Debtors’ estimate of Allowed Claims.
[3]	Estimated recovery as a percentage of Plan Estimated Claims.
[5]	Pre-petition Intercompany Claims only. Post-petition Intercompany Claims are Administrative Expense Claims.

3

Exhibit 4: Recovery Analysis for Each Debtor

Lehman Brothers Holdings Inc. and its Affiliated Debtors

($ in millions)

5              LOTC

			Plan	Estimated Plan
		Filed	Estimated	Recovery
Class	Designation	Claims[1]	Claims[2]	Amount	%[3]
1	Priority Non-Tax Claims against LOTC	$0	—	—	—

2	Secured Claims against LOTC	$55	—	—	—

3	General Unsecured Claims against LOTC	$726	$1,088	$199	18.3%

4[5]	Intercompany Claims against LOTC	$814	$814	$149	18.3%

5	Equity Interests in LOTC	—	—	—

6              LBCC

			Plan	Estimated Plan
		Filed	Estimated	Recovery
Class	Designation	Claims[1]	Claims[2]	Amount	%[3]
1	Priority Non-Tax Claims against LBCC	$0	—	—	—

2	Secured Claims against LBCC	$357	$5	$5	100.0%

3	General Unsecured Claims against LBCC	$1,450	$1,349	$416	30.8%

4[5]	Intercompany Claims against LBCC	$793	$793	$244	30.8%

5	Equity Interests in LBCC	—	—	—

7              LBDP

			Plan	Estimated Plan
		Filed	Estimated	Recovery
Class	Designation	Claims[1]	Claims[2]	Amount	%[3]
1	Priority Non-Tax Claims against LBDP	$0	—	—	—

2	Secured Claims against LBDP	$16	—	—	—

3	General Unsecured Claims against LBDP	$86	$134	$134	100.0%

4[5]	Intercompany Claims against LBDP	$123	$123	$123	100.0%

5	Equity Interests in LBDP	—	—	$147

Footnotes
Note:	All values that are exactly zero and all recovery percentages where the corresponding recovery amount is zero are shown as “—”. Values between zero and $500,000 appear as “0”.
[1]	Filed claims, as adjusted to take into account clear errors, duplications and non-controversial corrections that are appropriate, as of March 9, 2010.
[2]	“Plan Estimated Claims” means, for all classes, the Debtors’ estimate of Allowed Claims.
[3]	Estimated recovery as a percentage of Plan Estimated Claims.
[5]	Pre-petition Intercompany Claims only. Post-petition Intercompany Claims are Administrative Expense Claims.

4

Exhibit 4: Recovery Analysis for Each Debtor

Lehman Brothers Holdings Inc. and its Affiliated Debtors

($ in millions)

8              LBFP

			Plan	Estimated Plan
		Filed	Estimated	Recovery
Class	Designation	Claims[1]	Claims[2]	Amount	%[3]
1	Priority Non-Tax Claims against LBFP	$0	—	—	—

2	Secured Claims against LBFP	$7	—	—	—

3	General Unsecured Claims against LBFP	$81	$72	$72	100.0%

4[5]	Intercompany Claims against LBFP	$204	$204	$204	100.0%

5	Equity Interests in LBFP	—	—	$201

9              LB 745

			Plan	Estimated Plan
		Filed	Estimated	Recovery
Class	Designation	Claims[1]	Claims[2]	Amount	%[3]
1	Priority Non-Tax Claims against LB 745	—	—	—	—

2	Secured Claims against LB 745	$2	—	—	—

3	General Unsecured Claims against LB 745	$16	$0	$0	100.0%

4[5]	Intercompany Claims against LB 745	—	—	—	—

5	Equity Interests in LB 745	—	—	$77

10           PAMI

			Plan	Estimated Plan
		Filed	Estimated	Recovery
Class	Designation	Claims[1]	Claims[2]	Amount	%[3]
1	Priority Non-Tax Claims against PAMI	$1	—	—	—

2	Secured Claims against PAMI	—	—	—	—

3	General Unsecured Claims against PAMI	$5	—	—	—

4[5]	Intercompany Claims against PAMI	—	—	—	—

5	Equity Interests in PAMI	—	—	$14

Footnotes
Note:	All values that are exactly zero and all recovery percentages where the corresponding recovery amount is zero are shown as “—”. Values between zero and $500,000 appear as “0”.
[1]	Filed claims, as adjusted to take into account clear errors, duplications and non-controversial corrections that are appropriate, as of March 9, 2010.
[2]	“Plan Estimated Claims” means, for all classes, the Debtors’ estimate of Allowed Claims.
[3]	Estimated recovery as a percentage of Plan Estimated Claims.
[5]	Pre-petition Intercompany Claims only. Post-petition Intercompany Claims are Administrative Expense Claims.

5

Exhibit 4: Recovery Analysis for Each Debtor

Lehman Brothers Holdings Inc. and its Affiliated Debtors

($ in millions)

11	CES

			Plan	Estimated Plan
		Filed	Estimated	Recovery
Class	Designation	Claims[1]	Claims[2]	Amount	%[3]
1	Priority Non-Tax Claims against CES	$1	—	—	—

2	Secured Claims against CES	$0	—	—	—

3	General Unsecured Claims against CES	$54	$0	$0	100.0%

4[5]	Intercompany Claims against CES	$1	$1	$1	100.0%

5	Equity Interests in CES	—	—	$23

12	CES V

			Plan	Estimated Plan
		Filed	Estimated	Recovery
Class	Designation	Claims[1]	Claims[2]	Amount	%[3]
1	Priority Non-Tax Claims against CES V	$0	—	—	—

2	Secured Claims against CES V	—	—	—	—

3	General Unsecured Claims against CES V	$5	$0	$0	42.1%

4[5]	Intercompany Claims against CES V	$8	$8	$3	42.1%

5	Equity Interests in CES V	—	—	—

13	CES IX

			Plan	Estimated Plan
		Filed	Estimated	Recovery
Class	Designation	Claims[1]	Claims[2]	Amount	%[3]
1	Priority Non-Tax Claims against CES IX	—	—	—	—

2	Secured Claims against CES IX	—	—	—	—

3	General Unsecured Claims against CES IX	$5	$0	$0	61.2%

4[5]	Intercompany Claims against CES IX	$9	$9	$6	61.2%

5	Equity Interests in CES IX	—	—	—

Footnotes

Note:	All values that are exactly zero and all recovery percentages where the corresponding recovery amount is zero are shown as “—”. Values between zero and $500,000 appear as “0”.
[1]	Filed claims, as adjusted to take into account clear errors, duplications and non-controversial corrections that are appropriate, as of March 9, 2010.
[2]	“Plan Estimated Claims” means, for all classes, the Debtors’ estimate of Allowed Claims.
[3]	Estimated recovery as a percentage of Plan Estimated Claims.
[5]	Pre-petition Intercompany Claims only. Post-petition Intercompany Claims are Administrative Expense Claims.

6

Exhibit 4: Recovery Analysis for Each Debtor

Lehman Brothers Holdings Inc. and its Affiliated Debtors

($ in millions)

14	East Dover

			Plan	Estimated Plan
		Filed	Estimated	Recovery
Class	Designation	Claims[1]	Claims[2]	Amount	%[3]
1	Priority Non-Tax Claims against East Dover	—	—	—	—

2	Secured Claims against East Dover	—	—	—	—

3	General Unsecured Claims against East Dover	$16	—	—	—

4[5]	Intercompany Claims against East Dover	$4	$4	$4	100.0%

5	Equity Interests in East Dover	—	—	$41

15	LS Finance

			Plan	Estimated Plan
		Filed	Estimated	Recovery
Class	Designation	Claims[1]	Claims[2]	Amount	%[3]
1	Priority Non-Tax Claims against LS Finance	—	—	—	—

2	Secured Claims against LS Finance	—	$2	$2	100.0%

3	General Unsecured Claims against LS Finance	$5	—	—	—

4[5]	Intercompany Claims against LS Finance	—	—	—	—

5	Equity Interests in LS Finance	—	—	$1

16	LUXCO

			Plan	Estimated Plan
		Filed	Estimated	Recovery
Class	Designation	Claims[1]	Claims[2]	Amount	%[3]
1	Priority Non-Tax Claims against LUXCO	$0	—	—	—

2	Secured Claims against LUXCO	—	—	—	—

3	General Unsecured Claims against LUXCO	$5	—	—	—

4[5]	Intercompany Claims against LUXCO	$593	$593	$307	51.7%

5	Equity Interests in LUXCO	—	—	—

Footnotes

Note:	All values that are exactly zero and all recovery percentages where the corresponding recovery amount is zero are shown as “—”. Values between zero and $500,000 appear as “0”.
[1]	Filed claims, as adjusted to take into account clear errors, duplications and non-controversial corrections that are appropriate, as of March 9, 2010.
[2]	“Plan Estimated Claims” means, for all classes, the Debtors’ estimate of Allowed Claims.
[3]	Estimated recovery as a percentage of Plan Estimated Claims.
[5]	Pre-petition Intercompany Claims only. Post-petition Intercompany Claims are Administrative Expense Claims.

7

Exhibit 4: Recovery Analysis for Each Debtor

Lehman Brothers Holdings Inc. and its Affiliated Debtors

($ in millions)

17	BNC

			Plan	Estimated Plan
		Filed	Estimated	Recovery
Class	Designation	Claims[1]	Claims[2]	Amount	%[3]
1	Priority Non-Tax Claims against BNC	$0	—	—	—

2	Secured Claims against BNC	$1	—	—	—

3	General Unsecured Claims against BNC	$56	$7	—	—

4[5]	Intercompany Claims against BNC	$2	$2	—	—

5	Equity Interests in BNC	—	—	—

18	LB Rose Ranch

			Plan	Estimated Plan
		Filed	Estimated	Recovery
Class	Designation	Claims[1]	Claims[2]	Amount	%[3]
1	Priority Non-Tax Claims against LB Rose Ranch	$0	—	—	—

2	Secured Claims against LB Rose Ranch	$3	—	—	—

3	General Unsecured Claims against LB Rose Ranch	$25	$1	$1	100.0%

4[5]	Intercompany Claims against LB Rose Ranch	—	—	—	—

5	Equity Interests in LB Rose Ranch	—	—	$6

19	SASCO

			Plan	Estimated Plan
		Filed	Estimated	Recovery
Class	Designation	Claims[1]	Claims[2]	Amount	%[3]
1	Priority Non-Tax Claims against SASCO	$34	—	—	—

2	Secured Claims against SASCO	$18,675	—	—	—

3	General Unsecured Claims against SASCO	$18,318	—	—	—

4[5]	Intercompany Claims against SASCO	$589	$589	$271	46.1%

5	Equity Interests in SASCO	—	—	—

Footnotes

Note:	All values that are exactly zero and all recovery percentages where the corresponding recovery amount is zero are shown as “—”. Values between zero and $500,000 appear as “0”.
[1]	Filed claims, as adjusted to take into account clear errors, duplications and non-controversial corrections that are appropriate, as of March 9, 2010.
[2]	“Plan Estimated Claims” means, for all classes, the Debtors’ estimate of Allowed Claims.
[3]	Estimated recovery as a percentage of Plan Estimated Claims.
[5]	Pre-petition Intercompany Claims only. Post-petition Intercompany Claims are Administrative Expense Claims.

8

Exhibit 4: Recovery Analysis for Each Debtor

Lehman Brothers Holdings Inc. and its Affiliated Debtors

($ in millions)

20	LB 2080

			Plan	Estimated Plan
		Filed	Estimated	Recovery
Class	Designation	Claims[1]	Claims[2]	Amount	%[3]
1	Priority Non-Tax Claims against LB 2080	—	—	—	—

2	Secured Claims against LB 2080	—	—	—	—

3	General Unsecured Claims against LB 2080	$19	$1	—	—

4[5]	Intercompany Claims against LB 2080	$31	$31	—	—

5	Equity Interests in LB 2080	—	—	—

21	Merit

			Plan	Estimated Plan
		Filed	Estimated	Recovery
Class	Designation	Claims[1]	Claims[2]	Amount	%[3]
1	Priority Non-Tax Claims against Merit	—	—	—	—

2	Secured Claims against Merit	—	—	—	—

3	General Unsecured Claims against Merit	—	—	—	—

4[5]	Intercompany Claims against Merit	$330	$330	$30	9.0%

5	Equity Interests in Merit	—	—	—

22	Preferred Somerset

			Plan	Estimated Plan
		Filed	Estimated	Recovery
Class	Designation	Claims[1]	Claims[2]	Amount	%[3]
1	Priority Non-Tax Claims against Preferred Somerset	—	—	—	—

2	Secured Claims against Preferred Somerset	—	—	—	—

3	General Unsecured Claims against Preferred Somerset	$0	$0	—	—

4[5]	Intercompany Claims against Preferred Somerset	$12	$12	—	—

5	Equity Interests in Preferred Somerset	—	—	—

Footnotes

Note:	All values that are exactly zero and all recovery percentages where the corresponding recovery amount is zero are shown as “—”. Values between zero and $500,000 appear as “0”.
[1]	Filed claims, as adjusted to take into account clear errors, duplications and non-controversial corrections that are appropriate, as of March 9, 2010.
[2]	“Plan Estimated Claims” means, for all classes, the Debtors’ estimate of Allowed Claims.
[3]	Estimated recovery as a percentage of Plan Estimated Claims.
[5]	Pre-petition Intercompany Claims only. Post-petition Intercompany Claims are Administrative Expense Claims.

9

Exhibit 4: Recovery Analysis for Each Debtor

Lehman Brothers Holdings Inc. and its Affiliated Debtors

($ in millions)

23	Somerset

			Plan	Estimated Plan
		Filed	Estimated	Recovery
Class	Designation	Claims[1]	Claims[2]	Amount	%[3]
1	Priority Non-Tax Claims against Somerset	—	—	—	—

2	Secured Claims against Somerset	—	—	—	—

3	General Unsecured Claims against Somerset	$0	$0	—	—

4[5]	Intercompany Claims against Somerset	$7	$7	—	—

5	Equity Interests in Somerset	—	—	—

Footnotes

Note:	All values that are exactly zero and all recovery percentages where the corresponding recovery amount is zero are shown as “—”. Values between zero and $500,000 appear as “0”.
[1]	Filed claims, as adjusted to take into account clear errors, duplications and non-controversial corrections that are appropriate, as of March 9, 2010.
[2]	“Plan Estimated Claims” means, for all classes, the Debtors’ estimate of Allowed Claims.
[3]	Estimated recovery as a percentage of Plan Estimated Claims.
[5]	Pre-petition Intercompany Claims only. Post-petition Intercompany Claims are Administrative Expense Claims.

10

Exhibit 5

Liquidation Analysis for Each Debtor

Pursuant to section 1129(a)(7) of the Bankruptcy Code (the “Best Interest Test”), each holder of an impaired Claim or Equity Interest must either (i) accept the Plan, or (ii) receive or retain under the Plan property of a value, as of the Effective Date, that is not less than the value such non-accepting holder would receive or retain if the Debtors were to be liquidated under chapter 7 of the Bankruptcy Code on the Effective Date.  In determining whether the Best Interest Test has been met, the first step is to determine the dollar amount that would be generated from a hypothetical liquidation of the Debtors’ assets in chapter 7.  The gross amount of Cash available would be the sum of the proceeds from the disposition of the Debtors’ assets and the Cash held by the Debtors at the commencement of their chapter 7 cases.  Such amount then would be reduced by the costs and expenses of the liquidation.  Prior to determining whether the Best Interest Test has been met for general unsecured creditors, further reductions would be required to eliminate Cash and asset liquidation proceeds that would be applied to Secured Claims and amounts necessary to satisfy chapter 11 Administrative Expense Claims, Priority Tax Claims, and Priority Non-Tax Claims that are senior to General Unsecured Claims, including any incremental Administrative Expense Claims that may result from the termination of the Debtors’ businesses and the liquidation of assets.  Any remaining Cash would be available for Distribution to general unsecured creditors and Equity Interest holders in accordance with the distribution hierarchy established by section 726 of the Bankruptcy Code.

The Liquidation Analyses (the “Liquidation Analyses”) below reflect the estimated Cash proceeds, net of liquidation-related costs that would be available to each of the Debtors’ creditors if each Debtor were to be liquidated in a separate chapter 7 case.  Underlying the Liquidation Analyses are a number of estimates and assumptions regarding liquidation proceeds that, although developed and considered reasonable by the Debtors, are inherently subject to significant business, economic, and competitive uncertainties and contingencies beyond the control of the Debtors.  ACCORDINGLY, THERE CAN BE NO ASSURANCE THAT THE VALUES REFLECTED IN THE LIQUIDATION ANALYSES WOULD BE REALIZED IF THE DEBTORS WERE, IN FACT, TO UNDERGO SUCH A LIQUIDATION, AND ACTUAL RESULTS COULD VARY MATERIALLY FROM THOSE SHOWN HERE.

For certain assets, estimates of the liquidation proceeds were made for each asset individually.  For other assets, liquidation values were assessed for general classes of assets by estimating the percentage recoveries that a chapter 7 trustee might achieve through their disposition.  A Liquidation Analysis was performed for the assets in each asset class held by the Debtors, and then allocated to each Debtor based on such Debtor’s Pro Rata Share of assets in the asset classes, and assumes that the Debtors’ liquidation proceeds would be distributed in accordance with Bankruptcy Code sections

726 and 1129(b) of the Bankruptcy Code.  Each of the following Liquidation Analyses should be read in conjunction with the following notes.

Assumptions

For purposes of each Liquidation Analysis, the Debtors considered many factors and made certain assumptions.  Those assumptions that the Debtors consider significant are described below.

1.             General

a.             Conversion:  Each of the Chapter 11 Cases are converted to chapter 7 in 2010.

b.             Appointment of Chapter 7 Trustee:  One chapter 7 trustee is appointed to liquidate and wind down the Debtors’ estates.  It should be noted that the selection of a separate chapter 7 trustee for one or more of the Debtors’ estates could result in substantially higher administrative expenses associated with the chapter 7 cases from a large duplication of effort by each trustee and his/her professionals.

c.             Chapter 7 Trustee:  The chapter 7 trustee would retain professionals (investment bankers, law firms, accounting firms, consultants, forensic experts, etc.) to assist in the liquidation and wind down of the Debtors’ estates.  Although the chapter 7 trustee may retain certain of the Debtors’ professionals for discrete projects, it is assumed that the trustee’s primary investment banking, legal, accounting, consulting and forensic support would be provided by new professionals, because most (if not all) of these professionals will hold Claims in the chapter 7 cases.  Nevertheless, given that the Debtors have been managing the orderly wind down of their estates with over 500 employees and financial advisor professionals, and have stayed current on tax filings, regulatory and judicial inquiries, and financials records for hundreds of entities and bank accounts, it is reasonable to expect that the chapter 7 trustee will require the assistance of some portion of the Debtors’ professionals and/or their employees to assist in the short-term liquidations due to their institutional knowledge.

d.             Start-Up Time:  Given the complexity of the Chapter 11 Cases and the underlying assets and Claims, it is anticipated that the chapter 7 trustee and any newly retained professionals will require at least three to six months to familiarize themselves with the Debtors’ estates, the assets, the Claims and related matters before they begin marketing assets or litigating Claims.

e.             Duration of Liquidation The Liquidation Analyses assume that after the start-up period the actual liquidation of assets of the Debtors would continue for 9 to 12 months, during which time all of the Debtors’ major assets would either be sold or conveyed to the applicable lien holders and the Cash proceeds, net of liquidation-related costs, would be available for Distribution to creditors.

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Approximately 66,000 Claims have been filed in the Chapter 11 Cases, not including Claims of Debtor-Controlled Entities against other Debtors and Claims among Debtors.  It is unlikely that the chapter 7 trustee could adequately reconcile all Claims during 12 to 18 month period of assessment and asset recovery.  Therefore, a large number of the Claims in these cases will be reconciled, valued, negotiated and settled, and/or litigated to conclusion only after the asset recovery work is mostly complete.  The Debtors estimate that a chapter 7 trustee will require an additional 12 to 18 months to reconcile Claims and initiate litigation.  It is possible that some Distributions could be made prior to such period, but Claims would be subject to reserves.

It is not uncommon in large cases for liquidations to last many years while chapter 7 trustees prosecute difficult Claims-related and other litigation.

f.              Consolidation for Administrative Purposes.  This analysis assumes that the Debtors are consolidated for administrative purposes during the chapter 7 cases.  Should one or more Debtors be liquidated in a separately administered chapter 7 case, the total administrative costs of the Debtors’ chapter 7 cases could be substantially higher than the costs assumed in this analysis.

2.             Assets

a.             Cash:  Beginning Cash is based on unrestricted Cash balances.

b.             Assets:  The assets of each Debtor are sold, transferred, abandoned or otherwise liquidated on or before one year from the date that the Chapter 11 Cases are converted.  With respect to the different asset classes of the Debtors, the following assumptions were made when calculating the liquidation amount:

(i)            Derivative Contracts

The settlement or disposition of Derivative Contracts requires experienced derivatives and financial services experts.  In a chapter 7 liquidation, it is assumed that the chapter 7 trustee will reduce the number of the Debtors’ current employees, and that other employees will leave for other market opportunities. It is estimated that headcount is reduced significantly, which will result in the loss of legacy knowledge relating to the derivatives portfolio and will disrupt ongoing settlement discussions with counterparties. This will make a chapter 7 liquidation significantly more difficult and will result in lower recoveries as compared to current projections.

(ii)           Real Estate Assets

A forced liquidation of Real Estate Assets over a 12-month period would have an adverse impact on the value of the Debtors’ recoveries from their Real Estate Assets.  Additional discounts on current valuations would be required due to the following assumptions:

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•      Lack of liquidity in the market — Potential purchasers may not be able to obtain the requisite financing to purchase the Debtors’ Real Estate Assets.

•      Supply and demand imbalances — Given the size of the Debtors’ portfolio of Real Estate Assets, if offered for sale in its entirety, the market equilibrium in certain markets or geographies may be disturbed.  Assets available for sale may outweigh existing demand, inviting further discounts in order to attract non-traditional buyers.

•      Bulk sales — Liquidation of the Debtors’ entire portfolio of Real Estate Assets within a 12 month period would require bundling multiple positions together for purchasers (most likely by geography, property type or lien type); valuations would likely reflect discounts for what would amount to bulk purchases.

•      Inability to offer seller representations or warranties — Liquidation would preclude Debtors’ willingness or ability to offer representations and warranties on positions for sale.  Additional discounts would be necessary to compensate buyers for the risk of not securing certain guarantees or indemnities.

Taking these assumptions into account, liquidation discounts have been applied based on lien type and property type.  Discounts relative to lien type are a reflection of the priority of Claims on underlying collateral (so senior positions generally have lower discounts than equity discounts).  Discounts relative to property type (office, condo/multifamily, hospitality, land, etc.) are a reflection of unique features in the markets for those assets.

In addition, there are certain Real Estate Assets within the commercial real estate portfolio that possess unique characteristics and as a result, individual liquidation discounts have been applied.  This situation generally applies to larger projects that may involve multiple positions across lien and property types (e.g., a condo development with some undeveloped land), and/or debt positions whereby a liquid market for a security establishes a market price.

Other considerations

A quick liquidation of the Debtors’ portfolio of Real Estate Assets would likely entail significant involvement on the part of third party investment bankers, real estate brokers, and legal resources (including representation by local counsel).  For the purposes of this analysis, the Debtors included fees for brokers and bankers and additional amounts to cover legal and other contingencies.

It is possible that some of the Debtors’ Real Estate Assets cannot be sold in the liquidation time frame. Outstanding litigation and structural impediments (transfer

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consents, regulatory or environmental restrictions, rights of first refusal, etc.) may require that certain positions be held beyond the self-imposed deadline.

(iii)         Private Equity/Principal Investments:

The Liquidation Analysis assumes an orderly liquidation of the Private Equity/Principal Investment portfolio over a 12-month period.  The assumptions used are based on estimates and are by definition subject to variability in ultimate outcome.

Liquidation Impediments

Contractual and Structural Impediments

•      Tag-Along Rights:  Investors in certain Private Equity/Principal Investments have a right to dispose of a portion of their interest in any transaction in which the Debtors’ transfer an interest.  Such right may limit the amount of any Private Equity/Principal Investment that the Debtors are able to sell in any one transaction.

•      Regulatory Restrictions:  Certain Private Equity/Principal Investments impose regulatory restrictions on the type of buyer or quantity of ownership of such investment.  Potential purchasers might demand a discount for any such Private Equity/Principal Investment due to the uncertainty of obtaining such approvals and the time necessary to obtain regulatory approvals.

•      Structural Impediments: With respect to certain Private Equity/Principal Investments, purchasers are likely to apply discounts in a forced sale process (see “Market Psychology” below).

Procedural Impediments

•      Market Psychology: In a chapter 7 liquidation, potential purchasers will be aware of the Debtors’ desire to liquidate its Private Equity/Principal Investments in a limited time frame, and resultant pressure to accept highest price available, regardless of the inherent value of the asset.

•      Higher Expenses:  The complexity of selling a large number of Private Equity/Principal Investments in a limited timeframe is likely to increase costs (e.g. financial and legal advisors) as compared to a medium-term orderly liquidation of such assets.

Liquidation Process/Assumptions

For a variety of reasons, it is possible that some Private Equity/Principal Investments cannot be sold in the liquidation time frame. Outstanding litigation and structural

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impediments (transfer consents, regulatory or environmental restrictions, rights of first refusal, etc.) may require that certain positions be held beyond the 9 to 12 month period assumed in this liquidation analysis.

Many of these assets are in non-Debtor entities so the normal bankruptcy sale protections are not available to the buyer. Taking the owning entity into bankruptcy raises the costs to the estates and may not attract betters offers.

Direct Portfolio

Given the concentration inherent in the portfolio of direct Private Equity/Principal Investments, with the largest 40 positions accounting for over 90% of the carrying value,  it is assumed that each of the largest 40 positions are sold individually as opposed to as part of a block transaction.  The remaining approximately 40 smaller Private Equity/Principal Investments in the portfolio can be divided into better known positions (sponsor co-invests) and non-sponsor positions.  It is assumed that sponsor co-invests can be sold individually, while the non-sponsor positions can be sold as a block.

To sell the direct portfolio positions over a 9 to 12 month period would require the retention of multiple investment banks.  The investment banks would likely run a controlled competitive auction process (bound, to a certain extent, by the transfer and other restrictions inherent in the governing documents).

GP/LP Investments

The Private Equity/Principal Investment structured as limited partnership interests would be sold through an auction process conducted by a third party.  It is unlikely that one buyer would acquire the entire portfolio though, and multiple sales would be necessary.  Each position in this portfolio requires general partner consent, therefore the liquidation time frame is challenging and would likely result in larger discounts.

The hedge fund limited partnership interests would also be sold through an auction process conducted by a third party but the buyer universe is much more limited.  Also, given the significant concentration in this portfolio, as well as the length of many lock-ups, discounts would be very significant.  Finally, general partner consent is required in every case.

The general partnership interests would be sold individually.  Although two are public equity positions, the size of the position and lack of trading volume make the positions highly illiquid.  Third parties would be used in each case.

The aggregate cost of third parties to liquidate the GP/LP investments would be substantial.

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(iv)          Private Equity Group

The management contracts and general partnership (in some cases) for the active private equity group were, or are in the process of being sold/spun-out.  This process would continue in a chapter 7 liquidation.  In this liquidation scenario, the LP stakes would need to be marketed and sold, likely through an auction process. The LP stakes could be sold either by fund or by fund family.

For the older vintage funds where certain Debtors are the general partner and manager, the underlying portfolio would be liquidated in a manner similar to the direct portfolio.  Each Private Equity/Principal Investment would be marketed and sold individually.  Certain investments are in publicly traded companies, which would make disposition easier and investments less subject to high discounts.  The funds’ concentration in certain public positions would require block trades which would command a discount.

It is assumed that financial advisers would be hired to market and sell the limited partnership interests and the direct Private Equity/Principal Investment in the funds and to facilitate any marketed secondaries.  The cost of the financial adviser and legal fees would be extensive given the complexity of the Debtors’ fund structures.

(v)            Loans:

The liquidation analysis assumes an orderly liquidation of the Debtors’ portfolio of Loans portfolio over a 12-month period. Below outlines the liquidation impediments and the process that would be employed to effectuate the liquidation.

To the extent that loans are fully funded, liquidation of these assets will not be difficult. Given the volume of Loans available for sale, however, and market participants’ knowledge of the Debtors’ mandate to liquidate their portfolio of Loans in a limited time frame, it is likely that a significant discount will be necessary to liquidate the portfolio. A description of the disposition of the different types of Loans held by the Debtors is set forth below:

Loan Positions

•      Special Purpose Vehicles:  Loans to special purpose vehicles are illiquid and are not traded in any commercial market.  As a result, a financial player is the only possible buyer and would likely require a steep discount for purchase.

•      Commercial Loans:  Commercial Loans are generally liquid and trade in commercial markets.  However, many of the Debtors’ Loans include future commitments to make additional funding, so the disposition of these Loans would require an additional discount to offset the buyer’s obligations and additional risk.  Larger positions would require a substantial discount as a result of the expedited sale.

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•      Distressed Debt or Claims Against Chapter 11 Debtors:  Claims against entities in a chapter 11 proceeding are generally illiquid.  The Debtors would realize significant discounts to current market value.

•      Loans Participated to CLOs:  Loans participated to collateralized loan obligations are generally liquid and trade in the commercial markets. To the extent that the revolvers are unfunded, these positions would require an additional discount to entice a buyer.

c.             Avoidance Actions:  Due to uncertainty and litigation risk, there are no significant amounts reflected in the liquidation analysis for avoidance actions.

d.             Other Litigation:  Consistent with the calculation of the estimated recoveries under the Plan, no values are included for recoveries from other litigation.

3.             Costs

a.             Employees:  The chapter 7 trustee will require a significant number of employees to liquidate the assets.  To the extent that the chapter 7 trustee terminates the post-petition employment contracts of any of the Debtors’ current employees, the Debtors’ estates would be subject to additional Administrative Expense Claims.

b.             Trustee Fees:  The chapter 7 trustee would be compensated in accordance with the guidelines of section 326 of the Bankruptcy Code.  The liquidation analysis assumes that the chapter 7 trustee’s fees would not be greater than 1% of total Distributions by the Debtors.

c.             Professional Fees:  Given that the chapter 7 trustee and, to the extent applicable, the trustee’s professionals must familiarize themselves with the Debtors, their estates, their assets and the Claims asserted against them, it is anticipated that the Debtors’ estates would incur significant professionals’ fees in the context of a chapter 7 liquidation.

4.             Estimated Recoveries

a.             Determination of Claims:  All Claims are either Allowed or estimated for purposes of establishing a reserve in 2011, such that first Distributions would not be made until 2012.  Final determination of all disputed Claims cannot be determined at this time.

b.             Classes of Claims:  The estimated recoveries use the Classes established by the Plan to facilitate creditors’ ability to compare the recoveries under the Plan versus recoveries in a chapter 7 liquidation.

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c.             Timing of Distributions:  While cash may be realized sooner, it is currently contemplated that the first Distributions under the Plan would commence in 2011, the Debtors anticipate that the first Distribution to Creditors in a chapter 7 would also not be made until late 2012.  This assumption is based, in part, upon the belief that the chapter 7 trustee would be reluctant to make significant interim Distributions prior to the determination of at least 50% of the disputed Claims, which would take longer with fewer employees with institutional knowledge.

d.             Additional Claims:  The liquidation of the Debtors will result in additional Claims being satisfied under chapter 7, including, but not limited to, Claims arising from the rejection of any remaining executory contracts, unexpired leases, and post-petition contracts.  However, due to the uncertainty as to which contracts or leases would ultimately be rejected and the determination of the amount of any rejection damages (if any), no such Claims are included in the estimated recoveries.  Accordingly, these Claims would further dilute any recoveries in a chapter 7 liquidation.  Additional Claims include, but are not limited to, capital maintenance claims pursuant to section 365(o) of the Bankruptcy Code against LBHI for its Guarantee of deposits at Aurora Bank and Woodlands, as a result of their expected foreclosure.  Based on the possible reduction on bank assets values in liquidation, the Claims are estimated to be $2.7 billion.

e.             Amount of Allowed Claims:  The determination of the Allowed Claims is an uncertain process given the number of disputed, contingent and/or unliquidated Claims in the Chapter 11 Cases.  Furthermore, the accelerated wind down timeline and the substantial loss of experienced workforce, that could result from conversion to a chapter 7, would result in a significant impairment to the Claims process. No order or findings have been entered by the Bankruptcy Court estimating or otherwise fixing the amount of Allowed Claims used in the liquidation analysis.  To the extent that Claims have been reduced due to elimination of duplicate and superseded Claims, this is the basis for the Claims used in the liquidation analysis.  Claims subject to caps in the recovery analysis for purposes of the Plan will be included at their estimated amounts for purposes of the liquidation analysis.  The actual amount of Allowed Claims could vary materially.

f.              Determination of LBHI’s Class 6 Claims:  For purposes of the Recovery Analysis under the Plan, LBHI’s Class 6 Claims are Allowed at $43,239 million.  For purposes of satisfying the Best Interests Test in a liquidation, LBHI’s Class 6 Claims are estimated to be $60,293 million.  The reason for this increase is the elimination of the 50% reduction in LBT’s Intercompany Claim.

g.             Determination of LBHI’s Class 8 Claims:  For purposes of the Recovery Analysis under the Plan, LBHI’s Class 8 Claims are Allowed at $21,186 million.  For purposes of satisfying the Best Interests Test in a liquidation, LBHI’s Class 8 Claims are estimated to be $32,858 million.  This estimate is based on a review of the filed Claims and is intended to be a conservative estimate.

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Notes to Liquidation Analysis

1.             Secured Claims

To the extent that the value of the collateral securing a Secured Claim is less than the Secured Claim, the remaining amount would be a deficiency Claim and a General Unsecured Claim against the applicable Debtor.

2.             Estimated aggregate unpaid Administrative Expense Claims, Priority Tax Claims, and Priority Non-Tax Claims

The amount of Cash that would be available for Distributions to general unsecured creditors in a chapter 7 case would be reduced by any Allowed Administrative Expense Claims, Priority Tax Claims, and Priority Non-Tax Claims that are senior to General Unsecured Claims in the Chapter 11 Cases.  Any remaining Cash after satisfaction of these Claims would be available for Distribution to general unsecured creditors and Equity Interest holders in accordance with the Distribution hierarchy established by section 726 of the Bankruptcy Code.

3.             Liquidation Analyses

The Liquidation Analyses are presented in two different formats:

(1) for each Debtor, a list of the Classes and the estimated recovery in a chapter 7 liquidation as compared to estimated recoveries under the Plan; and

(2) for each Debtor, the recoveries from the assets and the estimated Claims in a liquidation as compared to such amounts under the Plan.

4.             Best Interests Test

Solely for illustrative purposes, the Debtors have analyzed estimated recoveries under the Plan based on a range of discount rates.  This range was applied to the Debtors’ cash flow estimates for the recovery of distributable assets under the Plan.

Based on this analysis, estimated Plan recoveries for General Unsecured Claims against the following Debtors (whose estimated distributable assets on an undiscounted basis under the Plan collectively amount to approximately 75% of the total estimated undiscounted directly held assets4 of all Debtors and Debtor-Controlled Entities under the Plan), are as follows:

4              Includes all assets (Cash, Restricted Cash, real estate, loans, investments and derivatives) and excludes recoveries on Intercompany Claims, equity in Affiliates and recoveries on Guarantee Claims from LBHI.

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Illustrative Plan Recoveries Under Different Discount Rates for Selected Debtors5

	Discount Rate
	Undiscounted	6%	12%	18%
LBHI
General Unsecured Claims (Class 4)	14.7%	12.9%	11.5%	10.4%

LCPI
General Unsecured Claims (Class 3)	44.2%	37.5%	32.4%	28.6%

LBCS
General Unsecured Claims (Class 3)	26.8%	26.4%	26.1%	25.8%

LBSF
General Unsecured Claims (Class 3)	24.1%	23.3%	22.5%	21.9%

The Debtors have also estimated recoveries under both the Plan and a hypothetical liquidation at various discount rates.  Based on this analysis, which incorporates the multitude of projections and assumptions used to project the total distributable assets available and the total Allowed Claims under the Plan and in a hypothetical liquidation, the Debtors estimate that at discount rates up to 25% the Plan is preferable for all creditor classes in comparison to a hypothetical liquidation.

5              Recovery percentages shown represent the Debtors’ estimates of recoveries under the Plan divided by the Debtors’ estimate of Allowed Claims in each Class.

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LEHMAN BROTHERS HOLDINGS INC. AND ITS AFFILIATED DEBTORS

Liquidation Analysis

(List Format)

The analysis contained herein is based on data, estimates, projections and assumptions provided by the Debtors and their current management. The data, estimates, projections and assumptions underlying this analysis have not been independently verified and actual results may differ materially from those reflected herein.

Exhibit 5: Liquidation Analysis for Each Debtor

Lehman Brothers Holdings Inc. and its Affiliated Debtors

($ in millions)

1                                         LBHI

				Liquidation		Plan
			Liquidation				Adjusted
			Estimated	Recovery	Recovery	Recovery	Recovery
Class	Designation		Claims[1]	Amount	%[2]	Amount	%[2]
1	Priority Non-Tax Claims against LBHI		$2,722	$2,722	100.0%	$22	100.0%[3]

2	Secured Claims against LBHI		$2,359	$2,359	100.0%	$2,359	100.0%

3[4]	Senior Unsecured Claims		$83,723	$6,970	8.3%	$14,573	17.4%

4	General Unsecured Claims against LBHI		$2,598	$183	7.0%	$382	14.7%

5	Subordinated Unsecured Claims		$15,284	—	—	—	—
	Initial Recovery Amount	$1,076
	Amount allocated to Class 3 due to	(1,076)
	subordination
	Net Recovery	$0

6[5]	Intercompany Claims against LBHI		$60,293	$4,245	7.0%	$6,364	10.6%

7A	Third-Party Guarantee Claims for which LBSF is the		$15,861	$1,117	7.0%	$2,335	14.7%
	Primary Obligor on the corresponding Primary Claims

7B	Third-Party Guarantee Claims for which LBCS is the		$2,776	$195	7.0%	$409	14.7%
	Primary Obligor on the corresponding Primary Claims

7C	Third-Party Guarantee Claims for which LBCC is the		$353	$25	7.0%	$52	14.7%
	Primary Obligor on the corresponding Primary Claims

7D	Third-Party Guarantee Claims for which LOTC is the		$310	$22	7.0%	$46	14.7%
	Primary Obligor on the corresponding Primary Claims

7E	Third-Party Guarantee Claims for which LBDP is the		—	—	—	—	—
	Primary Obligor on the corresponding Primary Claims
	The total amount of Allowed Claims is $201 million.
	The claim is reduced to $0 because LBDP creditors already recover 100% from the primary obligor’s assets.

7F	Third-Party Guarantee Claims for which LCPI is the		$1,162	$82	7.0%	$171	14.7%
	Primary Obligor on the corresponding Primary Claims

Note:                   All values that are exactly zero and all recovery percentages where the corresponding recovery amount is zero are shown as “—”.  Values between zero and $500,000 appear as “0”.

1                                           “Liquidation Estimated Claims” means, for all Classes except LBHI Class 7 and LBHI Class 8, the Debtors’ estimate of Allowed Claims, and for LBHI Class 7, the Permitted Third-Party Guarantee Claims.  The amount of LBHI Class 8 Claims allowed for purposes of the Liquidation Analysis is estimated based on a review of the probabilities of the filed transaction guarantee claims and the filed corporate resolution guarantee claims becoming allowed claims for distribution purposes.

2                                           Recovery shown as a percentage of Liquidation Estimated Claims.

3                                           Recovery shown as 100% because $2.7 billion of Liquidation Estimated Claims only arise under liquidation.

4                                           Any amounts allocated to LBHI Class 5 are reallocated to LBHI Class 3.

5                                           Includes Pre-petition Intercompany Claims only.  Intercompany Claims under the Plan are $17 billion lower than under liquidation due to the reduction of $17 billion of intercompany claims from LBT pursuant to the Plan.  Post-petition Intercompany Claims are Administrative Expense Claims.

1

Exhibit 5: Liquidation Analysis for Each Debtor

Lehman Brothers Holdings Inc. and its Affiliated Debtors

($ in millions)

1                                         LBHI (cont’d)

			Liquidation		Plan
		Liquidation				Adjusted
		Estimated	Recovery	Recovery	Recovery	Recovery
Class	Designation	Claims[1]	Amount	%[2]	Amount	%[2]
7G	Third-Party Guarantee Claims for which LBIE is the	$18,203	$1,282	7.0%	$2,679	14.7%
	Primary Obligor on the corresponding Primary Claims

7H	Third-Party Guarantee Claims for which LBL is the	$2,439	$172	7.0%	$359	14.7%
	Primary Obligor on the corresponding Primary Claims

7I	Third-Party Guarantee Claims for which LBT is the	$26,411	$1,859	7.0%	$3,887	14.7%
	Primary Obligor on the corresponding Primary Claims

7J	Third-Party Guarantee Claims for which LBB is the	$19,410	$1,367	7.0%	$2,857	14.7%
	Primary Obligor on the corresponding Primary Claims

7K	Third-Party Guarantee Claims for which LB Finance is the	$2,763	$195	7.0%	$407	14.7%
	Primary Obligor on the corresponding Primary Claims

7L	Third-Party Guarantee Claims for which LB Securities is	$746	$53	7.0%	$110	14.7%
	the Primary Obligor on the corresponding Primary Claims

7M	Third-Party Guarantee Claims for which LBJ is the	$410	$29	7.0%	$60	14.7%
	Primary Obligor on the corresponding Primary Claims

7N	Third-Party Guarantee Claims for which LBHJ is the	$1,289	$91	7.0%	$190	14.7%
	Primary Obligor on the corresponding Primary Claims

7O	Third-Party Guarantee Claims for which Sunrise is the	$622	$44	7.0%	$92	14.7%
	Primary Obligor on the corresponding Primary Claims

7P	Third-Party Guarantee Claims for which LBCCA is the	$142	$10	7.0%	$21	14.7%
	Primary Obligor on the corresponding Primary Claims

7Q	Third-Party Guarantee Claims for which LBI is the	$748	$53	7.0%	$110	14.7%
	Primary Obligor on the corresponding Primary Claims

7R	Third-Party Guarantee Claims for which a Schedule 5	$292	$21	7.0%	$43	14.7%
	Affiliate is the Primary Obligor on the corresponding
	Primary Claims

8	Affiliate Guarantee Claims against LBHI[6]	$32,858	$2,313	7.0%	$3,118	9.5%

9	Equity Interests in LBHI	—	—		—

Note:                   All values that are exactly zero and all recovery percentages where the corresponding recovery amount is zero are shown as “—”.  Values between zero and $500,000 appear as “0”.

1                                           “Liquidation Estimated Claims” means, for all Classes except LBHI Class 7 and LBHI Class 8, the Debtors’ estimate of Allowed Claims, and for LBHI Class 7, the Permitted Third-Party Guarantee Claims.  The amount of LBHI Class 8 Claims allowed for purposes of the Liquidation Analysis is estimated based on a review of the probabilities of the filed transaction guarantee claims and the filed corporate resolution guarantee claims becoming allowed claims for distribution purposes.

2                                           Recovery shown as a percentage of Liquidation Estimated Claims.

6                                           For purposes of the Liquidation Analysis, recovery on Class 8 Claims has been allocated to Debtor-Controlled Entities based on their Pro Rata Share of the filed Class 8 Claims.  In total, the size of recovery to these Debtor-Controlled Entities is $124 million.

2

Exhibit 5: Liquidation Analysis for Each Debtor

Lehman Brothers Holdings Inc. and its Affiliated Debtors

($ in millions)

2                                         LCPI

			Liquidation		Plan
		Liquidation				Adjusted
		Estimated	Recovery	Recovery	Recovery	Recovery
Class	Designation	Claims[1]	Amount	%[2]	Amount	%[2]
1	Priority Non-Tax Claims against LCPI	—	—	—	—	—

2	Secured Claims against LCPI	$13	$13	100.0%	$13	100.0%

3	General Unsecured Claims against LCPI	$4,543	$1,072	23.6%	$2,010	44.2%

4[5]	Intercompany Claims against LCPI	$20,411	$4,818	23.6%	$9,029	44.2%

5	Equity Interests in LCPI	—	—		—

3                                         LBCS

			Liquidation		Plan
		Liquidation				Adjusted
		Estimated	Recovery	Recovery	Recovery	Recovery
Class	Designation	Claims[1]	Amount	%[2]	Amount	%[2]
1	Priority Non-Tax Claims against LBCS	—	—	—	—	—

2	Secured Claims against LBCS	$36	$36	100.0%	$36	100.0%

3	General Unsecured Claims against LBCS	$4,134	$905	21.9%	$1,108	26.8%

4[5]	Intercompany Claims against LBCS	$1,861	$407	21.9%	$499	26.8%

5	Equity Interests in LBCS	—	—		—

4                                         LBSF

			Liquidation		Plan
		Liquidation				Adjusted
		Estimated	Recovery	Recovery	Recovery	Recovery
Class	Designation	Claims[1]	Amount	%[2]	Amount	%[2]
1	Priority Non-Tax Claims against LBSF	—	—	—	—	—

2	Secured Claims against LBSF	$311	$311	100.0%	$311	100.0%

3	General Unsecured Claims against LBSF	$15,861	$3,095	19.5%	$3,824	24.1%

4[5]	Intercompany Claims against LBSF	$23,983	$4,680	19.5%	$5,782	24.1%

5	Equity Interests in LBSF	—	—		—

Note:                   All values that are exactly zero and all recovery percentages where the corresponding recovery amount is zero are shown as “—”.  Values between zero and $500,000 appear as “0”.

1                                           “Liquidation Estimated Claims” means, for all Classes, the Debtors’ estimate of Allowed Claims.

2                                           Recovery shown as a percentage of Liquidation Estimated Claims.

5                                           Includes Pre-petition Intercompany Claims only.  Post-petition Intercompany Claims are Administrative Expense Claims.

3

Exhibit 5: Liquidation Analysis for Each Debtor

Lehman Brothers Holdings Inc. and its Affiliated Debtors

($ in millions)

5                                                                 LOTC

			Liquidation		Plan
		Liquidation				Adjusted
		Estimated	Recovery	Recovery	Recovery	Recovery
Class	Designation	Claims[1]	Amount	%[2]	Amount	%[2]
1	Priority Non-Tax Claims against LOTC	—	—	—	—	—

2	Secured Claims against LOTC	—	—	—	—	—

3	General Unsecured Claims against LOTC	$1,088	$133	12.2%	$199	18.3%

4[5]	Intercompany Claims against LOTC	$814	$99	12.2%	$149	18.3%

5	Equity Interests in LOTC	—	—		—

6                                                                 LBCC

			Liquidation		Plan
		Liquidation				Adjusted
		Estimated	Recovery	Recovery	Recovery	Recovery
Class	Designation	Claims[1]	Amount	%[2]	Amount	%[2]
1	Priority Non-Tax Claims against LBCC	—	—	—	—	—

2	Secured Claims against LBCC	$5	$5	100.0%	$5	100.0%

3	General Unsecured Claims against LBCC	$1,349	$361	26.7%	$416	30.8%

4[5]	Intercompany Claims against LBCC	$793	$212	26.7%	$244	30.8%

5	Equity Interests in LBCC	—	—		—

7                                                                 LBDP

			Liquidation		Plan
		Liquidation				Adjusted
		Estimated	Recovery	Recovery	Recovery	Recovery
Class	Designation	Claims[1]	Amount	%[2]	Amount	%[2]
1	Priority Non-Tax Claims against LBDP	—	—	—	—	—

2	Secured Claims against LBDP	—	—	—	—	—

3	General Unsecured Claims against LBDP	$134	$134	100.0%	$134	100.0%

4[5]	Intercompany Claims against LBDP	$123	$123	100.0%	$123	100.0%

5	Equity Interests in LBDP	—	$139		$147

Note:                   All values that are exactly zero and all recovery percentages where the corresponding recovery amount is zero are shown as “—”.  Values between zero and $500,000 appear as “0”.

1                                           “Liquidation Estimated Claims” means, for all Classes, the Debtors’ estimate of Allowed Claims.

2                                           Recovery shown as a percentage of Liquidation Estimated Claims.

5                                           Includes Pre-petition Intercompany Claims only.  Post-petition Intercompany Claims are Administrative Expense Claims.

4

Exhibit 5: Liquidation Analysis for Each Debtor

Lehman Brothers Holdings Inc. and its Affiliated Debtors

($ in millions)

8                                                                 LBFP

			Liquidation		Plan
		Liquidation				Adjusted
		Estimated	Recovery	Recovery	Recovery	Recovery
Class	Designation	Claims[1]	Amount	%[2]	Amount	%[2]
1	Priority Non-Tax Claims against LBFP	—	—	—	—	—

2	Secured Claims against LBFP	—	—	—	—	—

3	General Unsecured Claims against LBFP	$72	$72	100.0%	$72	100.0%

4[5]	Intercompany Claims against LBFP	$204	$204	100.0%	$204	100.0%

5	Equity Interests in LBFP	—	$166		$201

9                                                                 LB 745

			Liquidation		Plan
		Liquidation				Adjusted
		Estimated	Recovery	Recovery	Recovery	Recovery
Class	Designation	Claims[1]	Amount	%[2]	Amount	%[2]
1	Priority Non-Tax Claims against LB 745	—	—	—	—	—

2	Secured Claims against LB 745	—	—	—	—	—

3	General Unsecured Claims against LB 745	$0	$0	100.0%	$0	100.0%

4[5]	Intercompany Claims against LB 745	—	—	—	—	—

5	Equity Interests in LB 745	—	$38		$77

10                                                          PAMI

			Liquidation		Plan
		Liquidation				Adjusted
		Estimated	Recovery	Recovery	Recovery	Recovery
Class	Designation	Claims[1]	Amount	%[2]	Amount	%[2]
1	Priority Non-Tax Claims against PAMI	—	—	—	—	—

2	Secured Claims against PAMI	—	—	—	—	—

3	General Unsecured Claims against PAMI	—	—	—	—	—

4[5]	Intercompany Claims against PAMI	—	—	—	—	—

5	Equity Interests in PAMI	—	$11		$14

Note:                   All values that are exactly zero and all recovery percentages where the corresponding recovery amount is zero are shown as “—”.  Values between zero and $500,000 appear as “0”.

1                                           “Liquidation Estimated Claims” means, for all Classes, the Debtors’ estimate of Allowed Claims.

2                                           Recovery shown as a percentage of Liquidation Estimated Claims.

5                                           Includes Pre-petition Intercompany Claims only.  Post-petition Intercompany Claims are Administrative Expense Claims.

5

Exhibit 5: Liquidation Analysis for Each Debtor

Lehman Brothers Holdings Inc. and its Affiliated Debtors

($ in millions)

11           CES

			Liquidation		Plan
		Liquidation				Adjusted
		Estimated	Recovery	Recovery	Recovery	Recovery
Class	Designation	Claims[1]	Amount	%[2]	Amount	%[2]
1	Priority Non-Tax Claims against CES	—	—	—	—	—

2	Secured Claims against CES	—	—	—	—	—

3	General Unsecured Claims against CES	$0	$0	100.0%	$0	100.0%

4[5]	Intercompany Claims against CES	$1	$1	100.0%	$1	100.0%

5	Equity Interests in CES	—	$23		$23

12           CES V

			Liquidation		Plan
		Liquidation				Adjusted
		Estimated	Recovery	Recovery	Recovery	Recovery
Class	Designation	Claims[1]	Amount	%[2]	Amount	%[2]
1	Priority Non-Tax Claims against CES V	—	—	—	—	—

2	Secured Claims against CES V	—	—	—	—	—

3	General Unsecured Claims against CES V	$0	$0	42.1%	$0	42.1%

4[5]	Intercompany Claims against CES V	$8	$3	42.1%	$3	42.1%

5	Equity Interests in CES V	—	—		—

13           CES IX

			Liquidation		Plan
		Liquidation				Adjusted
		Estimated	Recovery	Recovery	Recovery	Recovery
Class	Designation	Claims[1]	Amount	%[2]	Amount	%[2]
1	Priority Non-Tax Claims against CES IX	—	—	—	—	—

2	Secured Claims against CES IX	—	—	—	—	—

3	General Unsecured Claims against CES IX	$0	$0	61.2%	$0	61.2%

4[5]	Intercompany Claims against CES IX	$9	$6	61.2%	$6	61.2%

5	Equity Interests in CES IX	—	—		—

Note:      All values that are exactly zero and all recovery percentages where the corresponding recovery amount is zero are shown as “—”.  Values between zero and $500,000 appear as “0”.

1              “Liquidation Estimated Claims” means, for all Classes, the Debtors’ estimate of Allowed Claims.

2              Recovery shown as a percentage of Liquidation Estimated Claims.

5              Includes Pre-petition Intercompany Claims only.  Post-petition Intercompany Claims are Administrative Expense Claims.

6

Exhibit 5: Liquidation Analysis for Each Debtor

Lehman Brothers Holdings Inc. and its Affiliated Debtors

($ in millions)

14           East Dover

			Liquidation		Plan
		Liquidation				Adjusted
		Estimated	Recovery	Recovery	Recovery	Recovery
Class	Designation	Claims[1]	Amount	%[2]	Amount	%[2]
1	Priority Non-Tax Claims against East Dover	—	—	—	—	—

2	Secured Claims against East Dover	—	—	—	—	—

3	General Unsecured Claims against East Dover	—	—	—	—	—

4[5]	Intercompany Claims against East Dover	$4	$4	100.0%	$4	100.0%

5	Equity Interests in East Dover	—	$20		$41

15           LS Finance

			Liquidation		Plan
		Liquidation				Adjusted
		Estimated	Recovery	Recovery	Recovery	Recovery
Class	Designation	Claims[1]	Amount	%[2]	Amount	%[2]
1	Priority Non-Tax Claims against LS Finance	—	—	—	—	—

2	Secured Claims against LS Finance	$2	$2	100.0%	$2	100.0%

3	General Unsecured Claims against LS Finance	—	—	—	—	—

4[5]	Intercompany Claims against LS Finance	—	—	—	—	—

5	Equity Interests in LS Finance	—	$1		$1

16           LUXCO

			Liquidation		Plan
		Liquidation				Adjusted
		Estimated	Recovery	Recovery	Recovery	Recovery
Class	Designation	Claims[1]	Amount	%[2]	Amount	%[2]
1	Priority Non-Tax Claims against LUXCO	—	—	—	—	—

2	Secured Claims against LUXCO	—	—	—	—	—

3	General Unsecured Claims against LUXCO	—	—	—	—	—

4[5]	Intercompany Claims against LUXCO	$593	$119	20.0%	$307	51.7%

5	Equity Interests in LUXCO	—	—		—

Note:      All values that are exactly zero and all recovery percentages where the corresponding recovery amount is zero are shown as “—”.  Values between zero and $500,000 appear as “0”.

1              “Liquidation Estimated Claims” means, for all Classes, the Debtors’ estimate of Allowed Claims.

2              Recovery shown as a percentage of Liquidation Estimated Claims.

5              Includes Pre-petition Intercompany Claims only.  Post-petition Intercompany Claims are Administrative Expense Claims.

7

Exhibit 5: Liquidation Analysis for Each Debtor

Lehman Brothers Holdings Inc. and its Affiliated Debtors

($ in millions)

17           BNC

			Liquidation		Plan
		Liquidation				Adjusted
		Estimated	Recovery	Recovery	Recovery	Recovery
Class	Designation	Claims[1]	Amount	%[2]	Amount	%[2]
1	Priority Non-Tax Claims against BNC	—	—	—	—	—

2	Secured Claims against BNC	—	—	—	—	—

3	General Unsecured Claims against BNC	$7	—	—	—	—

4[5]	Intercompany Claims against BNC	$2	—	—	—	—

5	Equity Interests in BNC	—	—		—

18           LB Rose Ranch

			Liquidation		Plan
		Liquidation				Adjusted
		Estimated	Recovery	Recovery	Recovery	Recovery
Class	Designation	Claims[1]	Amount	%[2]	Amount	%[2]
1	Priority Non-Tax Claims against LB Rose Ranch	—	—	—	—	—

2	Secured Claims against LB Rose Ranch	—	—	—	—	—

3	General Unsecured Claims against LB Rose Ranch	$1	$1	100.0%	$1	100.0%

4[5]	Intercompany Claims against LB Rose Ranch	—	—	—	—	—

5	Equity Interests in LB Rose Ranch	—	$1		$6

19           SASCO

			Liquidation		Plan
		Liquidation				Adjusted
		Estimated	Recovery	Recovery	Recovery	Recovery
Class	Designation	Claims[1]	Amount	%[2]	Amount	%[2]
1	Priority Non-Tax Claims against SASCO	—	—	—	—	—

2	Secured Claims against SASCO	—	—	—	—	—

3	General Unsecured Claims against SASCO	—	—	—	—	—

4[5]	Intercompany Claims against SASCO	$589	$145	24.6%	$271	46.1%

5	Equity Interests in SASCO	—	—		—

Note:      All values that are exactly zero and all recovery percentages where the corresponding recovery amount is zero are shown as “—”.  Values between zero and $500,000 appear as “0”.

1              “Liquidation Estimated Claims” means, for all Classes, the Debtors’ estimate of Allowed Claims.

2              Recovery shown as a percentage of Liquidation Estimated Claims.

5              Includes Pre-petition Intercompany Claims only.  Post-petition Intercompany Claims are Administrative Expense Claims.

8

Exhibit 5: Liquidation Analysis for Each Debtor

Lehman Brothers Holdings Inc. and its Affiliated Debtors

($ in millions)

20           LB 2080

			Liquidation		Plan
		Liquidation				Adjusted
		Estimated	Recovery	Recovery	Recovery	Recovery
Class	Designation	Claims[1]	Amount	%[2]	Amount	%[2]
1	Priority Non-Tax Claims against LB 2080	—	—	—	—	—

2	Secured Claims against LB 2080	—	—	—	—	—

3	General Unsecured Claims against LB 2080	$1	—	—	—	—

4[5]	Intercompany Claims against LB 2080	$31	—	—	—	—

5	Equity Interests in LB 2080	—	—		—

21           Merit

			Liquidation		Plan
		Liquidation				Adjusted
		Estimated	Recovery	Recovery	Recovery	Recovery
Class	Designation	Claims[1]	Amount	%[2]	Amount	%[2]
1	Priority Non-Tax Claims against Merit	—	—	—	—	—

2	Secured Claims against Merit	—	—	—	—	—

3	General Unsecured Claims against Merit	—	—	—	—	—

4[5]	Intercompany Claims against Merit	$330	$17	5.0%	$30	9.0%

5	Equity Interests in Merit	—	—		—

22           Preferred Somerset

			Liquidation		Plan
		Liquidation				Adjusted
		Estimated	Recovery	Recovery	Recovery	Recovery
Class	Designation	Claims[1]	Amount	%[2]	Amount	%[2]
1	Priority Non-Tax Claims against Preferred Somerset	—	—	—	—	—

2	Secured Claims against Preferred Somerset	—	—	—	—	—

3	General Unsecured Claims against Preferred Somerset	$0	—	—	—	—

4[5]	Intercompany Claims against Preferred Somerset	$12	—	—	—	—

5	Equity Interests in Preferred Somerset	—	—		—

Note:      All values that are exactly zero and all recovery percentages where the corresponding recovery amount is zero are shown as “—”.  Values between zero and $500,000 appear as “0”.

1              “Liquidation Estimated Claims” means, for all Classes, the Debtors’ estimate of Allowed Claims.

2              Recovery shown as a percentage of Liquidation Estimated Claims.

5              Includes Pre-petition Intercompany Claims only.  Post-petition Intercompany Claims are Administrative Expense Claims.

9

Exhibit 5: Liquidation Analysis for Each Debtor

Lehman Brothers Holdings Inc. and its Affiliated Debtors

($ in millions)

23           Somerset

			Liquidation		Plan
		Liquidation				Adjusted
		Estimated	Recovery	Recovery	Recovery	Recovery
Class	Designation	Claims[1]	Amount	%[2]	Amount	%[2]
1	Priority Non-Tax Claims against Somerset	—	—	—	—	—

2	Secured Claims against Somerset	—	—	—	—	—

3	General Unsecured Claims against Somerset	$0	—	—	—	—

4[5]	Intercompany Claims against Somerset	$7	—	—	—	—

5	Equity Interests in Somerset	—	—		—

Note:      All values that are exactly zero and all recovery percentages where the corresponding recovery amount is zero are shown as “—”.  Values between zero and $500,000 appear as “0”.

1              “Liquidation Estimated Claims” means, for all Classes, the Debtors’ estimate of Allowed Claims.

2              Recovery shown as a percentage of Liquidation Estimated Claims.

5              Includes Pre-petition Intercompany Claims only.  Post-petition Intercompany Claims are Administrative Expense Claims.

10

LEHMAN BROTHERS HOLDINGS INC. AND ITS AFFILIATED DEBTORS

Liquidation Analysis

The analysis contained herein is based on data, estimates, projections and assumptions provided by the Debtors and their current management. The data, estimates, projections and assumptions underlying this analysis have not been independently verified and actual results may differ materially from those reflected herein.

Exhibit 5: Liquidation Analysis for Each Debtor

Lehman Brothers Holdings Inc. and its Affiliated Debtors

($ in millions)

1                                         LBHI

	ASSETS
	Plan	Liquidation
	Value[1]	Value[2]	%

Cash & Cash Equivalents	$2,220	$2,220	100.0%

Restricted Cash	2,359	2,359	100.0%
Financial Instruments & Other Inventory
Real Estate	4,555	2,203	48.4%
Loans	3,450	2,903	84.2%
Principal Investments	2,584	1,272	49.2%
Derivatives & Other Contracts	—	—	—

Other Assets	3,470	825	23.8%

Operating Asset Recoveries	$18,638	$11,783	63.2%

Intercompany Receivables	25,005	16,824
Equity Interests in Affiliates	569	329

TOTAL ASSETS	$44,211	$28,936

Estate Expenses
Operating Expenses	(846)	(810)
Post-Petition Payables	(670)	(670)
Admin Claims & Other[9]	(2,050)	(2,050)

NET DISTRIBUTABLE ASSETS	$40,645	$25,406

	ESTIMATED CLAIMS/RECOVERIES
		Liquidation		Plan
	Liquidation				Adjusted
	Estimated	Recovery	Recovery	Recovery	Recovery
	Claims[3]	Amount	%[4]	Amount	%[4]

Class 1 - Priority Non-Tax Claims	$2,722	$2,722	100.0%	$22	100.0%[5]

Class 2 - Secured Claims	2,359	2,359	100.0%	2,359	100.0%

Class 3 - Senior Unsecured Claims[6]	83,723	6,970	8.3%	14,573	17.4%

Class 4 - General Unsecured Claims	2,598	183	7.0%	382	14.7%

Class 5 - Subordinated Unsecured Claims	15,284	—	—	—	—

Class 6 - Intercompany Claims[7]	60,293	4,245	7.0%	6,364	10.6%

Class 7 - Third-Party Guarantee Claims	93,938	6,614	7.0%	13,827	14.7%

Class 8 - Affiliate Guarantee Claims[8]	32,858	2,313	7.0%	3,118	9.5%

TOTAL CLAIMS/RECOVERIES	$293,775	$25,406	8.6%	$40,645	13.8%

Class 9 - Equity Interests		—		—

TOTAL RECOVERIES		$25,406		$40,645

Note:                   All values that are exactly zero and all recovery percentages where the corresponding recovery amount is zero are shown as “—”.  Values between zero and $500,000 appear as “0”.

1                                           Estimated undiscounted cash flows from assets as of December 31, 2009.

2                                           Estimated undiscounted liquidation cash flows as of December 31, 2009.

3                                           “Liquidation Estimated Claims” means, for all Classes except LBHI Class 7 and LBHI Class 8, the Debtors’ estimate of Allowed Claims, and for LBHI Class 7, the Permitted Third-Party Guarantee Claims.  The amount of LBHI Class 8 Claims allowed for purposes of the Liquidation Analysis is estimated based on a review of the probabilities of the filed transaction guarantee claims and the filed corporate resolution guarantee claims becoming allowed claims for distribution purposes.

4                                           Recovery shown as a percentage of Liquidation Estimated Claims.

5                                           Recovery shown as 100% because $2.7 billion of Liquidation Estimated Claims only arise under liquidation.

6                                           Any amounts allocated to LBHI Class 5 are reallocated to LBHI Class 3.

7                                           Includes Pre-petition Intercompany Claims only.  Intercompany Claims under the Plan are $17 billion lower than under liquidation due to the reduction of $17 billion of intercompany claims from LBT pursuant to the Plan.  Post-petition Intercompany Claims are Administrative Expense Claims.

8                                           For purposes of the Liquidation Analysis, recovery on Class 8 Claims has been allocated to Debtor-Controlled Entities based on their Pro Rata Share of the filed Class 8 Claims.  In total, the size of recovery to these Debtor-Controlled Entities is $124 million.

9                                           Comprised of Administrative Expense Claims, professional compensation and Priority Tax Claims.

1

Exhibit 5: Liquidation Analysis for Each Debtor

Lehman Brothers Holdings Inc. and its Affiliated Debtors

($ in millions)

2                                         LCPI

	ASSETS
	Plan	Liquidation
	Value[1]	Value[2]	%

Cash & Cash Equivalents	$594	$594	100.0%

Restricted Cash	1,591	1,591	100.0%

Financial Instruments & Other Inventory
Real Estate	4,187	1,754	41.9%
Loans	3,580	2,318	64.7%
Principal Investments	406	258	63.4%
Derivatives & Other Contracts	106	106	99.8%

Operating Asset Recoveries	$10,465	$6,620	63.3%

Intercompany Receivables	2,605	1,543
Equity Interests in Affiliates	332	38
Recovery on Affiliate Guarantee	14	12

TOTAL ASSETS	$13,416	$8,213

Estate Expenses
Operating Expenses	(691)	(636)
Post-Petition Payables	(1,674)	(1,674)

NET DISTRIBUTABLE ASSETS	$11,051	$5,903

	ESTIMATED CLAIMS/RECOVERIES
		Liquidation		Plan
	Liquidation				Adjusted
	Estimated	Recovery	Recovery	Recovery	Recovery
	Claims[3]	Amount	%[4]	Amount	%[4]

Class 1 - Priority Non-Tax Claims	—	—	—	—	—

Class 2 - Secured Claims	13	13	100.0%	13	100.0%

Class 3 - General Unsecured Claims	4,543	1,072	23.6%	2,010	44.2%

Class 4 - Intercompany Claims[7]	20,411	4,818	23.6%	9,029	44.2%

TOTAL CLAIMS/RECOVERIES	$24,967	$5,903	23.6%	$11,051	44.3%

Class 5 - Equity Interests		—		—

TOTAL RECOVERIES		$5,903		$11,051

Note:                   All values that are exactly zero and all recovery percentages where the corresponding recovery amount is zero are shown as “—”.  Values between zero and $500,000 appear as “0”.

1                                           Estimated undiscounted cash flows from assets as of December 31, 2009.

2                                           Estimated undiscounted liquidation cash flows as of December 31, 2009.

3                                           “Liquidation Estimated Claims” means, for all Classes, the Debtors’ estimate of Allowed Claims.

4                                           Recovery shown as a percentage of Liquidation Estimated Claims.

7                                           Includes Pre-petition Intercompany Claims only.  Post-petition Intercompany Claims are Administrative Expense Claims.

2

Exhibit 5: Liquidation Analysis for Each Debtor

Lehman Brothers Holdings Inc. and its Affiliated Debtors

($ in millions)

3              LBCS

	ASSETS
	Plan	Liquidation
	Value[1]	Value[2]	%

Cash & Cash Equivalents	$1,166	$1,166	100.0%

Restricted Cash	36	36	100.0%

Financial Instruments & Other Inventory
Real Estate	—	—	—
Loans	1	—	—
Principal Investments	—	—	—
Derivatives & Other Contracts	397	136	34.2%

Operating Asset Recoveries	$1,599	$1,337	83.6%

Intercompany Receivables	114	92
Equity Interests in Affiliates	—	—
Recovery on Affiliate Guarantee	16	13

TOTAL ASSETS	$1,729	$1,442

Estate Expenses
Operating Expenses	(78)	(86)
Post-Petition Payables	(8)	(8)

NET DISTRIBUTABLE ASSETS	$1,643	$1,348

	ESTIMATED CLAIMS/RECOVERIES
		Liquidation		Plan
	Liquidation				Adjusted
	Estimated	Recovery	Recovery	Recovery	Recovery
	Claims[3]	Amount	%[4]	Amount	%[4]

Class 1 - Priority Non-Tax Claims	—	—	—	—	—

Class 2 - Secured Claims	36	36	100.0%	36	100.0%

Class 3 - General Unsecured Claims	4,134	905	21.9%	1,108	26.8%

Class 4 - Intercompany Claims[7]	1,861	407	21.9%	499	26.8%

TOTAL CLAIMS/RECOVERIES	$6,031	$1,348	22.3%	$1,643	27.2%

Class 5 - Equity Interests		—		—

TOTAL RECOVERIES		$1,348		$1,643

Note:                   All values that are exactly zero and all recovery percentages where the corresponding recovery amount is zero are shown as “—”.  Values between zero and $500,000 appear as “0”.

1                                           Estimated undiscounted cash flows from assets as of December 31, 2009.

2                                           Estimated undiscounted liquidation cash flows as of December 31, 2009.

3                                           “Liquidation Estimated Claims” means, for all Classes, the Debtors’ estimate of Allowed Claims.

4                                           Recovery shown as a percentage of Liquidation Estimated Claims.

7                                           Includes Pre-petition Intercompany Claims only.  Post-petition Intercompany Claims are Administrative Expense Claims.

3

Exhibit 5: Liquidation Analysis for Each Debtor

Lehman Brothers Holdings Inc. and its Affiliated Debtors

($ in millions)

4              LBSF

	ASSETS
	Plan	Liquidation
	Value[1]	Value[2]	%

Cash & Cash Equivalents	$5,090	$5,090	100.0%

Restricted Cash	311	311	100.0%

Financial Instruments & Other Inventory
Real Estate	—	—	—
Loans	49	27	55.1%
Principal Investments	—	—	—
Derivatives & Other Contracts	4,423	2,871	64.9%

Operating Asset Recoveries	$9,873	$8,298	84.1%

Intercompany Receivables	859	654
Equity Interests in Affiliates	44	44
Recovery on Affiliate Guarantee	116	90

TOTAL ASSETS	$10,891	$9,086

Estate Expenses
Operating Expenses	(695)	(721)
Post-Petition Payables	(279)	(279)

NET DISTRIBUTABLE ASSETS	$9,917	$8,086

	ESTIMATED CLAIMS/RECOVERIES
		Liquidation		Plan
	Liquidation				Adjusted
	Estimated	Recovery	Recovery	Recovery	Recovery
	Claims[3]	Amount	%[4]	Amount	%[4]

Class 1 - Priority Non-Tax Claims	—	—	—	—	—

Class 2 - Secured Claims	311	311	100.0%	311	100.0%

Class 3 - General Unsecured Claims	15,861	3,095	19.5%	3,824	24.1%

Class 4 - Intercompany Claims[7]	23,983	4,680	19.5%	5,782	24.1%

TOTAL CLAIMS/RECOVERIES	$40,154	$8,086	20.1%	$9,917	24.7%

Class 5 - Equity Interests		—		—

TOTAL RECOVERIES		$8,086		$9,917

Note:                   All values that are exactly zero and all recovery percentages where the corresponding recovery amount is zero are shown as “—”.  Values between zero and $500,000 appear as “0”.

1              Estimated undiscounted cash flows from assets as of December 31, 2009.

2              Estimated undiscounted liquidation cash flows as of December 31, 2009.

3              “Liquidation Estimated Claims” means, for all Classes, the Debtors’ estimate of Allowed Claims.

4              Recovery shown as a percentage of Liquidation Estimated Claims.

7              Includes Pre-petition Intercompany Claims only.  Post-petition Intercompany Claims are Administrative Expense Claims.

4

Exhibit 5: Liquidation Analysis for Each Debtor

Lehman Brothers Holdings Inc. and its Affiliated Debtors

($ in millions)

5              LOTC

	ASSETS
	Plan	Liquidation
	Value[1]	Value[2]	%

Cash & Cash Equivalents	$167	$167	100.0%

Restricted Cash	—	—	—

Financial Instruments & Other Inventory
Real Estate	—	—	—
Loans	—	—	—
Principal Investments	—	—	—
Derivatives & Other Contracts	218	104	47.7%

Operating Asset Recoveries	$385	$271	70.4%

Intercompany Receivables	—	—
Equity Interests in Affiliates	—	—
Recovery on Affiliate Guarantee	1	1

TOTAL ASSETS	$386	$272

Estate Expenses
Operating Expenses	(38)	(39)
Post-Petition Payables	(1)	(1)

NET DISTRIBUTABLE ASSETS	$347	$232

	ESTIMATED CLAIMS/RECOVERIES
		Liquidation		Plan
	Liquidation				Adjusted
	Estimated	Recovery	Recovery	Recovery	Recovery
	Claims[3]	Amount	%[4]	Amount	%[4]

Class 1 - Priority Non-Tax Claims	—	—	—	—	—

Class 2 - Secured Claims	—	—	—	—	—

Class 3 - General Unsecured Claims	1,088	133	12.2%	199	18.3%

Class 4 - Intercompany Claims[7]	814	99	12.2%	149	18.3%

TOTAL CLAIMS/RECOVERIES	$1,902	$232	12.2%	$347	18.3%

Class 5 - Equity Interests		—		—

TOTAL RECOVERIES		$232		$347

Note:                   All values that are exactly zero and all recovery percentages where the corresponding recovery amount is zero are shown as “—”.  Values between zero and $500,000 appear as “0”.

1                                           Estimated undiscounted cash flows from assets as of December 31, 2009.

2                                           Estimated undiscounted liquidation cash flows as of December 31, 2009.

3                                           “Liquidation Estimated Claims” means, for all Classes, the Debtors’ estimate of Allowed Claims.

4                                           Recovery shown as a percentage of Liquidation Estimated Claims.

7                                           Includes Pre-petition Intercompany Claims only.  Post-petition Intercompany Claims are Administrative Expense Claims.

5

Exhibit 5: Liquidation Analysis for Each Debtor

Lehman Brothers Holdings Inc. and its Affiliated Debtors

($ in millions)

6              LBCC

			ASSETS
			Plan	Liquidation
			Value[1]	Value[2]	%

Cash & Cash Equivalents			$480	$480	100.0%

Restricted Cash			5	5	100.0%

Financial Instruments & Other Inventory
Real Estate			—	—	—
Loans			—	—	—
Principal Investments			—	—	—
Derivatives & Other Contracts			134	81	60.1%

Operating Asset Recoveries			$619	$566	91.3%

Intercompany Receivables			60	33
Equity Interests in Affiliates			—	—
Recovery on Affiliate Guarantee			14	9

TOTAL ASSETS			$693	$608

Estate Expenses
Operating Expenses			(26)	(28)
Post-Petition Payables			(2)	(2)

NET DISTRIBUTABLE ASSETS			$665	$577

	ESTIMATED CLAIMS/RECOVERIES
		Liquidation		Plan
	Liquidation				Adjusted
	Estimated	Recovery	Recovery	Recovery	Recovery
	Claims[3]	Amount	%[4]	Amount	%[4]

Class 1 - Priority Non-Tax Claims	—	—	—	—	—

Class 2 - Secured Claims	5	5	100.0%	5	100.0%

Class 3 - General Unsecured Claims	1,349	361	26.7%	416	30.8%

Class 4 - Intercompany Claims[7]	793	212	26.7%	244	30.8%

TOTAL CLAIMS/RECOVERIES	$2,146	$577	26.9%	$665	31.0%

Class 5 - Equity Interests		—		—

TOTAL RECOVERIES		$577		$665

Note:                   All values that are exactly zero and all recovery percentages where the corresponding recovery amount is zero are shown as “—”.  Values between zero and $500,000 appear as “0”.

1                                           Estimated undiscounted cash flows from assets as of December 31, 2009.

2                                           Estimated undiscounted liquidation cash flows as of December 31, 2009.

3                                           “Liquidation Estimated Claims” means, for all Classes, the Debtors’ estimate of Allowed Claims.

4                                           Recovery shown as a percentage of Liquidation Estimated Claims.

7                                           Includes Pre-petition Intercompany Claims only.  Post-petition Intercompany Claims are Administrative Expense Claims.

6

Exhibit 5: Liquidation Analysis for Each Debtor

Lehman Brothers Holdings Inc. and its Affiliated Debtors

($ in millions)

7              LBDP

			ASSETS
			Plan	Liquidation
			Value[1]	Value[2]	%

Cash & Cash Equivalents			$387	$387	100.0%

Restricted Cash			—	—	—

Financial Instruments & Other Inventory
Real Estate			—	—	—
Loans			—	—	—
Principal Investments			—	—	—
Derivatives & Other Contracts			19	14	71.9%

Operating Asset Recoveries			$407	$401	98.7%

Intercompany Receivables			0	0
Equity Interests in Affiliates			—	—
Recovery on Affiliate Guarantee			—	—

TOTAL ASSETS			$407	$401

Estate Expenses
Operating Expenses			(2)	(5)
Post-Petition Payables			(0)	(0)

NET DISTRIBUTABLE ASSETS			$404	$396

	ESTIMATED CLAIMS/RECOVERIES
		Liquidation		Plan
	Liquidation				Adjusted
	Estimated	Recovery	Recovery	Recovery	Recovery
	Claims[3]	Amount	%[4]	Amount	%[4]

Class 1 - Priority Non-Tax Claims	—	—	—	—	—

Class 2 - Secured Claims	—	—	—	—	—

Class 3 - General Unsecured Claims	134	134	100.0%	134	100.0%

Class 4 - Intercompany Claims[7]	123	123	100.0%	123	100.0%

TOTAL CLAIMS/RECOVERIES	$257	$257	100.0%	$257	100.0%

Class 5 - Equity Interests		139		147

TOTAL RECOVERIES		$396		$404

Note:                   All values that are exactly zero and all recovery percentages where the corresponding recovery amount is zero are shown as “—”.  Values between zero and $500,000 appear as “0”.

1                                           Estimated undiscounted cash flows from assets as of December 31, 2009.

2                                           Estimated undiscounted liquidation cash flows as of December 31, 2009.

3                                           “Liquidation Estimated Claims” means, for all Classes, the Debtors’ estimate of Allowed Claims.

4                                           Recovery shown as a percentage of Liquidation Estimated Claims.

7                                           Includes Pre-petition Intercompany Claims only.  Post-petition Intercompany Claims are Administrative Expense Claims.

7

Exhibit 5: Liquidation Analysis for Each Debtor

Lehman Brothers Holdings Inc. and its Affiliated Debtors

($ in millions)

8              LBFP

			ASSETS
			Plan	Liquidation
			Value[1]	Value[2]	%

Cash & Cash Equivalents			$425	$425	100.0%

Restricted Cash			—	—	—

Financial Instruments & Other Inventory
Real Estate			—	—	—
Loans			—	—	—
Principal Investments			—	—	—
Derivatives & Other Contracts			69	37	52.7%

Operating Asset Recoveries			$494	$461	93.4%

Intercompany Receivables			0	0
Equity Interests in Affiliates			—	—
Recovery on Affiliate Guarantee			—	—

TOTAL ASSETS			$494	$461

Estate Expenses
Operating Expenses			(16)	(18)
Post-Petition Payables			(1)	(1)

NET DISTRIBUTABLE ASSETS			$477	$442

	ESTIMATED CLAIMS/RECOVERIES
		Liquidation		Plan
	Liquidation				Adjusted
	Estimated	Recovery	Recovery	Recovery	Recovery
	Claims[3]	Amount	%[4]	Amount	%[4]

Class 1 - Priority Non-Tax Claims	—	—	—	—	—

Class 2 - Secured Claims	—	—	—	—	—

Class 3 - General Unsecured Claims	72	72	100.0%	72	100.0%

Class 4 - Intercompany Claims[7]	204	204	100.0%	204	100.0%

TOTAL CLAIMS/RECOVERIES	$276	$276	100.0%	$276	100.0%

Class 5 - Equity Interests		166		201

TOTAL RECOVERIES		$442		$477

Note:                   All values that are exactly zero and all recovery percentages where the corresponding recovery amount is zero are shown as “—”.  Values between zero and $500,000 appear as “0”.

1                                           Estimated undiscounted cash flows from assets as of December 31, 2009.

2                                           Estimated undiscounted liquidation cash flows as of December 31, 2009.

3                                           “Liquidation Estimated Claims” means, for all Classes, the Debtors’ estimate of Allowed Claims.

4                                           Recovery shown as a percentage of Liquidation Estimated Claims.

7                                           Includes Pre-petition Intercompany Claims only.  Post-petition Intercompany Claims are Administrative Expense Claims.

8

Exhibit 5: Liquidation Analysis for Each Debtor

Lehman Brothers Holdings Inc. and its Affiliated Debtors

($ in millions)

9              LB 745

ASSETS
			Plan	Liquidation
			Value[1]	Value[2]	%

Cash & Cash Equivalents			—	—	—

Restricted Cash			—	—	—

Financial Instruments & Other Inventory
Real Estate			—	—	—
Loans			—	—	—
Principal Investments			—	—	—
Derivatives & Other Contracts			—	—	—

Operating Asset Recoveries			—	—	—

Intercompany Receivables			77	38
Equity Interests in Affiliates			—	—
Recovery on Affiliate Guarantee			—	—

TOTAL ASSETS			$77	$38

Estate Expenses
Operating Expenses			—	—
Post-Petition Payables			—	—

NET DISTRIBUTABLE ASSETS			$77	$38

ESTIMATED CLAIMS/RECOVERIES
		Liquidation		Plan
	Liquidation				Adjusted
	Estimated	Recovery	Recovery	Recovery	Recovery
	Claims[3]	Amount	%[4]	Amount	%[4]

Class 1 - Priority Non-Tax Claims	—	—	—	—	—

Class 2 - Secured Claims	—	—	—	—	—

Class 3 - General Unsecured Claims	0	0	100.0%	0	100.0%

Class 4 - Intercompany Claims[7]	—	—	—	—	—

TOTAL CLAIMS/RECOVERIES	$0	$0	100.0%	$0	100.0%

Class 5 - Equity Interests		38		77

TOTAL RECOVERIES		$38		$77

Note:                   All values that are exactly zero and all recovery percentages where the corresponding recovery amount is zero are shown as “—”.  Values between zero and $500,000 appear as “0”.

1                                           Estimated undiscounted cash flows from assets as of December 31, 2009.

2                                           Estimated undiscounted liquidation cash flows as of December 31, 2009.

3                                           “Liquidation Estimated Claims” means, for all Classes, the Debtors’ estimate of Allowed Claims.

4                                           Recovery shown as a percentage of Liquidation Estimated Claims.

7                                           Includes Pre-petition Intercompany Claims only.  Post-petition Intercompany Claims are Administrative Expense Claims.

9

Exhibit 5: Liquidation Analysis for Each Debtor

Lehman Brothers Holdings Inc. and its Affiliated Debtors

($ in millions)

10           PAMI

ASSETS
			Plan	Liquidation
			Value[1]	Value[2]	%

Cash & Cash Equivalents			—	—	—

Restricted Cash			—	—	—

Financial Instruments & Other Inventory
Real Estate			14	11	79.9%
Loans			—	—	—
Principal Investments			—	—	—
Derivatives & Other Contracts			—	—	—

Operating Asset Recoveries			$14	$11	79.9%

Intercompany Receivables			—	—
Equity Interests in Affiliates			—	—
Recovery on Affiliate Guarantee			—	—

TOTAL ASSETS			$14	$11

Estate Expenses
Operating Expenses			—	—
Post-Petition Payables			—	—

NET DISTRIBUTABLE ASSETS			$14	$11

ESTIMATED CLAIMS/RECOVERIES
		Liquidation		Plan
	Liquidation				Adjusted
	Estimated	Recovery	Recovery	Recovery	Recovery
	Claims[3]	Amount	%[4]	Amount	%[4]

Class 1 - Priority Non-Tax Claims	—	—	—	—	—

Class 2 - Secured Claims	—	—	—	—	—

Class 3 - General Unsecured Claims	—	—	—	—	—

Class 4 - Intercompany Claims[7]	—	—	—	—	—

TOTAL CLAIMS/RECOVERIES	—	—	—	—	—

Class 5 - Equity Interests		11		14

TOTAL RECOVERIES		$11		$14

Note:                   All values that are exactly zero and all recovery percentages where the corresponding recovery amount is zero are shown as “—”.  Values between zero and $500,000 appear as “0”.

1                                           Estimated undiscounted cash flows from assets as of December 31, 2009.

2                                           Estimated undiscounted liquidation cash flows as of December 31, 2009.

3                                           “Liquidation Estimated Claims” means, for all Classes, the Debtors’ estimate of Allowed Claims.

4                                           Recovery shown as a percentage of Liquidation Estimated Claims.

7                                           Includes Pre-petition Intercompany Claims only.  Post-petition Intercompany Claims are Administrative Expense Claims.

10

Exhibit 5: Liquidation Analysis for Each Debtor

Lehman Brothers Holdings Inc. and its Affiliated Debtors

($ in millions)

11           CES

ASSETS
			Plan	Liquidation
			Value[1]	Value[2]	%

Cash & Cash Equivalents			—	—	—

Restricted Cash			—	—	—

Financial Instruments & Other Inventory
Real Estate			—	—	—
Loans			—	—	—
Principal Investments			—	—	—
Derivatives & Other Contracts			—	—	—

Operating Asset Recoveries			—	—	—

Intercompany Receivables			23	23
Equity Interests in Affiliates			—	—
Recovery on Affiliate Guarantee			—	—

TOTAL ASSETS			$23	$23

Estate Expenses
Operating Expenses			—	—
Post-Petition Payables			—	—

NET DISTRIBUTABLE ASSETS			$23	$23

ESTIMATED CLAIMS/RECOVERIES
		Liquidation		Plan
	Liquidation				Adjusted
	Estimated	Recovery	Recovery	Recovery	Recovery
	Claims[3]	Amount	%[4]	Amount	%[4]

Class 1 - Priority Non-Tax Claims	—	—	—	—	—

Class 2 - Secured Claims	—	—	—	—	—

Class 3 - General Unsecured Claims	0	0	100.0%	0	100.0%

Class 4 - Intercompany Claims[7]	1	1	100.0%	1	100.0%

TOTAL CLAIMS/RECOVERIES	$1	$1	100.0%	$1	100.0%

Class 5 - Equity Interests		23		23

TOTAL RECOVERIES		$23		$23

Note:                   All values that are exactly zero and all recovery percentages where the corresponding recovery amount is zero are shown as “—”.  Values between zero and $500,000 appear as “0”.

1                                           Estimated undiscounted cash flows from assets as of December 31, 2009.

2                                           Estimated undiscounted liquidation cash flows as of December 31, 2009.

3                                           “Liquidation Estimated Claims” means, for all Classes, the Debtors’ estimate of Allowed Claims.

4                                           Recovery shown as a percentage of Liquidation Estimated Claims.

7                                           Includes Pre-petition Intercompany Claims only.  Post-petition Intercompany Claims are Administrative Expense Claims.

11

Exhibit 5: Liquidation Analysis for Each Debtor

Lehman Brothers Holdings Inc. and its Affiliated Debtors

($ in millions)

12           CES V

ASSETS
	Plan	Liquidation
	Value[1]	Value[2]	%

Cash & Cash Equivalents	—	—	—

Restricted Cash	—	—	—

Financial Instruments & Other Inventory
Real Estate	—	—	—
Loans	—	—	—
Principal Investments	—	—	—
Derivatives & Other Contracts	—	—	—

Operating Asset Recoveries	—	—	—

Intercompany Receivables	3	3
Equity Interests in Affiliates	—	—
Recovery on Affiliate Guarantee	—	—

TOTAL ASSETS	$3	$3

Estate Expenses
Operating Expenses	—	—
Post-Petition Payables	—	—

NET DISTRIBUTABLE ASSETS	$3	$3

	ESTIMATED CLAIMS/RECOVERIES
		Liquidation		Plan
	Liquidation				Adjusted
	Estimated	Recovery	Recovery	Recovery	Recovery
	Claims[3]	Amount	%[4]	Amount	%[4]

Class 1 - Priority Non-Tax Claims	—	—	—	—	—

Class 2 - Secured Claims	—	—	—	—	—

Class 3 - General Unsecured Claims	0	0	42.1%	0	42.1%

Class 4 - Intercompany Claims[7]	8	3	42.1%	3	42.1%

TOTAL CLAIMS/RECOVERIES	$8	$3	42.1%	$3	42.1%

Class 5 - Equity Interests		—		—

TOTAL RECOVERIES		$3		$3

Note:                   All values that are exactly zero and all recovery percentages where the corresponding recovery amount is zero are shown as “—”.  Values between zero and $500,000 appear as “0”.

1              Estimated undiscounted cash flows from assets as of December 31, 2009.

2              Estimated undiscounted liquidation cash flows as of December 31, 2009.

3              “Liquidation Estimated Claims” means, for all Classes, the Debtors’ estimate of Allowed Claims.

4              Recovery shown as a percentage of Liquidation Estimated Claims.

7              Includes Pre-petition Intercompany Claims only.  Post-petition Intercompany Claims are Administrative Expense Claims.

12

Exhibit 5: Liquidation Analysis for Each Debtor

Lehman Brothers Holdings Inc. and its Affiliated Debtors

($ in millions)

13    CES IX

ASSETS
	Plan	Liquidation
	Value[1]	Value[2]	%

Cash & Cash Equivalents	—	—	—

Restricted Cash	—	—	—

Financial Instruments & Other Inventory
Real Estate	—	—	—
Loans	—	—	—
Principal Investments	—	—	—
Derivatives & Other Contracts	—	—	—

Operating Asset Recoveries	—	—	—

Intercompany Receivables	6	6
Equity Interests in Affiliates	—	—
Recovery on Affiliate Guarantee	—	—

TOTAL ASSETS	$6	$6

Estate Expenses
Operating Expenses	—	—
Post-Petition Payables	—	—

NET DISTRIBUTABLE ASSETS	$6	$6

	ESTIMATED CLAIMS/RECOVERIES
		Liquidation		Plan
	Liquidation				Adjusted
	Estimated	Recovery	Recovery	Recovery	Recovery
	Claims[3]	Amount	%[4]	Amount	%[4]

Class 1 - Priority Non-Tax Claims	—	—	—	—	—

Class 2 - Secured Claims	—	—	—	—	—

Class 3 - General Unsecured Claims	0	0	61.2%	0	61.2%

Class 4 - Intercompany Claims[7]	9	6	61.2%	6	61.2%

TOTAL CLAIMS/RECOVERIES	$9	$6	61.2%	$6	61.2%

Class 5 - Equity Interests		—		—

TOTAL RECOVERIES		$6		$6

Note:           All values that are exactly zero and all recovery percentages where the corresponding recovery amount is zero are shown as “—”.  Values between zero and $500,000 appear as “0”.

1                                   Estimated undiscounted cash flows from assets as of December 31, 2009.

2                                   Estimated undiscounted liquidation cash flows as of December 31, 2009.

3                                   “Liquidation Estimated Claims” means, for all Classes, the Debtors’ estimate of Allowed Claims.

4                                   Recovery shown as a percentage of Liquidation Estimated Claims.

7                                   Includes Pre-petition Intercompany Claims only.  Post-petition Intercompany Claims are Administrative Expense Claims.

13

Exhibit 5:  Liquidation Analysis for Each Debtor

Lehman Brothers Holdings Inc. and its Affiliated Debtors

($ in millions)

14    East Dover

ASSETS
	Plan	Liquidation
	Value[1]	Value[2]	%

Cash & Cash Equivalents	—	—	—

Restricted Cash	—	—	—

Financial Instruments & Other Inventory
Real Estate	—	—	—
Loans	—	—	—
Principal Investments	—	—	—
Derivatives & Other Contracts	—	—	—

Operating Asset Recoveries	—	—	—

Intercompany Receivables	44	24
Equity Interests in Affiliates	0	0
Recovery on Affiliate Guarantee	—	—

TOTAL ASSETS	$44	$24

Estate Expenses
Operating Expenses	—	—
Post-Petition Payables	—	—

NET DISTRIBUTABLE ASSETS	$44	$24

	ESTIMATED CLAIMS/RECOVERIES
		Liquidation		Plan
	Liquidation				Adjusted
	Estimated	Recovery	Recovery	Recovery	Recovery
	Claims[3]	Amount	%[4]	Amount	%[4]

Class 1 - Priority Non-Tax Claims	—	—	—	—	—

Class 2 - Secured Claims	—	—	—	—	—

Class 3 - General Unsecured Claims	—	—	—	—	—

Class 4 - Intercompany Claims[7]	4	4	100.0%	4	100.0%

TOTAL CLAIMS/RECOVERIES	$4	$4	100.0%	$4	100.0%

Class 5 - Equity Interests		20		41

TOTAL RECOVERIES		$24		$44

Note:          All values that are exactly zero and all recovery percentages where the corresponding recovery amount is zero are shown as “—”.  Values between zero and $500,000 appear as “0”.

1                                  Estimated undiscounted cash flows from assets as of December 31, 2009.

2                                  Estimated undiscounted liquidation cash flows as of December 31, 2009.

3                                  “Liquidation Estimated Claims” means, for all Classes, the Debtors’ estimate of Allowed Claims.

4                                  Recovery shown as a percentage of Liquidation Estimated Claims.

7                                  Includes Pre-petition Intercompany Claims only.  Post-petition Intercompany Claims are Administrative Expense Claims.

14

Exhibit 5:  Liquidation Analysis for Each Debtor

Lehman Brothers Holdings Inc. and its Affiliated Debtors

($ in millions)

15    LS Finance

ASSETS
	Plan	Liquidation
	Value[1]	Value[2]	%

Cash & Cash Equivalents	—	—	—

Restricted Cash	2	2	100.0%

Financial Instruments & Other Inventory
Real Estate	—	—	—
Loans	—	—	—
Principal Investments	—	—	—
Derivatives & Other Contracts	—	—	—

Operating Asset Recoveries	$2	$2	100.0%

Intercompany Receivables	1	1
Equity Interests in Affiliates	—	—
Recovery on Affiliate Guarantee	—	—

TOTAL ASSETS	$3	$3

Estate Expenses
Operating Expenses	—	—
Post-Petition Payables	—	—

NET DISTRIBUTABLE ASSETS	$3	$3

	ESTIMATED CLAIMS/RECOVERIES
		Liquidation		Plan
	Liquidation				Adjusted
	Estimated	Recovery	Recovery	Recovery	Recovery
	Claims[3]	Amount	%[4]	Amount	%[4]

Class 1 - Priority Non-Tax Claims	—	—	—	—	—

Class 2 - Secured Claims	2	2	100.0%	2	100.0%

Class 3 - General Unsecured Claims	—	—	—	—	—

Class 4 - Intercompany Claims[7]	—	—	—	—	—

TOTAL CLAIMS/RECOVERIES	$2	$2	100.0%	$2	100.0%

Class 5 - Equity Interests		1		1

TOTAL RECOVERIES		$3		$3

Note:                   All values that are exactly zero and all recovery percentages where the corresponding recovery amount is zero are shown as “—”.  Values between zero and $500,000 appear as “0”.

1                                           Estimated undiscounted cash flows from assets as of December 31, 2009.

2                                           Estimated undiscounted liquidation cash flows as of December 31, 2009.

3                                           “Liquidation Estimated Claims” means, for all Classes, the Debtors’ estimate of Allowed Claims.

4                                           Recovery shown as a percentage of Liquidation Estimated Claims.

7                                           Includes Pre-petition Intercompany Claims only.  Post-petition Intercompany Claims are Administrative Expense Claims.

15

Exhibit 5:  Liquidation Analysis for Each Debtor

Lehman Brothers Holdings Inc. and its Affiliated Debtors

($ in millions)

16    LUXCO

	ASSETS
	Plan	Liquidation
	Value[1]	Value[2]	%

Cash & Cash Equivalents	$7	$7	100.0%

Restricted Cash	—	—	—

Financial Instruments & Other Inventory
Real Estate	297	110	37.0%
Loans	—	—	—
Principal Investments	—	—	—
Derivatives & Other Contracts	—	—	—

Operating Asset Recoveries	$304	$117	38.6%

Intercompany Receivables	3	2
Equity Interests in Affiliates	—	—
Recovery on Affiliate Guarantee	—	—

TOTAL ASSETS	$307	$119

Estate Expenses
Operating Expenses	—	—
Post-Petition Payables	—	—

NET DISTRIBUTABLE ASSETS	$307	$119

ESTIMATED CLAIMS/RECOVERIES
		Liquidation		Plan
	Liquidation				Adjusted
	Estimated	Recovery	Recovery	Recovery	Recovery
	Claims[3]	Amount	%[4]	Amount	%[4]

Class 1 - Priority Non-Tax Claims	—	—	—	—	—

Class 2 - Secured Claims	—	—	—	—	—

Class 3 - General Unsecured Claims	—	—	—	—	—

Class 4 - Intercompany Claims[7]	593	119	20.0%	307	51.7%

TOTAL CLAIMS/RECOVERIES	$593	$119	20.0%	$307	51.7%

Class 5 - Equity Interests		—		—

TOTAL RECOVERIES		$119		$307

Note:                   All values that are exactly zero and all recovery percentages where the corresponding recovery amount is zero are shown as “—”.  Values between zero and $500,000 appear as “0”.

1                                           Estimated undiscounted cash flows from assets as of December 31, 2009.

2                                           Estimated undiscounted liquidation cash flows as of December 31, 2009.

3                                           “Liquidation Estimated Claims” means, for all Classes, the Debtors’ estimate of Allowed Claims.

4                                           Recovery shown as a percentage of Liquidation Estimated Claims.

7                                           Includes Pre-petition Intercompany Claims only.  Post-petition Intercompany Claims are Administrative Expense Claims.

16

Exhibit 5:  Liquidation Analysis for Each Debtor

Lehman Brothers Holdings Inc. and its Affiliated Debtors

($ in millions)

17    BNC

ASSETS
	Plan	Liquidation
	Value[1]	Value[2]	%

Cash & Cash Equivalents	—	—	—

Restricted Cash	—	—	—

Financial Instruments & Other Inventory
Real Estate	—	—	—
Loans	—	—	—
Principal Investments	—	—	—
Derivatives & Other Contracts	—	—	—

Operating Asset Recoveries	—	—	—

Intercompany Receivables	—	—
Equity Interests in Affiliates	—	—
Recovery on Affiliate Guarantee	—	—

TOTAL ASSETS	—	—

Estate Expenses
Operating Expenses	—	—
Post-Petition Payables	—	—

NET DISTRIBUTABLE ASSETS	—	—

ESTIMATED CLAIMS/RECOVERIES
		Liquidation		Plan
	Liquidation				Adjusted
	Estimated	Recovery	Recovery	Recovery	Recovery
	Claims[3]	Amount	%[4]	Amount	%[4]

Class 1 - Priority Non-Tax Claims	—	—	—	—	—

Class 2 - Secured Claims	—	—	—	—	—

Class 3 - General Unsecured Claims	7	—	—	—	—

Class 4 - Intercompany Claims[7]	2	—	—	—	—

TOTAL CLAIMS/RECOVERIES	$9	—	—	—	—

Class 5 - Equity Interests		—		—

TOTAL RECOVERIES		—		—

Note:                   All values that are exactly zero and all recovery percentages where the corresponding recovery amount is zero are shown as “—”.  Values between zero and $500,000 appear as “0”.

1                                          Estimated undiscounted cash flows from assets as of December 31, 2009.

2                                          Estimated undiscounted liquidation cash flows as of December 31, 2009.

3                                          “Liquidation Estimated Claims” means, for all Classes, the Debtors’ estimate of Allowed Claims.

4                                          Recovery shown as a percentage of Liquidation Estimated Claims.

7                                          Includes Pre-petition Intercompany Claims only.  Post-petition Intercompany Claims are Administrative Expense Claims.

17

Exhibit 5:  Liquidation Analysis for Each Debtor

Lehman Brothers Holdings Inc. and its Affiliated Debtors

($ in millions)

18                                  LB Rose Ranch

	ASSETS
	Plan	Liquidation
	Value[1]	Value[2]	%

Cash & Cash Equivalents	$1	$1	100.0%

Restricted Cash	—	—	—

Financial Instruments & Other Inventory
Real Estate	7	2	21.9%
Loans	—	—	—
Principal Investments	—	—	—
Derivatives & Other Contracts	—	—	—

Operating Asset Recoveries	$8	$3	31.7%

Intercompany Receivables	—	—
Equity Interests in Affiliates	—	—
Recovery on Affiliate Guarantee	—	—

TOTAL ASSETS	$8	$3

Estate Expenses
Operating Expenses	(1)	(1)
Post-Petition Payables	—	—

NET DISTRIBUTABLE ASSETS	$7	$2

	ESTIMATED CLAIMS/RECOVERIES
		Liquidation		Plan
	Liquidation				Adjusted
	Estimated	Recovery	Recovery	Recovery	Recovery
	Claims[3]	Amount	%[4]	Amount	%[4]

Class 1 - Priority Non-Tax Claims	—	—	—	—	—

Class 2 - Secured Claims	—	—	—	—	—

Class 3 - General Unsecured Claims	1	1	100.0%	1	100.0%

Class 4 - Intercompany Claims[7]	—	—	—	—	—

TOTAL CLAIMS/RECOVERIES	$1	$1	100.0%	$1	100.0%

Class 5 - Equity Interests		1		6

TOTAL RECOVERIES		$2		$7

Note:	All values that are exactly zero and all recovery percentages where the corresponding recovery amount is zero are shown as “—”. Values between zero and $500,000 appear as “0”.
[1]	Estimated undiscounted cash flows from assets as of December 31, 2009.
[2]	Estimated undiscounted liquidation cash flows as of December 31, 2009.
[3]	“Liquidation Estimated Claims” means, for all Classes, the Debtors’ estimate of Allowed Claims.
[4]	Recovery shown as a percentage of Liquidation Estimated Claims.
[7]	Includes Pre-petition Intercompany Claims only. Post-petition Intercompany Claims are Administrative Expense Claims.

18

Exhibit 5:  Liquidation Analysis for Each Debtor

Lehman Brothers Holdings Inc. and its Affiliated Debtors

($ in millions)

19           SASCO

ASSETS
	Plan	Liquidation
	Value[1]	Value[2]	%

Cash & Cash Equivalents	—	—	—

Restricted Cash	—	—	—

Financial Instruments & Other Inventory
Real Estate	—	—	—
Loans	—	—	—
Principal Investments	—	—	—
Derivatives & Other Contracts	—	—	—

Operating Asset Recoveries	—	—	—

Intercompany Receivables	271	145
Equity Interests in Affiliates	—	—
Recovery on Affiliate Guarantee	—	—

TOTAL ASSETS	$271	$145

Estate Expenses	—	—
Operating Expenses	—	—
Post-Petition Payables	—	—

NET DISTRIBUTABLE ASSETS	$271	$145

ESTIMATED CLAIMS/RECOVERIES
		Liquidation		Plan
	Liquidation				Adjusted
	Estimated	Recovery	Recovery	Recovery	Recovery
	Claims[3]	Amount	%[4]	Amount	%[4]

Class 1 - Priority Non-Tax Claims	—	—	—	—	—

Class 2 - Secured Claims	—	—	—	—	—

Class 3 - General Unsecured Claims	—	—	—	—	—

Class 4 - Intercompany Claims[7]	589	145	24.6%	271	46.1%

TOTAL CLAIMS/RECOVERIES	$589	$145	24.6%	$271	46.1%

Class 5 - Equity Interests		—		—

TOTAL RECOVERIES		$145		$271

Note:	All values that are exactly zero and all recovery percentages where the corresponding recovery amount is zero are shown as “—”. Values between zero and $500,000 appear as “0”.
[1]	Estimated undiscounted cash flows from assets as of December 31, 2009.
[2]	Estimated undiscounted liquidation cash flows as of December 31, 2009.
[3]	“Liquidation Estimated Claims” means, for all Classes, the Debtors’ estimate of Allowed Claims.
[4]	Recovery shown as a percentage of Liquidation Estimated Claims.
[7]	Includes Pre-petition Intercompany Claims only. Post-petition Intercompany Claims are Administrative Expense Claims.

19

Exhibit 5:  Liquidation Analysis for Each Debtor

Lehman Brothers Holdings Inc. and its Affiliated Debtors

($ in millions)

20                                  LB 2080

ASSETS
	Plan	Liquidation
	Value[1]	Value[2]	%

Cash & Cash Equivalents	—	—	—

Restricted Cash	—	—	—

Financial Instruments & Other Inventory
Real Estate	—	—	—
Loans	—	—	—
Principal Investments	—	—	—
Derivatives & Other Contracts	—	—	—

Operating Asset Recoveries	—	—	—

Intercompany Receivables	—	—
Equity Interests in Affiliates	—	—
Recovery on Affiliate Guarantee	—	—

TOTAL ASSETS	—	—

Estate Expenses
Operating Expenses	—	—
Post-Petition Payables	—	—

NET DISTRIBUTABLE ASSETS	—	—

ESTIMATED CLAIMS/RECOVERIES
		Liquidation		Plan
	Liquidation				Adjusted
	Estimated	Recovery	Recovery	Recovery	Recovery
	Claims[3]	Amount	%[4]	Amount	%[4]

Class 1 - Priority Non-Tax Claims	—	—	—	—	—

Class 2 - Secured Claims	—	—	—	—	—

Class 3 - General Unsecured Claims	1	—	—	—	—

Class 4 - Intercompany Claims[7]	31	—	—	—	—

TOTAL CLAIMS/RECOVERIES	$33	—	—	—	—

Class 5 - Equity Interests		—		—

TOTAL RECOVERIES		—		—

Note:	All values that are exactly zero and all recovery percentages where the corresponding recovery amount is zero are shown as “—”. Values between zero and $500,000 appear as “0”.
[1]	Estimated undiscounted cash flows from assets as of December 31, 2009.
[2]	Estimated undiscounted liquidation cash flows as of December 31, 2009.
[3]	“Liquidation Estimated Claims” means, for all Classes, the Debtors’ estimate of Allowed Claims.
[4]	Recovery shown as a percentage of Liquidation Estimated Claims.
[7]	Includes Pre-petition Intercompany Claims only. Post-petition Intercompany Claims are Administrative Expense Claims.

20

Exhibit 5:  Liquidation Analysis for Each Debtor

Lehman Brothers Holdings Inc. and its Affiliated Debtors

($ in millions)

21           Merit

ASSETS
	Plan	Liquidation
	Value[1]	Value[2]	%

Cash & Cash Equivalents	—	—	—

Restricted Cash	—	—	—

Financial Instruments & Other Inventory
Real Estate	—	—	—
Loans	—	—	—
Principal Investments	—	—	—
Derivatives & Other Contracts	25	13	51.1%

Operating Asset Recoveries	$25	$13	51.1%

Intercompany Receivables	5	4
Equity Interests in Affiliates	—	—
Recovery on Affiliate Guarantee	—	—

TOTAL ASSETS	$30	$17

Estate Expenses
Operating Expenses	—	—
Post-Petition Payables	—	—

NET DISTRIBUTABLE ASSETS	$30	$17

ESTIMATED CLAIMS/RECOVERIES
		Liquidation		Plan
	Liquidation				Adjusted
	Estimated	Recovery	Recovery	Recovery	Recovery
	Claims[3]	Amount	%[4]	Amount	%[4]

Class 1 - Priority Non-Tax Claims	—	—	—	—	—

Class 2 - Secured Claims	—	—	—	—	—

Class 3 - General Unsecured Claims	—	—	—	—	—

Class 4 - Intercompany Claims[7]	330	17	5.0%	30	9.0%

TOTAL CLAIMS/RECOVERIES	$330	$17	5.0%	$30	9.0%

Class 5 - Equity Interests		—		—

TOTAL RECOVERIES		$17		$30

Note:	All values that are exactly zero and all recovery percentages where the corresponding recovery amount is zero are shown as “—”. Values between zero and $500,000 appear as “0”.
[1]	Estimated undiscounted cash flows from assets as of December 31, 2009.
[2]	Estimated undiscounted liquidation cash flows as of December 31, 2009.
[3]	“Liquidation Estimated Claims” means, for all Classes, the Debtors’ estimate of Allowed Claims.
[4]	Recovery shown as a percentage of Liquidation Estimated Claims.
[7]	Includes Pre-petition Intercompany Claims only. Post-petition Intercompany Claims are Administrative Expense Claims.

21

Exhibit 5:  Liquidation Analysis for Each Debtor

Lehman Brothers Holdings Inc. and its Affiliated Debtors

($ in millions)

22                                  Preferred Somerset

ASSETS
	Plan	Liquidation
	Value[1]	Value[2]	%

Cash & Cash Equivalents	—	—	—

Restricted Cash	—	—	—

Financial Instruments & Other Inventory
Real Estate	—	—	—
Loans	—	—	—
Principal Investments	—	—	—
Derivatives & Other Contracts	—	—	—

Operating Asset Recoveries	—	—	—

Intercompany Receivables	—	—
Equity Interests in Affiliates	—	—
Recovery on Affiliate Guarantee	—	—

TOTAL ASSETS	—	—

Estate Expenses
Operating Expenses	—	—
Post-Petition Payables	—	—

NET DISTRIBUTABLE ASSETS	—	—

ESTIMATED CLAIMS/RECOVERIES
		Liquidation		Plan
	Liquidation				Adjusted
	Estimated	Recovery	Recovery	Recovery	Recovery
	Claims[3]	Amount	%[4]	Amount	%[4]

Class 1 - Priority Non-Tax Claims	—	—	—	—	—

Class 2 - Secured Claims	—	—	—	—	—

Class 3 - General Unsecured Claims	0	—	—	—	—

Class 4 - Intercompany Claims[7]	12	—	—	—	—

TOTAL CLAIMS/RECOVERIES	$12	—	—	—	—

Class 5 - Equity Interests		—		—

TOTAL RECOVERIES		—		—

Note:	All values that are exactly zero and all recovery percentages where the corresponding recovery amount is zero are shown as “—”. Values between zero and $500,000 appear as “0”.
[1]	Estimated undiscounted cash flows from assets as of December 31, 2009.
[2]	Estimated undiscounted liquidation cash flows as of December 31, 2009.
[3]	“Liquidation Estimated Claims” means, for all Classes, the Debtors’ estimate of Allowed Claims.
[4]	Recovery shown as a percentage of Liquidation Estimated Claims.
[7]	Includes Pre-petition Intercompany Claims only. Post-petition Intercompany Claims are Administrative Expense Claims.

22

Exhibit 5:  Liquidation Analysis for Each Debtor

Lehman Brothers Holdings Inc. and its Affiliated Debtors

($ in millions)

23           Somerset

ASSETS
	Plan	Liquidation
	Value[1]	Value[2]	%

Cash & Cash Equivalents	—	—	—

Restricted Cash	—	—	—

Financial Instruments & Other Inventory
Real Estate	—	—	—
Loans	—	—	—
Principal Investments	—	—	—
Derivatives & Other Contracts	—	—	—

Operating Asset Recoveries	—	—	—

Intercompany Receivables	—	—
Equity Interests in Affiliates	—	—
Recovery on Affiliate Guarantee	—	—

TOTAL ASSETS	—	—

Estate Expenses
Operating Expenses	—	—
Post-Petition Payables	—	—

NET DISTRIBUTABLE ASSETS	—	—

ESTIMATED CLAIMS/RECOVERIES
		Liquidation		Plan
	Liquidation				Adjusted
	Estimated	Recovery	Recovery	Recovery	Recovery
	Claims[3]	Amount	%[4]	Amount	%[4]

Class 1 - Priority Non-Tax Claims	—	—	—	—	—

Class 2 - Secured Claims	—	—	—	—	—

Class 3 - General Unsecured Claims	0	—	—	—	—

Class 4 - Intercompany Claims[7]	7	—	—	—	—

TOTAL CLAIMS/RECOVERIES	$7	—	—	—	—

Class 5 - Equity Interests		—		—

TOTAL RECOVERIES		—		—

Note:	All values that are exactly zero and all recovery percentages where the corresponding recovery amount is zero are shown as “—”. Values between zero and $500,000 appear as “0”.
[1]	Estimated undiscounted cash flows from assets as of December 31, 2009.
[2]	Estimated undiscounted liquidation cash flows as of December 31, 2009.
[3]	“Liquidation Estimated Claims” means, for all Classes, the Debtors’ estimate of Allowed Claims.
[4]	Recovery shown as a percentage of Liquidation Estimated Claims.
[7]	Includes Pre-petition Intercompany Claims only. Post-petition Intercompany Claims are Administrative Expense Claims.

23

Exhibit 6

Debtors’ Estimates of Claims and Claims Data

Introduction

The Claims information contained in the Disclosure Statement is the product of an evaluation process developed by the Debtors.  Filed Claims were subject to a series of reviews to identify the type of Claim and the Primary Obligor (if different from the entity receiving the Claim), and were given a “first pass” as to the appropriateness of the Claim against the Debtors.  This Exhibit 6 reconciles the filed Claim amounts reported by Epiq Bankruptcy Solutions (“Epiq”) to Claim amounts used in the Plan and Disclosure Statement.

The Debtors continue to review, analyze and form conclusions with respect to filed Claims. The following adjustments and commentary are reflective of the limited reviews and analysis performed through March 12, 2010.  The Debtors have not reviewed the substance of Claims except where specifically indicated.  Adjustments regarding filed Claim amounts will continue to change as the Debtors continue their review and analysis.6  The adjusted Claim amounts included herein are the Debtors’ estimates and the actual results may vary.  See section XIV of the Disclosure Statement.

1.                                      Source Data

The filed Claims amounts were provided to the Debtors by Epiq, the Debtors’ court-appointed claims agent, as of March 9, 2010.  The Claim information as reported by Epiq was loaded into a proprietary tool of A&M, BART (Bankruptcy Administration Reporting Tool), for the purposes of sorting, analyzing, documenting and reporting findings from the reviews.

6              For the Debtors’ adjustments to be binding on a particular creditor, either (i) such creditor must agree to the Debtors’ adjustments and file an amended Claim or, (ii) the Debtors must object to the creditor’s Claims and have the Claim adjudicated either by the Bankruptcy Court, or by means of certain claims hearing procedures and alternative dispute resolution procedures proposed by the Debtors in the Debtors’ Motion Pursuant To Section 105 of The Bankruptcy Code, Bankruptcy Rule 9014, and General Order M-390 Authorizing The Debtors To Implement Claims Hearing Procedures And Alternative Dispute Resolution Procedures For Claims Against The Debtors, filed on March 15, 2010 [Docket No. 7581] (the “ADR Motion”).  The ADR Motion is currently pending before the Bankruptcy Court.

2.                                      Sorting of Claims By Category

Claims were initially sorted by Claim type. The following Claim types and subtypes were established:

Claim Type	Sub-Type	Sub-Sub Type
Derivatives
Accounts Payable
Guarantees	Derivative	ISDA/Master
Corp Resolution/S&P
Multiple
Other
	Non-Derivative	Corp Resolution/S&P
Entity Specific
Repo
Transactional Other
Other
Intercompany
Prime Brokerage
Equity
Debt
Residential Mortgage Backed Securities
Tax
Finance
Real Estate
Insurance
Lehman Program Securities/EMTN
Non-Lehman Program Securities
Employee
Litigation
Structured Notes
Undetermined

All Claim categories can be sorted by Debtor and almost all Guarantee Caims can be identified by Primary Obligor.

6-2

3.                                      Duplicate Claims

Duplicate Claims were removed.

4.                                      Amended and Superseded Claims

Amended and superseded Claims were removed.  Amended and superseded Claims are those for which a creditor files a new proof of claim to change the amount (or provide additional support) for a previously filed Claim.  For amended and superseded Claims only the most recently filed Claim is reflected.

5.                                      Guarantee Claims

The following broad categories of Guarantee Claims were identified:

•                  Third-Party Guarantee Claims Based On Transaction Guarantees: Claims made by third parties against LBHI as a result of a Transactional Guarantee.  This category includes (i) ISDA related guarantees; (ii) loan related guarantees; (iii) repo related guarantees; (iv) lease related guarantees; (v) prime brokerage related guarantees; (vi) affiliate specific guarantees; and (vii) Lehman Program Securities Claims.

•                  Third-Party Guarantee Claims Based On Guarantee Resolutions: Third-Party Guarantee Claims made based on a Guarantee Resolution.  In general, a creditor asserting a Third Party Guarantee Claim based on a Guarantee Resolution must show either (1) that the Guarantee Resolution rises to the level of a contract between LBHI and the Guaranteed Subsidiary and that the creditor was an intended third-party beneficiary of such contract, or (2) that the creditor had actual knowledge of the Guarantee Resolution and relied upon it at the point in time that the creditor transacted business with the Guaranteed Subsidiary.  LBHI’s creditors have not provided evidence to support either circumstance set forth above and as a result, these Claims are subject to challenge.  Therefore, pursuant to the Plan, Third-Party Guarantee Claims based on Guarantee Resolutions are capped for Distribution calculation purposes.

•                  Affiliate Guarantee Claims Based On Guarantee Resolutions:  Claims made by Affiliates that are not Debtor-Controlled Entities based on intercompany balances and transactions with Guaranteed Subsidiary.  These

6-3

Guarantee Resolutions may be challenged as open contractual offers from LBHI that are not binding unless the Affiliates entered into transactions with the Guaranteed Subsidiaries with knowledge of and in reliance upon the Guarantee Resolution.  The Affiliates have not provided evidence to support their knowledge and reliance on the Guarantee Resolutions and as a result, these Claims are subject to challenge.  Therefore, pursuant to the Plan, Third-Party Guarantee Claims based on Guarantee Resolutions are capped for Distribution calculation purposes.

•                  Affiliate Guarantee Claims Based On Transaction Guarantees: These are Claims made by Affiliates that are not Debtor-Controlled Entities based on Transaction Guarantees.  This category includes: (i) guarantees of intercompany derivative transactions; (ii) back-to-back side letters between LBHI and LBIE relating to LBIE’s derivative transactions with third parties; (iii) entity specific guarantees and make whole agreements and (iv) Claims based on Lehman Program Securities.

5(A).       Third-Party Guarantee Claims Process

Identification of Population

The Third-Party Guarantee Claim population was determined by: (i) verifying that each Third-Party Guarantee Claim as filed was actually based on a Guarantee as indicated on the proof of claim and (ii) identifying Third-Party Guarantee Claims in the general Claims population that were not indicated as a Third-Party Guarantee Claim on the proof of claim.

Third-Party Guarantee Claims were then reviewed for duplicate and amended and superseded Claims as well as prima facie validity.

Classification by Obligor Affiliate

Third-Party Guarantee Claims were then classified by Primary Obligor.  In situations in which a Third-Party Guarantee Claim had multiple Primary Obligors, the Claim amounts were allocated where possible to the appropriate Primary Obligors.

Prima Facie Validity

Claims based on Transaction Guarantees were reviewed for evidence of an executed Guarantee.  If no executed Guarantee accompanied the Claim, the Debtors’ books and records were also searched for a copy of the executed Guarantee.  A reduction of $2.4 billion was made to the aggregate amount of Third-Party Guarantee Claims to account for Claims where an executed Guarantee was neither provided nor available in the Debtors’ books and records.

6-4

Unliquidated Claims

Unliquidated Claims are those for which a proof of claim either did not specify an amount or specified an amount as being either a partial estimate or minimum amount of the asserted Claim.  There were approximately 4,000 unliquidated Third-Party Guarantee Claims (excluding Lehman Program Securities) of which approximately 1,300 were submitted with no amount stated on the face of the proof of claim.  Unliquidated Third-Party Guarantee Claims (excluding Lehman Program Securities) that had no amount indicated on the face of the proof of claim, were reviewed to determine if an amount could be identified somewhere within the supporting documents that accompanied the proof of claim.  The Debtors’ review identified amounts in approximately 15% of the Claims and an upward adjustment of approximately $2.5 billion was made to the filed amounts.

Unliquidated Claims for categories of Claims other than Guarantee Claims described above and Affiliate Claims (described below) have not yet been reviewed to determine if the supporting documents to the proof of claim provide an amount when no amount was indicated on the face of the proof of claim.  However, in the course of sorting and analyzing certain other Claims an additional upward adjustment of $4 billion for third party Claims was identified.

5.(B).      Affiliate Guarantee Claims Process

Affiliate Guarantee Claims filed by Affiliates that are not Debtor Controlled Entities were subject to a similar review process as the Third-Party Guarantee Claims identified above. As a result, significant adjustments were made based on the Debtors’ review of the Claims. These adjustments are reflected in the columns labeled Duplicate Claims, Settlement Adjustments, Adjustments for Unliquidated Amounts and Miscellaneous/Other Adjustments in Annex A-1.

A review of unliquidated Claims for the Affiliate Claims resulted in upward adjustments of $226 billion to the filed Claim amounts.  These adjustments are summarized below and are included in the column labeled “Affiliate Adjustments” in Annex A-1.  (With other offsets, this column totals $220 billion — see further information infra.)

6.                                      Prime Brokerage Claim Adjustment

The Debtors’ management has reduced the prime brokerage Claims to zero.

7.                                      Settlement Adjustments

These adjustments refer to situations in which the Debtors have information regarding negotiations and proposed settlements between parties such that if substantiated and executed, should result in an adjustment to the associated Claim. In these situations the Debtors adjusted the associated Claim amounts using the updated information.

6-5

8.                                      Miscellaneous/Other Adjustments

Miscellaneous / Other Adjustments have also been made and include:

•                  The Non-Derivative Guarantee Claims were reduced by $3 billion to account for a Claim that has been considered to be a duplicate of a direct Claim based upon a loan to LBHI.

•                  Several Claims related to subordinated Guarantees were identified.  The subordinated Guarantees were issued by LBHI for the benefit of preferred stock holders to induce them to provide funding.  These Claims allege Guarantee payments are due equal to the sum of (i) all Distributions due on the preferred securities, (ii) the optional redemption price and (iii) any additional amounts defined by the agreements.  According to the underlying documents, the subordinated Guarantees constitute unsecured obligations of LBHI subordinated in right of payment to holders of Senior Unsecured Claims and will at all times rank:

a)              junior to all subordinated liabilities of LBHI;

b)             pari passu with parity securities (non-cumulative preferred stock, etc.); and

c)              senior to common stock of LBHI

For purposes of the analysis of identifying General Unsecured Claims, these Claims were reduced to zero.

•                  Certain Claims were identified as requiring reclassification between BART categories. To the extent that the reports were finalized before the Claim could actually be reclassed in the BART system, the Claim amounts were adjusted manually between categories.  No reclassifications were made among Debtors.  However, approximately $1.6 billion of Guarantee Claims filed against Debtors other than LBHI were assumed to be LBHI Guarantees in the Debtors’ analysis.

9.                                      Plan Adjustments

Amounts include (i) a $16 billion upward adjustment based on the Debtors’ estimate of Claims filed by domestic Affiliates and other Debtor-Controlled Entities, (ii) $13.0 billion reduction for Third-Party Guarantee Claims based on Resolution Guarantees and (iii) a $2 billion reduction for Claims removed from the Guarantee categories related to

6-6

possible duplicates.  These amounts are included in the column labeled “Plan Adjustments” in Annex A-1.

10.                               Affiliate Adjustments

Amounts include (i) unliquidated Claim upward adjustments of $226 billion for Affiliates mentioned above, (ii) a $6 billion reduction for miscellaneous items — all of which total $220 billion.

11.                               Claim Detail exhibits are as follows

Three sets of schedules are included:

•                  Annex A:  Information Regarding Claims against LBHI and other Debtors filed by Third Parties and Affiliates

•                  Annex A-1: Third Party Claims Against Each Debtor

•                  Annex A-2: Third Party Claims and Affiliate Claims Against all Debtors, Sorted by Type

•                  Annex A-3: Third Party Claims and Affiliate Claims Only Against LBHI, Sorted by Type

•                  Annex A-4: Third Party Claims and Affiliate Claims Against All Debtors Other Than LBHI, Sorted by Type

•                  Annex B:  Information Regarding Claims Only Against LBHI

•                  Annex B-1: Third Party Claims and Affiliate Claims Against LBHI, Sorted by Type

•                  Annex B-2: Third Party Guarantee Claims

•                  Annex B-3: Affiliate Guarantee Claims

•                  Annex B-4: Intercompany Claims Against LBHI, Sorted by Type

•                  Annex C:  Information Regarding Claims by Affiliates Against All Debtors

•                  Annex C-1: Affiliate Claims Filed Against each Debtor

•                  Annex C-2: Affiliate Claims Filed Against All Debtors, Sorted by Type

•                  Annex C-3: Affiliate Claims Filed Against LBHI, Sorted by Type

•                  Annex C-4: Affiliate Claims Filed Against All Debtors Other Than LBHI, Sorted by Type

6-7

Annex A-1: Third Party Claims Against Each Debtor

($ millions)

	# of Claims	# of Unliquidated Claims	# of Claims with No Amount Indicated	Filed Amount per Epiq	Affiliate Adjustments	Revised Filed Amount per LBHI	Amended and Superceded	Duplicates	Adjustment for Unliquidated Claims	Prime Brokerage Adjustment	Settlement Adjustments	Misc. / Other Adjustments	Plan Adjustments	Adjusted Total
Affiliate
Lehman Brothers Holdings Inc. (1)	51,316	15,267	4,528	$695,559	$123,714	$819,273	$(28,818)	$(131,064)	$17,673	$(3,639)	$(29,600)	$(39,569)	$1,128	$605,384
Lehman Brothers Special Financing Inc. (2)	3,166	1,822	671	105,351	84,460	189,811	(19,434)	(9,744)	120	(1,154)	—	(80,088)	—	79,511
Structured Asset Securities Corporation	733	713	581	28,082	—	28,082	(13)	(9,750)	—	—	—	—	—	18,318
Lehman Commercial Paper Inc.	475	336	192	20,890	1,112	22,002	(76)	(10,695)	—	(47)	—	(1)	—	11,183
Lehman Brothers Commercial Corporation	342	177	93	5,077	2,760	7,836	(145)	(210)	—	(102)	—	(31)	—	7,349
Lehman Brothers OTC Derivatives Inc.	238	169	82	1,953	2,756	4,710	(158)	(264)	—	(1)	—	—	—	4,287
Lehman Brothers Commodity Services Inc.	435	228	85	3,808	11	3,819	(595)	(223)	769	—	—	(1)	—	3,770
Lehman Brothers Derivative Products Inc.	164	116	85	340	10	350	(1)	(252)	—	—	—	—	—	97
Lehman Brothers Financial Products Inc.	135	113	80	290	1	291	(8)	(202)	—	—	—	—	—	81
BNC Mortgage LLC	134	88	68	287	1	288	(1)	(186)	—	(44)	—	—	—	57
CES Aviation LLC	150	92	71	358	(26)	333	(0)	(279)	—	—	—	—	—	54
LB Rose Ranch LLC	134	102	74	258	—	258	(2)	(230)	—	—	—	—	—	25
LB 2080 Kalakaua Owners LLC	104	83	66	247	—	247	—	(229)	—	—	—	—	—	19
LB 745 LLC	97	86	69	289	—	289	—	(273)	—	—	—	—	—	16
East Dover Limited	89	82	63	295	—	295	—	(278)	—	—	—	—	—	16
Property Asset Management Inc.	85	77	61	288	—	288	—	(274)	—	—	—	—	—	14
CES Aviation V LLC	89	84	67	283	0	284	—	(278)	—	—	—	—	—	6
CES Aviation IX LLC	89	84	68	283	0	283	—	(278)	—	—	—	—	—	5
Luxembourg Residential Properties Finance S.a.r.l.	91	85	69	235	—	235	—	(230)	—	—	—	—	—	5
Lehman Scottish Finance L.P.	89	85	68	283	—	283	—	(278)	—	—	—	—	—	5
LB Preferred Somerset LLC	1	0	0	0	—	0	—	—	—	—	—	—	—	0
Merit LLC	0	0	0	—	—	—	—	—	—	—	—	—	—	—
LB Somerset LLC	0	0	0	—	—	—	—	—	—	—	—	—	—	—
Miscellaneous Claims (3)	7,830	1,553	1,132	8,646	5,386	14,032	(1,566)	(1,975)	—	(231)	—	—	—	10,260

Total Claims Filed Against LBHI & Other Debtors	65,986	21,442	8,273	$873,102	$220,186	$1,093,288	$(50,817)	$(167,192)	$18,563	$(5,217)	$(29,600)	$(119,690)	$1,128	$740,462

(1)

Misc./ Other Adjustments include ($21.7 billion) reduction related to Affiliate Claims; ($3.4 billion) reduction for subordinated guarantees; ($14.5 billion) reduction for miscellaneous. adjustments less than $5 billion each

(2)	($79.8 billion) in Misc./ Other Adjustments relate to reductions of Affiliate Claims; ($0.3 billion) in other adjustments.
(3)	Includes claims erroneously filed against Debtor-Controlled Affiliates and Non-Debtor Controlled Affiliates, which are included in Epiq

1

Annex A-2: Third Party Claims and Affiliate Claims Against All Debtors, Sorted by Type

($ millions)

	# of Claims	# of Unliquidated Claims	# of Claims with No Amount Indicated	Filed Amount per Epiq	Affiliate Adjustments	Revised Filed Amount per LBHI	Amended and Superceded	Duplicates	Adjustment for Unliquidated Claims	Prime Brokerage Adjustment	Settlement Adjustments	Misc. / Other Adjustments (1)	Plan Adjustments (2)	Adjusted Total
Claim Type
Derivative Guarantees - ISDA/Master Agreement	3,917	2,342	573	$73,650	$—	$73,650	$(5,824)	$(6,981)	$2,032	$—	$—	$(2,662)	$(1,055)	$59,160
Derivative Guarantees - Guarantee Resolution	158	61	3	170	—	170	(102)	—	—	—	—	—	(50)	18
Derivative Guarantees - Other	212	70	26	1,780	—	1,780	(35)	(3)	12	—	—	—	(67)	1,687
Derivative Guarantees - Multiple Guarantees (non-ISDA)	43	33	10	302	—	302	(6)	(2)	—	—	—	—	(61)	233
Non-Derivative Guarantees	6,508	1,716	647	101,358	—	101,358	(1,152)	(29,018)	451	(2,533)	—	(1,236)	(13,840)	54,029
Lehman Program Securities	26,353	7,229	998	77,716	—	77,716	(16,794)	(604)	—	—	—	(32,908)	—	27,410
Third Party Guarantees	37,191	11,451	2,257	254,976	0	254,976	(23,914)	(36,607)	2,495	(2,533)	0	(36,806)	(15,074)	142,536

Finance	227	120	53	2,285	—	2,285	(111)	(4)	—	—	—	—	—	2,170
Undetermined - To Reclass	1,661	1,287	760	30,045	—	30,045	(2,347)	(15,051)	—	—	—	—	—	12,648
Tax	264	65	11	2,872	—	2,872	(18)	(643)	—	—	—	—	—	2,211
Litigation	283	164	114	38,657	—	38,657	(16,952)	(580)	3,128	—	—	—	—	24,254
Accounts Payable	1,459	258	151	5,994	—	5,994	(45)	(53)	—	—	—	(4,281)	—	1,615
Equity	4,621	1,325	996	7,385	—	7,385	(202)	(1,004)	—	—	—	—	—	6,180
Debt	6,294	1,153	666	26,072	—	26,072	(1,604)	(2,006)	—	—	—	(40)	—	22,423
Employee	6,955	1,381	1,026	5,385	—	5,385	(150)	(761)	—	—	—	—	—	4,473
Prime Brokerage	740	580	424	4,670	—	4,670	(33)	(1,953)	—	(2,684)	—	—	—	(0)
Real Estate	66	25	13	141	—	141	(17)	(9)	—	—	—	—	—	115
Insurance	96	87	84	26	—	26	(0)	(1)	—	—	—	—	—	24
Derivatives	3,787	2,055	610	74,583	—	74,583	(5,390)	(19,039)	889	—	—	(1)	—	51,043
Residetial Mortgage-Backed Securities	390	379	322	41,417	—	41,417	—	(2,202)	—	—	—	—	—	39,215
Non-Lehman Program Securities	346	60	41	73,941	—	73,941	(23)	(27)	—	—	—	26,586	—	100,476
Structured Products to Reclass	812	457	300	753	—	753	(11)	(2)	—	—	—	—	—	740
Structured Notes	1	0	0	0	—	0	—	—	—	—	—	—	—	0
Third Party Direct Claims	28,002	9,396	5,571	314,226	0	314,226	(26,903)	(43,335)	4,018	(2,684)	0	22,264	0	267,587

Third Party Total	65,193	20,847	7,828	569,202	—	569,202	(50,817)	(79,942)	6,513	(5,217)	—	(14,542)	(15,074)	410,123

Total Affiliate Claims Filed by Type
Derivative Guarantees				$520	$30,662	$31,182	$—	$(138)	$—	$—	$(6,721)	$(7)	$—	$24,316
Affiliate Transaction Guarantee				63,196	18,103	81,298	—	(34,831)	1,050	—	(4,190)	(2,071)	4,202	45,458
Affiliate Corporate Resolution				137,752	64,357	202,109	—	(52,280)	11,000	—	(18,689)	3	12,000	154,144
Affiliate Guarantees	—	—	—	201,467	113,122	314,590	—	(87,249)	12,050	—	(29,600)	(2,074)	16,202	223,918

LBHI - General Claims				68,742	10,591	79,334	—	—	—	—	—	(22,952)	—	56,382
Other Affiliates - General Claims				30,031	70,322	100,354	—	(1)	—	—	—	(80,121)	—	20,232
Other Subs - Derivatives				3,659	26,150	29,809	—	—	—	—	—	(1)	—	29,808
Affiliate Direct Claims	—	—	—	102,433	107,063	209,496	—	(1)	—	—	—	(103,074)	—	106,421
Affiliate Total	793	595	445	303,900	220,186	524,086	—	(87,250)	12,050	—	(29,600)	(105,148)	16,202	330,339

LBHI Total	65,986	21,442	8,273	$873,102	$220,186	$1,093,288	$(50,817)	$(167,192)	$18,563	$(5,217)	$(29,600)	$(119,690)	$1,128	$740,462

(1)	($101.5 billion) in downward adjustments relate to Affiliate Claims; ($18.2 billion) in miscellaneous adjustments less than $5 billion each.
(2)

Includes $16.2 billion estimate for claims filed by Debtor-Controlled Entities; ($13.1 billion) reduction for Guarantee Resolutions filed by third party claimants; ($2 billion) for reclass of claims out of the guarantee category.

2

Annex A-3: Third Party Claims and Affiliate Claims Only Against LBHI, Sorted by Type

($ millions)

	# of Claims	# of Unliquidated Claims	# of Claims with No Amount Indicated	Filed Amount per Epiq	Affiliate Adjustments	Revised Filed Amount per LBHI	Amended and Superceded	Duplicates	Adjustment for Unliquidated Claims	Prime Brokerage Adjustment	Settlement Adjustments	Misc. / Other Adjustments (1)	Plan Adjustments (2)	Adjusted Total

Claim Type
Derivative Guarantees - ISDA/Master Agreement	3,917	2,342	573	$73,650	$—	$73,650	$(5,824)	$(6,981)	$2,032	$—	$—	$(2,662)	$(1,055)	$59,160
Derivative Guarantees - Guarantee Resolution	158	61	3	170	—	170	(102)	—	—	—	—	—	(50)	18
Derivative Guarantees - Other	212	70	26	1,780	—	1,780	(35)	(3)	12	—	—	—	(67)	1,687
Derivative Guarantees - Multiple Guarantees (non-ISDA)	43	33	10	302	—	302	(6)	(2)	—	—	—	—	(61)	233
Non-Derivative Guarantees	6,508	1,716	647	101,358	—	101,358	(1,152)	(29,018)	451	(2,533)	—	(1,236)	(13,840)	54,029
Lehman Program Securities	26,353	7,229	998	77,716	—	77,716	(16,794)	(604)	—	—	—	(32,908)	—	27,410

Third Party Guarantees (3)	37,191	11,451	2,257	254,976	0	254,976	(23,914)	(36,607)	2,495	(2,533)	0	(36,806)	(15,074)	142,536

Finance	105	57	22	979	—	979	(90)	(2)	—	—	—	—	—	887
Undetermined - To Reclass	684	480	158	9,769	—	9,769	(1,966)	(2,864)	—	—	—	—	—	4,940
Tax	173	38	3	2,851	—	2,851	(13)	(636)	—	—	—	—	—	2,202
Litigation	140	81	64	21,742	—	21,742	(902)	(177)	3,128	—	—	—	—	23,792
Accounts Payable	659	79	34	5,728	—	5,728	(23)	(3)	—	—	—	(4,281)	—	1,420
Equity	2,030	537	377	5,277	—	5,277	(183)	(869)	—	—	—	—	—	4,224
Debt	4,569	926	529	20,773	—	20,773	(1,563)	(322)	—	—	—	(40)	—	18,848
Employee	3,927	701	499	3,557	—	3,557	(113)	(99)	—	—	—	—	—	3,345
Prime Brokerage	188	60	28	1,123	—	1,123	(17)	—	—	(1,106)	—	—	—	(0)
Real Estate	21	6	3	89	—	89	—	(2)	—	—	—	—	—	88
Insurance	20	16	13	15	—	15	—	(1)	—	—	—	—	—	13
Derivatives	0	0	0	—	—	—	—	—	—	—	—	—	—	—
Residetial Mortgage-Backed Securities	36	27	0	23,778	—	23,778	—	(2,202)	—	—	—	—	—	21,576
Non-Lehman Program Securities	346	60	41	73,941	—	73,941	(23)	(27)	—	—	—	26,586	—	100,476
Structured Products to Reclass	812	457	300	753	—	753	(11)	(2)	—	—	—	—	—	740
Structured Notes	1	0	0	0	—	0	—	—	—	—	—	—	—	0

Third Party Direct Claims	13,711	3,525	2,071	170,374	0	170,374	(4,904)	(7,207)	3,128	(1,106)	0	22,265	0	182,551

Third Party Total	50,902	14,976	4,328	425,350	—	425,350	(28,818)	(43,814)	5,623	(3,639)	—	(14,541)	(15,074)	325,087

Affiliate Claims Filed Against LBHI by Type

Derivative Guarantees				$520	$30,662	$31,182	$—	$(138)	$—	$—	$(6,721)	$(7)	$—	$24,316
Affiliate Transaction Guarantee				63,196	18,103	81,298	—	(34,831)	1,050	—	(4,190)	(2,071)	4,202	45,458
Affiliate Corporate Resolution				137,752	64,357	202,109	—	(52,280)	11,000	—	(18,689)	3	12,000	154,144

Affiliate Guarantees (4)	—	—	—	201,467	113,122	314,590	—	(87,249)	12,050	—	(29,600)	(2,074)	16,202	223,918

LBHI - General Claims				68,742	10,591	79,334	—	—	—	—	—	(22,952)	—	56,382
Other Affiliates - General Claims				—	—	—	—	—	—	—	—	(1)	—	(1)
Other Affiliates - Derivatives				—	—	—	—	—	—	—	—	(1)	—	(1)

Affiliate Direct Claims	—	—	—	68,742	10,591	79,334	—	—	—	—	—	(22,954)	—	56,380

Affiliate Total (5)	414	291	200	270,210	123,714	393,923	—	(87,249)	12,050	—	(29,600)	(25,028)	16,202	280,297

LBHI Total	51,316	15,267	4,528	$695,559	$123,714	$819,273	$(28,818)	$(131,064)	$17,673	$(3,639)	$(29,600)	$(39,569)	$1,128	$605,384

(1) Misc./ Other Adjustments include ($21.7 billion) reduction related to Affiliate Claims; ($3.4 billion) reduction for subordinated guarantees; ($14.5 billion) reduction for miscellaneous adjustments less than $5 billion each.

(2) Includes $16.2 billion estimate for claims filed by Debtor-Controlled Entities; ($13.1 billion) reduction for Guarantee Resolutions filed by street-side claimants; ($2 billion) for reclass of claims out of the guarantee category.

3

Annex A-4: Third Party Claims and Affiliate Claims Against Other Debtors, Sorted by Type

($ millions)

Claim Type	# of Claims	# of Unliquidated Claims	# of Claims with No Amount Indicated	Filed Amount per Epiq	Affiliate Adjustments	Revised Filed Amount per LBHI	Amended and Superceded	Duplicates	Adjustment for Unliquidated Claims	Prime Brokerage Adjustment	Settlement Adjustments	Misc. / Other Adjustments (1)	Adjusted Total

Derivative Guarantees - ISDA/Master Agreement	0	0	0	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
Derivative Guarantees - Guarantee Resolution	0	0	0	—	—	—	—	—	—	—	—	—	—
Derivative Guarantees - Other	0	0	0	—	—	—	—	—	—	—	—	—	—
Derivative Guarantees - Multiple Guarantees (non-ISDA)	0	0	0	—	—	—	—	—	—	—	—	—	—
Non-Derivative Guarantees	0	0	0	—	—	—	—	—	—	—	—	—	—
Lehman Program Securities	0	0	0	—	—	—	—	—	—	—	—	—	—

Third Party Guarantees	0	0	0	0	0	0	0	0	0	0	0	0	0

Finance	122	63	31	1,307	—	1,307	(21)	(2)	—	—	—	—	1,283
Undetermined - To Reclass	977	807	602	20,276	—	20,276	(381)	(12,187)	—	—	—	—	7,708
Tax	91	27	8	21	—	21	(5)	(7)	—	—	—	—	9
Litigation	143	83	50	16,915	—	16,915	(16,050)	(403)	—	—	—	—	462
Accounts Payable	800	179	117	266	—	266	(22)	(49)	—	—	—	—	195
Equity	2,591	788	619	2,108	—	2,108	(19)	(134)	—	—	—	—	1,955
Debt	1,725	227	137	5,299	—	5,299	(41)	(1,684)	—	—	—	—	3,574
Employee	3,028	680	527	1,827	—	1,827	(37)	(663)	—	—	—	—	1,128
Prime Brokerage	552	520	396	3,548	—	3,548	(17)	(1,953)	—	(1,578)	—	—	(0)
Real Estate	45	19	10	51	—	51	(17)	(7)	—	—	—	—	28
Insurance	76	71	71	11	—	11	(0)	—	—	—	—	—	11
Derivatives	3,787	2,055	610	74,583	—	74,583	(5,390)	(19,039)	889	—	—	(1)	51,043
Residetial Mortgage-Backed Securities	354	352	322	17,639	—	17,639	—	—	—	—	—	—	17,639
Non-Lehman Program Securities	0	0	0	—	—	—	—	—	—	—	—	—	—
Structured Products to Reclass	0	0	0	—	—	—	—	—	—	—	—	—	—
Structured Notes	0	0	0	—	—	—	—	—	—	—	—	—	—

Third Party Direct Claims	14,291	5,871	3,500	143,852	0	143,852	(21,999)	(36,128)	889	(1,578)	0	(1)	85,036

Third Party Total	14,291	5,871	3,500	143,852	—	143,852	(21,999)	(36,128)	889	(1,578)	—	(1)	85,036

Affiliate Claims Filed Against Non-LBHI Debtors by Type

Derivative Guarantees				$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
Affiliate Transaction Guarantee				—	—	—	—	—	—	—	—	—	—
Affiliate Corporate Resolution				—	—	—	—	—	—	—	—	—	—

Affiliate Guarantees	—	—	—	—	—	—	—	—	—	—	—	—	—

LBHI - General Claims				—	—	—	—	—	—	—	—	—	—
Other Affiliates - General Claims				30,031	70,322	100,354	—	(1)	—	—	—	(80,120)	20,233
Other Affiliates - Derivatives				3,659	26,150	29,809	—	—	—	—	—	—	29,809

Affiliate Direct Claims	—	—	—	33,691	96,472	130,163	—	(1)	—	—	—	(80,120)	50,042

Affiliate Total	379	304	245	33,691	96,472	130,163	—	(1)	—	—	—	(80,120)	50,042

Other Debtors Total	14,670	6,175	3,745	$177,543	$96,472	$274,015	$(21,999)	$(36,129)	$889	$(1,578)	$—	$(80,121)	$135,078

(1)   ($79.8 billion) in Misc./ Other Adjustments relate to reductions of Affiliate Claims; ($0.3 billion) in other adjustments.

4

Annex B-1: Third Party Claims and Affiliate Claims Against LBHI, Sorted by Type *

($ millions)

	# of Claims	# of Unliquidated Claims	# of Claims with No Amount Indicated	Filed Amount per Epiq	Affiliate Adjustments	Revised Filed Amount per LBHI	Amended and Superseded	Duplicates	Adjustment for Unliquidated Claims	Prime Brokerage Adjustment	Settlement Adjustments	Misc. / Other Adjustments (1)	Plan Adjustments (2)	Adjusted Total
Claim Type
Derivative Guarantees - ISDA/Master Agreement	3,917	2,342	573	$73,650	$—	$73,650	$(5,824)	$(6,981)	$2,032	$—	$—	$(2,662)	$(1,055)	$59,160
Derivative Guarantees - Guarantee Resolution	158	61	3	170	—	170	(102)	—	—	—	—	—	(50)	18
Derivative Guarantees - Other	212	70	26	1,780	—	1,780	(35)	(3)	12	—	—	—	(67)	1,687
Derivative Guarantees - Multiple Guarantees (non-ISDA)	43	33	10	302	—	302	(6)	(2)	—	—	—	—	(61)	233
Non-Derivative Guarantees	6,508	1,716	647	101,358	—	101,358	(1,152)	(29,018)	451	(2,533)	—	(1,236)	(13,840)	54,029
Lehman Program Securities	26,353	7,229	998	77,716	—	77,716	(16,794)	(604)	—	—	—	(32,908)	—	27,410
Third Party Guarantees (3)	37,191	11,451	2,257	254,976	0	254,976	(23,914)	(36,607)	2,495	(2,533)	0	(36,806)	(15,074)	142,536

Finance	105	57	22	979	—	979	(90)	(2)	—	—	—	—	—	887
Undetermined - To Reclass	684	480	158	9,769	—	9,769	(1,966)	(2,864)	—	—	—	—	—	4,940
Tax	173	38	3	2,851	—	2,851	(13)	(636)	—	—	—	—	—	2,202
Litigation	140	81	64	21,742	—	21,742	(902)	(177)	3,128	—	—	—	—	23,792
Accounts Payable	659	79	34	5,728	—	5,728	(23)	(3)	—	—	—	(4,281)	—	1,420
Equity	2,030	537	377	5,277	—	5,277	(183)	(869)	—	—	—	—	—	4,224
Debt	4,569	926	529	20,773	—	20,773	(1,563)	(322)	—	—	—	(40)	—	18,848
Employee	3,927	701	499	3,557	—	3,557	(113)	(99)	—	—	—	—	—	3,345
Prime Brokerage	188	60	28	1,123	—	1,123	(17)	—	—	(1,106)	—	—	—	(0)
Real Estate	21	6	3	89	—	89	—	(2)	—	—	—	—	—	88
Insurance	20	16	13	15	—	15	—	(1)	—	—	—	—	—	13
Derivatives	0	0	0	—	—	—	—	—	—	—	—	—	—	—
Residential Mortgage-Backed Securities	36	27	0	23,778	—	23,778	—	(2,202)	—	—	—	—	—	21,576
Non-Lehman Program Securities	346	60	41	73,941	—	73,941	(23)	(27)	—	—	—	26,586	—	100,476
Structured Products to Reclass	812	457	300	753	—	753	(11)	(2)	—	—	—	—	—	740
Structured Notes	1	0	0	0	—	0	—	—	—	—	—	—	—	0
Third Party Direct Claims	13,711	3,525	2,071	170,374	0	170,374	(4,904)	(7,207)	3,128	(1,106)	0	22,265	0	182,551

Third Party Total	50,902	14,976	4,328	425,350	—	425,350	(28,818)	(43,814)	5,623	(3,639)	—	(14,541)	(15,074)	325,087

Total Affiliate Claims Filed Against LBHI by Type

Derivative Guarantees				$520	$30,662	$31,182	$—	$(138)	$—	$—	$(6,721)	$(7)	$—	$24,316
Affiliate Transaction Guarantee				63,196	18,103	81,298	—	(34,831)	1,050	—	(4,190)	(2,071)	4,202	45,458
Affiliate Guarantee Resolutions				137,752	64,357	202,109	—	(52,280)	11,000	—	(18,689)	3	12,000	154,144
Affiliate Guarantees (4)	—	—	—	201,467	113,122	314,590	—	(87,249)	12,050	—	(29,600)	(2,074)	16,202	223,918

LBHI - General Claims				68,742	10,591	79,334	—	—	—	—	—	(22,952)	—	56,382
Other Affiliates - General Claims				—	—	—	—	—	—	—	—	(1)	—	(1)
Other Affiliates - Derivatives				—	—	—	—	—	—	—	—	(1)	—	(1)
Affiliate Direct Claims	—	—	—	68,742	10,591	79,334	—	—	—	—	—	(22,954)	—	56,380
Affiliate Total (5)	414	291	200	270,210	123,714	393,923	—	(87,249)	12,050	—	(29,600)	(25,028)	16,202	280,297

LBHI Total	51,316	15,267	4,528	$695,559	$123,714	$819,273	$(28,818)	$(131,064)	$17,673	$(3,639)	$(29,600)	$(39,569)	$1,128	$605,384

(1)  ($21.7 billion) in downward adjustments relate to Affiliate Claims; ($3.4 billion) reduction for subordinated guarantees; ($14.5 billion) reduction for miscellaneous adjustments less than $5 billion each.

(2)  Includes $16.2 billion estimate for claims filed by Debtor-Controlled Entities; ($13.1 billion) reduction for Guarantee Resolutions filed by third party claimants; ($2 billion) for reclass of claims out of the guarantee category.

(3)  See Annex B-2 for detail by obligor.

(4)  See Annex B-3 for detail by affiliate.

(5)  See Annex B-4 for additional detail regarding affiliate adjustments.

* Note: This Annex is a duplicate of Annex A-3. It has been included in this annex because the information relates to claims filed against LBHI only.

1

($ millions)

	Annex B-2: Third Party Guarantee Claims (1)
Affiliate	Filed Claims, as adjusted, as of March 11, 2010	Balance Sheet, as adjusted	Third Party Guarantee Class Maximum per Plan

Lehman Brothers Special Financing Inc.	$41,552	$15,861	$15,861
Lehman Brothers Commodity Services Inc.	2,776	4,134	2,776
Lehman Brothers Commercial Corporation	353	1,349	353
Lehman Brothers OTC Derivatives Inc.	310	1,088	310
Lehman Brothers Derivative Products Inc. (2)	702	201	201
Lehman Commercial Paper Inc.	1,162	1,162	1,162
Lehman Brothers International (Europe)	18,203	24,570	18,203
Lehman Brothers Limited	4,477	2,439	2,439
Lehman Brothers Treasury Co. BV	28,159	26,411	26,411
Lehman Brothers Bankhaus AG	37,829	19,410	19,410
Lehman Brothers Finance S.A.	2,763	8,215	2,763
Lehman Brothers Securities NV	746	911	746
Lehman Brothers Japan Inc.	410	942	410
Lehman Brothers Holdings Japan Inc.	1,289	1,561	1,289
Sunrise Finance Co.	622	836	622
Lehman Brothers Commercial Corp. Asia Ltd.	142	544	142
Lehman Brothers Inc.	748	3,670	748
Misc. Affiliates (3)	292	2,019	292

Total	$142,535	$115,324	$94,138

(1) See text at beginning of this Exhibit for description of adjustments.

(2) Additional analysis indicates that a $699 million claim related to Lehman Brothers Derivative Products was improperly classified.

(3) Miscellaneous Affiliates include Non-Debtor Controlled Affiliates.

2	4/14/2010

($ millions)

	Annex B-3: Affiliate Guarantee Claims
Affiliate	Filed Claims based on Transaction Guarantees	Filed Claims based on Guarantee Resolution	Total Filed Affiliate Guarantee Claims

Lehman Brothers Special Financing Inc.	$2,941	$5,399	$8,340
Lehman Brothers Commodity Services Inc.	399	777	1,176
Lehman Brothers Commercial Corporation	183	822	1,005
Lehman Brothers OTC Derivatives Inc.	52	—	52
Lehman Commercial Paper Inc.	442	562	1,004
Lehman Brothers International (Europe)	34,571	38,996	73,567
Lehman Brothers Europe Limited	1,451	6	1,457
Lehman Brothers Limited	773	1,298	2,071
Lehman Brothers UK Holdings Limited	—	1,938	1,938
Lehman Brothers International (Europe) Affiliates (5 entities)	20	103	123
Lehman Brothers Treasury Co. BV	38	1	39
Lehman Brothers Bankhaus AG	21,030	3,380	24,410
Lehman Brothers Finance S.A.	5,992	52,312	58,304
Lehman Brothers Securities NV	111	172	283
Lehman Brothers Japan Inc.	64	22,730	22,794
Lehman Brothers Holdings Japan Inc.	—	314	314
Lehman Brothers Finance (Japan) Inc.	—	289	289
Other LBJ affiliates	37	2	39
Lehman Brothers Asia Holdings Ltd.	4	4,803	4,807
Lehman Brothers Commercial Corp. Asia Ltd.	81	1,518	1,599
Lehman Brothers Securities Asia Limited	87	1,653	1,740
Lehman Brothers Asia Ltd	120	660	780
LBAH & LBCCA affiliates (3 entities)	108	113	221
Lehman Brothers Finance Asia PTE Ltd	—	161	161
Lehman Brothers (Pte) Ltd.	—	14	14
Other Singapore affiliates (7 entities)	20	68	88
Lehman Brothers (Luxembourg) SA	—	418	418
Lehman Brothers Equity Finance (Lux)	—	103	103
Lehman Brothers Inc.	—	11,000	11,000
Lehman Brothers RE	1,050	—	1,050
Lehman Brothers Australia	15	92	107
Misc. Affiliates	184	4,440	4,624

Total Affiliate Guarantees	$69,774	$154,144	$223,918

Annex B-4: Intercompany Claims Against LBHI, Sorted by Type

($ millions)

		Upward Adjustments to Epiq Filed Amount				Downward Adjustments
Claim Type	Filed Amount per Epiq	Adjustment for Unliquidated Claims	Domestic Affiliate Adjustment (1)	Misc. Adjustments (2)	Adjusted Filed Amount	Duplicates (3)	Settlement Adjustments (4)	Adjustment for Unliquidated Claims (5)	Other (6)	Adjusted Reconciled Amount

Guarantees

Derivative Guarantees	$520	$30,796	$(318)	$183	$31,182	$(138)	$(6,721)	$—	$(7)	$24,316
Affiliate Transaction Guarantee	63,196	19,473	(3,411)	2,041	81,298	(34,831)	(4,190)	1,050	2,131	45,458
Affiliate Guarantee Resolutions	137,752	64,410	—	(53)	202,109	(52,280)	(18,689)	11,000	12,003	154,144
Guarantee Claims	201,467	114,679	(3,728)	2,171	314,590	(87,249)	(29,600)	12,050	14,127	223,918

Direct Claims

LBHI - General Claims	68,742	14,500	(3,891)	(18)	79,334	—	—	—	(22,952)	56,382
Other Affiliates - General Claims	—	—	—	—	—	—	—	—	(1)	(1)
Other Affiliates - Derivatives	—	—	—	—	—	—	—	—	(1)	(1)
Total Direct Claims	68,742	14,500	(3,891)	(18)	79,334	—	—	—	(22,954)	56,380

Total Intercompany Claims	$270,210	$129,179	$(7,619)	$2,154	$393,923	$(87,249)	$(29,600)	$12,050	$(8,827)	$280,297

(1)     Excludes Claims filed by other Debtors against LBHI ($6.4 billion) and Debtor-Controlled Entities ($1.2 billion); excludes all Debtor-Controlled Entities’ Intercompany Claims.

(2)     Miscellaneous upward adjustments relate to the reclassification of claims from third party categories to Affiliate Claim categories.

(3)     ($87.1 billion) in downward adjustments relate to Affiliate Claims; ($0.1 billion) other adjustments.

(4)     ($28.3 billion) in downward adjustments relate to Affiliate Claims; ($1.3 billion) reduction for miscellaneous adjustments less than $1 billion each.

(5)     $12.1 billion estimate for claims to be filed by certain affiliates against LBHI.

(6)     ($21.7 billion) in downward adjustments relate to Affiliate Claims; $16.2 billion upward adjustment for estimated claims filed by other Debtors and Debtor-Controlled entities; ($3.3 billion) reduction for miscellaneous adjustments less than $2 billion each.

Annex C-1: Affiliate Claims Filed Against Each Debtor

($ millions)

		Upward Adjustments to Epiq Filed Amount				Downward Adjustments
Affiliate	Filed Amount per Epiq	Adjustment for Unliquidated Claims	Domestic Affiliate Adjustment (1)	Misc. Adjustments (2)	Adjusted Filed Amount	Duplicates (3)	Settlement Adjustments (4)	Adjustment for Unliquidated Claims (5)	Other (6)	Adjusted Reconciled Amount

Debtors

Lehman Brothers Holdings Inc.	$270,210	$129,179	$(7,619)	$2,154	$393,923	$(87,249)	$(29,600)	$12,050	$(8,827)	$280,297
Lehman Brothers Special Financing Inc.	27,849	84,792	(331)	0	112,310	(1)	—	—	(80,088)	32,220
Structured Asset Securities Corporation	0	—	—	—	0	—	—	—	—	0
Lehman Commercial Paper Inc.	1,713	1,143	(26)	(5)	2,825	—	—	—	(1)	2,824
Lehman Brothers Commercial Corporation	3,170	2,760	(1)	(0)	5,929	—	—	—	(31)	5,899
Lehman Brothers OTC Derivatives Inc.	804	2,756	(0)	(0)	3,561	—	—	—	—	3,561
Lehman Brothers Commodity Services Inc.	114	11	—	0	125	—	—	—	—	125
Lehman Brothers Derivative Products Inc.	0	10	—	—	10	—	—	—	—	10
Lehman Brothers Financial Products Inc.	0	1	—	—	1	—	—	—	—	1
BNC Mortgage LLC	0	1	(0)	—	1	—	—	—	—	1
CES Aviation LLC	26	0	(26)	—	0	—	—	—	—	0
LB Rose Ranch LLC	—	—	—	—	—	—	—	—	—	—
LB 2080 Kalakaua Owners LLC	—	—	—	—	—	—	—	—	—	—
LB 745 LLC	—	—	—	—	—	—	—	—	—	—
East Dover Limited	—	—	—	—	—	—	—	—	—	—
Property Asset Management Inc.	9	—	—	—	9	—	—	—	—	9
CES Aviation V LLC	—	0	—	—	0	—	—	—	—	0
CES Aviation IX LLC	—	0	—	—	0	—	—	—	—	0
Luxembourg Residential Properties Finance S.a.r.l.	—	—	—	—	—	—	—	—	—	—
Lehman Scottish Finance L.P.	—	—	—	—	—	—	—	—	—	—
LB Preferred Somerset LLC (7)	—	—	—	—	—	—	—	—	—	—
Merit LLC (7)	—	—	—	—	—	—	—	—	—	—
LB Somerset LLC (7)	—	—	—	—	—	—	—	—	—	—
Miscellaneous Claims (8)	6	5,386	(0)	—	5,391	—	—	—	—	5,391

Total Intercompany Claims	$303,900	$226,040	$(8,004)	$2,149	$524,086	$(87,250)	$(29,600)	$12,050	$(88,947)	$330,339

(1)	Excludes Claims filed by other Debtors against LBHI ($6.4 billion) and Debtor-Controlled Entities ($1.2 billion); excludes all Debtor-Controlled Entities’ Intercompany Claims.
(2)	Miscellaneous upward adjustments relate to the reclassification of claims from street-side categories to affiliate claim categories.
(3)	($87.1 billion) in downward adjustments relate to Affiliate Claims; ($0.1 billion) other adjustments.
(4)	($28.3 billion) in downward adjustments relate to Affiliate Claims; ($1.3 billion) reduction for miscellaneous adjustments
(5)	$12.1 billion estimate for claims to be filed by certain affiliates against LBHI.
(6)

($101.5 billion) in downward adjustments relate to Affiliate Claims; $16.2 billion upward adjustment for estimated claims filed by other Debtors and Debtor-Controlled entities;($3.6 billion) reduction for miscellaneous adjustments

(7)	The Bar Date for filing Claims against Merit, Somerset and Preferred Somerset has not yet been established.
(8)	Includes claims erroneously filed against Debtor-Controlled Affiliates and Non-Debtor Controlled Affiliates, which are included in Epiq

Annex C-2: Afiliate Claims Filed Against LBHI & Other Debtors, Sorted by Type

($ millions)

		Upward Adjustments to Epiq Filed Amount				Downward Adjustments
Claim Type	Filed Amount per Epiq	Adjustment for Unliquidated Claims	Domestic Affiliate Adjustment (1)	Misc. Adjustments (2)	Adjusted Filed Amount	Duplicates (3)	Settlement Adjustments (4)	Adjustment for Unliquidated Claims (5)	Other (6)	Adjusted Reconciled Amount

Guarantees

Derivative Guarantees	$520	$30,796	$(318)	$183	$31,182	$(138)	$(6,721)	$—	$(7)	$24,316
Affiliate Transaction Guarantee	63,196	19,473	(3,411)	2,041	81,298	(34,831)	(4,190)	1,050	2,131	45,458
Affiliate Corporate Resolution	137,752	64,410	—	(53)	202,109	(52,280)	(18,689)	11,000	12,003	154,144
Guarantee Claims	201,467	114,679	(3,728)	2,171	314,590	(87,249)	(29,600)	12,050	14,127	223,918

Direct Claims

LBHI - General Claims	68,742	14,500	(3,891)	(18)	79,334	—	—	—	(22,952)	56,382
Other Subs - General Claims	30,031	95,501	(173)	(25,006)	100,354	(1)	—	—	(80,121)	20,232
Other Subs - Derivatives	3,659	1,361	(212)	25,001	29,809	—	—	—	(1)	29,808
Total Direct Claims	102,433	111,361	(4,275)	(23)	209,496	(1)	—	—	(103,074)	106,421

Total Intercompany Claims	$303,900	$226,040	$(8,004)	$2,149	$524,086	$(87,250)	$(29,600)	$12,050	$(88,947)	$330,339

(1)     Excludes Claims filed by other Debtors against LBHI ($6.4 billion) and Debtor-Controlled Entities ($1.2 billion); excludes all Debtor-Controlled Entities’ Intercompany Claims.

(2)     Misc. upward adjustments relate to the reclassification of claims from street-side categories to affiliate claim categories.

(3)     ($87.1 billion) in downward adjustments relate to Affiliate Claims; ($0.1 billion) other adjustments.

(4)     ($28.3 billion) in downward adjustments relate to Affiliate Claims; ($1.3 billion) reduction for miscellaneous adjustments

(5)     $12.1 billion estimate for claims to be filed by certain affiliates against LBHI.

(6)     ($101.5 billion) in downward adjustments relate to Affiliate Claims; $16.2 billion upward adjustment for estimated claims filed by other Debtors and Debtor-Controlled entities;($3.6 billion) reduction for miscellaneous adjustments.

Annex C-3: Affiliate Claims Filed Against LBHI, Sorted by Type *

($ millions)

		Upward Adjustments to Epiq Filed Amount				Downward Adjustments
Claim Type	Filed Amount per Epiq	Adjustment for Unliquidated Claims	Domestic Affiliate Adjustment (1)	Misc. Adjustments (2)	Adjusted Filed Amount	Duplicates (3)	Settlement Adjustments (4)	Adjustment for Unliquidated Claims (5)	Other (6)	Adjusted Reconciled Amount

Guarantees

Derivative Guarantees	$520	$30,796	$(318)	$183	$31,182	$(138)	$(6,721)	$—	$(7)	$24,316
Affiliate Transaction Guarantee	63,196	19,473	(3,411)	2,041	81,298	(34,831)	(4,190)	1,050	2,131	45,458
Affiliate Corporate Resolution	137,752	64,410	—	(53)	202,109	(52,280)	(18,689)	11,000	12,003	154,144
Guarantee Claims	201,467	114,679	(3,728)	2,171	314,590	(87,249)	(29,600)	12,050	14,127	223,918

Direct Claims

LBHI - General Claims	68,742	14,500	(3,891)	(18)	79,334	—	—	—	(22,952)	56,382
Other Subs - General Claims	—	—	—	—	—	—	—	—	(1)	(1)
Other Subs - Derivatives	—	—	—	—	—	—	—	—	(1)	(1)
Total Direct Claims	68,742	14,500	(3,891)	(18)	79,334	—	—	—	(22,954)	56,380

Total Intercompany Claims	$270,210	$129,179	$(7,619)	$2,154	$393,923	$(87,249)	$(29,600)	$12,050	$(8,827)	$280,297

(1)     Excludes Claims filed by other Debtors against LBHI ($6.4 billion) and Debtor-Controlled Entities ($1.2 billion); excludes all Debtor-Controlled Entities’ Intercompany Claims.

(2)     Misc. upward adjustments relate to the reclassification of claims from street-side categories to affiliate claim categories.

(3)     ($87.1 billion) in downward adjustments relate to Affiliate Claims; ($0.1 billion) other adjustments.

(4)     ($28.3 billion) in downward adjustments relate to Affiliate Claims; ($1.3 billion) reduction for miscellaneous adjustments.

(5)     $12.1 billion estimate for claims to be filed by certain affiliates against LBHI.

(6)     ($21.7 billion) in downward adjustments relate to Affiliate Claims; $16.2 billion upward adjustment for estimated claims filed by other Debtors and Debtor-Controlled entities; ($3.3 billion) reduction for miscellaneous adjustments.

* Note: This Annex is a duplicate of Annex B-4. It has been included in this annex because the information relates to Affiliate Claims.

Annex C-4: Affiliate Claims Filed Against Other Debtors, Sorted by Type

($ millions)

		Upward Adjustments to Epiq Filed Amount				Downward Adjustments
Claim Type	Filed Amount per Epiq	Adjustment for Unliquidated Claims	Domestic Affiliate Adjustment	Misc. Adjustments	Adjusted Filed Amount	Duplicates	Settlement Adjustments	Adjustment for Unliquidated Claims	Other (1)	Adjusted Reconciled Amount

Guarantees

Derivative Guarantees	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
Affiliate Transaction Guarantee	—	—	—	—	—	—	—	—	—	—
Affiliate Corporate Resolution	—	—	—	—	—	—	—	—	—	—

Guarantee Claims	—	—	—	—	—	—	—	—	—	—

Direct Claims

LBHI - General Claims	—	—	—	—	—	—	—	—	—	—
Other Subs - General Claims	30,031	95,501	(173)	(25,006)	100,354	(1)	—	—	(80,120)	20,233
Other Subs - Derivatives	3,659	1,361	(212)	25,001	29,809	—	—	—	—	29,809

Total Direct Claims	33,691	96,862	(385)	(5)	130,163	(1)	—	—	(80,120)	50,042

Total Intercompany Claims	$33,691	$96,862	$(385)	$(5)	$130,163	$(1)	$—	$—	$(80,120)	$50,042

(1)  ($79.8 billion) in Misc./ Other Adjustments relate to reductions of Affiliate Claims; ($0.3 billion) in other adjustments.

Exhibit 7

Five-Year Cash Flow Estimates

The Debtors estimate that an orderly liquidation of the remaining assets of the Debtors’ estates would take approximately five years to complete.  This time frame recognizes both the collection and disposition of the Debtors’ assets, the resolution of various Debtor-creditor, intra-Debtor and intercompany issues, and the analysis and settlement of the more than 66,000 Claims filed in these Chapter 11 Cases.  The Debtors have prepared cash flow estimates for each year from 2010 to 2014.  The estimated receipts and disbursements are based on assumptions which are set forth below.  The attached cash flow estimates are based on the liquidation of the remaining assets, not historical costs and expenses of performance of known operations.

It should be noted that these cases are large, complex and replete with issues that may result in litigation expenses for an extended period of time.  Many of the assumptions are subject to significant uncertainties and the Debtors make no representation regarding the accuracy of the cash flow estimate or the ability of the management to achieve these results.  Therefore, actual results may vary from the cash flow model and the variations may be material.

LAMCO

The Debtors have proposed the creation of a LAMCO, a non-debtor subsidiary of LBHI.   LAMCO would be responsible for the collection and management of the Debtors’ assets and would assist in the Claims settlement process.  Should the Debtors’ proposed asset management and related agreements with LAMCO be approved by the Bankruptcy Court, the amounts set forth in the cash flow estimates would not significantly change, but the structure and format of the cash flow estimates would be modified.

Overview of the Ongoing Cash Flow of the Estates

The cash flow estimates set forth the expected Cash that each Debtor would collect following the disposition of its assets.  While the assets of each Debtor are identifiable, the personnel managing the assets of the Debtors are spread over multiple entities and manage assets of entities other than their direct employer.  The expenses of the employees are allocated directly to the Debtor(s) receiving the benefit from the expertise of such employees.

Receipts

The Debtors have developed a projected timetable for the orderly liquidation of the assets under its control.  Expected recoveries from the disposition of assets are based on the undiscounted cash flows that the assets will generate during the period, including an estimate for the planned sale of certain assets and an amount that may reflect an estimate of opportunistic sales that may also take place.

It is expected that for various asset classes, additional investments will be necessary to preserve the value of the assets for the estates (e.g. fund capital calls and real estate taxes on property owned).  These investments both maintain, and enhance value, and are shown as non-operating disbursement receipts; the value created by additional investments is assumed to be part of the future collections.  In addition, not all assets are assumed to be sold in the five year period following the Effective Date; those assets remaining are valued at estimated realizable value in an orderly sale process at the end of year five.

Receipts (and disbursements) related to the operations of Aurora Bank and Woodlands and two additional subsidiaries that are trust companies are not included in the cash flow estimates.  These non-debtor assets are assumed to operate independently but estimates of their realizable value are included in the budget.

Disbursements

Costs of operations include expenses for expected personnel and infrastructure requirements to support the workforce.  The investments necessary to preserve the Debtors’ equity in various assets have been estimated and are shown as non-operating disbursements.  Based on the value to the Debtors of continuing to hedge the portfolios of various assets, a certain Cash reserve will be necessary which will impact the timing of Distributions.  As mentioned above, none of Aurora Bank and Woodlands and the two subsidiaries that are trust companies are included in the cash flow estimates.

2

Lehman Brothers Holdings Inc., Affiliated Debtors and Debtor-Controlled Entities

2010 - 2014 Cash Flow Forecast

($ in millions)

		Actual (6)	Forecast
		Commencement
		Date (9.15.08)						5 Year
		to 12.31.09	2010	2011	2012	2013	2014	Total

(1)	Gross Receipts
	Real Estate		$1,081.8	$1,649.0	$2,591.2	$2,157.0	$4,594.6	$12,073.6
	Loans		958.0	611.1	1,653.3	1,535.3	2,458.8	7,216.5
	Private Equity/Principal Investments		1,361.5	2,077.1	3,410.3	2,255.7	1,002.0	10,106.6
	Derivatives		2,954.5	1,616.4	900.0	138.5	38.5	5,647.9
	Other		—	—	1,500.0	—	1,969.9	3,469.9
	Receipts, Total	$16,491.9	$6,355.7	$5,953.8	$10,054.8	$6,086.4	$10,063.8	$38,514.5

	Disbursements
	Operating Disbursements
	Professional Fees - Legal and Litigation	$(346.2)	$(345.0)	$(264.4)	$(200.0)	$(125.3)	$(97.1)	$(1,031.7)
	Professional Fees - Other	(19.6)	(152.0)	(90.8)	(42.9)	(23.5)	(14.4)	(323.7)
(2)	Compensation & Benefits	(400.2)	(317.3)	(272.9)	(197.1)	(129.2)	(109.6)	(1,026.1)
	Outsourced Services & IT	(117.3)	(131.2)	(63.1)	(45.0)	(35.7)	(29.1)	(304.2)
(3)	Other Operating Disbursements	(255.6)	(87.5)	(44.3)	(39.1)	(32.6)	(30.4)	(233.8)
	Operating Disbursements, Subtotal	(1,139.0)	(1,032.9)	(735.5)	(524.2)	(346.3)	(280.6)	(2,919.5)

(4)	Non-Operating Disbursements	(3,801.4)	(1,060.6)	(467.1)	(200.0)	(36.9)	(24.8)	(1,789.4)

	Disbursements, Total	(4,940.4)	(2,093.5)	(1,202.6)	(724.2)	(383.2)	(305.4)	(4,708.9)

	Net Cash Flow	$11,551.6	$4,262.2	$4,751.2	$9,330.6	$5,703.2	$9,758.4	$33,805.6

	Disbursements, Debtor-Controlled Entities (included above)
	Operating Disbursements		(166.9)	(100.8)	(79.5)	(94.4)	(84.4)	(526.1)
	Non-Operating Disbursements		(421.0)	(285.8)	(133.4)	(17.4)	(4.1)	(861.7)
	Total		$(587.9)	$(386.6)	$(212.9)	$(111.8)	$(88.5)	$(1,387.7)

(5)	Derivatives Hedging Reserve		$843.0	$743.0	$600.0	$—	$—	$—

Note: Debtors without ongoing operations have been excluded.
(1) Gross Receipts include proceeds from principal and interest payments,derivatives collections and sales of assets
(2) Compensation and Benefits includes A&M fees and expenses.
(3) Other Operating Disbursements includes occupancy, insurance, taxes and other miscellaneous expenses.

(4) Non-Operating Disbursements consist of activities related to the preservation of the Company’s assets including disbursements for derivative hedges, capital calls, settlement payments, protective advances, operating expenses, etc.The following amounts have been excluded from 2010, and reflected in the 12.31.09 cash balances; payments for JPM CDA ($524 million), Bankhaus settlement ($1.1 billion), MetLife financings ($355 million) and the Aurora/Woodlands agreements ($552 million).

(5) See Section 5(e)(1)(a)(iii) on hedging activities in Disclosure Statement; reserve is $0 for 2013 and 2014 as hedges are expected to be unwound in 2012.
(6) Certain disbursements are categorized differently, compared to forecasted amounts.

Lehman Brothers Holdings Inc., Affiliated Debtors and Debtor-Controlled Entities

2010 - 2014 Operating Expense Forecast

($ in millions)

		2010	2011	2012	2013	2014

	Debtors
	Lehman Brothers Holdings Inc.	$(310.4)	$(199.8)	$(139.6)	$(109.7)	$(86.6)
	Lehman Brothers Special Financing Inc.	(289.6)	(208.9)	(149.4)	(33.4)	(13.7)
	Lehman Brothers Commodity Services Inc.	(30.9)	(22.0)	(16.4)	(5.2)	(3.6)
	Lehman Brothers Commercial Corporation Inc.	(7.3)	(9.8)	(6.6)	(1.4)	(0.9)
	Lehman Brothers OTC Derivatives Inc.	(11.2)	(23.6)	(1.5)	(0.8)	(0.6)
	Lehman Brothers Financial Products Inc.	(3.4)	(6.2)	(4.4)	(1.2)	(0.8)
	Lehman Brothers Derivative Products Inc.	(1.4)	(0.5)	(0.4)	(0.1)	(0.1)
	Lehman Commercial Paper Inc.	(211.3)	(163.6)	(126.0)	(99.9)	(89.9)
(1)	Other Debtors	(0.3)	(0.2)	(0.2)	(0.2)	(0.1)
	Debtors, Subtotal	(866.0)	(634.7)	(444.7)	(251.9)	(196.2)

	Debtor-Controlled Entities, Subtotal	(166.9)	(100.8)	(79.5)	(94.4)	(84.4)

	Total	$(1,032.9)	$(735.5)	$(524.2)	$(346.3)	$(280.6)

(1) Debtors without ongoing operations have been excluded.

Lehman Brothers Holdings Inc., Affiliated Debtors and Debtor-Controlled Entities

2010 Cash Flow Forecast

($ in millions)

		Lehman Brothers Holdings Inc.	Lehman Brothers Special Financing	Lehman Brothers Commodity Services	Lehman Brothers Commercial Corporation	Lehman Brothers OTC Derivatives	Lehman Brothers Financial Products	Lehman Brothers Derivative Products	Lehman Commercial Paper Inc.	Other Affiliated Debtors	Debtor Total	Debtor- Controlled Entities	Grand Total

(1)	Gross Receipts
	Real Estate	325.6	—	—	—	—	—	—	385.6	2.4	$713.5	$368.3	$1,081.8
	Loans	477.6	0.3	0.1	—	—	—	—	422.2	—	900.1	57.8	958.0
	Private Equity/Principal Invest.	212.4	—	—	—	—	—	—	234.1	—	446.4	915.0	1,361.5
	Derivatives	—	2,473.5	232.9	38.6	45.8	11.5	14.7	106.5	25.0	2,948.5	6.0	2,954.5
	Other										—		—
	Receipts, Total	$1,015.5	$2,473.7	$233.0	$38.6	$45.8	$11.5	$14.7	$1,148.3	$27.4	$5,008.6	$1,347.2	$6,355.7

	Disbursements
	Operating Disbursements
	Prof. Fees - Legal and Litigation	$(242.6)	$(61.1)	$(5.8)	$(1.0)	$(1.1)	$(0.3)	$(0.4)	$(15.1)	$(0.0)	$(327.4)	$(17.5)	$(345.0)
	Professional Fees - Other	(145.7)	(0.0)	(0.0)	—	—	—	—	(0.3)	—	(146.0)	(6.0)	(152.0)
(2)	Compensation & Benefits	(160.5)	(66.4)	(6.3)	(1.0)	(1.2)	(0.3)	(0.4)	(37.6)	(0.0)	(273.7)	(43.5)	(317.3)
	Outsourced Services & IT	(68.1)	(18.7)	(1.8)	(0.3)	(0.3)	(0.1)	(0.1)	(21.1)	(0.0)	(110.6)	(20.6)	(131.2)
(3)	Other Operating Disbursements	(61.9)	(2.4)	(0.2)	(0.0)	(0.0)	(0.0)	(0.0)	(5.0)	(0.0)	(69.5)	(17.9)	(87.5)
	Allocations	368.5	(141.1)	(16.9)	(5.0)	(8.5)	(2.8)	(0.5)	(132.2)	(0.2)	61.4	(61.4)	0.0
	Operating Disbursements, Subtotal	(310.4)	(289.6)	(30.9)	(7.3)	(11.2)	(3.4)	(1.4)	(211.3)	(0.3)	(866.0)	(166.9)	(1,032.9)

	Non-Operating Disbursements
	Real Estate	(234.1)	—	—	—	—	—	—	(144.2)	—	(378.3)	(245.0)	(623.3)
	Loans	—	—	—	—	—	—	—	—	—	—	—	—
	Private Equity/Principal Invest.	(11.3)	—	—	—	—	—	—	—	—	(11.3)	(176.0)	(187.3)
	Derivatives	—	(250.0)	—	—	—	—	—	—	—	(250.0)	—	(250.0)
(4)	Other	—	—	—	—	—	—	—	—	—	—	—	—
	Non-Operating Disbursements, Total	(245.4)	(250.0)	—	—	—	—	—	(144.2)	—	(639.6)	(421.0)	(1,060.6)

	Disbursements, Total	(555.7)	(539.6)	(30.9)	(7.3)	(11.2)	(3.4)	(1.4)	(355.5)	(0.3)	(1,505.6)	(587.9)	(2,093.5)

	Net Cash Flow	$459.8	$1,934.1	$202.1	$31.2	$34.6	$8.1	$13.3	$792.8	$27.1	$3,503.0	$759.3	$4,262.2

(5)	Derivatives Hedging Reserve	$43.0	$702.4	$66.1	$11.0	$13.0	$3.3	$4.2	$—	$—	$843.0	$—	$843.0

Note: Debtors without ongoing operations have been excluded.
(1) Gross Receipts include proceeds from principal and interest payments, derivatives collections and sales of assets
(2) Compensation and Benefits includes A&M fees and expenses.
(3) Other Operating Disbursements includes occupancy, insurance, taxes and other miscellaneous expenses.

(4) Non-Operating Disbursements consist of activities related to the preservation of the Company’s assets including disbursements for derivative hedges, capital calls, settlement payments, protective advances, operating expenses, etc. Amounts in 2010 exclude payments for JPM CDA ($524 million), Bankhaus settlement ($1.1 billion), MetLife financings ($355 million) and the Aurora/Woodlands agreements ($552 million), net of related receipts (unencumbered cash collateral, etc). Net cash disbursements are accounted for in Recovery Analysis as of Dec. 31, 2009.

(5) See Section 5(e)(1)(a)(iii) on hedging activities in Disclosure Statement; reserve is $0 for 2013 and 2014 as hedges are expected to be unwound in 2012.

Lehman Brothers Holdings Inc., Affiliated Debtors and Debtor-Controlled Entities

2011 Cash Flow Forecast

($ in millions)

	Lehman Brothers Holdings Inc.	Lehman Brothers Special Financing	Lehman Brothers Commodity Services	Lehman Brothers Commercial Corporation	Lehman Brothers OTC Derivatives	Lehman Brothers Financial Products	Lehman Brothers Derivative Products	Lehman Commercial Paper Inc.	Other Affiliated Debtors	Debtor Total	Debtor- Controlled Entities	Grand Total

(1) Gross Receipts
Real Estate	728.1	—	—	—	—	—	—	553.9	13.9	$1,295.9	353.1	$1,649.0
Loans	345.7	0.4	0.0	—	—	—	—	264.1	—	610.2	1.0	611.1
Private Equity/Principal Invest.	987.8	—	—	—	—	—	—	33.9	—	1,021.7	1,055.4	2,077.1
Derivatives	—	1,246.8	100.6	58.8	172.1	35.5	2.7	—	—	1,616.4	—	1,616.4
Other	—	—	—	—	—	—	—	—	—	—	—	—
Receipts, Total	$2,061.6	$1,247.2	$100.6	$58.8	$172.1	$35.5	$2.7	$851.9	$13.9	$4,544.3	$1,409.5	$5,953.8

Disbursements
Operating Disbursements
Prof. Fees - Legal and Litigation	$(176.1)	$(46.3)	$(3.9)	$(2.2)	$(6.3)	$(1.3)	$(0.1)	$(15.6)	$(0.0)	$(251.7)	$(12.7)	$(264.4)
Professional Fees - Other	(88.2)	(0.0)	(0.0)	—	—	—	—	(0.4)	—	(88.6)	(2.2)	(90.8)
(2) Compensation & Benefits	(94.7)	(89.4)	(7.7)	(4.2)	(12.1)	(2.5)	(0.2)	(32.2)	(0.0)	(242.9)	(30.0)	(272.9)
Outsourced Services & IT	(27.1)	(8.5)	(0.7)	(0.4)	(1.1)	(0.2)	(0.0)	(15.6)	(0.0)	(53.8)	(9.3)	(63.1)
(3) Other Operating Disbursements	(36.9)	(1.2)	(0.1)	(0.1)	(0.2)	(0.0)	(0.0)	(1.6)	(0.0)	(40.1)	(4.2)	(44.3)
Allocations	223.2	(63.6)	(9.6)	(3.0)	(3.9)	(2.1)	(0.2)	(98.2)	(0.2)	42.4	(42.4)	(0.0)
Operating Disbursements, Subtotal	(199.8)	(208.9)	(22.0)	(9.8)	(23.6)	(6.2)	(0.5)	(163.6)	(0.2)	(634.7)	(100.8)	(735.5)

(4) Non-Operating Disbursements
Real Estate	(150.1)	—	—	—	—	—	—	(19.9)	—	(170.0)	(140.6)	(310.6)
Loans	—	—	—	—	—	—	—	—	—	—	—	—
Private Equity/Principal Invest.	(11.3)	—	—	—	—	—	—	—	—	(11.3)	(145.2)	(156.5)
Derivatives	—	—	—	—	—	—	—	—	—	—	—	—
Other	—	—	—	—	—	—	—	—	—	—	—	—
Non-Operating Disbursements, Total	(161.4)	—	—	—	—	—	—	(19.9)	—	(181.3)	(285.8)	(467.1)

Disbursements, Total	(361.2)	(208.9)	(22.0)	(9.8)	(23.6)	(6.2)	(0.5)	(183.5)	(0.2)	(816.0)	(386.6)	(1,202.6)

Net Cash Flow	$1,700.4	$1,038.2	$78.6	$49.0	$148.5	$29.3	$2.2	$668.4	$13.7	$3,728.3	$1,022.9	$4,751.2

(5) Derivatives Hedging Reserve	$43.0	$614.6	$57.9	$9.6	$11.4	$2.9	$3.7	$—	$—	$743.0	$—	$743.0

Note: Debtors without ongoing operations have been excluded.
(1) Gross Receipts include proceeds from principal and interest payments, derivatives collections and sales of assets
(2) Compensation and Benefits includes A&M fees and expenses.
(3) Other Operating Disbursements includes occupancy, insurance, taxes and other miscellaneous expenses.

(4) Non-Operating Disbursements consist of activities related to the preservation of the Company’s assets including disbursements for derivative hedges, capital calls, settlement payments, protective advances, operating expenses, etc.

(5) See Section 5(e)(1)(a)(iii) on hedging activities in Disclosure Statement; reserve is $0 for 2013 and 2014 as hedges are expected to be unwound in 2012.

Lehman Brothers Holdings Inc., Affiliated Debtors and Debtor-Controlled Entities

2012 Cash Flow Forecast

($ in millions)

	Lehman Brothers Holdings Inc.	Lehman Brothers Special Financing	Lehman Brothers Commodity Services	Lehman Brothers Commercial Corporation	Lehman Brothers OTC Derivatives	Lehman Brothers Financial Products	Lehman Brothers Derivative Products	Lehman Commercial Paper Inc.	Other Affiliated Debtors	Debtor Total	Debtor- Controlled Entities	Grand Total

(1) Gross Receipts
Real Estate	1,201.6	—	—	—	—	—	—	920.9	2.0	$2,124.5	466.7	$2,591.2
Loans	519.2	2.4	0.5	—	—	—	—	1,081.0	—	1,603.0	50.3	1,653.3
Private Equity/Principal Invest.	581.3	—	—	—	—	—	—	138.1	—	719.4	2,690.9	3,410.3
Derivatives	—	786.7	57.7	33.7	—	20.4	1.5	—	—	900.0	—	900.0
Other	1,500.0	—	—	—	—	—	—	—	—	1,500.0	—	1,500.0
Receipts, Total	$3,802.1	$789.0	$58.2	$33.7	$—	$20.4	$1.5	$2,140.0	$2.0	$6,846.9	$3,207.9	$10,054.8

Disbursements
Operating Disbursements
Prof. Fees - Legal and Litigation	$(114.5)	$(51.7)	$(4.4)	$(2.3)	$(0.1)	$(1.4)	$(0.1)	$(15.2)	$(0.0)	$(189.8)	$(10.2)	$(200.0)
Professional Fees - Other	(40.7)	(0.0)	(0.0)	—	—	—	—	(0.4)	—	(41.1)	(1.8)	(42.9)
(2) Compensation & Benefits	(80.9)	(57.3)	(4.0)	(2.0)	(0.1)	(1.2)	(0.1)	(32.0)	(0.0)	(177.7)	(19.5)	(197.1)
Outsourced Services & IT	(20.4)	(6.1)	(0.5)	(0.3)	(0.0)	(0.2)	(0.0)	(11.8)	(0.0)	(39.3)	(5.8)	(45.0)
(3) Other Operating Disbursements	(32.7)	(1.4)	(0.1)	(0.1)	(0.0)	(0.0)	(0.0)	(1.1)	(0.0)	(35.4)	(3.7)	(39.1)
Allocations	149.5	(33.0)	(7.4)	(2.0)	(1.2)	(1.7)	(0.1)	(65.4)	(0.1)	38.5	(38.5)	(0.0)
Operating Disbursements, Subtotal	(139.6)	(149.4)	(16.4)	(6.6)	(1.5)	(4.4)	(0.4)	(126.0)	(0.2)	(444.7)	(79.5)	(524.2)

(4) Non-Operating Disbursements
Real Estate	(45.8)	—	—	—	—	—	—	(17.9)	—	(63.7)	(22.7)	(86.4)
Loans	—	—	—	—	—	—	—	—	—	—	—	—
Private Equity/Principal Invest.	(3.0)	—	—	—	—	—	—	—	—	(3.0)	(110.7)	(113.7)
Derivatives	—	—	—	—	—	—	—	—	—	—	—	—
Other	—	—	—	—	—	—	—	—	—	—	—	—
Non-Operating Disbursements, Total	(48.8)	—	—	—	—	—	—	(17.9)	—	(66.7)	(133.4)	(200.0)

Disbursements, Total	(188.4)	(149.4)	(16.4)	(6.6)	(1.5)	(4.4)	(0.4)	(143.9)	(0.2)	(511.3)	(212.9)	(724.2)

Net Cash Flow	$3,613.6	$639.6	$41.7	$27.1	$(1.5)	$15.9	$1.1	$1,996.1	$1.8	$6,335.6	$2,995.0	$9,330.6

(5) Derivatives Hedging Reserve	$—	$526.8	$49.6	$8.2	$9.8	$2.5	$3.1	$—	$—	$600.0	$—	$600.0

Note: Debtors without ongoing operations have been excluded.
(1) Gross Receipts include proceeds from principal and interest payments, derivatives collections and sales of assets
(2) Compensation and Benefits includes A&M fees and expenses.
(3) Other Operating Disbursements includes occupancy, insurance, taxes and other miscellaneous expenses.

(4) Non-Operating Disbursements consist of activities related to the preservation of the Company’s assets including disbursements for derivative hedges, capital calls, settlement payments, protective advances, operating expenses, etc.

(5) See Section 5(e)(1)(a)(iii) on hedging activities in Disclosure Statement; reserve is $0 for 2013 and 2014 as hedges are expected to be unwound in 2012.

Lehman Brothers Holdings Inc., Affiliated Debtors and Debtor-Controlled Entities

2013 Cash Flow Forecast

($ in millions)

	Lehman Brothers Holdings Inc.	Lehman Brothers Special Financing	Lehman Brothers Commodity Services	Lehman Brothers Commercial Corporation	Lehman Brothers OTC Derivatives	Lehman Brothers Financial Products	Lehman Brothers Derivative Products	Lehman Commercial Paper Inc.	Other Affiliated Debtors	Debtor Total	Debtor- Controlled Entities	Grand Total

(1) Gross Receipts
Real Estate	797.2	—	—	—	—	—	—	586.6	299.9	$1,683.7	473.3	$2,157.0
Loans	716.1	45.8	—	—	—	—	—	773.3	—	1,535.3	—	1,535.3
Private Equity/Principal Invest.	824.7	—	—	—	—	—	—	—	—	824.7	1,431.0	2,255.7
Derivatives	—	133.0	2.8	1.6	—	1.0	0.1	—	—	138.5	—	138.5
Other	—	—	—	—	—	—	—	—	—	—	—	—
Receipts, Total	$2,338.0	$178.8	$2.8	$1.6	$—	$1.0	$0.1	$1,360.0	$299.9	$4,182.1	$1,904.3	$6,086.4

Disbursements
Operating Disbursements
Prof. Fees - Legal and Litigation	$(77.6)	$(16.0)	$—	$—	$—	$—	$—	$(14.4)	$(0.1)	$(108.0)	$(17.2)	$(125.3)
Professional Fees - Other	(22.6)	(0.0)	(0.0)	—	—	—	—	(0.4)	—	(23.1)	(0.4)	(23.5)
(2) Compensation & Benefits	(67.6)	(6.8)	(0.1)	—	—	—	—	(29.9)	(0.1)	(104.5)	(24.8)	(129.2)
Outsourced Services & IT	(15.4)	(1.9)	(0.0)	—	—	—	—	(9.9)	(0.0)	(27.3)	(8.5)	(35.7)
(3) Other Operating Disbursements	(28.8)	(0.4)	—	—	—	—	—	(0.5)	(0.0)	(29.7)	(2.9)	(32.6)
Allocations	102.2	(8.2)	(5.1)	(1.4)	(0.8)	(1.2)	(0.1)	(44.8)	(0.1)	40.7	(40.7)	(0.0)
Operating Disbursements, Subtotal	(109.7)	(33.4)	(5.2)	(1.4)	(0.8)	(1.2)	(0.1)	(99.9)	(0.2)	(251.9)	(94.4)	(346.3)

(4) Non-Operating Disbursements
Real Estate	(10.4)	—	—	—	—	—	—	(5.9)	(0.2)	(16.6)	(9.3)	(25.9)
Loans	—	—	—	—	—	—	—	—	—	—	—	—
Private Equity/Principal Invest.	(3.0)	—	—	—	—	—	—	—	—	(3.0)	(8.1)	(11.1)
Derivatives	—	—	—	—	—	—	—	—	—	—	—	—
Other	—	—	—	—	—	—	—	—	—	—	—	—
Non-Operating Disbursements, Total	(13.4)	—	—	—	—	—	—	(5.9)	(0.2)	(19.6)	(17.4)	(36.9)

Disbursements, Total	(123.1)	(33.4)	(5.2)	(1.4)	(0.8)	(1.2)	(0.1)	(105.8)	(0.5)	(271.4)	(111.8)	(383.2)

Net Cash Flow	$2,214.8	$145.4	$(2.4)	$0.3	$(0.8)	$(0.2)	$(0.0)	$1,254.2	$299.4	$3,910.7	$1,792.5	$5,703.2

(5) Derivatives Hedging Reserve	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—

Note: Debtors without ongoing operations have been excluded.
(1) Gross Receipts include proceeds from principal and interest payments, derivatives collections and sales of assets
(2) Compensation and Benefits includes A&M fees and expenses.
(3) Other Operating Disbursements includes occupancy, insurance, taxes and other miscellaneous expenses.

(4) Non-Operating Disbursements consist of activities related to the preservation of the Company’s assets including disbursements for derivative hedges, capital calls, settlement payments, protective advances, operating expenses, etc.

(5) See Section 5(e)(1)(a)(iii) on hedging activities in Disclosure Statement; reserve is $0 for 2013 and 2014 as hedges are expected to be unwound in 2012.

Lehman Brothers Holdings Inc., Affiliated Debtors and Debtor-Controlled Entities

2014 Cash Flow Forecast

($ in millions)

	Lehman Brothers Holdings Inc.	Lehman Brothers Special Financing	Lehman Brothers Commodity Services	Lehman Brothers Commercial Corporation	Lehman Brothers OTC Derivatives	Lehman Brothers Financial Products	Lehman Brothers Derivative Products	Lehman Commercial Paper Inc.	Other Affiliated Debtors	Debtor Total	Debtor- Controlled Entities	Grand Total

(1) Gross Receipts
Real Estate	1,954.4	—	—	—	—	—	—	1,934.1	—	$3,888.5	706.0	$4,594.6
Loans	1,391.3	0.3	—	—	—	—	—	1,039.5	—	2,431.2	27.6	2,458.8
Private Equity/Principal Invest.	9.4	—	—	—	—	—	—	—	—	9.4	992.6	1,002.0
Derivatives	—	33.0	2.8	1.6	—	1.0	0.1	—	—	38.5	—	38.5
Other	1,969.9	—	—	—	—	—	—	—	—	1,969.9	—	1,969.9
Receipts, Total	$5,325.0	$33.4	$2.8	$1.6	$—	$1.0	$0.1	$2,973.7	$—	$8,337.5	$1,726.3	$10,063.8

Disbursements
Operating Disbursements
Prof. Fees - Legal and Litigation	$(65.7)	$(6.0)	$—	$—	$—	$—	$—	$(11.7)	$—	$(83.4)	$(13.7)	$(97.1)
Professional Fees - Other	(13.8)	(0.0)	(0.0)	—	—	—	—	(0.4)	—	(14.2)	(0.2)	(14.4)
(2) Compensation & Benefits	(56.7)	(2.7)	(0.1)	—	—	—	—	(29.0)	—	(88.4)	(21.1)	(109.6)
Outsourced Services & IT	(12.9)	(0.7)	(0.0)	—	—	—	—	(8.7)	—	(22.3)	(6.8)	(29.1)
(3) Other Operating Disbursements	(28.3)	(0.2)	—	—	—	—	—	(0.5)	—	(28.9)	(1.5)	(30.4)
Allocations	90.7	(4.1)	(3.5)	(0.9)	(0.6)	(0.8)	(0.1)	(39.7)	(0.1)	41.0	(41.0)	0.0
Operating Disbursements, Subtotal	(86.6)	(13.7)	(3.6)	(0.9)	(0.6)	(0.8)	(0.1)	(89.9)	(0.1)	(196.2)	(84.4)	(280.6)

(4) Non-Operating Disbursements
Real Estate	(11.7)	—	—	—	—	—	—	(5.9)	—	(17.6)	(1.3)	(18.9)
Loans	—	—	—	—	—	—	—	—	—	—	—	—
Private Equity/Principal Invest.	(3.0)	—	—	—	—	—	—	—	—	(3.0)	(2.8)	(5.8)
Derivatives	—	—	—	—	—	—	—	—	—	—	—	—
Other	—	—	—	—	—	—	—	—	—	—	—	—
Non-Operating Disbursements, Total	(14.7)	—	—	—	—	—	—	(5.9)	—	(20.6)	(4.1)	(24.8)

Disbursements, Total	(101.3)	(13.7)	(3.6)	(0.9)	(0.6)	(0.8)	(0.1)	(95.8)	(0.1)	(216.8)	(88.5)	(305.4)

Net Cash Flow	$5,223.7	$19.7	$(0.8)	$0.7	$(0.6)	$0.2	$0.0	$2,877.8	$(0.1)	$8,120.7	$1,637.7	$9,758.4

(5) Derivatives Hedging Reserve	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—

Note: Debtors without ongoing operations have been excluded.
(1) Gross Receipts include proceeds from principal and interest payments, derivatives collections and sales of assets
(2) Compensation and Benefits includes A&M fees and expenses.
(3) Other Operating Disbursements includes occupancy, insurance, taxes and other miscellaneous expenses.

(4) Non-Operating Disbursements consist of activities related to the preservation of the Company’s assets including disbursements for derivative hedges, capital calls, settlement payments, protective advances, operating expenses, etc.

(5) See Section 5(e)(1)(a)(iii) on hedging activities in Disclosure Statement; reserve is $0 for 2013 and 2014 as hedges are expected to be unwound in 2012.

Exhibit 8

Corporate Structure Chart of LBHI and its Subsidiaries

1

Exhibit 9

Significant Intercompany Balances

The Debtors participated in the Global Close of Lehman’s books and records as of September 14, 2008.  Part of that process included a review of the records for intercompany account balances with the major Affiliates.  Since the Lehman ledgers contain over 1,000 subsidiaries, not all of the balances could be reviewed.

Included as part of this exhibit are the intercompany balances as of September 14, 2008 and June 30, 2009, viewed in three ways:

•      Intercompany balances between and among:

•      the Debtors

•      the Debtors and other non-Debtor-controlled Affiliates with whom the Debtors have significant balances (receivables or payables)

•      Intercompany balances among LBHI, LBSF, LBCS, LBCC and LCPI (“Five Significant Debtors”) and certain significant non-Debtor-controlled Affiliates

•      Intercompany balances between the Five Significant Debtors and certain significant Debtor-controlled Affiliates

For the Five Significant Debtors, the amount included on the line “Debtor-controlled Affiliates and Non-Debtor-controlled Affiliates” on Schedule 1 is equal to the sum of the total receivables and payables to or by such Debtor set forth on Schedules 2 and 3.  Also, For the Five Significant Debtors, the amount included on the line “Debtor-controlled Affiliates and Non-Debtor-controlled Affiliates” on Schedule 4 is equal to the sum of the total receivables and payables to or by such Debtor set forth on Schedules 5 and 6.

The notes to these schedules describe the reasons that certain of these pre-petition balances might have changed between September, 2008 and June, 2009 and include the following legend:

The balances as of June 30, 2009 may differ from the balances as of September 14, 2008 which were used for the Global Close due to the impact of the net presentation of certain financing transactions, foreign exchange movements and other factors.  As a result, balances as of June 30, 2009 may not be indicative of balances used as the basis for settling intercompany transactions between and among Debtor-Controlled Entities and non-Debtor-Controlled Entities.  Such balances are determined as of the Commencement Date of the Debtors.  Refer to the June 30, 2009 Monthly Operating Report filed by the Debtors with the Bankruptcy Court for further information regarding intercompany balances.

1

EXHIBIT 9-2

LEHMAN BROTHERS HOLDINGS INC.

Pre-Petition Intercompany Balances Between and Among the Debtors as of the June 30, 2009 Monthly Operating Report

(Unaudited)

$ in Millions	Lehman Brothers Holdings Inc.	Lehman Brothers Special Financing Inc.	Lehman Brothers Commodity Services Inc.	Lehman Brothers Commercial Corporation	Lehman Brothers OTC Derivatives Inc.	Lehman Brothers Financial Products Inc.	Lehman Brothers Derivative Products Inc.	Lehman Commercial Paper Inc.	Luxembourg Residential Properties Loan Finance S.a.r.l.	LB 745 LLC
Receivable From:
Lehman Brothers Holdings Inc.	$—	$—	$662	$987	$—	$—	$2	$4,272	$—	$—
Lehman Brothers Special Financing Inc.	19,798	—	435	430	—	—	—	62	—	8
Lehman Brothers Commodity Services, Inc.	2,482	—	—	—	—	—	—	—	—	—
Lehman Brothers Commercial Corporation	793	403	17	—	—	—	—	404	—	—
Lehman Brothers OTC Derivatives Inc.	445	8	—	—	—	—	—	—	—	—
Lehman Brothers Financial Products Inc.	1	202	—	—	—	—	—	—	—	—
Lehman Brothers Derivative Products Inc.	—	113	—	—	—	—	—	—	—	—
Lehman Commercial Paper Inc.	20,776	896	4	—	—	—	—	—	7	25
Luxembourg Residential Properties Loan Finance S.a.r.l.	—	—	—	—	—	—	—	—	—	—
LB 745 LLC	48	—	—	—	—	—	—	—	—	—
CES Aviation LLC	—	—	—	—	—	—	—	—	—	—
CES Aviation V LLC	8	—	—	—	—	—	—	—	—	—
CES Aviation IX LLC	9	—	—	—	—	—	—	—	—	—
Structured Asset Securities Corporation	589	—	—	—	—	—	—	—	—	—
East Dover Ltd.	4	—	—	—	—	—	—	—	—	—
Lehman Scottish Finance	—	—	—	—	—	—	—	—	—	—
LB Rose Ranch LLC	—	—	—	—	—	—	—	—	—	—
LB 2080 Kalakaua Owners LLC	—	—	—	—	—	—	—	—	—	—
BNC Mortgage LLC	1	—	—	—	—	—	—	—	—	—
Total Debtors	$44,952	$1,622	$1,118	$1,417	$—	$—	$2	$4,739	$7	$33
Debtor-Controlled Entities and Non-Debtor-Controlled Affiliates	102,623	9,048	1,881	3,143	1,450	—	—	9,295	—	163
Total Pre-Petition	$147,575	$10,670	$2,999	$4,560	$1,450	$—	$2	$14,034	$7	$196

(Payable To):
Lehman Brothers Holdings Inc.	$—	$(19,462)	$(2,501)	$(797)	$(445)	$(1)	$—	$(20,498)	$—	$(48)
Lehman Brothers Special Financing Inc.	(2)	—	(28)	(403)	(8)	(202)	(113)	(927)	—	—
Lehman Brothers Commodity Services, Inc.	(661)	(407)	—	(17)	—	—	—	(5)	—	—
Lehman Brothers Commercial Corporation	(987)	(430)	—	—	—	—	—	—	—	—
Lehman Brothers OTC Derivatives Inc.	—	—	—	—	—	—	—	—	—	—
Lehman Brothers Financial Products Inc.	—	—	—	—	—	—	—	—	—	—
Lehman Brothers Derivative Products Inc.	(2)	—	—	—	—	—	—	—	—	—
Lehman Commercial Paper Inc.	(4,501)	(43)	—	(404)	—	—	—	—	—	—
Luxembourg Residential Properties Loan Finance S.a.r.l.	—	—	—	—	—	—	—	—	—	—
LB 745 LLC	—	(8)	—	—	—	—	—	(25)	—	—
CES Aviation LLC	(1)	—	—	—	—	—	—	—	—	—
CES Aviation V LLC	—	—	—	—	—	—	—	—	—	—
CES Aviation IX LLC	—	—	—	—	—	—	—	—	—	—
Structured Asset Securities Corporation	—	—	—	—	—	—	—	(613)	—	—
East Dover Ltd.	—	(1)	—	—	—	—	—	(99)	—	—
Lehman Scottish Finance	—	—	—	—	—	—	—	—	—	—
LB Rose Ranch LLC	—	—	—	—	—	—	—	—	—	—
LB 2080 Kalakaua Owners LLC	—	—	—	—	—	—	—	—	—	—
BNC Mortgage LLC	—	—	—	—	—	—	—	—	—	—
Total Debtors	$(6,154)	$(20,351)	$(2,529)	$(1,621)	$(453)	$(204)	$(113)	$(22,167)	$—	$(48)
Debtor-Controlled Entities and Non-Debtor-Controlled Affiliates	(73,582)	(2,290)	(25)	(2,168)	(392)	(1)	(10)	(3,657)	(593)	—
Total Pre-Petition	$(79,736)	$(22,641)	$(2,553)	$(3,788)	$(845)	$(205)	$(123)	$(25,824)	$(593)	$(48)

Notes:

•

This schedule includes intercompany receivables and payables between the Debtors which were reported in the June 30, 2009 Monthly Operating Report. That report excluded Merit LLC, LB Somerset LLC and LB Preferred Somerset LLC, which were not Debtors as of June 30, 2009. PAMI Statler Arms LLC has not previously filed a Monthly Operating Report.

•

Intercompany balances are as reported in the general ledger. Certain differences may exist between pre-petition intercompany balances due to rounding and historically unreconciled differences. Such differences are under review by the Debtors and may result in future adjustments to the applicable balance sheets.

•

June 30, 2009 amounts may not agree to September 14, 2008 balances used for the Global Close due to the impact of net presentation of certain financing transactions, foreign exchange movements and other factors. As a result, June 30, 2009 amounts may not be indicative of balances used as the basis for settling intercompany transactions between and among Debtor-Controlled Entities and Non-Debtor-Controlled Affiliates. Such balances are generally determined as of the Commencement Dates of the respective Debtors. Refer to the June 30, 2009 Monthly Operating Report for further information regarding intercompany balances.

•

Prior to the Chapter 11 Cases, certain intercompany financing transactions may have occurred amongst Debtor-Controlled Entities. For presentation purposes, inventory (not pledged to a third-party financing) collateralizing the financing transaction has not been transferred and continues to be reflected on the balance sheet of the entity receiving the financing, along with the related liability. These transactions are under review. Upon completion of such review, related amounts recorded in the applicable balances sheets may require adjustments in future periods which may be material.

3

EXHIBIT 9-2

LEHMAN BROTHERS HOLDINGS INC.

Pre-Petition Intercompany Balances Between and Among the Debtors as of the June 30, 2009 Monthly Operating Report

(Unaudited)

$ in Millions	CES Aviation LLC	CES Aviation V LLC	CES Aviation IX LLC	Structured Asset Securities Corporation	East Dover Ltd.	Lehman Scottish Finance	LB Rose Ranch LLC	LB 2080 Kalakaua Owners LLC	BNC Mortgage LLC
Receivable From:
Lehman Brothers Holdings Inc.	$1	$—	$—	$—	$—	$—	$—	$—	$—
Lehman Brothers Special Financing Inc.	—	—	—	—	1	—	—	—	—
Lehman Brothers Commodity Services, Inc.	—	—	—	—	—	—	—	—	—
Lehman Brothers Commercial Corporation	—	—	—	—	—	—	—	—	—
Lehman Brothers OTC Derivatives Inc.	—	—	—	—	—	—	—	—	—
Lehman Brothers Financial Products Inc.	—	—	—	—	—	—	—	—	—
Lehman Brothers Derivative Products Inc.	—	—	—	—	—	—	—	—	—
Lehman Commercial Paper Inc.	—	—	—	613	100	—	—	—	—
Luxembourg Residential Properties Loan Finance S.a.r.l.	—	—	—	—	—	—	—	—	—
LB 745 LLC	—	—	—	—	—	—	—	—	—
CES Aviation LLC	—	—	—	—	—	—	—	—	—
CES Aviation V LLC	—	—	—	—	—	—	—	—	—
CES Aviation IX LLC	—	—	—	—	—	—	—	—	—
Structured Asset Securities Corporation	—	—	—	—	—	—	—	—	—
East Dover Ltd.	—	—	—	—	—	—	—	—	—
Lehman Scottish Finance	—	—	—	—	—	—	—	—	—
LB Rose Ranch LLC	—	—	—	—	—	—	—	—	—
LB 2080 Kalakaua Owners LLC	—	—	—	—	—	—	—	—	—
BNC Mortgage LLC	—	—	—	—	—	—	—	—	—
Total Debtors	$1	$—	$—	$613	$101	$—	$—	$—	$—
Debtor-Controlled Entities and Non-Debtor-Controlled Affiliates	—	—	—	8	9	56	—	—	17
Total Pre-Petition	$1	$—	$—	$621	$110	$56	$—	$—	$17

(Payable To):
Lehman Brothers Holdings Inc.	$—	$(8)	$(9)	$(589)	$(4)	$—	$—	$—	$(1)
Lehman Brothers Special Financing Inc.	—	—	—	—	—	—	—	—	—
Lehman Brothers Commodity Services, Inc.	—	—	—	—	—	—	—	—	—
Lehman Brothers Commercial Corporation	—	—	—	—	—	—	—	—	—
Lehman Brothers OTC Derivatives Inc.	—	—	—	—	—	—	—	—	—
Lehman Brothers Financial Products Inc.	—	—	—	—	—	—	—	—	—
Lehman Brothers Derivative Products Inc.	—	—	—	—	—	—	—	—	—
Lehman Commercial Paper Inc.	—	—	—	—	—	—	—	—	—
Luxembourg Residential Properties Loan Finance S.a.r.l.	—	—	—	—	—	—	—	—	—
LB 745 LLC	—	—	—	—	—	—	—	—	—
CES Aviation LLC	—	—	—	—	—	—	—	—	—
CES Aviation V LLC	—	—	—	—	—	—	—	—	—
CES Aviation IX LLC	—	—	—	—	—	—	—	—	—
Structured Asset Securities Corporation	—	—	—	—	—	—	—	—	—
East Dover Ltd.	—	—	—	—	—	—	—	—	—
Lehman Scottish Finance	—	—	—	—	—	—	—	—	—
LB Rose Ranch LLC	—	—	—	—	—	—	—	—	—
LB 2080 Kalakaua Owners LLC	—	—	—	—	—	—	—	—	—
BNC Mortgage LLC	—	—	—	—	—	—	—	—	—
Total LBHI Debtors	$—	$(8)	$(9)	$(589)	$(4)	$—	$—	$—	$(1)
Debtor-Controlled Entities and Non-Debtor-Controlled Affiliates	(1)	—	—	—	—	—	—	(31)	(1)
Total Pre-Petition	$(1)	$(8)	$(9)	$(589)	$(4)	$—	$—	$(31)	$(2)

Notes:

•

This schedule includes intercompany receivables and payables between the Debtors which were reported in the June 30, 2009 Monthly Operating Report. That report excluded Merit LLC, LB Somerset LLC and LB Preferred Somerset LLC, which were not Debtors as of June 30, 2009. PAMI Statler Arms LLC has not previously filed a Monthly Operating Report.

•

Intercompany balances are as reported in the general ledger. Certain differences may exist between pre-petition intercompany balances due to rounding and historically unreconciled differences. Such differences are under review by the Debtors and may result in future adjustments to the applicable balance sheets.

•

June 30, 2009 amounts may not agree to September 14, 2008 balances used for the Global Close due to the impact of net presentation of certain financing transactions, foreign exchange movements and other factors. As a result, June 30, 2009 amounts may not be indicative of balances used as the basis for settling intercompany transactions between and among Debtor-Controlled Entities and Non-Debtor-Controlled Affiliates. Such balances are generally determined as of the Commencement Dates of the respective Debtors. Refer to the June 30, 2009 Monthly Operating Report for further information regarding intercompany balances.

•

Prior to the Chapter 11 Cases, certain intercompany financing transactions may have occurred amongst Debtor-Controlled Entities. For presentation purposes, inventory (not pledged to a third-party financing) collateralizing the financing transaction has not been transferred and continues to be reflected on the balance sheet of the entity receiving the financing, along with the related liability. These transactions are under review. Upon completion of such review, related amounts recorded in the applicable balances sheets may require adjustments in future periods which may be material.

4

EXHIBIT 9-3

Intercompany Balances Among Significant Debtors and Certain Non-Debtor-Controlled Affiliates as of June 30, 2009

(Unaudited)

		Lehman Brothers Holdings Inc.		Lehman Brothers Special Financing Inc.		Lehman Brothers Commodity Services Inc.		Lehman Brothers Commercial Corporation		Lehman Commercial Paper Inc.
$ in Millions	Jurisdiction	Receivable from	(Payable to)	Receivable from	(Payable to)	Receivable from	(Payable to)	Receivable from	(Payable to)	Receivable from	(Payable to)
Lehman Brothers Inc.	United States	$11,677	$(2)	$2,713	$(30)	$1,517	(2)	$1,458	$(1,248)	$184	$(467)
Lehman Brothers Finance S.A.	Switzerland	12,186	—	305	—	4	—	—	—	—	—
Lehman Brothers International (Europe)	United Kingdom	7,056	—	3,684	—	268	—	878	(630)	58	(17)
LB Asia Holdings Ltd.	Hong Kong	8,254	(35)	13	(37)	—	(9)	161	—	—	(229)
LB RE Financing No. 1 Ltd.	United Kingdom	8,035	—	—	—	—	—	—	—	—	—
LB UK Financing Ltd.	United Kingdom	3,785	—	—	—	—	—	—	—	—	—
Lehman Brothers Bankhaus A.G.	Germany	1,969	—	362	(13)	58	—	139	(1)	293	(813)
Lehman Brothers Commercial Corp Asia Ltd.	Hong Kong	1,120	—	34	(21)	—	—	128	(37)	—	(2)
Lehman Brothers (Luxembourg) S.A.	Luxembourg	1,186	—	—	—	—	—	—	—	—	—
LB UK RE Holdings Ltd.	United Kingdom	903	—	6	—	—	—	—	—	—	—
Lehman Brothers Japan	Japan	772	—	129	(317)	—	—	141	(4)	—	—
Lehman Brothers Treasury BV [1]	Netherlands	—	(34,109)	948	—	22	—	—	(21)	—	—
LB RE Financing No. 2 Ltd.	United Kingdom	—	(7,010)	—	—	—	—	—	—	—	—
Lehman Brothers Securities NV	Netherlands	—	(5,199)	—	(75)	—	—	—	(1)	—	—
LB SF No. 1 Ltd.	United Kingdom	—	(2,919)	2	—	—	—	—	—	—	—
Storm Funding Ltd.	United Kingdom	176	(779)	177	—	—	—	—	—	—	(162)
Other		2,492	(677)	169	(293)	12	(14)	216	(146)	177	(128)
Total		$59,609	$(50,730)	$8,542	$(785)	$1,881	$(25)	$3,121	$(2,088)	$712	$(1,818)

Notes:

• This schedule presents intercompany receivables and payables between significant Debtors and Non-Debtor-Controlled Affiliates. In the cases of non-financing and trading intercompany transactions, where amounts are due from and due to the same counterparty, such amounts have not been subject to netting and both the receivable and payable balance are presented. This is different from the treatment in the Recovery Analysis, which presents the intercompany positions net.

• June 30, 2009 amounts may not agree to September 14, 2008 balances used for the Global Close due to the impact of net presentation of certain financing transactions, foreign exchange movements and other factors. As a result, June 30, 2009 amounts may not be indicative of balances used as the basis for settling intercompany transactions between and among Debtor-Controlled Entities and Non-Debtor-Controlled Affiliates. Such balances are generally determined as of the Commencement Dates of the respective Debtors. Refer to the June 30, 2009 Monthly Operating Report for further information regarding intercompany balances.

• Intercompany balances are presented net of respective inventory collateral in cases where a financing agreement was in place between a Debtor-Controlled Entity and Non-Debtor-Controlled Affiliate, pursuant to a third-party transaction, and an Event of Default occurred. The agreements between financing counterparties are subject to ongoing legal review. As such, net amounts recorded in the applicable balance sheets are estimates and may require adjustments in future periods.

[1] Pursuant to the Plan, this amount will be subject to 50% reduction.

5

Intercompany Balances Among Significant Debtors and Certain Debtor-Controlled Entities as of June 30, 2009

(Unaudited)

		Lehman Brothers Holdings Inc.		Lehman Brothers Special Financing Inc.		Lehman Brothers Commodity Services Inc.		Lehman Brothers Commercial Corporation		Lehman Commercial Paper Inc.
$ in Millions	Jurisdiction	Receivable from	(Payable to)	Receivable from	(Payable to)	Receivable from	(Payable to)	Receivable from	(Payable to)	Receivable from	(Payable to)
LB U.K. Holdings (Delaware) Inc.	United States	$8,634	$—	$—	$—	$—	$—	$—	$—	$—	$—
Bamburg Investments (UK) Ltd. [1]	United Kingdom	10,011	(3,599)	—	—	—	—	—	—	—	—
LB I Group Inc.	United States	5,519	—	23	—	—	—	—	—	205	—
Property Asset Management Inc.	United States	2,131	—	1	—	—	—	—	—	2,489	(609)
314 Commonwealth Ave Inc.	United States	1,898	—	—	(3)	—	—	—	—	—	—
LB Funding Corp II	United States	1,500	—	—	—	—	—	—	—	—	—
LB Offshore Partners Ltd.	Cayman Islands	1,085	—	—	—	—	—	—	—	2	—
Luxembourg Finance S.a.r.l	Luxembourg	1,001	—	—	—	—	—	—	—	—	—
Lehman Ali Inc.	United States	—	(3,501)	—	(1)	—	—	—	—	3,752	—
LB 2 Ltd.	Cayman Islands	435	—	—	—	—	—	—	—	—	(425)
Alnwick Investments (UK) Ltd. [1]	United Kingdom	—	(5,402)	—	—	—	—	—	—	—	—
7th Avenue Inc.	United States	—	—	—	(1,414)	—	—	—	—	—	—
Aurora Bank FSB	United States	—	(930)	—	—	—	—	—	—	18	—
LCPI Properties Inc.	United States	—	(723)	—	—	—	—	—	—	83	—
Fundo Multimercado Navigator	Brazil	—	(380)	—	—	—	—	—	—	—	—
Kenilworth Investments 2 Ltd. [1]	Cayman Islands	3,599	(5,535)	—	—	—	—	—	—	—	—
Other		7,202	(2,782)	482	(88)	—	—	22	(80)	2,034	(805)
Total		$43,014	$(22,852)	$506	$(1,505)	$—	$—	$22	$(80)	$8,583	$(1,839)

Notes:

• This schedule presents intercompany receivables and payables between significant Debtors and Debtor-Controlled Entities. In the cases of non-financing and trading intercompany transactions, where amounts are due from and due to the same counterparty, such amounts have not been subject to netting and both the receivable and payable balance are presented. This is different from the treatment in the Recovery Analysis, which presents the intercompany positions net.

• June 30, 2009 amounts may not agree to September 14, 2008 balances used for the Global Close due to the impact of net presentation of certain financing transactions, foreign exchange movements and other factors. As a result, June 30, 2009 amounts may not be indicative of balances used as the basis for settling intercompany transactions between and among Debtor-Controlled Entities and Non-Debtor-Controlled Affiliates. Such balances are generally determined as of the Commencement Dates of the respective Debtors. Refer to the June 30, 2009 Monthly Operating Report for further information regarding intercompany balances.

• Prior to the Chapter 11 Cases, certain intercompany financing transactions may have occurred amongst Debtor-Controlled Entities. For presentation purposes, inventory (not pledged to a third-party financing) collateralizing the financing transaction has not been transferred and continues to be reflected on the balance sheet of the entity receiving the financing, along with the related liability. These transactions are under review. Upon completion of such review, related amounts recorded in the applicable balances sheets may require adjustments in future periods which may be material.

[1] Certain intercompany transactions involving LBHI, Bamburg Investments (UK) Ltd., Kenilworth Investments 2 Ltd., and Alnwick Investments (UK) Ltd. are expected to be settled at a future date pursuant to a court approved set-off plan. Such settlements will be reflected on the respective entities’ books and records at the times they occur and may result in amounts that are materially different from balances presented above. For purposes of the Recovery Analysis, the transactions have been reflected as if they settled.

6

EXHIBIT 9-4

LEHMAN BROTHERS HOLDINGS INC.

Pre-Petition Intercompany Balances Between and Among the Debtors as of the September 14, 2008 Monthly Operating Report

(Unaudited)

$ in Millions	Lehman Brothers Holdings Inc.	Lehman Brothers Special Financing Inc.	Lehman Brothers Commodity Services Inc	Lehman Brothers Commercial Corporation	Lehman Brothers OTC Derivatives Inc.	Lehman Brothers Financial Products Inc.	Lehman Brothers Derivative Products Inc.	Lehman Commercial Paper Inc.	Luxembourg Residential Properties Loan Finance S.a.r.l.	LB 745 LLC
Receivable From:
Lehman Brothers Holdings, Inc.	$3,758	$704	$732	$10	$—	$—	$3	$16,352	$—	$—
Lehman Brothers Special Financing Inc.	18,944	—	437	124	1	—	—	1,695	—	8
Lehman Brothers Commodity Services, Inc.	1,892	—	—	1	—	—	—	—	—	—
Lehman Brothers Commercial Corporation	66	493	11	—	—	—	—	425	—	—
Lehman Brothers OTC Derivatives Inc.	410	9	—	—	—	—	—	—	—	—
Lehman Brothers Financial Products Inc.	—	213	—	—	—	—	—	—	—	—
Lehman Brothers Derivative Products Inc.	—	419	—	—	—	—	—	—	—	—
Lehman Commercial Paper Inc.	24,778	2,529	—	—	—	—	—	700	—	25
Luxembourg Residential Properties Loan Finance S.a.r.l.	—	—	—	—	—	—	—	—	—	—
LB 745 LLC	55	—	—	—	—	—	—	—	—	—
CES Aviation LLC	21	—	—	—	—	—	—	—	—	—
CES Aviation V LLC	8	—	—	—	—	—	—	—	—	—
CES Aviation IX LLC	9	—	—	—	—	—	—	—	—	—
Structured Asset Securities Corporation	586	—	—	—	—	—	—	—	—	—
East Dover Ltd.	4	—	—	—	—	—	—	—	—	—
Lehman Scottish Finance	—	—	—	—	—	—	—	—	—	—
LB Rose Ranch LLC	—	—	—	—	—	—	—	—	—	—
LB 2080 Kalakaua Owners LLC	—	—	—	—	—	—	—	—	—	—
BNC Mortgage LLC	2	—	—	—	—	—	—	—	—	—
Total Debtors	$50,532	$4,367	$1,180	$135	$1	$—	$3	$19,173	$—	$33
Debtor-Controlled Entities and Non-Debtor-Controlled Affiliates	95,986	47,296	1,088	1,480	1,083	—	—	20,611	—	163
Total Pre-Petition	$146,518	$51,663	$2,268	$1,615	$1,084	$—	$3	$39,784	$—	$196

(Payable To):
Lehman Brothers Holdings, Inc.	$(3,761)	$(18,773)	$(2,580)	$(300)	$(410)	$—	$—	$(24,742)	$—	$(55)
Lehman Brothers Special Financing Inc.	(877)	—	(30)	(248)	(9)	(214)	(422)	(2,575)	—	—
Lehman Brothers Commodity Services, Inc.	(45)	(407)	—	(21)	—	—	—	—	—	—
Lehman Brothers Commercial Corporation	(10)	(482)	1	—	—	—	—	—	—	—
Lehman Brothers OTC Derivatives Inc.	—	(1)	—	—	—	—	—	—	—	—
Lehman Brothers Financial Products Inc.	—	—	—	—	—	—	—	—	—	—
Lehman Brothers Derivative Products Inc.	(3)	—	—	—	—	—	—	—	—	—
Lehman Commercial Paper Inc.	(16,385)	(1,649)	—	(434)	—	—	—	(700)	—	—
Luxembourg Residential Properties Loan Finance S.a.r.l.	—	—	—	—	—	—	—	—	—	—
LB 745 LLC	—	(8)	—	—	—	—	—	(25)	—	—
CES Aviation LLC	—	—	—	—	—	—	—	—	—	—
CES Aviation V LLC	—	—	—	—	—	—	—	—	—	—
CES Aviation IX LLC	—	—	—	—	—	—	—	—	—	—
Structured Asset Securities Corporation	—	—	—	—	—	—	—	(614)	—	—
East Dover Ltd.	—	(1)	—	—	—	—	—	(100)	—	—
Lehman Scottish Finance	—	—	—	—	—	—	—	—	—	—
LB Rose Ranch LLC	—	—	—	—	—	—	—	—	—	—
LB 2080 Kalakaua Owners LLC	—	—	—	—	—	—	—	—	—	—
BNC Mortgage LLC	—	—	—	—	—	—	—	—	—	—
Total Debtors	$(21,081)	$(21,321)	$(2,609)	$(1,003)	$(419)	$(214)	$(422)	$(28,755)	$—	$(55)
Debtor-Controlled Entities and Non-Debtor-Controlled Affiliates	(67,082)	(52,783)	(27)	(441)	(389)	—	(10)	(12,708)	(593)	(648)
Total Pre-Petition	$(88,163)	$(74,104)	$(2,636)	$(1,444)	$(808)	$(214)	$(432)	$(41,463)	$(593)	$(703)

Notes:

• This schedule includes intercompany receivables and payables between the Debtors which were reported in the June 30, 2009 Monthly Operating Report. That report excluded Merit LLC, LB Somerset LLC and LB Preferred Somerset LLC, which were not Debtors as of June 30, 2009. PAMI Statler Arms LLC has not previously filed a Monthly Operating Report.

• Intercompany balances are as reported in the general ledger. Certain differences may exist between pre-petition intercompany balances due to rounding and historically unreconciled differences. Such differences are under review by the Debtors and may result in future adjustments to the applicable balance sheets.

• June 30, 2009 amounts may not agree to September 14, 2008 balances used for the Global Close due to the impact of net presentation of certain financing transactions, foreign exchange movements and other factors. As a result, June 30, 2009 amounts may not be indicative of balances used as the basis for settling intercompany transactions between and among Debtor-Controlled Entities and Non-Debtor-Controlled Affiliates. Such balances are generally determined as of the Commencement Dates of the respective Debtors. Refer to the June 30, 2009 Monthly Operating Report for further information regarding intercompany balances.

• Prior to the Chapter 11 Cases, certain intercompany financing transactions may have occurred amongst Debtor-Controlled Entities. For presentation purposes, inventory (not pledged to a third-party financing) collateralizing the financing transaction has not been transferred and continues to be reflected on the balance sheet of the entity receiving the financing, along with the related liability. These transactions are under review. Upon completion of such review, related amounts recorded in the applicable balances sheets may require adjustments in future periods which may be material.

7

LEHMAN BROTHERS HOLDINGS INC.

Pre-Petition Intercompany Balances Between and Among the Debtors as of the September 14, 2008 Monthly Operating Report

(Unaudited)

$ in Millions	CES Aviation LLC	CES Aviation V LLC	CES Aviation IX LLC	Structured Asset Securities Corporation	East Dover Ltd.	Lehman Scottish Finance	LB Rose Ranch LLC	LB 2080 Kalakaua Owners LLC	BNC Mortgage LLC
Receivable From:
Lehman Brothers Holdings Inc.	$—	$—	$—	$—	$—	$—	$—	$—	$—
Lehman Brothers Special Financing Inc.	—	—	—	—	1	—	—	—	—
Lehman Brothers Commodity Services, Inc.	—	—	—	—	—	—	—	—	—
Lehman Brothers Commercial Corporation	—	—	—	—	—	—	—	—	—
Lehman Brothers OTC Derivatives Inc.	—	—	—	—	—	—	—	—	—
Lehman Brothers Financial Products Inc.	—	—	—	—	—	—	—	—	—
Lehman Brothers Derivative Products Inc.	—	—	—	—	—	—	—	—	—
Lehman Commercial Paper Inc.	—	—	—	614	99	—	—	—	—
Luxembourg Residential Properties Loan Finance S.a.r.l.	—	—	—	—	—	—	—	—	—
LB 745 LLC	—	—	—	—	—	—	—	—	—
CES Aviation LLC	—	—	—	—	—	—	—	—	—
CES Aviation V LLC	—	—	—	—	—	—	—	—	—
CES Aviation IX LLC	—	—	—	—	—	—	—	—	—
Structured Asset Securities Corporation	—	—	—	—	—	—	—	—	—
East Dover Ltd.	—	—	—	—	—	—	—	—	—
Lehman Scottish Finance	—	—	—	—	—	—	—	—	—
LB Rose Ranch LLC	—	—	—	—	—	—	—	—	—
LB 2080 Kalakaua Owners LLC	—	—	—	—	—	—	—	—	—
BNC Mortgage LLC	—	—	—	—	—	—	—	—	—
Total Debtors	$—	$—	$—	$614	$100	$—	$—	$—	$—
Debtor-Controlled Entities and Non-Debtor-Controlled Affiliates	—	—	—	7	9	—	—	—	20
Total Pre-Petition	$—	$—	$—	$621	$109	$—	$—	$—	$20

(Payable To:)
Lehman Brothers Holdings Inc.	$(21)	$(8)	$(9)	$(586)	$(4)	$—	$—	$—	$(2)
Lehman Brothers Special Financing Inc.	—	—	—	—	—	—	—	—	—
Lehman Brothers Commodity Services, Inc.	—	—	—	—	—	—	—	—	—
Lehman Brothers Commercial Corporation	—	—	—	—	—	—	—	—	—
Lehman Brothers OTC Derivatives Inc.	—	—	—	—	—	—	—	—	—
Lehman Brothers Financial Products Inc.	—	—	—	—	—	—	—	—	—
Lehman Brothers Derivative Products Inc.	—	—	—	—	—	—	—	—	—
Lehman Commercial Paper Inc.	—	—	—	—	—	—	—	—	—
Luxembourg Residential Properties Loan Finance S.a.r.l.	—	—	—	—	—	—	—	—	—
LB 745 LLC	—	—	—	—	—	—	—	—	—
CES Aviation LLC	—	—	—	—	—	—	—	—	—
CES Aviation V LLC	—	—	—	—	—	—	—	—	—
CES Aviation IX LLC	—	—	—	—	—	—	—	—	—
Structured Asset Securities Corporation	—	—	—	—	—	—	—	—	—
East Dover Ltd.	—	—	—	—	—	—	—	—	—
Lehman Scottish Finance	—	—	—	—	—	—	—	—	—
LB Rose Ranch LLC	—	—	—	—	—	—	—	—	—
LB 2080 Kalakaua Owners LLC	—	—	—	—	—	—	—	—	—
BNC Mortgage LLC	—	—	—	—	—	—	—	—	—
Total Debtors	$(21)	$(8)	$(9)	$(586)	$(4)	$—	$—	$—	$(2)
Debtor-Controlled Entities and Non-Debtor-Controlled Affiliates	(1)	—	—	—	—	—	—	—	(2)
Total Pre-Petition	$(22)	$(8)	$(9)	$(586)	$(4)	$—	$—	$—	$(4)

Notes:

• This schedule includes intercompany receivables and payables between the Debtors which were reported in the June 30, 2009 Monthly Operating Report. That report excluded Merit LLC, LB Somerset LLC and LB Preferred Somerset LLC, which were not Debtors as of June 30, 2009. PAMI Statler Arms LLC has not previously filed a Monthly Operating Report.

• Intercompany balances are as reported in the general ledger. Certain differences may exist between pre-petition intercompany balances due to rounding and historically unreconciled differences. Such differences are under review by the Debtors and may result in future adjustments to the applicable balance sheets.

• June 30, 2009 amounts may not agree to September 14, 2008 balances used for the Global Close due to the impact of net presentation of certain financing transactions, foreign exchange movements and other factors. As a result, June 30, 2009 amounts may not be indicative of balances used as the basis for settling intercompany transactions between and among Debtor-Controlled Entities and Non-Debtor-Controlled Affiliates. Such balances are generally determined as of the Commencement Dates of the respective Debtors. Refer to the June 30, 2009 Monthly Operating Report for further information regarding intercompany balances.

• Prior to the Chapter 11 Cases, certain intercompany financing transactions may have occurred amongst Debtor-Controlled Entities. For presentation purposes, inventory (not pledged to a third-party financing) collateralizing the financing transaction has not been transferred and continues to be reflected on the balance sheet of the entity receiving the financing, along with the related liability. These transactions are under review. Upon completion of such review, related amounts recorded in the applicable balances sheets may require adjustments in future periods which may be material.

8

EXHIBIT 9-5

Intercompany Balances Among Significant Debtors and Certain Non-Debtor-Controlled Affiliates as of September 14, 2008

(Unaudited)

		Lehman Brothers Holdings Inc.		Lehman Brothers Special Financing Inc.		Lehman Brothers Commodity Services Inc.		Lehman Brothers Commercial Corporation		Lehman Commercial Paper Inc.
$ in Millions	Jurisdiction	Receivable from	(Payable to)	Receivable from	(Payable to)	Receivable from	(Payable to)	Receivable from	(Payable to)	Receivable from	(Payable to)
Lehman Brothers Inc.	United States	$9,943	$(1,300)	$13,412	$(13,747)	$951	—	$589	$—	$134	$(6,340)
Lehman Brothers Finance S.A.	Switzerland	13,496	—	452	(31)	4	—	1	(21)	—	—
Lehman Brothers International (Europe)	United Kingdom	6,746	—	30,682	(36,220)	49	(1)	342	(103)	1,528	(1,514)
LB Asia Holdings Ltd.	Hong Kong	9,470	(35)	14	(38)	—	(9)	—	(5)	—	(281)
LB RE Financing No. 1 Ltd.	United Kingdom	7,987	—	—	—	—	—	—	—	—	—
LB UK Financing Ltd.	United Kingdom	3,762	—	—	—	—	—	—	—	—	—
Lehman Brothers Bankhaus A.G.	Germany	2,127	(7)	370	(20)	58	—	54	(1)	225	(1,279)
Lehman Brothers Commercial Corp Asia Ltd.	Hong Kong	1,485	—	34	(21)	—	—	122	(17)	—	(2)
Lehman Brothers (Luxembourg) S.A.	Luxembourg	1,134	—	—	—	—	—	—	—	—	—
LB UK RE Holdings Ltd.	United Kingdom	939	—	—	—	—	—	—	—	—	(2)
Lehman Brothers Japan	Japan	477	—	129	(363)	1	—	119	(4)	—	—
Lehman Brothers Treasury BV [1]	Netherlands	—	(33,279)	948	—	22	—	—	(26)	—	—
LB RE Financing No. 2 Ltd.	United Kingdom	—	(6,761)	—	—	—	—	—	—	—	—
Lehman Brothers Securities NV	Netherlands	—	(5,174)	—	(75)	—	—	—	(1)	—	—
LB SF No. 1 Ltd.	United Kingdom	—	(2,874)	2	—	—	—	—	—	—	—
Storm Funding Ltd.	United Kingdom	—	(796)	174	—	—	—	—	—	—	(182)
Other		2,189	(1,138)	276	(430)	3	(8)	254	(188)	205	(830)
Total		$59,754	$(51,365)	$46,494	$(50,945)	$1,087	$(18)	$1,480	$(367)	$2,093	$(10,430)

Notes:

• This schedule presents intercompany receivables and payables between significant Debtors and Non-Debtor-Controlled Affiliates. In the cases of non-financing and trading intercompany transactions, where amounts are due from and due to the same counterparty, such amounts have not been subject to netting and both the receivable and payable balance are presented. This is different from the treatment in the Recovery Analysis, which presents the intercompany positions net.

• June 30, 2009 amounts may not agree to September 14, 2008 balances used for the Global Close due to the impact of net presentation of certain financing transactions, foreign exchange movements and other factors. As a result, June 30, 2009 amounts may not be indicative of balances used as the basis for settling intercompany transactions between and among Debtor-Controlled Entities and Non-Debtor-Controlled Affiliates. Such balances are generally determined as of the Commencement Dates of the respective Debtors. Refer to the June 30, 2009 Monthly Operating Report for further information regarding intercompany balances.

• Intercompany balances are presented net of respective inventory collateral in cases where a financing agreement was in place between a Debtor-Controlled Entity and Non-Debtor-Controlled Affiliate, pursuant to a third-party transaction, and an Event of Default occurred. The agreements between financing counterparties are subject to ongoing legal review. As such, net amounts recorded in the applicable balance sheets are estimates and may require adjustments in future periods.

[1] Pursuant to the Plan, this amount will be subject to 50% reduction.

9

EXHIBIT 9-6

Intercompany Balances Among Significant Debtors and Certain Debtor-Controlled Entities as of September 14, 2008

(Unaudited)

		Lehman Brothers Holdings Inc.		Lehman Brothers Special Financing Inc.		Lehman Brothers Commodity Services Inc.		Lehman Brothers Commercial Corporation		Lehman Commercial Paper Inc.
$ in Millions	Jurisdiction	Receivable from	Receivable from / (Payable to)	Receivable from	(Payable to)	Receivable from	(Payable to)	Receivable from	(Payable to)	Receivable from	(Payable to)
LB U.K. Holdings (Delaware) Inc.	United States	$9,276	$—	$—	$—	$—	$—	$—	$—	$—	$—
Bamburg Investments (UK) Ltd. [1]	United Kingdom	5,463	956	—	—	—	—	—	—	—	—
LB I Group Inc.	United States	5,134	—	23	—	—	—	—	—	204	—
Property Asset Management Inc.	United States	2,173	—	1	—	—	—	—	—	5,129	(598)
314 Commonwealth Ave Inc.	United States	1,925	—	—	(3)	—	—	—	—	—	—
LB Funding Corp II	United States	1,502	—	—	—	—	—	—	—	—	—
LB Offshore Partners Ltd.	Cayman Islands	1,080	—	—	—	—	—	—	—	2	—
Luxembourg Finance S.a.r.l	Luxembourg	1,001	—	—	—	—	—	—	—	—	—
Lehman Ali Inc.	United States	—	(3,643)	—	(1)	—	—	—	—	4,789	—
LB 2 Ltd.	Cayman Islands	433	—	11	—	—	—	—	—	—	(425)
Alnwick Investments (UK) Ltd. [1]	United Kingdom	—	(5,260)	—	—	—	—	—	—	—	—
7th Avenue Inc.	United States	—	—	—	(1,402)	—	—	—	—	1,396	—
Aurora Bank FSB	United States	—	(1,110)	127	(116)	—	—	—	—	—	—
LCPI Properties Inc.	United States	—	(243)	—	—	—	—	—	—	84	—
Fundo Multimercado Navigator	Brazil	—	(380)	—	—	—	—	—	—	—	—
Kenilworth Investments 2 Ltd. [1]	Cayman Islands	469	(2,499)	—	—	—	—	—	—	—	—
Other		7,776	(3,537)	639	(316)	1	(9)	—	(74)	6,914	(1,255)
Total		$36,232	$(15,717)	$802	$(1,838)	$1	$(9)	$—	$(74)	$18,518	$(2,278)

Notes:

•

This schedule presents intercompany receivables and payables between significant Debtors and Debtor-Controlled Entities. In the cases of non-financing and trading intercompany transactions, where amounts are due from and due to the same counterparty, such amounts have not been subject to netting and both the receivable and payable balance are presented. This is different from the treatment in the Recovery Analysis, which presents the intercompany positions net.

•

June 30, 2009 amounts may not agree to September 14, 2008 balances used for the Global Close due to the impact of net presentation of certain financing transactions, foreign exchange movements and other factors. As a result, June 30, 2009 amounts may not be indicative of balances used as the basis for settling intercompany transactions between and among Debtor-Controlled Entities and Non-Debtor-Controlled Affiliates. Such balances are generally determined as of the Commencement Dates of the respective Debtors. Refer to the June 30, 2009 Monthly Operating Report for further information regarding intercompany balances.

•

Prior to the Chapter 11 Cases, certain intercompany financing transactions may have occurred amongst Debtor-Controlled Entities. For presentation purposes, inventory (not pledged to a third-party financing) collateralizing the financing transaction has not been transferred and continues to be reflected on the balance sheet of the entity receiving the financing, along with the related liability. These transactions are under review. Upon completion of such review, related amounts recorded in the applicable balances sheets may require adjustments in future periods which may be material.

[1] Certain intercompany transactions involving LBHI, Bamburg Investments (UK) Ltd., Kenilworth Investments 2 Ltd., and Alnwick Investments (UK) Ltd. are expected to be settled at a future date pursuant to a court approved set-off plan. Such settlements will be reflected on the respective entities’ books and records at the times they occur and may result in amounts that are materially different from balances presented above. For purposes of the Recovery Analysis, the transactions have been reflected as if they settled.

10

EXHIBIT 9-1

LEHMAN BROTHERS HOLDINGS INC.

Pre-Petition Intercompany Balances Between and Among the Debtors - Pro-Forma as of  December 31, 2009 for Recovery Analysis Purposes

(Unaudited)

$ in Millions	Lehman Brothers Holdings Inc.	Lehman Brothers Special Financing Inc.	Lehman Brothers Commodity Services Inc.	Lehman Brothers Commercial Corporation	Lehman Brothers OTC Derivatives Inc.	Lehman Brothers Financial Products Inc.	Lehman Brothers Derivative Products Inc.	Lehman Commercial Paper Inc.	Luxembourg Residential Properties Loan Finance S.a.r.l.	LB 745 LLC
Receivable From:
Lehman Brothers Holdings Inc.	$—	$—	$—	$195	$—	$—	$2	$268	$—	$256
Lehman Brothers Special Financing Inc.	21,839	—	444	30	—	—	—	—	—	8
Lehman Brothers Commodity Services, Inc.	1,847	—	—	—	—	—	—	—	—	—
Lehman Brothers Commercial Corporation	127	—	17	—	—	—	—	404	—	—
Lehman Brothers OTC Derivatives Inc.	446	8	—	—	—	—	—	—	—	—
Lehman Brothers Financial Products Inc.	2	202	—	—	—	—	—	—	—	—
Lehman Brothers Derivative Products Inc.	—	113	—	—	—	—	—	—	—	—
Lehman Commercial Paper Inc.	16,275	853	4	—	—	—	—	—	7	25
Luxembourg Residential Properties Loan Finance S.a.r.l.		—	—	—	—	—	—	—	—	—
LB 745 LLC	—	—	—	—	—	—	—	—	—	—
CES Aviation LLC	—	—	—	—	—	—	—	—	—	—
CES Aviation V LLC	8	—	—	—	—	—	—	—	—	—
CES Aviation IX LLC	9	—	—	—	—	—	—	—	—	—
Structured Asset Securities Corporation	589	—	—	—	—	—	—	—	—	—
East Dover Ltd.	4	—	—	—	—	—	—	—	—	—
Lehman Scottish Finance	—	—	—	—	—	—	—	—	—	—
LB Rose Ranch LLC	—	—	—	—	—	—	—	—	—	—
LB 2080 Kalakaua Owners LLC	—	—	—	—	—	—	—	—	—	—
Merit LLC	6	—	—	—	—	—	—	238	—	—
BNC Mortgage LLC	1	—	—	—	—	—	—	—	—	—
Total Debtors	$41,152	$1,176	$465	$224	$—	$—	$2	$909	$7	$289
Debtor-Controlled Entities and Non-Debtor-Controlled Affiliates	92,006	8,622	1,878	1,222	1,420	—	—	7,849	—	163
Total Pre-Petition	$133,158	$9,798	$2,344	$1,447	$1,420	$—	$2	$8,759	$7	$452

(Payable To):
Lehman Brothers Holdings Inc.	$—	$(21,563)	$(1,847)	$(125)	$(445)	$(2)	$—	$(16,275)	$—	$—
Lehman Brothers Special Financing Inc.	—	—	—	—	(8)	(201)	(113)	(853)	—	—
Lehman Brothers Commodity Services, Inc.	—	(444)	—	(17)	—	—	—	(4)	—	—
Lehman Brothers Commercial Corporation	(195)	(27)	—	—	—	—	—	—	—	—
Lehman Brothers OTC Derivatives Inc.	—	—	—	—	—	—	—	—	—	—
Lehman Brothers Financial Products Inc.	—	—	—	—	—	—	—	—	—	—
Lehman Brothers Derivative Products Inc.	(2)	—	—	—	—	—	—	—	—	—
Lehman Commercial Paper Inc.	—	—	—	(404)	—	—	—	—	—	—
Luxembourg Residential Properties Loan Finance S.a.r.l.	—	—	—	—	—	—	—	(7)	—	—
LB 745 LLC	(256)	(8)	—	—	—	—	—	(25)	—	—
CES Aviation LLC	(1)	—	—	—	—	—	—	—	—	—
CES Aviation V LLC	—	—	—	—	—	—	—	—	—	—
CES Aviation IX LLC	—	—	—	—	—	—	—	—	—	—
Structured Asset Securities Corporation	—	—	—	—	—	—	—	(613)	—	—
East Dover Ltd.	—	(1)	—	—	—	—	—	(100)	—	—
Lehman Scottish Finance	—	—	—	—	—	—	—	—	—	—
LB Rose Ranch LLC	—	—	—	—	—	—	—	—	—	—
LB 2080 Kalakaua Owners LLC	—	—	—	—	—	—	—	—	—	—
Merit LLC	—	(19)	—	—	—	—	—	—	—	—
BNC Mortgage LLC	—	—	—	—	—	—	—	—	—	—
Total Debtors	$(454)	$(22,062)	$(1,847)	$(546)	$(453)	$(203)	$(113)	$(17,876)	$—	$—
Debtor-Controlled Entities and Non-Debtor-Controlled Affiliates	(42,785)	(1,920)	(14)	(247)	(362)	(1)	(10)	(2,535)	(593)	—
Total Pre-Petition	$(43,239)	$(23,983)	$(1,861)	$(793)	$(814)	$(204)	$(123)	$(20,411)	$(593)	$—

Notes:

•

This schedule includes intercompany receivables and payables between Debtors based on amounts reported in the June 30, 2009 Monthly Operating Report and adjusted to bring forward the impact of JPMorgan CDA and expected settlement of certain intercompany transactions, as explained in the next footnote. This schedule also represents the netting of pre-petition intercompany accounts to be consistent with the Recovery Analysis.

•

Certain intercompany transactions involving LBHI, Bamburg Investments (UK) Ltd., Kenilworth Investments 2 Ltd., and Alnwick Investments (UK) Ltd. are expected to be settled at a future date pursuant to a court approved set-off plan. Such settlements will be reflected on the respective entities’ books and records at the times they occur. For purposes of the Recovery Analysis, the transactions have been reflected as if they settled.

1

LEHMAN BROTHERS HOLDINGS INC.

Pre-Petition Intercompany Balances Between and Among the Debtors - Pro-Forma as of December 31, 2009 for Recovery Analysis Purposes

(Unaudited)

$ in Millions	CES Aviation LLC	CES Aviation V LLC	CES Aviation IX LLC	Structured Asset Securities Corporation	East Dover Ltd.	Lehman Scottish Finance	LB Rose Ranch LLC	LB 2080 Kalakaua Owners LLC	BNC Mortgage LLC	LB Preferred Somerset LLC	LB Somerset LLC	Merit LLC
Receivable From:
Lehman Brothers Holdings Inc.	$25	$3	$6	$—	$—	$—	$—	$—	$—	$—	$—	$—
Lehman Brothers Special Financing Inc.	—	—	—	—	1	—	—	—	—	—	—	19
Lehman Brothers Commodity Services, Inc.	—	—	—	—	—	—	—	—	—	—	—	—
Lehman Brothers Commercial Corporation	—	—	—	—	—	—	—	—	—	—	—	—
Lehman Brothers OTC Derivatives Inc.	—	—	—	—	—	—	—	—	—	—	—	—
Lehman Brothers Financial Products Inc.	—	—	—	—	—	—	—	—	—	—	—	—
Lehman Brothers Derivative Products Inc.	—	—	—	—	—	—	—	—	—	—	—	—
Lehman Commercial Paper Inc.	—	—	—	613	100	—	—	—	—	—	—	—
Luxembourg Residential Properties Loan Finance S.a.r.l.	—	—	—	—	—	—	—	—	—	—	—	—
LB 745 LLC	—	—	—	—	—	—	—	—	—	—	—	—
CES Aviation LLC	—	—	—	—	—	—	—	—	—	—	—	—
CES Aviation V LLC	—	—	—	—	—	—	—	—	—	—	—	—
CES Aviation IX LLC	—	—	—	—	—	—	—	—	—	—	—	—
Structured Asset Securities Corporation	—	—	—	—	—	—	—	—	—	—	—	—
East Dover Ltd.	—	—	—	—	—	—	—	—	—	—	—	—
Lehman Scottish Finance	—	—	—	—	—	—	—	—	—	—	—	—
LB Rose Ranch LLC	—	—	—	—	—	—	—	—	—	—	—	—
LB 2080 Kalakaua Owners LLC	—	—	—	—	—	—	—	—	—	—	—	—
BNC Mortgage LLC	—	—	—	—	—	—	—	—	—	—	—	—
Merit LLC	—	—	—	—	—	—	—	—	—	—	—	—
Total Debtors	$25	$3	$6	$613	$100	$—	$—	$—	$—	$—	$—	$19
Debtor-Controlled Entities and Non-Debtor-Controlled Affiliates	—	—	—	8	9	56	—	—	17	—	—	81
Total Pre-Petition	$25	$3	$6	$621	$109	$56	$—	$—	$17	$—	$—	$100

(Payable To):
Lehman Brothers Holdings Inc.	$—	$(8)	$(9)	$(589)	$(4)	$—	$—	$—	$(1)	$—	$—	$(6)
Lehman Brothers Special Financing Inc.	—	—	—	—	—	—	—	—	—	—	—	—
Lehman Brothers Commodity Services, Inc.	—	—	—	—	—	—	—	—	—	—	—	—
Lehman Brothers Commercial Corporation	—	—	—	—	—	—	—	—	—	—	—	—
Lehman Brothers OTC Derivatives Inc.	—	—	—	—	—	—	—	—	—	—	—	—
Lehman Brothers Financial Products Inc.	—	—	—	—	—	—	—	—	—	—	—	—
Lehman Brothers Derivative Products Inc.	—	—	—	—	—	—	—	—	—	—	—	—
Lehman Commercial Paper Inc.	—	—	—	—	—	—	—	—	—	—	—	(238)
Luxembourg Residential Properties Loan Finance S.a.r.l.	—	—	—	—	—	—	—	—	—	—	—	—
LB 745 LLC	—	—	—	—	—	—	—	—	—	—	—	—
CES Aviation LLC	—	—	—	—	—	—	—	—	—	—	—	—
CES Aviation V LLC	—	—	—	—	—	—	—	—	—	—	—	—
CES Aviation IX LLC	—	—	—	—	—	—	—	—	—	—	—	—
Structured Asset Securities Corporation	—	—	—	—	—	—	—	—	—	—	—	—
East Dover Ltd.	—	—	—	—	—	—	—	—	—	—	—	—
Lehman Scottish Finance	—	—	—	—	—	—	—	—	—	—	—	—
LB Rose Ranch LLC	—	—	—	—	—	—	—	—	—	—	—	—
LB 2080 Kalakaua Owners LLC	—	—	—	—	—	—	—	—	—	—	—	—
BNC Mortgage LLC	—	—	—	—	—	—	—	—	—	—	—	—
Merit LLC	—	—	—	—	—	—	—	—	—	—	—	—
Total Debtors	$—	$(8)	$(9)	$(589)	$(4)	$—	$—	$—	$(1)	$—	$—	$(245)
Debtor-Controlled Entities and Non-Debtor-Controlled Affiliates	(1)	—	—	—	—	—	—	(31)	(1)	(12)	(7)	(86)
Total Pre-Petition	$(1)	$(8)	$(9)	$(589)	$(4)	$—	$—	$(31)	$(2)	$(12)	$(7)	$(330)

Notes:

•

This schedule includes intercompany receivables and payables between Debtors based on amounts reported in the June 30, 2009 Monthly Operating Report and adjusted to bring forward the impact of JPMorgan CDA and expected settlement of certain intercompany transactions, as explained in the next footnote. This schedule also represents the netting of pre-petition intercompany accounts to be consistent with the Recovery Analysis.

•

Certain intercompany transactions involving LBHI, Bamburg Investments (UK) Ltd., Kenilworth Investments 2 Ltd., and Alnwick Investments (UK) Ltd. are expected to be settled at a future date pursuant to a court approved set-off plan. Such settlements will be reflected on the respective entities’ books and records at the times they occur. For purposes of the Recovery Analysis, the transactions have been reflected as if they settled.

2

Exhibit 10

Third-Party Guarantee Class Maximum

(Schedule 6 to the Plan)

	Primary Obligor	Third-Party Guarantee Class Maximum
A.	LBSF	$15,861,000,000
B.	LBCS	$2,776,000,000
C.	LBCC	$353,000,000
D.	LOTC	$310,000,000
E.	LBDP	$201,000,000
F.	LCPI	$1,162,000,000
G.	LBIE	$18,203,000,000
H.	LBL	$2,439,000,000
I.	LBT	$26,411,000,000
J.	LBB	$19,410,000,000
K.	LB Finance	$2,763,000,000
L.	LB Securities	$746,000,000
M.	LBJ	$410,000,000
N.	LBHJ	$1,289,000,000
O.	Sunrise	$622,000,000
P.	LBCCA	$142,000,000
Q.	LBI	$748,000,000
R.	Schedule 5 Affiliates	$292,000,000 (in the aggregate)

1

Exhibit 11

Affiliate Third-Party Derivative Liabilities

1

Lehman Brothers Holdings Inc.

Affiliate Third Party Derivative Liabilities

($ in millions)

		Adjustments (1),(2)			(3)
Affiliates	Derivatives Liability at 9.14.08	Eliminate Intercompany Deriv. Liabilities	Apply Securities Collateral Posted	Net Third Party Derivatives Liability at 9.14.08	1x liability provision for est. ISDA claims	Total Est. Third Party Derivatives Liabilities

Lehman Brothers Special Financing Inc.	$7,387	$—	$339	$7,726	$7,726	$15,452
Lehman Brothers Commodity Services Inc.	1,609	—	453	2,062	2,062	4,124
Lehman Brothers Commercial Corporation	10	—	655	665	665	1,331
Lehman Brothers OTC Derivatives Inc.	759	—	(215)	544	544	1,088
Lehman Brothers Derivative Products	109	—	(8)	101	101	201
Lehman Commercial Paper Inc.	612	—	(544)	68	68	136
Lehman Brothers International (Europe) (in Admin.)	5,436	—	(1,294)	4,142	4,142	8,283
Lehman Brothers Bankhaus AG	16	—	—	16	16	32
Lehman Brothers Finance AG (in Insolvenz)	6,648	(993)	(1,911)	3,744	3,744	7,488
Lehman Brothers Japan Inc.	465	(240)	—	225	225	450
LB Asia Holdings Limited (in Liquidation)	13	(13)	—	—	—	—
LB Commercial Corporation Asia Limited (in Liquidation)	49	—	—	49	49	98
Lehman Brothers (Luxembourg) Equity Finance S.A. (en faillite)	35	(2)	—	33	33	66
Lehman Brothers Inc.	1,835	—	—	1,835	1,835	3,670

	$24,983	$(1,248)	$(2,524)	$21,210	$21,210	$42,420

Notes:

Above estimate is based on Debtor’s review of Affiliate third party derivative liabilities per the Affiliate’s 9-14-08 financial statements and the addition of a 1 times liability provision for estimated ISDA Claims over the Affiliate third party derivative liability. Schedule does not include non-derivative liabilities, which have been included in the calculation of the Allowed third Party Guarantee Claims, filed against LBHI.

(1)	Adjustment has been made to eliminate intercompany derivative liabilities included in 9-14-08 balance sheet amounts.
(2)

Liability per 9.14.08 balance sheets does not include securities collateral posted by Affiliates; adjustment has been made to apply. Positive numbers reflect reclassification of trades between counterparties.

(3)	Addition of a 1 times liability provision for estimated ISDA claims over the Affiliate 3rd party derivative liabilities.

Exhibit 12

Foreign Administrators

(Schedule 2 to the Plan)

1.             Rutger Schimmelpenninck and Frédéric Verhoeven, in their capacity as bankruptcy trustees (“curators”) for LBT

2.             Anthony Victor Lomas, Steven Anthony Pearson, Dan Yoram Schwarzmann, Michael John Andrew Jervis of PricewaterhouseCoopers LLP as administrators of:

a.     LBL

b.     Lehman Brothers Holdings PLC (in Administration)

c.     LB UK Re Holdings Limited (in Administration)

d.     LBIE

e.     Storm Funding Limited (in Administration)

f.      Mable Commercial Funding Limited (in Administration)

g.     Lehman Brothers Europe Limited (in Administration)

h.     Lehman Brothers UK Holdings Ltd (in Administration)

i.      LB UK Financing Ltd (in Administration)

j.      LB SF No. 1 (in Administration)

k.     Cherry Tree Mortgages Limited (in Administration)

l.      Lehman Brothers Lease and Financing (No 1) Limited (in Administration)

m.    Zestdew Limited (in Administration)

n.     Monaco NPL (No 1) Limited (in Administration)

o.     Lehman Commercial Mortgage Conduit Limited (in Administration)

p.     LB RE Financing NO. 3 Limited (in Administration)

q.     Lehman Brothers (PTG) Limited (in Administration)

r.      Eldon Street Holdings Limited (in Administration)

s.     LB Holdings Intermediate 2 Limited (in Administration)

3.             Edward Simon Middleton and Patrick Cowley as the Joint and Several Liquidators, without personal liability, of and for and on behalf of:

a.     Lehman Brothers Asia Holdings Limited (In Liquidation)

b.     Lehman Brothers Asia Limited (In Liquidation)

c.     Lehman Brothers Futures Asia Limited (In Liquidation)

d.     Lehman Brothers Securities Asia Limited (in Liquidation)

1

e.     LBQ Hong Kong Funding Limited (In Liquidation)

f.      Lehman Brothers Nominees (H.K.) Limited (In Liquidation)

g.     Lehman Brothers Asia Capital Company (In Liquidation)

h.     LBCCA

4.             Edward Simon Middleton and Patrick Cowley as Joint Official Liquidators of Lehman Brothers Equity Finance (Cayman) Limited (In Official Liquidation)

5.             LBJ (debtor in possession)

6.             LBHJ (debtor in possession)

7.             Lehman Brothers Commercial Inc. (debtor in possession)

8.             Sunrise (debtor in possession)

9.             Chay Fook Yuen, Yap Cheng Ghee and Tay Puay Cheng, as Joint and Several Liquidators, without personal liability, of and for and on behalf of:

a.     Lehman Brothers Investments Pte. Ltd. (In Creditors’ Voluntary Liquidation)

b.     Lehman Brothers Finance Asia PTE Ltd. (In Creditors’ Voluntary Liquidation)Lehman Brothers Commodities Pte. Ltd. (In Creditors’ Voluntary Liquidation)

c.     Lehman Brothers Pacific Holdings Pte. Ltd. (In Creditors’ Voluntary Liquidation)

d.     Sail Investors Pte. Ltd. (In Creditors’ Voluntary Liquidation)

e.     Lehman Brothers Asia Pacific Holdings Pte. Ltd. (In Creditors’ Voluntary Liquidation)

10.           Dr. Michael C. Frege in his capacity as insolvency administration (“Insolvenzverwalter”) of LBB

11.           Neil Singleton and Stephen Parbery, joint and several administrators of:

a.     Lehman Brothers Australia Granica Pty Limited (Subject to Deed of Company Arrangement)

b.     Lehman Brothers Real Estate Australia Commercial Pty Limited (Subject to Deed of Company Arrangement)

c.     Lehman Brothers Australia Real Estate Holdings Pty Limited (Subject to Deed of Company Arrangement)

d.     Lehman Brothers Australia Finance Pty Limited (Subject to Deed of Company Arrangement)

e.     Lehman Brothers Australia Holdings Pty Limited (Subject to Deed of Company Arrangement)

f.      Lehman Brothers Australia Limited (In Liquidation)

g.     LBHV 1 Pty Limited (Subject to Deed of Company Arrangement)

2

h.     HV 1 Pty Limited (DOCA)

i.      HV 2 Pty Limited (DOCA)

12.           Mr. Michiel R.B. Gorsira in his capacity of Court appointed receiver (“curator”) of LB Securities

13.           PricewaterhouseCoopers Ltd., Zurich, Christiana Suhr-Brunner and Pascal Portmann, appointed bankruptcy administrators of LB Finance

14.           Claudia C.E. Jansen, appointed bankruptcy administrator of Lehman Brothers Capital GmbH

15.           Maître Jacques Delvaux and Maître Laurent Fisch, court appointed bankruptcy receivers of Lehman Brothers (Luxembourg) Equity Finance S.A. (en faillite), LB Infrastructure Europe Holding S.C.A. (en faillite), and LB Infrastructure Europe GP (en faillite), and court appointed Joint Liquidators of Lehman Brothers (Luxembourg) S.A. (in liquidation).

16.           Monico V. Jacob, Receiver of Philippine Investment One (SPV-AMC), Inc. and  Philippine Investment Two (SPV-AMC), Inc.

17.           D. Geoffrey Hunter, provisional liquidator, PricewaterhouseCoopers, of Lehman Re

3

Exhibit 13

Foreign Proceedings

(Schedule 3 to the Plan)

The Netherlands

1.             LBT, Faillissementsnummer 08.0494-F

The Netherlands-Antilles

2.             Bankruptcy of the public company LB Securities (Faillissement van de naamloze vennootschap LB Securities), E.J.F. no. 2/2009

The United Kingdom

3.             LBL

4.             Lehman Brothers Holdings PLC (in Administration)

5.             LB UK Re Holdings Limited (in Administration)

6.             LBIE

7.             Storm Funding Limited (in Administration)

8.             Mable Commercial Funding Limited (in Administration)

9.             Lehman Brothers Europe Limited (in Administration)

10.           Lehman Brothers UK Holdings Ltd (in Administration)

11.           LB UK Financing Ltd (in Administration)

12.           LB SF No. 1 (in Administration)

13.           Cherry Tree Mortgages Limited (in Administration)

14.           Lehman Brothers Lease and Financing (No 1) Limited (in Administration)

15.           Zestdew Limited (in Administration)

16.           Monaco NPL (No 1) Limited (in Administration)

17.           Lehman Commercial Mortgage Conduit Limited (in Administration)

18.           LB RE Financing NO. 3 Limited (in Administration)

19.           Lehman Brothers (PTG) Limited (in Administration)

20.           Eldon Street Holdings Limited (in Administration)

21.           LB Holdings Intermediate 2 Limited (in Administration)

Hong Kong

22.           Lehman Brothers Asia Holdings Limited (In Liquidation), HCCW 443 of 2008

23.           Lehman Brothers Asia Limited (In Liquidation), HCCW 442 of 2008

24.           Lehman Brothers Futures Asia Limited (In Liquidation), HCCW 438 of 2008

1

25.           LB Securities, HCCW 437 of 2008

26.           LBQ Hong Kong Funding Limited (In Liquidation), HCCW 463 of 2008

27.           Lehman Brothers Nominees (H.K.) Limited (In Liquidation), HCCW 464 of 2008

28.           Lehman Brothers Asia Capital Company (In Liquidation), HCCW 452 of 2008

29.           LBCCA, HCCW 441 of 2008

The Cayman Islands

30.           Lehman Brothers Equity Finance (Cayman) Limited (In Official Liquidation), Case No. 374 of 2009

Japan

31.           In the Matter of Petition for Commencement of Rehabilitation Proceedings of LBJ, Tokyo District Court, Heisei 20 (2008) (sai) No. 205

32.           In the Matter of Petition for Commencement of Rehabilitation Proceedings of LBHJ, Tokyo District Court, Heisei 20 (2008) (sai) No. 206

33.           In the Matter of Petition for Commencement of Rehabilitation Proceedings of Lehman Brothers Commercial Inc., Tokyo District Court, Heisei 20 (2008) (sai) No. 207

34.           In the Matter of Petition for Commencement of Rehabilitation Proceedings of Sunrise, Tokyo District Court, Heisei 20 (2008) (sai) No. 208

Singapore

35.           Lehman Brothers Investments Pte. Ltd. (In Creditors’ Voluntary Liquidation)

36.           Lehman Brothers Finance Asia PTE Ltd. (In Creditors’ Voluntary Liquidation)

37.           Lehman Brothers Commodities Pte. Ltd. (In Creditors’ Voluntary Liquidation)

38.           Lehman Brothers Pacific Holdings Pte. Ltd. (In Creditors’ Voluntary Liquidation)

39.           Sail Investors Pte. Ltd. (In Creditors’ Voluntary Liquidation)

40.           Lehman Brothers Asia Pacific Holdings Pte. Ltd. (In Creditors’ Voluntary Liquidation)

Germany

41.           In dem Insolvenzverfahren LBB, Court Reference: 810 IN 1120/08 L

42.           In dem Insolvenzantragsverfahren über dasVermögen der Lehman Brothers Capital GmbH, Court Reference: 810 IN 983/08 L

Australia

43.           Lehman Brothers Australia Granica Pty Limited (Subject to Deed of Company Arrangement)

44.           Lehman Brothers Real Estate Australia Commercial Pty Limited (Subject to Deed of Company Arrangement)

2

45.           Lehman Brothers Australia Real Estate Holdings Pty Limited (Subject to Deed of Company Arrangement)

46.           Lehman Brothers Australia Finance Pty Limited (Subject to Deed of Company Arrangement)

47.           Lehman Brothers Australia Holdings Pty Limited (Subject to Deed of Company Arrangement)

48.           Lehman Brothers Australia Limited (In Liquidation)

49.           LBHV 1 Pty Limited (Subject to Deed of Company Arrangement)

50.           HV 1 Pty Limited (DOCA)

51.           HV 2 Pty Limited (DOCA)

Switzerland

52.           LB Finance

Luxembourg

53.           Lehman Brothers (Luxembourg) Equity Finance S.A. (en faillite)

54.           Lehman Brothers (Luxembourg) S.A. (in liquidation).

55.           LB Infrastructure Europe Holding S.C.A. (en faillite)

56.           LB Infrastructure Europe GP. (en faillite)

The Philippines

57.           In the Matter of: Petition for Rehabilitation with Prayer for Staying All Claims, Actions and Proceedings Against Philippine Investment One (SPV-AMC), Inc., SP Case No. M-6682

58.           In the Matter of: Petition for Rehabilitation with Prayer for Staying All Claims, Actions and Proceedings Against Philippine Investment Two (SPV-AMC), Inc., SP Case No. M-6683

Bermuda

59.           In the Matter of Lehman Re Ltd., 2008: No. 217

3

Exhibit 14

Primary Obligors

(Schedule 4 to the Plan)

1.               Lehman Brothers Special Financing Inc.

2.               Lehman Brothers Commodity Services Inc.

3.               Lehman Brothers Commercial Corporation

4.               Lehman Brothers OTC Derivatives Inc.

5.               Lehman Brothers Derivatives Products Inc.

6.               Lehman Commercial Paper Inc.

7.               Lehman Brothers International (Europe)

8.               Lehman Brothers Limited

9.               Lehman Brothers Treasury Co. B.V.

10.         Lehman Brothers Bankhaus AG

11.         Lehman Brothers Finance S.A.

12.         Lehman Brothers Securities N.V.

13.         Lehman Brothers Japan Inc.

14.         Lehman Brothers Holdings Japan Inc.

15.         Sunrise Finance Co., Ltd.

16.         Lehman Brothers Commercial Corporation Asia Limited

17.         Lehman Brothers Inc.

18.         Schedule 5 Affiliates

1

Exhibit 15

Schedule 5 Affiliates

(Schedule 5 to the Plan)

1.               Argoman Real Estate Investments Inc.

2.               BNC

3.               Galleon Investments Luxembourg Sarl

4.               Gallipoli Real Estate, Inc.

5.               Gallipoli Two Real Estate, Inc.

6.               GKI Development Inc.

7.               Guadelete Investments Sarl

8.               Lehman Brothers Asia Holdings Limited (In Liquidation)

9.               Lehman Brothers Finance Asia PTE Ltd. (In Creditors’ Voluntary Liquidation)

10.         Lehman Brothers Lease & Finance No. 1 Limited

11.         Lehman Brothers (Luxembourg) S.A. (in liquidation).

12.         Lehman Brothers Securities Asia Limited (in Liquidation)

13.         Lehman Re Ltd.

14.         LB UK RE Holdings Limited

15.         Lobos Real Estate, Inc.

16.         Philippine Investment One (SPV-AMC), Inc.

17.         Philippine Investment Two (SPV-AMC), Inc.

18.         SASCO

19.         Saturn Real Estate, Inc.

20.         Teak Real Estate, Inc.

21.         TL I Asset Management Company Limited

22.         TL III Asset Management Company Limited

23.         Woodlands Commercial Bank f/k/a Lehman Brothers Commercial Bank

1